Exhibit 10.1

AMENDMENT AGREEMENT (this “Agreement”) dated as of January 25, 2010, among HEXION LLC, a Delaware limited liability company (“Holdings”), HEXION SPECIALTY CHEMICALS, INC., a New Jersey corporation (the “U.S. Borrower”), HEXION SPECIALTY CHEMICALS CANADA, INC., a Canadian corporation (the “Canadian Borrower”), HEXION SPECIALTY CHEMICALS B.V., a company organized under the laws of The Netherlands (the “Dutch Borrower”), HEXION SPECIALTY CHEMICALS UK LIMITED, a corporation organized under the laws of England and Wales, and BORDEN CHEMICAL UK LIMITED, a corporation organized under the laws of England and Wales (together, the “U.K. Borrowers” and, together with the U.S. Borrower, the Canadian Borrower, and the Dutch Borrower, the “Borrowers”), each Subsidiary Loan Party (as defined in the Existing Credit Agreement (as defined below)) party hereto, the LENDERS party hereto and JPMORGAN CHASE BANK, N.A., as administrative agent under the Second Amended and Restated Credit Agreement dated as of November 3, 2006, among Holdings, the Borrowers, the Lenders party thereto from time to time and the agents, arrangers and bookrunners party thereto, as in effect on the date hereof (the “Existing Credit Agreement”).

WHEREAS, Holdings and the U.S. Borrower desire to amend the Existing Credit Agreement and certain other Loan Documents (such term and other terms used in these recitals and not otherwise defined having the meaning set forth in Section 1 below) to extend the maturity of certain of the Term Loans, permit the issuance on the Amendment Effective Date of senior secured notes secured by a lien junior to the Obligations a portion of the proceeds of which will be applied to prepay certain Term Loans, permit the Borrowers to enter into future extensions of the Term Loans and the Revolving Facility Commitments, permit the future issuance of Indebtedness (including Indebtedness that is secured on a pari passu basis with the U.S. Obligations) the proceeds of which (subject to certain exceptions) shall be applied to prepay the Loans, and make certain other changes set forth herein and in the Amended Credit Agreement (as defined below);

WHEREAS, each Lender holding Term Loans who executes and delivers this Amendment as an “Extending Term Lender” has agreed to extend the maturity of all or a portion of such Lender’s Term Loans in accordance with the terms and subject to the conditions set forth herein; and

WHEREAS, each Lender who executes and delivers this Amendment has agreed to amend the Loan Documents to reflect the terms set forth herein, subject to the conditions set forth herein;

NOW, THEREFORE, Holdings, the Borrowers, each Subsidiary Loan Party, the Required Amendment Lenders, the Extending Term Lenders and the Administrative Agent hereby agree as follows:

SECTION 1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Amended Credit Agreement referred to below or, if not defined therein, in the Existing Credit Agreement. As used in this Agreement, “Required Amendment Lenders” means, at any time, the Required Lenders (as defined in the Existing Credit Agreement).

SECTION 2. Amendment and Restatement of the Existing Credit Agreement; Amendment and Restatement of the Collateral Agreement. (a) Subject to the terms and conditions set forth herein, on the Amendment Effective Date, the Existing Credit Agreement shall be amended and restated to read in its entirety as set forth in Exhibit A hereto (the “Amended Credit Agreement”), and the Administrative Agent is hereby directed by the Required Amendment Lenders and the Extending Term Lenders to enter into such Loan Documents and to take such other actions as may be required to give effect to the transactions contemplated hereby. From and after the effectiveness of such amendment and restatement, the terms “Agreement”, “this Agreement”, “herein”, “hereinafter”, “hereto”, “hereof” and words of similar import, as used in the Amended Credit Agreement, shall, unless the context otherwise requires, refer to the Existing Credit Agreement as amended and restated in the form of the Amended Credit Agreement, and the term “Credit Agreement”, as used in the other Loan Documents, shall mean the Amended Credit Agreement. The Lenders further consent to the entry by the Administrative Agent into the amendment of any Security Document (including, without limitation, (x) any foreign law Security Document in effect on the Amendment Effective Date or entered into subsequent thereto or (y) further amendments to the documents attached hereto) deemed necessary or advisable by the Administrative Agent in connection with the Amended Credit Agreement or the incurrence of any First Lien Notes in order to secure any First Lien Notes or other Indebtedness by the Collateral as permitted by the Amended Credit Agreement or advisable based on the advice of counsel.

(b) Subject to the terms and conditions set forth herein, on the Amendment Effective Date, the Collateral Agreement (as defined in the Existing Credit Agreement) shall be amended and restated to read in its entirety as set forth in Exhibit B hereto (the “Amended Collateral Agreement”), and the Administrative Agent is hereby directed by the Required Amendment Lenders to enter into such Loan Documents and to take such other actions as may be required to give effect to the transactions contemplated hereby. From and after the effectiveness of such amendment and restatement, the terms “Agreement”, “this Agreement”, “herein”, “hereinafter”, “hereto”, “hereof” and words of similar import, as used in the Amended Collateral Agreement, shall, unless the context otherwise requires, refer to the Collateral Agreement as amended and restated in the form of the Amended Collateral Agreement, and the term “Collateral Agreement”, as used in the other Loan Documents, shall mean the Amended Collateral Agreement.

SECTION 3. Conditions. The amendments set forth in Section 2 shall become effective on the date (“Amendment Effective Date”) when each of the following conditions has been satisfied (or waived as set forth in Section 9.08 of the Amended Credit Agreement):

(a) The Administrative Agent (or its counsel) shall have received from each party hereto either (a) a counterpart of this Agreement signed on behalf of such party or (b) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

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(b) Prior to or substantially concurrently with the closing under the Amended Credit Agreement, at least $800.0 million of proceeds from the issuance of the New 1- 1/2 Lien Notes shall have been applied (the “Term Loan Prepayment”) as follows:

(i) first, such proceeds shall be delivered to the Administrative Agent for application as a prepayment of Term Loans of the U.S. Borrower pursuant to Section 2.12(a) of the Amended Credit Agreement, to be applied pro rata to the Borrowings of the Lenders under such Term Loans that have (1) indicated on signature pages hereto that they are accepting the proceeds of the New 1- 1/2 Lien Notes (up to the relevant Cap indicated on each such signature page, if any) or (2) made no election (all such Lenders, “Prepayment Lenders”), and

(ii) second, to the extent the amount of Term Loans of Prepayment Lenders repaid pursuant to clause (i) above is less than $800 million, the remaining proceeds shall be delivered to the Administrative Agent for application as a prepayment of Term Loans of the U.S. Borrower pursuant to Section 2.12(a) of the Amended Credit Agreement, to be applied pro rata to the Borrowings of all Lenders under such Term Loans.

(c) Lenders holding Term Loans in an aggregate principal amount of at least $500 million, after giving effect to the Term Loan Prepayment, shall have elected (the “Extending Term Lenders”) to become Lenders holding Extended Maturity Term Loans subject to all of the rights, obligations and conditions thereto under the Amended Credit Agreement by executing the appropriate signature page in accordance with Section 4(b) hereof and delivering to the Administrative Agent such signature page stating the amount of each applicable Class of Term Loan outstanding, after giving effect to the Term Loan Prepayment, that such Lender would like to extend and convert into an Extended Maturity Term Loan.

(d) Each Term Lender executing this Amendment as an Extending Term Lender shall have received, if requested by it, one or more replacement Notes payable to the order of such Extending Term Lender duly executed by the applicable Borrower pursuant to Section 2.10(e) of the Amended Credit Agreement evidencing such Lenders’ Term Loans, as extended; provided that such Lender shall have returned to the U.S. Borrower any Note held by it prior to the Amendment Effective Date.

(e) The Administrative Agent shall have received, on behalf of itself, the Lenders and each Issuing Bank on the Amendment Effective Date, a written opinion of (i) O’Melveny & Myers LLP, special counsel for Holdings and the Borrowers, in form and substance reasonably satisfactory to the Administrative Agent, and (ii) local U.S. and foreign counsel reasonably satisfactory to the Administrative Agent as specified on Schedule 1, in each case (a) dated the Amendment Effective Date, (b) addressed to each Issuing Bank on the Amendment Effective Date, the Administrative Agent and the Lenders and (c) in form and substance reasonably satisfactory to the Administrative Agent and covering such other matters relating to the Loan

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Documents and the Transactions as the Administrative Agent shall reasonably request, and each of Holdings and each Borrower hereby instructs its counsel to deliver such opinions.

(f) The Administrative Agent shall have received from the U.S. Borrower a consent fee payable for the account of each Lender (other than a Defaulting Lender) that has returned an executed signature page to this Agreement to the Administrative Agent at or prior to 5:00 p.m., New York City time on January 20, 2010 (the “Consent Deadline” and each such Lender, a “Consenting Lender”) equal to 0.10% of the sum of (x) the aggregate principal amount of Term Loans (before giving effect to the Term Loan Prepayment), if any, held by such Consenting Lender as of the Consent Deadline with respect to which a consent was delivered and (y) the aggregate amount of the Revolving Credit Commitment, if any, of such Consenting Lender as of the Consent Deadline with respect to which a consent was delivered.

(g) The Administrative Agent shall have received from Wilmington Trust FSB, as Trustee and Collateral Agent with respect to the New 1- 1/2 Lien Notes, the U.S. Borrower and each Domestic Subsidiary Loan Party, a counterpart of the New 1- 1/2 Lien Intercreditor Agreement, duly executed and delivered on behalf of such person.

(h) The Administrative Agent shall have received all fees payable thereto on or prior to the Amendment Effective Date and, to the extent invoiced, all other amounts due and payable pursuant to the Loan Documents on or prior to the Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses (including reasonable fees, charges and disbursements of Simpson Thacher & Bartlett LLP) required to be reimbursed or paid by the Loan Parties hereunder or under any Loan Document.

(i) A Reaffirmation Agreement substantially in the form of Exhibit C hereto shall have been delivered by each party thereto.

SECTION 4. Certain Consequences of Effectiveness.

(a) On and after the Amendment Effective Date, the rights and obligations of the parties to the Existing Credit Agreement and each other Loan Document (as defined in the Existing Credit Agreement, the “Existing Loan Documents”) shall be governed by the Amended Credit Agreement and each Existing Loan Document as amended hereby; provided that the rights and obligations of the parties to the Existing Credit Agreement and the other Existing Loan Documents with respect to the period prior to the Amendment Effective Date shall continue to be governed by the provision of the Existing Credit Agreement and Existing Loan Documents prior to giving effect to this Amendment and the amendments contemplated hereby. The Existing Credit Agreement and the other Existing Loan Documents, as specifically amended hereby, are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects.

(b) On the Amendment Effective Date each Lender holding Term Loans that has executed and delivered a counterpart to this Amendment as an Extending Term Lender and has designated on its signature page an aggregate principal amount of each applicable Class of its Term Loans (after giving effect to the Term Loan Prepayment) to be treated as an Extended

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Maturity Term Loan (such amount, the “Extended Term Loan Amount”) shall have such Classes of its Term Loans automatically converted into an Extended Maturity Term Loan of such Class for the purpose of the Amended Credit Agreement in an aggregate principal amount equal to its Extended Term Loan Amount in the following manner: Tranche C-1 Loans shall be converted into Tranche C-1B Loans, Tranche C-2 Loans shall be converted into Tranche C-2B Loans, Tranche C-4 Loans shall be converted into Tranche C-4B Loans, Tranche C-5 Loans shall be converted into Tranche C-5B Loans, Tranche C-6 Loans shall be converted into Tranche C-6B Loans, and Tranche C-7 Loans shall be converted into Tranche C-7B Loans. On the Amendment Effective Date all Term Loans that are not converted pursuant to the preceding sentence shall instead automatically be converted in the following manner: Tranche C-1 Loans shall be converted into Tranche C-1A Loans, Tranche C-2 Loans shall be converted into Tranche C-2A Loans, Tranche C-4 Loans shall be converted into Tranche C-4A Loans, Tranche C-5 Loans shall be converted into Tranche C-5A Loans, Tranche C-6 Loans shall be converted into Tranche C-6A Loans, and Tranche C-7 Loans shall be converted into Tranche C-7A Loans.

(c) All Revolving Loans, Swingline Loans and Revolving Letters of Credit (including Tranche C-3 Letters of Credit) and all Tranche C-3 Credit Linked Deposits, outstanding or funded, as applicable, under the Existing Credit Agreement on and as of the Amendment Effective Date after giving effect to the Transactions shall remain outstanding or funded, as applicable, under the Amended Credit Agreement and the terms of the Amended Credit Agreement will govern the rights of the Lenders and any Issuing Bank with respect thereto from and after the Amendment Effective Date.

SECTION 5. Effectiveness; Counterparts; Amendments. This Agreement shall become effective when copies hereof that, when taken together, bear the signatures of Holdings, the Borrowers and the Required Amendment Lenders shall have been received by the Administrative Agent. This Agreement may not be amended nor may any provision hereof be waived except pursuant to a writing signed by Holdings, the Borrowers and the Required Amendment Lenders. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 6. No Novation. This Agreement shall not extinguish the Loans outstanding under the Existing Credit Agreement. Nothing herein contained shall be construed as a substitution or novation of the Loans outstanding under the Existing Credit Agreement, which shall remain outstanding after the Amendment Effective Date as modified hereby. Notwithstanding any provision of this Agreement, the provisions of Sections 2.16, 2.17, 2.18 and 9.05 of the Existing Credit Agreement as in effect immediately prior to the Amendment Effective Date will continue to be effective as to all matters arising out of or in any way related to facts or events existing or occurring prior to the Amendment Effective Date.

SECTION 7. Notices. All notices hereunder shall be given in accordance with the provisions of Section 9.01 of the Amended Credit Agreement.

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SECTION 8. Applicable Law; Waiver of Jury Trial. (A) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

(B) EACH PARTY HERETO HEREBY AGREES AS SET FORTH IN SECTION 9.12 OF THE EXISTING CREDIT AGREEMENT AS IF SUCH SECTION WERE SET FORTH IN FULL HEREIN.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed by their respective authorized officers as of the day and year first written above.

HEXION LLC

By:	/s/ Authorized Signatory
Name:
Title:

HEXION SPECIALTY CHEMICALS, INC.

By:	/s/ Authorized Signatory
Name:
Title:

HEXION SPECIALTY CHEMICALS CANADA, INC.

By:	/s/ Authorized Signatory
Name:
Title:

HEXION SPECIALTY CHEMICALS B.V.

By:	/s/ Authorized Signatory
Name:
Title:

HEXION SPECIALTY CHEMICALS UK LIMITED

By:	/s/ Authorized Signatory
Name:
Title:

BORDEN CHEMICAL UK LIMITED

By:	/s/ Authorized Signatory
Name:
Title:

BORDEN CHEMICAL FOUNDRY, LLC

By:	/s/ Authorized Signatory
Name:
Title:

BORDEN CHEMICAL INTERNATIONAL, INC.

By:	/s/ Authorized Signatory
Name:
Title:

BORDEN CHEMICAL INVESTMENTS, INC.

By:	/s/ Authorized Signatory
Name:
Title:

HEXION CI HOLDING COMPANY (CHINA) LLC

By:	/s/ Authorized Signatory
Name:
Title:

HEXION U.S. FINANCE CORP.

By:	/s/ Authorized Signatory
Name:
Title:

HSC CAPITAL CORPORATION

By:	/s/ Authorized Signatory
Name:
Title:

LAWTER INTERNATIONAL INC.

By:	/s/ Authorized Signatory
Name:
Title:

OILFIELD TECHNOLOGY GROUP, INC.

By:	/s/ Authorized Signatory
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as a Lender

By:	/s/ Authorized Signatory
Name:
Title:

EXHIBIT A

THIRD AMENDED AND RESTATED

CREDIT AGREEMENT

Dated as of January 29, 2010,

Among

HEXION LLC,

HEXION SPECIALTY CHEMICALS, INC.,

as U.S. Borrower,

HEXION SPECIALTY CHEMICALS CANADA, INC.,

as Canadian Borrower,

HEXION SPECIALTY CHEMICALS B.V.,

as Dutch Borrower,

HEXION SPECIALTY CHEMICALS UK LIMITED

and

BORDEN CHEMICAL UK LIMITED,

as U.K. Borrowers,

THE LENDERS PARTY HERETO,

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent, and

J.P. MORGAN SECURITIES INC.,

CREDIT SUISSE SECURITIES (USA) LLC

and

CITIGROUP GLOBAL MARKETS INC.,

as Joint Lead Arrangers and Joint Bookrunners

- i -

- ii -

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Exhibits and Schedules

Exhibit E	Form of Collateral Agreement
Exhibit F-1	Form of New 1-1/2 Lien Intercreditor Agreement
Exhibit F-2	Form of First Lien Intercreditor Agreement

Schedule 1.01A	Foreign Subsidiary Loan Parties
Schedule 1.01B	Unrestricted Subsidiaries
Schedule 2.01	Commitments
Schedule 3.08(a)	Subsidiaries
Schedule 3.08(b)	Subscriptions
Schedule 3.21	Insurance
Schedule 5.10(i)	Certain Matters
Schedule 9.24	Certain Approvals

- iv -

THIRD AMENDED AND RESTATED CREDIT AGREEMENT dated as of January 29, 2010 (this “Agreement”), among HEXION LLC, a Delaware limited liability company (“Holdings”), HEXION SPECIALTY CHEMICALS, INC., a New Jersey corporation (the “U.S. Borrower”), HEXION SPECIALTY CHEMICALS CANADA, INC., a Canadian corporation (the “Canadian Borrower”), HEXION SPECIALTY CHEMICALS B.V., a company organized under the laws of The Netherlands (the “Dutch Borrower”), HEXION SPECIALTY CHEMICALS UK LIMITED, a corporation organized under the laws of England and Wales, and BORDEN CHEMICAL UK LIMITED, a corporation organized under the laws of England and Wales (together, the “U.K. Borrowers” and, together with the U.S. Borrower, the Canadian Borrower and the Dutch Borrower, the “Borrowers”), the LENDERS party hereto from time to time, JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders, and J.P. MORGAN SECURITIES INC., CREDIT SUISSE SECURITIES (USA) LLC and CITIGROUP GLOBAL MARKETS INC., as joint lead arrangers and joint bookrunners (in such capacity, the “Joint Lead Arrangers”).

Subject to the satisfaction or waiver of the conditions set forth in the Amendment Agreement dated as of January 25, 2010 (the “Amendment Agreement”), among Holdings, the Borrowers, the Required Amendment Lenders (as defined therein) and JPMorgan Chase Bank, N.A., as administrative agent, the November 2006 Credit Agreement (as defined below) shall be amended and restated as provided herein.

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

“2005 Credit Agreement” shall mean the Credit Agreement dated as of May 31, 2005 among Holdings, the Borrowers, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Citicorp North America, Inc., as syndication agent, and Credit Suisse, as documentation agent.

“2005 Transaction Agreement” shall have the meaning assigned to such term in the November 2006 Credit Agreement.

“2005 Transaction Documents” shall have the meaning assigned to such term in the November 2006 Credit Agreement.

“2005 Transactions” shall have the meaning assigned to such term in the November 2006 Credit Agreement.

“2007 Transactions” shall mean, collectively, (a) the entering into of incremental amendments to, and the incurrence of incremental loans under, the November 2006 Credit Agreement on June 15, 2007 and August 7, 2007, (b) the acquisition, directly or indirectly, of assets or equity interests of the German resins and formaldehyde business of Arkema GmbH and (c) the payment of all fees and expenses in connection therewith, in each case entered into, acquired or paid in 2007.

“ABR” shall mean, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus  1/2 of 1%. For purposes hereof: “Prime Rate” shall mean the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by JPMorgan Chase Bank, N.A. in connection with extensions of credit to debtors). Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

“ABR Borrowing” shall mean a Borrowing comprised of ABR Loans.

“ABR Loan” shall mean any ABR Term Loan, any ABR Revolving Loan or any Swingline Loan to the U.S. Borrower.

“ABR Revolving Borrowing” shall mean a Borrowing comprised of ABR Revolving Loans.

“ABR Revolving Loan” shall mean any Revolving Facility Loan bearing interest at a rate determined by reference to the ABR in accordance with the provisions of Article II.

“ABR Term Loan” shall mean any Term Loan bearing interest at a rate determined by reference to the ABR in accordance with the provisions of Article II.

“Acquired Assets Amount” shall have the meaning assigned to such term in Section 6.10(a).

“Acquired Assets” shall mean, for any fiscal year, the total purchase price of assets acquired pursuant to Permitted Business Acquisitions after the Closing Date through the end of such fiscal year determined in accordance with GAAP; provided that if a Permitted Business Acquisition is not consummated during the first quarter of a fiscal year, Acquired Assets for such fiscal year shall be determined by multiplying the amount attributable to such Permitted Business Acquisition by (i) 0.75 if such Permitted Business Acquisition is consummated during the second quarter of such fiscal year, (ii) 0.50 if such Permitted Business Acquisition is consummated during the third quarter of such fiscal year and (iii) 0.25 if such Permitted Business Acquisition is consummated during the fourth quarter of such fiscal year.

“Additional Mortgage” shall have the meaning assigned to such term in Section 5.10(c).

“Adjusted Eurocurrency Rate” shall mean, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next  1/16 of 1%) equal to (a) (i) for any Eurocurrency Borrowing denominated in U.S. Dollars or Sterling, the LIBO Rate, or (ii) for any Eurocurrency Borrowing denominated in euros, the EURO LIBO Rate, in each case in effect for such Interest Period divided by (b) one minus the Statutory Reserves applicable to such Eurocurrency Borrowing, if any.

“Adjustment Date” shall have the meaning assigned to such term in the definition of the term “Applicable Margin.”

“Administrative Agent” shall mean JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders hereunder, or, as applicable, such Affiliates thereof as it shall from time to time designate for the purpose of performing its obligations hereunder in such capacity, including initially (a) with respect to a Loan or Borrowing made to the Dutch Borrower or a U.K. Borrower, J.P. Morgan Europe Limited, and (b) with respect to a Loan or Borrowing made to, or a B/A Drawing drawn by, the Canadian Borrower, JPMorgan Chase Bank, N.A., Toronto Branch. References to the “Administrative Agent” shall also include J.P. Morgan Europe Limited or any other Affiliate of JPMorgan Chase Bank, N.A. or any other person designated by JPMorgan Chase Bank, N.A., in each case acting in its capacity as “Security Trustee”, “Trustee” or “Agent” under any Security Document relating to collateral provided under the laws of any United Kingdom jurisdiction, or acting in any similar capacity under any other Security Document under the laws of the United States or any other jurisdiction. Notwithstanding the foregoing, for purposes of Section 9.20, the term “Administrative Agent” shall mean JPMorgan Chase Bank, N.A. and any successor agent appointed pursuant to Section 8.09.

“Administrative Agent Fees” shall have the meaning assigned to such term in Section 2.13(e).

“Administrative Questionnaire” shall mean an Administrative Questionnaire in the form of Exhibit B to the November 2006 Credit Agreement or in such other form as may be supplied by the Administrative Agent.

“Affiliate” shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

“Affiliate Authorization” means each Affiliate Authorization delivered by any Affiliate of a Lender to the Administrative Agent substantially in the form of Exhibit C to the November 2006 Credit Agreement.

“Agent Parties” shall have the meaning assigned to such term in Section 9.18(c).

“Agents” shall mean the Administrative Agent and the Syndication Agent.

“Agreement” shall have the meaning assigned to such term in the preamble hereto.

“Alternative Currency” shall mean Sterling, Kronor, euros, Canadian Dollars, Japanese Yen or any other foreign currency reasonably acceptable to the applicable Issuing Bank that is freely available, freely transferable and freely convertible into U.S. Dollars, provided that the aggregate amount of L/C Exposure in all such foreign currencies (other than Sterling, Kronor, euros, Japanese Yen and Canadian Dollars) shall not exceed $25,000,000.

“Alternative Currency Letter of Credit” shall mean a Letter of Credit denominated in an Alternative Currency.

“Alternative Currency Revolving L/C Exposure” shall mean Revolving L/C Exposure related to Alternative Currency Letters of Credit.

“Amendment Agreement” shall have the meaning assigned to such term in the preamble to this Agreement.

“Amendment Effective Date” shall have the meaning assigned to such term in the Amendment Agreement.

“Applicable Facility Percentage” shall mean (i) with respect to the Revolving Facility, the percentage obtained by dividing (x) the aggregate amount of Revolving Facility Commitments then outstanding by (y) the sum of (A) the principal amount of all Term Loans outstanding and (B) the aggregate amount of Revolving Facility Commitments then outstanding and (ii) with respect to the Term Loans of any Class, the percentage obtained by dividing (x) the aggregate principal amount of all Term Loans of such Class then outstanding by (y) the sum of (A) the principal amount of all Term Loans outstanding and (B) the aggregate amount of Revolving Facility Commitments then outstanding.

“Applicable Margin” shall mean for any day, (i) with respect to any Original Maturity Term Loan, 2.25% per annum in the case of any Eurocurrency Loan and 0.75% per annum in the case of any ABR Loan or Base Rate Loan, (ii) with respect to any Extended Maturity Term Loan, 3.75% per annum in the case of any Eurocurrency Loan and 2.25% per annum in the case of any ABR Loan or Base Rate Loan, (iii) with respect to any Tranche C-3 Credit-Linked Deposit or Tranche C-3 L/C Disbursement, as applicable, 2.50% per annum in the case of any Eurocurrency Loan and 1.00% in the case of any ABR Loan or Base Rate Loan and (iv) with respect to any Revolving Facility Loan or Swingline Loan, as the case may be, the applicable margin per annum set forth below under the caption “Applicable Margin for ABR/Base Rate Revolving Loans and ABR Swingline Loans” or “Applicable Margin for Eurocurrency Revolving Loans and Base Rate Swingline Loans”, as applicable, based upon the Consolidated Leverage Ratio as of the most recent determination date.

“Applicable Margins for Revolving Loans and Swingline Loans”

Consolidated Leverage Ratio	Applicable Margin for ABR/Base Rate Revolving Loans and ABR Swingline Loans	Applicable Margin for Eurocurrency Revolving Loans and Base Rate Swingline Loans
Equal to or greater than 3.75 to 1.00	1.00%	2.50%
Equal to or greater than 3.25 to 1.00 and less than 3.75 to 1.00	0.75%	2.25%
Less than 3.25 to 1.00	0.50%	2.00%

For the purposes of the foregoing relating to Revolving Loans and Swingline Loans, changes in the Applicable Margin resulting from changes in the Consolidated Leverage Ratio shall become effective on the date (the “Adjustment Date”) that is three Business Days after the date on which financial statements are delivered to the Lenders pursuant to Section 5.04, and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified in Section 5.04, then, until the date that is three Business Days after the date on which such financial statements are delivered, the highest rate set forth in each column of the pricing grid shall apply. In addition, at all times while a Default or an Event of Default shall have occurred and be continuing, the highest rate set forth in each column of the pricing grid shall apply.

“Approved Fund” shall have the meaning assigned to such term in Section 9.04(b).

“Asset Disposition” shall mean any sale, transfer or other disposition by Holdings (prior to a Qualified IPO), the U.S. Borrower or any of the Subsidiaries to any person other than Holdings (prior to a Qualified IPO), the U.S. Borrower or any Subsidiary to the extent otherwise permitted hereunder of any asset or group of related assets (other than inventory or other assets sold, transferred or otherwise disposed of in the ordinary course of business) in one or a series of related transactions, the Net Proceeds from which exceed $1.0 million.

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent and the U.S. Borrower (if required by Section 9.04), in the form of Exhibit A to the November 2006 Credit Agreement or such other form as shall be approved by the Administrative Agent.

“Availability Period” shall mean (a) with respect to the Canadian Tranche Commitments, the period from and including the Closing Date to but excluding the earlier of the applicable Revolving Facility Maturity Date and in the case of each of the Canadian Tranche Revolving Facility Loans, Canadian Tranche Revolving Borrowings and Canadian Tranche Letters of Credit, the date of termination of the Canadian Tranche Commitments, (b) with respect to the European Tranche Commitments, the period from and including the Closing Date to but excluding the earlier of the applicable Revolving Facility Maturity Date and in the case of each of the European Tranche Revolving Facility Loans, European Tranche Revolving Borrowings, Swingline Loans, Swingline Borrowings and European Tranche Letters of Credit, the date of termination of the European Tranche Commitments, (c) with respect to the U.S. Tranche Commitments, the period from and including the Closing Date to but excluding the earlier of the applicable Revolving Facility Maturity Date and in the case of each of the U.S. Tranche Revolving Facility Loans and U.S. Tranche Revolving Borrowings, the date of termination of the U.S. Tranche Commitments and (d) with respect to the Tranche C-3 Credit-Linked Deposits, the period from and including the Closing Date to but excluding the earlier of the Tranche C-3 Maturity Date and the date on which all of the Tranche C-3 Credit-Linked Deposits are returned to the Tranche C-3 Lenders.

“Available Investment Basket Amount” shall mean, on any date of determination, an amount equal to (a) the Cumulative Retained Excess Cash Flow Amount on such date of determination plus (b) the aggregate amount of proceeds received after the Closing Date and prior to such date of determination that would have constituted Net Proceeds pursuant to clause (a) of the definition thereof except for the operation of clause (x) or (y) of the third proviso thereof (the “Below-Threshold Asset Sale Proceeds”), plus (c) the cumulative amount of proceeds (including cash and the fair market value of property other than cash) from the sale or issuance of Equity Interests of Holdings (after the Closing Date and prior to a Qualified IPO) (which proceeds have been contributed as common equity to the capital of the U.S. Borrower) or of the U.S. Borrower (other than any such proceeds that are (i) received pursuant to the exercise of a Cure Right pursuant to Section 7.03, (ii) received pursuant to (A) sales of Equity Interests financed as contemplated by 6.04(e) or (B) contributions made pursuant to 6.06(m) (other than contributions in excess of the amount of the dividends and distributions made by the U.S. Borrower to fund the applicable Investment pursuant to 6.06(m)) or (iii) used for Dividends pursuant to Section 6.06(e)), plus (d) 100% of the aggregate amount of contributions to the common capital of the U.S. Borrower received in cash (and the fair market value of property other than cash) after the Closing Date (subject to the same exclusions as are applicable to clause (c) above, and without duplication of any amounts included in the Available Investment Basket Amount pursuant to clause (c) above); provided that the U.S. Borrower and its Subsidiaries shall be in Pro Forma Compliance, plus (e) the principal amount of any Indebtedness (including the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Stock) of the U.S. Borrower or any Subsidiary thereof issued after the Closing Date (other than Indebtedness issued to the U.S. Borrower or any Subsidiary), which has been converted into or exchanged for Equity Interests (other than Disqualified Stock) in the U.S. Borrower or Holdings (prior to a Qualified IPO), plus (f) without duplication of any amounts included in the Cumulative Retained Excess Cash Flow Amount pursuant to clause (a) above, 100% of the aggregate amount received by the U.S. Borrower or any Subsidiary in cash (and the fair market value of property other than cash received by the U.S. Borrower or any Subsidiary) after the Closing Date from: (A) the sale (other than to the U.S. Borrower or any Subsidiary) of the Equity Interests of an Unrestricted Subsidiary, or (B) any dividend or other distribution by an Unrestricted Subsidiary, minus (g) any amounts thereof used to make Investments pursuant to Section 6.04(b)(y) after the Closing Date and on or prior to such date, minus (h) any amounts thereof used to make Investments pursuant to Section 6.04(j)(ii) after the Closing Date and on or prior to such date, minus (i) the aggregate amount of Capital Expenditures made after the Closing Date and on or prior to such date pursuant to Section 6.10(c), minus (j) the cumulative amount of dividends paid and distributions made pursuant to Section 6.06(f)(iii) after the Closing Date and on or prior to such date; provided, however, for purposes of Section 6.06(f)(iii), the calculation of the Available Investment Basket Amount shall not include any Below-Threshold Asset Sale Proceeds except to the extent they are used as contemplated in clauses (g), (h) and (i) above.

“Available Unused Commitment” shall mean, with respect to a Revolving Facility Lender at any time, an amount equal to the amount by which (a) the aggregate amount of the Revolving Facility Commitment of such Revolving Facility Lender at such time exceeds (b) the Revolving Facility Exposure of such Revolving Facility Lender at such time.

“B/A” shall mean a bill of exchange governed by the Bills of Exchange Act (Canada) or a depository bill issued in accordance with the Depository Bills and Notes Act (Canada), denominated in Canadian Dollars, drawn by the Canadian Borrower and accepted by a Canadian Tranche Lender in accordance with the terms of this Agreement.

“B/A Drawing” shall mean B/As accepted and purchased on the same date and as to which a single Contract Period is in effect, including any B/A Equivalent Loans made on the same date and as to which a single Contract Period is in effect. For greater certainty, all provisions of this Agreement that are applicable to B/As are also applicable, mutatis mutandis, to B/A Equivalent Loans.

“B/A Equivalent Loan” has the meaning assigned to such term in Section 2.06(j).

“Base Rate” shall mean (a) with respect to European Tranche Revolving Facility Loans denominated in Sterling or euros, and European Tranche Revolving Facility Loans denominated in U.S. Dollars and made to a U.K. Borrower, the rate of interest per annum quoted by the Administrative Agent as its base rate for loans made by it in U.S. Dollars, Sterling or euros, as applicable, whether or not such rate is the lowest rate charged by the Administrative Agent to its most preferred borrowers, and, if such base rate is discontinued by the Administrative Agent as a standard, a comparable reference rate designated by the Administrative Agent as a substitute therefor shall be the Base Rate with respect to such European Tranche Revolving Facility Loans, (b) with respect to Canadian Tranche Revolving Facility Loans denominated in U.S. Dollars made to the Canadian Borrower, the U.S. Base Rate, (c) with respect to Canadian Tranche Revolving Facility Loans denominated in Canadian Dollars made to the Canadian Borrower, the Canadian Base Rate and (d) with respect to Swingline Loans to a U.K. Borrower or the Dutch Borrower, the rate of interest offered by the London office of JPMorgan Chase Bank, N.A.

“Base Rate Borrowing” shall mean a Borrowing consisting of Base Rate Loans.

“Base Rate Loan” shall mean any Base Rate Revolving Loan, Base Rate Term Loan or any Swingline Loan to the Dutch Borrower or a U.K. Borrower.

“Base Rate Revolving Borrowing” shall mean a Borrowing comprised of Base Rate Revolving Loans.

“Base Rate Revolving Loan” shall mean any Revolving Facility Loan bearing interest at a rate determined by reference to the Base Rate in accordance with the provisions of Article II.

“Base Rate Term Loan” shall mean any Term Loan bearing interest at a rate determined by reference to the Base Rate in accordance with the provisions of Article II.

“Benchmark LIBOR Rate” shall have the meaning assigned to such term in Section 2.23(b).

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.

“Board of Directors” shall mean, as to any person, the board of directors or managers, as applicable, of such person (or, if such person is a partnership, the board of directors or other governing body of the general partner of such person) or any duly authorized committee thereof.

“Borrowers” shall have the meaning assigned to such term in the preamble hereto.

“Borrowing” shall mean a group of Loans of a single Type, Class and currency and made on a single date to a single Borrower and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect.

“Borrowing Minimum” shall mean (a) in the case of a Borrowing denominated in U.S. Dollars, $5.0 million, (b) in the case of a Borrowing denominated in euro, €1.0 million, (c) in the case of a Borrowing denominated in Sterling, 1.0 million and (d) in the case of a Borrowing denominated in Canadian Dollars, C$1.0 million.

“Borrowing Multiple” shall mean (a) in the case of a Borrowing denominated in U.S. Dollars, $1.0 million, (b) in the case of a Borrowing denominated in euro, €1.0 million, (c) in the case of a Borrowing denominated in Sterling, 1.0 million and (d) in the case of a Borrowing denominated in Canadian Dollars, C$1.0 million.

“Borrowing Request” shall mean a request by a Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit D-1 to the November 2006 Credit Agreement.

“Budget” shall have the meaning assigned to such term in Section 5.04(f).

“Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that (a) when used in connection with a Eurocurrency Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in deposits in the applicable currency in the London interbank market, (b) when used in connection with a Loan denominated in euro, the term “Business Day” shall also exclude any day on which the Trans-European Automated Real Time Gross Settlement Express Transfer (TARGET) payment system is not open for the settlement of payments in euro, (c) when used in connection with any Loan to the Canadian Borrower or B/A, the term “Business Day” shall also (i) exclude any day on which banks are not open for dealings in deposits in Toronto but (ii) include, with respect to any Loan denominated in Canadian Dollars or any B/A, any day on which banks are open for dealings in deposits in Toronto and (d) when used in connection with any Loan to the Dutch Borrower or a U.K. Borrower, the term “Business Day” shall also include any day on which banks are open for dealings in deposits in euro, Sterling and U.S. Dollars in London and, with respect to any Loan to the Dutch Borrower, any day on which banks are open for dealings in deposits in euro in Amsterdam.

“CAM” shall mean the mechanism for the allocation and exchange of interests in Loans, participations in Letters of Credit and Swingline Loans and other extensions of credit under the several Tranches and collections thereunder established under Article X.

“CAM Exchange” shall mean the exchange of the Lender’s interests provided for in Section 10.01.

“CAM Exchange Date” shall mean the first date on which there shall occur (a) any event referred to in paragraph (h) or (i) of Section 7.01 in respect of any Borrower or (b) an acceleration of Loans pursuant to Section 7.01.

“CAM Percentage” shall mean, as to each Lender, a fraction, expressed as a decimal, of which (a) the numerator shall be the aggregate U.S. Dollar Equivalent (determined on the basis of Exchange Rates prevailing on the CAM Exchange Date) of the sum, without duplication, of (i) the Obligations owed to such Lender (whether or not at the time due and payable), (ii) the L/C Exposure of such Lender and (iii) the Swingline Exposure of such Lender, in each case immediately prior to the occurrence of the CAM Exchange Date, and (b) the denominator shall be the aggregate U.S. Dollar Equivalent (as so determined) of the sum, without duplication, of (A) the Obligations owed to all the Lenders (whether or not at the time due and payable), (B) the L/C Exposure and (iii) the Swingline Exposure, in each case immediately prior to the occurrence of the CAM Exchange Date; provided that, for purposes of clause (a) above, the Obligations owed to the Swingline Lender will be deemed not to include any Swingline Loans except to the extent provided in clause (a)(iii) above.

“Canadian Base Rate” shall mean, for any day, the rate of interest per annum equal to the greater of (a) the interest rate per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect on such day at its principal office in Toronto for determining interest rates applicable to commercial loans denominated in Canadian Dollars in Canada (each change in such reference rate being effective from and including the date such change is publicly announced as being effective) and (b) the interest rate per annum equal to the sum of (i) the CDOR Rate applicable to bankers’ acceptances with a term of 30 days on such day and (ii) 0.50% per annum.

“Canadian Base Rate Borrowing” shall mean a Borrowing consisting of Canadian Base Rate Loans.

“Canadian Base Rate Loan” shall mean any Revolving Facility Loan bearing interest at a rate determined by reference to the Canadian Base Rate in accordance with the provisions of Article II.

“Canadian Borrower” shall have the meaning assigned to such term in the preamble hereto.

“Canadian Dollars” or “C$” shall mean the lawful money of Canada.

“Canadian Lending Office” shall mean, as to any Canadian Tranche Lender, the applicable branch, office or Affiliate of such Canadian Tranche Lender designated by such Canadian Tranche Lender to make Canadian Tranche Loans to the Canadian Borrower and to accept and purchase or arrange for the purchase of B/As.

“Canadian Security Documents” shall mean all security agreements delivered pursuant to this Agreement and granted by any Foreign Subsidiary Loan Party incorporated under the laws of Canada or any province thereof and all confirmations and acknowledgements thereof, including (a) general security agreements, (b) debentures, (c) intellectual property security agreements and (d) the Quebec Documents.

“Canadian Tranche” has the meaning assigned to such term under the definition of “Tranche”.

“Canadian Tranche Commitment” shall mean, with respect to each Canadian Tranche Lender, the commitment of such Canadian Tranche Lender to make Canadian Tranche Revolving Facility Loans pursuant to Section 2.01, to acquire participations in Letters of Credit under the Canadian Tranche and to accept and purchase or arrange for the purchase of B/As pursuant to Section 2.06, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s Canadian Tranche Revolving Facility Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 2.21 or Section 9.04. The initial amount of each Lender’s Canadian Tranche Commitment is set forth on Schedule 2.01 to the November 2006 Credit Agreement, or in the Assignment and Acceptance or Incremental Assumption Agreement pursuant to which such Lender shall have assumed its Canadian Tranche Commitment, as applicable. The aggregate amount of the Lenders’ Canadian Tranche Commitments as of the Amendment Effective Date is $50.0 million.

“Canadian Tranche L/C Exposure” shall mean, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Canadian Tranche Letters of Credit denominated in U.S. Dollars at such time, (b) the U.S. Dollar Equivalent of the aggregate undrawn amount of all outstanding Canadian Tranche Letters of Credit denominated in Canadian Dollars at such time and (c) the U.S. Dollar Equivalent of the aggregate amount of all L/C Disbursements in respect of Canadian Tranche Letters of Credit that have not yet been reimbursed by or on behalf of the applicable Borrower at such time. The Canadian Tranche L/C Exposure of any Revolving Lender at any time shall be its Canadian Tranche Percentage of the total Canadian Tranche L/C Exposure at such time.

“Canadian Tranche Lender” shall mean a Lender with a Canadian Tranche Commitment or with outstanding Canadian Tranche Revolving Facility Exposure.

“Canadian Tranche Letters of Credit” shall mean Letters of Credit issued under the Canadian Tranche.

“Canadian Tranche Percentage” shall mean, with respect to any Canadian Tranche Lender, the percentage of the total Canadian Tranche Commitments represented by such Lender’s Canadian Tranche Commitment. If the Canadian Tranche Commitments have terminated or expired, the Canadian Tranche Percentages shall be determined based upon the Canadian Tranche Commitments most recently in effect, giving effect to any assignments pursuant to Section 9.04.

“Canadian Tranche Revolving Facility Exposure” shall mean, at any time, the sum of (a) the aggregate principal amount of the Canadian Tranche Revolving Facility Loans denominated in U.S. Dollars outstanding at such time, (b) the U.S. Dollar Equivalent of the aggregate principal amount of the Canadian Tranche Revolving Facility Loans denominated in Canadian Dollars outstanding at such time, (c) the U.S. Dollar Equivalent of the aggregate face amount of the B/As accepted by the Canadian Tranche Lenders and outstanding at such time and (d) the Canadian Tranche L/C Exposure at such time. The Canadian Tranche Revolving Facility Exposure of any Lender at any time shall be such Lender’s Canadian Tranche Percentage of the total Canadian Tranche Revolving Facility Exposure at such time.

“Canadian Tranche Revolving Facility Loan” shall mean a loan made by a Canadian Tranche Lender pursuant to Section 2.01(b). Each Canadian Tranche Revolving Facility Loan denominated in U.S. Dollars and made to the U.S. Borrower shall be a Eurocurrency Loan or an ABR Loan, each Canadian Tranche Revolving Facility Loan denominated in U.S. Dollars and made to the Canadian Borrower shall be a Eurocurrency Loan or a U.S. Base Rate Loan and each Canadian Tranche Revolving Facility Loan denominated in Canadian Dollars shall be a Canadian Base Rate Loan.

“Capital Expenditures” shall mean, for any person in respect of any period, the aggregate of all expenditures incurred by such person during such period that, in accordance with GAAP, are or should be included in “additions to property, plant or equipment” or similar items reflected in the statement of cash flows of such person; provided, however, that Capital Expenditures for the U.S. Borrower and the Subsidiaries shall not include:

(a) expenditures to the extent made with proceeds (so long as such proceeds are not included in any determination of the Available Investment Basket Amount) of the issuance of Equity Interests of Holdings (prior to a Qualified IPO) or the U.S. Borrower or funds that would have constituted Net Proceeds under clause (a) of the definition of the term “Net Proceeds” (but that will not constitute Net Proceeds as a result of the first proviso to such clause (a));

(b) expenditures of proceeds of insurance settlements, condemnation awards and other settlements in respect of lost, destroyed, damaged or condemned assets, equipment or other property to the extent such expenditures are made to replace or repair such lost, destroyed, damaged or condemned assets, equipment or other property or otherwise to acquire, maintain, develop, construct, improve, upgrade or repair assets or properties useful in the business of the U.S. Borrower and the Subsidiaries within 12 months of receipt of such proceeds or, if not made within such period of 12 months, are committed to be made during such period;

(c) interest capitalized during such period;

(d) expenditures that are accounted for as capital expenditures of such person and that actually are paid for by a third party (excluding Holdings (prior to a Qualified IPO), the U.S. Borrower or any Subsidiary) and for which none of Holdings (prior to a Qualified IPO), the U.S. Borrower or any Subsidiary has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such third party or any other person (whether before, during or after such period);

(e) the book value of any asset owned by such person prior to or during such period to the extent that such book value is included as a capital expenditure during such period as a result of such person reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period; provided that (i) any expenditure necessary in order to permit such asset to be reused shall be included as a Capital Expenditure during the period that such expenditure actually is made and (ii) such book value shall have been included in Capital Expenditures when such asset was originally acquired;

(f) the purchase price of equipment purchased during such period to the extent that the consideration therefor consists of any combination of (i) used or surplus equipment traded in at the time of such purchase and (ii) the proceeds of a concurrent sale of used or surplus equipment, in each case, in the ordinary course of business;

(g) Investments in respect of a Permitted Business Acquisition;

(h) the 2005 Transactions; or

(i) the purchase of property, plant or equipment made within 12 months of the sale of any asset to the extent purchased with the proceeds of such sale (or, if not made within such 12 months, to the extent committed to be made during such period and actually made within a 15 month period from such sale).

“Capital Lease Obligations” of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP and, for purposes hereof, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Cash Interest Expense” shall mean, with respect to Holdings (prior to a Qualified IPO), the U.S. Borrower and the Subsidiaries on a consolidated basis for any period, Interest Expense for such period, less the sum of, without duplication, (a) pay-in-kind Interest Expense or other noncash Interest Expense (including as a result of the effects of purchase accounting), (b) to the extent included in Interest Expense, the amortization of any financing fees paid by, or on behalf of, Holdings (prior to a Qualified IPO), the U.S. Borrower or any Subsidiary, including such fees paid in connection with the Transactions, the 2007 Transactions, the November 2006 Transactions, the May 2006 Transactions or the 2005 Transactions, (c) the amortization of debt discounts, if any, or fees in respect of Swap Agreements and (d) cash interest income of Holdings (prior to a Qualified IPO), the U.S. Borrower and the Subsidiaries for such period; provided that Cash Interest Expense shall exclude any one-time financing fees paid in connection with the Transactions, the 2007 Transactions, the November 2006 Transactions, the May 2006 Transactions, the 2005 Transactions or any amendment of this Agreement.

“CDOR Rate” shall mean, on any date, an interest rate per annum equal to the average discount rate applicable to bankers’ acceptances denominated in Canadian Dollars with a term equal to the Contract Period of the relevant B/As (for purposes of the definition of

“Discount B/A Rate”) appearing on the Reuters Screen CDOR Page (“Screen”) (or on any successor or substitute page of such Screen, or any successor to or substitute for such Screen, providing rate quotations comparable to those currently provided on such page of such Screen, as determined by the Administrative Agent from time to time) at approximately 10:00 a.m., Toronto time, on such date (or, if such date is not a Business Day, on the next preceding Business Day) or, if such rate is not so reported, the average of the rate quotes for bankers’ acceptances denominated in Canadian Dollars with a term of 30 days received by the Administrative Agent at approximately 10:00 a.m., Toronto time, on such day (or, if such day is not a Business Day, on the next preceding Business Day) from one or more banks of recognized standing selected by it.

“Change in Control” shall be deemed to occur if:

(a) at any time, (i) a majority of the seats (other than vacant seats) on the Board of Directors of (A) prior to a Qualified IPO, Holdings or (B) after a Qualified IPO, the U.S. Borrower, shall at any time be occupied by persons who were neither (a) nominated by the Board of Directors of the U.S. Borrower or a Permitted Holder, (b) appointed by directors so nominated nor (c) appointed by a Permitted Holder or (ii) a “Change in Control” (or similar event) shall occur under (x) the Existing Second Secured Notes, the New 1-1/2 Lien Notes, any First Lien Notes, (y) any Material Indebtedness secured by a Second-Priority Lien or (z) any Permitted Refinancing Indebtedness in respect of any of the foregoing or in respect of Indebtedness created hereunder or under the other Loan Documents (in each case to the extent constituting Material Indebtedness);

(b) at any time prior to a Qualified IPO, (i) Holdings shall fail to own, directly or indirectly, beneficially and of record, 51% of the issued and outstanding common stock of the U.S. Borrower (unless Holdings shall merge into the U.S. Borrower in a transaction in which the U.S. Borrower is the surviving entity, in which case this clause (b)(i) shall not apply), or (ii) any combination of Permitted Holders shall fail to own beneficially (within the meaning of Rule 13d-5 of the Exchange Act as in effect on the Closing Date ), directly or indirectly, in the aggregate Equity Interests representing at least 51% of (A) the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Holdings (or, if Holdings shall merge into the U.S. Borrower in a transaction in which the U.S. Borrower is the surviving entity, the U.S. Borrower) or (B) the common economic interest represented by the issued and outstanding Equity Interests of Holdings (or, if Holdings shall merge into the U.S. Borrower in a transaction in which the U.S. Borrower is the surviving entity, the U.S. Borrower); or

(c) at any time after a Qualified IPO, (a) any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as in effect on the Closing Date), other than any combination of the Permitted Holders, shall have acquired beneficial ownership of 35% or more of the voting and/or economic interest in the U.S. Borrower’s capital stock and the Permitted Holders shall own, directly or indirectly, less than such Person or “group” of the economic and voting interest in the U.S. Borrower’s capital stock.

“Change in Law” shall mean (a) the adoption of any law, rule or regulation after the Closing Date , (b) any change in law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender or Issuing Bank (or, for purposes of Section 2.16(b), by any lending office of such Lender or by such Lender’s or Issuing Bank’s holding company, if any) with any written request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date.

“Charges” shall have the meaning assigned to such term in Section 9.09.

“CIGNA L/C” shall mean, collectively, the Original Letters of Credit issued for the account of the U.S. Borrower and for the benefit of various state workers’ compensation boards and surety bond issuers and any extensions, renewals or replacements thereof, so long as the Administrative Agent, for the ratable benefit of the Secured Parties, has been named as a loss payee under the insurance policy that insures the obligations supported by such Original Letters of Credit (or such extensions, renewals or replacements) pursuant to a loss payable clause or endorsement in form and substance reasonably satisfactory to the Administrative Agent; provided that the aggregate face amount of Letters of Credit that may constitute the CIGNA L/C at any time shall not exceed $15,280,900.

“Class” when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are European Tranche Revolving Facility Loans, Canadian Tranche Revolving Facility Loans, U.S. Tranche Revolving Facility Loans, Tranche C-1A Term Loans, Tranche C-1B Term Loans, Tranche C-2A Term Loans, Tranche C-2B Term Loans, Tranche C-4A Term Loans, Tranche C-4B Term Loans, Tranche C-5A Term Loans, Tranche C-5B Term Loans, Tranche C-6A Term Loans, Tranche C-6B Term Loans, Tranche C-7A Term Loans, Tranche C-7B Term Loans, Other Revolving Facility Loans, Other Term Loans or Swingline Loans and (b) when used in reference to any Commitment, refers to whether such Commitment is a European Tranche Commitment, Canadian Tranche Commitment, U.S. Tranche Commitment, Tranche C-1 Term Loan Commitment, Tranche C-2 Term Loan Commitment, Tranche C-3 Credit-Limited Deposit, Tranche C-4 Term Loan Commitment, Tranche C-5 Term Loan Commitment, Tranche C-6 Term Loan Commitment, Tranche C-7 Term Loan Commitment, Incremental Revolving Facility Commitment with respect to Other Revolving Facility Loans or Incremental Term Loan Commitment with respect to Other Term Loans. Other Term Loans (together with the Incremental Term Loan Commitments in respect thereof) and Other Revolving Facility Loans (together with the Incremental Revolving Facility Commitments in respect thereof) that have different terms and conditions shall be construed to be in different Classes.

“Closing Date” shall mean May 31, 2005.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated and rulings issued thereunder.

“Collateral” shall mean all the “Collateral” as defined in any Security Document and shall also include the Mortgaged Properties.

“Collateral Agreement” shall mean the Third Amended and Restated Collateral Agreement, in the form of Exhibit E, dated as of the Amendment Effective Date, among Holdings, the U.S. Borrower and each Domestic Subsidiary Loan Party and the Administrative Agent, as amended, supplemented or otherwise modified from time to time.

“Collateral and Guarantee Requirement” shall mean, at any time, the requirement that:

(a) on the Closing Date (except as provided in Section 4.02(e) of the 2005 Credit Agreement), the Administrative Agent shall have received (i) from Holdings, the U.S. Borrower and each Domestic Subsidiary Loan Party, a counterpart of the Collateral Agreement, duly executed and delivered on behalf of such person, (ii) from Holdings, the U.S. Borrower and each Domestic Subsidiary Loan Party, a counterpart of the U.S. Guarantee Agreement duly executed and delivered on behalf of such person, and (iii) from each Domestic Loan Party that directly owns Equity Interests of a Foreign Subsidiary (other than any Foreign Subsidiary organized under the laws of an Excluded Jurisdiction) a counterpart of a Foreign Pledge Agreement, duly executed and delivered on behalf of such person;

(b) on the Closing Date (except as provided in Section 4.02(e) of the 2005 Credit Agreement), the Administrative Agent shall have received from each Foreign Subsidiary Loan Party (other than the German Guarantor and any Foreign Subsidiary Loan Party that is a subsidiary of the German Guarantor), (i) a counterpart of the Foreign Guarantee Agreement, duly executed and delivered on behalf of such person, and (ii) a counterpart of all Foreign Security Documents and Foreign Pledge Agreements that it determines, based on the advice of counsel, to be necessary or advisable in connection with the pledge of, or granting of security interests in, Equity Interests, Collateral or Indebtedness of such Foreign Subsidiary Loan Party, including as contemplated by paragraph (c) or (d) below, duly executed and delivered by such person;

(c) on the Closing Date (except as provided in Section 4.02(e) of the 2005 Credit Agreement), all outstanding Equity Interests of the U.S. Borrower (other than any options or management shares), all other outstanding Equity Interests directly owned by the U.S. Borrower or any Subsidiary Loan Party (other than the German Guarantor and any Foreign Subsidiary Loan Party that is a subsidiary of the German Guarantor), and all Indebtedness owing to any Loan Party (other than intercompany indebtedness, which is governed by clause (d) below) shall have been pledged pursuant to the Collateral Agreement (or other applicable Security Document) and the Administrative Agent shall have received certificates or other instruments representing all such Equity Interests (other than (i) uncertificated Equity Interests, (ii) Equity Interests issued by Foreign Subsidiaries organized under the laws of a jurisdiction where receipt of such certificates or other instruments is not required for perfection of security interests in such Equity Interests and (iii) Equity Interests issued by a Foreign Subsidiary organized under the laws of an Excluded Jurisdiction) and any notes or other instruments representing such Indebtedness in excess of $15.0 million, together with stock powers, note powers or other instruments of transfer with respect thereto endorsed in blank, provided that in no event shall more than 65% of the issued and outstanding voting Equity Interests of any Foreign Subsidiary be pledged to secure Obligations of the Domestic Loan Parties;

(d) all Indebtedness of the U.S. Borrower and each Subsidiary (other than intercompany Indebtedness incurred in the ordinary course of business in connection with the cash management operations and intercompany sales of the U.S. Borrower and each Subsidiary) that is owing to any Loan Party shall be evidenced by a promissory note or an instrument in form satisfactory to the Administrative Agent and, except for Indebtedness of any Foreign Subsidiary owing to the U.S. Borrower or a Domestic Subsidiary for so long as the pledge of such Indebtedness would be deemed an incurrence of Indebtedness under any of the Existing Notes Documents or the New 1-1/2 Lien Notes Documents, shall have been pledged pursuant to the Collateral Agreement (or other applicable Security Document) and the Administrative Agent shall have received all such promissory notes or instruments, together with note powers or other instruments of transfer with respect thereto endorsed in blank (other than with respect to any such intercompany debt the perfection of the pledge of which does not require delivery to the Administrative Agent);

(e) except as otherwise contemplated by any Security Document, all documents and instruments, including Uniform Commercial Code financing statements, filings with the United States Copyright Office and the United States Patent and Trademark Office, filings with the U.K. Patent Office and OHIM, Personal Property Security Act financing statements (and similar documents) and filings with the Canadian Intellectual Property Office, required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create the Liens intended to be created by the Security Documents (in each case, including any supplements thereto) and perfect such Liens to the extent required by, and with the priority required by, the Security Documents, shall have been filed, registered or recorded or delivered to the Administrative Agent for filing, registration or the recording concurrently with, or promptly following, the execution and delivery of each such Security Document;

(f) all documents and particulars, including those required to be filed with the Registrar of Companies in England and Wales under section 395 of the UK Companies Act 1985, required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create the Liens intended to be created by the U.K. Debentures and perfect such Liens to the extent required by, and with the priority required by, the U.K. Debentures, shall within 21 days of the execution of any applicable U.K. Debenture have been filed, registered or recorded;

(g) on the Closing Date (except as provided in Section 4.02(e) of the 2005 Credit Agreement), the Administrative Agent shall have received (i) counterparts of each Foreign Mortgage to be entered into with respect to each Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property, (ii) such other documents, including such surveys, abstracts, legal opinions, abstracts of title, title deeds and reports of title, as the Administrative Agent may reasonably request with respect to any such Foreign Mortgage or Mortgaged Property, and (iii) a policy or policies or marked up unconditional binder of title insurance or foreign equivalent thereof, as applicable, paid for by the applicable Loan Party, issued by a nationally recognized title insurance company insuring the Lien of each such Foreign Mortgage covering real property located in Canada to be entered into on the Closing Date as a valid first Lien on the Mortgaged Property described therein, free of any other Liens except as expressly permitted by Section 6.02 and Liens arising by operation of law, together with such endorsements, coinsurance and reinsurance as the Administrative Agent may reasonably request;

(h) except as set forth pursuant to any Security Document, each Loan Party shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of all Security Documents (or supplements thereto) to which it is a party and the granting by it of the Liens thereunder and (ii) the performance of its obligations thereunder; and

(i) subject to Section 5.10(g), in the case of any person that (i) becomes a Domestic Subsidiary Loan Party after the Closing Date, the Administrative Agent shall have received from such Domestic Subsidiary Loan Party, (x) a supplement to the Collateral Agreement, in the form specified therein, duly executed and delivered on behalf of such person, (y) a supplement to the U.S. Guarantee Agreement, in the form specified therein, duly executed and delivered on behalf of such person, and (z) with respect to any Foreign Pledge Agreement that the Administrative Agent determines, based on the advice of counsel, to be necessary or advisable in connection with the pledge of Equity Interests or Indebtedness of a Foreign Subsidiary that is a Material Subsidiary (other than a pledge of Equity Interests of any Foreign Subsidiary that is not a Loan Party and is organized under the laws of an Excluded Jurisdiction) owned by such Domestic Subsidiary Loan Party, a counterpart thereof, duly executed and delivered on behalf of such person, or (ii) becomes a Foreign Subsidiary Loan Party after the Closing Date, the Administrative Agent shall have received from such Foreign Subsidiary Loan Party a counterpart of (x) the Foreign Guarantee Agreement, duly executed and delivered by such person, and (y) all Foreign Security Documents and Foreign Pledge Agreements that the Administrative Agent determines, based on the advice of counsel, to be necessary or advisable in connection with the pledge of Equity Interests of a Material Subsidiary, Collateral or Indebtedness of such Foreign Subsidiary Loan Party (other than a pledge of Equity Interests of any Foreign Subsidiary that is not a Loan Party and is organized under the laws of an Excluded Jurisdiction), including as contemplated by paragraph (c) or (d) above (and subject to the materially thresholds therein), duly executed and delivered by such person.

“Combined Group” shall have the meaning assigned to such term in the November 2006 Credit Agreement.

“Commitment Fee” shall have the meaning assigned to such term in Section 2.13(a)(i).

“Commitments” shall mean (a) with respect to any Lender, such Lender’s Canadian Tranche Commitment, European Tranche Commitment, U.S. Tranche Commitment, Tranche C-1 Term Loan Commitment, Tranche C-2 Term Loan Commitment, Tranche C-3

Credit-Linked Deposit, Tranche C-4 Term Loan Commitment, Tranche C-5 Term Loan Commitment, Tranche C-6 Term Loan Commitment, Tranche C-7 Term Loan Commitment, Incremental Revolving Facility Commitment and/or Incremental Term Loan Commitment and (b) with respect to the Swingline Lender, its Swingline Commitment.

“Committed Extended Revolving Facility Commitment” shall mean the commitment to provide Revolving Facility Loans maturing 91 days prior to the Term Facility Maturity Date (as defined in the November 2006 Credit Agreement) (unless maturing earlier on an Early Maturity Test Date) contemplated by the Commitment Letter between the Borrowers and the Commitment Parties (as defined therein), dated as of December 7, 2009, as the same may be amended, supplemented, restated, modified or waived from time to time in accordance with the terms thereof, and including any joinder entered into by an Additional Extended Revolving Commitment Party (as defined therein).

“Conduit Lender” shall mean any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument; provided that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender; provided further that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Section 2.16, 2.17, 2.18 or 9.05 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender or (b) be deemed to have any Commitment.

“Consolidated Debt” at any date shall mean the sum of (without duplication) all Indebtedness (other than letters of credit, including Tranche C-3 Letters of Credit, to the extent undrawn) consisting of Capital Lease Obligations, bankers’ acceptances, Indebtedness for borrowed money, Disqualified Stock and Indebtedness in respect of the deferred purchase price of property or services of the U.S. Borrower and the Subsidiaries determined on a consolidated basis on such date.

“Consolidated Leverage Ratio” shall mean, on any date, the ratio of (a) Consolidated Total Debt as of such date to (b) EBITDA for the period of four consecutive fiscal quarters of the U.S. Borrower most recently ended as of such date, all determined on a consolidated basis in accordance with GAAP; provided that EBITDA shall be determined for the relevant Test Period on a Pro Forma Basis.

“Consolidated Net Income” shall mean, with respect to any person for any period, the aggregate of the Net Income of such person and its subsidiaries for such period, on a consolidated basis; provided, however, that, without duplication,

(a) any net after-tax extraordinary, nonrecurring or unusual gains or losses or income, expenses or charges (less all fees and expenses relating thereto), including any severance expenses, transition expenses incurred in connection with the Combination (as defined in the November 2006 Credit Agreement) and fees, expenses or charges related to any offering of Equity Interests of the U.S. Borrower, any Investment, acquisition or Indebtedness permitted to be incurred hereunder (in each case, whether or not successful), including any such fees, expenses, charges or change in control payments related to the 2007 Transactions, November 2006 Transactions, the May 2006 Transactions, the 2005 Transactions or the Transactions, in each case, shall be excluded; provided that, with respect to each nonrecurring item, the U.S. Borrower shall have delivered to the Administrative Agent an officers’ certificate specifying and quantifying such item and stating that such item is a nonrecurring item;

(b) any net after-tax income or loss from discontinued operations and any net after-tax gain or loss on disposal of discontinued operations shall be excluded;

(c) any net after-tax gains or losses or any subsequent charges or expenses incurred during such period attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by the Board of Directors of the U.S. Borrower) shall be excluded;

(d) any net after-tax income or loss attributable to the early extinguishment of indebtedness shall be excluded;

(e) (i) the Net Income for such period of any person that is not a subsidiary of such person, or that is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent person or a subsidiary thereof in respect of such period and (ii) the Net Income for such period shall include any ordinary course dividend, distribution or other payment in cash received from any person in excess of the amounts included in clause (i);

(f) the Net Income for such period of any subsidiary of such person shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or in similar distributions has been legally waived (provided that the net loss of any such subsidiary for such period shall be included);

(g) Consolidated Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period (including the expected change from LIFO to FIFO);

(h) any increase in amortization or depreciation or any one-time non-cash charges (such as purchased in-process research and development or capitalized manufacturing profit in inventory) resulting from purchase accounting in connection with the 2005 Transactions or any acquisition that is consummated after the Closing Date shall be excluded;

(i) accruals and reserves that are established within twelve months after the Closing Date and that are so required to be established in accordance with GAAP shall be excluded;

(j) any non-cash impairment charges resulting from the application of Statement of Financial Accounting Standards No. 142 and 144, and the amortization of intangibles arising pursuant to No. 141, shall be excluded;

(k) any non-cash compensation expense realized from any deferred stock compensation plan or grants of stock appreciation or similar rights, stock options, restricted stock or other rights to officers, directors and employees of such person or any of its subsidiaries shall be excluded;

(l) solely for purposes of calculating EBITDA, the Net Income of any person and its subsidiaries shall be calculated without deducting the income attributable to, or adding the losses attributable to, the minority equity interests of third parties in any non-Wholly Owned Subsidiary except to the extent of dividends declared or paid by such person or its subsidiaries in respect of such period or any prior period on the shares of capital stock of such subsidiary held by such third parties;

(m) non-cash gains, losses, income and expenses resulting from fair value accounting required by Statement of Financial Accounting Standards No. 133 shall be excluded;

(n) non-cash charges for deferred tax asset valuation allowances shall be excluded; and

(o) any (a) costs or expenses realized in connection with, resulting from or in anticipation of the November 2006 Transactions or the Transactions or (b) costs or expenses realized in connection with or resulting from stock appreciation or similar rights, stock options or other rights existing on the November 2006 Amendment Effective Date of officers, directors and employees, in each case of the U.S. Borrower or any of the Subsidiaries, shall be excluded;

provided that any non-cash charge, expense, gain, loss or income referred to in clause (j), (k), (m) or (n) above that consists of or requires an accrual of, or cash reserve for, anticipated cash charges in any future period shall not be excluded.

“Consolidated Non-cash Charges” shall mean, with respect to any person for any period, the aggregate depreciation, amortization and other non-cash expenses of such person and its subsidiaries for such period reducing Consolidated Net Income for such period on a consolidated basis and otherwise determined in accordance with GAAP, but excluding any such charge that consists of or requires an accrual of, or cash reserve for, anticipated cash charges for any future period.

“Consolidated Taxes” shall mean, with respect to any person for any period, provision for Taxes based on income, profits or capital of such person and its subsidiaries for such period, including state, franchise and similar taxes, and, without duplication, any Tax Distributions taken into account in calculating Consolidated Net Income.

“Consolidated Total Assets” shall mean, as of any date, the total assets of the U.S. Borrower and the Subsidiaries, determined on a consolidated basis in accordance with GAAP, as set forth on the consolidated balance sheet of the U.S. Borrower as of such date.

“Consolidated Total Debt” at any date shall mean Consolidated Debt on such date less the lesser of (i) the unrestricted cash and marketable securities (determined in accordance with GAAP) of the U.S. Borrower and its Subsidiaries on such date and (ii) $100.0 million.

“Constructive Distributions” shall mean constructive distributions made in cash or otherwise (i) to Holdings relating to reimbursements of certain pension costs and (ii) to Shell Oil Company relating to reimbursements of certain pension costs in accordance with the Master Sales Agreement dated July 10, 2000, as amended as of November 14, 2000, and related ancillary agreements.

“Contract Period” shall mean, with respect to any B/A, the period commencing on the date such B/A is issued and accepted and ending on the date 30, 60, 90 or 180 days thereafter, as the Canadian Borrower may elect (in each case subject to availability and provided that there remains a minimum of 30, 60, 90 or 180 days (depending on the Contract Period selected by the Canadian Borrower) prior to the applicable Revolving Facility Maturity Date), or any other number of days from 1 to 180 with the consent of each applicable Lender; provided that if such Contract Period would end on a day other than a Business Day, such Contract Period shall be extended to the next succeeding Business Day.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and “Controlling” and “Controlled” shall have meanings correlative thereto.

“Credit Event” shall have the meaning assigned to such term in Article IV.

“Cumulative Retained Excess Cash Flow Amount” shall mean, at any date, an amount, not less than zero in the aggregate, determined on a cumulative basis equal to the sum of the Retained Percentage of Excess Cash Flow for each Excess Cash Flow Period commencing after the Closing Date; provided that for purposes of determining the Cumulative Retained Excess Cash Flow Amount, the periods, each taken as a single accounting period, (i) beginning on January 1, 2006, and ending on December 31, 2006 and (ii) beginning on January 1, 2007 and ending on December 31, 2007 shall each be deemed to be an Excess Cash Flow Period.

“Cure Amount” shall have the meaning assigned to such term in Section 7.03(a).

“Cure Right” shall have the meaning assigned to such term in Section 7.03(a).

“Current Assets” shall mean, with respect to Holdings (prior to a Qualified IPO), the U.S. Borrower and the Subsidiaries on a consolidated basis at any date of determination, all assets (other than cash and Permitted Investments or other cash equivalents) that would, in accordance with GAAP, be classified on a consolidated balance sheet of Holdings (prior to a Qualified IPO), the U.S. Borrower and the Subsidiaries as current assets at such date of determination, other than amounts related to current or deferred Taxes based on income or profits.

“Current Liabilities” shall mean, with respect to Holdings (prior to a Qualified IPO), the U.S. Borrower and the Subsidiaries on a consolidated basis at any date of determination, all liabilities that would, in accordance with GAAP, be classified on a consolidated balance sheet of Holdings (prior to a Qualified IPO), the U.S. Borrower and the Subsidiaries as current liabilities at such date of determination, other than (a) the current portion of any Indebtedness, (b) accruals of Interest Expense (excluding Interest Expense that is due and unpaid), (c) accruals for current or deferred Taxes based on income or profits, (d) accruals, if any, of transaction costs resulting from the 2005 Transactions, the May 2006 Transactions, the November 2006 Transactions, the 2007 Transactions or the Transactions, and (e) accruals of any costs or expenses related to (i) severance or termination of employees prior to the Closing Date or (ii) bonuses, pension and other post-retirement benefit obligations, and (f) accruals for add-backs to EBITDA included in clauses (a)(iv) through (a)(vi) of the definition of such term.

“Debenture Indentures” shall mean the Indenture of the U.S. Borrower dated as of January 15, 1983, governing the Debentures due 2016, and the Indenture of the U.S. Borrower dated as of December 15, 1987, governing the Debentures due 2021 and 2023, in each case as amended, modified or supplemented from time to time.

“Debentures” shall mean the 8.375% Debentures of the U.S. Borrower due 2016, the 9.200% Debentures of the U.S. Borrower due 2021 and the 7.875% Debentures of the U.S. Borrower due 2023.

“Debt Service” shall mean, with respect to Holdings (prior to a Qualified IPO), the U.S. Borrower and the Subsidiaries on a consolidated basis for any period, Cash Interest Expense for such period plus scheduled principal amortization of Consolidated Debt for such period.

“Default” shall mean any event or condition that upon notice, lapse of time or both would constitute an Event of Default.

“Defaulting Lender” shall mean any Lender with respect to which a Lender Default is in effect.

“Designated Non-Cash Consideration” shall mean the fair market value of non-cash consideration received by the U.S. Borrower or one of the Subsidiaries in connection with an asset disposition that is so designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer, setting forth the basis of such valuation, less the amount of cash or cash equivalents received in connection with a subsequent sale of such Designated Non-Cash Consideration.

“Discount B/A Rate” shall mean, with respect to a B/A being accepted and purchased on any day, (a) for a Lender that is a Schedule I Lender, (i) the CDOR Rate applicable to such B/A or (ii) if the discount rate for a particular Contract Period is not quoted on the

Reuters Screen CDOR Page, the arithmetic average (as determined by the Administrative Agent) of the percentage discount rates (expressed as a decimal and rounded upward, if necessary, to the nearest  1/100 of 1%) quoted to the Administrative Agent by the Schedule I Reference Lenders as the percentage discount rate at which each such bank would, in accordance with its normal practices, at approximately 10:00 a.m., Toronto time, on such day, be prepared to purchase bankers’ acceptances accepted by such bank having a face amount and term comparable to the face amount and Contract Period of such B/A, and (b) for a Lender that is not a Schedule I Lender, the lesser of (i) the CDOR Rate applicable to such B/A plus 0.10% per annum and (ii) the arithmetic average (as determined by the Administrative Agent) of the percentage discount rates (expressed as a decimal and rounded upward, if necessary, to the nearest  1/100 of 1%) quoted to the Administrative Agent by the Schedule II/III Reference Lenders as the percentage discount rate at which such bank would, in accordance with its normal practices, at approximately 10:00 a.m., Toronto time, on such day, be prepared to purchase bankers’ acceptances accepted by such bank having a face amount and term comparable to the face amount and Contract Period of such B/A.

“Discount Proceeds” shall mean, with respect to any B/A, an amount (rounded upward, if necessary, to the nearest C$.01) calculated by multiplying (a) the face amount of such B/A by (b) the quotient obtained by dividing (i) one by (ii) the sum of (A) one and (B) the product of (x) the Discount B/A Rate (expressed as a decimal) applicable to such B/A and (y) a fraction of which the numerator is the Contract Period applicable to such B/A and the denominator is 365, with such quotient being rounded upward or downward to the fifth decimal place and .000005 being rounded upward.

“Disqualified Stock” shall mean, with respect to any person, any Equity Interests of such person that, by their terms (or by the terms of any security into which such Equity Interests are convertible or for which such Equity Interests are redeemable or exchangeable), or upon the happening of any event, (i) mature or are mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control or asset sale), (ii) are convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) are redeemable at the option of the holder thereof, in whole or in part, in each case prior to 91 days after the latest to mature of any Tranche, Other Term Loan, if any, and Other Revolving Facility Loan, if any (without regard to the proviso to clause (a) or (b) of the definition of “Term Facility Maturity Date” or “Revolving Facility Maturity Date” or any similar qualification to the maturity date of any such Other Term Loan or Other Revolving Facility Loan); provided, however, that only the portion of the Equity Interests that so mature or are mandatorily redeemable, are so convertible or exchangeable or are so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided further, however, that if such Equity Interests are issued to any employee or to any plan for the benefit of employees of the U.S. Borrower or the Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Stock solely because they may be required to be repurchased by the U.S. Borrower in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided further, however, that any class of Equity Interests of such person that by its terms authorizes such person to satisfy its obligations thereunder by delivery of Equity Interests that are not Disqualified Stock shall not be deemed to be Disqualified Stock.

“Dividends” shall have the meaning assigned to such term in Section 6.06.

“Domestic Loan Party” shall mean the U.S. Borrower and any Domestic Subsidiary Loan Party.

“Domestic Subsidiary” shall mean any Subsidiary that is not a Foreign Subsidiary.

“Domestic Subsidiary Loan Party” shall mean each Wholly-Owned Domestic Subsidiary other than (a) Unrestricted Subsidiaries and (b) Indenture Restricted Subsidiaries.

“Dutch Borrower” shall have the meaning assigned to such term in the preamble hereto.

“Dutch Financial Supervisory Act” shall mean the Financial Supervision Act (Wet op het Financieel Toezicht), as amended from time to time.

“Dutch Security Documents” shall mean (a) Dutch law notarial share pledges over the Equity Interests in each Foreign Subsidiary Loan Party incorporated under Dutch law (including the Dutch Borrower), (b) Dutch law pledges over all receivables owing to any of the Foreign Subsidiary Loan Parties incorporated under Dutch law (which will be notified pledges in respect of intercompany receivables, insurance receivables and bank account receivables and not notified until an Event of Default has occurred in respect of trade receivables), (c) Dutch law pledges over all stock, inventory and other tangible assets located in the Netherlands and all intellectual property rights registered in or in respect of the Netherlands and (d) any other Dutch law security document that may be entered into by any Loan Party.

“Dutch Term Loan Obligations” shall mean (a) the obligations of the Dutch Borrower to the Lenders under the Tranche C-2A Term Loans, the Tranche C-2B Term Loans, the Tranche C-5A Term Loans, the Tranche C-5B Term Loans, the Tranche C-6A Term Loans, the Tranche C-6B Term Loans, the Tranche C-7A Term Loans and the Tranche C-7B Term Loans, and (b) the obligations of the other Loan Parties guaranteeing the obligations of the Dutch Borrower to the Lenders under the Tranche C-2A Term Loans, the Tranche C-2B Term Loans, the Tranche C-5A Term Loans, the Tranche C-5B Term Loans, the Tranche C-6A Term Loans, the Tranche C-6B Term Loans, the Tranche C-7A Term Loans and the Tranche C-7B Term Loans, as such obligations may exist from time to time.

“Early Maturity Notes” shall mean (a) with respect to the Original Maturity Term Loans and the Revolving Facility in effect on the Amendment Effective Date, (i) the Existing Notes (as defined in the November 2006 Credit Agreement) (other than the Existing Borden Fixed Rate Notes (as defined in the November 2006 Credit Agreement) and the Debentures) and (ii) any other debt securities and bank Indebtedness issued by the U.S. Borrower or any of the Subsidiaries (other than Indebtedness issued by a Foreign Subsidiary that is not a Foreign Subsidiary Loan Party that is denominated in currencies other than the U.S. Dollar in the form of bank financings or notes offered or arranged outside the United States and not placed with investors that regularly invest in the U.S. financial markets) with a final maturity prior to the date that is 91 days after the last to mature of the Facilities and (b) with respect to the Extended Maturity Term Loans, the Existing Second Secured Notes and any other debt securities issued by the U.S. Borrower or any of the Subsidiaries (other than Indebtedness issued by a Foreign Subsidiary that is not a Foreign Subsidiary Loan Party that is denominated in currencies other than the U.S. Dollar in the form of notes offered or arranged outside the United States and not placed with investors that regularly invest in the U.S. financial markets) with a final maturity prior to the date that is 91 days after the Term Facility Maturity Date with respect to the Extended Maturity Term Loans.

“Early Maturity Test Date” shall mean each date that is 91 days prior to the final maturity of any of the Early Maturity Notes.

“EBITDA” shall mean, with respect to the U.S. Borrower and the Subsidiaries on a consolidated basis for any period, the Consolidated Net Income of the U.S. Borrower and the Subsidiaries for such period plus (a) the sum of (without duplication and to the extent the same was deducted in calculating Consolidated Net Income for such period):

(i) Consolidated Taxes of the U.S. Borrower and the Subsidiaries for such period;

(ii) Interest Expense (and to the extent not included in Interest Expense, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and costs of surety bonds in connection with financing activities) of the U.S. Borrower and the Subsidiaries for such period (net of interest income of the U.S. Borrower and the Subsidiaries for such period);

(iii) Consolidated Non-cash Charges of the U.S. Borrower and the Subsidiaries for such period;

(iv) plant closure, severance and other restructuring costs and charges;

(v) business optimization expenses (which, for the avoidance of doubt, shall include, without limitation, the effect of inventory optimization programs, retention, systems establishment costs and excess pension charges); provided, that with respect to each business optimization expense, the U.S. Borrower shall have delivered to the Administrative Agent an officers’ certificate specifying and quantifying such expense;

(vi) impairment charges, including the write-down of investments;

(vii) non-operating expenses;

(viii) [reserved];

(ix) the amount of management, monitoring, consulting, transaction and advisory fees and related expenses paid to the Fund or any Fund Affiliate (or any accruals relating to such fees and related expenses) during such period; provided, however, that such amount shall not exceed in any four-quarter period the greater of (x) $3.0 million and (y) 2% of EBITDA of the U.S. Borrower and the Subsidiaries on a consolidated basis for the immediately preceding fiscal year, plus 2% of the value of transactions permitted hereunder and entered into by the U.S. Borrower or any of the Subsidiaries with respect to which the Fund or any Fund Affiliate provides any of the aforementioned types of services; provided, however, any payment not made in any fiscal year may be carried forward and paid in the following fiscal year; plus

(x) the cost (or amortization of prior service cost) of subsidizing coverage for persons affected by amendments to medical benefit plans implemented prior to the Closing Date; provided, however, that such amount will be included in EBITDA notwithstanding that such amount was not deducted in calculating Consolidated Net Income;

minus (b) the sum of (without duplication and to the extent the amounts described in this clause (b) increased such Consolidated Net Income for the respective period for which EBITDA is being determined) non-cash items increasing Consolidated Net Income of the U.S. Borrower and the Subsidiaries for such period (but excluding any such items (A) in respect of which cash was received in a prior period or will be received in a future period or (B) that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period, including the amortization of employee benefit plan prior service costs).

For purposes of determining EBITDA under this Agreement for any period that includes the fiscal quarter ended September 30, 2005, December 31, 2005, March 31, 2006 or June 30, 2006, EBITDA for such fiscal quarter shall be deemed to be $152 million, $144 million, $163 million or $161 million, respectively.

“EMU Legislation” shall mean the legislative measures of the European Union for the introduction of, changeover to or operation of the euro in one or more member states.

“environment” shall mean ambient and indoor air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources such as flora and fauna, the workplace or as otherwise defined in any Environmental Law.

“Environmental Laws” shall mean all applicable laws (including common law), rules, regulations, codes, ordinances, orders, decrees, directives, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the generation, management, Release or threatened Release of, or exposure to, any Hazardous Material or to health and safety matters (to the extent relating to the environment or Hazardous Materials).

“Equity Financing” shall have the meaning assigned to such term in the November 2006 Credit Agreement.

“Equity Interests” of any person shall mean any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with Holdings (prior to a Qualified IPO), the U.S. Borrower or a Subsidiary, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” shall mean (a) any Reportable Event; (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, the failure to make by its due date a required installment under Section 412(m) of the Code with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan; (d) the incurrence by Holdings (prior to a Qualified IPO), the U.S. Borrower, a Subsidiary or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by Holdings (prior to a Qualified IPO), the U.S. Borrower, a Subsidiary or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention, or the institution by the PBGC of proceedings, to terminate any Plan or to appoint a trustee to administer any Plan; (f) the incurrence by Holdings (prior to a Qualified IPO), the U.S. Borrower, a Subsidiary or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by Holdings (prior to a Qualified IPO), the U.S. Borrower, a Subsidiary or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from Holdings (prior to a Qualified IPO), the U.S. Borrower, a Subsidiary or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“euro” or “€” shall mean the currency constituted by the Treaty on the European Union and as referred to in the EMU Legislation.

“Euro Lending Office” shall mean, as to any European Tranche Lender, Tranche C-2A Lender, Tranche C-2B Lender, Tranche C-6A Lender, Tranche C-6B Lender, Tranche C-7A Lender or Tranche C-7B Lender, the applicable branch, office or Affiliate of such European Tranche Lender, Tranche C-2A Lender, Tranche C-2B Lender, Tranche C-6A Lender, Tranche C-6B Lender, Tranche C-7A Lender or Tranche C-7B Lender designated (i) by such European Tranche Lender to make Loans to the Dutch Borrower and the U.K. Borrowers or (ii) by such Tranche C-2A Lender, Tranche C-2B Lender, Tranche C-6A Lender, Tranche C-6B Lender, Tranche C-7A Lender or Tranche C-7B Lender to make Loans to the Dutch Borrower.

“EURO LIBO Rate” shall mean, with respect to any Eurocurrency Borrowing denominated in euro, for any Interest Period, the offered rate for deposits in euros in the European interbank market for the relevant Interest Period that is determined by the Banking Federation of the European Union, and displayed on the appropriate page of the Telerate Screen, at or about 11:00 am (Brussels time) on the relevant quotation date for the delivery of euros on the first day of the relevant Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “EURO LIBO Rate” shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in euro are offered for a maturity comparable to such relevant Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of such Interest Period.

“Eurocurrency Borrowing” shall mean a Borrowing comprised of Eurocurrency Loans.

“Eurocurrency Loan” shall mean any Eurocurrency Term Loan or Eurocurrency Revolving Loan.

“Eurocurrency Revolving Borrowing” shall mean a Borrowing comprised of Eurocurrency Revolving Loans.

“Eurocurrency Revolving Loan” shall mean any Revolving Facility Loan bearing interest at a rate determined by reference to the Adjusted Eurocurrency Rate in accordance with the provisions of Article II.

“Eurocurrency Term Loan” shall mean any Term Loan bearing interest at a rate determined by reference to the Adjusted Eurocurrency Rate in accordance with the provisions of Article II.

“European Tranche” has the meaning assigned to such term under the definition of “Tranche”.

“European Tranche Commitment” shall mean, with respect to each European Tranche Lender, the commitment of such European Tranche Lender to make European Tranche Revolving Facility Loans and to acquire participations in Letters of Credit and Swingline Loans under the European Tranche, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s European Tranche Revolving Facility Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 2.21 or Section 9.04. The initial amount of each Lender’s European Tranche Commitment is set forth on Schedule 2.01 to the November 2006 Credit Agreement, or in the Assignment and Acceptance or Incremental Assumption Agreement pursuant to which such Lender shall have assumed its European Tranche Commitment, as applicable. The aggregate amount of the Lenders’ European Tranche Commitments as of the Amendment Effective Date is $125.0 million.

“European Tranche L/C Exposure” shall mean, at any time, the sum of (a) the aggregate undrawn amount of all outstanding European Tranche Letters of Credit denominated in U.S. Dollars at such time, (b) the U.S. Dollar Equivalent of the aggregate undrawn amount of all outstanding European Tranche Letters of Credit denominated in euro or Sterling at such time and (c) the U.S. Dollar Equivalent of the aggregate amount of all L/C Disbursements in respect of European Tranche Letters of Credit that have not yet been reimbursed by or on behalf of the applicable Borrower at such time. The European Tranche L/C Exposure of any Revolving Lender at any time shall be its European Tranche Percentage of the total European Tranche L/C Exposure at such time.

“European Tranche Lender” shall mean a Lender with a European Tranche Commitment or with outstanding European Tranche Revolving Facility Exposure.

“European Tranche Letters of Credit” shall mean Letters of Credit issued or deemed outstanding under the European Tranche.

“European Tranche Percentage” shall mean, with respect to any European Tranche Lender, the percentage of the total European Tranche Commitments represented by such Lender’s European Tranche Commitment. If the European Tranche Commitments have terminated or expired, the European Tranche Percentages shall be determined based upon the European Tranche Commitments most recently in effect, giving effect to any assignments pursuant to Section 9.04.

“European Tranche Revolving Facility Exposure” shall mean, at any time, the sum of (a) the aggregate principal amount of the European Tranche Revolving Facility Loans denominated in U.S. Dollars outstanding at such time, (b) the U.S. Dollar Equivalent of the aggregate principal amount of the European Tranche Revolving Facility Loans denominated in euro outstanding at such time, (c) the U.S. Dollar Equivalent of the aggregate principal amount of European Tranche Revolving Facility Loans denominated in Sterling outstanding at such time, (d) the European Tranche L/C Exposure at such time and (e) the Swingline Exposure at such time. The European Tranche Revolving Facility Exposure of any Lender at any time shall be such Lender’s European Tranche Percentage of the total European Tranche Revolving Facility Exposure at such time.

“European Tranche Revolving Facility Loan” shall mean a loan made by a European Tranche Lender pursuant to Section 2.01. Each European Tranche Revolving Facility Loan denominated in U.S. Dollars shall be a Eurocurrency Loan or (a) an ABR Loan (if to the U.S. Borrower) or (b) a Base Rate Loan (if to any other Borrower), and each European Tranche Revolving Facility Loan denominated in Sterling or euro shall be a Eurocurrency Loan or a Base Rate Loan.

“Event of Default” shall have the meaning assigned to such term in Section 7.01.

“Excess Cash Flow” shall mean, with respect to the U.S. Borrower and the Subsidiaries on a consolidated basis for any Excess Cash Flow Period, EBITDA of the U.S. Borrower and the Subsidiaries on a consolidated basis for such Excess Cash Flow Period, minus, without duplication,

(a) Debt Service for such Excess Cash Flow Period (reduced by the aggregate principal amount of voluntary prepayments of Consolidated Debt that would otherwise constitute scheduled principal amortization during such Excess Cash Flow Period to the extent such scheduled principal amortization has been included in Debt Service);

(b) the amount of any voluntary prepayment permitted hereunder of term Indebtedness (other than any Term Loans) during such Excess Cash Flow Period, in each case to the extent not financed, or intended to be financed, using the proceeds of the incurrence of Indebtedness, so long as the amount of such prepayment is not already reflected in Debt Service;

(c) (i) Capital Expenditures by the U.S. Borrower and the Subsidiaries on a consolidated basis during such Excess Cash Flow Period that are paid in cash and (ii) the aggregate consideration paid in cash during such Excess Cash Flow Period in respect of Permitted Business Acquisitions and other Investments permitted hereunder to the extent not financed with the proceeds of Indebtedness other than Loans that are not Incremental Term Loans (less any amounts received in respect thereof as a return of capital);

(d) Capital Expenditures that the U.S. Borrower or any Subsidiary shall, during such Excess Cash Flow Period, become obligated to make but that are not made during such Excess Cash Flow Period (provided that any amount so deducted that will be paid after the close of such Excess Cash Flow Period shall not be deducted again in a subsequent Excess Cash Flow Period); provided that the U.S. Borrower shall deliver a certificate to the Administrative Agent not later than 90 days after the end of such Excess Cash Flow Period, signed by a Responsible Officer of the U.S. Borrower and certifying that such Capital Expenditures and the delivery of the related equipment will be made in the following Excess Cash Flow Period;

(e) Taxes and Tax Distributions paid in cash by Holdings (prior to a Qualified IPO), the U.S. Borrower and the Subsidiaries on a consolidated basis during such Excess Cash Flow Period or that will be paid within six months after the close of such Excess Cash Flow Period (provided that any amount so deducted that will be paid after the close of such Excess Cash Flow Period shall not be deducted again in a subsequent Excess Cash Flow Period) and for which reserves have been established, including income tax expense and withholding tax expense incurred in connection with cross-border transactions involving the Foreign Subsidiaries;

(f) an amount equal to any increase in Working Capital of the U.S. Borrower and the Subsidiaries for such Excess Cash Flow Period;

(g) cash expenditures made in respect of Swap Agreements during such Excess Cash Flow Period, to the extent not reflected in the computation of EBITDA or Cash Interest Expense;

(h) permitted dividends or distributions or repurchases of its Equity Interests paid in cash by Holdings (prior to a Qualified IPO) or the U.S. Borrower (after a Qualified IPO) during such Excess Cash Flow Period and permitted dividends paid by any Subsidiary to any person other than the U.S. Borrower or any of the Subsidiaries during such Excess Cash Flow Period, in each case in accordance with Section 6.06 (other than Section 6.06(e), 6.06(f)(ii), 6.06(f)(iii) and 6.06(k));

(i) amounts paid in cash during such Excess Cash Flow Period on account of (x) items that were accounted for as noncash reductions of Net Income in determining Consolidated Net Income or as noncash reductions of Consolidated Net Income in determining EBITDA of the U.S. Borrower and the Subsidiaries in a prior Excess Cash Flow Period and (y) reserves or accruals established in purchase accounting;

(j) to the extent not deducted in the computation of Net Proceeds in respect of any asset disposition or condemnation giving rise thereto, the amount of any mandatory prepayment of Indebtedness (other than Indebtedness created hereunder or under any other Loan Document), together with any interest, premium or penalties required to be paid (and actually paid) in connection therewith, and

(k) the amount related to items that were added to or not deducted from Net Income in calculating Consolidated Net Income or were added to or not deducted from Consolidated Net Income in calculating EBITDA to the extent such items represented a cash payment (which had not reduced Excess Cash Flow upon the accrual thereof in a prior Excess Cash Flow Period), or an accrual for a cash payment, by the U.S. Borrower and the Subsidiaries or did not represent cash received by the U.S. Borrower and the Subsidiaries, in each case on a consolidated basis during such Excess Cash Flow Period, plus, without duplication,

(a) an amount equal to any decrease in Working Capital for such Excess Cash Flow Period;

(b) all proceeds received during such Excess Cash Flow Period of Capital Lease Obligations, purchase money Indebtedness, Sale and Lease-Back Transactions pursuant to Section 6.03 and any other Indebtedness, in each case to the extent used to finance any Capital Expenditure (other than Indebtedness under this Agreement to the extent there is no corresponding deduction to Excess Cash Flow above in respect of the use of such Borrowings);

(c) all amounts referred to in clause (c) or (d) above to the extent funded with (i) the proceeds of the issuance of Equity Interests of, or capital contributions to, the U.S. Borrower after the Closing Date, (ii) any amount that would have constituted Net Proceeds under clause (a) of the definition of the term “Net Proceeds” if not so spent or (iii) Cumulative Retained Excess Cash Flow Amount, in each case to the extent there is a corresponding deduction from Excess Cash Flow above;

(d) to the extent any permitted Capital Expenditures referred to in clause (d) above and the delivery of the related equipment do not occur in the following Excess Cash Flow Period specified in the certificate of the U.S. Borrower provided pursuant to clause (d) above, the amount of such Capital Expenditures that were not so made in such following Excess Cash Flow Period;

(e) cash payments received in respect of Swap Agreements during such Excess Cash Flow Period to the extent (i) not included in the computation of EBITDA or (ii) such payments do not reduce Cash Interest Expense;

(f) any extraordinary or nonrecurring gain realized in cash during such Excess Cash Flow Period (except to the extent such gain consists of Net Proceeds subject to 2.11(c));

(g) to the extent deducted in the computation of EBITDA, cash interest income; and

(h) the amount related to items that were deducted from or not added to Net Income in connection with calculating Consolidated Net Income or were deducted from or not added to Consolidated Net Income in calculating EBITDA to the extent either (x) such items represented cash received by the U.S. Borrower or any Subsidiary or (y) such items do not represent cash paid by the U.S. Borrower or any Subsidiary, in each case on a consolidated basis during such Excess Cash Flow Period.

“Excess Cash Flow Period” shall mean (i) the period taken as one accounting period beginning on January 1, 2008, and ending on December 31, 2008, and (ii) each fiscal year of the U.S. Borrower ended thereafter.

“Excess Tranche C-3 Credit-Linked Deposits” shall mean, at any time, the excess, if any, of the Total Tranche C-3 Credit-Linked Deposit over the Tranche C-3 L/C Exposure at such time. The Excess Tranche C-3 Credit-Linked Deposit of any Tranche C-3 Lender at any time shall mean its Tranche C-3 Percentage of the Excess Tranche C-3 Credit-Linked Deposits.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Rate” shall mean, on any day, for purposes of determining the U.S. Dollar Equivalent of any other currency, the rate at which such other currency may be exchanged into U.S. Dollars at the time of determination on such day on the Reuters WRLD Page for such currency. In the event that such rate does not appear on any Reuters WRLD Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the U.S. Borrower, or, in the absence of such an agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about such time as the Administrative Agent shall elect after determining that such rates shall be the basis for determining the Exchange Rate, on such date for the purchase of U.S. Dollars for delivery two Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

“Excluded Indebtedness” shall mean all Indebtedness permitted to be incurred under Section 6.01 (as amended or waived from time to time).

“Excluded Jurisdictions” shall mean Hong Kong, Ireland, Luxembourg, Korea, Argentina, South Africa, France, Philippines, Finland, Barbados, People’s Republic of China, Mexico, Sweden, Japan, Switzerland, Singapore, Australia, Malaysia and Thailand.

“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder or, for purposes of Section 2.18 only, by or on account of any obligation of the Administrative Agent pursuant to Section 2.23(b), the following taxes, including interest, penalties or other additions thereto:

(a) income taxes imposed on (or measured by) its net income or franchise taxes imposed on (or measured by) its gross or net income by the country in which the applicable Borrower (or the Administrative Agent) is legally organized or any political subdivision thereof, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, in each case including any political subdivision thereof (provided that no Foreign Lender shall be deemed to be located in any country solely as a result of taking any action under this Agreement),

(b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a) above,

(c) any withholding tax that is attributable to a Lender’s failure to comply with Section 2.18(f),

(d) in the case of a Lender (other than an assignee pursuant to a request by the U.S. Borrower under Section 2.20(b) or by operation of the CAM), any withholding tax imposed by the Country in which the applicable Borrower (or the Administrative Agent) is legally organized or any political subdivision thereof that is in effect and would apply to amounts payable by such Borrower (or the Administrative Agent) from an office within such jurisdiction to the applicable Lending Office of such Lender at the time such Lender becomes a party to this Agreement (or designates a new Lending Office) provided that if a Lender is required to complete an application for a reduced withholding tax rate under an applicable income tax treaty with the United Kingdom in order to receive the benefit of such reduced withholding tax rate and such Lender completes such application as soon as practicable following the Closing Date, the rate of withholding in effect on the date on which such application is approved shall be deemed to be the rate in effect on the date on which such Lender becomes a party to this Agreement,

(e) in the case of a European Tranche Lender (other than an assignee pursuant to a request by the U.S. Borrower under Section 2.20(b) or by operation of the CAM), any tax on income of the Lender levied by Germany solely as a result of any real property serving as collateral under this Agreement, except, in the case of clauses (d) and (e) above, to the extent that (i) such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from a Loan Party with respect to any withholding tax pursuant to Section 2.18(a) or (ii) such withholding tax shall have resulted from the making of any payment to a location other than the office designated by the Administrative Agent or such Lender for the receipt of payments of the applicable type.

“Existing Notes” shall mean (a) the Existing Second Secured Notes outstanding on the Amendment Effective Date and (b) the Debentures outstanding on the Closing Date.

“Existing Notes Documents” shall mean the indentures under which the Existing Notes are issued and all other instruments, agreements and other documents evidencing or governing the Existing Notes or providing for any security, guarantee or other right in respect thereof.

“Existing Notes Issuer” means any subsidiary of the U.S. Borrower that is an issuer or co-issuer of any of the Existing Notes.

“Existing Second Lien Intercreditor Agreement” shall mean the Intercreditor Agreement dated as of November 3, 2006, among the U.S. Borrower, Wilmington Trust Company, as Trustee for the Existing Second Secured Notes, the Administrative Agent, Holdings and the Domestic Subsidiary Loan Parties.

“Existing Second Secured Notes” shall mean (a) $200 million aggregate principal amount of Hexion U.S. Finance Corp./Hexion Nova Scotia Finance, ULC Second-Priority Senior Secured Floating Rate Notes due 2014 and (b) $625 million aggregate principal amount of Hexion U.S. Finance Corp./Hexion Nova Scotia Finance, ULC Second-Priority Senior Secured 9 3/4% Notes due 2014.

“Existing Second Secured Notes Documents” shall mean the indentures under which the Existing Second Secured Notes are issued and all other instruments, agreements and other documents evidencing or governing the Existing Second Secured Notes or providing for any security, guarantee or other right in respect thereof.

“Existing Second Secured Notes Offering Memorandum” shall mean the Offering Circular, dated October 27, 2006, in respect of the Existing Second Secured Notes.

“Existing Term Loans” shall mean the Term Loans outstanding hereunder on the Amendment Effective Date immediately after giving effect to the Transactions.

“Extended Maturity Term Loans” shall mean the Tranche C-1B Term Loans, the Tranche C-2B Term Loans, the Tranche C-4B Term Loans, the Tranche C-5B Term Loans, the Tranche C-6B Term Loans and the Tranche C-7B Term Loans.

“Extended Revolving Facility Commitment” shall have the meaning assigned to such term in Section 2.21(e).

“Extended Term Loan” shall have the meaning assigned to such term in Section 2.21(e).

“Extending Lender” shall have the meaning assigned to such term in Section 2.21(e).

“Extension” shall have the meaning assigned to such term in Section 2.21(e).

“Federal Funds Effective Rate” shall mean, for any day, the weighted average (rounded upward, if necessary, to the next  1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upward, if necessary, to the next  1/100 of 1%) of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fees” shall mean the Commitment Fees, the L/C Participation Fees, the Issuing Bank Fees and the Administrative Agent Fees.

“Financial Officer” of any person shall mean the Chief Financial Officer, principal accounting officer, Treasurer, Assistant Treasurer or Controller of such person.

“First Amendment Effective Date” shall have the meaning assigned to the term “Amendment Effective Date” in Section 1 of the Incremental and First Amendment.

“First Lien Intercreditor Agreement” shall mean an Intercreditor Agreement between the Administrative Agent and the authorized representative named therein for the First Lien Notes, substantially in the form of Exhibit F-2, with such changes that are reasonably satisfactory to the Administrative Agent, as the same may be amended, supplemented, restated, modified or waived from time to time in accordance with the terms thereof.

“First Lien Net Proceeds” shall mean 100% (or 80% in the case of First Lien Notes that are not secured by a first priority Lien on the Collateral that is pari passu with the Lien securing the U.S. Obligations) of the cash proceeds from the incurrence, issuance or sale by the U.S. Borrower of any First Lien Notes, net of all taxes and fees (including investment banking fees), commissions, costs and other expenses, in each case incurred in connection with such issuance or sale.

“First Lien Notes” shall mean (a) senior secured loans or notes of the U.S. Borrower (which notes or loans may either be secured by a first priority Lien on the Collateral that is pari passu with the Lien securing the U.S. Obligations or may be secured by a Lien ranking junior to the Lien on the Collateral securing the U.S. Obligations, but shall not be secured by any assets that do not constitute Collateral securing the U.S. Obligations) incurred after the Amendment Effective Date (i) the terms of which do not provide for any scheduled repayment, mandatory redemption or sinking fund obligations prior to the latest Term Facility Maturity Date in effect at the time of the issuance thereof (other than customary offers to repurchase upon a change of control, asset sale or event of loss and customary acceleration rights after an event of default) and (ii) the covenants, events of default, guarantees, collateral and other terms of which (other than interest rate and redemption premiums), taken as a whole, are not more restrictive to the U.S. Borrower and the Subsidiaries than those set forth in this Agreement; provided that a certificate of the Chief Financial Officer of the U.S. Borrower delivered to the Administrative Agent in good faith at least three Business Days (or such shorter period as the Administrative Agent may reasonably agree) prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the U.S. Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement and (b) loans or notes borrowed or issued in connection with any refinancing, refunding, renewal or extension of any First Lien Notes; provided that (i) in connection with any such refinancing, refunding, renewal or extension, the principal amount of any such Indebtedness is not increased above the principal amount thereof outstanding immediately prior to such refinancing, refunding, renewal or extension (plus unpaid accrued interest and premium (including tender premiums) thereon and underwriting discounts, defeasance costs, fees, commissions and expenses), (ii) such refinancing Indebtedness otherwise complies with this definition and (iii) if such Indebtedness being refinanced is not secured by a first priority Lien on the Collateral that is pari passu with the Lien securing the U.S. Obligations, then such refinancing Indebtedness may not be secured with a first priority Lien on the Collateral that is pari passu with the Lien securing the U.S. Obligations. Notes issued by the U.S. Borrower in exchange for any First Lien Notes in accordance with the terms of a registration rights agreement entered into in connection with the issuance of such First Lien Notes shall also be considered First Lien Notes.

“First Lien Obligations” shall mean the Obligations and the Other First Lien Obligations.

“First Lien Secured Parties” shall mean the Secured Parties and the Other First Lien Secured Parties.

“Flow Through Entity” means an entity that is treated as a partnership not taxable as a corporation, a grantor trust or a disregarded entity for U.S. federal income tax purposes or subject to treatment on a comparable basis for purposes of state, local or foreign tax law.

“Foreign Borrowers” shall mean the Canadian Borrower, the Dutch Borrower, and the U.K. Borrowers.

“Foreign Guarantee Agreement” shall mean the Foreign Guarantee Agreement, dated as of May 31, 2005, as amended, supplemented or otherwise modified from time to time, among the Foreign Subsidiary Loan Parties and the Administrative Agent that provides for a Guarantee by such Foreign Subsidiary Loan Parties of the Obligations of Foreign Subsidiary Loan Parties.

“Foreign Lender” shall mean, as to any Loan Party, any Lender that is organized under the laws of a jurisdiction other than that in which such Loan Party is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Mortgages” shall mean the mortgages, debentures, hypothecs, deeds of trust, charges, assignments of leases and rents and other security documents delivered pursuant to Section 4.02 of the 2005 Credit Agreement or Section 5.10 with respect to Mortgaged Properties located outside the United States of America, each in form and substance reasonably satisfactory to the Administrative Agent.

“Foreign Obligations” means the aggregate of (a) the Guaranteed Obligations (as defined in the Foreign Guarantee Agreement) of each of the Foreign Subsidiary Loan Parties and (b) the Guaranteed Obligations (as defined in the U.S. Guarantee Agreement) of each of the U.S. Borrower and the Domestic Subsidiary Loan Parties but only to the extent they guarantee the

Guaranteed Obligations (as defined in the Foreign Guarantee Agreement) of any of the Foreign Subsidiary Loan Parties, each as they may exist from time to time, other than the Parallel Debt Foreign Obligations.

“Foreign Pledge Agreement” shall mean a pledge or charge agreement with respect to the Pledged Collateral that constitutes Equity Interests of a Foreign Subsidiary that is a Material Subsidiary, in form and substance reasonably satisfactory to the Administrative Agent; provided that in no event shall more than 65% of the issued and outstanding voting Equity Interests of such Foreign Subsidiary be pledged to secure Obligations of the Domestic Loan Parties.

“Foreign Security Documents” shall mean one or more security agreements, charges, mortgages or pledges with respect to Collateral (other than Collateral that is subject to a Foreign Mortgage) of a Foreign Subsidiary Loan Party (including, notwithstanding the foregoing exclusion of Collateral subject to Foreign Mortgages, the Quebec Documents), including the Canadian Security Documents, the U.K. Debentures, the Security Trust Deed, the Dutch Security Documents and the German Security Documents, each in form and substance reasonably satisfactory to the Administrative Agent, that secure the Obligations of any Foreign Subsidiary Loan Party.

“Foreign Subsidiary” shall mean any Subsidiary that is incorporated or organized under the laws of any jurisdiction other than the United States of America, any State thereof or the District of Columbia.

“Foreign Subsidiary Loan Party” shall mean (a) each Foreign Borrower, (b) each Foreign Subsidiary that is set forth on Schedule 1.01A, (c) each other Wholly-Owned Foreign Subsidiary organized under the laws of Canada, the United Kingdom, The Netherlands or Germany (other than each Post-Closing Reaffirming German Loan Parties and each of its subsidiaries until the actions contemplated by Section 5.14 have been consummated) and (d) at the U.S. Borrower’s option, any other Foreign Subsidiary organized under the laws of any jurisdiction set forth on Schedule 1.01(e) to the November 2006 Credit Agreement that has satisfied the Collateral and Guarantee Requirement, completed all actions required by Sections 5.10(b) and (c) and delivered to the Administrative Agent a customary written opinion of legal counsel in the United States with respect to applicable United States legal issues and, if applicable, such foreign jurisdiction with respect to the guarantee and security interests granted by such Foreign Subsidiary.

“Fund” shall mean Apollo Investment Fund IV, L.P., Apollo Investment Fund V, L.P. and Apollo Overseas Partners IV, L.P.

“Fund Affiliate” shall mean (a) each Affiliate of the Fund that is neither a “portfolio company” (which means a company actively engaged in providing goods or services to unaffiliated customers) nor a company controlled by a “portfolio company” and (b) any individual who is a partner or employee of Apollo Management, L.P., Apollo Management IV, L.P. or Apollo Management V, L.P.

“GAAP” shall mean generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis, subject to the provisions of Section 1.02; provided that any reference to the application of GAAP in Section 3.13(a), 3.13(b), 3.20, 5.03, 5.07 and 6.02(e) to a Foreign Subsidiary (and not as a consolidated Subsidiary of the U.S. Borrower) shall mean generally accepted accounting principles in effect from time to time in the jurisdiction of organization of such Foreign Subsidiary.

“German Guarantor” shall mean Hexion Specialty Chemicals GmbH.

“German Security” shall mean any security assumed and accepted by or through the Administrative Agent or any Secured Party, as the case may be, pursuant to any German Security Document and held or administered by the Administrative Agent on behalf of or in trust for the Secured Parties and any addition or replacement or substitution thereof.

“German Security Documents” shall mean all Security Documents governed by German law and “German Security Document” means any of them.

“Governmental Authority” shall mean any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory or legislative body.

“Guarantee” of or by any person (the “guarantor”) shall mean (a) any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or- pay or otherwise) or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, (iv) entered into for the purpose of assuring in any other manner the holders of such Indebtedness or other obligation of the payment thereof or to protect such holders against loss in respect thereof (in whole or in part) or (v) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or other obligation, or (b) any Lien on any assets of the guarantor (other than the Lien permitted pursuant to Section 6.02(hh)) securing any Indebtedness or other obligation (or any existing right, contingent or otherwise, of the holder of Indebtedness or other obligation to be secured by such a Lien) of any other person, whether or not such Indebtedness or other obligation is assumed by the guarantor; provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement.

“Hazardous Materials” shall mean all pollutants, contaminants, wastes, chemicals, materials, substances and constituents, including explosive or radioactive substances or petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls or radon gas, of any nature subject to regulation or which can give rise to liability under any Environmental Law.

“Hexion Nova Scotia Finance ULC” shall mean a collective reference to Hexion Nova Scotia Finance, ULC, Hexion 2 Nova Scotia Finance, ULC and any successor entity or entities formed as a result of the merger, amalgamation or other combination of such entities.

“Holdings” shall have the meaning assigned to such term in the preamble hereto.

“Immaterial Subsidiary” shall mean any Subsidiary (i) designated by the U.S. Borrower, (ii) that did not, as of the last day of the fiscal quarter of the U.S. Borrower most recently ended, have assets with a value in excess of 5.0% of the Consolidated Total Assets or revenues representing in excess of 5.0% of total revenues of the U.S. Borrower and the Subsidiaries on a consolidated basis as of such date and (iii) that taken together with all Unrestricted Subsidiaries designated pursuant to clause (ii) of the definition thereof and all other Immaterial Subsidiaries as of the last day of the fiscal quarter of the U.S. Borrower most recently ended, did not have assets with a value in excess of 10.0% of the Consolidated Total Assets or revenues representing in excess of 10.0% of total revenues of the U.S. Borrower and the Subsidiaries on a consolidated basis as of such date.

Each Subsidiary to be designated as an Immaterial Subsidiary by the U.S. Borrower hereunder shall be set forth on Schedule 1.01(f) to the November 2006 Credit Agreement, and the U.S. Borrower may update such Schedule from time to time after the Closing Date as necessary to reflect all Immaterial Subsidiaries at such time (the selection of Subsidiaries to be added to or removed from such Schedule to be made as the U.S. Borrower may determine).

“Increased Amount Date” shall have the meaning assigned to such term in Section 2.21.

“Incremental Amount” shall mean, at any time, the excess, if any, of (a) $200.0 million over (b) the sum of (x) the aggregate amount of all Incremental Term Loan Commitments and Incremental Revolving Facility Commitments (other than with respect to the Committed Extended Revolving Facility Commitment) established after the Amendment Effective Date and prior to such time pursuant to Section 2.21 (other than Incremental Term Loan Commitments and Incremental Revolving Facility Commitments in respect of Extended Term Loans or Extended Revolving Facility Commitments) plus (y) the aggregate principal amount of Indebtedness outstanding at such time incurred pursuant to Section 6.01(ee).

“Incremental and First Amendment” shall mean the Incremental Facility Amendment and Amendment No. 1, dated as of June 15, 2007, among Holdings, the Borrowers, the Lenders party thereto and the Administrative Agent.

“Incremental Assumption Agreement” shall mean an Incremental Assumption Agreement in form and substance reasonably satisfactory to the Administrative Agent, among the U.S. Borrower and/or the Dutch Borrower, the Administrative Agent and one or more Incremental Term Lenders and/or Incremental Revolving Facility Lenders.

“Incremental Effective Date” shall have the meaning set forth in Section 1 of the Incremental and First Amendment.

“Incremental Revolving Facility Commitment” shall mean the commitment of any Lender, established pursuant to Section 2.21, to make Incremental Revolving Facility Loans to the U.S. Borrower or the Dutch Borrower.

“Incremental Revolving Facility Lender” shall mean a Lender with an Incremental Revolving Facility Commitment or an outstanding Incremental Revolving Facility Loan.

“Incremental Revolving Facility Loans” shall mean Revolving Facility Loans made by one or more Lenders to the U.S. Borrower or the Dutch Borrower pursuant to Section 2.01(d). Incremental Revolving Facility Loans may be made in the form of additional Revolving Facility Loans or, to the extent permitted by Section 2.21 and provided for in the relevant Incremental Assumption Agreement, Other Revolving Facility Loans.

“Incremental Term Lender” shall mean a Lender with an Incremental Term Loan Commitment or an outstanding Incremental Term Loan.

“Incremental Term Loan Commitment” shall mean the commitment of any Lender, established pursuant to Section 2.21, to make Incremental Term Loans to the U.S. Borrower or the Dutch Borrower.

“Incremental Term Loans” shall mean Term Loans made by one or more Lenders to the U.S. Borrower or the Dutch Borrower pursuant to Section 2.01(d). Incremental Term Loans may be made in the form of additional Term Loans identical to an existing Class of Term Loans or, to the extent permitted by Section 2.21 and provided for in the relevant Incremental Term Loan Assumption Agreement, Other Term Loans.

“Indebtedness” of any person shall mean, without duplication, (a) all obligations of such person for borrowed money, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (d) all obligations of such person issued or assumed as the deferred purchase price of property or services (other than current trade liabilities and current intercompany liabilities (but not any refinancings, extensions, renewals or replacements thereof) incurred in the ordinary course of business and maturing within 365 days after the incurrence thereof), (e) all Guarantees by such person of Indebtedness of others, (f) all Capital Lease Obligations of such person, (g) all payments that such person would have to make in the event of an early termination, on the date Indebtedness of such person is being determined, in respect of outstanding Swap Agreements, (h) the principal component of all obligations, contingent or otherwise, of such person as an account party in respect of letters of credit (including Tranche C-3 Letters of Credit), (i) the principal component of all obligations of such person in respect of bankers’ acceptances and (j) the amount of all obligations of such person with respect to the redemption, repayment or other repurchase of any Disqualified Stock (excluding accrued dividends that have not increased the liquidation preference of such Disqualified Stock); provided, that Indebtedness shall not include (A) trade payables, accrued expenses and intercompany liabilities arising in the ordinary course of business (other than, in the case of such intercompany liabilities, for purposes of clause (d) of the definition of the term “Collateral and Guarantee Requirement”), (B) prepaid or deferred revenue arising in the ordinary course of business, (C) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset to satisfy unperformed obligations of the seller of such asset or (D) earn-out obligations until such obligations become a liability on the balance sheet of such person in accordance with GAAP. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner, other than to the extent that the instrument or agreement evidencing such Indebtedness expressly limits the liability of such person in respect thereof. For the avoidance of doubt, except as provided in clause (h) above, the Tranche C-3 Credit-Linked Deposits shall not constitute Indebtedness.

“Indemnified Taxes” shall mean all Taxes other than Excluded Taxes and Other Taxes.

“Indemnitee” shall have the meaning assigned to such term in Section 9.05(b).

“Indenture Restricted Subsidiary” shall mean a “Restricted Subsidiary” under and as defined in either of the Debenture Indentures.

“Ineligible Institution” shall mean the persons identified in writing to the Administrative Agent by the U.S. Borrower on the Closing Date , and as may be identified in writing to the Administrative Agent by the U.S. Borrower from time to time thereafter, with the written consent of the Administrative Agent, by delivery of a notice thereof to the Administrative Agent setting forth such person or persons (or the person or persons previously identified to Agent that are to be no longer considered “Ineligible Institutions”).

“Information Memorandum” shall mean the Confidential Information Memorandum dated January, 2010, as modified or supplemented prior to the Amendment Effective Date.

“Intercreditor Agreement” shall mean (a) the First Lien Intercreditor Agreement, (b) the New 1-1/2 Lien Intercreditor Agreement, (c) the Existing Second Lien Intercreditor Agreement and (d) any additional or replacement intercreditor agreement entered into by the Administrative Agent pursuant to Section 8.11, each as amended, modified or supplemented from time to time in accordance with this Agreement.

“Interest Election Request” shall mean a request by the applicable Borrower to convert or continue a Term Borrowing or Revolving Borrowing in accordance with Section 2.08.

“Interest Expense” shall mean, with respect to any person for any period, the sum of, without duplication, (a) gross interest expense of such person for such period on a consolidated basis, including (i) the amortization of debt discounts, (ii) the amortization of all fees (including fees with respect to Swap Agreements) payable in connection with the incurrence of Indebtedness to the extent included in interest expense, (iii) the portion of any payments or accruals with respect to Capital Lease Obligations allocable to interest expense and (iv) net payments and receipts (if any) pursuant to interest rate hedging obligations, and excluding amortization of deferred financing fees and expensing of any bridge or other financing fees, (b) capitalized interest of such person, whether paid or accrued, and (c) commissions, discounts, yield and other fees and charges incurred for such period in connection with any receivables financing of such person or any of its subsidiaries that are payable to persons other than Holdings (prior to a Qualified IPO), the U.S. Borrower and the Subsidiaries. For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments made or received and costs incurred by the U.S. Borrower and the Subsidiaries with respect to Swap Agreements.

“Interest Payment Date” shall mean, (a) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months’ duration each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing and, in addition, the date of any refinancing or conversion of such Borrowing with or to a Borrowing of a different Type, (b) with respect to any ABR Loan (other than a Swingline Loan) or Base Rate Loan, the first day of each calendar quarter (being the first day of January, April, July and October of each year) and (c) with respect to any Swingline Loan, the day that such Swingline Loan is required to be repaid pursuant to Section 2.10(a).

“Interest Period” shall mean (a) as to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as applicable, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter (or 9 or 12 months, if at the time of the relevant Borrowing, all Lenders make interest periods of such length available), as the applicable Borrower may elect, or the date any Eurocurrency Borrowing is converted to an ABR Borrowing in accordance with Section 2.08 or repaid or prepaid in accordance with Section 2.10, 2.11 or 2.12 and (b) as to any Swingline Borrowing made by the Dutch Borrower or the U.K. Borrower, the period commencing on the date of such Borrowing and ending on the day that is designated in the notice delivered pursuant to Section 2.04 with respect to such Swingline Borrowing, which shall not be later than the first date after such Swingline Loan is to be made that is the 15th or last day of a calendar month and is at least five Business Days after such Swingline Loan is made; provided, that, in the case of each of clause (a) and clause (b), if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

“Investment” shall have the meaning set forth in Section 6.04.

“Issuing Bank Fees” shall have the meaning assigned to such term in Section 2.13(b).

“Issuing Bank” shall mean (a) with respect to each of the European Tranche, the Canadian Tranche and Tranche C-3, each Issuing Bank set forth with respect to such Tranche on

Schedule 2.05 to the November 2006 Credit Agreement and each other Issuing Bank designated with respect to such Tranche pursuant to Section 2.05(k), in each case in its capacity as an issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i) and (b) with respect to each Original Letter of Credit, the person that issued such Original Letter of Credit and any successor to such person. An Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“Joint Lead Arrangers” shall have the meaning assigned to such term in the preamble hereto.

“L/C Disbursement” shall mean a payment or disbursement made by an Issuing Bank pursuant to a Letter of Credit. The amount of any L/C Disbursement made by an Issuing Bank in an Alternative Currency and not reimbursed by the applicable Borrower shall be determined as set forth in paragraph (e) or (m) of Section 2.05, as applicable.

“L/C Exposure” shall mean, at any time, the sum, without duplication, of the Revolving L/C Exposure and the Tranche C-3 L/C Exposure at such time.

“L/C Participation Fee” shall have the meaning assigned such term in Section 2.13(b).

“Lender Default” shall mean (a) the refusal (which has not been retracted) of a Lender to make available its portion of any Borrowing or Tranche C-3 Credit-Linked Deposit, to acquire participations in a Swingline Loan pursuant to Section 2.04 or to fund its portion of any unreimbursed payment under Section 2.05(e), or (b) a Lender having notified in writing the U.S. Borrower and/or the Administrative Agent that it does not intend to comply with its obligations under Section 2.04, 2.05, 2.06 or 2.07.

“Lender” shall mean each financial institution listed on Schedule 2.01, as well as any person that becomes a “Lender” hereunder pursuant to Section 9.04 or Section 2.21.

“Lending Office” shall mean, as to any Lender, the applicable branch, office or Affiliate of such Lender designated by such Lender to make Loans to the U.S. Borrower, Canadian Borrower, U.K. Borrower, or Dutch Borrower, as the case may be.

“Letter of Credit” shall mean any letter of credit issued pursuant to Section 2.05 of this Agreement, including each Original Letter of Credit.

“LIBO Rate” shall mean, with respect to any Eurocurrency Borrowing denominated in U.S. Dollars or Sterling for any Interest Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m., London time, on the date that is two Business Days prior to the commencement of such Interest Period (or on the date of the commencement of such Interest Period if such Eurocurrency Borrowing is denominated in Sterling) by reference to the British Bankers’ Association Interest Settlement Rates for deposits in the currency of such Eurocurrency Borrowing (as set forth by any service selected by the Administrative Agent that has been nominated by the British Bankers’ Association as an authorized information vendor for the purpose of displaying such rates) with a maturity comparable to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “LIBO Rate” shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in the currency of such Eurocurrency Borrowing are offered for a maturity comparable to such relevant Interest Period to major banks in the London interbank market in London, England, as selected by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of such Interest Period (or on the date of the commencement of such Interest Period if such Eurocurrency Borrowing is denominated in Sterling).

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, hypothecation, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities (other than securities representing an interest in a joint venture that is not a Subsidiary), any purchase option, call or similar right of a third party with respect to such securities; provided that in no event shall an operating lease or an agreement to sell be deemed to constitute a Lien.

“Loan Documents” shall mean this Agreement, the Amendment Agreement, the Letters of Credit, the Security Documents and any promissory note issued under Section 2.10(e); provided that for purposes of the expense reimbursement and indemnity provisions in Sections 8.07 and Section 9.05 only, any agreements governing the New 1-1/2 Lien Notes and any First Lien Notes shall be deemed to be “Loan Documents”.

“Loan Parties” shall mean Holdings (prior to a Qualified IPO), the U.S. Borrower and the Subsidiary Loan Parties.

“Loans” shall mean the Term Loans, the Revolving Facility Loans and the Swingline Loans (and shall include any Loans under the Incremental Revolving Facility Commitments or Incremental Term Loan Commitments).

“Local Time” shall mean (a) with respect to a Loan or Borrowing made to the U.S. Borrower, New York City time, (b) with respect to a Loan or Borrowing made to the Dutch Borrower or a U.K. Borrower, London time, and (c) with respect to a Loan or Borrowing made to the Canadian Borrower or a B/A, Toronto time.

“Majority Lenders” of any Tranche shall mean, at any time, Lenders under such Tranche having Loans and unused Commitments representing more than 50% of the sum of all Loans outstanding under such Tranche and unused Commitments under such Tranche at such time.

“Management Group” means the group consisting of the directors, executive officers and other management personnel of the U.S. Borrower and Holdings, as the case may be, on the Closing Date together with (a) any new directors of the U.S. Borrower or (prior to a Qualified IPO) Holdings whose election by such Boards of Directors or whose nomination for election by the shareholders of the U.S. Borrower or (prior to a Qualified IPO) Holdings, as the case may be, was approved by a vote of a majority of the directors of the U.S. Borrower or (prior to a Qualified IPO) Holdings, as the case may be, then still in office who were either directors on the Closing Date or whose election or nomination was previously so approved and (b) executive officers and other management personnel of the U.S. Borrower or (prior to a Qualified IPO) Holdings, as the case may be, hired at a time when the directors on the Closing Date together with the directors so approved constituted a majority of the directors of the U.S. Borrower or Holdings, as the case may be.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Adverse Effect” shall mean a material adverse effect on (a) the business, property, operations or condition of the U.S. Borrower and the Subsidiaries, taken as a whole, or (b) the validity or enforceability of any material Loan Document or the rights and remedies of the Administrative Agent and the Lenders thereunder.

“Material Indebtedness” shall mean Indebtedness (other than Loans and Letters of Credit) of any one or more of Holdings (prior to a Qualified IPO), the U.S. Borrower or any Subsidiary in an aggregate principal amount exceeding $50.0 million.

“Material Subsidiary” shall mean any Subsidiary other than Immaterial Subsidiaries.

“Maximum Rate” shall have the meaning assigned to such term in Section 9.09.

“May 2006 Amendment Agreement” shall mean the Amendment and Restatement Agreement dated as of May 5, 2006 among Holdings, the Borrowers, the Required Restatement Lenders (as defined therein) and JPMorgan Chase Bank, N.A., as administrative agent, pursuant to which the 2005 Credit Agreement was amended and restated.

“May 2006 Amendment Effective Date” shall mean May 5, 2006.

“May 2006 Credit Agreement” shall mean the Amended and Restated Credit Agreement dated as of May 5, 2006 among Holdings, the Borrowers, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Credit Suisse, as syndication agent, and Citicorp North America, Inc., as documentation agent.

“May 2006 Transactions” shall have the meaning assigned to such term in the November 2006 Credit Agreement.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Mortgaged Properties” shall mean the owned real properties of the Loan Parties set forth on Schedule 1.01(c) to the November 2006 Credit Agreement and each additional real property encumbered by a Mortgage pursuant to Section 5.10.

“Mortgages” shall mean the mortgages, debentures, hypothecs, deeds of trust, deeds to secure debt, assignments of leases and rents, and other security documents delivered pursuant to Section 4.02 of the 2005 Credit Agreement or Section 5.10, as amended, supplemented or otherwise modified from time to time, with respect to Mortgaged Properties, each in form and substance reasonably satisfactory to the Administrative Agent.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which Holdings (prior to a Qualified IPO), the U.S. Borrower or any Subsidiary or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding six plan years made or accrued an obligation to make contributions.

“Net Income” shall mean, with respect to any person, the net income (loss) of such person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

“Net Proceeds” shall mean:

(a) 100% of the cash proceeds actually received by the U.S. Borrower or any Subsidiary Loan Party (or, in the case of any sale, transfer or other disposition of Principal Property, any other Subsidiary) (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise and including casualty insurance settlements and condemnation awards, but only as and when received) from any Asset Disposition (other than those pursuant to Section 6.05(a), (b), (c), (e), (f), (g), (i), (j) or (m)), net of (i) attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, required debt payments and required payments of other obligations relating to the applicable asset (other than pursuant hereto (or pursuant to the Existing Notes, any Indebtedness secured by Second-Priority Liens or Permitted Refinancing Indebtedness in respect of any thereof)), other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith and (ii) Taxes paid or payable as a result thereof; provided that, if no Event of Default exists and the U.S. Borrower shall deliver a certificate of a Responsible Officer of the U.S. Borrower to the Administrative Agent promptly following receipt of any such proceeds setting forth the U.S. Borrower’s intention to use, or to commit to use, any portion of such proceeds, to acquire, maintain, develop, construct, improve, upgrade or repair assets useful in the business of the U.S. Borrower and the Subsidiaries or to make investments in Permitted Business Acquisitions or Investments permitted by Section 6.04, in each case within twelve months of such receipt, such portion of such proceeds shall not constitute Net Proceeds except to the extent (A) not so used (or committed to be used) within such twelve-month period or (B) if committed to be used within such twelve-month period, not so used within 18 months of such receipt); provided further that with respect to Asset Dispositions pursuant to Section 6.05(h), the amount of cash proceeds that shall not constitute Net Proceeds pursuant to the preceding proviso shall not exceed, in any fiscal year of the U.S. Borrower, 8% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such Asset Disposition for which financial statements have been delivered pursuant to Section 5.04; provided further that (x) no proceeds realized in a single transaction or series of related transactions shall constitute Net Proceeds unless such proceeds shall exceed $5.0 million and (y) no proceeds shall constitute Net Proceeds in any fiscal year until the aggregate amount of all such proceeds in such fiscal year shall exceed $15.0 million; and

(b) 100% of the cash proceeds from the incurrence, issuance or sale by the U.S. Borrower or any Subsidiary Loan Party of any Indebtedness (other than Excluded Indebtedness), net of all taxes and fees (including investment banking fees), commissions, costs and other expenses, in each case incurred in connection with such issuance or sale.

For purposes of calculating the amount of Net Proceeds, fees, commissions and other costs and expenses payable to Holdings or the U.S. Borrower or any Affiliate of either of them shall be disregarded, except for financial advisory fees customary in type and amount paid to Affiliates of the Fund.

“New 1-1/2 Lien Intercreditor Agreement” shall mean an Intercreditor Agreement between the Administrative Agent and the authorized representative named therein for the New 1-1/2 Lien Notes, substantially in the form of Exhibit F-1, with such changes that are reasonably satisfactory to the Administrative Agent, as the same may be amended, supplemented, restated, modified or waived from time to time in accordance with the terms thereof.

“New 1-1/2 Lien Notes” shall mean $1.0 billion aggregate principal amount of Hexion Finance Escrow LLC/Hexion Escrow Corporation (to be assumed by Hexion U.S. Finance Corp./Hexion Nova Scotia Finance, ULC) 8.875 % Senior Secured Notes due 2018.

“New 1-1/2 Lien Notes Offering Memorandum” shall mean the Offering Circular, dated January 14, 2010, in respect of the New 1-1/2 Lien Notes.

“New 1-1/2 Lien Notes Documents” shall mean the indenture under which the New 1-1/2 Lien Notes are issued and all other instruments, agreements and other documents evidencing or governing the New 1-1/2 Lien Notes or providing for any security, guarantee or other right in respect thereof.

“New Notes Issuer” means any subsidiary of the U.S. Borrower that is an issuer or co-issuer of any of the New 1-1/2 Lien Notes or any First Lien Notes.

“Non-Consenting Lender” shall have the meaning assigned to such term in Section 2.20(c).

“Note” shall have the meaning assigned to such term in Section 2.10(e).

“November 2006 Amendment Agreement” shall mean the Amendment and Restatement Agreement dated as of November 3, 2006 among Holdings, the Borrowers, the Required Restatement Lenders (as defined therein) and JPMorgan Chase Bank, N.A., as administrative agent, pursuant to which the May 2006 Credit Agreement was amended and restated.

“November 2006 Amendment Effective Date” shall mean November 3, 2006.

“November 2006 Credit Agreement” shall mean the Second Amended and Restated Credit Agreement dated as of November 5, 2006 among Holdings, the Borrowers, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and Credit Suisse, as syndication agent.

“November 2006 Information Memorandum” shall mean the Confidential Information Memorandum dated October 17, 2006, as modified or supplemented prior to the November 2006 Amendment Effective Date.

“November 2006 Transactions” shall mean the “Transactions” (as defined in the November 2006 Credit Agreement).

“Obligations” shall, unless otherwise indicated, have the meaning assigned to the term “Loan Document Obligations” in the Collateral Agreement.

“Original Letters of Credit” shall mean each letter of credit previously issued for the account of, or guaranteed by, the Borrowers or a Subsidiary pursuant to the 2005 Credit Agreement, the May 2006 Credit Agreement or the November 2006 Credit Agreement that is outstanding on the Amendment Effective Date.

“Original Maturity Term Loans” shall mean the Tranche C-1A Term Loans, the Tranche C-2A Term Loans, the Tranche C-4A Term Loans, the Tranche C-5A Term Loans, the Tranche C-6A Term Loans and the Tranche C-7A Term Loans.

“Other First Lien Obligations” shall mean the “Other First Lien Obligations” as defined in the Collateral Agreement, including any interest accruing after commencement of any bankruptcy or insolvency proceeding with respect to any holder of Other First Lien Obligations whether or not allowed in such proceeding.

“Other First Lien Secured Parties” shall mean the “Other First Lien Secured Par-ties” as defined in the Collateral Agreement.

“Other Revolving Facility Loans” shall have the meaning assigned to such term in Section 2.21(a).

“Other Taxes” shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, the Loan Documents, and any and all interest and penalties related thereto.

“Other Term Loans” shall have the meaning assigned to such term in Section 2.21.

“Overdraft Line” shall have the meaning assigned to such term in Section 6.01(v).

“Parallel Debt Dutch Term Loan Obligations” shall mean the Parallel Debt Foreign Obligations to the extent consisting of amounts equal to the aggregate amount payable pursuant to the Dutch Term Loan Obligations as they may exist from time to time.

“Parallel Debt Foreign Obligations” shall have the meaning assigned to such term in Section 9.20.

“Parallel Debt U.S. Obligations” shall have the meaning assigned to such term in Section 9.20.

“Participant” shall have the meaning assigned to such term in Section 9.04(c).

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Perfection Certificate” shall mean the Perfection Certificate with respect to each of the U.S. Borrower, the Canadian Borrower, the Dutch Borrower and the U.K. Borrowers, in a form reasonably satisfactory to the Administrative Agent.

“Permitted Business Acquisition” shall mean any acquisition, directly or indirectly (including in one transaction or a series of related transactions), of all or substantially all the assets of, or all the Equity Interests (other than directors’ qualifying shares) in, or merger or consolidation with, a person or division or line of business of a person (or any subsequent investment made in a person, division or line of business previously acquired in a Permitted Business Acquisition) if (a) such acquisition was not preceded by, or effected pursuant to, a hostile offer by the acquirer or an Affiliate of the acquirer and (b) immediately after giving effect thereto: (i) no Event of Default shall have occurred and be continuing or would result therefrom; (ii) all transactions related thereto shall be consummated in accordance with applicable laws; (iii) with respect to any such acquisition with a fair market value in excess of $25 million, the U.S. Borrower and the Subsidiaries shall be in Pro Forma Compliance after giving effect to such acquisition and the U.S. Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer of the U.S. Borrower to such effect, together with all relevant financial information for such Subsidiary or assets, (iv) any acquired or newly formed Subsidiary shall not be liable for any Indebtedness (except for Indebtedness permitted by Section 6.01); (v) to the extent required by Section 5.10, any person acquired in such acquisition, if acquired by the U.S. Borrower or a Subsidiary Loan Party, shall be merged into the U.S. Borrower or a Subsidiary Loan Party or become upon consummation of such acquisition a Subsidiary Loan Party, and (vi) the aggregate amount of such acquisitions of assets that are not (or do not become) owned by the U.S. Borrower or a Subsidiary Loan Party or in Equity Interests in Persons that do not become Loan Parties upon consummation of such acquisition shall not exceed the greater of (x) 3.0% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such acquisition for which financial statements have been delivered pursuant to Section 5.04 and (y) $100.0 million.

“Permitted Cure Security” shall mean an equity security of Holdings (prior to a Qualified IPO) or the U.S. Borrower (after a Qualified IPO) having no mandatory redemption, repurchase or similar requirements prior to 91 days after the latest to mature of any Tranche, Other Term Loan, if any, and Other Revolving Facility Loan, if any (without regard to the proviso to clause (a) or (b) of the definition of “Term Facility Maturity Date” or “Revolving Facility Maturity Date” or any similar qualification to the maturity date of any such Other Term Loan or Other Revolving Facility Loan), and upon which all dividends or distributions (if any)

shall, prior to 91 days after the latest to mature of any Tranche, Other Term Loan, if any, and Other Revolving Facility Loan, if any (without regard to the proviso to clause (a) or (b) of the definition of “Term Facility Maturity Date” or “Revolving Facility Maturity Date” or any similar qualification to the maturity date of any such Other Term Loan or Other Revolving Facility Loan), be payable solely in additional shares of such equity security.

“Permitted Holder” shall mean each of (a) the Fund and the Fund Affiliates and (b) the Management Group, with respect to not more than 10% of the total voting power of the Equity Interests of Holdings (prior to a Qualified IPO) or the U.S. Borrower.

“Permitted Investments” shall mean:

(1) U.S. dollars, pounds sterling, euros, or, in the case of any Foreign Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

(2) securities issued or directly and fully guaranteed or insured by the government of, or any agency or instrumentality thereof, the United States of America, Australia, Great Britain, Canada, the Netherlands or any other member state of the European Union, in each case with maturities not exceeding two years (or, in the case of any such U.S. securities held by Brazilian subsidiaries, five years) after the date of acquisition;

(3) in the case of any Foreign Subsidiary, securities issued or directly and fully guaranteed or insured by the government of, or any agency or instrumentality thereof, Malaysia or Brazil, in each case with maturities not exceeding 270 days after the date of acquisition and held by it from time to time in the ordinary course of business;

(4) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances, in each case with maturities not exceeding one year and overnight bank deposits and demand deposits (in their respective local currencies), in each case with any commercial bank having capital and surplus in excess of $500.0 million or the foreign currency equivalent thereof and whose long-term debt is rated “A” or the equivalent thereof by Moody’s or S&P (or, in the case of an obligor domiciled outside of the United States, reasonably equivalent ratings of another internationally recognized credit rating agency);

(5) repurchase obligations for underlying securities of the types described in clauses (2) and (4) above entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6) commercial paper issued by a corporation (other than an Affiliate of U.S. Borrower) rated at least “A-1” or the equivalent thereof by Moody’s or S&P (or, in the case of an obligor domiciled outside of the United States, reasonably equivalent ratings of another internationally recognized credit rating agency) and in each case maturing within one year after the date of acquisition;

(7) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P in each case with maturities not exceeding two years from the date of acquisition;

(8) Indebtedness issued by persons (other than the Fund or any of its Affiliates) with a rating of “A” or higher from S&P or “A-2” or higher from Moody’s (or, in the case of an obligor domiciled outside of the United States, reasonably equivalent ratings of another internationally recognized credit rating agency) in each case with maturities not exceeding two years from the date of acquisition; and

(9) investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (8) above.

“Permitted Refinancing Indebtedness” shall mean any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to “Refinance”), the Indebtedness being Refinanced (or previous refinancings thereof constituting Permitted Refinancing Indebtedness); provided that (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced (plus unpaid accrued interest and premium thereon and underwriting discounts, fees, commissions and expenses), (b) the average life to maturity of such Permitted Refinancing Indebtedness is greater than or equal to that of the Indebtedness being Refinanced, (c) if the Indebtedness being Refinanced is subordinated in right of payment to the Obligations under this Agreement, such Permitted Refinancing Indebtedness shall be subordinated in right of payment to such Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being Refinanced, (d) no Permitted Refinancing Indebtedness shall have greater guarantees or security than the Indebtedness being Refinanced and (e) with respect to Indebtedness secured by Liens pursuant to Section 6.02(a) or (c) only, if the Indebtedness being Refinanced is secured by any collateral (whether equally and ratably with, or junior to, the Secured Parties or otherwise), such Permitted Refinancing Indebtedness may be secured by such collateral (including any collateral pursuant to after-acquired property clauses to the extent any such collateral would have secured the Indebtedness being Refinanced) on terms not materially less favorable to the Secured Parties than those contained in the documentation (including any intercreditor agreement) governing the Indebtedness being Refinanced; provided that the Existing Second Secured Notes, the New 1-1/2 Lien Notes or any Permitted Refinancing Indebtedness in respect thereof (or any portion thereof) may be Refinanced with Indebtedness that is secured by Liens that are senior in priority to the Liens securing the Existing Second Secured Notes or the New 1-1/2 Lien Notes on the Amendment Effective Date (or any remaining portion thereof), so long as the Liens securing such Indebtedness are subject to intercreditor terms that, vis-à-vis the Loans, are no less favorable to the Lenders than those set forth in the Existing Second Lien Intercreditor Agreement or the New 1-1/2 Lien Intercreditor Agreement, as applicable.

“person” shall mean any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company or government, individual or family trusts, or any agency or political subdivision thereof.

“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code and in respect of which Holdings (prior to a Qualified IPO), the U.S. Borrower, any Subsidiary or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” shall have the meaning assigned to such term in Section 9.18(b).

“Pledged Collateral” shall have the meaning assigned to such term in the Collateral Agreement or a Foreign Pledge Agreement, as applicable.

“PMP” shall mean any entity which extends funds to the Dutch Borrower of €50,000 (or its equivalent thereof in another currency) or more.

“Post-Closing Reaffirming German Loan Parties” shall mean the German Guarantor.

“Presumed Tax Rate” shall mean the highest effective marginal statutory combined U.S. federal, state and local income tax rate prescribed for an individual residing in New York City (taking into account (a) the deductibility of state and local income taxes for U.S. federal income tax purposes, assuming the limitation of Section 68(a)(2) of the Code applies and taking into account any impact of Section 68(f) of the Code, and (b) the character (long-term or short-term capital gain, dividend income or other ordinary income) of the applicable income).

“primary obligor” shall have the meaning assigned to such term in the definition of the term “Guarantee.”

“Principal Property” shall have the meaning assigned to such term in the Debenture Indentures.

“Pro Forma Basis” shall mean, as to any person, for any events as described below that occur subsequent to the commencement of a period for which the financial effect of such events is being calculated, and giving effect to the events for which such calculation is being made, such calculation as will give pro forma effect to such events as if such events occurred on the first day of the four consecutive fiscal quarter period ended on or before the occurrence of such event (the “Reference Period”); provided for purposes of determining adjustments permitted by the second paragraph of this definition for any calculation made on a Pro Forma Basis for any period ending on or prior to June 30, 2007, the 2005 Transactions shall be deemed to have occurred subsequent to the commencement of the relevant four consecutive fiscal quarter period: (i) in making any determination of EBITDA, effect shall be given to any Asset Disposition, any acquisition (or any similar transaction or transactions not otherwise permitted under Section 6.04 or 6.05 that require a waiver or consent of the Required Lenders and such waiver or consent has been obtained), any dividend, distribution or other similar payment, any designation of any Subsidiary as an Unrestricted Subsidiary and any Subsidiary Redesignation, any mergers and consolidations, and any restructurings of the business of the U.S. Borrower or any of the Subsidiaries that are expected to have a continuing impact and are factually supportable, which would include cost savings resulting from head count reduction, closure of facilities and similar operational and other cost savings, which adjustments the U.S.

Borrower determines are reasonable (the foregoing, together with any transactions related thereto or in connection therewith, the “relevant transactions” or “relevant pro forma event”), in each case that the U.S. Borrower or any of the Subsidiaries has made during the Reference Period (or, in the case of determinations made pursuant to the definition of the term “Permitted Business Acquisition,” or pursuant to Section 2.12(b), Section 6.01(w), Section 6.02(v) or Section 6.06(f), occurring during the Reference Period or thereafter and through and including the date upon which the respective Permitted Business Acquisition or incurrence of Indebtedness or Liens or Dividend is consummated), (ii) in making any determination on a Pro Forma Basis, (x) all Indebtedness (including Indebtedness issued, incurred or assumed as a result of, or to finance, any relevant transactions and for which the financial effect is being calculated, whether incurred under this Agreement or otherwise, but excluding normal fluctuations in revolving Indebtedness incurred for working capital purposes and not to finance any acquisition) issued, incurred, assumed or permanently repaid during the Reference Period (or, in the case of determinations made pursuant to the definition of the term “Permitted Business Acquisition,” or pursuant to Section 2.12(b), Section 6.01(w), Section 6.02(v) or Section 6.06(f), occurring during the Reference Period or thereafter and through and including the date upon which the respective Permitted Business Acquisition or incurrence of Indebtedness or Liens or Dividend is consummated) shall be deemed to have been issued, incurred, assumed or permanently repaid at the beginning of such period and (y) Interest Expense of such person attributable to interest on any Indebtedness, for which pro forma effect is being given as provided in preceding clause (x), bearing floating interest rates shall be computed on a pro forma basis as if the rates that would have been in effect during the period for which pro forma effect is being given had been actually in effect during such periods and (iii) with respect to (A) any Subsidiary Redesignation then being designated, effect shall be given to such Subsidiary Redesignation and all other Subsidiary Redesignations after the first day of the relevant Reference Period and on or prior to the date of the respective Subsidiary Redesignation then being designated, collectively, and (B) any designation of a Subsidiary as an Unrestricted Subsidiary, effect shall be given to such designation and all other designations of Subsidiaries as Unrestricted Subsidiaries after the first day of the relevant Reference Period and on or prior to the date of the then applicable designation of a Subsidiary as an Unrestricted Subsidiary, collectively.

Pro forma calculations made pursuant to the definition of the term “Pro Forma Basis” shall be determined in good faith by a Responsible Officer of the U.S. Borrower. Notwithstanding anything to the contrary in the first paragraph of this definition, any such pro forma calculation, for any fiscal period ending on or prior to the 24-month anniversary of the end of the fiscal quarter in which such relevant pro forma event occurs, may include adjustments appropriate, in the reasonable good faith determination of the U.S. Borrower, to reflect (1) operating expense reductions and other operating improvements or synergies reasonably expected to result from the relevant pro forma event (including, to the extent applicable, from the 2005 Transactions) and (2) all adjustments of the type used in connection with the calculation of “Pro Forma Adjusted EBITDA” as set forth under “Covenant Compliance” in the “Summary Historical and Pro Forma Financial and Other Data” portion of the “Offering Circular Summary” in the New 1-1/2 Lien Notes Offering Memorandum to the extent reasonably expected to result from the relevant pro forma event, in each case in the 24-month period following the end of the Reference Period in which the applicable pro forma event occurred. The U.S. Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer of the U.S. Borrower setting forth such demonstrable or additional operating expense reductions, other operating improvements or synergies and adjustments and information and calculations supporting them in reasonable detail.

“Pro Forma Compliance” shall mean, at any date of determination, that the U.S. Borrower and its Subsidiaries shall be in compliance, on a Pro Forma Basis after giving effect on a Pro Forma Basis to the relevant transactions (including the assumption, the issuance, incurrence and permanent repayment of Indebtedness), with the covenant set forth in Section 6.11 recomputed as at the last day of the most recently ended fiscal quarter of the U.S. Borrower and its Subsidiaries for which the financial statements required pursuant to Section 5.04 have been delivered.

“Pro Rata Extension Offers” shall have the meaning assigned to such term in Section 2.21(e).

“Projections” shall mean the projections of the U.S. Borrower and the Subsidiaries included in the Information Memorandum and any other projections and any forward-looking statements (including statements with respect to booked business) of such entities furnished to the Lenders or the Administrative Agent by or on behalf of Holdings, the U.S. Borrower or any of the Subsidiaries prior to the Closing Date.

“Qualified IPO” shall mean an underwritten public offering of the Equity Interests of the U.S. Borrower that generates gross cash proceeds of at least $250.0 million, provided that for purposes of Section 7.15(e) of the Collateral Agreement, “Qualified IPO” shall mean any underwritten initial public offering of Equity Interests of the U.S. Borrower.

“Quebec Documents” shall mean (a) a Deed of Hypothec given by the Canadian Borrower in favor of the Administrative Agent, as the person holding the power of attorney (fondé de pouvoir) of the Lenders, (b) a Bond in the principal amount of C$1,200,000,000 issued by the Canadian Borrower in favor of the Administrative Agent, as agent, custodian and depository, and (c) the Bond Pledge Agreement entered into by the Canadian Borrower in favor of the Administrative Agent for the benefit of the Pledgees (as defined therein) in respect of such Bond.

“Rate” shall have the meaning assigned to such term in the definition of the term “Type.”

“Reaffirmation Agreement” shall mean the reaffirmation agreement dated as of the date hereof among Holdings, the Borrowers, the Subsidiary Loan Parties and other Subsidiaries party thereto and JPMorgan Chase Bank, N.A.

“Reference Period” shall have the meaning assigned to such term in the definition of the term “Pro Forma Basis.”

“Refinance” shall have the meaning assigned to such term in the definition of the term “Permitted Refinancing Indebtedness,” and “Refinanced” shall have a meaning correlative thereto.

“Register” shall have the meaning assigned to such term in Section 9.04(b).

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Parties” shall mean, with respect to any specified person, such person’s Affiliates and the respective directors, officers, employees, agents and advisors of such person and such person’s Affiliates.

“Release” shall mean any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, emanating or migrating in, into, onto or through the environment.

“Remaining Present Value” shall mean, as of any date with respect to any lease, the present value as of such date of the scheduled future lease payments with respect to such lease, determined with a discount rate equal to a market rate of interest for such lease reasonably determined at the time such lease was entered into.

“Reportable Event” shall mean any reportable event as defined in Section 4043(c) of ERISA or the regulations issued thereunder, other than those events as to which the 30-day notice period referred to in Section 4043(c) of ERISA has been waived, with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code).

“Required Lenders” shall mean, at any time, Lenders having (a) Loans (other than Swingline Loans) or B/As outstanding, (b) Revolving L/C Exposure, (c) Tranche C-3 L/C Exposure, (d) Swingline Exposure, (e) Available Unused Commitments and (f) Excess Tranche C-3 Credit-Linked Deposits that, taken together, represent more than 50% of the sum of (u) all Loans (other than Swingline Loans) and B/As outstanding, (v) Revolving L/C Exposure, (w) Tranche C-3 L/C Exposure, (x) Swingline Exposure, (y) the total Available Unused Commitments and (z) Excess Tranche C-3 Credit-Linked Deposits at such time. The Loans, B/As Revolving L/C Exposure, Tranche C-3 L/C Exposure, Swingline Exposure, Available Unused Commitment and Excess Tranche C-3 Credit-Linked Deposit of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Required Percentage” shall mean, with respect to an Excess Cash Flow Period, 50%; provided that if the Senior Secured Bank Leverage Ratio at the end of any Excess Cash Flow Period (i) is less than or equal to 3.25 to 1.00 but greater than 3.00 to 1.0, the Required Percentage shall be 25% or (ii) is less than or equal to 3.00 to 1.00, the Required Percentage shall be 0%.

“Responsible Officer” of any person shall mean any executive officer or Financial Officer of such person and any other officer or similar official thereof responsible for the administration of the obligations of such person in respect of this Agreement.

“Retained Percentage” shall mean, with respect to any Excess Cash Flow Period, (a) 100% minus (b) the Required Percentage with respect to such Excess Cash Flow Period.

“Reuters Screen CDOR Page” means the display designated as page CDOR on the Reuters Monitor Money Rates Service or such other page as may, from time to time, replace that page on that service for the purpose of displaying bid quotations for bankers’ acceptances accepted by leading Canadian banks.

“Revolving Borrowing” shall mean a Borrowing comprised of Revolving Facility Loans.

“Revolving Facility Commitment” shall mean, with respect to any Revolving Facility Lender, the sum of such Lender’s Canadian Tranche Commitment, such Lender’s European Tranche Commitment and such Lender’s U.S. Tranche Commitment.

“Revolving Facility Exposure” shall mean, with respect to any Lender, the sum of such Lender’s Canadian Tranche Revolving Facility Exposure, such Lender’s European Tranche Revolving Facility Exposure and such Lender’s U.S. Tranche Revolving Facility Exposure.

“Revolving Facility Lender” shall mean a Canadian Tranche Lender, a European Tranche Lender, a U.S. Tranche Lender or an Incremental Revolving Facility Lender.

“Revolving Facility Loans” shall mean Canadian Tranche Revolving Facility Loans, European Tranche Revolving Facility Loans, U.S. Tranche Revolving Facility Loans and Other Revolving Facility Loans.

“Revolving Facility Maturity Date” shall mean (a) with respect to the Revolving Facility in effect on the Amendment Effective Date, May 31, 2011; provided that if, on any Early Maturity Test Date, the aggregate principal amount of Early Maturity Notes that mature within 91 days after such Early Maturity Test Date exceeds $200.0 million, the Revolving Facility Maturity Date shall be such Early Maturity Test Date and (b) with respect to any other Class of Revolving Facility Commitments, the maturity date specified therefor in the applicable Incremental Assumption Agreement establishing such Revolving Facility Commitments.

“Revolving L/C Disbursement” shall mean any L/C Disbursement pursuant to a Canadian Tranche Letter of Credit or a European Tranche Letter of Credit, as applicable.

“Revolving L/C Exposure” shall mean at any time the sum of the Canadian Tranche L/C Exposure and the European Tranche L/C Exposure. The Revolving L/C Exposure of any Revolving Facility Lender at any time shall mean the sum of its Canadian Tranche L/C Exposure and its European Tranche L/C Exposure.

“Revolving Letter of Credit” shall mean a Canadian Tranche Letter of Credit or a European Tranche Letter of Credit, as applicable.

“RSM” shall have the meaning assigned to such term in the November 2006 Credit Agreement.

“S&P” shall mean Standard & Poor’s Ratings Group, Inc.

“Sale and Lease-Back Transaction” shall have the meaning assigned to such term in Section 6.03.

“Schedule I Lender” shall mean any Lender named on Schedule I to the Bank Act (Canada).

“Schedule I Reference Lenders” shall mean any Schedule I Lender as may be agreed by the Canadian Borrower and the Administrative Agent from time to time.

“Schedule II/III Reference Lenders” shall mean JPMorgan Chase Bank, Toronto Branch, Credit Suisse Toronto Branch and Citibank Canada Branch.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Second Incremental Amendment” shall mean the Second Incremental Facility Amendment, dated as of August 7, 2007, among Holdings, the Borrowers, the Incremental Lenders party thereto and the Administrative Agent.

“Second Incremental Effective Date” shall have the meaning set forth in Section 1 of the Second Incremental Amendment.

“Second-Priority Lien” shall mean (a) Liens that are “Second-Priority Liens” (as defined in the Existing Second Lien Intercreditor Agreement) under the agreements that are subject to the terms of the Existing Second Lien Intercreditor Agreement, (b) Liens that are “Second-Priority Liens” (as defined in the New 1-1/2 Lien Intercreditor Agreement) under the agreements that are subject to the terms of the New 1-1/2 Lien Intercreditor Agreement, and (c) other Liens (other than Liens securing the Obligations) that are subordinated to the Liens securing the Obligations pursuant to, and otherwise subject to the terms of, any other Intercreditor Agreement (it being understood that such Liens may be senior in priority to, or pari passu with, or junior in priority to, the Liens securing the New 1-1/2 Lien Notes or the Existing Second Secured Notes).

“Secured Parties” shall mean the “Secured Parties” as defined in the Collateral Agreement (other than the Other First Lien Secured Parties).

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Security Documents” shall mean the Mortgages, the Collateral Agreement, the U.S. Guarantee Agreement, the Foreign Guarantee Agreement, the Foreign Security Documents, the Foreign Pledge Agreements, the Reaffirmation Agreement, any Intercreditor Agreement and each of the security agreements, mortgages and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.10.

“Security Trust Deed” shall mean a security trust deed entered into between the Administrative Agent, as security trustee thereunder, and the applicable grantors thereunder, in form and substance reasonably acceptable to the Administrative Agent.

“Senior Secured Bank Debt” at any date shall mean the aggregate principal amount of Consolidated Total Debt outstanding at such date that consists of, without duplication, (i) Term Loans, Revolving Facility Exposure, Tranche C-3 L/C Exposure or Other Revolving Facility Loans and (ii) Indebtedness secured by a Lien (other than any Second-Priority Lien and other than Indebtedness of a Subsidiary that is not a Loan Party secured by a Lien on assets of a Subsidiary that is not a Loan Party) under Section 6.02(a), (c), (i), (j), (l), (v) or (ii) (solely in the case of First Lien Notes secured by a Lien on the Collateral that is pari passu with the Liens securing the U.S. Obligations) (in each case of (i) and (ii), other than letters of credit to the extent undrawn and not supporting Indebtedness of the type included in Consolidated Debt).

“Senior Secured Bank Leverage Ratio” shall mean, on any date, the ratio of (a) Senior Secured Bank Debt as of such date to (b) EBITDA for the period of four consecutive fiscal quarters of the U.S. Borrower most recently ended as of such date, all determined on a consolidated basis in accordance with GAAP; provided that EBITDA shall be determined for the relevant Test Period on a Pro Forma Basis.

“Statutory Reserves” shall mean, with respect to any currency, the aggregate of the maximum reserve, liquid asset, fees or similar requirements (including any marginal, special, emergency or supplemental reserves or other requirements) established by any central bank, monetary authority, the Board, the Financial Services Authority, the European Central Bank or other Governmental Authority for any category of deposits or liabilities customarily used to fund loans in such currency, expressed in the case of each such requirement as a decimal. Such reserve percentages shall, in the case of U.S. Dollar denominated Loans, include those imposed pursuant to Regulation D of the Board. Eurocurrency Loans shall be deemed to be subject to such reserve, liquid asset or similar requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under any applicable law, rule or regulation, including Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve, liquid asset or similar requirement.

“Sterling” or “ ” shall mean the lawful money of the United Kingdom.

“Subsidiary” shall mean, unless the context otherwise requires, a subsidiary of the U.S. Borrower other than any Unrestricted Subsidiary.

“subsidiary” shall mean, with respect to any person (herein referred to as the “parent”), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, directly or indirectly, owned, Controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary Loan Party” shall mean each Subsidiary that is (a) a Domestic Subsidiary Loan Party or (b) a Foreign Subsidiary Loan Party.

“Subsidiary Redesignation” shall have the meaning provided in the definition of “Unrestricted Subsidiary” contained in this Section 1.01.

“Swap Agreement” shall mean any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Holdings, the U.S. Borrower or any of the Subsidiaries shall be a Swap Agreement.

“Swingline Borrowing Request” shall mean a request by a Borrower substantially in the form of Exhibit D-2 to the November 2006 Credit Agreement.

“Swingline Borrowing” shall mean a Borrowing comprised of Swingline Loans.

“Swingline Commitment” shall mean, with respect to each Swingline Lender, the commitment of such Swingline Lender to make Swingline Loans pursuant to Section 2.04. The initial aggregate amount of the Swingline Commitments is $30.0 million.

“Swingline Exposure” shall mean, at any time, the sum of (a) the aggregate principal amount of all Swingline Loans denominated in U.S. Dollars outstanding at such time and (b) the U.S. Dollar Equivalent of the aggregate principal amount of all Swingline Loans denominated in an Alternative Currency outstanding at such time, in each case under the European Tranche. The Swingline Exposure of any Lender at any time shall be its European Tranche Percentage of the total Swingline Exposure at such time.

“Swingline Lender” shall mean JPMorgan Chase Bank, N.A., in its capacity as a lender of Swingline Loans.

“Swingline Loans” shall mean the swingline loans made to a Borrower pursuant to Section 2.04.

“Syndication Agent” shall have the meaning assigned to such term in the November 2006 Credit Agreement.

“Tax Distributions” shall mean (A) with respect to each tax year or portion thereof that any direct or indirect parent of the U.S. Borrower qualifies as a Flow Through Entity, the distribution by the U.S. Borrower to the holders of Equity Interests of such direct or indirect parent of the U.S. Borrower of an amount equal to the product of (i) the amount of aggregate net taxable income of the U.S. Borrower allocated to the holders of Equity Interests of the U.S. Borrower for such period and (ii) the Presumed Tax Rate for such period; and (B) with respect to any tax year or portion thereof that any direct or indirect parent of the U.S. Borrower does not qualify as a Flow Through Entity, the payment of dividends or other distributions to any direct or indirect parent company of the U.S. Borrower that files a consolidated U.S. federal tax return that includes the U.S. Borrower and the Subsidiaries in an amount not to exceed the amount that the U.S. Borrower and the Subsidiaries would have been required to pay in respect of federal, state or local taxes (as the case may be) in respect of such year if the U.S. Borrower and the Subsidiaries paid such taxes directly as a stand-alone taxpayer (or stand-alone group).

“Taxes” shall mean any and all present or future taxes, levies, imposts, duties (including stamp duties), deductions, charges (including ad valorem charges) or withholdings imposed by any Governmental Authority and any and all interest and penalties related thereto.

“Term Borrowing” shall mean a Borrowing comprised of Term Loans.

“Term Facility Maturity Date” shall mean (a) with respect to the Original Maturity Term Loans, May 5, 2013; provided that if, on any Early Maturity Test Date, the aggregate principal amount of Early Maturity Notes that mature within 91 days after such Early Maturity Test Date exceeds $200.0 million, the Term Facility Maturity Date for such Original Maturity Term Loans shall be such Early Maturity Test Date, (b) with respect to the Extended Maturity Term Loans, May 5, 2015; provided that if, on any Early Maturity Test Date, the aggregate principal amount of Early Maturity Notes that mature within 91 days after such Early Maturity Test Date exceeds $400.0 million, the Term Facility Maturity Date for such Extended Maturity Term Loans shall be such Early Maturity Test Date and (c) with respect to any other Class of Term Loans, the maturity date specified therefor in the applicable Incremental Assumption Agreement establishing such Class of Term Loans.

“Term Loan Installment Date” shall have the meaning assigned to such term in Section 2.11(a).

“Term Loans” shall mean Tranche C-1A Term Loans, Tranche C-1B Term Loans, Tranche C-2A Term Loans, Tranche C-2B Term Loans, Tranche C-4A Term Loans, Tranche C-4B Term Loans, Tranche C-5A Term Loans, Tranche C-5B Term Loans, Tranche C-6A Term Loans, Tranche C-6B Term Loans, Tranche C-7A Term Loans, Tranche C-7B Term Loans, and Other Term Loans.

“Test Period” shall mean, on any date of determination, the period of four consecutive fiscal quarters of the U.S. Borrower then most recently ended (taken as one accounting period).

“Total Revolving Facility Commitments” shall mean, on any day, the sum of the Canadian Tranche Commitments, the European Tranche Commitments and the U.S. Tranche Commitments.

“Total Revolving Facility Exposure” shall mean, at any time, the sum of the European Tranche Revolving Facility Exposure, the Canadian Tranche Revolving Facility Exposure and the U.S. Tranche Revolving Facility Exposure.

“Total Tranche C-3 Credit-Linked Deposit” shall mean, at any time, the sum of all Tranche C-3 Credit-Linked Deposits at such time, as the same may be (i) reduced from time to time pursuant to Section 2.05(e) or Section 2.09 and (ii) increased from time to time pursuant to Section 2.05(e).

“Tranche” shall mean a category of Commitments and extensions of credits thereunder. For purposes hereof, each of the following comprises a separate Tranche: (a) the European Tranche Commitments, the European Tranche Revolving Facility Loans, the European Tranche Letters of Credit and Swingline Loans made under the European Tranche Commitments, (b) the Canadian Tranche Commitments, the Canadian Tranche Revolving Facility Loans and the Canadian Tranche Letters of Credit and Obligations in respect of outstanding B/As, (c) the U.S. Tranche Commitments and the U.S. Tranche Revolving Facility Loans, (d) the Tranche C-1A Term Loans and the related Tranche C-1 Term Loan Commitments, (e) the Tranche C-1B Term Loans and the related Tranche C-1 Term Loan Commitments, (f) the Tranche C-2A Term Loans and the related Tranche C-2 Term Loan Commitments, (g) the Tranche C-2B Term Loans and the related Tranche C-2 Term Loan Commitments, (h) the Tranche C-3 Credit-Linked Deposits and Tranche C-3 Letters of Credit, (i) the Tranche C-4A Term Loans and the related Tranche C-4 Term Loan Commitments, (j) the Tranche C-4B Term Loans and the related Tranche C-4 Term Loan Commitments, (k) the Tranche C-5A Term Loans and the related Tranche C-5 Term Loan Commitments, (l) the Tranche C-5B Term Loans and the related Tranche C-5 Term Loan Commitments, (m) the Tranche C-6A Term Loans and the related Tranche C-6 Term Loan Commitments, (n) the Tranche C-6B Term Loans and the related Tranche C-6 Term Loan Commitments, (o) the Tranche C-7A Term Loans and the related Tranche C-7 Term Loan Commitments and (p) the Tranche C-7B Term Loans and the related Tranche C-7 Term Loan Commitments. The categories of Commitments and extensions of credit described under clauses (a), (b), (c) and (h) of the immediately preceding sentence are, respectively, the “European Tranche”, the “Canadian Tranche”, the “U.S. Tranche” and “Tranche C-3”.

“Tranche C-1 Term Loan Commitment” shall mean, with respect to each Lender, the commitment, if any, of such Lender under the May 2006 Amendment Agreement to make Tranche C-1 Term Loans under the May 2006 Credit Agreement, expressed as an amount representing the maximum aggregate permitted principal amount of the Tranche C-1 Term Loans to be made by such Lender under the May 2006 Credit Agreement. The initial amount of each Lender’s Tranche C-1 Term Loan Commitment is set forth on Schedule 1 to the May 2006 Amendment Agreement. The initial aggregate amount of the Lenders’ Tranche C-1 Term Loan Commitments was $1,335,000,000.

“Tranche C-1 Term Loans” shall mean the term loans made by the Lenders to the U.S. Borrower pursuant to clauses (a)(i), (a)(ii) and (a)(iii) of Section 2.01 of the May 2006 Credit Agreement and the May 2006 Amendment Agreement.

“Tranche C-1A Lender” shall mean a Lender with an outstanding Tranche C-1A Term Loan originally made pursuant to a Tranche C-1 Term Loan Commitment.

“Tranche C-1A Term Loans” shall mean the Tranche C-1 Term Loans held by each Lender immediately prior to the Amendment Effective Date, to the extent such Lender has not elected to convert such term loans into Tranche C-1B Term Loans pursuant to the Amendment Agreement. The aggregate principal amount of the Tranche C-1A Term Loans as of the Amendment Effective Date is $243,815,629.82.

“Tranche C-1B Lender” shall mean a Lender with an outstanding Tranche C-1B Term Loan originally made pursuant to a Tranche C-1 Term Loan Commitment.

“Tranche C-1B Term Loans” shall mean the Tranche C-1 Term Loans held by each Lender immediately prior to the Amendment Effective Date, to the extent such Lender has elected to convert such term loans into Tranche C-1B Term Loans pursuant to the Amendment Agreement. The aggregate principal amount of the Tranche C-1B Term Loans as of the Amendment Effective Date is $423,317,652.80.

“Tranche C-2 Term Loan Commitment” shall mean, with respect to each Lender, the commitment, if any, of such Lender to make Tranche C-2 Term Loans under the May 2006 Credit Agreement, expressed as an amount representing the maximum aggregate permitted principal amount of the Tranche C-2 Term Loans to be made by such Lender under the May 2006 Credit Agreement. The initial amount of each Lender’s Tranche C-2 Term Loan Commitment is set forth on Schedule 1 to the May 2006 Amendment Agreement. The initial aggregate amount of the Lenders’ Tranche C-2 Term Loan Commitments was $290,000,000.

“Tranche C-2 Term Loans” shall mean the term loans made by the Lenders to the Dutch Borrower pursuant to clause (a)(iv) of Section 2.01 of the May 2006 Credit Agreement and the May 2006 Amendment Agreement.

“Tranche C-2A Lender” shall mean a Lender with an outstanding Tranche C-2A Term Loan originally made pursuant to a Tranche C-2 Term Loan Commitment.

“Tranche C-2A Term Loans” shall mean the Tranche C-2 Term Loans held by each Lender immediately prior to the Amendment Effective Date, to the extent such Lender has not elected to convert such term loans into Tranche C-2B Term Loans pursuant to the Amendment Agreement. The aggregate principal amount of the Tranche C-2A Term Loans as of the Amendment Effective Date is $102,328,127.68.

“Tranche C-2B Lender” shall mean a Lender with an outstanding Tranche C-2B Term Loan originally made pursuant to a Tranche C-2 Term Loan Commitment.

“Tranche C-2B Term Loans” shall mean the Tranche C-2 Term Loans held by each Lender immediately prior to the Amendment Effective Date, to the extent such Lender has elected to convert such term loans into Tranche C-2B Term Loans pursuant to the Amendment Agreement. The aggregate principal amount of the Tranche C-2B Term Loans as of the Amendment Effective Date is $177,521,872.32.

“Tranche C-3 Credit-Linked Deposit Account” shall mean the account established by the Administrative Agent under its sole and exclusive control maintained at the office of JPMorgan Chase Bank, N.A., 270 Park Avenue, New York, NY 10017, designated as the “Hexion Tranche C-3 Credit-Linked Deposit Account” that shall be used solely to hold the Tranche C-3 Credit-Linked Deposits.

“Tranche C-3 Credit-Linked Deposit” shall mean, as to each Tranche C-3 Lender, the cash deposit made by such Lender pursuant to Section 2.05 and the May 2006 Amendment Agreement, as such deposit may be (a) reduced from time to time pursuant to Section 2.05(e)(ii)

or Section 2.09, (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04 and (c) increased from time to time pursuant to Section 2.05(e). The amount of each Tranche C-3 Lender’s Tranche C-3 Credit-Linked Deposit on the May 2006 Amendment Effective Date is set forth on Schedule 1 to the May 2006 Amendment Agreement, or in the Assignment and Acceptance pursuant to which such Tranche C-3 Lender shall have acquired its Tranche C-3 Credit-Linked Deposit, as applicable. The initial aggregate amount of the Tranche C-3 Credit-Linked Deposits was $50,000,000.

“Tranche C-3 L/C Disbursement” shall mean any L/C Disbursement pursuant to a Tranche C-3 Letter of Credit.

“Tranche C-3 L/C Exposure” shall mean, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Tranche C-3 Letters of Credit at such time and (b) the aggregate amount of all Tranche C-3 L/C Disbursements that have not yet been reimbursed by or on behalf of the U.S. Borrower at such time. The Tranche C-3 L/C Exposure of any Tranche C-3 Lender at any time shall be its Tranche C-3 Percentage of the total Tranche C-3 L/C Exposure at such time.

“Tranche C-3 Lender” shall mean a Lender having a Tranche C-3 Credit-Linked Deposit or a participation in any Tranche C-3 Letter of Credit.

“Tranche C-3 Letters of Credit” shall mean, at any time, Letters of Credit in an amount equal to the lesser of (i) the Total Tranche C-3 Credit-Linked Deposit and (ii) the aggregate amount of Letters of Credit (other than Canadian Tranche Letters of Credit) denominated in U.S. Dollars and issued for the account of the U.S. Borrower outstanding at such time. Letters of Credit (other than Canadian Tranche Letters of Credit) will from time to time be deemed to be Tranche C-3 Letters of Credit or European Tranche Letters of Credit in accordance with the provisions of Section 2.05(a).

“Tranche C-3 Maturity Date” shall mean the date specified in clause (a) of the definition of Term Facility Maturity Date.

“Tranche C-3 Percentage” shall mean, with respect to any Tranche C-3 Lender, the percentage of the total Tranche C-3 Credit-Linked Deposits represented by such Lender’s Tranche C-3 Credit-Linked Deposit. If the Tranche C-3 Credit-Linked Deposits shall have been applied in full to reimburse Tranche C-3 L/C Disbursements, the Tranche C-3 Percentage with respect to any Tranche C-3 Lender shall be determined based upon the Total Tranche C-3 Credit-Linked Deposit most recently in effect, giving effect to any assignments.

“Tranche C-4 Term Loan Commitment” shall mean, with respect to each Lender, the commitment, if any, of such Lender under the November 2006 Amendment Agreement to make Tranche C-4 Term Loans thereunder on the November 2006 Amendment Effective Date, expressed as an amount representing the maximum aggregate permitted principal amount of the Tranche C-4 Term Loans to be made by such Lender under the November 2006 Credit Agreement. The initial amount of each Lender’s Tranche C-4 Term Loan Commitment is set forth on Schedule 1 to the November 2006 Amendment Agreement. The initial aggregate amount of the Lenders’ Tranche C-4 Term Loan Commitments was $375,000,000.

“Tranche C-4 Term Loans” shall mean the term loans made by the Lenders to the U.S. Borrower pursuant to clause (a)(i) of Section 2.01 of the November 2006 Credit Agreement and the November 2006 Amendment Agreement.

“Tranche C-4A Lender” shall mean a Lender with an outstanding Tranche C-4A Term Loan originally made pursuant to a Tranche C-4 Term Loan Commitment.

“Tranche C-4A Term Loans” shall mean the Tranche C-4 Term Loans held by each Lender immediately prior to the Amendment Effective Date, to the extent such Lender has not elected to convert such term loans into Tranche C-4B Term Loans pursuant to the Amendment Agreement. The aggregate principal amount of the Tranche C-4A Term Loans as of the Amendment Effective Date is $35,304,229.77.

“Tranche C-4B Lender” shall mean a Lender with an outstanding Tranche C-4B Term Loan originally made pursuant to a Tranche C-4 Term Loan Commitment.

“Tranche C-4B Term Loans” shall mean the Tranche C-4 Term Loans held by each Lender immediately prior to the Amendment Effective Date, to the extent such Lender has elected to convert such term loans into Tranche C-4B Term Loans pursuant to the Amendment Agreement. The aggregate principal amount of the Tranche C-4B Term Loans as of the Amendment Effective Date is $148,649,985.19.

“Tranche C-5 Term Loan Commitment” shall have the meaning set forth in Section 1 of the Incremental and First Amendment.

“Tranche C-5 Term Loans” shall have the meaning set forth in Section 1 of the Incremental and First Amendment.

“Tranche C-5A Lender” shall mean a Lender with an outstanding Tranche C-5A Term Loan originally made pursuant to a Tranche C-5 Term Loan Commitment.

“Tranche C-5A Term Loans” shall mean the Tranche C-5 Term Loans held by each Lender immediately prior to the Amendment Effective Date, to the extent such Lender has not elected to convert such term loans into Tranche C-5B Term Loans pursuant to the Amendment Agreement. The aggregate principal amount of the Tranche C-5A Term Loans as of the Amendment Effective Date is $29,640,160.39.

“Tranche C-5B Lender” shall mean a Lender with an outstanding Tranche C-5B Term Loan originally made pursuant to a Tranche C-5 Term Loan Commitment.

“Tranche C-5B Term Loans” shall mean the Tranche C-5 Term Loans held by each Lender immediately prior to the Amendment Effective Date, to the extent such Lender has elected to convert such term loans into Tranche C-5B Term Loans pursuant to the Amendment Agreement. The aggregate principal amount of the Tranche C-5B Term Loans as of the Amendment Effective Date is $67,859,839.61.

“Tranche C-6 Term Loan Commitment” shall have the meaning set forth in Section 1 of the Incremental and First Amendment.

“Tranche C-6 Term Loans” shall have the meaning set forth in Section 1 of the Incremental and First Amendment.

“Tranche C-6A Lender” shall mean a Lender with an outstanding Tranche C-6A Term Loan originally made pursuant to a Tranche C-6 Term Loan Commitment.

“Tranche C-6A Term Loans” shall mean the Tranche C-6 Term Loans held by each Lender immediately prior to the Amendment Effective Date, to the extent such Lender has not elected to convert such term loans into Tranche C-6B Term Loans pursuant to the Amendment Agreement. The aggregate principal amount of the Tranche C-6A Term Loans as of the Amendment Effective Date is $49,256,317.50.

“Tranche C-6B Lender” shall mean a Lender with an outstanding Tranche C-6B Term Loan originally made pursuant to a Tranche C-6 Term Loan Commitment.

“Tranche C-6B Term Loans” shall mean the Tranche C-6 Term Loans held by each Lender immediately prior to the Amendment Effective Date, to the extent such Lender has elected to convert such term loans into Tranche C-6B Term Loans pursuant to the Amendment Agreement. The aggregate principal amount of the Tranche C-6B Term Loans as of the Amendment Effective Date is $48,243,682.50.

“Tranche C-7 Term Loan Commitment” shall have the meaning set forth in Section 1 of the Second Incremental Amendment.

“Tranche C-7 Term Loans” shall have the meaning set forth in Section 1 of the Second Incremental Amendment.

“Tranche C-7A Lender” shall mean a Lender with an outstanding Tranche C-7A Term Loan originally made pursuant to a Tranche C-7 Term Loan Commitment.

“Tranche C-7A Term Loans” shall mean the Tranche C-7 Term Loans held by each Lender immediately prior to the Amendment Effective Date, to the extent such Lender has not elected to convert such term loans into Tranche C-7B Term Loans pursuant to the Amendment Agreement. The aggregate principal amount of the Tranche C-7A Term Loans as of the Amendment Effective Date is $11,918,549.04.

“Tranche C-7B Lender” shall mean a Lender with an outstanding Tranche C-7B Term Loan originally made pursuant to a Tranche C-7 Term Loan Commitment.

“Tranche C-7B Term Loans” shall mean the Tranche C-7 Term Loans held by each Lender immediately prior to the Amendment Effective Date, to the extent such Lender has elected to convert such term loans into Tranche C-7B Term Loans pursuant to the Amendment Agreement. The aggregate principal amount of the Tranche C-7B Term Loans as of the Amendment Effective Date is $85,581,450.96.

“Tranche Percentage” shall mean (a) with respect to any Revolving Lender holding any Commitment or Loan under the European Tranche or the Canadian Tranche, such

Lender’s European Tranche Percentage or Canadian Tranche Percentage, as applicable and (b) with respect to any Tranche C-3 Lender, such Lender’s Tranche C-3 Percentage.

“Transactions” shall mean, collectively, (a) the sale and issuance of the New 1-1/2 Lien Notes and the execution and delivery of the New 1-1/2 Lien Notes Documents, (b) the entering into of the Amendment Agreement and the other Loan Documents and the conversion of a portion of the existing Term Loans for the Extended Maturity Term Loans pursuant to the Amendment Agreement on the Amendment Effective Date and (c) the payment of all fees and expenses in connection therewith to be paid on, prior to or subsequent to the Amendment Effective Date.

“Type”, when used in respect of any Loan, Borrowing or B/A Drawing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing, or on such B/A Drawing, is determined. For purposes hereof, the term “Rate” shall include the Adjusted Eurocurrency Rate, ABR, any Base Rate and the Discount B/A Rate.

“U.K. Borrowers” shall have the meaning assigned to such term in the preamble hereto.

“U.K. Debenture” shall mean a fixed and floating charge over substantially all of the applicable grantors’ assets from time to time in form and substance acceptable to the Administrative Agent.

“Unrestricted Subsidiary” shall mean (i) any subsidiary of the U.S. Borrower identified on Schedule 1.01B and (ii) any additional subsidiary of the U.S. Borrower designated as such by the U.S. Borrower that, together with all other Unrestricted Subsidiaries designated pursuant to this clause (ii), constitutes in the aggregate less than 5% of (1) aggregate net sales on a trailing twelve months’ basis and (2) Consolidated Total Assets at such date of determination; provided that, at any time an Unrestricted Subsidiary designation pursuant to this clause (ii) causes the aggregate sales or aggregate assets test set forth above to no longer be satisfied, the Unrestricted Subsidiary or Unrestricted Subsidiaries, as applicable, that has or have either the highest sales or the largest book value of assets, as applicable, of all such Unrestricted Subsidiaries as of the date of the most recent financial statements delivered pursuant to Section 5.04(a) or (b) shall automatically constitute a Subsidiary and cease to constitute an Unrestricted Subsidiary and the U.S. Borrower shall promptly cause the U.S. Guarantee Agreement or the Foreign Guarantee Agreement, as applicable, and appropriate Security Documents to be executed and delivered to the Administrative Agent (such that, following such conversion of each such Unrestricted Subsidiary to a Subsidiary, the Collateral and Guarantee Requirement shall be satisfied and the remaining Unrestricted Subsidiaries shall satisfy this definition); provided, further, that no Existing Notes Issuer or New Notes Issuer shall be an Unrestricted Subsidiary. The U.S. Borrower may designate any Unrestricted Subsidiary to be a Subsidiary for purposes of this Agreement (each, a “Subsidiary Redesignation”); provided, that (i) such Unrestricted Subsidiary, both before and after giving effect to such designation, shall be a Wholly Owned Subsidiary of the U.S. Borrower, (ii) no Default or Event of Default has occurred and is continuing or would result therefrom, (iii) immediately after giving effect to such Subsidiary Redesignation (as well as all other Subsidiary Redesignations theretofore consummated after the first day of such Reference Period), the U.S. Borrower shall be in Pro

Forma Compliance, (iv) all representations and warranties contained herein and in the other Loan Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Subsidiary Redesignation (both before and after giving effect thereto), unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, and (v) the U.S. Borrower shall have delivered to the Administrative Agent an officer’s certificate executed by a Responsible Officer of the U.S. Borrower, certifying to the best of such officer’s knowledge, compliance with the requirements of preceding clauses (i) through (iv), inclusive, and containing the calculations and information required by the preceding clause (iii).

“U.S.A. Patriot Act” shall mean the U.S.A. Patriot Act, Title III of Pub.L. 107-56 (signed into law October 26, 2001).

“U.S. Base Rate” shall mean, for any day, the rate of interest per annum equal to the greater of (a) the interest rate per annum publicly announced from time to time by the Administrative Agent as its reference rate in effect on such day at its principal office in Toronto for determining interest rates applicable to commercial loans denominated in U.S. Dollars in Canada (each change in such reference rate being effective from and including the date such change is publicly announced as being effective) and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%.

“U.S. Base Rate Borrowing” shall mean a Borrowing consisting of U.S. Base Rate Loans.

“U.S. Base Rate Loan” shall mean any Revolving Facility Loan bearing interest at a rate determined by reference to the U.S. Base Rate in accordance with the provisions of Article II.

“U.S. Borrower” shall have the meaning assigned to such term in the preamble hereto.

“U.S. Dollar Equivalent” shall mean, on any date of determination, (a) with respect to any amount in U.S. Dollars, such amount, and (b) with respect to any amount in any other currency, the equivalent in U.S. Dollars of such amount, determined by the Administrative Agent pursuant to Section 1.04 using the Exchange Rate with respect to such currency at the time in effect under the provisions of such Section.

“U.S. Dollars” or “$” shall mean lawful money of the United States of America.

“U.S. Guarantee Agreement” shall mean the U.S. Guarantee Agreement dated as of May 31, 2005, as amended, supplemented or otherwise modified from time to time, among Holdings, the U.S. Borrower, the Domestic Subsidiary Loan Parties and the Administrative Agent.

“U.S. Lending Office” shall mean, (i) as to any Lender, the applicable branch, office or Affiliate of such Lender designated by such Lender to make Loans to the U.S. Borrower, (ii) as to any Tranche C-5A Lender, the applicable branch, office or Affiliate of such

Tranche C-5A Lender designated by such Tranche C-5A Lender to make Loans to the Dutch Borrower or (iii) as to any Tranche C-5B Lender, the applicable branch, office or Affiliate of such Tranche C-5B Lender designated by such Tranche C-5B Lender to make Loans to the Dutch Borrower.

“U.S. Obligations” shall mean the Obligations (as defined in the Collateral Agreement) of each of the U.S. Borrower and the Domestic Subsidiary Loan Parties as they may exist from time to time other than (a) the Parallel Debt U.S. Obligations, (b) the Parallel Debt Foreign Obligations and (c) the Foreign Obligations.

“U.S. Tranche” has the meaning assigned to such term under the definition of “Tranche”.

“U.S. Tranche Commitment” shall mean, with respect to each U.S. Tranche Lender, the commitment of such U.S. Tranche Lender to make U.S. Tranche Revolving Facility Loans pursuant to Section 2.01, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s U.S. Tranche Revolving Facility Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 2.21 or Section 9.04. The initial amount of each Lender’s U.S. Tranche Commitment is set forth on Schedule 2.01 to the November 2006 Credit Agreement, or in the Assignment and Acceptance or Incremental Assumption Agreement pursuant to which such Lender shall have assumed its U.S. Tranche Commitment, as applicable. The aggregate amount of the Lenders’ U.S. Tranche Commitments as of the Amendment Effective Date is $50.0 million.

“U.S. Tranche Lender” shall mean a Lender with a U.S. Tranche Commitment or with outstanding U.S. Tranche Revolving Facility Exposure.

“U.S. Tranche Percentage” shall mean, with respect to any U.S. Tranche Lender, the percentage of the total U.S. Tranche Commitments represented by such Lender’s U.S. Tranche Commitment. If the U.S. Tranche Commitments have terminated or expired, the U.S. Tranche Percentages shall be determined based upon the U.S. Tranche Commitments most recently in effect, giving effect to any assignments pursuant to Section 9.04.

“U.S. Tranche Revolving Facility Exposure” shall mean, at any time, the aggregate principal amount of the U.S. Tranche Revolving Facility Loans outstanding at such time. The U.S. Tranche Revolving Facility Exposure of any Lender at any time shall be such Lender’s U.S. Tranche Percentage of the total U.S. Tranche Revolving Facility Exposure at such time.

“U.S. Tranche Revolving Facility Loan” shall mean a loan made by a U.S. Tranche Lender pursuant to Section 2.01(c). Each U.S. Tranche Revolving Facility Loan shall be a Eurocurrency Loan or an ABR Loan.

“Wholly Owned Subsidiary” of any person shall mean a subsidiary of such person, all of the Equity Interests of which (other than directors’ qualifying shares or nominee or other similar shares required pursuant to applicable law) are owned by such person or another Wholly Owned Subsidiary of such person.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Working Capital” shall mean, with respect to the U.S. Borrower and the Subsidiaries on a consolidated basis at any date of determination, Current Assets at such date of determination minus Current Liabilities at such date of determination; provided that, for purposes of calculating Excess Cash Flow, increases or decreases in Working Capital shall be calculated without regard to any changes in Current Assets or Current Liabilities as a result of (a) any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent or (b) the effects of purchase accounting.

SECTION 1.02. Terms Generally. The definitions set forth or referred to in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the U.S. Borrower notifies the Administrative Agent that the U.S. Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the U.S. Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

SECTION 1.03. Effectuation of Transactions. Each of the representations and warranties of Holdings and the Borrowers contained in this Agreement (and all corresponding definitions) are made after giving effect to the Transactions (or such portion thereof as shall be consummated as of the date of the applicable representation or warranty), unless the context otherwise requires.

SECTION 1.04. Currency Translation. (a) For purposes of determining compliance as of any date with Section 6.01, 6.02, 6.03, 6.04, 6.05, 6.06, 6.07 or 6.10 (other than for purposes of calculating the Consolidated Leverage Ratio or the Senior Secured Bank Leverage Ratio, as used in any such Section, which shall be calculated in accordance with the definitions thereof), amounts incurred or outstanding in currencies other than U.S. Dollars shall be translated into U.S. Dollars at the exchange rates in effect on the first Business Day of the fiscal quarter in which such determination occurs or in respect of which such determination is being made, as such exchange rates shall be determined in good faith by the U.S. Borrower. No Default or Event of Default shall arise as a result of any limitation or threshold set forth in U.S. Dollars in Section 6.01, 6.02, 6.03, 6.04, 6.05, 6.06, 6.07 or 6.10 or paragraph (f) or (j) of Section 7.01 being exceeded solely as a result of changes in currency exchange rates from those rates applicable on the first day of the fiscal quarter in which such determination occurs or in respect of which such determination is being made.

(b) (i) The Administrative Agent shall determine the U.S. Dollar Equivalent of any Letter of Credit denominated in any Alternative Currency as of each date (with such date to be reasonably determined by the Administrative Agent) that is on or about the date of each request for the issuance, amendment, renewal or extension of such Alternative Currency Letter of Credit, using the Exchange Rate for the applicable currency in relation to U.S. Dollars in effect on the date of determination, and each such amount shall be the U.S. Dollar Equivalent of such Letter of Credit until the next required calculation thereof pursuant to this Section 1.04(b)(i). The Administrative Agent shall in addition determine the U.S. Dollar Equivalent of any Letter of Credit denominated in any Alternative Currency as of the CAM Exchange Date as set forth in Section 10.02.

(ii) The Administrative Agent shall determine the U.S. Dollar Equivalent of any Borrowing denominated in any Alternative Currency or any B/A accepted and purchased under Section 2.06 as of each date (with such date to be reasonably determined by the Administrative Agent) that is on or about the date of a Borrowing Request, Interest Election Request or request for an acceptance and purchase of B/As with respect to such Borrowing or B/A, in each case using the Exchange Rate for the applicable currency in relation to U.S. Dollars in effect on the date of determination, and each such amount shall be the U.S. Dollar Equivalent of such Borrowing or B/A until the next required calculation thereof pursuant to this Section 1.04(b)(ii). The Administrative Agent shall in addition determine the U.S. Dollar Equivalent of any Borrowing denominated in any Alternative Currency or any B/A accepted and purchased under Section 2.06 as of the CAM Exchange Date as set forth in Section 10.01.

(iii) The U.S. Dollar Equivalent of any L/C Disbursement made by any Issuing Bank in any Alternative Currency and not reimbursed by the applicable Borrower shall be determined as set forth in paragraphs (e) or (m) of Section 2.05, as applicable. In addition, the U.S. Dollar Equivalent of the Revolving L/C Exposure shall be determined as set forth in paragraph (j) of Section 2.05, at the time and in the circumstances specified therein.

(iv) The Administrative Agent shall notify the Borrowers, the applicable Lenders and the applicable Issuing Bank of each calculation of the U.S. Dollar Equivalent of each Letter of Credit, Borrowing, B/A accepted and purchased hereunder and L/C Disbursement.

ARTICLE II

The Credits

SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein and in the Amendment Agreement:

(a) each European Tranche Lender agrees from time to time during the Availability Period with respect to the European Tranche Commitments (i) to make European Tranche Revolving Facility Loans (A) in euro, U.S. Dollars or Sterling to each U.K. Borrower and (B) in euro to the Dutch Borrower, in each case from its Euro Lending Office and (ii) to make European Tranche Revolving Facility Loans in U.S. Dollars to the U.S. Borrower from its U.S. Lending Office, in an aggregate principal amount that will not result in (w) such Lender’s European Tranche Revolving Facility Exposure exceeding such Lender’s European Tranche Commitment, (x) the European Tranche Revolving Facility Exposure exceeding the total European Tranche Commitments, (y) the portion of the European Tranche Revolving Facility Exposure represented by Loans to or Revolving L/C Exposure in respect of (1) the Dutch Borrower exceeding $125.0 million, or (2) the U.K. Borrowers exceeding $75.0 million or (z) the Total Revolving Facility Exposure exceeding the Total Revolving Facility Commitments;

(b) each Canadian Tranche Lender agrees from time to time during the Availability Period with respect to the Canadian Tranche Commitments (i) to make Canadian Tranche Revolving Facility Loans in Canadian Dollars or U.S. Dollars to the Canadian Borrower from its Canadian Lending Office and/or to cause its Canadian Lending Office to accept and purchase or arrange for the acceptance and purchase of drafts drawn by the Canadian Borrower in Canadian Dollars as B/As and (ii) to make Canadian Tranche Revolving Facility Loans in U.S. Dollars to the U.S. Borrower from its U.S. Lending Office, in an aggregate principal amount that will not result in (A) such Lender’s Canadian Tranche Revolving Facility Exposure exceeding such Lender’s Canadian Tranche Commitment, (B) the Canadian Tranche Revolving Facility Exposure exceeding the total Canadian Tranche Commitments or (C) the Total Revolving Facility Exposure exceeding the Total Revolving Facility Commitments;

(c) each U.S. Tranche Lender agrees from time to time during the Availability Period with respect to the U.S. Tranche Commitments to make U.S. Tranche Revolving Facility Loans in U.S. Dollars to the U.S. Borrower from its U.S. Lending Office in an aggregate principal amount that will not result in (A) such Lender’s U.S. Tranche Revolving Facility Exposure exceeding such Lender’s U.S. Tranche Commitment, (B) the U.S. Tranche Revolving Facility Exposure exceeding the total U.S. Tranche Commitments or (C) the Total Revolving Facility Exposure exceeding the Total Revolving Facility Commitments;

(d) each Lender having an Incremental Term Loan Commitment or an Incremental Revolving Facility Commitment agrees, subject to the terms and conditions set forth in the applicable Incremental Assumption Agreement, to make Incremental Term Loans to the U.S. Borrower or the Dutch Borrower, as applicable, and/or Incremental Revolving Facility Loans to any Borrower, in an aggregate principal amount not to exceed its Incremental Term Loan Commitment or Incremental Revolving Facility Commitment, as the case may be; and

(e) within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Facility Loans. Amounts repaid in respect of Term Loans may not be reborrowed.

All Revolving Loans, Tranche C-1A Term Loans, Tranche C-1B Term Loans, Tranche C-2A Term Loans, Tranche C-2B Term Loans, Tranche C-4A Term Loans, Tranche C-4B Term Loans, Tranche C-5A Term Loans, Tranche C-5B Term Loans, Tranche C-6A Term Loans, Tranche C-6B Term Loans, Tranche C-7A Term Loans and Tranche C-7B Term Loans outstanding, and all Tranche C-3 Credit Linked Deposits funded, on and as of the Amendment Effective Date after giving effect to the Transactions shall remain outstanding or funded, as applicable, hereunder on the terms set forth herein, except as otherwise provided herein.

SECTION 2.02. Loans and Borrowings. (a) Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class (or, in the case of Swingline Loans, in accordance with their respective Swingline Commitments); provided, however, that Revolving Facility Loans of any Tranche shall be made by the Revolving Facility Lenders ratably in accordance with their respective Tranche Percentages in respect of such Tranche on the date such Loans are made hereunder. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Subject to Section 2.15, (i) in the case of the U.S. Borrower, each Borrowing (other than a Swingline Borrowing) shall be comprised entirely of ABR Loans or Eurocurrency Loans as the U.S. Borrower may request in accordance herewith; (ii) in the case of the Canadian Borrower, each Borrowing (A) denominated in U.S. Dollars shall be comprised entirely of U.S. Base Rate Loans or Eurocurrency Loans as the Canadian Borrower may request in accordance herewith and (B) denominated in Canadian Dollars shall be comprised entirely of Canadian Base Rate Loans; and (iii) in the case of the Dutch Borrower and the U.K. Borrowers, each Borrowing shall be comprised entirely of Base Rate Loans or Eurocurrency Loans as the applicable Borrower may request in accordance herewith. Each Swingline Borrowing made by the U.S. Borrower shall be an ABR Borrowing. Each Swingline Borrowing made by the Dutch Borrower or a U.K. Borrower shall be a Base Rate Borrowing. Each Lender at its option may make any ABR Loan, Base

Rate Loan or Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of any Borrower to repay such Loan in accordance with the terms of this Agreement and such Lender shall not be entitled to any amounts payable under Section 2.16 or 2.18 solely in respect of increased costs or taxes resulting from such exercise and existing at the time of such exercise.

(c) At the commencement of each Interest Period for any Eurocurrency Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum. At the time that (i) each ABR Revolving Borrowing or Base Rate Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided that an ABR Revolving Borrowing or Base Rate Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Canadian Tranche Commitments, the European Tranche Commitments or the U.S. Tranche Commitments, as applicable, or that is required to finance the reimbursement of an L/C Disbursement as contemplated by Section 2.05(e). Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of (i) ten Eurocurrency Borrowings outstanding under each of the Tranche C-1A Term Loans, Tranche C-1B Term Loans, the Tranche C-2A Term Loans, the Tranche C-2B Term Loans, the Tranche C-4A Term Loans, the Tranche C-4B Term Loans, the Tranche C-5A Term Loans, the Tranche C-5B Term Loans, the Tranche C-6A Term Loans, the Tranche C-6B Term Loans, the Tranche C-7A Term Loans, the Tranche C-7B Term Loans, or any Other Term Loans and (ii) ten Eurocurrency Borrowings outstanding under each of the European Tranche, the Canadian Tranche, the U.S. Tranche or any Other Revolving Facility Loans.

(d) Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing or B/A Drawing if the Interest Period or Contract Period requested with respect thereto would end after the Revolving Facility Maturity Date of any Class or the Term Facility Maturity Date of any Class, as applicable.

SECTION 2.03. Requests for Borrowings. To request a Revolving Borrowing and/or a Term Borrowing, the applicable Borrower shall notify the Administrative Agent of such request (as provided in Section 9.01 and, unless otherwise agreed upon by the Administrative Agent, in Schedule 2.03 to the November 2006 Credit Agreement) by telephone (a) in the case of a Eurocurrency Borrowing, not later than 11:00 a.m., Local Time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing or Base Rate Borrowing, not later than 12:00 p.m., Local Time, one Business Day before the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing or a Base Rate Borrowing to finance the reimbursement of an L/C Disbursement as contemplated by Section 2.05(e) may be given not later than 11:00 a.m., Local Time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative

Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the applicable Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) the Borrower requesting such Borrowing;

(ii) the Class of such Borrowing;

(iii) the currency and aggregate amount of the requested Borrowing;

(iv) the date of such Borrowing, which shall be a Business Day;

(v) whether such Borrowing is to be an ABR Borrowing, a Base Rate Borrowing or a Eurocurrency Borrowing;

(vi) in the case of a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(vii) the location and number of the applicable Borrower’s account to which funds are to be disbursed.

If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be (i) in the case of a Revolving Borrowing by the U.S. Borrower, an ABR Borrowing and (ii) in the case of any other Revolving Borrowing, a Base Rate Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04. Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans in U.S. Dollars to the U.S. Borrower, in euro to the Dutch Borrower, and in euro, U.S. Dollars and Sterling to the U.K. Borrowers, from time to time during the Availability Period with respect to the European Tranche Commitment, in an aggregate principal amount at any time outstanding that will not result in (i) the Swingline Exposure exceeding the Swingline Commitment, (ii) the European Tranche Revolving Facility Exposure exceeding the total European Tranche Commitments or (iii) the Total Revolving Facility Exposure exceeding the Total Revolving Facility Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Borrowing. Each Swingline Borrowing shall be in an amount that is an integral multiple of $100,000, €100,000 or £100,000, as the case may be, and not less than $1,000,000, €1,000,000 or £1,000,000, as the case may be. Within the foregoing limits and subject to the terms and conditions set forth herein, the U.S. Borrower, the Dutch Borrower and the U.K. Borrowers may borrow, prepay and reborrow Swingline Loans.

(b) To request a Swingline Borrowing, the applicable Borrower shall notify the Administrative Agent, JPMorgan Europe Limited and the Swingline Lender of such request by telephone (confirmed by a Swingline Borrowing Request by telecopy), not later than 1:00 p.m., Local Time, on the day of a proposed Swingline Borrowing. Each such notice and Swingline Borrowing Request shall be irrevocable and shall specify (i) the Borrower requesting such Swingline Borrowing, (ii) the requested date (which shall be a Business Day), (iii) the currency and amount of the requested Swingline Borrowing and (iv) in the case of a Swingline Borrowing to be made by the Dutch Borrower or a U.K. Borrower, the Interest Period to be applicable thereto, which shall be a period contemplated by clause (b) of the definition of “Interest Period”. The Swingline Lender shall consult with the Administrative Agent as to whether the making of the Swingline Loan is in accordance with the terms of this Agreement prior to the Swingline Lender funding such Swingline Loan. The Swingline Lender shall make each Swingline Loan to be made by it hereunder in accordance with Section 2.02(a) on the proposed date thereof by wire transfer of immediately available funds by 3:00 p.m., Local Time, to the account of the applicable Borrower (or, in the case of a Swingline Borrowing made to finance the reimbursement of an L/C Disbursement as provided in Section 2.05(e), by remittance to the applicable Issuing Bank).

(c) The Swingline Lender may by written notice given to the Administrative Agent not later than 12:00 p.m., Local Time, on any Business Day require the European Tranche Lenders to acquire participations on such Business Day in all or a portion of the outstanding Swingline Loans made by it. Such notice shall specify the aggregate amount of such Swingline Loans in which the European Tranche Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each such Lender, specifying in such notice such European Tranche Lender’s European Tranche Percentage of such Swingline Loan or Loans. Each European Tranche Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent for the account of the Swingline Lender, such European Tranche Lender’s European Tranche Percentage of such Swingline Loan or Loans. Each European Tranche Lender acknowledges and agrees that its respective obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each European Tranche Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to Loans made by such European Tranche Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the European Tranche Lenders. The Administrative Agent shall notify the U.S. Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph (c), and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the

Swingline Lender from any Borrower (or other party on behalf of such Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the European Tranche Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the applicable Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve any Borrower of any default in the payment thereof.

(d) All Swingline Loans outstanding under the November 2006 Credit Agreement on the Amendment Effective Date shall remain outstanding hereunder on the terms set forth herein, except as otherwise provided herein.

SECTION 2.05. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein (including, with respect to issuances of Tranche C-3 Letters of Credit, Section 2.23), each Borrower may request the issuance of Revolving Letters of Credit under either the European Tranche denominated in any Alternative Currency or U.S. Dollars or under the Canadian Tranche denominated in U.S. Dollars or Canadian Dollars (provided that, in the case of Canadian Dollar-denominated Revolving Letters of Credit for the account of the Canadian Borrower, an Issuing Bank in respect thereof has been agreed and designated), and the U.S. Borrower may request issuance of Tranche C-3 Letters of Credit denominated in U.S. Dollars, in each case for its own account (or, in the case of Revolving Letters of Credit, for the account of a Subsidiary, so long as such Borrower and such Subsidiary are co-applicants), in a form reasonably acceptable to the applicable Issuing Bank, at any time and from time to time during the Availability Period for such Tranche and prior to the date that is five Business Days prior to (i) the applicable Revolving Facility Maturity Date, in the case of the Canadian Tranche and European Tranche, or (ii) the Tranche C-3 Maturity Date, in the case of Tranche C-3. For purposes hereof, (i) all Letters of Credit (other than Canadian Tranche Letters of Credit) that are denominated in U.S. Dollars and issued for the account of the U.S. Borrower shall at all times and from time to time be deemed to be Tranche C-3 Letters of Credit in the amount specified in the definition of Tranche C-3 Letters of Credit and be deemed to be European Tranche Letters of Credit only to the extent, and in an amount by which, the aggregate amount of outstanding Letters of Credit (other than Canadian Tranche Letters of Credit) that are denominated in U.S. Dollars and issued for the account of the U.S. Borrower exceeds such amount specified in the definition of Tranche C-3 Letters of Credit, (ii) drawings under any Letter of Credit (other than Canadian Tranche Letters of Credit) that are denominated in U.S. Dollars and issued for the account of the U.S. Borrower shall be deemed to have been made under European Tranche Letters of Credit for so long as, and to the extent that, there are any undrawn European Tranche Letters of Credit outstanding that are denominated in U.S. Dollars and issued for the account of the

U.S. Borrower (and thereafter shall be deemed to have been made under Tranche C-3 Letters of Credit) and (iii) any Letter of Credit (other than any Canadian Tranche Letter of Credit) that is denominated in U.S. Dollars and issued for the account of the U.S. Borrower and that expires or terminates will be deemed to be a European Tranche Letter of Credit, for so long as, and to the extent that, there are outstanding European Tranche Letters of Credit that are denominated in U.S. Dollars and issued for the account of the U.S. Borrower immediately prior to such expiration or termination; provided, however, that, at any time during which an Event of Default shall have occurred and be continuing, (A) Letters of Credit (other than Canadian Tranche Letters of Credit) that are denominated in U.S. Dollars and issued for the account of the U.S. Borrower shall be deemed to be European Tranche Letters of Credit and Tranche C-3 Letters of Credit, (B) drawings under Letters of Credit (other than Canadian Tranche Letters of Credit) that are denominated in U.S. Dollars and issued for the account of the U.S. Borrower shall be deemed to have been made under European Tranche Letters of Credit and Tranche C-3 Letters of Credit and (C) any Letter of Credit (other than any Canadian Tranche Letter of Credit) that is denominated in U.S. Dollars and issued for the account of the U.S. Borrower and that expires or terminates shall be deemed to be a European Tranche Letter of Credit and a Tranche C-3 Letter of Credit, in each case pro rata based upon (1) the total European Tranche Commitments at such time and (2) the sum of the Total Tranche C-3 Credit-Linked Deposit and the amount of the Total Tranche C-3 Credit-Linked Deposit that shall have been applied to reimburse outstanding Tranche C-3 L/C Disbursements at such time. To the extent necessary to implement the foregoing, the identification of a Letter of Credit as a European Tranche Letter of Credit or a Tranche C-3 Letter of Credit may change from time to time and a portion of a Letter of Credit may be deemed to be a Tranche C-3 Letter of Credit and the remainder be deemed to be a European Tranche Letter of Credit. Notwithstanding the foregoing, the entire face amount of any Letter of Credit with an expiration date after the applicable Revolving Facility Maturity Date shall at all times be deemed to be a Tranche C-3 Letter of Credit, subject to the limitations set forth in clause (i) of the third sentence of this paragraph (a). In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by such Borrower to, or entered into by such Borrower with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b) Notice of Issuance, Amendment, Renewal, Extension: Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal (other than an automatic renewal in accordance with paragraph (c) of this Section) or extension of an outstanding Letter of Credit), the applicable Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank and the Administrative Agent (three Business Days in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying whether such Letter of Credit is to be issued or maintained under the Canadian Tranche, the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the currency in which such Letter of Credit is to be denominated (which shall be U.S. Dollars or (i) in the case of a Letter of Credit issued under the European Tranche for the account of any Foreign Subsidiary Borrower, euro or Sterling or (ii) in the case of a Letter of Credit issued under the Canadian Tranche for the account of the Canadian Borrower, Canadian Dollars), the name and address of the beneficiary thereof and such other information as shall be necessary to issue, amend, renew or extend such Letter of Credit. If requested by the applicable Issuing Bank, the applicable Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the applicable Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the Canadian Tranche L/C Exposure shall not exceed $35.0 million or the European Tranche L/C Exposure shall not exceed $65.0 million, as applicable, (ii) the Canadian Tranche Revolving Facility Exposure or the European Tranche Revolving Facility Exposure, as applicable, shall not exceed the total Canadian Tranche Commitments or total European Tranche Commitments, as applicable, (iii) the Tranche C-3 L/C Exposure shall not exceed the Total Tranche C-3 Credit-Linked Deposit and (iv) the Total Revolving Facility Exposure shall not exceed the Total Revolving Facility Commitments.

(c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) (A) with respect to any Revolving Letter of Credit, the date that is five Business Days prior to the applicable Revolving Facility Maturity Date and (B) with respect to any Tranche C-3 Letter of Credit, the date that is five Business Days prior to the Tranche C-3 Maturity Date; provided that any Letter of Credit with a one-year tenor may provide for the automatic renewal thereof for additional one-year periods (which, in no event, shall extend beyond the applicable date referred to in clause (ii) of this paragraph (c)).

(d) Participations. (i) By the issuance of a Revolving Letter of Credit (or an amendment to a Revolving Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Revolving Facility Lenders under the applicable Tranche, such Issuing Bank hereby grants to each such Revolving Facility Lender, and each such Revolving Facility Lender hereby acquires from such Issuing Bank, a participation in such Revolving Letter of Credit equal to such Revolving Facility Lender’s Tranche Percentage in respect of such Tranche of the aggregate amount available to be drawn under such Revolving Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Facility Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent in U.S. Dollars, for the account of the applicable Issuing Bank, such Revolving Facility Lender’s Tranche Percentage of (i) each Revolving L/C Disbursement made by such Issuing Bank in U.S. Dollars and (ii) the U.S. Dollar Equivalent, using the Exchange Rates in effect on the date such payment is required, of each Revolving L/C Disbursement made by such Issuing Bank in an Alternative Currency and, in each case, not reimbursed by the applicable Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to such Borrower for any reason (or if such Revolving L/C Disbursement or reimbursement payment was refunded in an Alternative Currency, the U.S. Dollar Equivalent thereof using the Exchange Rate in effect on the date of such refund). Each Revolving Facility Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Revolving Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Revolving Letter of Credit or the occurrence and continuance of a Default or Event of Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(ii) Each Tranche C-3 Lender hereby acknowledges that it holds a participation in each Tranche C-3 Letter of Credit equal to such Tranche C-3 Lender’s Tranche C-3 Percentage of the aggregate amount available to be drawn under such Tranche C-3 Letter of Credit. The Administrative Agent hereby acknowledges that it holds the Tranche C-3 Credit-Linked Deposit of each Tranche C-3 Lender. Each Tranche C-3 Lender hereby absolutely and unconditionally agrees that if an Issuing Bank makes a Tranche C-3 L/C Disbursement that is not reimbursed by the U.S. Borrower on the date due as provided in paragraph (e) of this Section, or is required to refund any reimbursement payment in respect of a Tranche C-3 L/C Disbursement to the U.S. Borrower for any reason, the Administrative Agent shall reimburse the applicable Issuing Bank for the amount of such Tranche C-3 L/C Disbursement from such Tranche C-3 Lender’s Tranche C-3 Credit-Linked Deposit on deposit in the Tranche C-3 Credit-Linked Deposit Account. In the event the Tranche C-3 Credit-Linked Deposit Account is charged by the Administrative Agent to reimburse the applicable Issuing Bank for an unreimbursed Tranche C-3 L/C Disbursement, the U.S. Borrower shall have the right, at any time prior to the Tranche C-3 Maturity Date, to pay over to the Administrative Agent in reimbursement thereof an amount equal to the amount so charged, and such payment shall be deposited by the Administrative Agent in the Tranche C-3 Credit-Linked Deposit Account. Each Tranche C-3 Lender acknowledges and agrees that its obligation to acquire and fund participations in respect of Tranche C-3 Letters of Credit pursuant to this subparagraph (ii) is unconditional and irrevocable and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Tranche C-3 Letter of Credit or the occurrence and continuance of a Default or Event of Default or the return of the Tranche C-3 Credit-Linked Deposits, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Without limiting the foregoing, each Tranche C-3 Lender irrevocably authorizes the Administrative Agent to apply amounts of its Tranche C-3 Credit-Linked Deposit as provided in this subparagraph (ii).

(e) Reimbursement. (i) If the applicable Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, the applicable Borrower shall reimburse such L/C Disbursement by paying to the Administrative Agent an amount equal to such L/C Disbursement, in the currency in which such L/C Disbursement is made, not later than 2:00

P.M., Local Time, on (A) the Business Day that the applicable Borrower receives notice under paragraph (g) of this Section of such L/C Disbursement, if such notice is received on such day prior to 10:00 A.M., Local Time, or (B) if clause (A) does not apply, the Business Day immediately following the date the applicable Borrower receives such notice; provided that the applicable Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04 that such payment be financed with an ABR Revolving Borrowing, a Base Rate Revolving Borrowing or a Swingline Borrowing, as applicable, in an equivalent amount and, to the extent so financed, such Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing, Base Rate Borrowing or Swingline Borrowing.

(ii) If a Borrower fails to reimburse any Revolving L/C Disbursement when due, then (A) if such payment relates to an Alternative Currency Letter of Credit, automatically and with no further action required, such Borrower’s obligation to reimburse the applicable Revolving L/C Disbursement shall be permanently converted into an obligation to reimburse the U.S. Dollar Equivalent, calculated using the Exchange Rates on the date when such payment was due, of such Revolving L/C Disbursement and (B) in the case of each Revolving L/C Disbursement, the Administrative Agent shall promptly notify the applicable Issuing Bank and each Revolving Facility Lender under the applicable Tranche of the applicable Revolving L/C Disbursement, the payment then due from the applicable Borrower in respect thereof and such Lender’s Tranche Percentage thereof. Promptly following receipt of such notice, each Revolving Facility Lender under the applicable Tranche shall pay to the Administrative Agent its Tranche Percentage in U.S. Dollars of the payment then due from such Borrower in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Revolving Facility Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from such Revolving Facility Lenders. Promptly following receipt by the Administrative Agent of any payment from a Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Revolving Facility Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Revolving Facility Lender pursuant to this paragraph to reimburse an Issuing Bank for any Revolving L/C Disbursement (other than the funding of an ABR Revolving Borrowing, Base Rate Revolving Borrowing or a Swingline Borrowing as contemplated above) shall not constitute a Loan and shall not relieve the applicable Borrower of its obligation to reimburse such Revolving L/C Disbursement. If the applicable Borrower’s reimbursement of, or obligation to reimburse, any amounts in any Alternative Currency would subject the Administrative Agent, the applicable Issuing Bank or any Lender to any stamp duty, ad valorem charge or similar tax that would not be payable if such reimbursement were made or required to be made in U.S. Dollars, such Borrower shall, at its option, either (x) pay the amount of any such tax requested by the Administrative Agent, the relevant Issuing Bank or Lender or (y) reimburse each Revolving L/C Disbursement made in such Alternative Currency in U.S. Dollars, in an amount equal to the U.S. Dollar Equivalent, calculated using the applicable Exchange Rate on the date such Revolving L/C Disbursement is made, of such Revolving L/C Disbursement.

(iii) If the U.S. Borrower fails to make (or cause another account party to make) any payment due under paragraph (e)(i) above with respect to a Tranche C-3 Letter of Credit, the Administrative Agent shall notify each Tranche C-3 Lender of the applicable Tranche C-3 L/C Disbursement, the payment then due from the U.S. Borrower in respect thereof and such Lender’s Tranche C-3 Percentage thereof, and the Administrative Agent shall promptly pay to the applicable Issuing Bank each Tranche C-3 Lender’s Tranche C-3 Percentage of such Tranche C-3 L/C Disbursement from such Tranche C-3 Lender’s Tranche C-3 Credit-Linked Deposit. Promptly following receipt by the Administrative Agent of any payment by the U.S. Borrower in respect of any Tranche C-3 L/C Disbursement, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent payments have been made from the Tranche C-3 Credit-Linked Deposits, to the Tranche C-3 Credit-Linked Deposit Account to be added to the Tranche C-3 Credit-Linked Deposits of the Tranche C-3 Lenders in accordance with their Tranche C-3 Percentages. The U.S. Borrower acknowledges that each payment made pursuant to this subparagraph (iii) in respect of any Tranche C-3 L/C Disbursement is required to be made for the benefit of the distributees indicated in the immediately preceding sentence. Any payment made from the Tranche C-3 Credit-Linked Deposit Account, or from funds of the Administrative Agent, pursuant to this paragraph to reimburse an Issuing Bank for any Tranche C-3 L/C Disbursement shall not constitute a Loan and shall not relieve the U.S. Borrower of its obligation to reimburse such Tranche C-3 L/C Disbursement.

(f) Obligations Absolute. The obligation of each Borrower to reimburse L/C Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the applicable Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the applicable Borrower’s obligations hereunder. Neither the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of such Issuing Bank, or any of the circumstances referred to in clauses (i), (ii) or (iii) of the first sentence; provided that the foregoing shall not be construed to excuse the applicable Issuing Bank from liability to a Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by each Borrower to the extent permitted by applicable law) suffered by such Borrower that are determined by a final and binding decision of a court of competent jurisdiction to have been caused by (i) such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof or (ii) such Issuing Bank’s refusal to issue a Letter of Credit in accordance with the terms of this Agreement. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the applicable Issuing Bank, such Issuing Bank shall be deemed to have exercised care in each such determination and each refusal to issue a Letter of Credit. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Such Issuing Bank shall promptly notify the Administrative Agent and the applicable Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made or will make a L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the applicable Borrower of its obligation to reimburse such Issuing Bank and the applicable Revolving Facility Lenders or Tranche C-3 Lenders with respect to any such L/C Disbursement.

(h) Interim Interest. If an Issuing Bank shall make any L/C Disbursement, then, unless the applicable Borrower shall reimburse such L/C Disbursement in full on the date such L/C Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such L/C Disbursement is made to but excluding the date that such Borrower reimburses such L/C Disbursement, (i) if such L/C Disbursement is a Revolving L/C Disbursement made in U.S. Dollars, and at all times following the conversion to U.S. Dollars of a Revolving L/C Disbursement made in an Alternative Currency pursuant to paragraph (e) above, at the rate per annum then applicable to ABR Revolving Loans (in the case of the U.S. Borrower) or Base Rate Loans (in the case of other Borrowers), (ii) if such L/C Disbursement is a Revolving L/C Disbursement made in an Alternative Currency, at all times prior to its conversion to U.S. Dollars pursuant to paragraph (e) above, at the applicable Base Rate plus the Applicable Margin applicable to Eurocurrency Revolving Loans at such time (or, in the case of a Revolving L/C Disbursement made in Canadian Dollars, at the Canadian Base Rate plus the Applicable Margin applicable to Canadian Base Rate Loans at such time) and (iii) if such L/C Disbursement is a Tranche C-3 L/C Disbursement, at the rate per annum then applicable to ABR Term Loans; provided that, in each case, if such L/C Disbursement is not reimbursed by the applicable Borrower when due pursuant to paragraph (e) (i) of this Section, then Section 2.14(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Facility Lender pursuant to paragraph (e) (ii) of this Section or from the Tranche C-3 Credit-Linked Deposit of any Tranche C-3 Lender pursuant to paragraph (e)(iii) of this Section to reimburse such Issuing Bank shall be for the account of such Revolving Facility Lender or Tranche C-3 Lender to the extent of such payment.

(i) Replacement of an Issuing Bank. An Issuing Bank with respect to any one or more of the Canadian Tranche, the European Tranche or Tranche C-3, may be replaced at any time by written agreement among the U.S. Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. Any Issuing Bank in respect of the European Tranche shall be a PMP. At the time any such replacement shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.13(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the replaced Issuing Bank under this Agreement with respect to Letters of Credit to be issued under the applicable Tranche thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of such Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement but shall not be required to issue additional Letters of Credit.

(j) Cash Collateralization. If any Event of Default shall occur and be continuing, (i) in the case of an Event of Default described in Section 7.01(h) or (i), on the Business Day or (ii) in the case of any other Event of Default, on the third Business Day, in each case, following the date on which the U.S. Borrower receives notice from the Administrative Agent (or, if the maturity of the Loans has been accelerated, Tranche C-3 Lenders and Revolving Facility Lenders with L/C Exposure representing greater than 50% of the total L/C Exposure) demanding the deposit of cash collateral pursuant to this paragraph, or if the original applicable Revolving Facility Maturity Date and applicable Term Facility Maturity Date shall be changed to an earlier date pursuant to the proviso to the definition of the terms “Revolving Facility Maturity Date” and “Term Facility Maturity Date”, the Borrowers shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash in U.S. Dollars equal to the aggregate L/C Exposure as of such date plus any accrued and unpaid interest thereon; provided that (i) the portions of such amount attributable to undrawn Alternative Currency Letters of Credit or L/C Disbursements in an Alternative Currency that the Borrowers are not late in reimbursing shall be deposited in the applicable Alternative Currencies in the actual amounts of such undrawn Letters of Credit and L/C Disbursements and (ii) upon the occurrence of any Event of Default with respect to any Borrower described in clause (h) or (i) of Section 7.01, the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind. For the purposes of this paragraph, the Alternative Currency Revolving L/C Exposure shall be calculated using the Exchange Rates on the date notice demanding cash collateralization is delivered to a Borrower. Each such deposit pursuant to this paragraph shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrowers under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of (i) for so long as an Event of Default shall be continuing, the Administrative Agent and (ii) at any other time, the U.S. Borrower, in each case, in Permitted Investments and at the risk and expense of the Borrowers, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account with respect to Letters of Credit issued under any Tranche shall be applied by the Administrative Agent to reimburse each Issuing Bank for L/C Disbursements made in respect of Letters of Credit issued under such Tranche for which such Issuing Bank has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the Revolving L/C Exposure and Tranche C-3 L/C Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Tranche C-3 Lenders and Revolving Facility Lenders with L/C Exposure representing greater than 50% of the total L/C Exposure), be applied to satisfy other obligations of the Borrowers under this Agreement. If a Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to such Borrower within three Business Days after all Events of Default have been cured or waived.

(k) Additional Issuing Banks. From time to time, the U.S. Borrower may by notice to the Administrative Agent designate up to four Lenders (in addition to JPMorgan Chase Bank, N.A.), each of which agrees (in its sole discretion) to act in such capacity and each of which is reasonably satisfactory to the Administrative Agent as an Issuing Bank in respect of any one or more of the Canadian Tranche, the European Tranche or Tranche C-3. Each such additional Issuing Bank shall execute a counterpart of this Agreement upon the approval of the Administrative Agent (which approval shall not be unreasonably withheld) and shall thereafter be an Issuing Bank with respect to the applicable Tranche hereunder for all purposes.

(l) Issuing Bank Agreements. Unless otherwise requested by the Administrative Agent, each Issuing Bank shall report in writing to the Administrative Agent (i) on the first Business Day of each week, the daily activity (set forth by day) in respect of Letters of Credit during the immediately preceding week, including all issuances, extensions, amendments and renewals, all expirations and cancellations and all disbursements and reimbursements, (ii) on or prior to each Business Day on which such Issuing Bank expects to issue, amend, renew or extend any Letter of Credit under any Tranche, the date of such issuance, amendment, renewal or extension, and the aggregate face amount of the Letters of Credit to be issued, amended, renewed or extended by it under any Tranche and outstanding under such Tranche after giving effect to such issuance, amendment, renewal or extension occurred (and whether the amount thereof changed), it being understood that such Issuing Bank shall not permit any issuance, renewal, extension or amendment resulting in an increase in the amount of any Letter of Credit to occur without first obtaining written (or, with respect to any Issuing Bank, if the Administrative Agent so agrees with respect to such Issuing Bank, telephonic) confirmation from the Administrative Agent that it is then permitted under this Agreement, (iii) on each Business

Day on which such Issuing Bank makes any L/C Disbursement in respect of any Letter of Credit issued under a Tranche, the identity of such Tranche, the date of such L/C Disbursement and the amount of such L/C Disbursement, (iv) on any Business Day on which a Borrower fails to reimburse an L/C Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure, the applicable Borrower and the amount and currency of such L/C Disbursement and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request.

(m) Conversion. In the event that the Loans become immediately due and payable on any date pursuant to Section 7.01, all amounts (i) that a Borrower is at the time or thereafter becomes required to reimburse or otherwise pay to the Administrative Agent in respect of L/C Disbursements made under any Alternative Currency Letter of Credit (other than amounts in respect of which such Borrower has deposited cash collateral pursuant to paragraph (j) above, if such cash collateral was deposited in the applicable Alternative Currency to the extent so deposited or applied), (ii) that the Revolving Facility Lenders are at the time or thereafter become required to pay to the Administrative Agent and the Administrative Agent is at the time or thereafter becomes required to distribute to the applicable Issuing Bank pursuant to paragraph (e) of this Section in respect of unreimbursed L/C Disbursements made under any Alternative Currency Letter of Credit and (iii) of each Revolving Facility Lender’s participation in any Alternative Currency Letter of Credit under which an L/C Disbursement has been made shall, automatically and with no further action required, be converted into the U.S. Dollar Equivalent, calculated using the Exchange Rates on such date (or in the case of any L/C Disbursement made after such date, on the date such L/C Disbursement is made), of such amounts. On and after such conversion, all amounts accruing and owed to the Administrative Agent, the applicable Issuing Bank or any Lender in respect of the obligations described in this paragraph shall accrue and be payable in U.S. Dollars at the rates otherwise applicable hereunder.

(n) All Letters of Credit outstanding under the November 2006 Credit Agreement on the Amendment Effective Date shall remain outstanding hereunder on the terms set forth herein, except as otherwise provided herein.

SECTION 2.06. Canadian Bankers’ Acceptances. (a) Each acceptance and purchase of B/As of a single Contract Period pursuant to Section 2.01(b) or Section 2.08 shall be made ratably by the Canadian Tranche Lenders in accordance with the amounts of their Canadian Tranche Commitments. The failure of any Canadian Tranche Lender to accept any B/A required to be accepted by it shall not relieve any other Canadian Tranche Lender of its obligations hereunder; provided that the Canadian Tranche Commitments are several and no Canadian Tranche Lender shall be responsible for any other Canadian Tranche Lender’s failure to accept B/As as required hereunder.

(b) The B/As of a single Contract Period accepted and purchased on any date shall be in an aggregate amount that is an integral multiple of C$1,000,000 and not less than C$1,000,000. The face amount of each B/A shall be C$100,000 or any whole multiple thereof. If any Canadian Tranche Lender’s ratable share of the B/As of any Contract Period to be accepted on any date would not be an integral multiple of C$100,000, the face amount of the B/As accepted by such Lender may be increased or reduced to the nearest integral multiple of C$100,000 by the Administrative Agent in its sole discretion. B/As of more than one Contract Period may be outstanding at the same time; provided that there shall not at any time be more than a total of five B/A Drawings outstanding.

(c) To request an acceptance and purchase of B/As, the Canadian Borrower shall notify the Administrative Agent of such request by telephone or by facsimile not later than 10:00 a.m., Local Time, one Business Day before the date of such acceptance and purchase. Each such request shall be irrevocable and, if telephonic, shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of a written request in a form approved by the Administrative Agent and signed by the Canadian Borrower. Each such telephonic and written request shall specify the following information:

(i) the aggregate face amount of the B/As to be accepted and purchased;

(ii) the date of such acceptance and purchase, which shall be a Business Day;

(iii) the Contract Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Contract Period” (and which shall in no event end after the applicable Revolving Facility Maturity Date); and

(iv) the location and number of the Canadian Borrower’s account to which any funds are to be disbursed, which shall comply with the requirements of Section 2.07. If no Contract Period is specified with respect to any requested acceptance and purchase of B/As, then the Canadian Borrower shall be deemed to have selected a Contract Period of 30 days’ duration.

Promptly following receipt of a request in accordance with this paragraph, the Administrative Agent shall advise each Canadian Tranche Lender of the details thereof and of the amount of B/As to be accepted and purchased by such Lender.

(d) The Canadian Borrower hereby appoints each Canadian Tranche Lender as its attorney to sign and endorse on its behalf, manually or by facsimile or mechanical signature, as and when deemed necessary by such Lender, blank forms of B/As. It shall be the responsibility of each Canadian Tranche Lender to maintain an adequate supply of blank forms of B/As for acceptance under this Agreement. The Canadian Borrower recognizes and agrees that all B/As signed and/or endorsed on its behalf by any Canadian Tranche Lender shall bind the Canadian Borrower as fully and effectually as if manually signed and duly issued by authorized officers of the Canadian Borrower. Each Canadian Tranche Lender is hereby authorized to issue such B/As endorsed in blank in such face amounts as may be determined by such Lender to comply with any request of the Canadian Borrower hereunder; provided that the aggregate face amount thereof is equal to the aggregate face amount of B/As required to be accepted by such Lender. No Canadian Tranche Lender shall be liable for any damage, loss or claim arising by reason of any loss or improper use of any such instrument unless such loss or improper use results from the gross negligence or willful misconduct of such Lender. Each Canadian Tranche Lender shall maintain a record with respect to B/As (i) received by it from the Administrative Agent in blank hereunder,

(ii) voided by it for any reason, (iii) accepted and purchased by it hereunder and (iv) canceled at their respective maturities. Upon request by the Canadian Borrower, a Lender shall cancel all forms of B/A that have been pre-signed or pre-endorsed on behalf of the Canadian Borrower and that are held by such Lender and are not required to be issued pursuant to this Agreement.

(e) Drafts of the Canadian Borrower to be accepted as B/As hereunder shall be signed as set forth in paragraph (d) above. Notwithstanding that any person whose signature appears on any B/A may no longer be an authorized signatory for any of the Lenders or the Canadian Borrower at the date of issuance of such B/A, such signature shall nevertheless be valid and sufficient for all purposes as if such authority had remained in force at the time of such issuance and any such B/A so signed shall be binding on the Canadian Borrower.

(f) Upon acceptance of a B/A by a Lender, such Lender shall purchase, or arrange the purchase of, such B/A from the Canadian Borrower at the Discount B/A Rate for such Lender applicable to such B/A accepted by it and provide to the Administrative Agent the Discount Proceeds (net of applicable acceptance fees) for the account of the Canadian Borrower as provided in Section 2.07. The acceptance fee payable by the Canadian Borrower to a Lender under Section 2.13(c) in respect of each B/A accepted by such Lender shall be set off against the Discount Proceeds payable by such Lender under this paragraph. Notwithstanding the foregoing, in the case of any B/A Drawing resulting from the conversion or continuation of a B/A Drawing or Canadian Tranche Revolving Facility Loan pursuant to Section 2.08, the net amount that would otherwise be payable to the Canadian Borrower by each Lender pursuant to this paragraph will be applied as provided in Section 2.08(f).

(g) Each Lender may at any time and from time to time hold, sell, rediscount or otherwise dispose of any or all B/A’s accepted and purchased by it hereunder.

(h) Each B/A accepted and purchased hereunder shall mature at the end of the Contract Period applicable thereto.

(i) The Canadian Borrower waives presentment for payment and any other defense to payment of any amounts due to a Lender in respect of a B/A accepted and purchased by it pursuant to this Agreement that might exist solely by reason of such B/A being held, at the maturity thereof, by such Lender in its own right and the Canadian Borrower agrees not to claim any days of grace if such Lender as holder sues the Canadian Borrower on the B/A for payment of the amounts payable by the Canadian Borrower thereunder. On the specified maturity date of a B/A, or such earlier date as may be required pursuant to the provisions of this Agreement, the Canadian Borrower shall pay the Lender that has accepted and purchased such B/A the full face amount of such B/A, and after such payment the Canadian Borrower shall have no further liability in respect of such B/A and such Lender shall be entitled to all benefits of, and be responsible for all payments due to third parties under, such B/A.

(j) At the option of the Canadian Borrower and any Lender, B/As under this Agreement to be accepted by that Lender may be issued in the form of depository bills for deposit with The Canadian Depository for Securities Limited pursuant to the Depository Bills and Notes Act (Canada) or bills of exchange pursuant to the Bills of Exchange Act. All depository bills so issued and all bills of exchange shall be governed by the provisions of this Section 2.06. If a Canadian Tranche Lender is not a bank under the Bank Act (Canada) or if a Canadian Tranche Lender notifies the Administrative Agent in writing that it is otherwise unable to accept B/As, such Canadian Tranche Lender will, instead of accepting and purchasing B/As, make a Loan (a “B/A Equivalent Loan”) to the Canadian Borrower in the amount and for the same term as the draft that such Canadian Tranche Lender would otherwise have been required to accept and purchase hereunder. Each such Canadian Tranche Lender will provide to the Administrative Agent the Discount Proceeds of such B/A Equivalent Loan for the account of the Canadian Borrower in the same manner as such Canadian Tranche Lender would have provided the Discount Proceeds in respect of the draft that such Canadian Tranche Lender would otherwise have been required to accept and purchase hereunder. Each such B/A Equivalent Loan will bear interest at the same rate that would result if such Canadian Tranche Lender had accepted (and been paid an acceptance fee) and purchased (on a discounted basis) a B/A for the relevant Contract Period (it being the intention of the parties that each such B/A Equivalent Loan shall have the same economic consequences for the Lenders and the Canadian Borrower as the B/A that such B/A Equivalent Loan replaces). All such interest shall be paid in advance on the date such B/A Equivalent Loan is made, and will be deducted from the principal amount of such B/A Equivalent Loan in the same amount and manner in which the deduction based on the Discount B/A Rate and the applicable acceptance fee of a B/A would be deducted from the face amount of the B/A. Subject to the repayment requirements of this Agreement, on the last day of the relevant Contract Period for such B/A Equivalent Loan, the Canadian Borrower shall be entitled to convert each such B/A Equivalent Loan into another type of Loan, or to roll over each such B/A Equivalent Loan into another B/A Equivalent Loan, all in accordance with the applicable provisions of this Agreement.

(k) All B/As outstanding under the November 2006 Credit Agreement on the Amendment Effective Date shall remain outstanding hereunder on the terms set forth herein, except as otherwise provided herein.

SECTION 2.07. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it and disburse the Discount Proceeds (net of applicable acceptance fees) of each B/A to be accepted and purchased by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, Local Time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Loans or Discount Proceeds (net of applicable acceptance fees) available to the applicable Borrower by promptly crediting the amounts so received, in like funds, to an account of such Borrower designated by such Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans, Base Rate Revolving Borrowings and Swingline Borrowings made to finance the reimbursement of a L/C Disbursement and reimbursements as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing or acceptance and purchase of B/As that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing or the applicable Discount Proceeds (net of applicable acceptance fees), the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing or the applicable Discount Proceeds (net of applicable acceptance fees) available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand (without duplication) such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of (A) (1) in the case of a Borrowing by the U.S. Borrower, the Federal Funds Effective Rate, and (2) in the case of any other amount, the rate reasonably determined by the Administrative Agent to be the cost to it of funding such amount, and (B) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, (ii) in the case of a Borrower, (1) if such amount is a Borrowing made to the U.S. Borrower, the interest rate applicable to ABR Loans, (2) if such amount is a Borrowing made in U.S. Dollars to the Canadian Borrower, the interest rate applicable to U.S. Base Rate Loans, (3) if such amount is a B/A Drawing or a Canadian Dollar-denominated Borrowing made to the Canadian Borrower, the interest rate applicable to Canadian Base Rate Loans and (4) if such amount is a Borrowing made to the Dutch Borrower or a U.K. Borrower, the interest rate applicable to the applicable Base Rate Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing or such Lender’s purchase of B/As. If such Borrower pays such amount to the Administrative Agent, then such amount shall constitute a reduction of such Borrowing or of the face amount of such B/As.

SECTION 2.08. Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Each B/A Drawing shall have a Contract Period as specified in the applicable request therefor. Thereafter, the applicable Borrower may elect to convert such Borrowing or B/A Drawing to a different Type or to continue such Borrowing or B/A Drawing and, in the case of a Eurocurrency Borrowing, may elect Interest Periods therefor, all as provided in this Section, it being understood that no B/A Drawing may be converted or continued other than at the end of the Contract Period applicable thereto. The applicable Borrower may elect different options with respect to different portions of the affected Borrowing or B/A Drawing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing or accepting B/As comprising such B/A Drawing, as the case may be, and the Loans or B/As resulting from an election made with respect to any such portion shall be considered a separate Borrowing or B/A Drawing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

(b) To make an election pursuant to this Section, a Borrower shall notify the Administrative Agent of such election (as provided in Section 9.01 and, unless otherwise agreed upon by the Administrative Agent, in Schedule 2.03 to the November 2006 Credit Agreement) by telephone (i) in the case of an election that would result in a Borrowing, by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election and (ii) in the case of an election that would result in a B/A Drawing or the continuation of a B/A Drawing, by the time that a request would be required under Section 2.06 if such Borrower were requesting an acceptance and purchase of B/As to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the applicable Borrower. Notwithstanding any other provision of this Section, no Borrower shall be permitted to (i) change the currency of any Borrowing, (ii) elect an Interest Period for Eurocurrency Loans that does not comply with Section 2.02(d) or Contract Period for B/As that does not comply with 2.06(c)(iii) or (iii) convert any Borrowing or B/A Drawing to a Borrowing or B/A Drawing not available under the Class of Commitments pursuant to which such Borrowing or B/A Drawing was made.

(c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing or B/A Drawing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing or B/A Drawing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing or B/A Drawing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting outstanding credit extension is to be an ABR Borrowing, a Eurocurrency Borrowing, a Base Rate Borrowing or a B/A Drawing; and

(iv) if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”, and in the case of an election of a B/A Drawing, the Contract Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Contract Period”.

If any such Interest Election Request requests a Eurocurrency Borrowing or a B/A Drawing but does not specify an Interest Period or a Contract Period, then the applicable Borrower shall be deemed to have selected an Interest Period or Contract Period, as applicable, of one month’s or 30 days’ duration, as applicable.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender to which such Interest Election Request relates of the details thereof and of such Lender’s portion of each resulting Borrowing or B/A Drawing.

(e) If a Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing or a B/A Drawing prior to the end of the Interest Period or Contract Period applicable thereto, then, unless such Borrowing or B/A Drawing is repaid as provided herein, at the end of such Interest Period such Borrowing or B/A Drawing shall (i) in the case of a Borrowing denominated in U.S. Dollars by the U.S. Borrower, be converted to an ABR Borrowing, (ii) in the case of a Borrowing by the Dutch Borrower or a U.K. Borrower, be continued as a Base Rate Borrowing, (iii) in the case of a Borrowing denominated in U.S. Dollars by the Canadian Borrower, be converted to a U.S. Base Rate Borrowing, and (iv) in the case of a Borrowing or B/A Drawing denominated in Canadian Dollars, be converted to a Canadian Base Rate Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the written request (including a request through electronic means) of the Required Lenders, so notifies the U.S. Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurocurrency Borrowing and (ii) unless repaid, each Eurocurrency Borrowing shall (A) in the case of such a Borrowing by the U.S. Borrower, be converted to an ABR Borrowing at the end of the Interest Period applicable thereto, (B) in the case of such a Borrowing by the Canadian Borrower, be converted to a U.S. Base Rate Borrowing at the end of the Interest Period applicable thereto or (C) in the case of such a Borrowing by the Dutch Borrower or a U.K. Borrower, be continued as a Base Rate Borrowing.

(f) Upon the conversion of any Canadian Tranche Borrowing (or portion thereof), or the continuation of any B/A Drawing (or portion thereof), to or as a B/A Drawing, the net amount that would otherwise be payable to the Canadian Borrower by each Lender pursuant to Section 2.06(f) in respect of such new B/A Drawing shall be applied against the principal of the Canadian Tranche Revolving Facility Loan made by such Lender as part of such Canadian Tranche Borrowing (in the case of a conversion), or the reimbursement obligation owed to such Lender under Section 2.06(i) in respect of the B/As accepted by such Lender as part of such maturing B/A Drawing (in the case of a continuation), and the Canadian Borrower shall pay to such Lender an amount equal to the difference between the principal amount of such Canadian Tranche Revolving Facility Loan or the aggregate face amount of such maturing B/As, as the case may be, and such net amount.

SECTION 2.09. Termination and Reduction of Commitments; Return of Tranche C-3 Credit-Linked Deposits. (a) Unless previously terminated, the Revolving Facility Commitments of each Class shall terminate on the Revolving Facility Maturity Date for such Class.

(b) Any Borrower may at any time terminate, or from time to time reduce, the Commitments of any Tranche of the Revolving Facility Commitments; provided that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $1.0 million and not less than $5.0 million (or, if less, the remaining amount of any such Tranche of the Revolving Facility Commitments) and (ii) the Borrowers shall not terminate or reduce any Tranche of the Revolving Facility Commitments if, after giving effect to any concurrent prepayment of the Revolving Facility Loans in accordance with Section 2.12, (A) the total European Tranche Revolving Facility Exposure would exceed the total European Tranche Commitments, (B) the total Canadian Tranche Revolving Facility Exposure would exceed the total Canadian Tranche Commitments or (C) the total U.S. Tranche Revolving Facility Exposure would exceed the total U.S. Tranche Commitments. The U.S. Borrower may at any time or from time to time direct the Administrative Agent to reduce the Total Tranche C-3 Credit-Linked Deposit; provided that (i) each reduction of the Tranche C-3 Credit-Linked Deposits shall be in an amount that is an integral multiple of $1.0 million and not less than $5.0 million (or, if less, the remaining amount of the Total Tranche C-3 Credit-Linked Deposit) and (ii) the U.S. Borrower shall not direct the Administrative Agent to reduce the Tranche C-3 Credit-Linked Deposits if, after giving effect to such reduction (and to the provisions of Section 2.05(a)), the aggregate Tranche C-3 L/C Exposure would exceed the Total Tranche C-3 Credit-Linked Deposit or the European Tranche Revolving Facility Exposure would exceed the total European Tranche Commitments. In the event the Tranche C-3 Credit-Linked Deposits shall be reduced as provided in the immediately preceding sentence, the Administrative Agent will return all amounts in the Tranche C-3 Credit-Linked Deposit Account in excess of the reduced Total Tranche C-3 Credit-Linked Deposit to the Tranche C-3 Lenders, ratably in accordance with their Tranche C-3 Percentages of the Total Tranche C-3 Credit-Linked Deposit (as determined immediately prior to such reduction).

(c) The applicable Borrower shall notify the Administrative Agent of any election to terminate or reduce the Revolving Facility Commitments or the Total Tranche C-3 Credit-Linked Deposit under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each notice delivered by a Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of any Tranche of the Revolving Facility Commitments or of a reduction of the Total Tranche C-3 Credit-Linked Deposit to zero delivered by a Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by such Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class or reduction of the Total Tranche C-3 Credit-Linked Deposit pursuant to this Section 2.09 shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

SECTION 2.10. Repayment of Loans and B/As; Evidence of Debt. (a) Each Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Revolving Facility Lender the then unpaid principal amount of each Revolving Facility Loan of such Lender to such Borrower on the applicable Revolving Facility Maturity Date, (ii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Term Loan of such Lender to such Borrower as provided in Section 2.11, (iii) in the case of the Canadian Borrower, to the Administrative Agent for the account of each Lender the face amount of each B/A, if any, accepted by such Lender from the Canadian Borrower as provided in Section 2.06(i), and (iv) to the Swingline Lender the then unpaid principal amount of each Swingline Loan to such Borrower on the earlier of (x) the applicable Revolving Facility Maturity Date, (y) the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least five Business Days after such Swingline Loan is made and (z) in the case of a Swingline Loan to the Dutch Borrower or a U.K. Borrower, the last day of the Interest Period applicable to such Swingline Loan; provided that on each date that a Revolving Borrowing is made by the U.S. Borrower, the U.S. Borrower shall repay all Swingline Loans then outstanding.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made or B/A accepted by such Lender, including the amounts and currencies of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the currency thereof, the Class and Type thereof and the Interest Period (if any) applicable thereto, and the amount of each B/A and the Contract Period applicable thereto, (ii) the amount of any principal or interest, or other amount in respect of any B/A, due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) any amount received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence, currencies and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay the Loans in accordance with the terms of this Agreement.

(e) Any Lender may request that Loans of any Class made by it be evidenced by a promissory note (a “Note”). In such event, each Borrower under such Class shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent and reasonably acceptable to the applicable Borrower. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.11 Repayment of Term Loans, B/As, Revolving Facility Loans and Tranche C-3 Credit-Linked Deposits. (a) (i) Subject to the other paragraphs of this Section, the U.S. Borrower shall repay Tranche C-1A Term Borrowings, Tranche C-1B Term Borrowings, Tranche C-4A Term Borrowings and Tranche C-4B Term Borrowings and the Dutch Borrower shall repay Tranche C-2A Term Borrowings, Tranche C-2B Term Borrowings, Tranche C-5A Term Borrowings, Tranche C-5B Term Borrowings, Tranche C-6A Term Borrowings, Tranche C-6B Term Borrowings, Tranche C-7A Term Borrowings and Tranche C-7B Term Borrowings on each date set forth below (each such date being referred to as a “Term Loan Installment Date”), (u) in the case of Tranche C-1A and Tranche C-1B Term Borrowings, in the aggregate principal amount equal to the product of (A) the percentage set forth below opposite such Term Loan Installment Date and (B) the aggregate principal amount of the Tranche C-1 Term Loans originally made on or prior to June 15, 2006 which relate to each such Class of Term Borrowings, (v) in the case of Tranche C-2A and Tranche C-2B Term Borrowings, in the aggregate principal amount equal to the product of (A) the percentage set forth below opposite such Term Loan Installment Date and (B) the aggregate principal amount of the Tranche C-2 Term Loans originally made on the May 2006 Amendment Effective Date which relate to each such Class of Term Borrowings, (w) in the case of Tranche C-4A and Tranche C-4B Term Borrowings, in the aggregate principal amount equal to the product of (A) the percentage set forth below opposite such Term Loan Installment Date and (B) the aggregate principal amount of the Tranche C-4 Term Loans originally made on the November 2006 Amendment Effective Date which relate to each such Class of Term Borrowings, (x) in the case of Tranche C-5A and Tranche C-5B Term Borrowings, in the aggregate principal amount equal to the product of (A) the percentage set forth below opposite such Term Loan Installment Date and (B) the aggregate principal amount of the Tranche C-5 Term Loans originally made on the Incremental Effective Date which relate to each such Class of Term Borrowings, (y) in the case of Tranche C-6A and Tranche C-6B Term Borrowings, in the aggregate principal amount equal to the product of (A) the percentage set forth below opposite such Term Loan Installment Date and (B) the aggregate principal amount of the Tranche C-6 Term Loans originally made on the Incremental Effective Date which relate to each such Class of Term Borrowings, and (z) in the case of Tranche C-7A and Tranche C-7B Term Borrowings, in the aggregate principal amount equal to the product of (A) the percentage set forth below opposite such Term Loan Installment Date and (B) the aggregate principal amount of the Tranche C-7A Term Loans originally made on the Second Incremental Effective Date which relate to each such Class of Term Borrowings:

Date	Amount of Tranche C-1A Term Borrowings to Be Repaid	Amount of Tranche C-2A Term Borrowings to Be Repaid	Amount of Tranche C-4A Term Borrowings to Be Repaid	Amount of Tranche C-5A Term Borrowings to Be Repaid	Amount of Tranche C-6A Term Borrowings to Be Repaid	Amount of Tranche C-7A Term Borrowings to Be Repaid
March 31, 2010	0.25%	0.25%	0.25%	0.25%	0.25%	0.25%
June 30, 2010	0.25%	0.25%	0.25%	0.25%	0.25%	0.25%
September 30, 2010	0.25%	0.25%	0.25%	0.25%	0.25%	0.25%
December 31, 2010	0.25%	0.25%	0.25%	0.25%	0.25%	0.25%
March 31, 2011	0.25%	0.25%	0.25%	0.25%	0.25%	0.25%
June 30, 2011	0.25%	0.25%	0.25%	0.25%	0.25%	0.25%
September 30, 2011	0.25%	0.25%	0.25%	0.25%	0.25%	0.25%
December 31, 2011	0.25%	0.25%	0.25%	0.25%	0.25%	0.25%
March 31, 2012	0.25%	0.25%	0.25%	0.25%	0.25%	0.25%
June 30, 2012	0.25%	0.25%	0.25%	0.25%	0.25%	0.25%
September 30, 2012	0.25%	0.25%	0.25%	0.25%	0.25%	0.25%
December 31, 2012	0.25%	0.25%	0.25%	0.25%	0.25%	0.25%
March 31, 2013	0.25%	0.25%	0.25%	0.25%	0.25%	0.25%
Term Facility Maturity Date	93.25%	93.25%	93.50%	94.25%	94.25%	94.25%

Date	Amount of Tranche C-1B Term Borrowings to Be Repaid	Amount of Tranche C-2B Term Borrowings to Be Repaid	Amount of Tranche C-4B Term Borrowings to Be Repaid	Amount of Tranche C-5B Term Borrowings to Be Repaid	Amount of Tranche C-6B Term Borrowings to Be Repaid	Amount of Tranche C-7B Term Borrowings to Be Repaid
March 31, 2010	0.25%	0.25%	0.25%	0.25%	0.25%	0.25%
June 30, 2010	0.25%	0.25%	0.25%	0.25%	0.25%	0.25%
September 30, 2010	0.25%	0.25%	0.25%	0.25%	0.25%	0.25%
December 31, 2010	0.25%	0.25%	0.25%	0.25%	0.25%	0.25%
March 31, 2011	0.25%	0.25%	0.25%	0.25%	0.25%	0.25%
June 30, 2011	0.25%	0.25%	0.25%	0.25%	0.25%	0.25%
September 30, 2011	0.25%	0.25%	0.25%	0.25%	0.25%	0.25%
December 31, 2011	0.25%	0.25%	0.25%	0.25%	0.25%	0.25%
March 31, 2012	0.25%	0.25%	0.25%	0.25%	0.25%	0.25%
June 30, 2012	0.25%	0.25%	0.25%	0.25%	0.25%	0.25%
September 30, 2012	0.25%	0.25%	0.25%	0.25%	0.25%	0.25%
December 31, 2012	0.25%	0.25%	0.25%	0.25%	0.25%	0.25%
March 31, 2013	0.25%	0.25%	0.25%	0.25%	0.25%	0.25%
June 30, 2013	0.25%	0.25%	0.25%	0.25%	0.25%	0.25%
September 30, 2013	0.25%	0.25%	0.25%	0.25%	0.25%	0.25%
December 31, 2013	0.25%	0.25%	0.25%	0.25%	0.25%	0.25%
March 31, 2014	0.25%	0.25%	0.25%	0.25%	0.25%	0.25%
June 30, 2014	0.25%	0.25%	0.25%	0.25%	0.25%	0.25%
September 30, 2014	0.25%	0.25%	0.25%	0.25%	0.25%	0.25%
December 31, 2014	0.25%	0.25%	0.25%	0.25%	0.25%	0.25%
March 31, 2015	0.25%	0.25%	0.25%	0.25%	0.25%	0.25%
Term Facility Maturity Date	91.25%	91.25%	91.5%	92.25%	92.25%	92.25%

To the extent not previously paid, outstanding Term Loans shall be due and payable on the applicable Term Facility Maturity Date.

(ii) In the event that any Incremental Term Loans are made on an Increased Amount Date, the U.S. Borrower shall repay such Incremental Term Loans on the dates and in the amounts set forth in the Incremental Assumption Agreement.

(b) To the extent not previously paid, outstanding Revolving Facility Loans shall be due and payable on the applicable Revolving Facility Maturity Date; provided that any Other Revolving Facility Loans shall be due and payable as set forth in the relevant Incremental Assumption Agreement.

(c) Prepayment of the Borrowings from:

(i) all Net Proceeds pursuant to Section 2.12(b) and Excess Cash Flow pursuant to Section 2.12(c) to be applied to prepay Term Borrowings of any Class shall be applied (1) to reduce in forward order of maturity the next eight unpaid scheduled amortization payments under paragraph (a) above in respect of the Term Borrowings of such Class, and (2) thereafter, to reduce on a pro rata basis (based on the amount of such amortization payments) the remaining scheduled amortization payments in respect of the Term Borrowings of such Class.

(ii) all First Lien Net Proceeds pursuant to Section 2.12(e) to be applied to prepay Term Borrowings of any Class shall be applied to the remaining installments thereof as the U.S. Borrower may direct.

(iii) any optional prepayments of the Term Loans pursuant to Section 2.12(a) shall be applied to the remaining installments thereof as directed by the U.S. Borrower.

(d) Prior to any repayment of any Borrowing or amounts owing in respect of outstanding B/A Drawings, or any reduction of Tranche C-3 Credit-Linked Deposits, hereunder, the applicable Borrower shall select the Borrowing or Borrowings, B/A Drawing or B/A Drawings and/or Tranche C-3 Credit-Linked Deposits to be repaid or reduced and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection (i) in the case of an ABR Borrowing, a Base Rate Borrowing or a B/A Drawing, not later than 12:00 p.m., Local Time, one Business Day before the scheduled date of such repayment and (ii) in the case of a Eurocurrency Borrowing or Tranche C-3 Credit-Linked Deposit, not later than 11:00 a.m., Local Time, three Business Days before the scheduled date of such repayment or reduction. Any mandatory prepayment of Term Borrowings (other than pursuant to subclause (A) of Section 2.12(e)) shall be applied so that the aggregate amount of such prepayment is allocated among the Tranche C-1A Term Borrowings, Tranche C-1B Term Borrowings, Tranche C-2A Term Borrowings, Tranche C-2B Term Borrowings, Tranche C-4A Term Borrowings, Tranche C-4B Term Borrowings, Tranche C-5A Term Borrowings, Tranche C-5B Term Borrowings, Tranche C-6A Term Borrowings, Tranche C-6B Term Borrowings, Tranche C-7A Term Borrowings, Tranche C-7B Term Borrowings and Other Term Loans (unless, with respect to Other Term Loans, the Incremental Assumption Agreement relating thereto does not so require) of each Class, if any, pro rata based on the aggregate principal amount of outstanding Borrowings of each such Class; provided that to the extent Original Maturity Term Loans are outstanding, such Original Maturity Term Loans shall be repaid pursuant to this Section 2.11(d) prior to the repayment of any Extended Maturity Term Loans pursuant to this Section 2.11(d). In the case of prepayments under Section 2.12(a), the Borrowers may in their sole discretion select the Borrowing or Borrowings to be prepaid. Each repayment of a Borrowing or amounts owing in respect of outstanding B/A Drawings shall be applied ratably to the Loans included in the repaid Borrowing or the B/As included in such B/A Drawing and each reduction of the Total Tranche C-3 Credit-Linked Deposit shall be applied ratably to the Tranche C-3 Credit-Linked Deposits of the Tranche C-3 Lenders. Notwithstanding anything to the contrary in the immediately preceding sentence, prior to any repayment of a Swingline Borrowing hereunder, the U.S. Borrower shall select the Borrowing or Borrowings to be repaid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 12:00 p.m., Local Time, on the scheduled date of such repayment. Repayments of Borrowings shall be accompanied by accrued interest on the amount repaid.

(e) For the avoidance of doubt, and notwithstanding anything to the contrary set forth in this Section 2.11 (including the amortization schedule set forth above), if the original Term Facility Maturity Date and the original Revolving Facility Maturity Date with respect to the applicable Classes of Term Loans and Revolving Facility Commitment subject to such provisos shall be changed to an earlier date pursuant to the provisos to clause (a) or (b) of the definitions of the terms Term Facility Maturity Date and Revolving Facility Maturity Date, then, to the extent not previously paid, outstanding Term Loans, Revolving Facility Loans, B/As and Swingline Loans of the applicable Classes shall be due and payable on such earlier date; provided that any Other Revolving Facility Loans and Other Term Loans shall be due and payable as set forth in the relevant Incremental Assumption Agreement.

(f) Amounts to be applied pursuant to this Section or Section 7.01 to prepay or repay amounts to become due with respect to outstanding B/As shall be deposited in the Prepayment Account (as defined below). On the last day of the Contract Period of each B/A to be prepaid or repaid, the Administrative Agent shall apply any cash on deposit in the Prepayment Account to amounts due in respect of the relevant B/As until all amounts due in respect of the relevant outstanding B/As have been satisfied (with any remaining funds being returned to the Canadian Borrower) or until all the allocable cash on deposit has been exhausted. For purposes of this Agreement, the term “Prepayment Account” shall mean an account established by the Canadian Borrower with the Administrative Agent and over which the Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal for application in accordance with this paragraph (f). The Administrative Agent will, at the request of the Canadian Borrower, use commercially reasonable efforts to invest amounts on deposit in the Prepayment Account in short-term, cash equivalent investments selected by the Administrative Agent in consultation with the Canadian Borrower that mature prior to the last day of the applicable Contract Periods of the B/As to be prepaid; provided that the Administrative Agent shall have no obligation to invest amounts on deposit in the Prepayment Account if a Default or Event of Default shall have occurred and be continuing. The Canadian Borrower shall indemnify the Administrative Agent for any losses relating to the investments made at the request or direction of the Canadian Borrower so that the amount available to prepay amounts due in respect of B/As on the last day of the applicable Contract Period is not less than the amount that would have been available had no investments been made pursuant thereto. Other than any interest earned on such investments (which shall be for the account of the Canadian Borrower, to the extent not necessary for the prepayment of B/As in accordance with this Section), the Prepayment Account shall not bear interest. Interest or profits, if any, on such investments shall be deposited in the Prepayment Account and reinvested and disbursed as specified above. If the maturity of the Loans and all amounts due hereunder has been accelerated pursuant to Section 7.01, the Administrative Agent may, in its sole discretion, apply all amounts on deposit in the Prepayment Account to satisfy any of the Obligations of the Canadian Borrower in respect of Canadian Tranche Loans and B/As (and the Canadian Borrower hereby grants to the Administrative Agent a security interest in the Prepayment Account to secure such Obligations).

(g) The Administrative Agent shall return Tranche C-3 Credit-Linked Deposits in the aggregate amount of $500,000 to the Tranche C-3 Lenders on June 30 of each year, beginning on June 30, 2006. To the extent not previously returned, all Tranche C-3 Credit-Linked Deposits shall be returned to the Tranche C-3 Lenders on the Tranche C-3 Maturity Date. Any optional return of Tranche C-3 Credit-Linked Deposits effected pursuant to Section 2.09 shall be applied to reduce the subsequent scheduled returns of Tranche C-3 Credit-Linked Deposits to be effected pursuant to this Section as directed by the U.S. Borrower. Each return of Tranche C-3 Credit-Linked Deposits pursuant to this Section 2.11(g) shall be accompanied by accrued interest on the amount of Tranche C-3 Credit-Linked Deposits paid to but excluding the date of return.

Section 2.12 Prepayment of Loans. (a) The Borrowers shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty (but subject to Section 2.17), in an aggregate principal amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum or, if less, the amount outstanding, subject to prior notice in accordance with Section 2.11(d).

(b) The U.S. Borrower shall apply all Net Proceeds promptly upon receipt thereof to prepay Term Borrowings in accordance with paragraphs (c) and (d) of Section 2.11; provided that the U.S. Borrower shall not be so required to apply cash proceeds that constitute Net Proceeds pursuant to clause (b) of the definition thereof to prepay Term Borrowings if, on the date of receipt thereof, and after giving effect to the incurrence, issuance or sale of Indebtedness that produces such Net Proceeds on a Pro Forma Basis, the Senior Secured Bank Leverage Ratio on the last day of the U.S. Borrower’s then most recently completed fiscal quarter for which financial statements are available shall be less than or equal to 3.00 to 1.00; provided further that, with respect to Net Proceeds from Asset Dispositions, the U.S. Borrower may use a portion of such Net Proceeds to prepay or repurchase (or to retain such portion pending a prepayment or repurchase or offer therefore (including a tender offer or asset sale offer), and any Net Proceeds so retained that are not so used within 180 days shall be applied in accordance with the other provisions of this paragraph (b)) First Lien Notes with a Lien on the Collateral ranking pari passu with the Lien securing the U.S. Obligations in an amount not to exceed the product of (x) the amount of such Net Proceeds multiplied by (y) a fraction, the numerator of which is the outstanding principal amount of the First Lien Notes with a Lien on the Collateral ranking pari passu with the Lien securing the U.S. Obligations and the denominator of which is the sum of the outstanding principal amount of such First Lien Notes and the outstanding principal amount of Term Loans.

(c) Within five (5) Business Days after financial statements are required to be delivered under Section 5.04(a) with respect to each Excess Cash Flow Period (commencing with the Excess Cash Flow Period beginning on January 1, 2008), the U.S. Borrower shall calculate Excess Cash Flow for such Excess Cash Flow Period and shall apply an amount equal to the amount by which (A) the Required Percentage of such Excess Cash Flow exceeds (B) the aggregate principal amount of voluntary prepayments of Term Loans pursuant to Section 2.12(a) and permanent voluntary reductions of Revolving Facility Commitments pursuant to Section 2.09(b) to the extent that an equal amount of Revolving Facility Loans was simultaneously repaid pursuant to Section 2.12(a), in each case during such Excess Cash Flow Period, to prepay Term Borrowings in accordance with paragraphs (c) and (d) of Section 2.11. Not later than the date on which the payment is required to be made pursuant to the foregoing sentence for each applicable Excess Cash Flow Period, the U.S. Borrower will deliver to the Administrative Agent a certificate signed by a Financial Officer of the U.S. Borrower setting forth the amount, if any, of Excess Cash Flow for such fiscal year and the calculation thereof in reasonable detail.

(d) (i) In the event and on such occasion that (A) the total European Tranche Revolving Facility Exposure exceeds the total European Tranche Commitments, (B) the total Canadian Tranche Revolving Facility Exposure exceeds the total Canadian Tranche Commitments or (C) the total U.S. Tranche Revolving Facility Exposure exceeds the total U.S. Tranche Commitments, the Borrowers under the applicable Tranche shall prepay Revolving Borrowings or Swingline Borrowings (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Administrative Agent pursuant to Section 2.05(j)) in an aggregate amount equal to such excess; provided that if such excess arises solely as a result of currency rate fluctuations, such prepayment or deposit, as the case may be, shall not be required to be made until the third Business Day after the Administrative Agent shall have delivered to the Borrowers written notice of such required prepayment or deposit.

(e) Notwithstanding anything to the contrary, to the extent the Borrower receives First Lien Net Proceeds with respect to (A) First Lien Notes that are secured by a first priority Lien on the Collateral that is pari passu with the Lien securing the U.S. Obligations (x) the Revolving Facility Commitment of each Revolving Facility Lender shall be permanently reduced substantially concurrently with the receipt of such First Lien Net Proceeds by the U.S. Borrower in an aggregate amount equal to the Applicable Facility Percentage of such First Lien Net Proceeds (and, in connection therewith, to the extent required to prevent the Revolving Facility Exposure from exceeding the Revolving Facility Commitments in effect, the U.S. Borrower shall reduce the Revolving Facility Credit Exposure in the same manner as specified in Section 2.12(d)) and (y) Term Loans of each Class shall be prepaid at par on a pro rata basis substantially concurrently with the receipt of such First Lien Net Proceeds, in each case, in an aggregate amount for such Class of Term Loans equal to the Applicable Facility Percentage for such Class of Term Loans of such First Lien Net Proceeds; and (B) First Lien Notes that are not secured by a first priority Lien on the Collateral that is pari passu with the Lien securing the U.S. Obligations, Term Loans shall be prepaid at par substantially concurrently with the receipt of such First Lien Net Proceeds in an aggregate amount equal to 100% of such First Lien Net Proceeds in accordance with paragraphs (c) and (d) of Section 2.11; provided that to the extent Original Maturity Term Loans are outstanding, such Original Maturity Term Loans shall be repaid pursuant to this Section 2.12(e) prior to the repayment of any Extended Maturity Term Loans pursuant to this Section 2.12(e).

SECTION 2.13 Fees. (a) The U.S. Borrower agrees to pay to each Lender in respect of a Tranche of Revolving Loans (other than any Defaulting Lender), through the Administrative Agent, three Business Days after the last day of March, June, September and December in each year, and three Business Days after the date on which the Revolving Facility Commitments of all the Lenders in respect of such Tranche shall be terminated as provided herein, a commitment fee (a “Commitment Fee”) on the daily amount of the Available Unused Commitment of such Lender attributable to such Tranche during the preceding quarter (or other period ending with the date on which the last of the Commitments of such Lender in respect of such Tranche shall be terminated) at a rate equal to 0.50% per annum. All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. For the purpose of calculating any Lender’s Commitment Fee, the outstanding Swingline Loans during the period for which such Lender’s Commitment Fee is calculated shall be deemed to be zero. The Commitment Fee due to each Lender in respect of any Tranche of Revolving Loans shall commence to accrue on the Closing Date and shall cease to accrue on the date on which the last of the Commitments of such Lender in respect of such Tranche shall be terminated as provided herein. For purposes of computing the average daily amount of any Revolving L/C Exposure for any period under this Section 2.13(a) and under Section 2.13(b), the average daily amount of Alternative Currency Revolving L/C Exposure for such period shall be calculated by multiplying (i) the average daily balance of each Alternative Currency Letter of Credit (expressed in the currency in which such Alternative Currency Letter of Credit is denominated) by (ii) the Exchange Rate for the Alternative Currency in which such Letter of Credit is denominated in effect on the last Business Day of such period or by such other reasonable method that the Administrative Agent deems appropriate. Any Commitment Fee paid in respect of the Canadian Tranche (i) shall be paid to each Canadian Tranche Lender’s Canadian Lending Office to the extent paid by the Canadian Borrower and (ii) shall be paid to each Canadian Tranche Lender’s U.S. Lending Office to the extent paid by the U.S. Borrower.

(b) The U.S. Borrower from time to time agrees to pay (i) to each Revolving Facility Lender (other than any Defaulting Lender) in respect of a Tranche, through the Administrative Agent, three Business Days after the last day of March, June, September and December of each year and three Business Days after the date on which the Revolving Facility Commitments in respect of such Tranche of all the Lenders shall be terminated as provided herein, a fee (an “L/C Participation Fee”) on such Lender’s Tranche Percentage of the daily aggregate Revolving L/C Exposure with respect to such Tranche (excluding the portion thereof attributable to unreimbursed Revolving L/C Disbursements), during the preceding quarter (or shorter period ending with the applicable Revolving Facility Maturity Date or the date on which the Revolving Facility Commitments in respect of such Tranche shall be terminated) at the rate per annum equal to the Applicable Margin for Eurocurrency

Revolving Borrowings effective for each day in such period (provided that, solely in respect of the CIGNA L/C, such rate per annum shall be equal to such Applicable Margin minus 0.50%) and (ii) to each Issuing Bank in respect of any Tranche of the Revolving Facility, for its own account, (x) three Business Days after the last day of March, June, September and December of each year and three Business Days after the date on which the Revolving Facility Commitments in respect of such Tranche of all the Lenders shall be terminated as provided herein, a fronting fee in respect of each Revolving Letter of Credit issued by such Issuing Bank for the period from and including the date of issuance of such Revolving Letter of Credit to and including the termination of such Revolving Letter of Credit, computed at a rate equal to  1/4 of 1% per annum of the daily average stated amount of such Revolving Letter of Credit (or as otherwise agreed with such Issuing Bank), plus (y) in connection with the issuance, amendment or transfer of any such Letter of Credit or any Revolving L/C Disbursement thereunder, such Issuing Bank’s customary documentary and processing charges (collectively, “Issuing Bank Fees”). All L/C Participation Fees and Issuing Bank Fees that are payable on a per annum basis shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

(c) The Canadian Borrower agrees to pay to the Administrative Agent, for the account of each Canadian Tranche Lender, on each date on which B/As drawn by the Canadian Borrower are accepted hereunder, in Canadian Dollars, an acceptance fee computed by multiplying the face amount of each such B/A by the product of (i) the Applicable Margin for B/A Drawings on such date and (ii) a fraction, the numerator of which is the number of days in the Contract Period applicable to such B/A and the denominator of which is 365.

(d) The U.S. Borrower agrees to pay (i) in addition to the fees payable to the Tranche C-3 Lenders pursuant to Section 2.23(b), to the Administrative Agent for the account of each Tranche C-3 Lender, three Business Days after the last day of March, June, September and December of each year and three Business Days after the date on which the Tranche C-3 Credit-Linked Deposit shall be terminated as provided herein, a participation fee with respect to its participations in Tranche C-3 Letters of Credit, which shall accrue at the Applicable Margin from time to time in effect in respect of Eurocurrency Term Loans on the daily amount of such Tranche C-3 Lender’s Tranche C-3 Credit-Linked Deposit during the period from and including the Amendment Effective Date to but excluding the date on which the entire amount of such Lender’s Tranche C-3 Credit-Linked Deposit is returned to it and (ii) to each Issuing Bank, for its own account, (x) three Business Days after the last day of March, June, September and December of each year and three Business Days after the date on which the Tranche C-3 Credit-Linked Deposits shall be terminated as provided herein, a fronting fee in respect of each Tranche C-3 Letter of Credit issued by such Issuing Bank for the period from and including the date of issuance of such Tranche C-3 Letter of Credit to and including the termination of such Tranche C-3 Letter of Credit, computed at a rate equal to  1/4 of 1% per annum of the daily average stated amount of such Tranche C-3 Letter of Credit (or as otherwise agreed with such Issuing Bank), plus (y) in connection with the issuance, amendment or transfer of any such Letter of Credit or any Tranche C-3 L/C Disbursement thereunder, such Issuing Bank’s customary documentary and processing charges; provided that all such fees shall be payable on the date on which the Tranche C-3 Credit-Linked Deposits are returned to the Tranche C-3 Lenders and any such fees accruing after the date on which the Tranche C-3 Credit-Linked Deposits are returned to the Tranche C-3 Lenders shall be payable on demand. Any other fees payable to any Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees in respect of Tranche C-3 Letters of Credit that are payable on a per annum basis shall be computed on the basis of the number of days elapsed in a year of 360 days.

(e) The U.S. Borrower agrees to pay to the Administrative Agent, for the account of the Administrative Agent, the fees set forth in the Fee Letter dated as of October 11, 2006, as amended, restated, supplemented or otherwise modified from time to time, at the times specified therein (the “Administrative Agent Fees”).

(f) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that Issuing Bank Fees shall be paid directly to the applicable Issuing Banks. Once paid, none of the Fees shall be refundable under any circumstances.

SECTION 2.14 Interest. (a) The Loans comprising each ABR Borrowing (including each Swingline Loan to the U.S. Borrower) shall bear interest at the ABR plus the Applicable Margin, the Loans comprising each U.S. Base Rate Borrowing shall bear interest at the U.S. Base Rate plus the Applicable Margin, the Loans comprising each Canadian Base Rate Borrowing shall bear interest at the Canadian Base Rate plus the Applicable Margin and the Loans comprising each other Base Rate Borrowing (including each Swingline Loan to the Dutch Borrower or a U.K. Borrower) shall bear interest at the applicable Base Rate plus the Applicable Margin.

(b) The Loans comprising each Eurocurrency Borrowing shall bear interest at the Adjusted Eurocurrency Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

(c) Notwithstanding the foregoing, if any principal of or interest on any Loan or Tranche C-3 L/C Disbursements or any Fees or other amount payable by the applicable Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section, (ii) in the case of overdue unreimbursed amounts with respect to any Tranche C-3 L/C Disbursement, 2% plus the rate otherwise applicable to such Tranche C-3 L/C Disbursement as provided in Section 2.05(h) or (iii) in the case of any other amount, 2% plus the interest rate that would have applied had such amount, during the period of non-payment, constituted (A) in the case of an amount owed by the U.S. Borrower, an ABR Loan or (B) in the case of any other amount, a Base Rate Loan to the Borrower that owes such amount in the currency of the overdue amount; provided that this paragraph (c) shall not apply to any Event of Default that has been waived by the Lenders pursuant to Section 9.08.

(d) Accrued interest on each Loan shall be payable in arrears (i) on each Interest Payment Date for such Loan, (ii) in the case of Revolving Facility Loans in respect of any Tranche, upon termination of the Revolving Facility Commitments in respect of such Tranche and (iii) in the case of the Term Loans, on the applicable Term Facility Maturity Date; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan or a Base Rate Revolving Loan under any Tranche prior to the end of the Availability Period in respect of such Tranche), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e) All interest hereunder shall be computed on the basis of a year of 360 days, except that (i) interest on Loans denominated in Sterling and (ii) interest computed by reference to (A) the ABR at times when the ABR is based on the Prime Rate, (B) the U.S. Base Rate at times when the U.S. Base Rate is based on the rate described in clause (a) of the definition thereof or (C) the Canadian Base Rate, in each case shall be computed on the basis of a year of 365 days, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable ABR, Adjusted Eurocurrency Rate or Base Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

(f) For the purposes of the Interest Act (Canada) and disclosure thereunder, whenever any interest or any fee to be paid hereunder or in connection herewith is to be calculated on the basis of a 360-day or 365-day year, the yearly rate of interest to which the rate used in such calculation is equivalent is the rate so used multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360 or 365, as the case may be. The rates of interest under this Agreement are nominal rates, and not effective rates or yields. The principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement.

SECTION 2.15 Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurocurrency Borrowing denominated in any currency or, with respect to the Benchmark LIBOR Rate, on any day:

(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted Eurocurrency Rate, the LIBO Rate or the EURO LIBO Rate, as applicable, for such currency for such Interest Period or the Benchmark LIBOR Rate for such day, as applicable; or

(b) the Administrative Agent is advised by the Required Lenders or the Majority Lenders under any Tranche that the Adjusted Eurocurrency Rate, the LIBO Rate or the EURO LIBO Rate, as applicable, for such currency for such Interest Period or the Benchmark LIBOR Rate for such day, as applicable, will not adequately and fairly reflect the cost to such

Lenders of making or maintaining their Loans included in such Borrowing or such Tranche C-3 Credit-Linked Deposit, as applicable, for such Interest Period or such day, as applicable;

then the Administrative Agent shall give notice thereof to the Borrowers and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing denominated in such currency shall be ineffective and such Borrowing shall be converted to or continued as on the last day of the Interest Period applicable thereto (A) if such Borrowing is a Borrowing by the U.S. Borrower, an ABR Borrowing, and (B) if such Borrowing is a Borrowing by the Dutch Borrower or a U.K. Borrower, or a Canadian Tranche Borrowing denominated in U.S. Dollars, a Base Rate Borrowing, (ii) if any Borrowing Request requests a Eurocurrency Borrowing in such currency, (A) if such Borrowing is a Borrowing by the U.S. Borrower, such Borrowing shall be made as an ABR Borrowing, and (B) if such Borrowing is a Borrowing by the Dutch Borrower or a U.K. Borrower, or a Canadian Tranche Borrowing denominated in U.S. Dollars, a Base Rate Borrowing and (iii) the Tranche C-3 Credit-Linked Deposits shall be invested so as to earn a return equal to the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

SECTION 2.16 Increased Costs. Except for Taxes, which shall be governed exclusively by Section 2.18: (a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted Eurocurrency Rate) or Issuing Bank; or

(ii) impose on any Lender or Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurocurrency Loans or B/A Drawings made by such Lender or any Letter of Credit or participation therein or any Tranche C-3 Credit-Linked Deposit;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Loan or obtaining funds for the purchase of B/As (or of maintaining its obligation to make any such Loan or to accept and purchase B/As) or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit or any Tranche C-3 Credit-Linked Deposit or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or otherwise), then the applicable Borrower will pay to such Lender or Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or Issuing Bank, as applicable, for such additional costs incurred or reduction suffered.

(b) If any Lender or Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, or Tranche C-3 Credit-Linked Deposits of, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy), then from time to time the Borrowers shall pay to such Lender or such Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c) A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or (b) of this Section shall be delivered to the U.S. Borrower and shall be conclusive absent manifest error. The Borrowers shall pay such Lender or Issuing Bank, as applicable, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Promptly after any Lender or any Issuing Bank has determined that it will make a request for increased compensation pursuant to this Section 2.16, such Lender or Issuing Bank shall notify the U.S. Borrower thereof. Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or Issuing Bank, as applicable, notifies the U.S. Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.17 Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurocurrency Loan on the date specified in any notice delivered pursuant hereto or (d) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by a Borrower pursuant to Section 2.20 or the CAM Exchange, then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurocurrency Loan, such loss, cost or expense to any Lender shall be deemed to be the amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted Eurocurrency Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue a Eurocurrency Loan, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate that such Lender would bid were it to bid, at the commencement of such period, for deposits in the applicable currency of a comparable amount and period from other banks in the Eurocurrency market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to such Borrower and shall be conclusive absent manifest error. Such Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 2.18 Taxes. (a) Any and all payments by or on account of any obligation of any Loan Party hereunder or under any other Loan Documents shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if a Loan Party shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, any Lender or any Issuing Bank, as applicable, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Party shall make such deductions and (iii) such Loan Party shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) Any and all payments by or on account of any obligation of the Administrative Agent pursuant to Section 2.23(b) hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Administrative Agent shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the Administrative Agent shall so notify the U.S. Borrower and advise it of the additional amount required to be paid so that the sum payable by the Administrative Agent pursuant to Section 2.23(b) after making all required deductions (including deductions applicable to additional sums payable under this Section) to the Tranche C-3 Lenders is an amount from the Administrative Agent equal to the sum they would have received from the Administrative Agent had no deductions been made, (ii) the U.S. Borrower shall pay such additional amount to the Administrative Agent, (iii) the Administrative Agent shall make all required deductions, (iv) the Administrative Agent shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law and (v) the U.S. Borrower shall indemnify, within 10 days after written demand therefor, the Administrative Agent for the full amount of any deductions paid by the Administrative Agent with respect to any payments made on account of any obligation of the Administrative Agent pursuant to Section 2.23(b).

(c) In addition, the Loan Parties shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(d) Each Loan Party shall indemnify the Administrative Agent, each Lender and each Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or such Issuing Bank, as applicable, on or with respect to any payment by or on account of any obligation of such Loan Party hereunder or under any other Loan Documents (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to such Loan Party by a Lender or an Issuing Bank, or by the Administrative Agent on its own behalf, on behalf of another Agent or on behalf of a Lender or an Issuing Bank, shall be conclusive absent manifest error.

(e) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Loan Party to a Governmental Authority, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f) Any Foreign Lender that is entitled to an exemption from or reduction of withholding Tax under the law of the jurisdiction in which a Borrower under a Tranche in which such Lender participates is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to such Borrower (with a copy to the Administrative Agent), to the extent such Lender is legally entitled to do so, at the time or times prescribed by applicable law or as may reasonably be requested by such Borrower, such properly completed and executed documentation prescribed by applicable law to permit such payments to be made without such withholding tax or at a reduced rate; provided that no Lender shall have any obligation under this paragraph (e) with respect to any withholding Tax imposed by any jurisdiction other than the United States if in the reasonable judgment of such Lender such compliance would subject such Lender to any material unreimbursed cost or expense or would otherwise be disadvantageous to such Lender in any material respect.

(g) If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by a Loan Party or with respect to which such Loan Party has paid additional amounts pursuant to this Section 2.18, it shall pay over such refund to such Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 2.18 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender (including any Taxes imposed with respect to such refund) as is determined by the Administrative Agent or Lender in good faith and in its sole discretion, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that such Loan Party, upon the request of the Administrative Agent or such Lender, agrees to repay as soon as reasonably practicable the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any

Lender to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the Loan Parties or any other person.

SECTION 2.19 Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) Unless otherwise specified, each Borrower shall make each payment required to be made by it hereunder (whether of principal, face amount of B/As, interest, fees or reimbursement of L/C Disbursements, or of amounts payable under Section 2.16, 2.17 or 2.18, or otherwise) prior to 2:00 p.m., Local Time, on the date when due, in immediately available funds, without condition or deduction for any defense, recoupment, set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent to the applicable account designated to such Borrower by the Administrative Agent, except payments to be made directly to the applicable Issuing Bank or the Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.16, 2.17, 2.18 and 9.05 shall be made directly to the persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document of principal or interest in respect of any Loan or amounts owing in respect of any B/A Drawing (or of any breakage indemnity in respect of any Loan or B/A Drawing) shall be made in the currency of such Loan or B/A Drawing; all other payments hereunder and under each other Loan Document shall be made in U.S. Dollars, except as otherwise expressly provided herein. Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.

(b) If at any time insufficient funds are received by and available to the Administrative Agent from any Borrower to pay fully all amounts of principal, face amount of B/As, unreimbursed L/C Disbursements, interest and fees then due from such Borrower hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due from such Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal, face amount of B/As and unreimbursed L/C Disbursements then due from such Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal, face amount of B/As and unreimbursed L/C Disbursements then due to such parties.

(c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Term Loans, Revolving Facility Loans, amounts owing in respect of B/A Drawings or participations in L/C Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Term Loans, Revolving

Facility Loans, amounts owing in respect of B/A Drawings and participations in L/C Disbursements and Swingline Loans and accrued interest thereon under any Tranche than the proportion received by any other Lender under such Tranche, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Term Loans, Revolving Facility Loans, amounts owing in respect of B/A Drawings and participations in L/C Disbursements and Swingline Loans of other Lenders under such Tranche to the extent necessary so that the benefit of all such payments shall be shared by the Lenders under such Tranche ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Term Loans, Revolving Facility Loans, amounts owing in respect of B/A Drawings and participations in L/C Disbursements and Swingline Loans under such Tranche; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph (c) shall not be construed to apply to any payment made by a Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in L/C Disbursements to any assignee or participant, other than to the U.S. Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph (c) shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the applicable Issuing Bank hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable Issuing Bank, as applicable, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders or the applicable Issuing Bank, as applicable, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of (A) (1) in the case of Loans to the U.S. Borrower, the Federal Funds Effective Rate, (2) in the case of any other Loans or amounts owing in respect of B/A Drawings, the rate reasonably determined by the Administrative Agent to be the cost to it of funding such amount, (3) in the case of any other amounts denominated in U.S. Dollars, the Federal Funds Effective Rate, and (4) in the case of any other amount denominated in a currency other than U.S. Dollars, the rate reasonably determined by the Administrative Agent to be the cost to it of funding such amount, and (B) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(d) or (e), 2.07(b) or 2.19(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

SECTION 2.20 Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.16, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.18 or 2.23, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans or Tranche C-3 Credit-Linked Deposits hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.16, 2.18 or 2.23, as applicable, in the future and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in any material respect. The applicable Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If any Lender requests compensation under Section 2.16, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.18 or 2.23, or is a Defaulting Lender, then the U.S. Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the U.S. Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, amounts owing in respect of B/A Drawings and participations in L/C Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal, amounts owing in respect of B/A Drawings and accrued interest and fees) or the applicable Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.16 or payments required to be made pursuant to Section 2.18 or 2.23, such assignment will result in a reduction in such compensation or payments. Nothing in this Section 2.20 shall be deemed to prejudice any rights that a Borrower may have against any Lender that is a Defaulting Lender.

(c) If any Lender (i) has failed to consent to a proposed amendment, waiver, discharge or termination that pursuant to the terms of Section 9.08 requires the consent of all the Lenders affected and with respect to which the Required Lenders shall have granted their consent or (ii) was in breach of its representation made pursuant to Section 9.22 (any such Lender referred to in clause (i) or (ii), a “Non-Consenting Lender”), then provided no Event of Default then exists, the U.S. Borrower shall have the right (unless in the case of clause (i) such Non-Consenting Lender grants such consent) to replace such Non-

Consenting Lender by requiring such Non-Consenting Lender to assign its Loans, Commitments and unreimbursed Tranche C-3 Credit-Linked Deposits hereunder to one or more assignees reasonably acceptable to the Administrative Agent; provided that: (a) all Obligations of the Borrowers owing to such Non-Consenting Lender being replaced shall be paid in full to such Non-Consenting Lender concurrently with such assignment, and (b) the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon. In connection with any such assignment the Borrowers, the Administrative Agent, such Non-Consenting Lender and the replacement Lender shall otherwise comply with Section 9.04.

SECTION 2.21 Incremental Commitments. (a) The U.S. Borrower or the Dutch Borrower may, by written notice to the Administrative Agent from time to time, request Incremental Term Loan Commitments and/or Incremental Revolving Facility Commitments in an amount not to exceed the Incremental Amount (unless constituting an Extension in accordance with clauses (e) through (i) of this Section 2.21) from one or more Incremental Term Lenders and/or Incremental Revolving Facility Lenders (which may include any existing Lender) willing to provide such Incremental Term Loans and/or Incremental Revolving Facility Loans, as the case may be, in their own discretion; provided that each Incremental Revolving Facility Lender shall be subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld). Such notice shall set forth (i) the amount of the Incremental Term Loan Commitments and/or Incremental Revolving Facility Commitments being requested (which shall be in minimum increments of $1.0 million and a minimum amount of $25.0 million or equal to the remaining Incremental Amount), (ii) the date on which such Incremental Term Loan Commitments and/or Incremental Revolving Facility Commitments are requested to become effective (the “Increased Amount Date”) and (iii) (a) whether such Incremental Term Loan Commitments are to be commitments to make term loans with pricing and/or amortization terms identical to an existing Class of Term Loans or commitments to make term loans with pricing and/or amortization terms different from an existing Class of Term Loans (“Other Term Loans”) and/or (b) whether such Incremental Revolving Facility Commitments are to be Canadian Tranche Commitments, European Tranche Commitments, U.S. Tranche Commitments or commitments to make revolving loans with pricing and/or amortization terms different from the Canadian Tranche Revolving Facility Loans, European Tranche Revolving Facility Loans and U.S. Tranche Revolving Facility Loans (“Other Revolving Facility Loans”).

(b) The U.S. Borrower and each Incremental Term Lender and/or Incremental Revolving Facility Lender shall execute and deliver to the Administrative Agent an Incremental Assumption Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the Incremental Term Loan Commitment of such Incremental Term Lender and/or Incremental Revolving Facility Commitment of such Incremental Revolving Facility Lender. Each Incremental Assumption Agreement shall specify the terms of the Incremental Term Loans and/or Incremental Revolving Facility Loans to be made thereunder; provided that (i) the Other Term Loans and Other Revolving Facility Loans shall rank pari passu or junior in right of payment and of security with the Existing Term Loans and Revolving Facility Loans and (except as to pricing and amortization) shall have the same terms as the Existing Term

Loans, (ii) the final maturity date of (a) any Other Term Loans shall be no earlier than the latest Term Facility Maturity Date of any then existing Term Loans and (b) any Other Revolving Facility Loans shall be no earlier than the latest Revolving Facility Maturity Date then in effect; provided that any Other Revolving Facility Loans may provide for an acceleration of their maturity to an Early Maturity Test Date if, on such Early Maturity Test Date, the aggregate principal amount of Early Maturity Notes (as defined in clause (a) of such definition) that mature within 91 days after such Early Maturity Test Date exceeds $200.0 million and any Other Term Loans may provide for an acceleration of their maturity to an Early Maturity Test Date if, on such Early Maturity Test Date, the aggregate principal amount of Early Maturity Notes (as defined in clause (b) of such definition) that mature within 91 days after such Early Maturity Test Date exceeds $400.0 million, (iii) the weighted average life to maturity of any Other Term Loans shall be no shorter than the weighted average life to maturity of the Term Loans and (iv) the Other Revolving Facility Loans shall require no scheduled amortization or mandatory commitment reductions prior to the latest Revolving Facility Maturity Date then in effect; provided further that the interest rate margin (which shall be deemed to include all upfront or similar fees or original issue discount payable to all Lenders providing such Other Term Loan and/or Other Revolving Facility Loan) in respect of any Other Term Loan and/or Other Revolving Facility Loan shall not be greater than that applicable to the Extended Maturity Term Loans and/or the Committed Extended Revolving Facility Commitment; except that the interest rate margin in respect of any Other Term Loan and/or Other Revolving Facility Loan (which shall be deemed to include all upfront or similar fees or original issue discount payable to all Lenders providing such Other Term Loan and/or Other Revolving Facility Loan) may exceed the Applicable Margin for the Extended Maturity Term Loans and/or the Committed Extended Revolving Facility Commitment (which shall, for such purposes only, be deemed to include all upfront or similar fees or original issue discount payable to all Lenders providing the Extended Maturity Term Loans and/or the Committed Extended Revolving Facility Commitment), respectively, by no more than  1/2 of 1% (it being understood that any such increase may take the form of original issue discount (“OID”), with OID being equated to the interest rates in a manner reasonably determined by the Administrative Agent based on an assumed four-year life to maturity), or if it does so exceed such Applicable Margin (which shall, for such purposes only, be deemed to include all upfront or similar fees or original issue discount payable to all Lenders providing the Extended Maturity Term Loans and/or the Committed Extended Revolving Facility Commitment), such Applicable Margin shall be increased so that the interest rate margin in respect of such Other Term Loan or Other Revolving Facility Loan, as the case may be (which shall be deemed to include all upfront or similar fees or original issue discount payable to all Lenders providing such Other Term Loan and/or Other Revolving Facility Loan), is no more than  1/2 of 1% higher than the Applicable Margin for the Extended Maturity Term Loans or the Committed Extended Revolving Facility Commitment, respectively (which shall, for such purposes only, be deemed to include all upfront or similar fees or original issue discount payable to all Lenders providing the Extended Maturity Term Loans and/or the Committed Extended Revolving Facility Commitment). The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Assumption Agreement. Each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Assumption Agreement, this Agreement shall be amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Term Loan Commitments and/or Incremental Revolving Loan Commitments evidenced thereby as provided for in Section 9.08(e). Any such deemed amendment may be memorialized in writing by the Administrative Agent with the U.S. Borrower’s consent (not to be unreasonably withheld) and furnished to the other parties hereto.

(c) Notwithstanding the foregoing, no Incremental Term Loan Commitment or Incremental Revolving Facility Commitment shall become effective under this Section 2.21 unless (i) on the date of such effectiveness, the conditions set forth in paragraphs (b) and (c) of Article IV shall be satisfied and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the U.S. Borrower, (ii) the Administrative Agent shall have received legal opinions, board resolutions and other closing certificates and documentation as required by the relevant Incremental Assumption Agreement and consistent with those delivered on the Closing Date under Section 4.02 of the 2005 Credit Agreement and such additional documents and filings (including amendments to the Mortgages and other Security Documents and title endorsement bringdowns) as the Administrative Agent may reasonably require to assure that the Incremental Term Loans and/or Incremental Revolving Facility Loans are secured by the Collateral ratably with (or, to the extent agreed by the applicable Incremental Term Lenders or Incremental Revolving Facility Lenders in the applicable Incremental Assumption Agreement, junior to) the existing Term Loans and Revolving Facility Loans and (iii) the U.S. Borrower would be in Pro Forma Compliance after giving effect to such Incremental Term Loan Commitment and/or Incremental Revolving Facility Commitments and the Incremental Term Loans and/or Incremental Revolving Facility Loans to be made thereunder and the application of the proceeds therefrom as if made and applied on such date.

(d) Each of the parties hereto hereby agrees that the Administrative Agent may take any and all action as may be reasonably necessary to ensure that all Incremental Term Loans and/or Incremental Revolving Facility Loans (other than Other Term Loans or Other Revolving Facility Loans), when originally made, are included in each Borrowing of outstanding Term Loans or Revolving Facility Loans under the same Tranche on a pro rata basis, and the Borrowers agree that Section 2.17 shall apply to any conversion of Eurocurrency Loans to ABR Loans or Base Rate Loans reasonably required by the Administrative Agent to effect the foregoing.

(e) Notwithstanding anything to the contrary in Section 2.11(d), 2.12(a) or 2.19(c) (which provisions shall not be applicable to clauses (e) through (i) of this Section 2.21), pursuant to one or more offers made from time to time by any Borrower to all Lenders, on a pro rata basis (based on the aggregate outstanding Term Loans and Revolving Facility Commitments) and on the same terms (“Pro Rata Extension Offers”), each Borrower is hereby permitted to consummate transactions with individual Lenders from time to time to extend the maturity date of such Lender’s Loans and/or Commitments and to otherwise modify the terms of such Lender’s Loans and/or Commitments pursuant to the terms of the relevant Pro Rata Extension Offer (including without limitation increasing the interest rate or fees payable in respect of such Lender’s Loans and/or Commitments and/or modifying the amortization schedule in respect of such Lender’s Loans). For the avoidance of doubt, the reference to “on the same terms” in the preceding sentence shall mean, when comparing Term Loans and Revolving Facility Commitments, that the Term Loans and Revolving Facility Commitments are offered to be extended for the same amount of time (for this purpose interim amortization of the Term Loans in an annual amount of up to 1% of the original principal amount thereof shall not be taken into account) and that the interest rate changes and fees payable with respect to such extension are the same. Any such extension (an “Extension”) agreed to between a Borrower and any such Lender (an “Extending Lender”) will be established under this Agreement by implementing an Incremental Term Loan for such Lender (if such Lender is extending an existing Term Loan (such extended Term Loan, an “Extended Term Loan”)) or an Incremental Revolving Facility Commitment for such Lender (if such Lender is extending an existing Revolving Facility Commitment (such extended Revolving Facility Commitment, an “Extended Revolving Facility Commitment”)).

(f) The applicable Borrower and each Extending Lender shall execute and deliver to the Administrative Agent an Incremental Assumption Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the Extended Term Loans and/or Extended Revolving Facility Commitments of such Extending Lender. Each Incremental Assumption Agreement shall specify the terms of the applicable Extended Term Loans and/or Extended Revolving Facility Commitments; provided that (i) except as to interest rates, fees, amortization, final maturity date and participation in prepayments (which shall, subject to clauses (ii) through (v) of this proviso, be determined by the applicable Borrower and set forth in the Pro Rata Extension Offer), the Extended Term Loans shall have (x) the same terms as a Class of existing Term Loans, or (y) such other terms as shall be reasonably satisfactory to the Administrative Agent, (ii) the final maturity date of any Extended Term Loans shall be no earlier than the latest Term Facility Maturity Date for the Existing Term Loans, (iii) the weighted average life to maturity of any Extended Term Loans shall be no shorter than the remaining weighted average life to maturity of the Existing Term Loans, (iv) except as to interest rates, fees and final maturity, any Extended Revolving Facility Commitment shall be a Revolving Facility Commitment with the same terms as a Class of Existing Revolving Facility Loans and (v) any Extended Term Loans and/or Extended Revolving Facility Commitments may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments or commitment reductions hereunder provided, however, that (A) the interest rate margins for any Extended Term Loan shall not be greater than the highest interest rate margins that may, under any circumstances, be payable with respect to Extended Maturity Term Loans plus  1/2 of 1% (and the interest rate margins applicable to the Extended Maturity Term Loans shall be increased to the extent necessary to achieve the foregoing), (B) the interest rate margins for any Extended Revolving Facility Commitment shall not be greater than the highest interest rate margins that may, under any circumstances, be payable with respect to the Committed Extended Revolving Facility Commitment plus  1/2 of 1% (and the interest rate margins applicable to the Committed Extended Revolving Facility Commitment shall be increased to the extent necessary to achieve the foregoing) and (C) solely for purposes of the foregoing clauses (A) and (B), the interest rate margins applicable to any Extended Maturity Term Loan or Extended Revolving Facility Commitment shall be deemed to include all upfront or similar fees or original issue discount payable to all Lenders providing such Extended Term Loans or Extended Revolving Facility Commitments based on an assumed four-year life to maturity). Upon the effectiveness of any Incremental Assumption Agreement, this Agreement shall be amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Extended Term Loans and/or Extended Revolving Facility Commitments evidenced thereby as provided for in Section 9.08(e). Any such deemed amendment may be memorialized in writing by the Administrative Agent with the applicable Borrower’s consent (not to be unreasonably withheld) and furnished to the other parties hereto.

(g) Upon the effectiveness of any such Extension, the applicable Extending Lender’s Term Loan will be automatically designated an Extended Term Loan and/or such Extending Lender’s Revolving Facility Commitment will be automatically designated an Extended Revolving Facility Commitment. For purposes of this Agreement and the other Loan Documents, (i) if such Extending Lender is extending a Term Loan, such Extending Lender will be deemed to have an Incremental Term Loan having the terms of such Extended Term Loan and (ii) if such Extending Lender is extending a Revolving Facility Commitment, such Extending Lender will be deemed to have an Incremental Revolving Facility Commitment having the terms of such Extended Revolving Facility Commitment.

(h) Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document (including without limitation this Section 2.21), (i) the aggregate amount of Extended Term Loans and Extended Revolving Facility Commitments will not be included in the calculation of the Incremental Amount, (ii) no Extended Term Loan or Extended Revolving Facility Commitment is required to be in any minimum amount or any minimum increment; provided that any tranche of Extended Term Loans or Extended Revolving Facility Commitments, as the case may be, shall be in a minimum principal amount of $25.0 million, (iii) any Extending Lender may extend all or any portion of its Term Loans and/or Revolving Facility Commitment pursuant to one or more Pro Rata Extension Offers (subject to applicable proration in the case of over participation) (including the extension of any Extended Term Loan and/or Extended Revolving Facility Commitment), (iv) there shall be no condition to any Extension of any Loan or Commitment at any time or from time to time other than notice to the Administrative Agent of such Extension and the terms of the Extended Term Loan or Extended Revolving Facility Commitment implemented thereby, (v) no consent of any Lender or Agent shall be required to effectuate any Extension, other than (A) the consent of each Lender agreeing to such Extension with respect to one or more of its Loans and/or Commitments (or a portion thereof) and (B) with respect to any Extension of the Revolving Facility Commitments, the consent of the Issuing Bank, which consent shall not be unreasonably withheld or delayed and (vi) all Extended Term Loans, Extended Revolving Facility Commitments and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other applicable Obligations under this Agreement and the other Loan Documents.

(i) Each Extension shall be consummated pursuant to procedures set forth in the associated Pro Rata Extension Offer; provided that the Borrowers shall cooperate with the Administrative Agent prior to making any Pro Rata Extension Offer to establish reasonable procedures with respect to mechanical provisions relating to such Extension, including, without limitation, timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension.

SECTION 2.22 Illegality. If any Lender reasonably determines that any change in law has made it unlawful, or that any Governmental Authority has asserted after the Closing Date that it is unlawful, for any Lender or its applicable lending office to make or maintain any Eurocurrency Loans, then, on notice thereof by such Lender to the Borrowers through the Administrative Agent, any obligations of such Lender to make or continue Eurocurrency Loans or to convert ABR Borrowings or Base Rate Borrowings to Eurocurrency Borrowings shall be suspended until such Lender notifies the Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrowers shall upon demand from such Lender (with a copy to the Administrative Agent), either convert all Eurocurrency Borrowings of such Lender to ABR Borrowings or Base Rate Borrowings, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Borrowings to such day, or immediately, if such Lender may not lawfully continue to maintain such Loans. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.

SECTION 2.23 Credit-Linked Deposit Account. (a) The Tranche C-3 Credit-Linked Deposits shall be held by the Administrative Agent in the Tranche C-3 Credit-Linked Deposit Account, and no party other than the Administrative Agent shall have a right of withdrawal from the Tranche C-3 Credit-Linked Deposit Account or any other right or power with respect to the Tranche C-3 Credit-Linked Deposits, except as expressly set forth in Section 2.05, 2.09 or 2.12. Notwithstanding any provision in this Agreement to the contrary, the sole funding obligation of each Tranche C-3 Lender in respect of its participation in Tranche C-3 Letters of Credit shall be satisfied in full upon the funding of its Tranche C-3 Credit-Linked Deposit on the May 2006 Amendment Effective Date.

(b) Each of the U.S. Borrower, the Administrative Agent, each Issuing Bank issuing any Tranche C-3 Letter of Credit and each Tranche C-3 Lender hereby acknowledges and agrees that each Tranche C-3 Lender is funding its Tranche C-3 Credit-Linked Deposit to the Administrative Agent for application in the manner contemplated by Section 2.05 and that the Administrative Agent has agreed to invest the Tranche C-3 Credit-Linked Deposits so as to earn a return (except during periods when, and to the extent to which, such Tranche C-3 Credit-Linked Deposits are used to cover unreimbursed Tranche C-3 L/C Disbursements, and subject to Section 2.15) for the Tranche C-3 Lenders equal to a rate per annum, reset daily on each Business Day for the period until the next following Business Day, equal to (i) such day’s rate for one month LIBOR deposits (the “Benchmark LIBOR Rate”) computed on the basis of the actual number of days elapsed in a year of 365 days (or 366 days in a leap year) minus (ii) 0.10%. Such interest will be paid to the Tranche C-3 Lenders by the Administrative Agent quarterly in arrears when Letter of Credit fees are payable pursuant to Section 2.13. In addition to the foregoing payments by the Administrative Agent, the U.S. Borrower agrees to make payments to the Tranche C-3 Lenders quarterly in arrears when Letter of Credit fees are payable pursuant to Section 2.13 (and together with the payment of such fees) in an amount equal to 0.10% per annum on the amounts of their respective Tranche C-3 Credit-Linked Deposits.

(c) The U.S. Borrower shall have no right, title or interest in or to the Tranche C-3 Credit-Linked Deposits and no obligations with respect thereto (except for the reimbursement obligations provided in Section 2.05 and the obligation to pay fees as provided in this Section 2.23), it being acknowledged and agreed by the parties hereto that the making of the Tranche C-3 Credit-Linked Deposits by the Tranche C-3 Lenders, the provisions of this Section 2.23 and the application of the Tranche C-3 Credit-Linked Deposits in the manner contemplated by the May 2006 Amendment Agreement and Section 2.05 constitute agreements among the Administrative Agent, each Issuing Bank issuing any Tranche C-3 Letter of Credit and each Tranche C-3 Lender with respect to the funding obligations of each Tranche C-3 Lender in respect of its participation in Tranche C-3 Letters of Credit and do not constitute any loan or extension of credit to the U.S. Borrower.

(d) Subject to the U.S. Borrower’s compliance with the cash-collateralization requirements set forth in Section 2.05(j), the Administrative Agent shall return any remaining Tranche C-3 Credit-Linked Deposits to the Tranche C-3 Lenders following the occurrence of the Tranche C-3 Maturity Date.

SECTION 2.24 Additional Reserve Costs. (a) If and so long as any Lender is required to make special deposits with the Bank of England, to maintain reserve asset ratios or to pay fees, in each case in respect of such Lender’s Loans, such Lender may require the relevant Borrower to pay, contemporaneously with each payment of interest on each of such Loans, additional interest on such Loans at a rate per annum equal to the Mandatory Costs Rate calculated in accordance with the formula and in the manner set forth in Exhibit G to the November 2006 Credit Agreement; provided that no Lender may request the payment of any amount under this paragraph to the extent resulting from a requirement imposed (other than as provided in Section 2.16) on such Lender by any Governmental Authority (and not on Lenders or any class of Lenders generally) in respect of a concern expressed by such Governmental Authority with such Lender specifically, including with respect to its financial health.

(b) If and so long as any Lender is required to comply with reserve assets, liquidity, cash margin or other requirements of any monetary or other authority (including any such requirement imposed by the European Central Bank or the European System of Central Banks, but excluding requirements reflected in the Mandatory Costs Rate) in respect of any of such Lender’s Loans such Lender may require the relevant Borrower to pay, contemporaneously with each payment of interest on each of such Lender’s Loans subject to such requirements, additional interest on such Loans at a rate per annum specified by such Lender to be the cost to such Lender of complying with such requirements in relation to such Loans, provided that no Lender may request the payment of any amount under this paragraph to the extent resulting from a requirement imposed (other than as provided in Section 2.16) on such Lender by any Governmental Authority (and not on Lenders or any class of Lenders generally) in respect of a concern expressed by such Governmental Authority with such Lender specifically, including with respect to its financial health.

(c) Any additional interest owed pursuant to paragraph (a) or (b) above shall be determined by the relevant Lender, acting in good faith, which determination shall be conclusive absent manifest error, and notified to the relevant Borrower (with a copy to the Administrative Agent) at least five Business Days before each date on which interest is payable for the relevant Loans, and such additional interest so notified to the relevant Borrower by such Lender shall be payable to such Lender on each date on which interest is payable for such Loans.

ARTICLE III

Representations and Warranties

Each Borrower represents and warrants to each of the Lenders that:

SECTION 3.01. Organization; Powers. Except as set forth on Schedule 3.01 to the November 2006 Credit Agreement, each of Holdings (prior to a Qualified IPO), the U.S. Borrower and each of the Material Subsidiaries (a) is a limited liability company, unlimited company, corporation or partnership duly organized, validly existing and in good standing (or, if applicable in a foreign jurisdiction, enjoys the equivalent status under the laws of any jurisdiction of organization outside the United States) under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, (c) is qualified to do business in each jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to have a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of each Borrower, to borrow and otherwise obtain credit hereunder.

SECTION 3.02. Authorization. The execution, delivery and performance by Holdings (prior to a Qualified IPO), the U.S. Borrower and each of the Subsidiary Loan Parties of each of the Loan Documents to which it is a party, and the borrowings hereunder and the transactions forming a part of the Transactions (a) have been duly authorized by all corporate, stockholder or limited liability company or partnership action required to be obtained by Holdings, the U.S. Borrower and such Subsidiary Loan Parties and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of Holdings, the U.S. Borrower or any such Subsidiary Loan Parties, (B) any applicable order of any court or any rule, regulation or order of any Governmental Authority or (C) any provision of any indenture, certificate of designation for preferred stock, agreement or other instrument to which Holdings, the U.S.

Borrower or any such Subsidiary Loan Party is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) or to a loss of a material benefit under any such indenture, certificate of designation for preferred stock, agreement or other instrument, where, other than in the case of the Existing Second Secured Notes, the New 1-1/2 Lien Notes and the Debentures, any such conflict, violation, breach or default referred to in clause (i) or (ii) of this Section 3.02, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by Holdings (prior to a Qualified IPO), the U.S. Borrower or any such Subsidiary Loan Parties, other than the Liens created by the Loan Documents and Liens permitted by Section 6.02.

SECTION 3.03. Enforceability. This Agreement has been duly executed and delivered by Holdings and each Borrower and constitutes, and each other Loan Document when executed and delivered by each Loan Party that is party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against each such Loan Party in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (iii) implied covenants of good faith and fair dealing and (iv) except to the extent set forth in the applicable Foreign Pledge Agreements, any foreign laws, rules and regulations as they relate to pledges of Equity Interests in Foreign Subsidiaries that are not Loan Parties.

SECTION 3.04. Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except for (a) the filing of Uniform Commercial Code financing statements and equivalent filings in foreign jurisdictions, (b) filings with the United States Patent and Trademark Office and the United States Copyright Office and comparable offices in foreign jurisdictions and equivalent filings in foreign jurisdictions, (c) recordation of the Mortgages, (d) such as have been made or obtained and are in full force and effect, (e) such other actions, consents and approvals with respect to which the failure to be obtained or made could not reasonably be expected to have a Material Adverse Effect and (f) filings or other actions listed on Schedule 3.04 to the November 2006 Credit Agreement.

SECTION 3.05. Financial Statements.

(a) The U.S. Borrower has heretofore furnished to the Lenders:

(i) The unaudited pro forma combined balance sheet (the “Pro Forma Balance Sheet”) and the related pro forma combined statements of operations (the “Pro Forma

Income Statements” and, together with the Pro Forma Balance Sheet, the “Pro Forma Financial Statements”) of the U.S. Borrower, together with its consolidated subsidiaries, in the case of the Pro Forma Balance Sheet, as at June 30, 2006, and in the case of the Pro Forma Income Statements, for the six months ended June 30, 2006 and the twelve months ended December 31, 2005 (in each case including the notes thereto), copies of which have heretofore been furnished to each Lender (via inclusion in the November 2006 Information Memorandum), have been prepared giving effect to the Transactions as set forth in the November 2006 Information Memorandum (as if such events had occurred, in the case of the Pro Forma Balance Sheet, on such date and, in the case of the Pro Forma Income Statements, on the first date of such six- or twelve-month period, as applicable). The Pro Forma Financial Statements have been prepared in good faith based on assumptions believed by Holdings and the U.S. Borrower to have been reasonable as of the date of delivery thereof (it being understood that such assumptions are based on good faith estimates of certain items and that the actual amount of such items is subject to change). The Pro Forma Balance Sheet presents fairly in all material respects on a pro forma basis the estimated financial position of the U.S. Borrower and its consolidated subsidiaries as at June 30, 2006, assuming that the events specified in the second preceding sentence had actually occurred at such date, and the Pro Forma Income Statements present fairly in all material respects on a pro forma basis the results of operations of U.S. Borrower and its consolidated subsidiaries for such six- or twelve-month period, as applicable, assuming that the events specified in the second preceding sentence had actually occurred on the first day of such six- or twelve-month period, as applicable.

(ii) The financial statements (other than the Pro Forma Financial Statements) set forth in the Existing Second Secured Notes Offering Memorandum present fairly the financial condition and results of operations of each of the Combined Group, the Canadian Borrower, the U.S. Borrower, RSM and the German Guarantor, as applicable, as of and on such dates set forth on such financial statements (subject, in the case of interim financial statements, to normal year-end audit adjustments). All such financial statements have been prepared in accordance with GAAP applied consistently throughout the periods involved (subject to (i) in the case of interim financial statements, normal year-end adjustments, (ii) adjustments, reclassifications and exceptions set forth in the 2005 Transaction Agreement and the schedules and exhibits thereto and (iii) in the case of interim financial statements, the absence of notes) except as disclosed therein.

(b) None of the U.S. Borrower or the Subsidiaries has any material Guarantees, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the financial statements referred to in the preceding clauses (a)(i) and (ii). During the period from December 31, 2005, to and including the Amendment Effective Date there has been no disposition by any of Holdings or any of its subsidiaries of any material part of its business or property that is not reflected in the financial statements referred to in the preceding clauses (a)(i) and (ii).

SECTION 3.06. No Material Adverse Change or Material Adverse Effect. Since December 31, 2005, there has been no event, development or circumstance that has had or would reasonably be expected to have a Material Adverse Effect.

SECTION 3.07. Title to Properties; Possession Under Leases. (a) Each of the U.S. Borrower and the Subsidiaries has valid fee simple title to, or valid leasehold interests in, or easements or other limited property interests in, all its properties and assets (including all Mortgaged Properties), except for minor defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes and except where the failure to have such title, interests or easements could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All such properties and assets held in fee simple are free and clear of Liens, other than Liens expressly permitted by Section 6.02 or arising by operation of law.

(b) None of the U.S. Borrower or the Subsidiaries have defaulted under any leases to which it is a party, except for such defaults as would not reasonably be expected to have a Material Adverse Effect, and all such leases are in full force and effect, except leases in respect of which the failure to be in full force and effect could not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3.07(b) to the November 2006 Credit Agreement, each of the U.S. Borrower and each of the Subsidiaries enjoys peaceful and undisturbed possession under all such leases, other than leases in respect of which the failure to enjoy peaceful and undisturbed possession could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(c) Each of the U.S. Borrower and the Subsidiaries owns or possesses, or could obtain ownership or possession of or rights under, on terms not materially adverse to it, all patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect thereto necessary for the present conduct of its business, without any conflict (of which the U.S. Borrower has been notified in writing) with the rights of others, and free from any burdensome restrictions on the present conduct of the their businesses, except where such conflicts and restrictions could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(d) As of the November 2006 Amendment Effective Date, none of the U.S. Borrower or the Subsidiaries has received any written notice of any pending or contemplated condemnation proceeding affecting any material portion of the Mortgaged Properties or any sale or disposition thereof in lieu of condemnation that remains unresolved as of the November 2006 Amendment Effective Date.

(e) None of the U.S. Borrower or the Subsidiaries is obligated on the November 2006 Amendment Effective Date under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Mortgaged Property or any interest therein, except as permitted under Section 6.02 or 6.05.

SECTION 3.08. Subsidiaries. (a) Schedule 3.08(a) sets forth as of the Amendment Effective Date the name and jurisdiction of incorporation, formation or organization of each subsidiary of Holdings and, as to each such subsidiary, the percentage of each class of Equity Interests owned by Holdings or by any such subsidiary.

(b) As of the Amendment Effective Date, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors’ qualifying shares) of any nature relating to any Equity Interests of Holdings, any Borrower or any of the Subsidiaries, except rights of employees to purchase Equity Interests of Holdings in connection with the 2005 Transactions or as set forth on Schedule 3.08(b).

(c) As of the Amendment Effective Date, no direct or indirect subsidiary of the U.S. Borrower is an Indenture Restricted Subsidiary.

SECTION 3.09. Litigation; Compliance with Laws. (a) As of the November 2006 Amendment Effective Date except as set forth on Schedule 3.09 to the November 2006 Credit Agreement, there are no actions, suits or proceedings at law or in equity or, to the knowledge of any Borrower, investigations by or on behalf of any Governmental Authority or in arbitration now pending, or, to the knowledge of any Borrower, threatened in writing against or affecting Holdings (prior to a Qualified IPO) or any Borrower or any of its subsidiaries or any business, property or rights of any such person (i) that involve any Loan Document or the Transactions or (ii) as to which an adverse determination is reasonably probable and which, if adversely determined, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or materially adversely affect the Transactions. On the Amendment Effective Date and on the date of any Borrowing after the November 2006 Amendment Effective Date, there are no actions, suits or proceedings at law or in equity or, to the knowledge of any Borrower, investigations by or on behalf of any Governmental Authority or in arbitration now pending, or, to the knowledge of any Borrower, threatened in writing against or affecting Holdings (prior to a Qualified IPO) or any Borrower or any of its subsidiaries or any business, property or rights of any such person as to which an adverse determination is reasonably probable and which, if adversely determined, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) None of Holdings (prior to a Qualified IPO), the U.S. Borrower, the Subsidiaries or their respective properties or assets is in violation of (nor will the continued operation of their material properties and assets as currently conducted violate) any law, rule or regulation (including any zoning, building, ordinance, code or approval or any building permit, but excluding any Environmental Laws, which are covered by Section 3.16) or any restriction of record or agreement affecting any Mortgaged Property, or is in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 3.10. Federal Reserve Regulations. (a) None of Holdings (prior to a Qualified IPO), the U.S. Borrower or the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

(b) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose, or (ii) for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation U or Regulation X.

SECTION 3.11. Investment Company Act. None of Holdings (prior to a Qualified IPO), the U.S. Borrower or the Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

SECTION 3.12. Use of Proceeds. The proceeds of the Revolving Facility Loans will be used for general corporate purposes (including for Permitted Business Acquisitions). The Borrowers will use the proceeds of the Swingline Loans, and may request the issuance of Letters of Credit, solely for general corporate purposes (including for the back-up or replacement of existing letters of credit).

SECTION 3.13. Tax Returns. Except as would not reasonably be expected to have a Material Adverse Effect and except as set forth on Schedule 3.13 to the November 2006 Credit Agreement:

(a) Each of Holdings (prior to a Qualified IPO), the U.S. Borrower and the Subsidiaries (i) has timely filed or caused to be timely filed all federal, state, local and non-U.S. Tax returns required to have been filed by it that are material to such companies taken as a whole and each such Tax return is true and correct in all material respects and (ii) has timely paid or caused to be timely paid all Taxes shown thereon to be due and payable by it and all other material Taxes or assessments, except Taxes or assessments that are being contested in good faith by appropriate proceedings in accordance with Section 5.03 and for which Holdings (prior to a Qualified IPO), the U.S. Borrower or any of the Subsidiaries (as the case may be) has set aside on its books adequate reserves in accordance with GAAP;

(b) Each of Holdings (prior to a Qualified IPO), the U.S. Borrower and the Subsidiaries has paid in full or made adequate provision (in accordance with GAAP) for the payment of all Taxes due with respect to all periods or portions thereof ending on or before the November 2006

Amendment Effective Date (except Taxes or assessments that are being contested in good faith by appropriate proceedings in accordance with Section 5.03 and for which Holdings, the U.S. Borrower or any of the Subsidiaries (as the case may be) has set aside on its books adequate reserves in accordance with GAAP); and

(c) as of the November 2006 Amendment Effective Date, with respect to each of Holdings, the U.S. Borrower and the Subsidiaries, (i) there are no claims being asserted in writing with respect to any Taxes, (ii) no presently effective waivers or extensions of statutes of limitations with respect to Taxes have been given or requested and (iii) no Tax returns are being examined by, and no written notification of intention to examine has been received from, the Internal Revenue Service or any other Taxing Authority.

SECTION 3.14. No Material Misstatements. (a) All written information (other than the Projections, estimates and information of a general economic nature or general industry nature) (the “Information”) concerning Holdings, the U.S. Borrower, the Subsidiaries, the Transactions and any other transactions contemplated hereby included in the Information Memorandum or otherwise prepared by or on behalf of the foregoing or their representatives and made available to any Lenders or the Administrative Agent in connection with the Transactions or the other transactions contemplated hereby, when taken as a whole, was true and correct in all material respects, as of the date such Information was furnished to the Lenders and as of the Amendment Effective Date and did not, taken as a whole, contain any untrue statement of a material fact as of any such date or omit to state a material fact necessary in order to make the statements contained therein, taken as a whole, not materially misleading in light of the circumstances under which such statements were made.

(b) Any Projections and estimates and information of a general economic nature prepared by or on behalf of the U.S. Borrower or any of its representatives and that have been made available to any Lenders or the Administrative Agent in connection with the Transactions or the other transactions contemplated hereby (i) have been prepared in good faith based upon assumptions believed by the U.S. Borrower to be reasonable as of the date thereof (it being understood that actual results may vary materially from the Projections), as of the date such Projections and estimates were furnished to the Initial Lenders and as of the Amendment Effective Date, and (ii) as of the Amendment Effective Date, have not been modified in any material respect by the U.S. Borrower.

SECTION 3.15. Employee Benefit Plans. (a) Except as disclosed on Schedule 3.15 to the November 2006 Credit Agreement and except as to matters that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (i) each of Holdings (prior to a Qualified IPO), the U.S. Borrower, the Subsidiaries and the ERISA Affiliates is in compliance with the applicable provisions of ERISA and the provisions of the Code relating to Plans and the regulations and published interpretations thereunder and any similar applicable law; (ii) no Reportable Event has occurred during the past five years as to which Holdings (prior to a Qualified IPO), the U.S. Borrower, a Subsidiary or any ERISA Affiliate was required to file a report with the PBGC, other than reports that have been filed; (iii) the present value of all benefit liabilities under each Plan of Holdings (prior to a Qualified IPO), the U.S. Borrower, the Subsidiaries and the ERISA Affiliates (based on those assumptions used to fund such Plan), as of the last annual valuation date applicable thereto for which a valuation is available, does not exceed the value of the assets of such Plan, and the present value of all benefit liabilities of all underfunded Plans (based on those assumptions used to fund each such Plan), as of the last annual valuation dates applicable thereto for which valuations are available, does not exceed the value of the assets of all such underfunded Plans; (iv) no ERISA Event has occurred or is reasonably expected to occur; and (v) none of Holdings (prior to a Qualified IPO), the U.S. Borrower, the Subsidiaries or the ERISA Affiliates has received any written notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, or has knowledge that any Multiemployer Plan is reasonably expected to be in reorganization or to be terminated.

(b) Each of Holdings (prior to a Qualified IPO), the U.S. Borrower and the Subsidiaries is in compliance (i) with all applicable provisions of law and all applicable regulations and published interpretations thereunder with respect to any employee pension benefit plan or other employee benefit plan governed by the laws of a jurisdiction other than the United States and (ii) with the terms of any such plan, except, in each case, for such noncompliance that could not reasonably be expected to have a Material Adverse Effect.

(c) None of Holdings (prior to a Qualified IPO), the U.S. Borrower or any of the Subsidiaries is or has at any time been an employer (for the purposes of sections 38 to 51 of the Pensions Act 2004) of an occupational pension scheme that is not a money purchase scheme (both terms as defined in the Pension Schemes Act 1993), and none of Holdings (prior to a Qualified IPO), the U.S. Borrower or any of the Subsidiaries is or has at any time been “connected” with or an “associate” of (as those terms are used in sections 39 and 43 of the Pensions Act 2004) such an employer, other than any such scheme, connection or association that could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.16. Environmental Matters. Except as disclosed on Schedule 3.16 to the November 2006 Credit Agreement and except as to matters that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (i) no written notice, request for information, order, complaint or penalty has been received by the U.S. Borrower or any of the Subsidiaries, and there are no judicial, administrative or other actions, suits or proceedings pending or, to the knowledge of Holdings (prior to a Qualified IPO), the U.S. Borrower or any of the Subsidiaries, threatened, that allege a violation of or liability under any Environmental Laws, in each case relating to the U.S. Borrower or any of the Subsidiaries, (ii) each of the U.S. Borrower and the Subsidiaries has obtained and maintained all permits, licenses and other approvals necessary for its operations to comply with all Environmental Laws and is, and during the term of all applicable statutes of limitation, has been, in compliance with the terms of such permits, licenses and other approvals and with all other Environmental Laws, (iii) there has been no material written environmental assessment or audit conducted since January 1, 2002, by the U.S. Borrower or any of the Subsidiaries of any property currently owned or leased by the U.S. Borrower or any of the Subsidiaries that has not been made available to the Administrative Agent prior to the date hereof, (iv) to the knowledge of Holdings (prior to a Qualified IPO), the U.S. Borrower or any of the Subsidiaries, no Hazardous Material is located at, on or under any property currently or, to the knowledge of any Borrower, formerly owned, operated or leased by the U.S. Borrower or any of its Subsidiaries that would reasonably be expected to give rise to any cost, liability or obligation of the U.S. Borrower or any of the Subsidiaries under any Environmental Laws, and no Hazardous Material has been generated, owned, treated, stored, handled or controlled by the U.S. Borrower or any of its Subsidiaries and transported to or Released at any location in a manner that would reasonably be expected to give rise to any cost, liability or obligation of the U.S. Borrower or any of the Subsidiaries under any Environmental Laws, and (v) there are no written agreements in which the U.S. Borrower or any of the Subsidiaries has expressly assumed or undertaken responsibility, and such assumption or undertaking of responsibility has not expired or otherwise terminated, for any known or reasonably likely liability or obligation of any other person arising under or relating to Environmental Laws, which in any such case has not been made available to the Administrative Agent prior to the date hereof.

SECTION 3.17. Security Documents. (a) The Collateral Agreement is effective to create in favor of the Administrative Agent (for the benefit of the Secured Parties) a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof to the extent intended to be created thereby. In the case of the Pledged Collateral described in the Collateral Agreement, when certificates or promissory notes, as applicable, representing such Pledged Collateral are delivered to the Administrative Agent, and in the case of the other Collateral described in the Collateral Agreement (other than the Intellectual Property (as defined in the Collateral Agreement)), when financing statements and other filings specified on Schedule 6 of the Perfection Certificate with respect to the U.S. Borrower in appropriate form are filed in the offices specified on Schedule 6 of the Perfection Certificate with respect to the U.S. Borrower, the Administrative Agent (for the benefit of the Secured Parties) shall have a fully perfected Lien on, and security interest in (to the extent required thereby), all right, title and interest of the Loan Parties in such Collateral and, subject to Section 9-315 of the New York Uniform Commercial Code, the proceeds thereof, as security for the Obligations to the extent perfection can be obtained by filing Uniform Commercial Code financing statements, in each case prior and superior in right to any other person (except, in the case of Collateral other than Pledged Collateral, Liens permitted by Section 6.02 and Liens having priority by operation of law).

(b) [reserved].

(c) [reserved].

(d) When the Collateral Agreement or a summary thereof is properly filed in the United States Patent and Trademark Office and the United States Copyright Office, and, with respect to Collateral in which a security interest cannot be perfected by such filings, upon the proper filing of the financing statements referred to in paragraph (a) above, the Administrative Agent (for the benefit of the Secured Parties) shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties thereunder in the domestic Intellectual Property (to the extent intended to be created thereby), in each case prior and superior in right to any other person (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a lien on registered trademarks and patents, trademark and patent applications and registered copyrights acquired by the grantors thereunder after the Closing Date) except Liens permitted by Section 6.02 and Liens having priority by operation of Law.

(e) [reserved].

(f) Each Foreign Pledge Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof to the fullest extent permissible under applicable law. In the case of the Pledged Collateral described in a Foreign Pledge Agreement, when certificates representing such Pledged Collateral (if any) are delivered to the Administrative Agent, the Administrative Agent shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for (i) in the case of Pledged Collateral owned by Domestic Loan Parties, the Obligations and (ii) in the case of Pledged Collateral owned by Foreign Subsidiary Loan Parties, all Obligations of Foreign Subsidiary Loan Parties, in each case (subject to Section 6.02) prior and superior in right to any other person and, in respect of Foreign Security Documents only, subject to (A) registration of undisclosed pledges and, where applicable, pledges of tangible assets with the governmental tax authorities, (B) recordation of notarial share pledges in the relevant shareholders registers, (C) execution and recordation of notarial mortgages in the relevant land registries, (D) recordation of intellectual property pledges with the relevant intellectual property registers and (E) notification of debtors of certain receivables.

(g) [reserved].

(h) The Mortgages executed and delivered on the Closing Date are, and the Mortgages executed and delivered after the Closing Date pursuant to Section 5.10 shall be, effective to create in favor of the Administrative Agent (for the benefit of the Secured Parties) a legal, valid and enforceable Lien on all of the Loan Parties’ right, title and interest in and to the Mortgaged Property thereunder and the proceeds thereof, and when such Mortgages are filed or recorded in the proper real estate filing or recording offices, the Administrative Agent (for the benefit of the Secured Parties) shall have a fully perfected

Lien on, and security interest in, all right, title and interest of the Loan Parties in such Mortgaged Property and, to the extent applicable, subject to Section 9-315 of the Uniform Commercial Code, the proceeds thereof, in each case prior and superior in right to any other person, other than with respect to the rights of a person pursuant to Liens permitted by Section 6.02 and Liens having priority by operation of law.

(i) After taking the actions specified for perfection therein, each Security Document (excluding the Collateral Agreement, the Foreign Pledge Agreements, and the Mortgages, each of which is covered by another paragraph of this Section 3.17), when executed and delivered, will be effective under applicable law to create in favor of the Administrative Agent (for the benefit of the Secured Parties) a legal, valid and enforceable security interest in the Collateral subject thereto (to the extent intended to be created thereby), and will constitute a fully perfected Lien on and security interest in all right, title and interest of the Loan Parties in the Collateral subject thereto (to extent required thereby), prior and superior to the rights of any other person, except for rights secured by Liens permitted by Section 6.02 and Liens having priority by operation of law.

(j) Notwithstanding anything herein (including this Section 3.17) or in any other Loan Document to the contrary, other than to the extent set forth in the applicable Foreign Pledge Agreements, no Borrower or any other Loan Party makes any representation or warranty as to the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest in any Equity Interests of any Foreign Subsidiary that is not a Loan Party, or as to the rights and remedies of the Agents or any Lender with respect thereto, under foreign law.

SECTION 3.18. Location of Real Property. The Perfection Certificate lists completely and correctly as of the Amendment Effective Date all material real property owned by Holdings, the U.S. Borrower and the Subsidiary Loan Parties and the addresses thereof. As of the Closing Date, Holdings, the U.S. Borrower and the Subsidiary Loan Parties own in fee all the real property set forth as being owned by them on such Schedules.

SECTION 3.19. Solvency. (a) Immediately after giving effect to the Transactions, (i) the fair value of the assets of each Borrower (individually) and Holdings, the U.S. Borrower and the Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of each Borrower (individually) and Holdings, the U.S. Borrower and the Subsidiaries on a consolidated basis, respectively; (ii) the present fair saleable value of the property of each Borrower (individually) and Holdings, the U.S. Borrower and the Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of each Borrower (individually) and Holdings, the U.S. Borrower and the Subsidiaries on a consolidated basis, respectively, on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) each Borrower (individually) and Holdings, the U.S. Borrower and the Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) each Borrower (individually) and Holdings, the U.S. Borrower and the Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Amendment Effective Date.

(b) None of Holdings (prior to a Qualified IPO) or any Borrower intends to, or believes that it or any Subsidiary Loan Party will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be received by it or any such Subsidiary Loan Party and the timing and amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary Loan Party.

SECTION 3.20. Labor Matters. Except as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes pending or threatened against Holdings (prior to a Qualified IPO), the U.S. Borrower or any of the Subsidiaries; (b) the hours worked and payments made to employees of Holdings (prior to a Qualified IPO), the U.S. Borrower and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters; (c) all payments due from Holdings (prior to a Qualified IPO), the U.S. Borrower or any of the Subsidiaries or for which any claim may be made against Holdings (prior to a Qualified IPO), the U.S. Borrower or any of the Subsidiaries, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of Holdings (prior to a Qualified IPO), the U.S. Borrower or such Subsidiary to the extent required by GAAP; and (d) Holdings (prior to a Qualified IPO), the U.S. Borrower and the Subsidiaries are in compliance with all applicable laws, agreements, policies, plans and programs relating to employment and employment practices. Except as would not reasonably be expected to have a Material Adverse Effect and except as set forth on Schedule 3.20 to the November 2006 Credit Agreement, consummation of the Transactions will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which Holdings (prior to a Qualified IPO), the U.S. Borrower or any of the Subsidiaries (or any predecessor) is a party or by which Holdings (prior to a Qualified IPO), the U.S. Borrower or any of the Subsidiaries (or any predecessor) is bound.

SECTION 3.21. Insurance. Schedule 3.21 sets forth a true, complete and correct description of all material insurance maintained by or on behalf of Holdings, the U.S. Borrower or the Subsidiaries as of the Amendment Effective Date. As of such date, such insurance is in full force and effect. The U.S. Borrower believes that the insurance maintained by or on behalf of Holdings (prior to a Qualified IPO), the U.S. Borrower and the Subsidiaries is adequate.

SECTION 3.22. [reserved].

SECTION 3.23. First-Lien Indebtedness. The Obligations (other than Obligations in respect of the Tranche C-2A Term Loans, Tranche C-2B Term Loans, the Tranche C-5A Term Loans, the Tranche C-5B Term Loans, the Tranche C-6A Term Loans, the Tranche C-6B Term Loans, the Tranche C-7A Term Loans and the Tranche C-7B Term Loans) constitute (i) “First-Lien Indebtedness” (or the equivalent thereof) under and as defined in the Existing Second Lien Intercreditor Agreement, the New 1-1/2 Lien Intercreditor Agreement and each other Intercreditor Agreement entered into by the Administrative Agent and a representative of the holders of Indebtedness secured by Liens pursuant to Section 6.02(w) or Section 6.02(ii)(x)(A) or (y) and (ii) “First-Priority Lien Obligations” (or the equivalent thereof) under the Existing Second Secured Notes Documents and the New 1-1/2 Lien Notes Documents and with respect to any Permitted Refinancing Indebtedness with respect to the Existing Second Secured Notes or the New 1-1/2 Lien Notes, and with respect to any Indebtedness secured by Liens pursuant to Section 6.02(w) or Section 6.02(ii)(x)(A).

SECTION 3.24. Dutch Banking Act. The Dutch Borrower is in compliance with the applicable provisions of the Dutch Financial Supervisory Act.

ARTICLE IV

Conditions of Lending

The obligations of (a) the Lenders (including the Swingline Lender) to make Loans, accept and purchase or arrange for the acceptance and purchase of B/As and fund Tranche C-3 Credit-Linked Deposits and (b) any Issuing Bank to issue, amend, extend or renew Letters of Credit or increase the stated amounts of Letters of Credit hereunder (each, a “Credit Event”) are subject to the satisfaction of the following conditions on the date of any such Borrowing or B/A Drawing or on the date of any such issuance, amendment, extension or renewal of a Letter of Credit, as the case may be:

(a) The Administrative Agent shall have received, in the case of a Borrowing, a Borrowing Request as required by Section 2.03 (or a Borrowing Request shall have been deemed given in accordance with the last paragraph of Section 2.03) or, in the case of a B/A, a request therefor as required by Section 2.06(c) or, in the case of the issuance, amendment, extension or renewal of a Letter of Credit, the applicable Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance, amendment, extension or renewal of such Letter of Credit as required by Section 2.05(b).

(b) The representations and warranties set forth in the Loan Documents shall be true and correct in all material respects, in each case on and as of the date of such Borrowing, B/A Drawing or issuance, amendment, extension or renewal of a Letter of Credit (other than an amendment, extension or renewal of a Letter of Credit without any (i) increase in the stated amount of such Letter of Credit or (ii) extension of the expiration of such Letter of Credit), as applicable, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects, as of such earlier date).

(c) At the time of and immediately after such Borrowing, B/A Drawing or issuance, amendment, extension or renewal of a Letter of Credit (other than an amendment, extension or renewal of a Letter of Credit without any (i) increase in the stated amount of such Letter of Credit or (ii) extension of the expiration of such Letter of Credit), as applicable, no Event of Default or Default shall have occurred and be continuing.

Each Borrowing and B/A Drawing and each issuance, amendment, extension or renewal of a Letter of Credit (other than an amendment, extension or renewal of a Letter of Credit without any (i) increase in the stated amount of such Letter of Credit or (ii) extension of the expiration of such Letter of Credit) shall be deemed to constitute a representation and warranty by each of the Borrowers on the date of such Borrowing, issuance, amendment, extension or renewal as applicable, as to the matters specified in paragraphs (b) and (c) of Article IV.

ARTICLE V

Affirmative Covenants

Each Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect (other than in respect of contingent indemnification and expense reimbursement obligations for which no claim has been made) and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, each Borrower will, and will cause each of the Material Subsidiaries to:

SECTION 5.01. Existence; Businesses and Properties. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, (i) except as otherwise expressly permitted under Section 6.05, (ii) except for the liquidation or dissolution of Subsidiaries if the assets of such Subsidiaries to the extent they exceed estimated liabilities are acquired by the U.S. Borrower or a Wholly Owned Subsidiary of the U.S. Borrower in such liquidation or dissolution; provided that Subsidiaries that are Loan Parties may not be liquidated into Subsidiaries that are not Loan Parties, and (iii) except (other than with respect to the Borrowers) where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(b) Except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, do or cause to be done all things necessary to (i) obtain, preserve, renew, extend and keep in full force and effect the permits, franchises, authorizations, patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect thereto necessary to the normal conduct of its business, (ii) comply in all material respects with all material applicable laws, rules, regulations (including any zoning, building, ordinance, code or approval or any building permits or any restrictions of record or agreements affecting the Mortgaged Properties) and judgments, writs, injunctions, decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted, and (iii) at all times maintain and preserve all material property necessary to the normal conduct of its business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith, if any, may be properly conducted at all times (in each case except as expressly permitted by this Agreement).

SECTION 5.02. Insurance. (a) Maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by similarly situated companies engaged in the same or similar businesses operating in the same or similar locations and, with respect to the Collateral of the Domestic Loan Parties, and, with respect to the Collateral of the Foreign Subsidiary Loan Parties, to the extent such concept or a concept comparable thereto exists in the relevant jurisdiction of any Foreign Subsidiary Loan Party, cause all such property and property casualty insurance policies to be endorsed or otherwise amended to include a “standard” or “New York” lender’s loss payable endorsement (or comparable provision applicable in the relevant foreign jurisdiction), in form and substance reasonably satisfactory to the Administrative Agent.

(b) In connection with the covenants set forth in this Section 5.02, it is understood and agreed that:

(i) none of the Administrative Agent, the Lenders, any Issuing Bank and their respective agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 5.02, it being understood that (a) the Loan Parties shall look solely to their insurance companies or any other parties other than the aforesaid parties for the recovery of such loss or damage and (b) such insurance companies shall have no rights of subrogation against the Administrative Agent, the Lenders, any Issuing Bank or their agents or employees. If, however, the insurance policies do not provide waiver of subrogation rights against such parties, as required above, then each Borrower hereby agrees, to the extent permitted by law, to waive, and to cause each of their Subsidiaries to waive, its right of recovery, if any, against the Administrative Agent, the Lenders, any Issuing Bank and their agents and employees; and

(ii) the designation of any form, type or amount of insurance coverage by the Administrative Agent under this Section 5.02 shall in no event be deemed a representation, warranty or advice by the Administrative Agent or the Lenders that such insurance is adequate for the purposes of the business of Holdings (prior to a Qualified IPO), the U.S. Borrower and the Subsidiaries or the protection of their properties.

SECTION 5.03. Taxes. Pay and discharge promptly when due all material Taxes imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims that, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such Tax so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings, and the U.S. Borrower or the affected Subsidiary, as applicable, shall have set aside on its books adequate reserves in accordance with GAAP with respect thereto.

SECTION 5.04. Financial Statements, Reports, etc. Furnish to the Administrative Agent (which will promptly furnish such information to the Lenders):

(a) within 90 days (or, if applicable, such shorter period as the SEC shall specify for the filing of Annual Reports on Form 10-K or, if applicable, such longer period permitted under Rule 12b-25 under the Exchange Act) after the end of each fiscal year, (i) a consolidated balance sheet and related statements of operations, cash flows and owners’ equity showing the financial position of the U.S. Borrower and its subsidiaries as of the close of such fiscal year and the consolidated results of its operations during such year and setting forth in comparative form the corresponding figures for the prior fiscal year and (ii) management’s discussion and analysis of significant operational and financial developments during such fiscal year, which consolidated balance sheet and related statements of operations, cash flows and owners’ equity shall be audited by independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present, in all material respects, the financial position and results of operations of the U.S. Borrower and its subsidiaries on a consolidated basis in accordance with GAAP (it being understood that the delivery by the U.S. Borrower of Annual Reports on Form 10-K of the U.S. Borrower and its consolidated subsidiaries shall satisfy the requirements of this Section 5.04(a) to the extent such Annual Reports include the information specified herein);

(b) within 45 days (or, if applicable, such shorter period as the SEC shall specify for the filing of Quarterly Reports on Form 10-Q or, if applicable, such longer period permitted under Rule 12b-25 under the Exchange Act) after the end of each of the first three fiscal quarters of each fiscal year, (i) a consolidated balance sheet and related statements of operations and cash flows showing the financial position of the U.S. Borrower and its subsidiaries as of the close of such fiscal quarter and the consolidated results of its operations during such fiscal quarter and the then-elapsed portion of the fiscal year and setting forth in comparative form the corresponding figures for the corresponding periods of the prior fiscal year and (ii) management’s discussion and analysis of significant operational and financial developments during such quarterly period, all of which shall be in reasonable detail and which consolidated balance sheet and related statements of operations and cash flows shall be certified by a Financial Officer of the U.S. Borrower on behalf of the U.S. Borrower as fairly presenting, in all material respects, the financial position and results of operations of the U.S. Borrower and its subsidiaries on a consolidated basis in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes) (it being understood that the delivery by the U.S. Borrower of Quarterly Reports on Form 10-Q of the U.S. Borrower and its consolidated subsidiaries shall satisfy the requirements of this Section 5.04(b) to the extent such Quarterly Reports include the information specified herein);

(c) (x) concurrently with any delivery of financial statements under paragraph (a) or (b) above, a certificate of a Financial Officer of the U.S. Borrower (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, (ii) setting forth computations of the Consolidated Leverage Ratio in reasonable detail as of the end of the applicable fiscal period and (iii) setting forth computations in reasonable detail demonstrating compliance with the covenant contained in Section 6.11 and (y) concurrently with any delivery of financial statements under paragraph (a) above, if the accounting firm agrees to provide such report after the U.S. Borrower’s commercially reasonable efforts to obtain such report, a report of the accounting firm opining on or certifying such statements stating whether they obtained knowledge during the course of their examination of such statements of any Default or Event of Default resulting from non-compliance with the covenant contained in Section 6.11 (which certificate may be limited to accounting matters and disclaims responsibility for legal interpretations);

(d) promptly after the same become publicly available, copies of all periodic and other publicly available reports, proxy statements and, to the extent requested by the Administrative Agent, other materials filed by Holdings (prior to a Qualified IPO), the U.S. Borrower or any of its subsidiaries with the SEC, or after an initial public offering, distributed to its stockholders generally, as applicable; provided, however, that such reports, proxy statements, filings and other materials required to be delivered pursuant to this clause (d) shall be deemed delivered for purposes of this Agreement when posted to the website of the U.S. Borrower;

(e) if, as a result of any change in accounting principles and policies from those as in effect on the November 2006 Amendment Effective Date, the consolidated financial statements of the U.S. Borrower and its subsidiaries delivered pursuant to paragraph (a) or (b) above will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such clauses had no such change in accounting principles and policies been made, then, together with the first delivery of financial statements pursuant to paragraph (a) and (b) above following such change, a schedule prepared by a Financial Officer on behalf of the U.S. Borrower reconciling such changes to what the financial statements would have been without such changes;

(f) within 90 days after the beginning of each fiscal year, a detailed consolidated quarterly budget for such fiscal year and, as soon as available, significant revisions, if any, of such budget and quarterly projections with respect to such fiscal year, including a description of underlying assumptions with respect thereto (collectively, the “Budget”);

(g) [reserved];

(h) upon the reasonable request of the Administrative Agent, deliver an updated Perfection Certificate (or, to the extent such request relates to specified information contained in the Perfection Certificate, such information) reflecting all changes since the date of the information most recently received pursuant to this paragraph (h) or Section 5.10(f);

(i) promptly, a copy of all reports submitted to the Board of Directors (or any committee thereof) of any of the U.S. Borrower or any Subsidiary in connection with any material interim or special audit made by independent accountants of the books of the U.S. Borrower or any Subsidiary;

(j) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of Holdings (prior to a Qualified IPO), the U.S. Borrower or any of its subsidiaries, or compliance with the terms of any Loan Document, or such consolidating financial statements, as in each case the Administrative Agent may reasonably request (for itself or on behalf of any Lender); and

(k) promptly upon request by the Administrative Agent, copies of: (i) each Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) filed with the Internal Revenue Service with respect to a Plan; (ii) the most recent actuarial valuation report for any Plan; (iii) all notices received from a Multiemployer Plan sponsor, a plan administrator or any governmental agency, or provided to any Multiemployer Plan by Holdings (prior to a Qualified IPO), the U.S. Borrower, a Subsidiary or any ERISA Affiliate, concerning an ERISA Event; and (iv) such other documents or governmental reports or filings relating to any Plan or Multiemployer Plan as the Administrative Agent shall reasonably request.

SECTION 5.05. Litigation and Other Notices. Furnish to the Administrative Agent written notice of the following promptly after any Responsible Officer of Holdings (prior to a Qualified IPO) or any Borrower obtains actual knowledge thereof:

(a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

(b) the filing or commencement of, or any written threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority or in arbitration, against Holdings (prior to a Qualified IPO), the U.S. Borrower or any of its subsidiaries as to which an adverse determination is reasonably probable and that, if adversely determined, would reasonably be expected to have a Material Adverse Effect;

(c) any other development specific to Holdings (prior to a Qualified IPO), the U.S. Borrower or any of its subsidiaries that is not a matter of general public knowledge and that has had, or would reasonably be expected to have, a Material Adverse Effect; and

(d) the development of any ERISA Event that, together with all other ERISA Events that have developed or occurred, could reasonably be expected to have a Material Adverse Effect.

SECTION 5.06. Compliance with Laws. Comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect; provided that this Section 5.06 shall not apply to Environmental Laws, which are the subject of Section 5.09, or to laws related to Taxes, which are the subject of Section 5.03.

SECTION 5.07. Maintaining Records; Access to Properties and Inspections. Maintain all financial records in accordance with GAAP and permit any persons designated by the Administrative Agent or, upon the occurrence and during the continuance of an Event of Default, any Lender to visit and inspect the financial records and the properties of Holdings (prior to a Qualified IPO), any Borrower or any of the Subsidiaries at reasonable times, upon reasonable prior notice to Holdings (prior to a Qualified IPO) or such Borrower, and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any persons designated by the Administrative Agent or, upon the occurrence and during the continuance of an Event of Default, any Lender upon reasonable prior notice to Holdings (prior to a Qualified IPO) or such

Borrower to discuss the affairs, finances and condition of Holdings (prior to a Qualified IPO), any Borrower or any of the Subsidiaries with the officers thereof and independent accountants therefor (subject to reasonable requirements of confidentiality, including requirements imposed by law or by contract).

SECTION 5.08. Use of Proceeds. Use the proceeds of the Loans in the manner set forth in Section 3.12.

SECTION 5.09. Compliance with Environmental Laws. Comply with all Environmental Laws applicable to its operations and properties; and comply with and obtain and renew all material permits, licenses and other approvals required pursuant to Environmental Law for its operations and properties, except, in each case with respect to this Section 5.09, to the extent the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 5.10. Further Assurances; Additional Mortgages. (a) Execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, Mortgages and other documents and recordings of Liens in stock registries), that may be required under any applicable law, or that the Administrative Agent may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties, and provide to the Administrative Agent, from time to time upon reasonable request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

(b) If any asset (other than real property, which is covered by Section 5.10(c) below) that has an individual fair market value in an amount greater than $15.0 million is acquired by Holdings (prior to a Qualified IPO), any Borrower or any other Loan Party after the Amendment Effective Date or owned by an entity at the time it becomes a Subsidiary Loan Party (in each case other than assets constituting Collateral under a Security Document that become subject to the Lien of such Security Document upon acquisition thereof and other than assets that (i) are subject to secured financing arrangements containing restrictions permitted by Section 6.09(c) pursuant to which a Lien on such assets securing the Obligations is not permitted or (ii) are not required to become subject to the Liens of the Administrative Agent pursuant to Section 5.10(g) or the Security Documents), cause such asset to be subjected to a Lien securing the Obligations and take, and cause the Subsidiary Loan Parties to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of the Loan Parties, and all subject to paragraph (g) below.

(c) Promptly notify the Administrative Agent of the acquisition of, and, upon the written request of the Administrative Agent, grant and cause each of the Subsidiary Loan Parties to grant to the Administrative Agent security interests and mortgages in, such real property of the U.S. Borrower or any such Subsidiary Loan Parties as are not covered by the original Mortgages (other than assets that (i) are subject to permitted secured financing arrangements containing restrictions permitted by Section 6.09(c) pursuant to which a Lien on such assets securing the Obligations is not permitted or (ii) are not required to become subject to the Liens of the Administrative Agent pursuant to Section 5.10(g) or the Security Documents), to the extent acquired after the Amendment Effective Date and having a value at the time of acquisition in excess of $15.0 million pursuant to documentation in such form as is reasonably satisfactory to the Administrative Agent (each, an “Additional Mortgage”) and constituting valid and enforceable perfected Liens superior to and prior to the rights of all third persons subject to no other Liens except as are permitted by Section 6.02 or arising by operation of law, at the time of perfection thereof, record or file, and cause each such Subsidiary to record or file, the Additional Mortgage or instruments related thereto in such manner and in such places as is required by law to establish, perfect, preserve and protect the Liens in favor of the Administrative Agent required to be granted pursuant to the Additional Mortgages and pay, and cause each such Subsidiary to pay, in full, all Taxes, fees and other charges payable in connection therewith, in each case subject to paragraph (g) below. Unless otherwise waived by the Administrative Agent, with respect to each such Additional Mortgage, the U.S. Borrower shall deliver to the Administrative Agent contemporaneously therewith a title insurance policy and a survey meeting the requirements of subsection (g) of the definition of the term “Collateral and Guarantee Requirement” if reasonably available with respect to property outside the United States.

(d) If any newly formed or acquired or any existing direct or indirect Subsidiary of Holdings (prior to a Qualified IPO) or the U.S. Borrower (with any Subsidiary Redesignation resulting in an Unrestricted Subsidiary becoming a Subsidiary being deemed to constitute the acquisition of a Subsidiary) becomes a Subsidiary Loan Party, within fifteen Business Days after the date such Subsidiary becomes a Subsidiary Loan Party, notify the Administrative Agent and the Lenders thereof and, within 30 Business Days after the date such Subsidiary becomes a Subsidiary Loan Party or such longer period as the Administrative Agent shall agree, cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary and with respect to any Equity Interest in or Indebtedness of such Subsidiary owned by or on behalf of any Loan Party, subject to Section 5.10(g).

(e) If any newly formed or acquired or any existing Foreign Subsidiary of Holdings (prior to a Qualified IPO) or the U.S. Borrower (with any Subsidiary Redesignation resulting in an Unrestricted Subsidiary becoming a Subsidiary being deemed to constitute the acquisition of a Subsidiary) becomes a “first tier” Material Foreign Subsidiary of any Loan Party, within fifteen Business Days after the date such Subsidiary becomes a Material Foreign Subsidiary, notify the Administrative Agent and the Lenders thereof and, within 30 Business Days after the date such Subsidiary becomes a Material Foreign Subsidiary of any Loan Party or such longer period as the Administrative Agent shall agree, cause the Collateral and Guarantee Requirement to be satisfied with respect to any Equity Interest in such Subsidiary owned by or on behalf of any Loan Party, subject to Section 5.10(g).

(f) (i) Furnish to the Administrative Agent prompt written notice of any change (a) in any Loan Party’s corporate or organization name, (b) in any Loan Party’s identity or organizational structure or (c) in any Loan Party’s organizational identification number; provided that the U.S. Borrower shall not effect or permit any such change unless all filings have been made, or will have been made within any statutory period, under the Uniform Commercial Code or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral for the benefit of the applicable Secured Parties (to the extent intended to be created by the Security Documents) and (ii) promptly notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

(g) The Collateral and Guarantee Requirement and the other provisions of this Section 5.10 (other than paragraph (h) below) need not be satisfied with respect to (i) any real property held by the U.S. Borrower or any of the Subsidiaries as a lessee under a lease, (ii) any Equity Interests acquired after the Closing Date in accordance with this Agreement if, and to the extent that, and for so long as (a) such Equity Interests constitute less than 100% of all applicable Equity Interests of such person and the person holding the remainder of such Equity Interests is not an Affiliate, (b) doing so would violate applicable law or a contractual obligation binding on such Equity Interests and (c) with respect to contractual obligations, such obligation existed at the time of the acquisition thereof and was not created or made binding on such Equity Interests in contemplation of or in connection with the acquisition of such Equity Interests, (iii) any assets acquired after the Closing Date, to the extent that, and for so long as, taking such actions would violate a contractual obligation binding on such assets that existed at the time of the acquisition thereof and was not created or made binding on such assets in contemplation or in connection with the acquisition of such assets (except in the case of assets acquired with Indebtedness of the type permitted pursuant to Section 6.01(i) or (j) or that is secured by a Lien of the type permitted pursuant to Section 6.02(i) or (j)), (iv) any Principal Property, (v) any Equity Interests or evidences of Indebtedness of Indenture Restricted Subsidiaries owned by the U.S. Borrower or any Indenture Restricted Subsidiary and (vi) any Subsidiary or asset with respect to which the Administrative Agent determines in its reasonable discretion that the cost of the satisfaction of the Collateral and Guarantee Requirement or the provisions of this Section 5.10 or of any Security Document with respect thereto is excessive in relation to the value of the security afforded thereby.

(h) Prior to a Qualified IPO, ensure that all outstanding Equity Interests of the U.S. Borrower (other than options and management shares) that are (i) sold by Holdings or (ii) newly issued by the U.S. Borrower shall have been pledged to the Administrative Agent for the benefit of the Secured Parties to secure the Obligations pursuant to a security document not materially less favorable to the Secured Parties than the Collateral Agreement and in form and substance reasonably satisfactory to the Administrative Agent, and the Administrative Agent shall have received certificates or other instruments representing all such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank.

(i) Within ninety (90) days after the Amendment Effective Date (subject to extension by the Administrative Agent in its reasonable discretion), deliver each Security Document set forth on Schedule 5.10(i).

SECTION 5.11. Fiscal Year; Accounting. In the case of the U.S. Borrower, cause its fiscal year to end on December 31 (or such other fiscal year end as is specified in a written notice delivered to the Administrative Agent by the U.S. Borrower; provided that such other fiscal year end is reasonably acceptable to the Administrative Agent).

SECTION 5.12. Rating. In the case of the U.S. Borrower, use commercially reasonable efforts to maintain (i) ratings from each of Moody’s and S&P for the Term Loans, (ii) corporate credit ratings from S&P for the U.S. Borrower and (iii) corporate family ratings from Moody’s for the U.S. Borrower.

SECTION 5.13. Lender Meetings. In the case of the U.S. Borrower, upon the request of the Administrative Agent, participate in a meeting of the Administrative Agent and the Lenders once during each fiscal year to be held at such time and location as may be agreed upon by the U.S. Borrower and the Administrative Agent.

SECTION 5.14. Post-Closing German Collateral Matters. With respect to the Post-Closing Reaffirming German Loan Parties, use all commercially reasonable efforts to cause each such person and each Subsidiary Loan Party that is a subsidiary of such person to provide reasonably satisfactory evidence of the continuing first-priority perfected Liens under the Security Documents after giving effect to the Transactions.

SECTION 5.15. Financial Assistance. Except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, comply in all respects with Sections 151 to 158 of the United Kingdom Companies Act 1985 and any equivalent legislation in other jurisdictions, including in relation to the execution of the Security Documents and payment of amounts due under this Agreement.

SECTION 5.16. U.K. Pension Matters. (a) Except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, ensure that all pension schemes operated by or maintained for the benefit of the U.S. Borrower and the Subsidiaries and/or any of their respective employees are fully funded based on the minimum funding requirement under section 56 of the Pensions Act 1995 or the statutory funding objective under section 222 of the Pensions Act 2004 and that no action or omission is taken by any member of the Group in relation to such a pension scheme that has or is reasonably likely to have a Material Adverse Effect (including the termination or commencement of winding-up proceedings of any such pension scheme or the U.S. Borrower or any Subsidiary ceasing to employ any member of such a pension scheme).

(b) Except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, ensure that none of the U.S. Borrower or any Subsidiary is or has been at any time an employer (for the purposes of sections 38 to 51 of the Pensions Act 2004) of an occupational pension scheme that is not a money purchase scheme (both terms as defined in the Pension Schemes Act 1993) that has or is reasonably likely to have a Material Adverse Effect or is “connected” with or an “associate” of (as those terms are used in sections 39 or 43 of the Pensions Act 2004) such an employer.

(c) Deliver to the Administrative Agent at such times as those reports are prepared in order to comply with the then current statutory or auditing requirements (as applicable either to the trustees of any relevant schemes or to the U.S. Borrower), actuarial reports in relation to all pension schemes mentioned in paragraph (a) above.

(d) Promptly notify the Administrative Agent of any material change in the rate of contributions to any pension schemes mentioned in paragraph (a) above, paid or recommended to be paid (whether by the scheme actuary or otherwise) or required by law or otherwise.

ARTICLE VI

Negative Covenants

Each Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect (other than in respect of contingent indemnification and expense reimbursement obligations for which no claim has been made) and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, no Borrower will, or will cause or permit any of the Material Subsidiaries to:

SECTION 6.01. Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except:

(a) The Existing Notes, the New 1-1/2 Lien Notes, other Indebtedness existing, or incurred pursuant to facilities existing, on the Closing Date and set forth on Schedule 6.01 to the 2005 Credit Agreement and any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness or, without duplication, replacements of such facilities that would constitute Permitted Refinancing Indebtedness with respect to such facilities if all Indebtedness available to be incurred thereunder were outstanding on the date of such replacement (other than Permitted Refinancing Indebtedness in respect of intercompany indebtedness of the U.S. Borrower or any Subsidiary owed to the U.S. Borrower or any Subsidiary Refinanced with Indebtedness owed to a person other than the U.S. Borrower or any Subsidiary);

(b) Indebtedness created hereunder and under the other Loan Documents and any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness;

(c) Indebtedness of the U.S. Borrower and the Subsidiaries pursuant to Swap Agreements permitted by Section 6.13;

(d) Indebtedness owed to (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) any person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance to Holdings (until a Qualified IPO), the U.S. Borrower or any Subsidiary, pursuant to reimbursement or indemnification obligations to such person; provided that upon the incurrence of Indebtedness with respect to reimbursement obligations regarding workers’ compensation claims, such obligations are reimbursed not later than 30 days following such incurrence;

(e) Indebtedness of the U.S. Borrower to any Subsidiary and of any Subsidiary to the U.S. Borrower or any other Subsidiary; provided that (i) Indebtedness of any Subsidiary that is not a Subsidiary Loan Party to the Loan Parties shall be subject to Section 6.04(b) and (ii) Indebtedness of any Borrower to any Subsidiary and Indebtedness of any other Loan Party to any Subsidiary that is not a Subsidiary Loan Party shall be subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent;

(f) Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations, in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

(g) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management services in the ordinary course of business; provided that (x) such Indebtedness (other than credit or purchase cards) is extinguished within ten Business Days of notification to any Borrower of its incurrence and (y) such Indebtedness in respect of credit or purchase cards is extinguished within 60 days from its incurrence;

(h) (i) (A) Indebtedness of a Subsidiary acquired after the Closing Date or a person merged into or consolidated with the U.S. Borrower or any Subsidiary after the Closing Date and Indebtedness assumed in connection with the acquisition of assets or in connection with a Permitted Business Acquisition, which Indebtedness in each case, exists at the time of such acquisition, merger or consolidation and is not created in contemplation of such event or (B) Indebtedness incurred to finance any such acquisition or

Permitted Business Acquisition and where, in each case, such acquisition, merger or consolidation is permitted by this Agreement and where, if such Indebtedness is new Indebtedness incurred to finance such acquisition or Permitted Business Acquisition, such Indebtedness is unsecured or is subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent and (ii) any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness; provided that, with respect to clause (i), immediately after giving effect to such acquisition, merger or consolidation, and the assumption or incurrence of any such Indebtedness, there shall be no Default or Event of Default and the U.S. Borrower shall be in Pro Forma Compliance;

(i) Capital Lease Obligations, mortgage financings and purchase money Indebtedness incurred by the U.S. Borrower or any Subsidiary prior to or within 270 days after the acquisition, lease or improvement of the respective asset permitted under this Agreement in order to finance such acquisition or improvement, and any Permitted Refinancing Indebtedness in respect thereof, in an aggregate principal amount that at the time of, and after giving effect to, the incurrence thereof (together with Indebtedness outstanding pursuant to this paragraph (i) and the Remaining Present Value of leases permitted under Section 6.03) would not in the aggregate exceed the greater of $150.0 million and 5% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such incurrence for which financial statements have been delivered pursuant to Section 5.04;

(j) Capital Lease Obligations incurred by the U.S. Borrower or any Subsidiary in respect of any Sale and Lease-Back Transaction that is permitted under Section 6.03, and any Permitted Refinancing Indebtedness in respect thereof;

(k) other Indebtedness of the U.S. Borrower or any Subsidiary (pursuant to this paragraph (k)), in an aggregate principal amount that at the time of, and after giving effect to, the incurrence thereof, would not exceed the greater of $150.0 million and 5% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such incurrence for which financial statements have been delivered pursuant to Section 5.04;

(l) Guarantees (i) by the U.S. Borrower or any Subsidiary Loan Party of any Indebtedness of the U.S. Borrower or any Subsidiary Loan Party permitted to be incurred under this Agreement, (ii) by the U.S. Borrower or any Subsidiary Loan Party of Indebtedness otherwise permitted hereunder of any Subsidiary that is not a Subsidiary Loan Party to the extent such Guarantees are permitted by Section 6.04(b) and (iii) by any Foreign Subsidiary that is not a Subsidiary Loan Party of Indebtedness of another Foreign Subsidiary; provided that (A) Guarantees by the U.S. Borrower or any Subsidiary Loan Party under this Section 6.01(1) of any other Indebtedness of a person that is subordinated to other Indebtedness of such person shall be expressly subordinated to the Obligations on terms not less favorable to the Lenders than the subordination terms of such other Indebtedness, (B) no subsidiary of the U.S. Borrower (other than Hexion Nova Scotia Finance ULC) that is not a Domestic Loan Party shall Guarantee the Existing Second Secured Notes, the New 1-1/2 Lien Notes, any First Lien Notes, the Debentures, Indebtedness issued under Section 6.01(ee) or any Permitted Refinancing Indebtedness in respect of any of the foregoing or any Indebtedness that is secured by any Second-Priority Liens and (C) no subsidiary of the U.S. Borrower that is not a Loan Party shall Guarantee any Indebtedness incurred pursuant to Section 6.01(w) or any Permitted Refinancing Indebtedness in respect thereof or any Permitted Refinancing Indebtedness incurred under Section 6.01(b);

(m) Indebtedness arising from agreements of Holdings, the U.S. Borrower or any Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with any Permitted Business Acquisition or the disposition of any business, assets or a Subsidiary, other than Guarantees of Indebtedness incurred by any person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition;

(n) [reserved];

(o) letters of credit or bank guarantees (other than Letters of Credit issued pursuant to Section 2.05) having an aggregate face amount not in excess of $15.0 million;

(p) Indebtedness supported by a Letter of Credit, in a principal amount not in excess of the stated amount of such Letter of Credit;

(q) Indebtedness consisting of (x) the financing of insurance premiums or (y) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(r) [reserved];

(s) [reserved];

(t) [reserved];

(u) all premium (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in paragraphs (a) through (q) above and paragraphs (v) through (cc) below;

(v) Indebtedness of the U.S. Borrower and the Subsidiaries incurred under lines of credit or overdraft facilities (including, but not limited to, intraday, ACH and purchasing card/T&E services) extended by one or more financial institutions reasonably acceptable to the Administrative Agent or one or more of the Lenders and (in each case) established for the U.S. Borrower’s and the Subsidiaries’ ordinary course of operations (such Indebtedness, the “Overdraft Line”), which Indebtedness may be secured as, but only to the extent, provided in Section 6.02(b) and in the Security Documents (it being understood, however, that for a period of 30 consecutive days during each fiscal year of the U.S. Borrower the outstanding principal amount of Indebtedness under the Overdraft Line shall not exceed $40.0 million);

(w) (i) other Indebtedness incurred, issued or assumed by the U.S. Borrower or any Subsidiary Loan Party so long as (A) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (B) immediately after giving effect to the issuance, incurrence or assumption of such Indebtedness, the Consolidated Leverage Ratio on a Pro Forma Basis shall not be greater than 6.00 to 1.00 and (ii) Permitted Refinancing Indebtedness in respect thereof;

(x) Indebtedness of Foreign Subsidiaries that are not Loan Parties in an aggregate amount not to exceed at any time outstanding the greater of $150.0 million and 5% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such incurrence for which financial statements have been delivered pursuant to Section 5.04;

(y) Indebtedness in respect of letters of credit, bank guarantees, warehouse receipts or similar instruments issued to support performance obligations and trade letters of credit (other than obligations in respect of other Indebtedness) in the ordinary course of business;

(z) unsecured Indebtedness in respect of obligations of the U.S. Borrower or any Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided, that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms (which require that all such payments be made within 60 days after the incurrence of the related obligations) in the ordinary course of business and not in connection with the borrowing of money or any Swap Agreements;

(aa) Indebtedness representing deferred compensation to employees of the U.S. Borrower or any Subsidiary incurred in the ordinary course of business;

(bb) Indebtedness consisting of promissory notes issued by the U.S. Borrower or any Subsidiary to current or former officers, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of Holdings or any direct or indirect parent of the U.S. Borrower permitted by Section 6.06;

(cc) Indebtedness consisting of obligations of the U.S. Borrower or any Subsidiary under deferred compensation or other similar arrangements incurred by such person in connection with Permitted Business Acquisitions or any other Investment permitted hereunder;

(dd) Indebtedness pursuant to any First Lien Notes; provided that the U.S. Borrower shall apply the First Lien Net Proceeds of such First Lien Notes (unless such First Lien Notes constitute a refinancing, refunding, renewal or extension of existing First Lien Notes pursuant to clause (b) of the definition of “First Lien Notes) in accordance with Section 2.12(e); and

(ee) (i) Indebtedness of the Loan Parties that is either unsecured or secured by Liens ranking junior to the Liens securing the Obligations and the aggregate principal amount of which does not exceed the Incremental Amount; provided that (1) the terms of such Indebtedness do not provide for any scheduled repayment, mandatory redemption or sinking fund obligations prior to the date that is 91 days following the latest Term Facility Maturity Date in effect at the time of the issuance thereof (other than customary offers to repurchase upon a change of control, asset sale or event of loss and customary acceleration rights after an event of default) and (2) the covenants, events of default, guarantees, collateral and other terms of such Indebtedness (other than interest rate and redemption premiums), taken as a whole, are not more restrictive to the U.S. Borrower and the Subsidiaries than those set forth in the New 1-1/2 Lien Notes or are otherwise agreed to by the U.S. Borrower with at least one nationally recognized non-affiliated investment bank as appropriate for widely distributed unsecured or junior secured notes or loans of the Loan Parties (which investment bank may be an underwriter, initial purchaser, placement agent or arranger of such Indebtedness); provided that a certificate of the Chief Financial Officer of the U.S. Borrower delivered to the Administrative Agent in good faith at least three Business Days (or such shorter period as the Administrative Agent may reasonably agree) prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the U.S. Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement and (ii) any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness that complies with the requirements under clauses (1) and (2) of clause (i) hereof.

SECTION 6.02. Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any person, including any subsidiary of the U.S. Borrower) at the time owned by it or on any income or revenues or rights in respect of any thereof, except:

(a) Liens on property or assets of the U.S. Borrower and the Subsidiaries existing on the Closing Date and set forth on Schedule 6.02(a)

to the 2005 Credit Agreement or, to the extent not listed in such Schedule, where such property or assets have a fair market value that does not exceed $10 million in the aggregate, and any modifications, replacements, renewals or extensions thereof; provided that (i) such Liens shall secure only those obligations that they secure on the Closing Date (and any Permitted Refinancing Indebtedness in respect thereof permitted by Section 6.01(a)) and shall not subsequently apply to any other property or assets of the U.S. Borrower or any Subsidiary other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien, and (B) proceeds and products thereof and (ii) in the case of a Lien securing Permitted Refinancing Indebtedness, any such Lien is permitted, subject to compliance with clause (e) of the definition of the term “Permitted Refinancing Indebtedness”;

(b) any Lien created under the Loan Documents (including, without limitation, Liens created under the Security Documents securing obligations in respect of Swap Agreements to the extent such obligations constitute “Obligations” under the Collateral Agreement and any First Lien Notes (which are intended to be secured by Liens on the Collateral that are pari passu with Liens on the Collateral securing the U.S. Obligations) and the Overdraft Line secured pursuant to the Security Documents) or permitted in respect of any Mortgaged Property by the terms of the applicable Mortgage; provided, however, in no event shall the holders of the Indebtedness under the Overdraft Line have the right to receive proceeds in respect of a claim in excess of $40.0 million in the aggregate (plus (i) any accrued and unpaid interest in respect of Indebtedness incurred by the U.S. Borrower and the Subsidiaries under the Overdraft Line and (ii) any accrued and unpaid fees and expenses owing by the U.S. Borrower and the Subsidiaries under the Overdraft Line) from the enforcement of any remedies available to the Secured Parties under all of the Loan Documents; provided further that in the case of any such First Lien Notes, (A) the holders of such Indebtedness (or a representative thereof on behalf of such holders) shall have delivered to the Administrative Agent an Other First Lien Secured Party Consent (as defined in the Collateral Agreement), (B) the U.S. Borrower shall have complied with the other requirements of Section 7.20 of the Collateral Agreement with respect to such First Lien Notes, and (C) the Administrative Agent and the representative for the holders of the First Lien Notes shall have entered into the First Lien Intercreditor Agreement (or delivered a joinder thereto);

(c) any Lien on any property or asset of the U.S. Borrower or any Subsidiary securing Indebtedness permitted by Section 6.01(h)(i)(A) or Permitted Refinancing Indebtedness in respect thereof; provided that such Lien (i) does not apply to any other property or assets of the U.S. Borrower or any of the Subsidiaries not securing such Indebtedness at the date of the acquisition of such property or asset (other than after acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such date and which Indebtedness and other obligations are permitted hereunder that require a pledge of after acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), (ii) such Lien is not created in contemplation of or in connection with such acquisition and (iii) in the case of a Lien securing Permitted Refinancing Indebtedness, any such Lien is permitted, subject to compliance with clause (e) of the definition of the term “Permitted Refinancing Indebtedness”;

(d) Liens for Taxes, assessments or other governmental charges or levies not yet delinquent or that are being contested in compliance with Section 5.03;

(e) Liens imposed by law, such as landlord’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, construction or other like Liens arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or that are being contested in good faith by appropriate proceedings and in respect of which, if applicable, the U.S. Borrower or any Subsidiary shall have set aside on its books reserves in accordance with GAAP;

(f) (i) pledges and deposits and other Liens made in the ordinary course of business in compliance with the Federal Employers Liability Act or any other workers’ compensation, unemployment insurance and other social security laws or regulations and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations and (ii) pledges and deposits and other Liens securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to Holdings (prior to a Qualified IPO), the U.S. Borrower or any Subsidiary;

(g) deposits and other Liens to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance and return of money bonds, bids, leases, government contracts, trade contracts, agreements with public utilities, and other obligations of a like nature (including letters of credit in lieu of any such bonds or to support the issuance thereof) incurred by the U.S. Borrower or any Subsidiary in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

(h) zoning restrictions, survey exceptions and such matters as an accurate survey would disclose, easements, trackage rights, leases (other than Capital Lease Obligations), licenses, special assessments, rights-of-way covenants, conditions, restrictions and declarations on or agreements with respect to the use of real property, servicing agreements, development agreements, site plan agreements and other similar encumbrances incurred in the ordinary course of business and title defects or irregularities that are of a minor nature and that, in the aggregate, do not interfere in any material respect with the ordinary conduct of the business of the U.S. Borrower or any Subsidiary;

(i) Liens securing Indebtedness permitted by Section 6.01(i); provided that such Liens attach only to property to which such Indebtedness relates (or accessions to such property and proceeds thereof); provided, further, that individual financings of equipment provided by a single lender may be cross-collateralized to other financings of equipment provided solely by such lender;

(j) Liens arising out of capitalized lease transactions permitted under Section 6.03, so long as such Liens attach only to the property sold and being leased in such transaction and any accessions thereto or proceeds thereof and related property;

(k) Liens securing judgments that do not constitute an Event of Default under Section 7.01(j); provided that such Liens, to the extent that they secure aggregate amounts of more than $10.0 million, shall be discharged within 60 days of the creation thereof;

(l) other Liens with respect to property or assets of the U.S. Borrower or any Subsidiary not constituting Collateral for the Obligations with an aggregate fair market value (valued at the time of creation thereof) of not more than $50.0 million at any time;

(m) Liens disclosed by the title insurance policies delivered on or subsequent to the Closing Date and pursuant to Section 5.10 and any replacement, extension or renewal of any such Lien; provided that such replacement, extension or renewal Lien shall not cover any property other than the property that was subject to such Lien prior to such replacement, extension or renewal; provided, further, that the Indebtedness and other obligations secured by such replacement, extension or renewal Lien are permitted by this Agreement;

(n) [reserved];

(o) any interest or title of a lessor or sublessor under any leases or subleases entered into by the U.S. Borrower or any Subsidiary in the ordinary course of business;

(p) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the U.S. Borrower or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the U.S. Borrower and the Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the U.S. Borrower or any Subsidiary in the ordinary course of business;

(q) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights;

(r) Liens securing obligations in respect of trade-related letters of credit, trade-related bank guarantees or similar trade-related obligations permitted under Section 6.01(f), (k), (o) or (y) and covering the goods (or the documents of title in respect of such goods) financed by such letters of credit, bank guarantees or similar obligations and the proceeds and products thereof;

(s) licenses or sublicenses (including with respect to intellectual property and software) granted in a manner consistent with past practice;

(t) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(u) Liens on the assets of a Foreign Subsidiary that is not a Loan Party that secure Indebtedness of a Foreign Subsidiary that is permitted to be incurred under Section 6.01;

(v) other Liens so long as, after giving effect to any such Lien and the incurrence of any Indebtedness incurred at the time such Lien is created, incurred or permitted to exist on a Pro Forma Basis, the Senior Secured Bank Leverage Ratio on the last day of the U.S. Borrower’s then most recently completed fiscal quarter for which financial statements are available shall be less than or equal to 4.00 to 1.00 and at the time of the incurrence of such Lien and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom; provided that any such Lien on the Collateral (i) shall not be a first priority Lien and (ii) shall be subject to an intercreditor agreement on terms no less favorable to the Lenders than those set forth in the Existing Second Lien Intercreditor Agreement (it being understood that such Liens may be senior in priority to, or pari passu with, or junior in priority to, the Liens securing the Existing Second Secured Notes or the New 1-1/2 Lien Notes);

(w) Second-Priority Liens on Collateral, including Liens securing the New 1-1/2 Lien Notes and the Existing Second Secured Notes;

(x) Liens solely on any cash earnest money deposits made by the U.S. Borrower or any of the Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(y) Liens arising out of consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(z) Liens securing insurance premium financing arrangements, provided that such Liens are limited to the applicable unearned insurance premiums;

(aa) Liens in favor of the U.S. Borrower or any Subsidiary Loan Party;

(bb) Liens on not more than $15.0 million of deposits securing Swap Agreements permitted to be incurred under Section 6.13;

(cc) deposits or other Liens with respect to property or assets of the U.S. Borrower or any Subsidiary; provided that such property and assets shall have an aggregate fair market value (valued at the time of creation of the Liens) of not more than $50.0 million at any time;

(dd) [reserved];

(ee) the reservations, limitations, provisos and conditions, if any, expressed in any original grant from the Crown of any real property or any interest therein in Canada; provided they do not reduce the value of the assets or interfere in any material respect with the ordinary conduct of the business of the U.S. Borrower or any Subsidiary;

(ff) Liens on Equity Interests in joint ventures securing obligations of such joint venture;

(gg) Liens on securities that are the subject of repurchase agreements constituting Permitted Investments under clause (5) of the definition thereof;

(hh) Liens on the Equity Interests of Hexion Specialty Chemicals Pty. Ltd. to the extent securing Indebtedness of Hexion Specialty Chemicals Pty Ltd. and its Subsidiaries permitted hereunder; and

(ii) Liens on Collateral securing the U.S. Obligations securing (x) First Lien Notes, provided that (A) if the Liens on the Collateral securing such First Lien Notes are (or are intended to be) junior in priority to the Liens on the Collateral securing the U.S. Obligations, either (1) the obligations in respect of such First Lien Notes shall be designated “Future Second Lien Indebtedness” under the New Second Lien Intercreditor Agreement or the New 1-1/2 Lien Intercreditor Agreement or (2) such Liens shall be subordinated to the Liens securing the U.S. Obligations on customary terms pursuant to another Intercreditor Agreement reasonably satisfactory to the Administrative Agent and (B) if the Liens on the Collateral securing such First Lien Notes are (or are intended to be) secured on a pari passu basis with the Lien on the Collateral securing the U.S.

Obligations, the representative for the holders of the First Lien Notes shall have entered into the First Lien Intercreditor Agreement (or delivered a joinder thereto) and (y) Indebtedness permitted by Section 6.01(ee); provided that either (1) the obligations in respect of such Indebtedness shall be designated “Future Second Lien Indebtedness” under the New Second Lien Intercreditor Agreement or the New 1-1/2 Lien Intercreditor Agreement or (2) such Liens shall be subordinated to the Liens securing the U.S. Obligations on customary terms pursuant to another Intercreditor Agreement reasonably satisfactory to the Administrative Agent.

Notwithstanding the foregoing, (a) no Liens shall be permitted to exist, directly or indirectly, on (i) Pledged Collateral or any Indebtedness of the U.S. Borrower or any Subsidiary to the U.S. Borrower or a Domestic Subsidiary (unless such Indebtedness shall have become subject to a first-priority Lien securing the Obligations), other than Liens in favor of the Administrative Agent for the benefit of the First Lien Secured Parties and Liens permitted by Section 6.02(d), (e), (k), (q), (w) or (ii), or (ii) any real estate, fixtures or equipment of the U.S. Borrower or any of its Subsidiaries located within the United States (except in respect of any such assets that the Board of Directors of the U.S. Borrower has determined do not constitute Principal Property that shall have become subject to a first priority Lien securing the Obligations), other than Liens in favor of the Administrative Agent for the benefit of the First Lien Secured Parties and Liens permitted by Section 6.02(a), (c), (d), (e), (h), (i), (j), (k), (l) (solely, in the case of clause (l), with respect to Liens of the type referred to in Section 6.02(c) or (i)), (o), (q), (t), (v) (solely, in the case of clause (v), with respect to Liens of the type referred to in Section 6.02(c) or (i)) that do not trigger a requirement to grant equal and ratable Liens securing other outstanding Indebtedness of the U.S. Borrower or any Subsidiary, or (y), unless in each case any such assets shall be secured by a Lien in favor of the Administrative Agent for the benefit of the Secured Parties, in which case the restrictions set forth in this clause (a) shall cease to apply with respect to such assets, and (b) no Liens over any deposit account of the U.S. Borrower or any Subsidiary Loan Party other than Liens permitted by Section 6.02(b), (d), (f), (g), (k), (p)(i), (p)(ii) or (q) shall be perfected.

SECTION 6.03. Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a “Sale and Lease-Back Transaction”); provided that (i) a Sale and Lease-Back Transaction shall be permitted with respect to property (a) owned by the U.S. Borrower, any Domestic Subsidiary or any Foreign Subsidiary Loan Party that is acquired after the Closing Date so long as such Sale and Lease-Back Transaction is consummated within 270 days of the acquisition of such property, (b) owned by any Foreign Subsidiary that is not a Loan Party regardless of when such property was acquired, (c) that is included on Schedule 6.03 to the 2005 Credit Agreement or (d) that has a fair market value, together with all property disposed of pursuant to this clause (d) after the Closing Date, not in excess of $25 million and (ii) at the time the lease in connection therewith is entered into, and after giving effect to the entering into of such Lease, the Remaining Present Value of such lease (together with Indebtedness outstanding pursuant to paragraph (i) of Section 6.01 and the Remaining Present Value of outstanding leases previously entered into under this Section 6.03) would not in the aggregate exceed the greater of $150 million and 5% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date the lease was entered into for which financial statements have been delivered pursuant to Section 5.04.

SECTION 6.04. Investments, Loans and Advances. Purchase, hold or acquire (including pursuant to any merger with a person that is not a Wholly Owned Subsidiary immediately prior to such merger) any Equity Interests of, evidences of Indebtedness or other securities of, make or permit to exist any loans or advances to or Guarantees of the obligations of, or make or permit to exist any investment or any other interest in (each, an “Investment”), any other person, except:

(a) [reserved];

(b) (i) Investments by the U.S. Borrower or any Subsidiary in the Equity Interests of any Subsidiary; (ii) intercompany loans from the U.S. Borrower or any Subsidiary to the U.S. Borrower or any Subsidiary; and (iii) Guarantees by the U.S. Borrower or any Subsidiary of Indebtedness otherwise permitted hereunder of the U.S. Borrower or any Subsidiary; provided, that the sum of (A) Investments (valued at the time of the making thereof and without giving effect to any write-downs or write-offs thereof) made after the Closing Date by the Loan Parties pursuant to clause (i) in Subsidiaries that are not Subsidiary Loan Parties, plus (B) net intercompany loans made by Loan Parties after the Closing Date to Subsidiaries that are not Subsidiary Loan Parties pursuant to clause (ii), plus (C) Guarantees by Loan Parties of Indebtedness after the Closing Date of Subsidiaries that are not Subsidiary Loan Parties pursuant to clause (iii), shall not exceed an aggregate net amount equal to (x) the greater of $150 million and 5% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such Investment for which financial statements have been delivered pursuant to Section 5.04 (plus any return of capital actually received by the respective investors in respect of Investments theretofore made by them pursuant to this paragraph (b)); plus (y) the portion, if any, of the Available Investment Basket Amount on the date of such election that the U.S. Borrower elects to apply to this Section 6.04(b)(y); and provided further that intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations and intercompany sales of Holdings (prior to a Qualified IPO), the U.S. Borrower and the Subsidiaries shall not be included in calculating the limitation in this paragraph at any time;

(c) Permitted Investments and Investments that were Permitted Investments when made;

(d) Investments arising out of the receipt by the U.S. Borrower or any Subsidiary of noncash consideration for the sale of assets permitted under Section 6.05;

(e) loans and advances to officers, directors, employees or consultants of Holdings, the U.S. Borrower or any Subsidiary (i) in the ordinary course of business not to exceed $10 million in the aggregate at any time outstanding (calculated without regard to write-downs or write-offs thereof), (ii) in respect of payroll payments and expenses in the ordinary course of business and (iii) in connection with such person’s purchase of Equity Interests of Holdings (or any direct or indirect parent of the U.S. Borrower) solely to the extent that the amount of such loans and advances are contributed to the U.S. Borrower in cash as common equity;

(f) accounts receivable, security deposits and prepayments arising and trade credit granted in the ordinary course of business and any assets or securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss and any prepayments and other credits to suppliers made in the ordinary course of business;

(g) Swap Agreements permitted pursuant to Section 6.13;

(h) Investments existing on the Closing Date and set forth on Schedule 6.04 to the 2005 Credit Agreement and any extensions, renewals or reinvestments thereof, so long as the aggregate amount of all Investments pursuant to this clause (h) is not increased at any time above the amount of such Investment existing on the Closing Date;

(i) Investments resulting from pledges and deposits referred to in Sections 6.02(f), (g), (k), (t), (x), (bb) and (cc);

(j) other Investments by the U.S. Borrower or any Subsidiary; provided that, after giving effect to such Investment, the aggregate amount of all Investments made pursuant to this paragraph (j) (valued at the time of the making thereof, and without giving effect to any write-downs or write-offs thereof) shall not exceed (i) the greater of $150 million and 5% of Consolidated Total Assets as of the end of the fiscal quarter of the U.S. Borrower immediately prior to the date of such Investment for which financial statements have been delivered pursuant to Section 5.04 (plus any returns of capital actually received by the respective investor in respect of Investments theretofore made by it pursuant to this paragraph (j)) plus (ii) the portion, if any, of the Available Investment Basket Amount on the date of such election that the U.S. Borrower elects to apply to this Section 6.04(j)(ii);

(k) Investments constituting Permitted Business Acquisitions;

(l) Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other persons;

(m) intercompany loans and other Investments between Foreign Subsidiaries that are not Loan Parties and Guarantees by Foreign Subsidiaries permitted by Section 6.01(l);

(n) Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property in each case in the ordinary course of business;

(o) the 2005 Transactions, the May 2006 Transactions, the November 2006 Transactions and the Transactions;

(p) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with or judgments against, customers and suppliers, in each case in the ordinary course of business or Investments acquired by the U.S. Borrower as a result of a foreclosure by the U.S. Borrower or any of the Subsidiaries with respect to any secured Investments or other transfer of title with respect to any secured Investment in default;

(q) Investments of a Subsidiary acquired after the Closing Date or of a corporation merged into the U.S. Borrower or merged into or consolidated with a Subsidiary in accordance with Section 6.05 after the Closing Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation; and

(r) Investments received substantially contemporaneously in exchange for Equity Interests of the U.S. Borrower; provided that such Investments are not added in any determination of the Available Investment Basket Amount;

(s) any Investment in any person that, as a result of such Investment, becomes a Domestic Subsidiary and an Indenture Restricted Subsidiary if, in the good faith determination of the Board of Directors of the U.S. Borrower, such Domestic Subsidiary could not transfer all Principal Properties held by such Domestic Subsidiary to the U.S. Borrower or take other actions to avoid such Domestic Subsidiary’s being an Indenture Restricted Subsidiary, in each case without subjecting the U.S. Borrower or any of the other Subsidiaries to (a) liabilities that could reasonably be expected to have a Material Adverse Effect or (b) material liability (other than in respect of Indebtedness or trade obligations); provided that no Investments may be made pursuant to this Section 6.04(s) if, immediately after giving effect thereto, the sum of all such Investments made pursuant to this Section 6.04(s) (valued at the time of the making thereof, and without giving effect to any write-downs or write-offs thereof, but after deducting any return of capital actually received by the U.S. Borrower or the respective Subsidiary in respect of investments theretofore made by them pursuant to this Section 6.04(s)) would exceed 2.5% of Consolidated Total Assets as of the end of the fiscal quarter of the U.S. Borrower immediately prior to the date of such Investment for which financial statements have been delivered pursuant to Section 5.04;

(t) Investments in joint ventures not in excess of $15.0 million in the aggregate;

(u) Guarantees by the U.S. Borrower or any Subsidiary of operating leases (other than Capital Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into by any Subsidiary in the ordinary course of business;

(v) Investments in connection with the purchase, cancellation, or repayment of the Industrial Revenue Bonds (as defined in the November 2006 Credit Agreement) (at par or at a premium);

(w) Investments consisting of the redemption, purchase, repurchase or retirement of any Equity Interests permitted under Section 6.06;

(x) Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers consistent with past practices;

(y) advances in the form of a prepayment of expenses, so long as such expenses are being paid in accordance with customary trade terms of the U.S. Borrower or its Subsidiaries; and

(z) Investments by U.S. Borrower and its Subsidiaries, including loans to any direct or indirect parent of the U.S. Borrower, if the U.S. Borrower or any other Subsidiary would otherwise be permitted to make a dividend or distribution in such amount (provided that the amount of any such Investment shall also be deemed to be a distribution under the appropriate clause of Section 6.06 for all purposes of this Agreement).

The amount of Investments that may be made at any time pursuant to (a) either Section 6.04(b) or 6.04(j) (such Sections, the “Related Sections”) may, at the election of the U.S. Borrower, be increased by the amount of Investments that could be made at such time under the other Related Section; provided that the amount of each such increase in respect of one Related Section shall be treated as having been used under the other Related Section or (b) Section 6.04(s) may, at the election of the U.S. Borrower, be increased by the amount of Investments that could be made at such time under Section 6.04(j); provided that the amount of each such increase shall be treated as having been used under 6.04(j).

SECTION 6.05. Mergers, Consolidations, Sales of Assets and Acquisitions. Merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any part of its assets (whether now owned or hereafter acquired), or issue, sell, transfer or otherwise dispose of any Equity Interests of any Subsidiary or, except to the extent otherwise permitted by Section 6.01, any Disqualified Stock of the U.S. Borrower, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other person, except that this Section shall not prohibit:

(a) (i) the lease, purchase and sale of inventory in the ordinary course of business by the U.S. Borrower or any Subsidiary, (ii) the acquisition or lease (pursuant to an operating lease) of any other asset in the ordinary course of business by the U.S. Borrower or any Subsidiary, (iii) the sale of surplus, obsolete or worn out equipment or other property in the ordinary course of business by the U.S. Borrower or any Subsidiary or (iv) the sale of Permitted Investments in the ordinary course of business;

(b) if at the time thereof and immediately thereafter no Event of Default shall have occurred and be continuing or would result therefrom, (i) the merger of any Subsidiary into the U.S. Borrower in a transaction in which the U.S. Borrower is the survivor, (ii) the merger or consolidation of any Domestic Subsidiary into or with any Domestic Subsidiary Loan Party in a transaction in which the surviving or resulting entity is a Domestic Subsidiary Loan Party or the merger or consolidation of any Foreign Subsidiary into or with any Foreign Subsidiary Loan Party in a transaction in which the surviving or resulting entity is a Foreign Subsidiary Loan Party and, in the case of each of clauses (i) and (ii), no person other than the U.S. Borrower or a Subsidiary Loan Party receives any consideration, (iii) the merger or consolidation of any Subsidiary that is not a Subsidiary Loan Party into or with any other Subsidiary that is not a Subsidiary Loan Party, (iv) the liquidation or dissolution or change in form of entity of any Subsidiary (other than any Borrower) if the U.S. Borrower determines in good faith that such liquidation, dissolution or change in form is in the best interests of the U.S. Borrower and is not materially disadvantageous to the Lenders or (v) any Subsidiary may merge with any other person in order to effect an Investment permitted pursuant to Section 6.04 so long as the continuing or surviving person shall be a Subsidiary;

(c) sales, transfers, leases, licenses or other dispositions to the U.S. Borrower or a Subsidiary (upon voluntary liquidation or otherwise); provided that any sales, transfers, leases or other dispositions by a Loan Party to a Subsidiary that is not a Subsidiary Loan Party in reliance on this paragraph (c) (other than transactions referenced in Section 6.07(a)(xi)) shall not in the aggregate exceed, in any fiscal year of the U.S. Borrower, 5% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such sale, transfer, lease, license or other disposition for which financial statements have been delivered pursuant to Section 5.04;

(d) Sale and Lease-Back Transactions permitted by Section 6.03;

(e) Investments permitted by Section 6.04, Liens permitted by Section 6.02, Dividends permitted by Section 6.06 and purchases and leases permitted by Section 6.10;

(f) any swap of assets in exchange for services or other assets in the ordinary course of business of comparable or greater value or usefulness to the business of the U.S. Borrower and the Subsidiaries as a whole, as determined in good faith by the management of the U.S. Borrower, which in the event of a swap with a fair market value in excess of (x) $10.0 million shall be evidenced by a certificate from a Responsible Officer of the U.S. Borrower and (y) $25.0 million shall be set forth in a resolution approved in good faith by at least a majority of the Board of Directors of the U.S. Borrower;

(g) the sale of defaulted receivables in the ordinary course of business and not as part of an accounts receivables financing transaction;

(h) sales, transfers, leases, licenses or other dispositions of assets not otherwise permitted by this Section 6.05 to the extent not constituting (in one transaction or in a series of related transactions) the disposition of all or substantially all of the assets of the U.S. Borrower and its Subsidiaries on a consolidated basis; provided that the Net Proceeds thereof are applied in accordance with Section 2.12(b);

(i) Permitted Business Acquisitions (including any merger, consolidation or asset acquisition in connection with a Permitted Business Acquisition); provided that following any such merger or consolidation (i) involving any Borrower, such Borrower is the surviving corporation (and, if such merger or consolidation involves the U.S. Borrower, the U.S. Borrower is the surviving corporation), (ii) involving a Domestic Subsidiary, the surviving or resulting entity shall be a Domestic Subsidiary Loan Party that is a Wholly Owned Subsidiary and (iii) involving a Foreign Subsidiary, the surviving or resulting entity shall be a Wholly Owned Subsidiary and, if such Foreign Subsidiary is a Foreign Subsidiary Loan Party, the surviving or resulting entity shall be a Foreign Subsidiary Loan Party;

(j) leases, licenses, cross-licensing arrangements, or subleases or sublicenses of any real or personal property (including any technology or other intellectual property) of the U.S. Borrower or any Subsidiary in the ordinary course of business;

(k) sales, leases or other dispositions of inventory of the U.S. Borrower and the Subsidiaries determined by the management of the U.S. Borrower to be no longer useful or necessary in the operation of the business of the U.S. Borrower or any of the Subsidiaries; provided that the Net Proceeds thereof are applied in accordance with Section 2.12(b);

(l) acquisitions and purchases made with the proceeds of any asset sale pursuant to the first proviso of paragraph (a) of the definition of “Net Proceeds”; and

(m) dispositions of accounts receivable in an aggregate amount not to exceed $100.0 million per fiscal quarter of the U.S. Borrower.

Notwithstanding anything to the contrary contained in Section 6.05 above, (i) [reserved], (ii) no sale, transfer or other disposition of assets shall be permitted by this Section 6.05 (other than sales, transfers, leases, licenses or other dispositions to Loan Parties) unless such disposition is for fair market value and (iii) no sale, transfer or other disposition of assets shall be permitted by paragraph (a), (d), (h) or (k) of this Section 6.05 unless such disposition is for at least 75% cash consideration; provided that the provisions of clause (iii) shall not apply to any individual transaction or series of related transactions involving assets with a fair market value of less than $10.0 million; and provided, further, that for purposes of clause (iii) (a) the amount of any liabilities (as shown on the U.S. Borrower’s or any Subsidiary’s most recent balance sheet or in the notes thereto) of the U.S. Borrower or any Subsidiary of the U.S. Borrower (other than liabilities that are by their terms subordinated to the Obligations) that are assumed by the transferee of any such assets, (b) any notes or other obligations or other securities or assets received by the U.S. Borrower or such Subsidiary of the U.S. Borrower from such transferee that are converted by the U.S. Borrower or such Subsidiary of the U.S. Borrower into cash within 180 days of the receipt thereof (to the extent of the cash received) and (c) any Designated Non-Cash Consideration received by the U.S. Borrower or any of its Subsidiaries in such transaction having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed $35 million at the time of the receipt of such Designated Non-Cash Consideration (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value) shall, in each case of clause (a), (b) and (c), be deemed to be cash. To the extent any Collateral is disposed of in a transaction permitted by this Section 6.05 to any person other than a Loan Party, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, and the Administrative Agent shall take, and shall be authorized by each Lender to take, any actions reasonably requested by the U.S. Borrower in order to evidence the foregoing.

SECTION 6.06. Dividends and Distributions. Declare or pay, directly or indirectly, any dividend or make, directly or indirectly, any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any of its Equity Interests

(other than dividends and distributions on Equity Interests payable solely by the issuance of additional Equity Interests of the person paying such dividends or distributions) or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any Subsidiary of the U.S. Borrower to purchase or acquire) any of its Equity Interests or set aside any amount for any such purpose (other than through the issuance of additional Equity Interests of the person redeeming, purchasing, retiring or acquiring such shares) (any of the foregoing dividends, distributions, redemptions, repurchases, retirements, other acquisitions or setting aside of amounts, “Dividends”); provided, however, that:

(a) any Subsidiary may declare and pay dividends to, repurchase its Equity Interests from or make other distributions to the U.S. Borrower or to any Wholly Owned Subsidiary of the U.S. Borrower (or, in the case of non-Wholly Owned Subsidiaries, to the U.S. Borrower or any Subsidiary that is a direct or indirect parent of such Subsidiary and to each other owner of Equity Interests of such Subsidiary on a pro rata basis (or more favorable basis from the perspective of the U.S. Borrower or such Subsidiary) based on their relative ownership interests);

(b) prior to a Qualified IPO, the U.S. Borrower may declare and pay dividends or make other distributions to Holdings in respect of (i) overhead, tax liabilities of Holdings, legal, accounting and other professional fees and expenses, (ii) fees and expenses related to any public offering or private placement of debt or equity securities, investment or acquisition permitted hereunder (whether or not successful), (iii) franchise taxes and other fees, taxes and expenses in connection with the maintenance of its existence and its ownership of the U.S. Borrower, and in order to permit Holdings to make payments permitted by Section 6.07(b) and (iv) customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers and employees of Holdings or any direct or indirect parent of the U.S. Borrower, in each case in order to permit Holdings or any direct or indirect parent of the U.S. Borrower to make such payments;

(c) the U.S. Borrower may purchase or redeem (and the U.S. Borrower may declare and pay dividends or make other distributions to Holdings prior to a Qualified IPO, the proceeds of which are used so to purchase or redeem) Equity Interests of Holdings (prior to a Qualified IPO) or the U.S. Borrower (including related stock appreciation rights or similar securities) held by then present or former directors, consultants, officers or employees of Holdings (prior to a Qualified IPO), the U.S. Borrower or any of the Subsidiaries or by any Plan or any shareholders’ agreement then in effect upon such person’s death, disability, retirement or termination of employment or under the terms of any such Plan or any other agreement under which such shares of stock or related rights were issued; provided that the aggregate amount of such purchases or redemptions under this paragraph (c) shall not exceed in any fiscal year $25.0 million (plus the amount of net proceeds (x) received by Holdings (to the extent contributed to the U.S.

Borrower) or the U.S. Borrower during such calendar year from sales of Equity Interests of Holdings (prior to a Qualified IPO) or the U.S. Borrower, to directors, consultants, officers or employees of Holdings (prior to a Qualified IPO), the U.S. Borrower or any Subsidiary in connection with permitted employee compensation and incentive arrangements and (y) of any key-man life insurance policies received during such calendar year), which, if not used in any year, may be carried forward to any subsequent calendar year;

(d) noncash repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options are permitted hereunder;

(e) the U.S. Borrower may declare and pay on the Closing Date cash dividends to Holdings of (i) up to $200.0 million with the proceeds of the Term Loans drawn on the Closing Date and (ii) up to $350.0 million solely with the proceeds of the Equity Financing, and Holdings may declare and pay dividends or make other distributions with such proceeds; provided that the payment by the U.S. Borrower of up to $50.0 million of any such dividends declared on the Closing Date may be deferred and paid on a later date so long as no Default or Event of Default shall have occurred and be continuing on such date or would result therefrom;

(f) after a Qualified IPO, the U.S. Borrower may pay dividends and make distributions to, or repurchase or redeem shares from, its equity holders in an aggregate amount equal to (i) $100.0 million in any fiscal year plus (ii) the cash proceeds to the U.S. Borrower of the substantially contemporaneous issuance, sale or exchange of Equity Interests of the U.S. Borrower (so long as such proceeds are not included in any determination of the Available Investment Basket Amount) plus (iii) the portion, if any, of the Available Investment Basket Amount on the date of such election that the U.S. Borrower elects to apply to this Section 6.06(f)(iii); provided that, with respect to clause (iii), at the time of such dividend or distribution and after giving effect thereto and to any borrowing in connection therewith, the Consolidated Leverage Ratio on a Pro Forma Basis does not exceed 5.75:1.00 and no Default or Event of Default shall have occurred and be continuing;

(g) [reserved];

(h) the U.S. Borrower may pay additional Dividends or make other distributions to Holdings and to persons other than the Fund or any of its Affiliates in an aggregate amount with all other Dividends and other distributions made pursuant to this clause (h) not to exceed $50.0 million;

(i) the U.S. Borrower may make Constructive Distributions;

(j) the U.S. Borrower or any Subsidiary may make distributions to minority shareholders of any subsidiary that is acquired pursuant to a Permitted Business Acquisition pursuant to appraisal or dissenters’ rights with respect to shares of such subsidiary held by such shareholders;

(k) the U.S. Borrower may consummate the November 2006 Transactions (and declare and pay the dividends and distributions contemplated thereby);

(l) the U.S. Borrower may pay dividends or distributions to allow Holdings or any direct or indirect parent of the U.S. Borrower to make payments in cash, in lieu of the issuance of fractional shares, upon the exercise of warrants or upon the conversion or exchange of Equity Interests of any such person; and

(m) the U.S. Borrower may make dividends or distributions to Holdings or any direct or indirect parent of the U.S. Borrower to finance any Investment permitted to be made pursuant to Section 6.04; provided that (A) such dividends or distributions shall be made substantially concurrently with the closing of such Investment and (B) such direct or indirect parent of the U.S. Borrower shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to the U.S. Borrower or a Subsidiary or (2) the merger (to the extent permitted in Section 6.05) of the person formed or acquired into the U.S. Borrower or a Subsidiary in order to consummate such Permitted Business Acquisition or Investment, in each case, subject to the requirements of Section 5.10.

SECTION 6.07. Transactions with Affiliates. (a) Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transaction with, any of its Affiliates or any known direct or indirect holder of 10% or more of any class of capital stock of Holdings (prior to a Qualified IPO) or the U.S. Borrower in a transaction involving aggregate consideration in excess of $5.0 million, unless such transaction is (i) otherwise expressly permitted (or required) with such Affiliates or holders under this Agreement or (ii) upon terms no less favorable to the U.S. Borrower or such Subsidiary, as applicable, than would be obtained in a comparable arm’s length transaction with a person that is not an Affiliate; provided that this clause (ii) shall not apply to (A) the payment to the Fund of the monitoring and management fees referred to in paragraph (b) below or fees payable on the Closing Date or the November 2006 Amendment Effective Date, (B) the indemnification of directors of Holdings (prior to a Qualified IPO), the U.S. Borrower or the Subsidiaries in accordance with customary practice or (C) to the extent otherwise permitted under this Agreement (each of which shall not be prohibited by this Section 6.07), the following:

(i) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, equity purchase agreements, stock options and stock ownership plans approved by the Board of Directors of Holdings (prior to a Qualified IPO) or the U.S. Borrower;

(ii) loans or advances to employees or consultants of Holdings (prior to a Qualified IPO), the U.S. Borrower or any of the Subsidiaries in accordance with Section 6.04(e);

(iii) transactions among the U.S. Borrower or any Subsidiary not prohibited by this Agreement;

(iv) the payment of fees, reasonable out-of-pocket costs and indemnities to directors, officers, consultants and employees of Holdings (prior to a Qualified IPO), the U.S. Borrower and the Subsidiaries in the ordinary course of business;

(v) transactions pursuant to the 2005 Transaction Documents and permitted agreements in existence on the Closing Date and set forth on Schedule 6.07 to the 2005 Credit Agreement or any amendment thereto to the extent such amendment is not adverse to the Lenders in any material respect;

(vi) (A) any employment agreements entered into by the U.S. Borrower or any of the Subsidiaries in the ordinary course of business, (B) any subscription agreement or similar agreement pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with employees, officers or directors, and (C) any employee compensation, benefit plan or arrangement, any health, disability or similar insurance plan which covers employees, and any reasonable employment contract and transactions pursuant thereto;

(vii) dividends, redemptions and repurchases (including payments to Holdings or any direct or indirect parent of the U.S. Borrower) permitted under Section 6.06;

(viii) any purchase by the Fund or any Fund Affiliate of Equity Interests of Holdings (prior to a Qualified IPO) or the U.S. Borrower (after a Qualified IPO) or any contribution prior to a Qualified IPO by Holdings to, or purchase prior to a Qualified IPO by Holdings of, the equity capital of the U.S. Borrower; provided that prior to a Qualified IPO any Equity Interests of the U.S. Borrower purchased by Holdings shall be pledged to the Administrative Agent on behalf of the Lenders pursuant to the Collateral Agreement;

(ix) payments by the U.S. Borrower or any of the Subsidiaries to the Fund or any Fund Affiliate made for any customary financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are approved by the majority of the Board of Directors of Holdings (prior to a Qualified IPO), or the U.S. Borrower, or a majority of disinterested members of such Board, in good faith;

(x) payments or loans (or cancellation of loans) to employees or consultants that are (i) approved by a majority of the Board of Directors or the managing member of the U.S. Borrower in good faith, (ii) made in compliance with applicable law and (iii) otherwise permitted under this Agreement;

(xi) transactions with Wholly Owned Subsidiaries for the purchase or sale of goods, products, parts and services entered into in the ordinary course of business in a manner consistent with past practice;

(xii) any transaction in respect of which the U.S. Borrower delivers to the Administrative Agent (for delivery to the Lenders) a letter addressed to the Board of Directors of the U.S. Borrower from an accounting, appraisal or investment banking firm, in each case of nationally recognized standing that is (a) in the good faith determination of the U.S. Borrower qualified to render such letter and (b) reasonably satisfactory to the Administrative Agent, which letter states that such transaction is on terms that are no less favorable to the U.S. Borrower or such Subsidiary, as applicable, than would be obtained in a comparable arm’s-length transaction with a person that is not an Affiliate;

(xiii) subject to paragraph (b) below, the payment of all fees, expenses, bonuses and awards related to the 2005 Transactions contemplated by the 2005 Transaction Agreement, including fees to the Fund or any Fund Affiliate;

(xiv) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement that are fair to the U.S. Borrower or the Subsidiaries;

(xv) transactions between the U.S. Borrower or any of the Subsidiaries and any person, a director of which is also a director of the U.S. Borrower or any direct or indirect parent company of the U.S. Borrower, provided, however, that (A) such director abstains from voting as a director of the U.S. Borrower or such direct or indirect parent company, as the case may be, on any matter involving such other person and (B) such person is not an Affiliate of the U.S. Borrower for any reason other than such director’s acting in such capacity;

(xvi) transactions with joint ventures for the purchase or sale of goods, equipment and services entered into in the ordinary course of business and in a manner consistent with past practice;

(xvii) transactions permitted by, and complying with, the provisions of Section 6.05;

(xviii) transactions described in the New 1-1/2 Lien Notes Offering Memorandum under the heading “Certain Relationships and Related Party Transactions”;

(xix) [reserved];

(xx) intercompany transactions for the purpose of improving the consolidated tax efficiency of the U.S. Borrower and the Subsidiaries; and

(xxi) payments by Holdings (and any direct or indirect parent of the U.S. Borrower), the U.S. Borrower and the Subsidiaries pursuant to tax sharing agreements among Holdings (and any direct or indirect parent of the U.S. Borrower), the U.S. Borrower and the Subsidiaries on customary terms that require each party to make payments when such taxes are due or refunds received of amounts equal to the income tax liabilities and refunds generated by each such party calculated on a separate return basis and payments to the party generating tax benefits and credits of amounts equal to the value of such tax benefits and credits made available to the group by such party.

(b) Make any payment of or on account of monitoring or management or similar fees payable to the Fund or any Fund Affiliate unless no Default or Event of Default has occurred and is continuing and the aggregate amount of such payments in any fiscal year does not exceed the sum of (i) the greater of (x) $3.0 million and (y) 2% of EBITDA of the U.S. Borrower and the Subsidiaries on a consolidated basis for the immediately preceding fiscal year; plus (ii) any deferred fees, plus (iii) 1.5% of the value of transactions with respect to which the Fund or any Fund Affiliate provides any transaction, advisory or other services, plus (iv) in the event of a Qualified IPO, the present value of all future amounts payable pursuant to any agreement governing the payment of any such fees in connection with the termination of such agreement with the Fund and its Fund Affiliates; provided, that if any such payment pursuant to clause (iv) is not permitted to be paid as a result of an Event of Default, such payment shall accrue and may be payable when no Events of Default are continuing to the extent that no further Event of Default would result therefrom.

SECTION 6.08. Business of the U.S. Borrower and the Subsidiaries. Notwithstanding any other provisions hereof, engage at any time in any business or business activity other than:

(a) in the case of the U.S. Borrower and any Material Subsidiary (other than the Existing Notes Issuers and the New Notes Issuers), any business or business activity conducted by any of them on the Closing Date and any business or business activities incidental or related thereto, or any business or activity that is reasonably similar or complementary thereto or a reasonable extension, development or expansion thereof or ancillary thereto, including the consummation of the Transactions;

(b) [reserved];

(c) in the case of any Existing Notes Issuer or New Notes Issuer, (i) ownership of intercompany loans, (ii) performance of its obligations under and in connection with the Existing Notes Documents, the New 1-1/2 Lien Notes Documents and any First Lien Notes, as applicable (and the documents governing any Permitted Refinancing Indebtedness in respect of the Existing Notes, the New 1-1/2 Lien Notes or any First Lien Notes) and the Loan Documents and (iii) actions required by law to maintain its existence.

SECTION 6.09. Limitation on Modifications and Payments of Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; etc. (a) Amend or modify in any manner materially adverse to the Lenders, or grant any waiver or release under or terminate in any manner (if such granting or termination shall be materially adverse to the Lenders), the articles or certificate of incorporation or by-laws or limited liability company operating agreement or other organizational documents of the U.S. Borrower or any Subsidiary Loan Party or any Material Subsidiary the equity of which is pledged pursuant to a Security Document.

(b) Amend or modify, or permit the amendment or modification of, (i) any provision of the Existing Notes or the New 1-1/2 Lien Notes (or any Permitted Refinancing Indebtedness in respect thereof) or any agreement (including any document relating to the Existing Notes or the New 1-1/2 Lien Notes (or any Permitted Refinancing Indebtedness in respect thereof)) relating thereto, other than amendments or modifications that (1) are not in any manner materially adverse to Lenders and that do not affect the subordination provisions thereof (if any) in a manner adverse to the Lenders or (2) otherwise comply with the definition of “Permitted Refinancing Indebtedness”.

(c) Permit any Material Subsidiary or, in the case of clause (ii) below, the U.S. Borrower, to enter into any agreement or instrument that by its terms restricts (i) the payment of dividends or distributions or the making of cash advances by such Material Subsidiary to Holdings, the U.S. Borrower or any Subsidiary that is a direct or indirect parent of such Subsidiary or (ii) the granting of Liens by such Material Subsidiary or the U.S. Borrower pursuant to the Security Documents, in each case other than those arising under any Loan Document, except, in each case, restrictions existing by reason of:

(A) restrictions imposed by applicable law;

(B) contractual encumbrances or restrictions (i) in effect on the Amendment Effective Date (including under the Existing Note Documents and the New 1-1/2 Lien Notes Documents), (ii) under the First Lien Notes, (iii) on the granting of Liens pursuant to documentation governing Indebtedness incurred in compliance with Section 6.01 that is secured by Liens pursuant to Section 6.02(b), (v), (w) and (ii), in each case no less favorable to the Lenders than those restrictions set forth in any Existing Notes Documents, the Existing Second Secured Notes Documents or under the New 1-1/2 Lien Notes on the Amendment Effective Date, or (iv) pursuant to documentation related to any permitted renewal, extension or refinancing of any Indebtedness existing on the Amendment Effective Date that does not expand the scope of any such encumbrance or restriction;

(C) any restriction on a Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Equity Interests or assets of such Subsidiary pending the closing of such sale or disposition;

(D) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures entered into in the ordinary course of business;

(E) any restrictions imposed by any agreement relating to secured Indebtedness permitted by this Agreement (other than Indebtedness secured by Second-Priority Liens on the Collateral) to the extent that such restrictions apply only to the property or assets securing such Indebtedness;

(F) customary provisions contained in leases or licenses of intellectual property and other similar agreements entered into in the ordinary course of business;

(G) customary provisions restricting subletting or assignment of any lease governing a leasehold interest;

(H) customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

(I) customary restrictions and conditions contained in any agreement relating to the sale, transfer, lease or other disposition of any asset permitted under Section 6.05 pending the consummation of such sale, transfer, lease or other disposition;

(J) any agreement in effect at the time such subsidiary becomes a Subsidiary, so long as such agreement was not entered into in contemplation of such person becoming a Subsidiary and such restriction does not apply to the U.S. Borrower or any other Subsidiary;

(K) customary net worth provisions contained in real property leases entered into by Subsidiaries of the U.S. Borrower, so long as the U.S. Borrower has determined in good faith that such net worth provisions would not reasonably be expected to impair the ability of the U.S. Borrower and its Subsidiaries to meet their ongoing obligations;

(L) restrictions in agreements representing Indebtedness permitted under Section 6.01 of a Subsidiary of the U.S. Borrower that is not a Subsidiary Loan Party;

(M) restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business; or

(N) any encumbrances or restrictions of the type referred to in Sections 6.09(c)(i) and 6.09(c)(ii) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (B) and (J) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the U.S. Borrower, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

SECTION 6.10. Capital Expenditures. Permit the U.S. Borrower or the Subsidiaries to make any Capital Expenditure, except that:

(a) During any fiscal year the U.S. Borrower and the Subsidiaries may make Capital Expenditures so long as the aggregate amount thereof (excluding expenditures pursuant to subsections 6.10(b) and (c)) does not exceed the sum of (i) $225.0 million, (ii) 10% of Acquired Assets for such fiscal year (the “Acquired Assets Amount”), and (iii) for each fiscal year after any Acquired Assets Amount is initially included in clause (ii) above, 5% of such Acquired Assets Amount, calculated on a cumulative basis.

(b) Notwithstanding anything to the contrary contained in paragraph (a) above, to the extent that the aggregate amount of Capital Expenditures made by the U.S. Borrower and the Subsidiaries in any fiscal year of the U.S. Borrower pursuant to Section 6.10(a) is less than the amount set forth for such fiscal year, the amount of such difference may be carried forward and used to make Capital Expenditures in the next two succeeding fiscal years.

(c) In addition to the Capital Expenditures permitted pursuant to the preceding paragraphs (a) and (b), the U.S. Borrower and the Subsidiaries may make additional Capital Expenditures at any time in an amount not to exceed the portion, if any, of the Available Investment Basket Amount on the date of such Capital Expenditure that the U.S. Borrower elects to apply to this Section 6.10(c).

SECTION 6.11. Senior Secured Bank Leverage Ratio. Permit the Senior Secured Bank Leverage Ratio on the last day of any fiscal quarter to be in excess of 4.25 to 1.00.

SECTION 6.12. Indenture Restricted Subsidiaries. Create, acquire or otherwise permit to exist any Indenture Restricted Subsidiary other than pursuant to Section 6.04(s).

SECTION 6.13. Swap Agreements. Enter into any Swap Agreement other than (a) Swap Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the U.S. Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities (including raw material, supply costs and currency risks), (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of Holdings (prior to a

Qualified IPO), the U.S. Borrower or any Subsidiary, and (c) Swap Agreements entered into in order to swap currency in connection with funding the business of Holdings, the U.S. Borrower and the Subsidiaries in the ordinary course of business.

ARTICLE VIA

Holdings Negative Covenants

SECTION 6.01A. Holdings Negative Covenants. Holdings covenants and agrees with each Lender that, so long as this Agreement shall remain in effect (other than in respect of contingent indemnification and expense reimbursement obligations for which no claim has been made), until the earlier of (i) the consummation of a Qualified IPO and (ii) the date on which the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, (a) Holdings will not create, incur, assume or permit to exist any Lien (other than Liens of a type described in Section 6.02(d), (e), (k) or (q)) on any of the Equity Interests issued by the U.S. Borrower to Holdings other than the Liens created under the Loan Documents and Liens securing any First Lien Notes constituting Other First Lien Obligations on a pari passu basis with the Liens created under the Loan Documents and (b) Holdings shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence; provided, that so long as no Default exists or would result therefrom, Holdings may merge with any other person.

ARTICLE VII

Events of Default

SECTION 7.01. Events of Default. In case of the happening of any of the following events (“Events of Default”):

(a) any representation or warranty made or deemed made by the U.S. Borrower or any other Loan Party in any Loan Document, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document (other than the representations and warranties of the Dutch Borrower set forth in Section 3.24 being untrue in any material respect by reason of any representation and warranty of a Lender or Issuing Bank set forth in Section 9.22 or in paragraph 2 of an Assignment and Acceptance being untrue (but without prejudice to the other rights of the Lenders and the Administrative Agent under this Agreement or under applicable law and without prejudice to any other Event of Default that may occur by reason of any representation set out in Section 3.24 being untrue in any material respect)), shall prove to have been false or misleading in any material respect when so made, deemed made or furnished by the U.S. Borrower or any other Loan Party;

(b) default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

(c) default shall be made in the payment of any interest on any Loan or on any L/C Disbursement, the reimbursement with respect to any L/C Disbursement or in the payment of any Fee or any other amount (other than an amount referred to in paragraph (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;

(d) any default shall be made in the due observance or performance by the U.S. Borrower (or, with respect to Section 5.08, the Dutch Borrower) of any covenant, condition or agreement contained in Section 5.01(a) (with respect to the U.S. Borrower), 5.05(a), 5.08 or in Article VI;

(e) default shall be made in the due observance or performance by the U.S. Borrower or any Subsidiary Loan Party of any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraphs (b), (c) and (d) above) and such default shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the U.S. Borrower;

(f) (i) any event or condition occurs that (a) results in any Material Indebtedness becoming due prior to its scheduled maturity or (b) enables or permits (with all applicable grace periods having expired) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity or (ii) Holdings (prior to a Qualified IPO) or the U.S. Borrower or any Subsidiary shall fail to pay the principal of any Material Indebtedness at the stated final maturity thereof; provided that this clause (f) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness;

(g) there shall have occurred a Change in Control;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Holdings (prior to a Qualified IPO), the U.S. Borrower or any of its subsidiaries, or of a substantial part of the property or assets of Holdings

(prior to a Qualified IPO), the U.S. Borrower or any of its subsidiaries, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, moratorium, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings (prior to a Qualified IPO), the U.S. Borrower or any of its subsidiaries or for a substantial part of the property or assets of Holdings (prior to a Qualified IPO), the U.S. Borrower or any of its subsidiaries or (iii) the winding-up or liquidation of Holdings (prior to a Qualified IPO), the U.S. Borrower or any of its subsidiaries (except, in the case of any subsidiary (other than any Borrower), in a transaction permitted by Section 6.05); and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) Holdings (prior to a Qualified IPO), the U.S. Borrower or any of its subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, moratorium, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph (h) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings (prior to a Qualified IPO), the U.S. Borrower or any of its subsidiaries or for a substantial part of the property or assets of Holdings (prior to a Qualified IPO), the U.S. Borrower or any of its subsidiaries, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(j) the failure by the Holdings (prior to a Qualified IPO), U.S. Borrower or any Subsidiary to pay one or more final judgments aggregating in excess of $25.0 million (to the extent not covered by insurance), which judgments are not discharged or effectively waived or stayed for a period of 45 consecutive days, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of Holdings (prior to a Qualified IPO), the U.S. Borrower or any Subsidiary to enforce any such judgment;

(k) (i) an ERISA Event shall have occurred, (ii) a trustee shall be appointed by a United States district court to administer any Plan, (iii) the U.S. Borrower, a Subsidiary or any ERISA Affiliate shall engage in any non-exempt “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan or (iv) any other event or condition shall occur or exist with respect to a Plan or a Multiemployer Plan; and in each case in clauses (i) through (iv) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect;

(l) (i) any Loan Document shall for any reason be asserted in writing by Holdings (prior to a Qualified IPO), the U.S. Borrower or any Subsidiary Loan Party (or, in the case of any Security Document with respect to the pledge of Equity Interests of the U.S. Borrower, the pledgor thereunder) not to be a legal, valid and binding obligation of any party thereto, (ii) any security interest purported to be created by any Security Document and to extend to a material portion of the Collateral of the U.S. Borrower and the Subsidiary Loan Parties on a consolidated basis or (prior to a Qualified IPO) the Equity Interests of the U.S. Borrower (other than options and management shares), shall cease to be, or shall be asserted in writing by the U.S. Borrower or any other Loan Party (or, in the case of any Security Document with respect to the pledge of Equity Interests of the U.S. Borrower, the pledgor thereunder) not to be, a valid and perfected security interest (perfected as or having the priority required by this Agreement or the relevant Security Document and subject to such limitations and restrictions as are set forth herein and therein) in the Collateral covered thereby, except to the extent that any such loss of perfection or priority results from the limitations of foreign laws, rules and regulations as they apply to pledges of Equity Interests in Foreign Subsidiaries (other than as set forth in any Foreign Security Document (other than with respect to Equity Interests in Subsidiaries that are not Loan Parties and are organized under the laws of an Excluded Jurisdiction) or in any Foreign Pledge Agreement) or the application thereof, or from the failure of the Administrative Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Agreement or any Foreign Security Document or Foreign Pledge Agreement or to file Uniform Commercial Code continuation statements or take the actions described on Schedule 3.04 to the November 2006 Credit Agreement or in Section 5.14 and except to the extent that such loss is covered by a lender’s title insurance policy and the Administrative Agent shall be reasonably satisfied with the credit of such insurer, or (iii) the Guarantees pursuant to the Security Documents by Holdings (prior to a Qualified IPO), the U.S. Borrower or any material Subsidiary Loan Parties of any of the Obligations shall cease to be in full force and effect (other than in accordance with the terms thereof), or shall be asserted in writing by Holdings (prior to a Qualified IPO), the U.S. Borrower or any Subsidiary Loan Party not to be in effect or not to be legal, valid and binding obligations;

then, and in every such event (other than an event with respect to any Borrower described in paragraph (h) or (i) above), and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders, shall, by notice to the U.S. Borrower, take any or all of the following actions, at the same or different times: (i) terminate forthwith the Commitments, (ii) declare the Loans and the Canadian Borrower’s obligations in respect of B/As then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans and the full face amount of the B/As then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrowers accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by each of the Borrowers, anything contained herein or in any other Loan Document to the contrary notwithstanding and (iii) if the Loans have been declared due and payable pursuant to clause (ii) above, demand cash collateral pursuant to Section 2.05(j); and in any event with respect to any Borrower described in paragraph (h) or (i) above, the Commitments shall automatically terminate, the principal of the Loans and the full face amount of the B/As then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrowers accrued hereunder and under any other Loan Document, shall automatically become due and payable and the Administrative Agent shall be deemed to have made a demand for cash collateral to the full extent permitted under Section 2.05(j), without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by each of the Borrowers, anything contained herein or in any other Loan Document to the contrary notwithstanding.

SECTION 7.02. Exclusion of Certain Subsidiaries. Solely for the purposes of determining whether an Event of Default has occurred under clause (h), (i), (j) or (l) of Section 7.01, any reference in any such clause to any subsidiary shall be deemed not to include any Immaterial Subsidiary (or any other subsidiary that satisfies clauses (ii) and (iii) of the definition of Immaterial Subsidiary) affected by any event or circumstance referred to in any such clause.

SECTION 7.03. Right to Cure.

(a) Notwithstanding anything to the contrary contained in Section 7.01, in the event that the U.S. Borrower fails (or, but for the operation of this Section 7.03, would fail) to comply with the requirements of the covenant set forth in Section 6.11, until the expiration of the 10th day subsequent to the date the certificate calculating the covenant set forth in Section 6.11 is required to be delivered pursuant to Section 5.04(c), Holdings (prior to a Qualified IPO) and the U.S. Borrower (after a Qualified IPO) shall have the right to issue Permitted Cure Securities for cash or otherwise receive cash contributions to its capital, and, in each case with respect to Holdings, to contribute any such cash to the capital of the U.S. Borrower (collectively, the “Cure Right”), and upon the receipt by the U.S. Borrower of such cash (the “Cure Amount”) pursuant to the exercise by Holdings or the U.S. Borrower of such Cure Right the covenant set forth in Section 6.11 shall be recalculated giving effect to the following pro forma adjustments:

(i) EBITDA shall be increased, solely for the purpose of measuring the covenant set forth in Section 6.11 and not for any other purpose under this Agreement, by an amount equal to the Cure Amount; and

(ii) If, after giving effect to the foregoing recalculations, the U.S. Borrower shall then be in compliance with the requirements of the covenant set forth in Section 6.11, the U.S. Borrower shall be deemed to have satisfied the requirements of the covenant set forth in Section 6.11 as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the covenant set forth in Section 6.11 that had occurred shall be deemed cured for the purposes of this Agreement.

(b) Notwithstanding anything herein to the contrary, (a) in each four-fiscal-quarter period there shall be at least one fiscal quarter in which the Cure Right is not exercised and (b) for purposes of this Section 7.03, the Cure Amount shall be no greater than the amount required for purposes of complying with the covenant set forth in Section 6.11.

ARTICLE VIII

The Agents

SECTION 8.01. Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. In addition, to the extent required under the laws of any jurisdiction other than the United States, each of the Lenders and the Issuing Banks hereby grants to the Administrative Agent any required powers of attorney to execute any Security Document governed by the laws of such jurisdiction on such Lender’s or Issuing Bank’s behalf. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

SECTION 8.02. Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

SECTION 8.03. Exculpatory Provisions. Neither any Agent or its Affiliates nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

SECTION 8.04. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper person or persons and upon advice and statements of legal counsel (including counsel to Holdings (prior to a Qualified IPO) or the Borrowers), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all or other Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all or other Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

SECTION 8.05. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice from a Lender, Holdings (prior to a Qualified IPO) or the U.S. Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all or other Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

SECTION 8.06. Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

SECTION 8.07. Indemnification. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by Holdings or the Borrowers and without limiting the obligation of Holdings or the Borrowers to do so), in the amount of its pro rata share (based on its aggregate Revolving Facility Exposure, outstanding Term Loans and unused Commitments hereunder), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent’s gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

SECTION 8.08. Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from, purchase and accept B/As from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued, or Letter of Credit or Swingline Loan participated in, by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.

SECTION 8.09. Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 10 days’ notice to the Lenders and the U.S. Borrower; provided that such resignation shall not affect the rights of the Administrative Agent pursuant to the Parallel Debt U.S. Obligations and the Parallel Debt Foreign Obligations and the Administrative Agent shall continue to hold such rights until the effective assignment thereof by the Administrative Agent to its successor agent. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Sections 7.01(b), (c), (h) or (i) shall have occurred and be continuing) be subject to approval by the U.S. Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents. The Administrative Agent will reasonably cooperate in assigning its rights under the Parallel Debt U.S. Obligations and the Parallel Debt Foreign Obligations to any such successor agent and will reasonably cooperate in transferring all rights under the Dutch Security Documents to such successor agent.

SECTION 8.10. Agents and Arrangers. None of the Agents or the Joint Lead Arrangers shall have any duties or responsibilities hereunder in its capacity as such.

SECTION 8.11. Additional Intercreditor Agreements. The Administrative Agent shall be authorized to enter into, from time to time on and after the November 2006 Amendment Effective Date, without the consent of any Lender, amendments to, and amendments and restatements of, any Intercreditor Agreement and/or Dutch Security Document and additional and replacement intercreditor agreements and/or Dutch Security Documents, in each case in order to effect the subordination of (in the case of Second Priority Liens), provide for pari passu treatment (in the case of Liens securing First Lien Notes on the Collateral ranking pari passu with the Liens securing the U.S. Obligations) and to provide for certain additional rights, obligations and limitations in respect of, (a) any Liens required by the terms of this Agreement to be Second-Priority Liens or other Liens junior to the Obligations and (b) Liens securing any First Lien Notes on the Collateral ranking pari passu with the Liens securing the U.S. Obligations, that are, in each case, incurred in accordance with Article VI of this Agreement, and to establish certain relative rights as between the holders of the Obligations (as defined in the Collateral Agreement) and the holders of the Indebtedness secured by such (x) Second-Priority Liens or other Liens junior to the Obligations or (y) Liens securing any First Lien Notes on the Collateral ranking pari passu with the Liens securing the U.S. Obligations; provided that the terms of such subordination and such rights, obligations, limitations and relative rights are not materially less favorable to the Lenders than those set forth in the Dutch Security Documents, New 1-1/2 Lien Intercreditor Agreement, the First Lien Intercreditor Agreement or the Existing Second Lien Intercreditor Agreement, as applicable.

SECTION 8.12. Certain German Matters. In relation to the German Security Documents the following additional provisions shall apply: (a) The Administrative Agent shall hold and administer any German Security that is security assigned (Sicherungseigentum/ Sicherungsabtretung) or otherwise transferred under an non-accessory security right (nicht akzessorische Sicherheit) to it as trustee (Treuhänder) for the benefit of the Secured Parties; and administer any German Security that is pledged (Verpfändung) or otherwise transferred to a Secured Party under an accessory security right (akzessorische Sicherheit) as agent, (b) each of the Secured Parties hereby authorizes the Administrative Agent (whether or not by or through employees or agents): (i) to exercise such rights, remedies, powers and discretions as are specifically delegated to or conferred upon the Administrative Agent by the German Security Documents together with such powers and discretions as are reasonably incidental thereto; (ii) to take such action on its behalf as may from time to time be authorized under or in accordance with the German Security Documents; and (iii) to accept as its representative (Stellvertreter) any pledge or other creation of any accessory right made to such Secured Party in relation to the Loan Documents, (c) the Administrative Agent shall be exempted from the restrictions of Section 181 of the German Civil Code, and (d) none of the Secured Parties shall have any independent power to enforce any of the German Security Documents or to exercise any rights, discretions or powers or to grant any consents or releases under or pursuant to any of the German Security Documents or otherwise have direct recourse to the security constituted by any of the German Security Documents except through the Administrative Agent.

SECTION 8.13. Certain Canadian Matters. For greater certainty, and without limiting the powers of the Administrative Agent or any other person acting as an agent or mandatary for such agent hereunder or under any of the other Loan Documents, Holdings and each of the Borrowers hereby acknowledge that, for purposes of holding any security granted by any Loan Party on property pursuant to the laws of the Province of Quebec to secure obligations of any Borrower or any other Loan Party under any bond or debenture issued by any Borrower or any other Loan Party, the Administrative Agent is and shall be the holder of an irrevocable power of attorney (fondé de pouvoir within the meaning of Article 2692 of the Civil Code of Quebec) for all present and future Secured Parties, and in particular for all present and future holders of any such bond or debenture. Each Agent, Lender, Issuing Bank and Joint Lead Arranger, on its own behalf and on behalf of its Affiliates that may from time to time be Secured Parties (each, an “Appointer”) hereby: (i) irrevocably constitutes, ratifies and confirms, to the extent necessary, the Administrative Agent as the holder of an irrevocable power of attorney (fondé de pouvoir within the meaning of Article 2692 of the Civil Code of Québec) in order to hold hypothecs and security granted by any Borrower or any other Loan Party on property pursuant to the laws of the Province of Quebec to secure obligations of any Borrower or any other Loan Party under any bond issued by any Borrower or any other Loan Party; and (ii) appoints, ratifies and confirms and agrees that the Administrative Agent may act as the bondholder or debentureholder and mandatary, custodian and depository with respect to any bond or debenture that may be issued by any Borrower or any Loan Party and pledged in their favor from time to time. Each assignee of an Appointer on its own behalf and on behalf of its Affiliates that may from time to time be Secured Parties shall be deemed to have confirmed and ratified the constitution of the Administrative Agent as the holder of such irrevocable power of attorney (fondé de pouvoir) and shall be deemed to have confirmed and ratified the constitution of the Administrative Agent as bondholder or debentureholder and mandatary, custodian and depositary with respect to any bond or debenture that may be issued by any Borrower or any Loan Party and pledged from time to time in favor of the Administrative Agent by the execution of an Assignment and Acceptance or by otherwise becoming a party hereto. Notwithstanding the provisions of Section 32 of the An Act respecting the special powers of legal persons (Quebec), the Administrative Agent may acquire and be the holder of any bond or debenture issued by any Borrower or any other Loan Party (i.e., the fondé de pouvoir may acquire and hold the first bond or debenture issued under any deed of hypothec by any Borrower or any Loan Party). Each Borrower and each Loan Party hereby acknowledge that such bond or debenture constitutes a title of indebtedness, as such term is used in Article 2692 of the Civil Code of Quebec.

SECTION 8.14. Foreign Obligations. Notwithstanding anything in this Agreement or any other Loan Document, and for the avoidance of doubt,

no Foreign Loan Party shall provide, or be deemed to provide, any Guarantee of or security for any Obligation (as defined in the Collateral Agreement) of any Domestic Loan Party. Notwithstanding anything in this agreement or in any other Loan Document, and for the avoidance of doubt, no Domestic Loan Party shall provide, or be deemed to provide, security for the Dutch Term Loan Obligations.

SECTION 8.15. Certain Italian Matters. Each of the Secured Parties (other than the Administrative Agent) hereby appoints the Administrative Agent to act as its agent in connection herewith and each Secured Party (other than the Administrative Agent) appoints the Administrative Agent as mandatario con rappresentanza (common representative) for the purposes of each Security Document governed by Italian law (each, an “Italian Security Document”) and as attorney in fact of each of the Secured Parties for the purposes described below and grants the Administrative Agent the powers to enter into and execute, in the name and on behalf of each of the Secured Parties, each Italian Security Document and each Secured Party authorizes the Administrative Agent in each such capacity to exercise such rights, powers and discretions as are specifically delegated to the Administrative Agent by the terms hereof and each Italian Security Document together with all rights, powers and discretions as are reasonably incidental thereto (including any action in relation to the perfection, maintenance and enforcement of each Italian Security Document) or necessary to give effect to the agency hereby created and each of the Italian Security Documents) or necessary to give effect to the agency hereby created and each of the Secured Parties (other than the Administrative Agent) irrevocably authorizes the Administrative Agent on its behalf to enter into any and each Italian Security Document.

SECTION 8.16. First Lien Intercreditor Agreement and Collateral Matters. The Lenders hereby agree to the terms of the First Lien Intercreditor Agreement and acknowledge that JPMorgan Chase Bank, N.A. (in each instance in this Section, to the extent such institution is serving as collateral agent for both the Secured Parties and the other First Lien Secured Paries under the Security Documents and the First Lien Intercreditor Agreement) (and any successor collateral agent under the Security Documents and the First Lien Intercreditor Agreement) will, after the incurrence of any First Lien Notes (that will be secured by Liens on the Collateral ranking pari passu with the Liens securing the U.S. Obligations), be serving as collateral agent for both the Secured Parties and the other First Lien Secured Parties under the Security Documents and the First Lien Intercreditor Agreement. Each Lender hereby consents to JPMorgan Chase Bank, N.A. and any successor serving in such capacity and agrees not to assert any claim (including as a result of any conflict of interest) against JPMorgan Chase Bank, N.A., or any such successor, arising from the role of collateral agent under the Security Documents or the First Lien Intercreditor Agreement so long as JPMorgan Chase Bank, N.A. or any such successor is either acting in accordance with the express terms of such documents or otherwise has not engaged in gross negligence or willful misconduct and agree that JPMorgan Chase Bank, N.A. or any such successor is entitled to the benefits of Article VIII in acting in such capacity. The Borrowers and each Lender hereby agrees that the resignation provisions set forth in the First Lien Intercreditor Agreement with respect to the collateral agent shall supersede any provision of this Agreement to the contrary

ARTICLE IX

Miscellaneous

SECTION 9.01. Notices. (a) Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i) if to any Loan Party, to it at Hexion Specialty Chemicals, Inc., 180 East Broad Street, Columbus, Ohio 43215, Attention: Treasurer, with a copy to Apollo Investment Fund IV, L.P., 9 West 57th Street, New York, New York 10019, Attention: Jordan Zaken, with a copy to O’Melveny & Myers LLP, 7 Times Square, New York, New York 10036, Attention: Greg Ezring;

(ii) if to the Administrative Agent, to JPMorgan Chase Bank, N.A., 1111 Fannin, 10th Floor, Houston, Texas 77002, Attention: Investment Bank Loan Operations, Sushma Charania (telecopy 713-427-6307) (e-mail: Sushma.X.Charania@jpmchase.com);

(iii) if to J.P. Morgan Europe Limited, 125 London Wall, 9th Floor, London, England EC2Y 5AJ, Attention: Loans Agency Department, Claire Johnson (telecopy 0207-777-2360) (email: claire.x.johnson@jpmorgan.com), with a copy to the Administrative Agent as provided under clause (ii) above;

(iv) if to JPMorgan Chase Bank, N.A., Toronto Branch, 1111 Fannin, 10th Floor, Houston, Texas 77002, Attention: Investment Bank Loan Operations, Siraz Maknojia (telecopy 713-374-4312) (e-mail: Siraz.X.Maknojia@jpmorgan.com), with a copy to the Administrative Agent as provided under clause (ii) above; and

(v) if to an Issuing Bank, to it at the address or telecopy number set forth separately in writing.

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. Each of the Administrative Agent and each Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided, further, that approval of such procedures may be limited to particular notices or communications.

(c) All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service, sent by telecopy or (to the extent permitted by paragraph (b) above) electronic means or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01.

(d) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.

SECTION 9.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrowers and the other Loan Parties herein, in the other Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and each Issuing Bank and shall survive the making by the Lenders of the Loans, the execution and delivery of the Loan Documents and the issuance of the Letters of Credit, regardless of any investigation made by such persons or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or L/C Disbursement or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not been terminated. Without prejudice to the survival of any other agreements contained herein, indemnification and reimbursement obligations contained herein (including pursuant to Sections 2.16, 2.18 and 9.05) shall survive the payment in full of the principal and interest hereunder, the return of Tranche C-3 Credit-Linked Deposits, the expiration of the Letters of Credit and the termination of the Commitments or this Agreement.

SECTION 9.03. Binding Effect. This Agreement shall become effective when it shall have been executed by Holdings, the Borrowers and the Administrative Agent and when the Administrative Agent shall have received copies hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of Holdings, the Borrowers, each Issuing Bank, the Administrative Agent and each Lender and their respective permitted successors and assigns.

SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) the Borrowers may not assign or otherwise transfer any of their rights or obligations hereunder (other than pursuant to a merger permitted by Section 6.05(b) or (i)) without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section or Article X. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section), and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement or the other Loan Documents.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans or Tranche C-3 Credit-Linked Deposits at the time owing to it) with the prior written consent of:

(A) the U.S. Borrower (such consent not to be unreasonably withheld); provided that no consent of the U.S. Borrower shall be required for an assignment to a Lender, an affiliate of a Lender, an Approved Fund (as defined below) or, if an Event of Default under Sections 7.01(b), (c), (h) or (i) has occurred and is continuing, any other person; provided that any liability of any Borrower to an assignee that is an Approved Fund or affiliate of the assigning Lender under Section 2.16 or 2.18 shall be limited to the amount, if any, that would have been payable hereunder by such Borrower in the absence of such assignment; and

(B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Tranche C-3 Credit-Linked Deposit or a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender, an affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans under any Tranche or Tranche C-3 Credit-Linked Deposits, the amount of the Commitments, Loans or Tranche C-3 Credit-Linked Deposits of the assigning Lender subject to each such assignment (determined as of the trade date specified in the Assignment and Acceptance with respect to such assignment or, if no trade date is so specified, as of the date such Assignment and Acceptance is delivered to the Administrative Agent and aggregating Approved Funds that are managed by the same investment advisor for such purpose) shall not be less than (x) $1,000,000 in respect of the Tranche C-3 Credit-Linked Deposits or Term Loans (except and to the extent required to comply with the condition set forth in Section 9.04(b)(ii)(E)) and (y) $2,500,000 in respect of the Revolving Facility Loans, unless each of the U.S. Borrower and the Administrative Agent otherwise consent;

(B) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500; provided that (i) assignments pursuant to Section 2.20 shall not require the signature of the assigning Lender to become effective, (ii) any such processing and recordation fee in connection with assignments pursuant to Section 2.20 shall be paid by the U.S. Borrower or the assignee and (iii) only one such processing and recordation fee shall be payable in connection with simultaneous assignments to two or more assignees that are Affiliates of one another, or to two or more Approved Funds that are managed by the same investment advisor;

(C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and

(D) AT ANY TIME WHEN AND TO THE EXTENT THAT IT IS A REQUIREMENT OF DUTCH LAW THAT EACH LENDER TO THE DUTCH BORROWER BE A PMP, NO ASSIGNMENT OF EUROPEAN TRANCHE COMMITMENTS, EUROPEAN TRANCHE REVOLVING FACILITY LOANS, EUROPEAN TRANCHE L/C EXPOSURE OR CANADIAN TRANCHE L-C EXPOSURE TO THE DUTCH BORROWER, TRANCHE C-2A TERM LOANS, TRANCHE C-2B TERM LOANS, TRANCHE C-5A TERM LOANS, TRANCHE C-5B TERM LOANS, TRANCHE C-6A TERM LOANS, TRANCHE C-6B TERM LOANS, TRANCHE C-7A TERM LOANS OR TRANCHE C-7B TERM LOANS MAY BE MADE TO ANY PERSON THAT IS NOT A PMP AT THE TIME OF SUCH TRANSFER.

For the purposes of this Section 9.04, “Approved Fund” means any person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(v) below, from and after the effective date specified in each Assignment and Acceptance the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.16, 2.17, 2.18 and 9.05). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section. Without the consent of the U.S. Borrower (which consent shall not be unreasonably withheld) and the Administrative Agent, the Tranche C-3 Credit-Linked Deposit of any Tranche C-3 Lender shall not be released in connection with any assignment by such Tranche C-3 Lender, but shall instead be purchased by the relevant assignee and continue to be held for application (to the extent not already applied) in accordance with Section 2.05 to satisfy such assignee’s obligations in respect of Tranche C-3 L/C Disbursements.

(iv) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices outside the United Kingdom a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans, Tranche C-3 Credit-Linked Deposits and L/C Exposure owing to, and amounts in respect of B/As owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent, any Issuing Bank and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an Assignee, the Assignee’s completed Administrative Questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c) (i) Any Lender may, without the consent of any Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans and Tranche C-3 Credit-Linked Deposits and participations in Tranche C-3 Letters of Credit owing to it); provided that (a) such Lender’s obligations under this Agreement shall remain unchanged, (b) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (c) the Borrowers, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan Documents (including, for the avoidance of doubt, the sole right to vote on or approve any waiver of any Default or Event of Default); provided that (x) such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that requires the consent of such Lender providing such participation as a result of Section 9.04(a)(i) or clauses (i), (ii), (iii), (iv), (v) or (vi) of the first proviso to Section 9.08(b) (but not with respect to the waiver of any Default or Event of Default caused by the failure to comply with any provision of the Loan Documents, the amendment, modification or waiver of which is governed by such sections, that has been cured (or will be cured substantially concurrently with the effectiveness of any such amendment, modification or waiver) with respect to the Lender providing such participation) and (y) no other agreement with respect to such Participant may exist between such Lender and such Participant. Subject to paragraph (c)(ii) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.16, 2.17 and 2.18 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.06 as though it were a Lender; provided that such Participant shall be subject to Section 2.19(c) as though it were a Lender.

(ii) A Participant shall not be entitled to receive any greater payment under Section 2.16, 2.17 or 2.18 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the U.S. Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.18 to the extent such Participant fails to comply with Section 2.18(f) as though it were a Lender.

(d) Any Lender may, without the consent of the Administrative Agent or any Borrower, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

(e) The Borrowers, at their expense and upon receipt of written notice from the relevant Lender, agree to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (d) above.

(f) Notwithstanding the foregoing, any Conduit Lender may assign any or all of the Loans it may have funded hereunder to its designating Lender without the consent of any Borrower or the Administrative Agent and without regard to the limitations set forth in Section 9.04(b). Each of Holdings, the Borrowers, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto and each Loan Party for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

(g) Notwithstanding the foregoing, no assignment may be made or participation sold to an Ineligible Institution without the prior written consent of the U.S. Borrower.

SECTION 9.05. Expenses; Indemnity. (a) Each Borrower agrees to pay all reasonable out-of-pocket expenses (including Other Taxes) incurred by the Administrative Agent or the Syndication Agent in connection with the preparation of this Agreement and the other Loan Documents, or by the Administrative Agent or the Syndication Agent in connection with the syndication of the Commitments or the administration of this Agreement (including expenses incurred in connection with due diligence, reasonable fees, disbursements and the charges for no more than one counsel in each jurisdiction where Collateral is located) or in connection with the administration of this Agreement and any amendments, modifications or waivers of the provisions hereof or thereof or incurred by the Administrative Agent or any Lender in connection with the enforcement or protection of their rights in connection with this Agreement and the other Loan Documents, in connection with the Loans made or the Letters of Credit issued hereunder, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent and the Syndication Agent, and, in connection with any such enforcement or protection, the reasonable fees, charges and disbursements of any other counsel.

(b) The Borrowers agree to indemnify the Administrative Agent, the Joint Lead Arrangers, each Issuing Bank, each Lender their respective Affiliates and each of their respective directors, trustees, officers, employees and agents (each such person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements (except the allocated costs of in-house counsel), incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto and thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated hereby, (ii) the use of the proceeds of the Loans or the use of any Letter of Credit or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted primarily from the gross negligence or willful misconduct of such Indemnitee (treating, for this purpose only, the Administrative Agent, any Joint Lead Arranger, any Issuing Bank, any Lender and any of their respective Related Parties as a single Indemnitee). Subject to and without limiting the generality of the foregoing sentence, the Borrowers agree to indemnify each Indemnitee against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel or consultant fees, charges and disbursements (except the allocated costs of in-house counsel), incurred by or asserted against any Indemnitee arising out of, in any way connected with or as a result of (a) any claim or liability related in any way to Environmental Laws and Holdings, the U.S. Borrower or any of their Subsidiaries, or (b) any actual or alleged presence, Release or threatened Release of Hazardous Materials at, under, on or from any property currently or formerly owned, leased or operated by any predecessor of Holdings, the U.S. Borrower or any of their Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or any of its Related Parties. The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, any Issuing Bank or any Lender. All amounts due under this Section 9.05 shall be payable on written demand therefor accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested.

(c) Except as expressly provided in Section 9.05(a) with respect to Other Taxes, which shall not be duplicative with any amounts paid pursuant to Section 2.18, this Section 9.05 shall not apply to Taxes.

SECTION 9.06. Right of Set-off. If an Event of Default shall have occurred and be continuing, each Lender and each Issuing Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Issuing Bank to or for the credit or the account of Holdings (prior to a Qualified IPO), any Borrower or any other Subsidiary against any of and all the obligations of Holdings (prior to a Qualified IPO) or any Borrower now or hereafter existing under this Agreement or any other Loan Document held by such Lender or such Issuing Bank, irrespective of whether or not such Lender or such Issuing Bank shall have made any demand under this Agreement or such other Loan Document and although the obligations may be unmatured. The rights of each Lender and each Issuing Bank under this Section 9.06 are in addition to other rights and remedies (including other rights of set-off) that such Lender or such Issuing Bank may have. Notwithstanding the foregoing, no Lender shall exercise setoff rights with respect to the Canadian Borrower’s, the U.K. Borrower’s, or the Dutch Borrower’s assets and apply such proceeds to the Obligations of the U.S. Borrower hereunder.

SECTION 9.07. APPLICABLE LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN LETTERS OF CREDIT AND AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 9.08. Waivers; Amendment. (a) No failure or delay of the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, each Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by Holdings, any Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on Holdings, any Borrower or any other Loan Party in any case shall entitle such person to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified, except as provided in Section 2.21 or Section 8.11, or (x) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Holdings (prior to a Qualified IPO), the Borrowers and the Required Lenders and (y) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by each party thereto and the Administrative Agent and consented to by the Required Lenders; provided, however, that no such agreement shall

(i) decrease or forgive the principal amount of, or extend the final maturity of, or decrease the rate of interest on, any Loan or any L/C Disbursement, or extend the date on which the Tranche C-3 Credit-Linked Deposits are required to be returned in full to the Tranche C-3 Lenders, without the prior written consent of each Lender directly affected thereby; provided, that any amendment to the financial covenant definitions in this Agreement shall not constitute a reduction in the rate of interest for purposes of this clause (i),

(ii) increase or extend the Commitment of any Lender or decrease the Commitment Fees or L/C Participation Fees or other fees of any Lender without the prior written consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the aggregate Commitments shall not constitute an increase of the Commitments of any Lender),

(iii) extend, waive or reduce the amount of any scheduled installment of principal or extend any date on which payment of interest on any Loan or any L/C Disbursement or any Fees is due, without the prior written consent of each Lender adversely affected thereby,

(iv) amend or modify the provisions of Section 2.19(b) or (c) in a manner that would by its terms alter the pro rata sharing of payments required thereby, without the prior written consent of each Lender adversely affected thereby,

(v) amend or modify the provisions of this Section or the definition of the terms “Required Lenders” or “Majority Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the prior written consent of each Lender adversely affected thereby (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Loans and Commitments are included on the Closing Date),

(vi) release all or substantially all the Collateral or release any of Holdings (prior to a Qualified IPO), any Borrower or any other Subsidiary Loan Party from its Guarantee under the U.S. Guarantee Agreement or the Foreign Guarantee Agreement, as applicable, unless, in the case of (1) Holdings, upon a Qualified IPO or (2) a Subsidiary Loan Party, all or substantially all the Equity Interests of such Subsidiary Loan Party are sold or otherwise disposed of in a transaction permitted by this Agreement, without the prior written consent of each Lender,

(vii) effect any waiver, amendment or modification that by its terms adversely affects the rights in respect of payments or collateral of Lenders participating in any Tranche differently from those of Lenders participating in another Tranche, without the consent of the Majority Lenders participating in the adversely affected Tranche (it being agreed that the Required Lenders may waive, in whole or in part, any prepayment required by Section 2.12 so long as the application of any prepayment still required to be made is not changed),

(viii) effect any waiver, amendment or modification of Section 5.02 of the Collateral Agreement, or any comparable provision of any other Security Document, in a manner that materially adversely affects the rights in respect of payments or collateral of Lenders, without the consent of each Lender so affected;

provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or an Issuing Bank hereunder without the prior written consent of the Administrative Agent or such Issuing Bank acting as such at the effective date of such agreement, as applicable. Each Lender shall be bound by any waiver, amendment or modification authorized by this Section 9.08 and any consent by any Lender pursuant to this Section 9.08 shall bind any Assignee of such Lender.

(c) Without the consent of the Syndication Agent or any Joint Lead Arranger or Lender, the Loan Parties and the Administrative Agent may (in their respective sole discretion, or shall, to the extent required by any Loan Document) enter into any amendment, modification or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, or as required by local law to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable law.

(d) Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative

Agent, Holdings (prior to a Qualified IPO) and the Borrowers (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the Revolving Facility Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

(e) Notwithstanding the foregoing, technical and conforming modifications to the Loan Documents may be made with the consent of the Borrowers and the Administrative Agent to the extent necessary to integrate any Incremental Term Loan Commitments or Incremental Revolving Facility Commitments on substantially the same basis as the Term Loans or Revolving Facility Loans, as applicable.

SECTION 9.09. Interest Rate Limitation. (a) Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges that are treated as interest under applicable law (collectively, the “Charges”), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender or any Issuing Bank, shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable hereunder, together with all Charges payable to such Lender or such Issuing Bank, shall be limited to the Maximum Rate; provided that such excess amount shall be paid to such Lender or such Issuing Bank on subsequent payment dates to the extent not exceeding the legal limitation.

(b) Without limiting Section 9.09(a), if any provision of this Agreement or any of the other Loan Documents would obligate the Canadian Borrower to make any payment of interest under the Obligations of the Canadian Borrower or any other amount in an amount or calculated at a rate that would be prohibited by law or would result in the receipt by any Canadian Tranche Lender of interest under the Obligations of the Canadian Borrower at a criminal rate (as such terms are construed under the Criminal Code (Canada)) then, notwithstanding such provision, such amount or rates shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in the receipt by such Canadian Tranche Lender of interest under the Obligations of the Canadian Borrower at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: (i) first, by reducing the amount or rate of interest required to be paid to such Canadian Tranche Lender under this Section 9.09(b) and (ii) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to such Canadian Tranche Lender that would constitute interest under the Obligations of the Canadian Borrower for purposes of Section 347 of the Criminal Code (Canada). Notwithstanding the foregoing, and after giving effect to all adjustments contemplated hereby, if any Canadian Tranche Lender shall have received an amount in excess of the maximum permitted by Section 347 of the Criminal Code (Canada), then the Canadian Borrower shall be entitled, by notice in writing to the Administrative Agent for the benefit of the Canadian Tranche Lenders, to obtain reimbursement from such Canadian Tranche Lender in an amount equal to such excess, and pending such reimbursement, such amount shall be deemed to be an amount payable by such Canadian Tranche Lender to the Canadian Borrower. Any amount or rate of interest under the Obligations of the Canadian Borrower referred to in this Section 9.09 (b) shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term that any Canadian Tranche Revolving Facility Loan to the Canadian Borrower remains outstanding on the assumption that any charges, fees or expenses that fall within the meaning of “interest” (as defined in the Criminal Code (Canada)) shall, if they relate to a specific period of time, be pro-rated over that period of time and otherwise be pro-rated over the period from the Closing Date to the date that all Obligations (other than contingent indemnities and expense reimbursement obligations to the extent no claim therefor has been made) have been indefeasibly paid in full and all the Canadian Tranche Commitments have been terminated and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Administrative Agent shall be conclusive for the purposes of such determination.

SECTION 9.10. Conversion of Currencies. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

(b) The obligations of each Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrowers contained in this Section 9.10 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

SECTION 9.11. Entire Agreement. This Agreement, the other Loan Documents and the agreements regarding certain Fees referred to herein constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among or representations from the parties or their Affiliates with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Notwithstanding the foregoing, the Fee Letter dated as of October 11, 2006, shall survive the execution and delivery of this Agreement and remain in full force and effect.

SECTION 9.12. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.12.

SECTION 9.13. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 9.14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract, and shall become effective as provided in Section 9.03. Delivery of an executed counterpart to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed original.

SECTION 9.15. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 9.16. Jurisdiction; Consent to Service of Process. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Lender or any Issuing Bank may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against Holdings, any Borrower or any other Loan Party or their properties in the courts of any jurisdiction.

(b) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

SECTION 9.17. Confidentiality. Each of the Lenders, each Issuing Bank and each of the Agents agrees that it shall maintain in confidence any information relating to Holdings, the Borrowers and the other Loan Parties furnished to it by or on behalf of Holdings, the Borrowers or the other Loan Parties (other than information that (a) has become generally available to the public other than as a result of a disclosure by such party, (b) has been independently developed by such Lender, such Issuing Bank or such Agent without violating this Section 9.17 or (c) was available to such Lender, such Issuing Bank or such Agent from a third party having, to such person’s knowledge, no obligations of confidentiality to Holdings, the Borrowers or any other Loan Party) and shall not reveal the same other than to its directors, trustees, officers, employees and advisors with a need to know or to any person that approves or administers the Loans on behalf of such Lender (so long as each such person shall have been instructed to keep the same confidential in accordance with this Section 9.17), except: (a) to the extent necessary to comply with law or any legal process or the requirements of any Governmental Authority, the National Association of Insurance Commissioners or of any securities exchange on which securities of the disclosing party or any Affiliate of the disclosing party are listed or traded, (b) as part of normal reporting or review procedures to Governmental Authorities or the National Association of Insurance Commissioners, (c) to its parent companies, Affiliates or auditors (so long as each such person shall have been instructed to keep the same confidential in accordance with this Section 9.17), (d) in order to enforce its rights under any Loan Document in a legal proceeding, (e) to any pledgees referred to in Section 9.04(d) or to any prospective assignee of, or prospective Participant in, any of its rights under this Agreement (so long as each such person shall have been instructed to keep the same confidential in accordance with this Section 9.17) and (f) to any direct or indirect contractual counterparty in Swap Agreements or such contractual counterparty’s professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section).

SECTION 9.18. JPMorgan Chase Bank, N.A. Direct Website Communications.

(a) Delivery. (i) Each Loan Party hereby agrees that it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to this Agreement and any other Loan Document, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (a) relates to a request for a new, or a conversion of an existing, borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (b) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (c) provides notice of any Default or Event of Default under this Agreement or (d) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit hereunder (all such non-excluded communications collectively, the “Communications”), by transmitting the Communications in an electronic/soft medium in a format acceptable to the Administrative Agent. In addition, each Loan Party agrees to continue to provide the Communications to the Administrative Agent in the manner specified in this Agreement or any other Loan Document but only to the extent requested by the Administrative Agent. Nothing in this Section 9.18 shall prejudice the right of the Agents, the Joint Lead Arrangers or any Lender or any Loan Party to give any notice or other communication pursuant to this Agreement or any other Loan Document in any other manner specified in this Agreement or any other Loan Document.

(ii) The Administrative Agent agrees that receipt of the Communications by the Administrative Agent at its e-mail address set forth in Section 9.01 shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents. Each Lender agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform (as defined below) shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees (a) to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and (b) that the foregoing notice may be sent to such e-mail address.

(b) Posting. Each Loan Party further agrees that the Administrative Agent may make the Communications available to the Lenders by posting the Communications on Intralinks or a substantially similar electronic transmission system (the “Platform”).

(c) Platform. The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the accuracy or completeness of the Communications or the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its affiliates or any of their respective officers, directors, employees, agents advisors or representatives (collectively, “Agent Parties”) have any liability to the Loan Parties, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise), arising out of any Loan Party’s or the Administrative Agent’s transmission of communications through the internet, except to the extent the liability of any Agent Party is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted primarily from such Agent Party’s gross negligence or willful misconduct.

SECTION 9.19. Release of Liens and Guarantees. In the event that (1) any Loan Party conveys, sells, leases, assigns, transfers or otherwise disposes of all or any portion of any of the Equity Interests or assets of any Loan Party (other than the Equity Interests of the U.S. Borrower) to a person that is not (and is not required to become) a Loan Party in a transaction not prohibited by this Agreement or (2) upon the satisfaction of the conditions precedent to a Qualified IPO (with respect to the Equity Interests of the U.S. Borrower), then (i) in the case of a disposition of the Equity Interests of any Borrower (other than the U.S. Borrower) in a transaction not prohibited by this Agreement and as a result of which such Borrower would cease to be a Subsidiary, such Borrower shall, immediately prior to the completion of any such disposition, pay the unpaid principal amount of all Loans made to such Borrower hereunder, together with all accrued but unpaid interest thereon and other fees and amounts owed by such Borrower hereunder (and, if applicable, repay all amounts to become due with respect to outstanding B/As of such Borrower hereunder) in accordance with the provisions of Section 2.11 and such Borrower shall thereafter cease for all purposes to have any of the rights or obligations of a Borrower hereunder, (ii) the Administrative Agent shall promptly (and the Lenders hereby authorize the Administrative Agent to) take such action and execute any such documents as may be reasonably requested by Holdings or the U.S. Borrower and at the Borrowers’ expense to release any Liens created by any Loan Document in respect of such assets or Equity Interests, and, in the case of a disposition of the Equity Interests of any Subsidiary Loan Party in a transaction not prohibited by this Agreement and as a result of which such Subsidiary Loan Party would cease to be a Subsidiary Loan Party (or upon a Qualified IPO, with respect to Holdings), terminate such Subsidiary Loan Party’s obligations or Holdings’s obligations, as applicable, under the U.S. Guarantee Agreement or the Foreign Guarantee Agreement, as applicable. In addition, the Administrative Agent agrees to take such actions as are reasonably requested by Holdings or the U.S. Borrower and at the Borrowers’ expense to terminate the Liens and security interests created by the Loan Documents when all the Obligations (other than contingent indemnities and expense reimbursement obligations to the extent no claim therefor has been made) are paid in full and all Letters of Credit and Commitments are terminated. Any representation, warranty or covenant contained in any Loan Document relating to any such Equity Interests, asset or subsidiary of the U.S. Borrower shall no longer be deemed to be made once such Equity Interests or asset is so conveyed, sold, leased, assigned, transferred or disposed of.

SECTION 9.20. Dutch Parallel Debt. (a) Parallel Debt U.S. Obligations. (i) The U.S. Borrower hereby irrevocably and unconditionally undertakes to pay to the Administrative Agent amounts equal to the aggregate amount from time to time payable (verschuldigd) to any of the Secured Parties under or pursuant to the U.S. Obligations (such payment undertaking to the Administrative Agent hereinafter referred to as the “Parallel Debt U.S. Obligations”).

(ii) The Parallel Debt U.S. Obligations will become due and payable (opeisbaar) immediately upon the Administrative Agent’s first demand, which may be made at any time, as and when one or more of the U.S. Obligations becomes due and payable.

(iii) Each of the parties to this Agreement hereby acknowledges that (A) the Parallel Debt U.S. Obligations constitute undertakings, obligations and liabilities of the U.S. Borrower to the Administrative Agent that are transferable and independent from, and without prejudice to, the corresponding U.S. Obligations and (B) the Parallel Debt U.S. Obligations represent the Administrative Agent’s own separate claim to receive payment of the Parallel Debt U.S. Obligations from the U.S. Borrower, it being understood that the amount that is or may become due and payable by the U.S. Borrower under or pursuant to the Parallel Debt U.S. Obligations from time to time shall never exceed the aggregate amount that is payable under the U.S. Obligations from time to time.

(iv) For the avoidance of doubt, each of the parties to this Agreement confirms that the claims of the Administrative Agent against the U.S. Borrower in respect of the Parallel Debt U.S. Obligations and the claims of any one or more of the Secured Parties against the U.S. Borrower under or pursuant to the U.S. Obligations payable to such Secured Parties do not constitute common property (een gemeenschap) within the meaning of Article 3:166 of the Netherlands Civil Code (“NCC”) and that the provisions relating to such common property shall not apply. If, however, it would be held that such claims of the Administrative Agent and such claims of any one or more of the Secured Parties do constitute such common property and such provisions do apply, the parties to this Agreement agree that any Intercreditor Agreement shall constitute an administration agreement (beheersregeling) within the meaning of Article 3:168 NCC.

(v) For the avoidance of doubt, the parties hereto confirm that this Agreement is not to be construed as an agreement as referred to in Article 6:16 NCC and that Article 6:16 NCC shall not apply, and therefore that the provisions relating to common property (een gemeenschap) within the meaning of Article 3:166 NCC shall not apply by analogy to the relationship between the Secured Parties on the one hand, and the U.S. Borrower as debtor of the Parallel Debt U.S. Obligations, on the other hand.

(vi) To the extent the Administrative Agent irrevocably (onaantastbaar) receives any amount in payment of the Parallel Debt U.S. Obligations (the “U.S. Received Amount”), the Administrative Agent shall distribute such amount among the Secured Parties in accordance with the Intercreditor Agreements. Upon irrevocable (onaantastbaar) receipt of any U.S. Received Amount, the U.S. Obligations shall be reduced by an aggregate amount (the “U.S. Deductible Amount”) equal to the U.S. Received Amount in the manner as if the U.S. Deductible Amount were received as a payment of the U.S. Obligations on the date of receipt by the Administrative Agent of the U.S. Received Amount.

(b) Parallel Debt Foreign Obligations. (i) Each of the U.S. Borrower and the Foreign Borrowers hereby irrevocably and unconditionally undertakes to pay to the Administrative Agent amounts equal to the aggregate amount payable (verschuldigd) to any of the Secured Parties or the Administrative Agent under or pursuant to the Foreign Obligations (these payment undertakings to the Administrative Agent hereinafter collectively referred to as the “Parallel Debt Foreign Obligations”).

(ii) The Parallel Debt Foreign Obligations will become due and payable (opeisbaar) immediately upon the Administrative Agent’s first demand, which may be made at any time, as and when one or more of the Foreign Obligations becomes due and payable.

(iii) Each of the parties to this Agreement hereby acknowledges that (A) the Parallel Debt Foreign Obligations constitute undertakings, obligations and liabilities of the U.S. Borrower and the Foreign Borrowers to the Administrative Agent which are transferable and independent from, and without prejudice to, the corresponding Foreign Obligations and (B) the Parallel Debt Foreign Obligations represent the Administrative Agent’s own separate claims to receive payment of the Parallel Debt Foreign Obligations from the U.S. Borrower and each of the Foreign Borrowers, it being understood that the amounts which may become due and payable by the U.S. Borrower and the Foreign Borrowers under or pursuant to the Parallel Debt Foreign Obligations from time to time shall never exceed the aggregate amount which is payable under the Foreign Obligations from time to time.

(iv) For the avoidance of doubt, each of the parties to this Agreement confirms that the claims of the Administrative Agent against the U.S. Borrower and each of the Foreign Borrowers in respect of the Parallel Debt Foreign Obligations and the claims of any or more of the Lenders, the Swingline Lender, Issuing Banks and Swap Counterparties against the U.S. Borrower and the Foreign Subsidiary Loan Parties under or pursuant to the Foreign Obligations payable to such Secured Parties and Swap Counterparties do not constitute common property (een gemeenschap) within the meaning of Article 3:166 of the Netherlands Civil Code (“NCC”) and that the provisions relating to such common property shall not apply. If, however, it shall be held that such claims of the Administrative Agent and such claims of any one or more of the Secured Parties do constitute such common property and such provisions do apply, the parties to this Agreement agree that any Intercreditor Agreement shall constitute the administration agreement (beheersregeling) within the meaning of Article 3:168 NCC.

(v) For the avoidance of doubt, the parties hereto confirm that this Agreement is not to be construed as an agreement as referred to in Article 6:16 NCC and that Article 6:16 NCC shall not apply, and therefore that the provisions relating to common property (een gemeenschap) within the meaning of Article 3:166 NCC shall not apply by analogy to the relationship between the Secured Parties, on the one hand, and the U.S. Borrower and the Foreign Borrowers as debtors of the Parallel Debt Foreign Obligations on the other hand.

(vi) To the extent the Administrative Agent irrevocably (onaantastbaar) receives any amount in payment of the Parallel Debt Foreign Obligations (the “Foreign Received

Amount”), the Administrative Agent shall distribute such amount among the Secured Parties in accordance with Intercreditor Agreements. Upon irrevocable (onaantastbaar) receipt of any Foreign Received Amount, the Foreign Obligations shall be reduced by an aggregate amount (the “Foreign Deductible Amount”) equal to the Foreign Received Amount in the manner as if the Foreign Deductible Amount were received as a payment of the Foreign Obligations on the date of receipt by the Administrative Agent of the Foreign Received Amount.

SECTION 9.21. German Parallel Debt; Limitation on Enforcement.

(a) Each Loan Party hereby agrees and covenants with the Administrative Agent by way of an abstract acknowledgement of debt (abstraktes Schuldanerkenntnis) that each of them shall pay to the Administrative Agent sums equal to, and in the currency of, any sums owing by it to a Secured Party (other than the Administrative Agent) under any Loan Document (the “Principal Obligations”) as and when the same fall due for payment under the relevant Loan Document (the “German Parallel Obligations”).

(b) The Administrative Agent shall have its own independent right to demand payment of the German Parallel Obligations by the Loan Parties. The rights of the Secured Parties to receive payment of the Principal Obligations are several from the rights of the Administrative Agent to receive the German Parallel Obligations; provided that the payment by an Obligor of its German Parallel Obligations to the Administrative Agent in accordance with this Section 9.21 shall be a good discharge of the corresponding Principal Obligations and the payment by a Loan Party of its corresponding Principal Obligations in accordance with the provisions of the Loan Documents shall be a good discharge of the relevant German Parallel Obligations. In the event of a good discharge of the Principal Obligations the Administrative Agent shall not be entitled any more to demand payment of the corresponding German Parallel Obligations and such German Parallel Obligations shall cease to exist. This shall apply accordingly in the event of a good discharge of the German Parallel Obligations to the corresponding Principal Obligations.

(c) The obligations under this Agreement of any Foreign Subsidiary Loan Party incorporated in Germany as a limited liability company (Gesellschaft mit beschränkter Haftung) or limited liability partnership (Kommanditgesellschaft) with a limited liability company as only general partner shall be limited as set forth in Section 6(d) of the Foreign Guarantee Agreement with the provision that an additional limitation event 6(d)(i)(iv) shall apply: “or (iv) the enforcement would cause the illiquidity of such person.”

SECTION 9.22 Dutch Financial Supervisory Act. On the date of this Agreement, each lender (including the Swingline Lender) and each issuing Bank in respect of the European Tranche or Canadian Tranche, but in the case of the Canadian Tranche only to the extent the Dutch Borrower has requested the issuance of a Revolving Letter of Credit thereunder, hereby represents and warrants for the benefit of the Dutch Borrower, the Administrative Agent and the other Lenders that it is a PMP

SECTION 9.23 Power of Attorney. Each Lender (including the Swingline Lender) and each Issuing Bank hereby (and each Affiliate of a Lender by entering into an

Affiliate Authorization thereby) (i) authorizes the Administrative Agent as its agent and attorney to execute and deliver, on behalf of and in the name of such Lender or Issuing Bank (or Affiliate), all and any Loan Documents (including Security Documents) and related documentation, including as may be necessary or advisable to effect the grant of a Lien in the German Security to the holders of the First Lien Notes, (ii) authorizes the Administrative Agent to appoint any further agents or attorneys to execute and deliver, or otherwise to act, on behalf of and in the name of the Administrative Agent for any such purpose and (iii) authorizes the Administrative Agent to delegate its powers under this power of attorney and to do any and all acts and to make and receive all declarations that are deemed necessary or appropriate to the Administrative Agent. The Lenders and the Issuing Banks hereby (and each Affiliate of a Lender by entering into an Affiliate Authorization thereby) relieve the Administrative Agent from the self-dealing restrictions imposed by Section 181 of the German Civil Code and the Administrative Agent may also relieve agents, delegates and attorneys appointed pursuant to the powers granted under this Section 9.23 from the restrictions imposed by Section 181 of the German Civil Code.

SECTION 9.24 Certain Approvals. The Lenders by execution of this Agreement hereby approve or waive, as applicable, the collateral and intercreditor related matters set forth on Schedule 9.24 and on Schedule 9.24 to the November 2006 Credit Agreement.

SECTION 9.25 U.S.A. Patriot Act. Each Lender hereby notifies the Borrowers that pursuant to the requirements of the U.S.A. Patriot Act, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of each Borrower and other information that will allow such Lender to identify the Borrowers in accordance with the U.S.A. Patriot Act.

SECTION 9.26 Czech Parallel Debt.

(a) Notwithstanding any other provision of this Agreement, each Loan Party hereby irrevocably and unconditionally undertakes to pay to the Administrative Agent sums equal to, and in the currency, of each amount payable by such Loan Party to each of the Secured Parties (other than the Administrative Agent) under each of the Loan Documents as and when that amount falls due for payment under the relevant Loan Document.

(b) The Administrative Agent shall have its own independent right to demand payment of the amounts payable by each Loan Party under this Section 9.26, irrespective of any discharge of such Loan Party’s obligation to pay those amounts to the other Secured Parties resulting from failure by them to take appropriate steps, in insolvency proceedings affecting that Loan Party, to preserve their entitlement to be paid those amounts.

(c) Any amount due and payable by a Loan Party to the Administrative Agent under this Section 9.26 shall be decreased to the extent that the other Secured Parties have received (and are able to retain) payment in full of the corresponding amount under the other provisions of the Loan Documents and any amount due and payable by a Loan Party to the other Secured Parties under those provisions shall be decreased to the extent that the Administrative Agent has received (and is able to retain) payment in full of the corresponding amount under this Section 9.26.

(d) The rights of the Secured Parties (other than the Administrative Agent) to receive payment of amounts payable by each Loan Party under the Loan Documents are several and are separate and independent from, and without prejudice to, the rights of the Administrative Agent to receive payment under this Section 9.26.

SECTION 9.27 Scope of Obligations Guaranteed by Any Spanish Guarantor. Any guarantee, indemnity, obligation and liability granted or assumed pursuant to the Credit Agreement, the Collateral Agreement and any security constituted by or arising under any Security Document granted in accordance with the terms set out therein by any guarantor incorporated in Spain shall not extend to any obligation:

(a) to the extent that such guarantee, indemnity, obligation, liability or security would constitute unlawful financial assistance within the meaning of Article 81 of Royal Legislative Decree 1564/1989 dated 22 December on Open Limited Liability Companies (Real Decreto Legislativo 1564/1989, de 22 de diciembre, por el que se aprueba el Texto Refundido de la Ley de Sociedades Anónimas) or Article 40.5 of Spanish Law 2/1995 dated 23 March on Closed Limited Liability Companies (Lev 2/1995, de 23 de marzo, de Sociedades de Responsabilidad Limitada); or

(b) in the case of a guarantor incorporated in Spain as a Closed Limited Liability Company, in respect of any issuance of notes, bonds or any other negotiable securities within the meaning of Article 9 of Spanish Law 2/1995 dated 23 March on Closed Limited Liability Companies (Ley 2/1995, de 23 de marzo, de Sociedades de Responsabilidad Limitada).

ARTICLE X

Collection Allocation Mechanism

SECTION 10.01. Implementation of CAM. (a) On the CAM Exchange Date, (i) each European Tranche Lender shall immediately be deemed to have acquired (and shall promptly make payment therefor to the Administrative Agent in accordance with Section 2.04(c)) participations in the Swingline Loans under the European Tranche in an amount equal to such Lender’s European Tranche Percentage of each such Swingline Loan outstanding on such date, (ii) simultaneously with the automatic conversions pursuant to clause (iii) below, the Lenders shall automatically and without further act (and without regard to the provisions of Section 9.04 (but which such provisions shall remain applicable following such exchange)) be deemed to have exchanged interests in the Loans (other than the Swingline Loans) and B/As and participations in Swingline Loans and Letters of Credit, such that in lieu of the interest of each Lender in each Loan, B/A and Letter of Credit in which it shall participate as of such date (including such Lender’s interest in the Obligations of each Loan Party in respect of each such Loan, B/A and Letter of Credit), such Lender shall hold an interest in every one of the Loans (other than the Swingline Loans) and B/As and a participation in every one of the Swingline Loans and Letters of Credit (including the Obligations of each Loan Party in respect of each such Loan, each Tranche C-3 Credit-Linked Deposit and each Reserve Account established pursuant to Section 10.02), whether or not such Lender shall previously have participated therein, equal to such Lender’s CAM Percentage thereof, (iii) simultaneously with the deemed exchange of interests pursuant to clause (ii) above, the interests in the Loans to be received in such deemed exchange shall, automatically and with no further action required, be converted into the U.S. Dollar Equivalent, determined using the Exchange Rate calculated as of such date, of such amount and on and after such date all amounts accruing and owed to the Lenders in respect of such Obligations shall accrue and be payable in U.S. Dollars at the rate otherwise applicable hereunder and (iv) immediately upon the date of expiration of the Contract Period in respect thereof, the interests in each B/A received in the deemed exchange of interests pursuant to clause (ii) above shall, automatically and with no further action required, be converted into the U.S. Dollar Equivalent, determined using the Exchange Rate calculated as of such date, of such amount and on and after such date all amounts accruing and owed to the Lenders in respect of such Obligations shall accrue and be payable in U.S. Dollars at the rate otherwise applicable hereunder. It is understood and agreed that (i) Lenders holding interests in B/As on the CAM Exchange Date shall discharge the obligations to fund such B/As at maturity in exchange for the interests acquired by such Lenders in funded Loans in the CAM Exchange and (ii) the CAM Exchange, in itself, will not affect the aggregate amount of the Obligations (as defined in the Collateral Agreement) owing by each of (1) the Domestic Loan Parties and (2) the Foreign Subsidiary Loan Parties, on the CAM Exchange Date. Each Lender and each Loan Party hereby consents and agrees to the CAM Exchange, and each Lender agrees that the CAM Exchange shall be binding upon its successors and assigns and any person that acquires a participation in its interests in any Loan or B/A or any participation in any Swingline Loan or Letter of Credit. Each Loan Party agrees from time to time to execute and deliver to the Administrative Agent all such promissory notes and other instruments and documents as the Administrative Agent shall reasonably request to evidence and confirm the respective interests of the Lenders after giving effect to the CAM Exchange, and each Lender agrees to surrender any promissory notes originally received by it in connection with its Loans hereunder to the Administrative Agent against delivery of any promissory notes evidencing its interests in the Loans and B/As so executed and delivered; provided, however, that the failure of any Loan Party to execute or deliver or of any Lender to accept any such promissory note, instrument or document shall not affect the validity or effectiveness of the CAM Exchange.

(b) As a result of the CAM Exchange, upon and after the CAM Exchange Date, each payment received by the Administrative Agent pursuant to any Loan Document in respect of the Obligations, each release by the Administrative Agent to the Lenders of Tranche C-3 Credit-Linked Deposits from the Tranche C-3 Credit-Linked Deposit Account, and each distribution made by the Administrative Agent pursuant to any Security Document in respect of the Obligations, shall be distributed to the Lenders pro rata in accordance with their respective CAM Percentages. Any direct payment received by a Lender on or after the CAM Exchange Date, including by way of set-off, in respect of an Obligation shall be paid over to the Administrative Agent for distribution to the Lenders in accordance herewith.

SECTION 10.02. Letters of Credit. (a) In the event that on the CAM Exchange Date any Letter of Credit under a Tranche shall be outstanding and undrawn in whole or in part, or any L/C Disbursement under a Tranche shall not have been reimbursed by the applicable Borrower or with the proceeds of a Revolving Borrowing or Swingline Borrowing, each Revolving Lender under such Tranche shall promptly pay over to the Administrative Agent, in immediately available funds, an amount in U.S. Dollars equal to such Lender’s Tranche Percentage of such undrawn face amount or (to the extent it has not already done so) such unreimbursed drawing, as applicable, together with interest thereon from the CAM Exchange Date to the date on which such amount shall be paid to the Administrative Agent at the rate that would be applicable at the time to an ABR Revolving Loan in a principal amount equal to such undrawn face amount or unreimbursed drawing, as applicable. The Administrative Agent shall establish a separate account (each, a “Reserve Account”) or accounts for each Lender for the amounts received with respect to each such Letter of Credit pursuant to the preceding sentence. The Administrative Agent shall deposit in each Lender’s Reserve Account such Lender’s CAM Percentage of the amounts received from the Revolving Lenders as provided above. For the purposes of this paragraph, the U.S. Dollar Equivalent of each Lender’s participation in each Letter of Credit denominated in an Alternative Currency shall be the amount in U.S. Dollars determined by the Administrative Agent to be required in order for the Administrative Agent to purchase currency in the applicable Alternative Currency in an amount sufficient to enable it to deposit the actual amount of such participation in such undrawn Letter of Credit in the applicable Alternative Currency in such Lender’s Reserve Account. The Administrative Agent shall have sole dominion and control over each Reserve Account, and the amounts deposited in each Reserve Account shall be held in such Reserve Account until withdrawn as provided in paragraph (b), (c), (d) or (e) below. The Administrative Agent shall maintain records enabling it to determine the amounts paid over to it and deposited in the Reserve Accounts in respect of each Letter of Credit and the amounts on deposit in respect of each Letter of Credit attributable to each Lender’s CAM Percentage. The amounts held in each Lender’s Reserve Account shall be held as a reserve against the Revolving L/C Exposure, shall be the property of such Lender, shall not constitute Loans to or give rise to any claim of or against any Loan Party and shall not give rise to any obligation on the part of any Loan Party to pay interest to such Lender or any other obligation of any Loan Party, it being agreed that the reimbursement obligations in respect of Letters of Credit shall arise only at such times as drawings are made thereunder, as provided in Section 2.05.

(b) In the event that after the CAM Exchange Date any drawing shall be made in respect of a Letter of Credit under a Tranche, (i) the Administrative Agent shall, at the request of the applicable Issuing Bank, to the extent such drawing constitutes a

Revolving L/C Disbursement, withdraw from the Reserve Account of each Lender under such Tranche any amounts, up to the amount of such Lender’s CAM Percentage of such drawing or payment, deposited in respect of such Letter of Credit and remaining on deposit and deliver such amounts to such Issuing Bank in satisfaction of the reimbursement obligations of the Lenders under such Tranche under Section 2.05(d) (but not of the applicable Borrower under Section 2.05(e)) and (ii) to the extent such drawing constitutes a Tranche C-3 L/C Disbursement, the Administrative Agent shall withdraw from the Tranche C-3 Credit-Linked Deposit of each Lender such Lender’s CAM Percentage of such Tranche C-3 L/C Disbursement and deliver such amounts to the Issuing Bank as contemplated by Section 2.05(e). In the event that any Lender shall default on its obligation to pay over any amount to the Administrative Agent as provided in this Section 10.02, the applicable Issuing Bank shall have a claim against such Lender to the same extent as if such Lender had defaulted on its obligations under Section 2.05(d), but shall have no claim against any other Lender in respect of such defaulted amount, notwithstanding the exchange of interests in the applicable Borrower’s reimbursement obligations pursuant to Section 10.01. Each other Lender shall have a claim against such defaulting Lender for any damages sustained by it as a result of such default, including, in the event that such Letter of Credit shall expire undrawn, its CAM Percentage of the defaulted amount.

(c) In the event that after the CAM Exchange Date any Letter of Credit shall expire undrawn, the Administrative Agent shall (i) to the extent such Letter of Credit constitutes a Revolving Letter of Credit, withdraw from the Reserve Account of each Lender the amount remaining on deposit therein in respect of such Letter of Credit and distribute such amount to such Lender and (ii) to the extent such Letter of Credit constitutes a Tranche C-3 Letter of Credit, withdraw from the Tranche C-3 Credit-Linked Deposit of each Lender the portion of such deposit attributable to such Letter of Credit and distribute such amount to such Lender.

(d) With the prior written approval of the Administrative Agent (not to be unreasonably withheld), any Lender may withdraw its Tranche C-3 Credit-Linked Deposit or the amount held in its Reserve Account in respect of the undrawn amount of any Letter of Credit. Any Lender making such a withdrawal shall be unconditionally obligated, in the event there shall subsequently be a drawing under such Letter of Credit, to pay over to the Administrative Agent, in the currency in which such drawing is denominated, for the account of the applicable Issuing Bank, on demand, its CAM Percentage of such drawing or payment.

(e) Pending the withdrawal by any Lender of any amounts from its Reserve Account as contemplated by the above paragraphs, the Administrative Agent will, at the direction of such Lender and subject to such rules as the Administrative Agent may prescribe for the avoidance of inconvenience, invest such amounts in Permitted Investments. Each Lender that has not withdrawn its amounts in its Reserve Account as provided in paragraph (d) above shall have the right, at intervals reasonably specified by the Administrative Agent, to withdraw the earnings on investments so made by the Administrative Agent with amounts in its Reserve Account and to retain such earnings for its own account.

SECTION 10.03. November 2006 Credit Agreement; Effectiveness of Amendment and Restatement. On and after the Amendment Effective Date, all obligations of the Loan Parties under the November 2006 Credit Agreement shall become obligations of the Loan Parties hereunder, secured by the Security Documents, and the provisions of the November 2006 Credit Agreement shall be superseded by the provisions hereof. Each of the parties hereto confirm that the amendment and restatement of the November 2006 Credit Agreement pursuant to this Agreement shall not constitute a novation of the November 2006 Credit Agreement.

SCHEDULE 1.01A

FOREIGN SUBSIDIARY LOAN PARTIES

UK Subsidiary Loan Parties

Borden Chemical Finance Limited	Hexion Specialty Chemicals Clayton Ltd.

Borden International Holdings Limited	Hexion Specialty Chemicals Stanlow Limited

Combined Composite Technologies Limited

Canadian Subsidiary Loan Parties

Hexion Nova Scotia Finance, ULC

Dutch Subsidiary Loan Parties

Hexion Specialty Chemicals Finance B.V.	Resolution Research Nederland B.V.

Hexion Specialty Chemicals Holding B.V.	Resolution Specialty Materials Rotterdam B.V.

Hexion Specialty Chemicals Maastricht B.V.	RSM Europe B.V.

Hexion Specialty Chemicals Rotterdam Ink B.V.

German Subsidiary Loan Parties

Hexion Specialty Chemicals Forest Products GmbH	Hexion Specialty Chemicals Wesseling GmbH

Hexion Specialty Chemicals Holding Germany GmbH	National Borden Chemical Germany GmbH

Hexion Specialty Chemicals Leuna GmbH	New Nimbus GmbH & Co. KG

Hong Kong Subsidiary Loan Parties

Hexion Fengkai Holdings Limited	Hexion IAR Holdings (HK) Limited

Hexion Funing Holdings Limited	Hexion Nanping Holdings Limited

SCHEDULE 1.01B

UNRESTRICTED SUBSIDIARIES

Aegir Limited	Hexion Specialty Chemicals Somersby Pty. Ltd.

Asia Dekor Borden (Hong Kong) Chemical Co. Ltd.	Hexion Specialty Chemicals Management (Shanghai) Co., Ltd.

Asia Dekor Borden Chemical (Heyuan) Company Limited	Hexion Specialty UV Coatings (Shanghai) Limited

Cherrydene Limited	Hexion UV Coatings (Shanghai) Co., Ltd.

Fullcliff P.I.P.E.S. Limited	InfraTec Duisburg GmbH

GRQ Developments Limited	J E Ridnell Pty. Ltd.

HA-International, LLC	Nimbus Merger Sub, Inc.

Hattrick (Barbados) Finco SRL	North America Sugar Industries Incorporated

Hexion 2 Nova Scotia Finance, ULC	Resinite Limited

Hexion 2 U.S. Finance Corp.	Resolution Specialty Materials Mexico S.de R.L.de C.V.

Hexion Escrow Corporation	Riley’s Commodities Limited

Hexion Finance Escrow LLC	Riley’s Supplies Limited

Hexion Specialty Chemicals (Caojing) Limited	Riley’s Vehicle Services Limited

Hexion Specialty Chemicals (Heyuan) Limited	RPC Foods, Ltd.

Hexion Specialty Chemicals Holdings (China) Limited	The Cuban American Mercantile Corporation

Hexion Specialty Chemicals SDN. BHD.	The West India Company

Hexion Specialty Chemicals SG. Petani SDN. BHD.	Vanguard Plastics Limited

SCHEDULE 2.01

COMMITMENTS

ON FILE WITH THE ADMINISTRATIVE AGENT.

SCHEDULE 3.08(a)

SUBSIDIARIES

Subsidiary	Jurisdiction of Organization	Owner(s)	Total Owned
Borden Chemical Foundry, LLC	Delaware	Hexion Specialty Chemicals, Inc.	100%
Borden Chemical International, Inc.	Delaware	Hexion Specialty Chemicals, Inc.	100%
Borden Chemical Investments, Inc.	Delaware	Hexion Specialty Chemicals, Inc.	100%
HA-International, LLC	Delaware	Borden Chemical Foundry, LLC	50%
Hexion CI Holding Company (China) LLC	Delaware	Lawter International Inc.	100%
Hexion Escrow Corp.	Delaware	Hexion Finance Escrow LLC f/k/a New Nimbus LLC	100%
Hexion Finance Escrow LLC f/k/a New Nimbus LLC	Delaware	Hexion Specialty Chemicals B.V.	100%
Hexion LLC	Delaware	N/A	N/A
Hexion U.S. Finance Corp.	Delaware	Hexion Specialty Chemicals, Inc.	100%
Hexion 2 U.S. Finance Corp.	Delaware	Hexion Specialty Chemicals, Inc.	100%
HSC Capital Corporation	Delaware	Hexion Specialty Chemicals, Inc.	100%
Lawter International Inc.	Delaware	Hexion Specialty Chemicals, Inc.	100%
Oilfield Technology Group, Inc.	Delaware	Hexion Specialty Chemicals, Inc.	100%
Nimbus Merger Sub, Inc.	Delaware	Hexion Specialty Chemicals, Inc.	100%
Hexion Specialty Chemicals, Inc.	New Jersey	Hexion LLC	100%
North American Sugar Industries Incorporated	New Jersey	Hexion Specialty Chemicals, Inc.	100%
The Cuban American Mercantile Corporation	New Jersey	North America Sugar Industries Incorporated	100%
The West India Company	New Jersey	North America Sugar Industries Incorporated	100%
Hexion Specialty Chemicals Canada, Inc.	Canada	Hexion Specialty Chemicals, Inc.	100%
Hexion Nova Scotia Finance, ULC	Nova Scotia	Hexion Specialty Chemicals, Inc.	100%
Hexion 2 Nova Scotia Finance, ULC	Nova Scotia	Hexion Specialty Chemicals, Inc.	100%
Aegir Limited	UK	Resinite Limited	100%
Bakelite Polymers UK Ltd.	UK	Hexion Specialty Chemicals GmbH	100%
Borden Chemical Finance Limited	UK	Borden Chemical UK Limited	100%
Borden Chemical UK Limited	UK	Borden International Holdings Limited	100%
Borden International Holdings Limited	UK	Hexion Specialty Chemicals Canada, Inc.	100%
Cherrydene Limited	UK	Aegir Limited	100%
Combined Composite Technologies Limited	UK	Borden Chemical UK Limited	100%
Fullcliff P.I.P.E.S. Limited	UK	Aegir Limited	100%
GRQ Developments Ltd.	UK	Aegir Limited	100%
Hexion Specialty Chemicals Clayton Ltd.	UK	RSM Europe B.V.	100%
Hexion Specialty Chemicals Stanlow Limited	UK	Hexion Specialty Chemicals Holding B.V.	100%
Hexion Specialty Chemicals UK Limited	UK	Hexion Specialty Chemicals Canada, Inc. (49%) Borden International Holdings Limited (51%)	100%
Resinite Limited	UK	Vanguard Plastics Limited	100%
Riley’s Commodities Limited	UK	Aegir Limited	100%
Riley’s Supplies Limited	UK	Aegir Limited	100%
Riley Vehicle Services Limited	UK	Aegir Limited	100%

Subsidiary	Jurisdiction of Organization	Owner(s)	Total Owned
RPC Foods, Ltd.	UK	Aegir Limited	100%
Vanguard Plastics Limited	UK	Borden Chemical UK Limited	100%
Hexion Specialty Chemicals Netherlands I B.V.	Netherlands	Hexion Specialty Chemicals Holding B.V.	100%
Hexion Specialty Chemicals Netherlands II B.V.	Netherlands	Hexion Specialty Chemicals B.V.	100%
Hexion Specialty Chemicals Netherlands III B.V.	Netherlands	Hexion Specialty Chemicals B.V.	100%
Hexion Specialty Chemicals Netherlands IV B.V.	Netherlands	Hexion Specialty Chemicals B.V.	100%
Hexion Specialty Chemicals Netherlands V B.V.	Netherlands	Hexion Specialty Chemicals Netherlands II B.V.	100%
Hexion Shchekinoazot Holding B.V.[1]	Netherlands	Hexion Specialty Chemicals Holding B.V.	50%
Hexion Specialty Chemicals B.V.	Netherlands	Hexion Specialty Chemicals Holding B.V.	100%
Hexion Specialty Chemicals Finance B.V.	Netherlands	Hexion Specialty Chemicals B.V.	100%
Hexion Specialty Chemicals Holding B.V.	Netherlands	Hexion Specialty Chemicals, Inc.	100%
Hexion Specialty Chemicals Maastricht B.V.	Netherlands	RSM Europe B.V.	100%
Hexion Specialty Chemicals Rotterdam Ink B.V.	Netherlands	RSM Europe B.V.	100%
Resolution Research Nederland B.V.	Netherlands	Hexion Specialty Chemicals Holding B.V.	100%
Resolution Specialty Materials Rotterdam B.V.	Netherlands	RSM Europe B.V.	100%
RSM Europe B.V.	Netherlands	Hexion Specialty Chemicals B.V.	100%
Hexion Specialty Chemicals Forest Products GmbH	Germany	National Borden Chemical Germany GmbH (94.8%) New Nimbus GmbH & Co. KG (5.2%)	100%
Hexion Specialty Chemicals GmbH	Germany	National Borden Chemical Germany GmbH (94.8%) New Nimbus GmbH & Co. KG (5.2%)	100%
Hexion Specialty Chemicals Holding Germany GmbH	Germany	Hexion Specialty Chemicals, Inc.	100%
Hexion Specialty Chemicals Leuna GmbH	Germany	RSM Europe B.V (94.8%) New Nimbus GmbH & Co. KG (5.2%)	100%
Hexion Specialty Chemicals Stuttgart GmbH	Germany	Hexion Specialty Chemicals GmbH	100%
Hexion Specialty Chemicals Wesseling GmbH	Germany	Hexion Specialty Chemicals Holding B.V. (94.8%) New Nimbus GmbH & Co. KG (5.2%)	100%
InfraTec Duisburg GmbH[2]	Germany	Hexion Specialty Chemicals GmbH	70%
National Borden Chemical Germany GmbH	Germany	Hexion Specialty Chemicals Canada, Inc.	100%

[1]	Joint venture with third party.
[2]	Joint venture with third party.

Subsidiary	Jurisdiction of Organization	Owner(s)	Total Owned
New Nimbus GmbH & Co. KG	Germany	Hexion Specialty Chemicals Holding B.V. (25%) Hexion Specialty Chemicals Holding Germany GmbH (25%) National Borden Chemical Germany GmbH (25%) RSM Europe B.V. (25%)	100%
Hexion Fengkai Holdings Limited	Hong Kong	Hexion Specialty Chemicals Rotterdam Ink B.V.	100%
Hexion Funing Holdings Limited	Hong Kong	Lawter International Inc.	100%
Hexion IAR Holdings (HK) Limited	Hong Kong	Hexion CI Holding Company (China) LLC	100%
Hexion Nanping Holdings Limited	Hong Kong	Hexion CI Holding Company (China) LLC	100%
Hexion Specialty Chemicals BVBA	Belgium	RSM Europe B.V. (99.9%) Resolution Specialty Materials Rotterdam B.V. (0.1%)	100%
Hexion Specialty Chemicals Research Belgium S.A.	Belgium	Hexion Specialty Chemicals Holding B.V. (95%) Resolution Research Nederland B.V. (5%)	100%
Hexion Specialty Chemicals, a.s.	Czech Republic	Resolution Specialty Materials Rotterdam B.V.	100%
Hexion Specialty Chemicals Pardubice s.r.o.	Czech Republic	National Borden Chemical Germany GmbH (99.99%) Hexion Specialty Chemicals GmbH (.01%)	100%
Hexion Specialty Chemicals Italia S.p.A.	Italy	Hexion Specialty Chemicals GmbH	100%
Hexion Specialty Chemicals, S.r.l.	Italy	RSM Europe B.V.	100%
Bexley Finance, S.A.	Panama	Borden Chemical Holdings (Panama) S.A. (Class B)	100%
Borden Chemical Holdings (Panama) S.A.	Panama	Hexion Specialty Chemicals Canada, Inc. (Class A and Class B)	100%
Borden Chemical Resinas, Panama, S.R.L.	Panama	Borden Chemical Holdings (Panama) S.A.	100%
Hexion Quimica S.A.	Panama	Hexion Specialty Chemicals, Inc.	100%
Hexion Specialty Chemicals Asua SL	Spain	RSM Europe B.V.	100%
Hexion Specialty Chemicals Barbastro S.A.	Spain	Hexion Specialty Chemicals Holding B.V.	100%
Hexion Specialty Chemicals Iberica, S.A.	Spain	Hexion Specialty Chemicals GmbH	100%
Servicios Factoria Barbastro S.A.[3]	Spain	Hexion Specialty Chemicals Barbastro S.A.	50%
Hexion Quimica Argentina SA	Argentina	Borden Chemical Holdings Panama S.A. (88%) Hexion Specialty Chemicals, Inc. (12%)	100%
International Pine Products SA (IPP)	Argentina	Hexion Quimica Argentina S.A. (95%) Hexion Specialty Chemicals, Inc. (5%)	100%
Quimica Borden Argentina S.A.	Argentina	Borden Chemical Holdings (Panama) S.A. (95%) Hexion Specialty Chemicals, Inc (5%)	100%
Hexion Specialty Chemicals Pty. Ltd.	Australia	Hexion Specialty Chemicals Canada, Inc.	100%
Hexion Specialty Chemicals Somersby Pty. Ltd.	Australia	Hexion Specialty Chemicals Pty, Ltd. (50%) J E Ridnell Pty. Ltd. (50%)	100%
J E Ridnell Pty. Ltd.	Australia	Hexion Specialty Chemicals Pty. Ltd.	100%

[3]	Joint venture with third party.

Subsidiary	Jurisdiction of Organization	Owner(s)	Total Owned
Hattrick (Barbados) Finco SRL	Barbados	Hexion Specialty Chemicals Canada, Inc.	100%
Danlinvest Holdings Ltda.	Brazil	Hexion Quimica Industria E Commercio Ltda. (99.99%) 1 nominal shareholder (0.1%)	99.99%
Hexion Quimica Industria E Commercio Ltda.	Brazil	Borden Chemical Holdings (Panama) S.A. (99.999%) Borden Chemical Resines, Panama, S.R.L (0.001%)	100%
Asia Dekor Borden Chemical (Heyuan) Company Limited	China	Asia Dekor Borden (Hong Kong) Chemical Co. Ltd.	100%
Hexion UV Coatings (Shanghai) Co., Ltd.[4]	China	Hexion Specialty UV Coatings (Shanghai) Limited	49.9%
Fengkai Hexion Specialty Chemicals Co., Ltd.[5]	China	Hexion Fengkai Holdings, Ltd. (70%)	70%
Fujian Nanping Hexion Specialty Chemicals Co., Ltd.	China	Hexion Nanping Holdings Limited (49%) Tianjin Hexion Specialty Chemicals Co., Ltd. (51%)	100%
Hexion Specialty Chemicals Management (Shanghai) Co., Ltd.	China	Hexion Specialty Chemicals (Caojing) Limited	100%
Jiangsu Funing Hexion Specialty Chemicals Co., Ltd.[6]	China	Lawter International Inc.	90%
Tianjin Hexion Specialty Chemical Co., Ltd.	China	Hexion IAR Holdings (HK) Limited	100%
Hexion Specialty Chemicals Oy	Finland	Hexion Specialty Chemicals GmbH	100%
Hexion Specialty Chemicals France SAS	France	RSM Europe B.V.	100%
Hexion Specialty Chemicals S.A.	France	Hexion Specialty Chemicals, Inc.[7]	98%
Asia Dekor Borden (Hong Kong) Chemical Co. Ltd.[8]	Hong Kong	Hexion Specialty Chemicals (Heyuan) Limited (50%)	50%
Hexion Adhesives Holding Limited	Hong Kong	Hexion Specialty Chemicals, Inc.	100%
Hexion Specialty Chemicals (Caojing) Limited	Hong Kong	Hexion Specialty Chemicals Holdings (China) Limited Nominee shareholder	100%
Hexion Specialty Chemicals (Heyuan) Limited	Hong Kong	Hexion Specialty Chemicals Holdings (China) Limited Nominee shareholder	100%
Hexion Specialty UV Coatings (Shanghai) Limited	Hong Kong	Hexion Specialty Chemicals Holdings (China) Limited Nominee shareholder	100%
Hexion Chengdu Holdings Limited	Hong Kong	Hexion Specialty Chemicals, Inc.	100%
Hexion Specialty Chemicals Holdings (China) Limited	Hong Kong	Hexion Specialty Chemicals, Inc. Nominee shareholder	100%
Hexion ZhangJiaGang Holdings Limited	Hong Kong	Hexion Specialty Chemicals, Inc.	100%
Hexion Specialty Chemicals Korea Company Limited	Korea	Hexion Specialty Chemicals GmbH	100%

[4]	Joint venture with third party.
[5]	Joint venture with third party.
[6]	Joint venture with third party.
[7]	Other 2% is owned by Hexion directors and inactive Hexion subsidiaries.
[8]	Joint venture with third party.

Subsidiary	Jurisdiction of Organization	Owner(s)	Total Owned
Borden Luxembourg S.a.r.l	Luxembourg	Hexion Specialty Chemicals Canada, Inc.	100%
Hexion Specialty Chemicals Luxembourg S.a.r.l	Luxembourg	Hexion Specialty Chemicals, Inc.	100%
Hexion Specialty Chemicals Sdn. Bhd.	Malaysia	Borden Chemical Holdings (Panama) S.A. (66%) Hexion Specialty Chemicals, Inc (34%)	100%
Hexion Specialty Chemicals SG. Petani Sdn. Bhd.	Malaysia	Hexion Specialty Chemicals Somersby Pty. Ltd.	100%
Resolution Specialty Materials	Mexico	RSM Europe B.V.	99.9%
Mexico S.de R.L.de C.V.		Hexion Specialty Chemicals B.V.	.1%
Hexion Specialty Chemicals (N.Z.) Limited	New Zealand	Hexion Specialty Chemicals Pty Ltd.	100%
Hexion Specialty Chemicals Ltda.	Portugal	Hexion Specialty Chemicals BVBA (70%) RSM Europe B.V. (30%)	100%
Hexion Shchekinoazot LLC	Russia	Hexion Shchekinoazot Holding B.V.	100%
Hexion Specialty Chemicals Singapore Pte. Ltd.	Singapore	Hexion Specialty Chemicals Holding B.V.	100%
Hexion Specialty Chemicals Sweden AB	Sweden	Resolution Specialty Materials Sweden Holdings AB	100%
Resolution Specialty Materials Sweden Holdings AB	Sweden	RSM Europe B.V.	100%
Hexion Specialty Chemicals (Taiwan) Inc.	Taiwan	Hexion Specialty Chemicals, Inc.	100%
Hexion Specialty Chemicals Bangkok Ltd.	Thailand	Hexion Specialty Chemicals Inc. (99.9%) Nominal Hexion shareholders (0.1%)	100%
Hexion Specialty Chemicals Samusakorn Ltd.	Thailand	Hexion Specialty Chemicals, Inc. (99.9%) Nominal Hexion shareholders (0.1%)	100%
Hexion Quimica Uruguay S/A	Uruguay	Hexion Quimica Industria E Commercio Ltda.	100%
Hexion Specialty Chemicals Uruguay S.A.	Uruguay	Borden Chemical Holdings (Panama) S.A.	100%

SCHEDULE 3.08(b)

SUBSCRIPTIONS

1.	Hexion Specialty Chemicals Canada, Inc. has a subscription right for shares of common stock of Hexion Specialty Chemicals UK Limited.

2.	Pursuant to the Articles of Association of Hexion UV Coatings (Shanghai) Co., Ltd., Hexion Specialty UV Coating (Shanghai) Limited has the right to purchase from Prime Union up to 25% of the registered capital of Hexion UV Coatings (Shanghai) Co., Ltd.

3.	Borden Hybrid Loan, which consists of (i) Note No. 1 issued on August 12, 2004 by Hexion Specialty Chemicals Canada, Inc. to Hexion Specialty Chemicals, Inc. (subsequently assigned to Hexion Nova Scotia Finance, ULC) in an aggregate principal amount of Cdn$342,836,000 and (B) Note No. 1 issued on April 29, 2005 by Hexion Specialty Chemicals Canada, Inc. to Hexion Nova Scotia Finance, ULC in an aggregate principal amount of Cdn$307,916,000 and, in each case, any refinancing, refundings, renewals or extensions thereof not increasing the principal amount thereof (except to the extent representing the financing premiums, interest, fees and expenses in connection therewith) or shortening the maturity thereof, (ii) Common Share Forward Subscription Agreement dated August 12, 2004 between Hexion Specialty Chemicals, Inc. and Hexion Specialty Chemicals Canada, Inc. and any replacement thereof and (iii) Common Share Forward Subscription Agreement dated as of April 29, 2005 between Hexion Specialty Chemicals, Inc. and Hexion Specialty Chemicals Canada, Inc. and any replacement thereof.

4.	Bakelite Hybrid Loan, which consists of (i) Demand Promissory Note issued on April 28, 2005 by National Borden Chemical Germany GmbH to Hattrick Finance Co., LLC in an principal amount of €91,200,000 and any refinancing, refundings, renewals or extensions thereof not increasing the principal amount thereof (except to the extent representing the financing premiums, interest, fees and expenses in connection therewith) or shortening the maturity thereof, (ii) Common Share Forward Subscription Agreement dated as of April 29, 2005, between Hexion Specialty Chemicals, Inc. and Hexion Specialty Chemicals Canada, Inc. and any replacement thereof (iii) Preference Share Forward Purchase Agreement dated as of April 29, 2005, between Hexion Specialty Chemicals, Inc. and Hexion Nova Scotia Finance, ULC and any replacement thereof.

5.	Hexion LLC Deferred Compensation Plan.

6.	Preemptive rights of Shell Oil Company pursuant to that certain Shareholders’ Agreement, dated as of November 14, 2000, among RPP Inc. (now Hexion LLC) and the shareholders party thereto.

7.	Commitment Letter dated March 3, 2009 pursuant to which certain entities affiliated or associated with Apollo Global Management, LLC (the “Apollo Investors”) have committed to purchase up to $200.0 million in preferred units and warrants of Hexion LLC by December 31, 2011.

8.	Amended and Restated Investor Rights Agreement, dated as of May 31, 2005, among Hexion LLC, Hexion Specialty Chemicals, Inc. and the Holders (as defined therein).

9.	Preemptive rights of Non-Apollo Investors (as defined therein) pursuant to that certain Hexion LLC Institutional Investors’ Agreement, dated as of May 31, 2005, among Hexion LLC and the parties listed on Schedule I thereto.

SCHEDULE 3.21

INSURANCE

Please see attached.

SCHEDULE OF INSURANCE

as of January 6, 2010

COVERAGE / DESCRIPTION	Policy Period	Policy No.	LIMIT	DEDUCTIBLES / RETENTIONS	CARRIER
GLOBAL PROPERTY					Zurich Lead (various others) US
Includes Boiler & Machinery	7/1/09-7/1/10	WB0901065	$500M per occurrence	$500,000 Combined Property Damage and Time Element except:	Zurich Lead (various others) Non US
	7/1/09-7/1/10				Fronting Fee
	7/1/09-7/1/10	WB0901073	$100M xs $500M		Lloyds / Hannover
				$1,000,000 Combined Property Damage and Time Element for locations at Stuttgart, Germany; Pleasant Prairie, WI, USA; Edmonton, AB, Canada; Kallo, Belgium; and Curitiba, Brazil.
				Except
				$2,500,000 Combined Property Damage and Time Element for locations at Iserlohn, Germany; Louisville, KY, USA; Solbiate Olona, Italy; Ribecourt, France; Barry, UK; Carpentersville, IL, USA; Leuna, Germany; and Duisburg, Germany.
				Except
				$10,000,000 Combined Property Damage and Time Element for locations at Deer Park, TX., Norco, LA., Pernis, Netherlands, Sokolov, CZ Republic
				Except
				$20,000,000 for Dutch Flood at Pernis, NL
				Except
				$2,000,000 Combined Property Damage and Time Element for the peril of California Earthquake
TERRORISM	7/1/09-7/1/10	E09RQ2759600	$250M excess deductible(s)	$500K except 5M at Pernis, Deer Park, Norco and Sokolov
TOTAL PROPERTY PREMIUM
MARINE
MARINE CARGO	7/1/09-7/1/10	OCP/OCWP-2677			Affiliated FM Insurance Company
Any on War Risk			$7,500,000
Any one domestic / foreign transit by truck, trailer and rail car			$7,500,000
Any one aircraft or connecting conveyance			$7,500,000
Any one Exhibition			$5,000,000
Any one approved iron or steel barge, nor for more than $3M any one tow			$3,000,000
“On deck” of any one vessel when subject to an “on deck” bill of lading			$750,000
Mail or Parcel Post			$75,000
Deductible				$5K per occurrence
* If certificate sales to customer, deductible does not apply
Excludes U.S. Inland Transit (See Global Property)
CHARTERERS/WHARFINGERS INSURANCE	7/1/09-7/1/10	09L2585/01	$10,000,000		Navigators Ins. Co.
Deductible				$25,000
Pollution Deductible				$75,000
EXCESS MARINE LIABILITY	7/1/09-7/1/10	09L2585/02	$15,000,000 xs $10,000,000		Nav. Ins. Co. 50% po 100% Starr Marine 50% po 100%
AVIATION
AVIATION PRODUCTS LIABILITY
Cov A. Products / Completed Operations	7/1/09-7/1/10	AP 1858779-02	$200,000,000	$0	AIG Aviation (Commerce & Industry)
Cov. B Grounding Liability			$125,000,000
Coverage A & B Combined Aggregate			$200,000,000
Spacecraft			$200,000,000
Foreign Military Aircraft Coverage			$200,000,000
War Liability - Max./Aggregate			$50,000,000

SCHEDULE OF INSURANCE

as of January 6, 2010

COVERAGE / DESCRIPTION	Policy Period	Policy No.	LIMIT	DEDUCTIBLES / RETENTIONS	CARRIER
CASUALTY
GENERAL LIABILITY - US	7/1/09-7/1/10	N/A	$5,000,000 Each Occurrence Indemnity / Defense	$5,000,000	Self-Insured
GENERAL LIABILITY - CANADA	7/1/09-7/1/10	N/A	$5,000,000 Each Occurrence	$5,000,000	Self-Insured
AUTO LIABILITY - U.S.	7/1/09-7/1/10	ISAH08576403	$2,000,000 Combined Single Limit	$500,000	ACE American Insurance Co.
AUTO LIABILITY - CANADA (US paid)	7/1/08-7/1/10	CAC424495	$2,000,000 Combined Single Limit	$500,000	ACE INA
WORKERS COMPENSATION - Hexion Specialty Chemicals, Inc.
Coverage A - Workers Compensation Coverage B - Employers’ Liability	7/1/09-7/1/10	WLRC45700288 SCFC4570029A	Statutory $2,000,000	$500,000	ACE American Insurance Co. (AL, AR, CA, DE, FL, GA, ID, IL, IN, KY, LA, MA, MI, MN, MO, MS, MT, NC, NJ, NY, OK, OR, PA, SC, TN, TX, VA, WA, WY) ACE American Insurance Co. (WI Only)
EXCESS WORKERS COMPENSATION Hexion Specialty Chemicals, Inc. (OHIO)
Coverage A - Workers Compensation Coverage B - Employers’ Liability	7/1/09-7/1/10	WCUC45700306	Statutory $1,000,000 (excess of SIR)	$500,000 SIR	ACE American Insurance Co.
WORKERS COMPENSATION - HA International Inc.
Coverage A - Workers Compensation Coverage B - Employers’ Liability	7/1/09-7/1/10	WLRC45700318 SCFC4570032A	Statutory $2,000,000	$500,000	ACE American Insurance Co. (AL, FL, IA, IL, IN, MI, NY, OH, PA, TN) ACE American Insurance Co. (WI Only)
TOTAL PRIMARY CASUALTY PREMIUM
INTERNATIONAL EXCESS AUTOMOBILE / EMPLOYERS LIABILITY
Contingent Auto Liability (each accident)	7/1/09-7/1/10	WL10009157	$5,000,000		AIU WorldSource (Ins. Co. of the State of PA)
Foreign Voluntary WC and Employers’ Liability			$5,000,000/$5,000,000/$5,000,000
Repatriation Expense (ea ee/policy limit)			$250,000
EXCESS LIABILITY
Lead Umbrella (occurrence reported form)	7/1/09-7/1/10	2213931	$50M xs underlying	$5M SIR	Lexington (London)
Lead Umbrella - Punitive Damages	7/1/09-7/1/10	5512369	$50M xs underlying		AIG CAT Excess (Bermuda)
Excess Liability - Includes Punitive Damages	7/1/09-7/1/10	WE0900228	$25M xs $50M		XL (London)
Excess Liability	7/1/09-7/1/10	2213932	$25M xs $75M		Lexington (London)
Excess Liability - Punitive Damages	7/1/09-7/1/10	5512370	$25M xs $75M		AIG CAT Excess - Bermuda
Excess Liability	7/1/09-7/1/10	EXC1001479100	$25M p/o $50M xs $100M		Endurance - Bermuda
Excess Liability	7/1/09-7/1/10	WE0900235	$25M p/o $50M xs $100M		Catlin (London)
Excess Liability - Punitive Damages	7/1/09-7/1/10	MCPD202242	$25M p/o $50 xs $100M		Magna Carter (Bermuda)
Excess Liability	7/1/09-7/1/10	EXC1001479100	$25M p/o $100 xs $150M		Endurance (Bermuda)
Excess Liability	7/1/09-7/1/10	WE0900231	$25M p/o $100 xs $150M		XL (London)
Excess Liability	7/1/09-7/1/10	WE0900232	$50M p/o $100 xs $150M		ARGO Re (London)
Excess Liability	7/1/09-7/1/10	HEX-1301/XS004	$100M p/o $150M xs $250M		ACE (Bermuda)
Excess Liability	7/1/09-7/1/10	TBD	$25M p/o $150M xs $250M		AIG CAT Excess (Bermuda)
Excess Liability	7/1/09-7/1/10	U920031-0705	$25M p/o $150M xs $250M		OCIL (Oil Casualty Ins. Ltd) (Bermuda)
TOTAL EXCESS LIABILITY

Notes

(1)	Earned premium upon cancellation will be calculated on a pro-rata basis.
(2)	No Min Premium earned for this program therefore based on duration of term, short rate would apply in accordance with policy forms or full premium if policy canceled post notification of loss.

SCHEDULE OF INSURANCE

as of January 6, 2010

COVERAGE / DESCRIPTION	Policy Period	Policy No.	LIMIT	DEDUCTIBLES / RETENTIONS	CARRIER
MANAGEMENT LIABILITY
DIRECTORS & OFFICERS LIABILITY
Primary Layer	12/31/08-1/22/10	014240422	$20,000,000	$250,000 SIR	National Union Fire Ins Co. of Pittsburgh (AIG)
Excess Directors & Officers	12/31/08-1/22/10	68036116	$20,000,000 per claim or related claim	$100,000	Federal Insurance Co. (Chubb)
Excess Directors & Officers	12/31/08-1/22/10	IRH00X020802001			Ironshore Insurance Services
Excess Directors & Officers - Side A DIC	12/31/08-1/22/10	C011135/001	$20,000,000	$100,000	Allied World National Assur. Co. (AWAC)
Total Directors & Officers Premium
EMPLOYMENT PRACTICES LIABILITY	7/1/09-7/1/10	025828543	$20,000,000	$1,000,000 SIR	National Union Fire Ins Co. of Pittsburgh (AIG)
FIDUCIARY LIABILITY	7/1/09-7/1/10	025893081	$20,000,000	$100,000 SIR	National Union Fire Ins Co. of Pittsburgh (AIG)
CRIME	7/1/09-7/1/10	68027929	$15,000,000	$250,000 SIR	Federal Insurance Co. (Chubb)
SPECIAL CRIME (Claims Made)	7/1/09-7/1/10	21235628	$20,000,000	$0	National Union Fire Ins Co. Of Pittsburgh (AIG)
Professional Liability/ Errors & Omissions	3/10/09-10	H709-11300	$1,000,000	$10,000	Houston Casualty Company
(Advanced Testing Services)
POLLUTION LEGAL LIABILITY
Coverage for 3rd party BI/PD, transportation, disposal sites, some acquisitions have clean-up coverage, defense inside limits. ([Premium paid in 2005 - $1,713,093	07/01/05-07/01/10	PLS1955824	$20,000,000/$40,000,000 (or lower depending on exposure)	$25,000 to $2,000,000 depending on exposure	American International Specialty Lines Ins. Co.
INTERNATIONAL POLLUTION LEGAL LIABILITY (Netherlands master, underlying for Argentina, Italy, Australia, Thailand, France, Germany, Spain, New Zealand, & Portugal)
Coverage for 3rd party BI/PD, disposal sites, some have clean-up coverage, business interruption, defense inside limits	6/1/09-71/10	25.06.0070 for master	U.S. $10,000,000/$10,000,000	U.S. $500,000	AIG Europe - Master Netherlands
					AIG Europe - Local Policies
Total International Pollution Legal Liability Premium
POLLUTION LEGAL LIABILITY (Canada)	6/1/06-7/1/10	PLS8089799	$1,000,000/$2,000,000	$100,000	American Home Assurance Co
POLLUTION LEGAL LIABILITY (Columbia, GA location)	10/31/05-10/31/2010	PLS4763336	$3,000,000	$100,000	American International Specialty Lines
ENV. IMPAIRMENT LIABILITY - FINANCIAL ASSURANCE ONLY (Lynwood, CA location)	1/5/09-1/5/10	PLC9213649-03	$1,000,000/$2,000,000	$50,000	Zurich Insurance Company (Steadfast paper)
TOTAL RENEWAL PREMIUMS FOR JULY 1, 2009
TOTAL PROGRAM COST AS OF JULY 1, 2009 (INCLUDES ALL OTHER 2009 RENEWALS)

This insurance document is furnished to you as a matter of information for your convenience. It only summarizes the listed policy(ies) and is not intended to reflect all the terms and conditions or exclusions of such policy(ies). Moreover, the information contained in this document reflects coverage as of the effective date(s) of the policy(ies) and does not include subsequent changes. This document is not an insurance policy and does not amend, alter or extend the coverage afforded by the listed policy(ies). The insurance afforded by the listed policy(ies) is subject to all the terms, exclusions and conditions of such policy(ies)

SCHEDULE 5.10(i)

CERTAIN MATTERS

1.	Amendment to pledge of shares in Hexion Specialty Chemicals, a.s.

2.	Powers of Attorney relating to RSM Rotterdam BV, National Borden Chemical Germany GmbH and JPMorgan.

3.	Extracts from the commercial register for RSM Rotterdam BV, National Borden Chemical Germany GmbH, Hexion Specialty Chemicals BV and JPMorgan.

4.	Agreement on pledge of 99.9% shareholding interest in Hexion Specialty Chemicals Pardubice s.r.o.

5.	Legal opinion of Clifford Chance LLP with respect to Hexion Specialty Chemicals Pardubice s.r.o. and Hexion Specialty Chemicals, a.s.

6.	Resolution of the Board of Directors of Hexion Specialty Chemicals a.s.

7.	Annotation of pledge on the quotaholders’ book of Hexion Specialty Chemicals S.r.l. and delivery to JPMCB, N.A. of a notarized abstract of the relevant pages of the quotaholders’ book of Hexion Specialty Chemicals S.r.l. annotated.

8.	Release of the share pledge and the new share pledges in the shareholders register of HSC Holding BV.

SCHEDULE 9.24

CERTAIN APPROVALS

None.

Exhibit F-1

to the Third Amended and

Restated Credit Agreement

INTERCREDITOR AGREEMENT

INTERCREDITOR AGREEMENT dated as of January 29, 2010, among JPMORGAN CHASE BANK, N.A. (“JPMCB”), as Intercreditor Agent, WILMINGTON TRUST FSB, as Trustee and as Collateral Agent, HEXION LLC, a Delaware limited liability company (“Holdings”), HEXION SPECIALTY CHEMICALS, INC., a New Jersey corporation (the “Company”), and each Subsidiary of the Company listed on Schedule I hereto.

A. The Company is party to the Third Amended and Restated Credit Agreement dated as of January 29, 2010 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among Holdings, the Company, Hexion Specialty Chemicals Canada, Inc., a Canadian corporation, Hexion Specialty Chemicals B.V., a company organized under the laws of The Netherlands, Hexion Specialty Chemicals UK Limited, a corporation organized under the laws of England and Wales, and Borden Chemical UK Limited, a corporation organized under the laws of England and Wales, the lenders party thereto from time to time, JPMCB, as administrative agent, and J.P. Morgan Securities Inc., Credit Suisse Securities (USA) LLC and Citigroup Inc., as joint lead arrangers and joint bookrunners. The Credit Agreement is included in the definition of “Credit Agreement” under the 1-1/2 Lien Notes Indenture (as defined below), and the Obligations of the Company and certain of the Company’s Subsidiaries under the Credit Agreement and the Senior Lender Documents executed or delivered pursuant thereto constitute First-Lien Indebtedness and Senior Lender Claims hereunder.

B. The Company is party to the Indenture dated as of January 29, 2010 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “1-1/2 Lien Notes Indenture”), among Hexion Finance Escrow LLC, a Delaware limited liability company, Hexion Escrow Corporation, a Delaware corporation, and the Trustee, pursuant to which the Notes are governed, as assumed by the Issuers pursuant to that certain Supplemental Indenture dated as of January 29, 2010, by and among the Issuers, the Guarantors party thereto and the Trustee. The Obligations of the Issuers, the Company, and certain of the Company’s Subsidiaries under the 1-1/2 Lien Notes Indenture, the Notes, and the other Noteholder Documents constitute Noteholder Claims and Second-Priority Claims hereunder.

Accordingly, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Definitions.

1.1. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“1-1/2 Lien Notes Indenture” shall have the meaning set forth in the recitals.

“Agreement” shall mean this Agreement, as amended, renewed, extended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Bankruptcy Law” shall mean Title 11 of the United States Code and any similar Federal, state or foreign law for the relief of debtors.

“Business Day” shall mean any day other than a Saturday, a Sunday or a day that is a legal holiday under the laws of the State of New York or on which banking institutions in the State of New York are required or authorized by law or other governmental action to close.

“Cash Management Obligations” shall mean, with respect to any Person, all obligations, whether now owing or hereafter arising, of such Person in respect of overdrafts and related liabilities owed to any other Person that arise from treasury, depositary or cash management services, including any automated clearing house transfers of funds or any similar transactions.

“Collateral Agent” shall mean Wilmington Trust FSB, in its capacity as collateral agent for the holders under the 1-1/2 Lien Notes Indenture.

“Common Collateral” shall mean all of the assets of any Grantor, whether real, personal or mixed, constituting both Senior Lender Collateral and Second-Priority Collateral.

“Company” shall have the meaning set forth in the preamble.

“Comparable Second-Priority Collateral Document” shall mean, in relation to any Common Collateral subject to any Lien created under any Senior Collateral Document, those Second-Priority Collateral Documents that create a Lien on the same Common Collateral, granted by the same Grantor.

“Credit Agreement” shall have the meaning set forth in the recitals.

“Deposit Account” shall have the meaning set forth in the Uniform Commercial Code.

“Deposit Account Collateral” shall mean that part of the Common Collateral comprised of or contained in Deposit Accounts or Securities Accounts.

“DIP Financing” shall have the meaning set forth in Section 6.1.

“Discharge of Senior Lender Claims” shall mean, except to the extent otherwise provided in Section 5.7, payment in full in cash (except for contingent indemnities and cost and reimbursement obligations to the extent no claim has been made) of (a) all Obligations in respect of all outstanding First-Lien Indebtedness and, with respect to letters of credit or letter of credit guaranties outstanding thereunder, delivery of cash collateral or backstop letters of credit in respect thereof in compliance with the Senior Credit Agreement, in each case after or concurrently with the termination of all commitments to extend credit thereunder and (b) any other Senior Lender Claims that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid.

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“Existing Second Lien Intercreditor Agreement” shall mean the Intercreditor Agreement, dated as of November 3, 2006, among JPMCB, as intercreditor agent, Wilmington Trust Company, as trustee and as collateral agent, Holdings, the Company and each subsidiary of the Company party thereto, as amended, amended and restated, supplemented or otherwise modified from time to time.

“First-Lien Indebtedness” shall mean (a) any Bank Indebtedness (as defined in the 1-1/2 Lien Notes Indenture on the date hereof), including all Indebtedness incurred by the Company and its Subsidiaries pursuant to the Credit Agreement and the other Senior Lender Documents, that is secured by a Permitted Lien (as defined in the 1-1/2 Lien Notes Indenture on the date hereof and incurred or deemed incurred pursuant to clause (8)(B) of the definition thereof), (b) all other Obligations (not constituting Indebtedness) of the Company and its Subsidiaries under the agreements governing such Bank Indebtedness and (c) all other Obligations of the Company and its Subsidiaries in respect of Hedging Obligations or Cash Management Obligations in connection with Indebtedness described in clause (a) or Obligations described in clause (b).

“Future First-Lien Indebtedness” shall mean any First-Lien Indebtedness other than First-Lien Indebtedness referred to in clauses (a) and (b) of the definition of First-Lien Indebtedness incurred pursuant to the Credit Agreement and the Senior Lender Documents entered into in connection therewith.

“Future Second Lien Indebtedness” shall mean Indebtedness or Obligations (other than Noteholder Claims) of the Company and its Subsidiaries that is to be equally and ratably secured with the Noteholder Claims and is so designated by the Company as Future Second Lien Indebtedness; provided, however, that such Future Second Lien Indebtedness is permitted to be so incurred in accordance with any Senior Lender Documents and any Second-Priority Documents, as applicable.

“Grantors” shall mean the Company and each of the Subsidiaries that has executed and delivered a Second-Priority Collateral Document or a Senior Collateral Document.

“Hedging Obligations” shall mean, with respect to any Person, all obligations and liabilities, whether now owing or hereafter arising, of such Person in respect of (a) currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements, and currency exchange, interest rate or commodity collar agreements and (b) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

“Indebtedness” shall mean and include all obligations that constitute “Indebtedness” within the meaning of the 1-1/2 Lien Notes Indenture or the Senior Credit Agreement.

“Indenture Secured Parties” shall mean the Persons holding Noteholder Claims, including the Trustee.

3

“Insolvency or Liquidation Proceeding” shall mean (a) any voluntary or involuntary case or proceeding under any Bankruptcy Law with respect to any Grantor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to any of its assets, (c) any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.

“Intercreditor Agent” shall mean JPMCB, in its capacity as administrative agent for the Senior Lenders under the Credit Agreement and the other Senior Lender Documents entered into pursuant to the Credit Agreement, together with its successors (or if there is more than one Senior Credit Agreement, such agent or trustee as is designated “Intercreditor Agent” by Senior Lenders holding a majority of the Senior Lender Claims then outstanding) and permitted assigns under the Senior Credit Agreement exercising substantially the same rights and powers.

“Issuers” shall mean (i) Hexion U.S. Finance Corp., a Delaware corporation, and (ii) Hexion Nova Scotia Finance, ULC, a Nova Scotia unlimited liability company.

“JPMCB” shall have the meaning set forth in the preamble.

“Lien” shall mean, with respect to any asset, any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset.

“Noteholder Claims” shall mean all Obligations in respect of the Notes or arising under the Noteholder Documents or any of them, including all fees and expenses of the Trustee thereunder.

“Noteholder Collateral” shall mean all of the assets of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any Noteholder Claim.

“Noteholder Collateral Agreement” shall mean the Collateral Agreement dated as of January 29, 2010, among the Company, certain other domestic Grantors and the Collateral Agent in respect of the 1-1/2 Lien Notes Indenture.

“Noteholder Collateral Documents” shall mean the Noteholder Collateral Agreement and any other document or instrument pursuant to which a Lien is granted by any Grantor to secure any Noteholder Claims or under which rights or remedies with respect to any such Lien are governed.

“Noteholder Documents” shall mean (a) the 1-1/2 Lien Notes Indenture, the Notes, the Noteholder Collateral Documents and (b) any other related document or instrument executed and delivered pursuant to any Noteholder Document described in clause (a) above evidencing or governing any Obligations thereunder.

“Notes” shall mean (a) the initial $1,000,000,000 in aggregate principal amount of senior secured notes due 2018 issued pursuant to the 1-1/2 Lien Notes Indenture, (b) the exchange notes issued in exchange therefor as contemplated by the Registration Rights Agreement dated as of January 29. 2010, among the Issuers, the Company, certain of the

4

Company’s Subsidiaries and the initial purchasers party thereto, and (c) any additional notes issued under the 1-1/2 Lien Notes Indenture by the Issuers, to the extent permitted by the 1-1/2 Lien Notes Indenture, the Credit Agreement, any other Senior Lender Documents and any Second-Priority Document, as applicable.

“Obligations” shall mean, with respect to any Indebtedness, any and all obligations, whether now owing or hereafter arising, with respect to the payment of (a) any principal of or interest (including interest accrued on or accruing after the commencement of any Insolvency or Liquidation Proceeding, whether or not a claim for post-filing interest is allowed in such proceeding) or premium on any Indebtedness, including any reimbursement obligation in respect of any letter of credit or letter of credit guaranty, (b) any fees, indemnification obligations, expense reimbursement obligations or other liabilities payable under the documentation governing such Indebtedness, (c) any obligation to post cash collateral in respect of letters of credit or letter of credit guaranties and any other obligations and (d) with respect to any Indebtedness constituting Senior Lender Claims, any Cash Management Obligations or Hedging Obligations owing to any of the Senior Lenders holding such Senior Lender Claims or any affiliates thereof.

“Officers’ Certificate” shall have the meaning set forth in the 1-1/2 Lien Notes Indenture.

“Person” shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, entity or other party, including any government and any political subdivision, agency or instrumentality thereof.

“Pledged Collateral” shall mean the Common Collateral in the possession of the Intercreditor Agent (or its agents or bailees), to the extent that possession thereof is necessary to perfect a Lien thereon under the Uniform Commercial Code.

“Recovery” shall have the meaning set forth in Section 6.4.

“Required Lenders” shall mean, with respect to any Senior Credit Agreement, those Senior Lenders the approval of which is required to approve an amendment or modification of, termination or waiver of any provision of or consent to any departure from such Senior Credit Agreement (or would be required to effect such consent under this Agreement if such consent were treated as an amendment of the Senior Credit Agreement).

“Second-Priority Agents” shall mean (a) the Trustee as agent for the Indenture Secured Parties and (b) the collateral agent for any Future Second Lien Indebtedness.

“Second-Priority Claims” shall mean the Noteholder Claims and all other Obligations in respect of, or arising under, the Second-Priority Documents, including all fees and expenses of the collateral agent for any Future Second Lien Indebtedness.

“Second-Priority Collateral” shall mean the Noteholder Collateral and all of the assets of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any Future Second Lien Indebtedness.

5

“Second-Priority Collateral Agreements” shall mean the Noteholder Collateral Agreement and any comparable agreement with respect to any Future Second Lien Indebtedness.

“Second-Priority Collateral Documents” shall mean the Noteholder Collateral Documents and any other agreement, document or instrument pursuant to which a Lien is now or hereafter granted securing any Second-Priority Claims or under which rights or remedies with respect to such Liens are at any time governed.

“Second-Priority Documents” shall mean the Noteholder Documents and any other document or instrument evidencing or governing any Future Second Lien Indebtedness.

“Second-Priority Designated Agent” shall mean such agent or trustee as is designated “Second-Priority Designated Agent” by Second-Priority Secured Parties holding a majority in principal amount of the Second-Priority Claims then outstanding; it being understood that as of the date of this agreement, the Trustee shall be so designated Second-Priority Designated Agent.

“Second-Priority Lien” shall mean any Lien on any assets of the Company or any other Grantor securing any Second-Priority Claims.

“Second-Priority Secured Parties” shall mean the Indenture Secured Parties and all other Persons holding any Second-Priority Claims, including the collateral agent for any Future Second Lien Indebtedness.

“Securities Account” shall have the meaning set forth in the Uniform Commercial Code.

“Senior Collateral Documents” shall mean any agreement, document or instrument pursuant to which a Lien is now or hereafter granted securing any Senior Lender Claims or under which rights or remedies with respect to such Liens are at any time governed.

“Senior Credit Agreement” shall mean the Credit Agreement and any other agreement governing any Future First-Lien Indebtedness.

“Senior Lender Cash Management Obligations” shall mean any Cash Management Obligations secured by any Common Collateral under the Senior Collateral Documents.

“Senior Lender Claims” shall mean (a) all First-Lien Indebtedness outstanding, including any Future First-Lien Indebtedness, and (b) all other Obligations (not constituting Indebtedness under any such First-Lien Indebtedness) with respect to First-Lien Indebtedness, including all Senior Lender Hedging Obligations and Senior Lender Cash Management Obligations. Senior Lender Claims shall include all interest and expenses accrued or accruing (or that would, absent the commencement of an Insolvency or Liquidation Proceeding, accrue) after the commencement of an Insolvency or Liquidation Proceeding in accordance with and at the rate specified in the relevant Senior Lender Document whether or not the claim for such interest or expenses is allowed or allowable as a claim in such Insolvency or Liquidation Proceeding.

6

“Senior Lender Collateral” shall mean all of the assets of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any Senior Lender Claim.

“Senior Lender Documents” shall mean the Senior Credit Agreement, the Senior Collateral Documents and each of the other agreements, documents and instruments (including each agreement, document or instrument providing for or evidencing a Senior Lender Hedging Obligation or Senior Lender Cash Management Obligation) providing for, evidencing or securing any Obligation under the Credit Agreement or any Future First-Lien Indebtedness and any other related document or instrument executed or delivered pursuant to any Senior Lender Document at any time or otherwise evidencing or securing any Indebtedness arising under any Senior Lender Document.

“Senior Lender Hedging Obligations” shall mean any Hedging Obligations secured by any Common Collateral under the Senior Collateral Documents.

“Senior Lenders” shall mean the Persons holding Senior Lender Claims, including the Senior-Priority Agents.

“Senior-Priority Agents” shall mean (a) the administrative agent under the Credit Agreement and (b) the collateral agent for any other First-Lien Indebtedness.

“Subsidiary” shall mean any “Subsidiary” of the Company as defined in the 1-1/2 Lien Notes Indenture.

“Trustee” shall mean Wilmington Trust FSB, in its capacity as trustee under the 1-1/2 Lien Notes Indenture and collateral agent under the Noteholder Collateral Documents, and its permitted successors.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

1.2. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified in accordance with this Agreement, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections shall be construed to refer to Sections of this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

7

Section 2. Lien Priorities.

2.1. Subordination of Liens. Notwithstanding the date, time, manner or order of filing or recordation of any document or instrument or grant, attachment or perfection of any Liens granted to the Second-Priority Secured Parties on the Common Collateral or of any Liens granted to the Intercreditor Agent or the Senior Lenders on the Common Collateral and notwithstanding any provision of the UCC, or any applicable law or the Second-Priority Documents or the Senior Lender Documents or any other circumstance whatsoever, each Second-Priority Agent, on behalf of itself and each applicable Second-Priority Secured Party, hereby agrees that: (a) any Lien on the Common Collateral securing any Senior Lender Claims now or hereafter held by or on behalf of the Intercreditor Agent or any Senior Lenders or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to any Lien on the Common Collateral securing any Second-Priority Claims, (b) any Lien on the Common Collateral securing any Second-Priority Claims now or hereafter held by or on behalf of the Trustee, the Collateral Agent or any Second-Priority Secured Parties or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Common Collateral securing any Senior Lender Claims and (c) with respect to any Second-Priority Claims (and as between the Second-Priority Agents and the Second-Priority Secured Parties), the Liens on the Common Collateral securing any Second-Priority Claims now or hereafter held by or on behalf of the Trustee, the Collateral Agent or any Second-Priority Secured Party or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall rank equally and ratably in all respects. All Liens on the Common Collateral securing any Senior Lender Claims shall be and remain senior in all respects and prior to all Liens on the Common Collateral securing any Second-Priority Claims for all purposes, whether or not such Liens securing any Senior Lender Claims are subordinated to any Lien securing any other obligation of the Company, any other Grantor or any other Person.

2.2. Prohibition on Contesting Liens. Each Second-Priority Agent, for itself and on behalf of each applicable Second-Priority Secured Party, and the Senior-Priority Agents, for itself and on behalf of each applicable Senior Lender, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, perfection, priority, validity or enforceability of (a) a Lien securing any Senior Lender Claims held (or purported to be held) by or on behalf of the Intercreditor Agent or any of the Senior Lenders or any agent or trustee therefor in any Senior Lender Collateral or (b) a Lien securing any Second-Priority Claims held (or purported to be held) by or on behalf of any Second-Priority Secured Party in the Common Collateral, as the case may be; provided, however, that nothing in this Agreement shall be construed to prevent or impair the rights of the Intercreditor Agent or any Senior Lender to enforce this Agreement (including the priority of the Liens securing the Senior Lender Claims as provided in Section 2.1) or any of the Senior Lender Documents.

2.3. No New Liens. Subject to Section 11.03 of the 1-1/2 Lien Notes Indenture and the corresponding provision of any Second-Priority Document relating to Future Second Lien Indebtedness, so long as the Discharge of Senior Lender Claims has not occurred, the

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parties hereto agree that, after the date hereof, if any Second-Priority Agent shall hold any Lien on any assets of the Company or any other Grantor securing any Second-Priority Claims that are not also subject to the first-priority Lien in respect of the Senior Lender Claims under the Senior Lender Documents, such Second-Priority Agent shall notify the Intercreditor Agent promptly upon becoming aware thereof and, upon demand by the Intercreditor Agent or the Company, will assign or release such Lien to the Intercreditor Agent (and/or its designee) as security for the applicable Senior Lender Claims (in the case of an assignment, each Second-Priority Agent may retain a junior lien on such assets subject to the terms hereof). Subject to Section 11.03 of the 1-1/2 Lien Notes Indenture and the corresponding provision of any Second-Priority Document relating to Future Second Lien Indebtedness, each Second-Priority Agent agrees that, after the date hereof, if it shall hold any Lien on any assets of the Company or any other Grantor securing any Second-Priority Claims that are not also subject to the Lien in favor of the other Second-Priority Agent such Second-Priority Agent shall notify any other Second-Priority Agent promptly upon becoming aware thereof.

2.4. Perfection of Liens. Neither the Intercreditor Agent nor the Senior Lenders shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Common Collateral for the benefit of the Second-Priority Agents and the Second-Priority Secured Parties. The provisions of this Intercreditor Agreement are intended solely to govern the respective Lien priorities as between the Senior Lenders and the Second-Priority Secured Parties and shall not impose on the Intercreditor Agent, the Second-Priority Agents, the Second-Priority Secured Parties or the Senior Lenders or any agent or trustee therefor any obligations in respect of the disposition of proceeds of any Common Collateral which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law.

Section 3. Enforcement.

3.1. Exercise of Remedies.

(a) So long as the Discharge of Senior Lender Claims has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, (i) no Second-Priority Agent or any Second-Priority Secured Party will (x) exercise or seek to exercise any rights or remedies (including setoff) with respect to any Common Collateral in respect of any applicable Second-Priority Claims, institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), (y) contest, protest or object to any foreclosure proceeding or action brought with respect to the Common Collateral by the Intercreditor Agent or any Senior Lender in respect of the Senior Lender Claims, the exercise of any right by the Intercreditor Agent or any Senior Lender (or any agent or sub-agent on their behalf) in respect of the Senior Lender Claims under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which any Second-Priority Agent or any Second-Priority Secured Party either is a party or may have rights as a third party beneficiary, or any other exercise by any such party, of any rights and remedies relating to the Common Collateral under the Senior Lender Documents or otherwise in respect of Senior Lender Claims, or (z) object to the forbearance by the Senior Lenders from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Common Collateral in

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respect of Senior Lender Claims and (ii) except as otherwise provided herein, the Intercreditor Agent and the Senior Lenders shall have the exclusive right to enforce rights, exercise remedies (including setoff and the right to credit bid their debt) and make determinations regarding the release, disposition or restrictions with respect to the Common Collateral without any consultation with or the consent of any Second-Priority Agent or any Second-Priority Secured Party; provided, however, that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Company or any other Grantor, each Second-Priority Agent may file a claim or statement of interest with respect to the applicable Second-Priority Claims and (B) each Second-Priority Agent may take any action (not adverse to the prior Liens on the Common Collateral securing the Senior Lender Claims, or the rights of the Intercreditor Agent or the Senior Lenders to exercise remedies in respect thereof) in order to create, prove, perfect, preserve or protect (but not enforce) its rights in, and perfection and priority of its Lien on, the Common Collateral. In exercising rights and remedies with respect to the Senior Lender Collateral, the Intercreditor Agent and the Senior Lenders may enforce the provisions of the Senior Lender Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Common Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(b) So long as the Discharge of Senior Lender Claims has not occurred, each Second-Priority Agent, on behalf of itself and each applicable Second-Priority Secured Party, agrees that it will not, in the context of its role as secured creditor, take or receive any Common Collateral or any proceeds of Common Collateral in connection with the exercise of any right or remedy (including setoff) with respect to any Common Collateral in respect of the applicable Second-Priority Claims. Without limiting the generality of the foregoing, unless and until the Discharge of Senior Lender Claims has occurred, except as expressly provided in the proviso in clause (ii) of Section 3.1(a), the sole right of the Second-Priority Agents and the Second-Priority Secured Parties with respect to the Common Collateral is to hold a Lien on the Common Collateral in respect of the applicable Second-Priority Claims pursuant to the Second-Priority Documents, as applicable, for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of Senior Lender Claims has occurred.

(c) Subject to the proviso in clause (ii) of Section 3.1(a), (i) each Second-Priority Agent, for itself and on behalf of each applicable Second-Priority Secured Party, agrees that no Second-Priority Agent or any Second-Priority Secured Party will take any action that would hinder any exercise of remedies undertaken by the Intercreditor Agent or the Senior Lenders with respect to the Common Collateral under the Senior Loan Documents, including any sale, lease, exchange, transfer or other disposition of the Common Collateral, whether by foreclosure or otherwise, and (ii) each Second-Priority Agent, for itself and on behalf of each applicable Second-Priority Secured Party, hereby waives any and all rights it or any Second-Priority Secured Party may have as a junior lien creditor or otherwise to object to the manner in which the Intercreditor Agent or the Senior Lenders seek to enforce or collect the Senior Lender Claims or the Liens granted in any of the Senior Lender Collateral, regardless of whether any action or failure to act by or on behalf of the Intercreditor Agent or Senior Lenders is adverse to the interests of the Second-Priority Secured Parties.

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(d) Each Second-Priority Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in any applicable Second-Priority Document shall be deemed to restrict in any way the rights and remedies of the Intercreditor Agent or the Senior Lenders with respect to the Senior Lender Collateral as set forth in this Agreement and the Senior Lender Documents.

3.2. Cooperation. Subject to the proviso in clause (ii) of Section 3.1(a), each Second-Priority Agent, on behalf of itself and each applicable Second-Priority Secured Party, agrees that, unless and until the Discharge of Senior Lender Claims has occurred, it will not commence, or join with any Person (other than the Senior Lenders and the Intercreditor Agent upon the request thereof) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it in the Common Collateral under any of the applicable Second-Priority Documents or otherwise in respect of the applicable Second-Priority Claims.

Section 4. Payments.

4.1. Application of Proceeds. After an event of default under any First-Lien Indebtedness has occurred with respect to which the Intercreditor Agent has provided written notice to each Second-Priority Agent, and until such event of default is cured or waived, so long as the Discharge of Senior Lender Claims has not occurred, the Common Collateral or proceeds thereof received in connection with the sale or other disposition of, or collection on, such Common Collateral upon the exercise of remedies, shall be applied by the Intercreditor Agent to the Senior Lender Claims in such order as specified in the relevant Senior Lender Documents until the Discharge of Senior Lender Claims has occurred. Upon the Discharge of Senior Lender Claims, the Intercreditor Agent shall deliver promptly to the Second-Priority Designated Agent any Common Collateral or proceeds thereof held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct to be applied by the Second-Priority Designated Agent ratably to the Second-Priority Claims and, with respect to each class of Second-Priority Claims, in such order as specified in the relevant Second-Priority Documents.

4.2. Payments Over. Any Common Collateral or proceeds thereof received by any Second-Priority Agent or any Second-Priority Secured Party in connection with the exercise of any right or remedy (including setoff) relating to the Common Collateral in contravention of this Agreement shall be segregated and held in trust for the benefit of and forthwith paid over to the Intercreditor Agent (and/or its designees) for the benefit of the applicable Senior Lenders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The Intercreditor Agent is hereby authorized to make any such endorsements as agent for any Second-Priority Agent or any such Second-Priority Secured Party. This authorization is coupled with an interest and is irrevocable.

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Section 5. Other Agreements.

5.1. Releases.

(a) If, at any time any Grantor or the holder of any Senior Lender Claim delivers notice to each Second-Priority Agent that any specified Common Collateral (including all or substantially all of the equity interests of a Grantor or any of its Subsidiaries) is sold, transferred or otherwise disposed of:

(i) by the owner of such Common Collateral in a transaction permitted under the Senior Credit Agreement, the 1-1/2 Lien Notes Indenture and each other Second-Priority Document (if any); or

(ii) during the existence of any Event of Default under (and as defined in) the Senior Credit Agreement to the extent the Intercreditor Agent has consented to such sale, transfer or disposition:

then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of the Second-Priority Secured Parties upon such Collateral will automatically be released and discharged as and when, but only to the extent, such Liens on such Collateral securing Senior Lender Claims are released and discharged. Upon delivery to each Second-Priority Agent of a notice from the Intercreditor Agent stating that any release of Liens securing or supporting the Senior Lender Claims has become effective (or shall become effective upon each Second-Priority Agent’s release), each Second-Priority Agent will promptly execute and deliver such instruments, releases, termination statements or other documents confirming such release on customary terms. In the case of the sale of all or substantially all of the equity interests of a Grantor or any of its Subsidiaries, the guarantee in favor of the Second-Priority Secured Parties, if any, made by such Grantor or Subsidiary will automatically be released and discharged as and when, but only to the extent, the guarantee by such Grantor or Subsidiary of Senior Lender Claims is released and discharged.

(b) Each Second-Priority Agent, for itself and on behalf of each applicable Second-Priority Secured Party, hereby irrevocably constitutes and appoints the Intercreditor Agent and any officer or agent of the Intercreditor Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of each Second-Priority Agent or such holder or in the Intercreditor Agent’s own name, from time to time in the Intercreditor Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Section 5.1, including any termination statements, endorsements or other instruments of transfer or release.

(c) Unless and until the Discharge of Senior Lender Claims has occurred, each Second-Priority Agent, for itself and on behalf of each applicable Second-Priority Secured Party, hereby consents to the application, whether prior to or after a default, of Deposit Account Collateral or proceeds of Common Collateral to the repayment of Senior Lender Claims pursuant to the Senior Credit Agreement; provided that nothing in this Section 5.1(c) shall be construed to prevent or impair the rights of the Second-Priority Agents or the Second-Priority Secured Parties to receive proceeds in connection with the Second-Priority Claims not otherwise in contravention of this agreement.

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5.2. Insurance. Unless and until the Discharge of Senior Lender Claims has occurred, the Intercreditor Agent and the Senior Lenders shall have the sole and exclusive right, subject to the rights of the Grantors under the Senior Lender Documents, to adjust settlement for any insurance policy covering the Common Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Common Collateral. Unless and until the Discharge of Senior Lender Claims has occurred, all proceeds of any such policy and any such award if in respect of the Common Collateral shall be paid (a) first, prior to the occurrence of the Discharge of Senior Lender Claims, to the Intercreditor Agent for the benefit of Senior Lenders pursuant to the terms of the Senior Lender Documents, (b) second, after the occurrence of the Discharge of Senior Lender Claims, to the Second-Priority Agents for the benefit of the Second-Priority Secured Parties pursuant to the terms of the applicable Second-Priority Documents and (c) third, if no Second-Priority Obligations are outstanding, to the owner of the subject property, such other person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. If any Second-Priority Agent or any Second-Priority Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such proceeds over to the Intercreditor Agent in accordance with the terms of Section 4.2.

5.3. Amendments to Second-Priority Collateral Documents.

(a) Without the prior written consent of the Intercreditor Agent and the Required Lenders, no Second-Priority Collateral Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Second-Priority Collateral Document, would be prohibited by or inconsistent with any of the terms of this Agreement. Each Second-Priority Agent agrees that each applicable Second-Priority Collateral Document shall include the following language (or language to similar effect approved by the Intercreditor Agent):

“Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the [applicable Second-Priority Agent] pursuant to this Agreement are expressly subject and subordinate to the liens and security interests granted to (a) JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (and its permitted successors) pursuant to the [Third Amended and Restated Collateral Agreement][Foreign Pledge Agreement] dated as of [January 29], 2010 (as amended, restated, supplemented or otherwise modified from time to time), by and among [Hexion LLC, Hexion Specialty Chemicals, Inc., the other “Grantors” named therein, JPMorgan Chase Bank, N.A., as collateral agent and the other parties party thereto][parties to the Foreign Pledge Agreement], or (b) any agent or trustee for any other Senior Lenders (as defined in the Intercreditor Agreement referred to below), and (ii) the exercise of any right or remedy by the [applicable Second-Priority Agent] hereunder is subject to the limitations and provisions of the Intercreditor Agreement dated as of January 29, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), by and among JPMorgan Chase Bank, N.A., as Intercreditor Agent,

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Hexion Specialty Chemicals, Inc. and the other parties party thereto. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern”.

(b) In the event that the Intercreditor Agent or the Senior Lenders under the Credit Agreement or, if there is no Credit Agreement, any other Senior Lenders, enter into any amendment, waiver or consent in respect of or replace any of the Senior Collateral Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any Senior Collateral Document or changing in any manner the rights of the Intercreditor Agent, the Senior Lenders, the Company or any other Grantor thereunder (including the release of any Liens in Senior Lender Collateral), then such amendment, waiver or consent shall apply automatically to any comparable provision of each Comparable Second-Priority Collateral Document without the consent of any Second-Priority Agent or any Second-Priority Secured Party and without any action by any Second-Priority Agent, Second-Priority Secured Party, the Company or any other Grantor; provided, however, that (A) such amendment, waiver or consent does not materially adversely affect the rights of the Second-Priority Secured Parties or the interests of the Second-Priority Secured Parties in the Second-Priority Collateral and not the Intercreditor Agent or the Senior Lenders, as the case may be, that have a security interest in the affected collateral in a like or similar manner, and (B) written notice of such amendment, waiver or consent shall have been given to each Second-Priority Agent.

5.4. Rights As Unsecured Creditors. Notwithstanding anything to the contrary in this Agreement, the Second-Priority Agents and the Second-Priority Secured Parties may exercise rights and remedies as an unsecured creditor against the Company or any Subsidiary that has guaranteed the Second-Priority Claims in accordance with the terms of the applicable Second-Priority Documents and applicable law. Nothing in this Agreement shall prohibit the receipt by any Second-Priority Agent or any Second-Priority Secured Party of the required payments of interest and principal so long as such receipt is not the direct or indirect result of the exercise by any Second-Priority Agent or any Second-Priority Secured Party of rights or remedies as a secured creditor in respect of Common Collateral or enforcement in contravention of this Agreement of any Lien in respect of Second-Priority Claims held by any of them. In the event any Second-Priority Agent or any Second-Priority Secured Party becomes a judgment lien creditor in respect of Common Collateral as a result of its enforcement of its rights as an unsecured creditor in respect of Second-Priority Claims, such judgment lien shall be subordinated to the Liens securing Senior Lender Claims on the same basis as the other Liens securing the Second-Priority Claims are so subordinated to such Liens securing Senior Lender Claims under this Agreement. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the Intercreditor Agent or the Senior Lenders may have with respect to the Senior Lender Collateral.

5.5. Intercreditor Agent as Gratuitous Bailee for Perfection.

(a) The Intercreditor Agent agrees to hold the Pledged Collateral that is part of the Common Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for each Second-Priority Agent and any assignee solely for the purpose of perfecting the security interest granted in such Pledged Collateral pursuant to the Second-Priority Collateral Agreements, subject to the terms and conditions of this Section 5.5.

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(b) The Intercreditor Agent agrees to hold the Deposit Account Collateral that is part of the Common Collateral and controlled by the Intercreditor Agent as gratuitous bailee for each Second-Priority Agent and any assignee solely for the purpose of perfecting the security interest granted in such Deposit Account Collateral pursuant to the Second-Priority Collateral Agreements, subject to the terms and conditions of this Section 5.5.

(c) In the event that the Intercreditor Agent (or its agent or bailees) has Lien filings against Intellectual Property (as defined in the Noteholder Collateral Agreement) that is part of the Common Collateral that are necessary for the perfection of Liens in such Common Collateral, the Intercreditor Agent agrees to hold such Liens as gratuitous bailee for each Second-Priority Agent and any assignee solely for the purpose of perfecting the security interest granted in such Liens pursuant to the Second-Priority Collateral Agreements, subject to the terms and conditions of this Section 5.5.

(d) Except as otherwise specifically provided herein (including Sections 3.1 and 4.1), until the Discharge of Senior Lender Claims has occurred, the Intercreditor Agent shall be entitled to deal with the Pledged Collateral in accordance with the terms of the Senior Lender Documents as if the Liens under the Second-Priority Collateral Documents did not exist. The rights of the Second-Priority Agents and the Second-Priority Secured Parties with respect to such Pledged Collateral shall at all times be subject to the terms of this Agreement.

(e) The Intercreditor Agent shall have no obligation whatsoever to any Second-Priority Agent or any Second-Priority Secured Party to assure that the Pledged Collateral is genuine or owned by the Grantors or to protect or preserve rights or benefits of any Person or any rights pertaining to the Common Collateral except as expressly set forth in this Section 5.5. The duties or responsibilities of the Intercreditor Agent under this Section 5.5 shall be limited solely to holding the Pledged Collateral as gratuitous bailee for each Second-Priority Agent for purposes of perfecting the Lien held by the Second-Priority Secured Parties.

(f) The Intercreditor Agent shall not have by reason of the Second-Priority Collateral Documents or this Agreement or any other document a fiduciary relationship in respect of any Second-Priority Agent or any Second-Priority Secured Party and the Second-Priority Agents and the Second-Priority Secured Parties hereby waive and release the Intercreditor Agent from all claims and liabilities arising pursuant to the Intercreditor Agent’s role under this Section 5.5, as agent and gratuitous bailee with respect to the Common Collateral.

(g) Upon the Discharge of Senior Lender Claims, the Intercreditor Agent shall deliver to the Second-Priority Designated Agent, to the extent that it is legally permitted to do so, the remaining Pledged Collateral (if any) and the Deposit Account Collateral (if any) together with any necessary endorsements (or otherwise allow the Second-Priority Designated Agent to obtain control of such Pledged Collateral and Deposit Account Collateral) or as a court of competent jurisdiction may otherwise direct. The Company shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify the Intercreditor Agent for loss or damage suffered by the Intercreditor Agent as a result of such transfer except for loss or damage suffered by the Intercreditor Agent as a result of its own willful misconduct, gross negligence or bad faith. The Intercreditor Agent has no obligation to follow instructions from any Second-Priority Agent in contravention of this Agreement.

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(h) Neither the Intercreditor Agent nor the Senior Lenders shall be required to marshal any present or future collateral security for the Company’s or its Subsidiaries’ obligations to the Intercreditor Agent or the Senior Lenders under the Senior Credit Agreement or the Senior Collateral Documents or any assurance of payment in respect thereof or to resort to such collateral security or other assurances of payment in any particular order, and all of their rights in respect of such collateral security or any assurance of payment in respect thereof shall be cumulative and in addition to all other rights, however existing or arising.

5.6. Second-Priority Designated Agent as Gratuitous Bailee for Perfection.

(a) Upon the Discharge of Senior Lender Claims, the Second-Priority Designated Agent agrees to hold the Pledged Collateral that is part of the Common Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the other Second-Priority Agents and any assignee solely for the purpose of perfecting the security interest granted in such Pledged Collateral pursuant to the applicable Second-Priority Collateral Agreement, subject to the terms and conditions of this Section 5.6.

(b) Upon the Discharge of Senior Lender Claims, the Second-Priority Designated Agent agrees to hold the Deposit Account Collateral that is part of the Common Collateral and controlled by the Second-Priority Designated Agent as gratuitous bailee for the other Second-Priority Agents and any assignee solely for the purpose of perfecting the security interest granted in such Deposit Account Collateral pursuant to the applicable Second-Priority Collateral Agreement, subject to the terms and conditions of this Section 5.6.

(c) In the event that the Second-Priority Designated Agent (or its agent or bailees) has Lien filings against Intellectual Property (as defined in the Noteholder Collateral Agreement) that is part of the Common Collateral that are necessary for the perfection of Liens in such Common Collateral, upon the Discharge of Senior Lender Claims, the Second-Priority Designated Agent agrees to hold such Liens as gratuitous bailee for the other Second-Priority Agents and any assignee solely for the purpose of perfecting the security interest granted in such Liens pursuant to the applicable Second-Priority Collateral Agreement, subject to the terms and conditions of this Section 5.6.

(d) The Second-Priority Designated Agent, in its capacity as gratuitous bailee, shall have no obligation whatsoever to the other Second-Priority Agents to assure that the Pledged Collateral is genuine or owned by the Grantors or to protect or preserve rights or benefits of any Person or any rights pertaining to the Common Collateral except as expressly set forth in this Section 5.6. The duties or responsibilities of the Second-Priority Designated Agent under this Section 5.6 upon the Discharge of Senior Lender Claims shall be limited solely to holding the Pledged Collateral as gratuitous bailee for the other Second-Priority Agents for purposes of perfecting the Lien held by the applicable Second-Priority Secured Parties.

(e) The Second-Priority Designated Agent shall not have by reason of the Second-Priority Collateral Documents or this Agreement or any other document a fiduciary relationship in respect of the other Second-Priority Agents (or the Second-Priority Secured Parties for which such other Second-Priority Agents is agent) and the other Second-Priority Agents hereby waive and release the Second-Priority Designated Agent from all claims and liabilities arising pursuant to the Second-Priority Designated Agent’s role under this Section 5.6, as agent and gratuitous bailee with respect to the Common Collateral.

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(f) In the event that the Second-Priority Designated Agent shall cease to be so designated the Second-Priority Designated Agent pursuant to the definition of such term, the then Second-Priority Designated Agent shall deliver to the successor Second-Priority Designated Agent, to the extent that it is legally permitted to do so, the remaining Pledged Collateral (if any) and the Deposit Account Collateral (if any) together with any necessary endorsements (or otherwise allow the successor Second-Priority Designated Agent to obtain control of such Pledged Collateral and Deposit Account Collateral) or as a court of competent jurisdiction may otherwise direct, and such successor Second-Priority Designated Agent shall perform all duties of the Second-Priority Designated Agent as set forth herein. The Company shall take such further action as is required to effectuate the transfer contemplated hereto and shall indemnify the Second-Priority Designated Agent for loss or damage suffered by the Second-Priority Designated Agent as a result of such transfer except for loss or damage suffered by the Second-Priority Designated Agent as a result of its own wilful misconduct, gross negligence or bad faith. The Second-Priority Designated Agent has no obligation to follow instructions from the successor Second-Priority Designated Agent in contravention of this Agreement.

5.7. When Discharge of Senior Lender Claims Deemed to Not Have Occurred. If, at any time after the Discharge of Senior Lender Claims has occurred, the Company incurs and designates any Future First-Lien Indebtedness, then such Discharge of Senior Lender Claims shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of such designation as a result of the occurrence of such first Discharge of Senior Lender Claims), and the applicable agreement governing such Future First-Lien Indebtedness shall automatically be treated as a Senior Credit Agreement for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Common Collateral set forth herein and the granting by the Intercreditor Agent of amendments, waivers and consents hereunder. Upon receipt of notice of such designation (including the identity of the new Intercreditor Agent), each Second-Priority Agent shall promptly (i) enter into such documents and agreements (at the expense of the Company), including amendments or supplements to this Agreement, as the Company or such new Intercreditor Agent shall reasonably request in writing in order to provide the new Intercreditor Agent the rights of the Intercreditor Agent contemplated hereby and (ii) to the extent then held by any Second-Priority Agent, deliver to the Intercreditor Agent the Pledged Collateral that is Common Collateral together with any necessary endorsements (or otherwise allow such Intercreditor Agent to obtain possession or control of such Pledged Collateral).

5.8. No Release If Event of Default. Notwithstanding any other provisions contained in this Agreement, if an Event of Default (as defined in the 1-1/2 Lien Notes Indenture or any other Second-Priority Document, as applicable) exists on the date on which all First-Lien Indebtedness is repaid in full and terminated (including all commitments and letters of credit thereunder), the second-priority Liens on the Second-Priority Collateral securing the Second-Priority Claims relating to such Event of Default will not be released, except to the extent such Collateral or any portion thereof was disposed of in order to repay the First-Lien Indebtedness secured by such Collateral, and thereafter the applicable Second-Priority Agent will have the right to direct the Intercreditor Agent to foreclose upon such Collateral (but in any such event,

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the Liens on such Collateral securing the applicable Second-Priority Claims will be released when such Event of Default and all other Events of Default under the 1-1/2 Lien Notes Indenture or any other Second-Priority Document, as applicable, cease to exist).

Section 6. Insolvency or Liquidation Proceedings.

6.1. Financing Issues. If the Company or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and the Intercreditor Agent shall desire to permit the use of cash collateral or to permit the Company or any other Grantor to obtain financing under Section 363 or Section 364 of Title 11 of the United States Code or any similar provision in any Bankruptcy Law (“DIP Financing”), then each Second-Priority Agent, on behalf of itself and each applicable Second-Priority Secured Party, agrees that it will raise no (a) objection to (and will not otherwise contest) such use of cash collateral or DIP Financing and will not request adequate protection or any other relief in connection therewith (except to the extent permitted by the proviso in clause (ii) of Section 3.1(a) and Section 6.3) and, to the extent the Liens securing the Senior Lender Claims under the Credit Agreement or, if no Credit Agreement exists, under the other Senior Lender Documents are subordinated or pari passu with such DIP Financing, will subordinate its Liens in the Common Collateral to such DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Second-Priority Claims are so subordinated to Liens securing Senior Lender Claims under this Agreement, (b) objection to (and will not otherwise contest) any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of Senior Lender Claims made by the Intercreditor Agent or any holder of Senior Lender Claims, (c) objection to (and will not otherwise contest) any lawful exercise by any holder of Senior Lender Claims of the right to credit bid Senior Lender Claims at any sale in foreclosure of Senior Lender Collateral, (d) objection to (and will not otherwise contest) any other request for judicial relief made in any court by any holder of Senior Lender Claims relating to the lawful enforcement of any Lien on Senior Lender Collateral or (e) objection to (and will not otherwise contest) any order relating to a sale of assets of any Grantor for which the Intercreditor Agent has consented that provides, to the extent the sale is to be free and clear of Liens, that the Liens securing the Senior Lender Claims and the Second-Priority Claims will attach to the proceeds of the sale on the same basis of priority as the Liens securing the Senior Lender Collateral rank to the Liens securing the Second-Priority Collateral in accordance with this Agreement.

6.2. Relief from the Automatic Stay. Until the Discharge of Senior Lender Claims has occurred, each Second-Priority Agent, on behalf of itself and each applicable Second-Priority Secured Party, agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Common Collateral, without the prior written consent of the Intercreditor Agent and the Required Lenders.

6.3. Adequate Protection. Each Second-Priority Agent, on behalf of itself and each applicable Second-Priority Secured Party, agrees that none of them shall contest (or support any other Person contesting) (a) any request by the Intercreditor Agent or the Senior Lenders for adequate protection or (b) any objection by the Intercreditor Agent or the Senior Lenders to any motion, relief, action or proceeding based on the Intercreditor Agent’s or the Senior Lenders’ claiming a lack of adequate protection. Notwithstanding the foregoing, in any Insolvency or Liquidation Proceeding, (i) if the Senior Lenders (or any subset thereof) are granted adequate

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protection in the form of additional collateral in connection with any DIP Financing or use of cash collateral under Section 363 or Section 364 of Title 11 of the United States Code or any similar Bankruptcy Law, then each Second-Priority Agent, on behalf of itself and any applicable Second-Priority Secured Party, may seek or request adequate protection in the form of a replacement Lien on such additional collateral, which Lien is subordinated to the Liens securing the Senior Lender Claims and such DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Second-Priority Claims are so subordinated to the Liens securing Senior Lender Claims under this Agreement and (ii) in the event any Second-Priority Agent, on behalf of itself or any applicable Second-Priority Secured Party, seeks or requests adequate protection and such adequate protection is granted in the form of additional collateral, then such Second-Priority Agent, on behalf of itself or each such Second-Priority Secured Party, agrees that the Senior-Priority Agents shall also be granted a senior Lien on such additional collateral as security for the applicable Senior Lender Claims and any such DIP Financing and that any Lien on such additional collateral securing the Second-Priority Claims shall be subordinated to the Liens on such collateral securing the Senior Lender Claims and any such DIP Financing (and all Obligations relating thereto) and any other Liens granted to the Senior Lenders as adequate protection on the same basis as the other Liens securing the Second-Priority Claims are so subordinated to such Liens securing Senior Lender Claims under this Agreement.

6.4. Preference Issues. If any Senior Lender is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Company or any other Grantor (or any trustee, receiver or similar person therefor), because the payment of such amount was declared to be fraudulent or preferential in any respect or for any other reason, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of setoff or otherwise, then the Senior Lender Claims shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the Senior Lenders shall be entitled to a Discharge of Senior Lender Claims with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto.

6.5. Application. This Agreement shall be applicable prior to and after the commencement of any Insolvency or Liquidation Proceeding. All references herein to any Grantor shall apply to any trustee for such Person and such Person as debtor in possession. The relative rights as to the Collateral and proceeds thereof shall continue after the filing thereof on the same basis as prior to the date of the petition, subject to any court order approving the financing of, or use of cash collateral by, any Grantor.

6.6. 506(c) Claims. Until the Discharge of Senior Lender Claims has occurred, each Second-Priority Agent, on behalf of itself and each applicable Second-Priority Secured Party, will not assert or enforce any claim under Section 506(c) of the United States Bankruptcy Code senior to or on a parity with the Liens securing the Senior Lender Claims for costs or expenses of preserving or disposing of any Common Collateral.

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Section 7. Reliance; Waivers; etc.

7.1. Reliance. The consent by the Senior Lenders to the execution and delivery of the Second-Priority Documents to which the Senior Lenders have consented and all loans and other extensions of credit made or deemed made on and after the date hereof by the Senior Lenders to the Company or any Subsidiary shall be deemed to have been given and made in reliance upon this Agreement. Each Second-Priority Agent, on behalf of itself and each applicable Second-Priority Secured Party, acknowledges that it and the applicable Second-Priority Secured Parties have, independently and without reliance on the Intercreditor Agent or any Senior Lender, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the applicable Second-Priority Document, this Agreement and the transactions contemplated hereby and thereby and they will continue to make their own credit decision in taking or not taking any action under the applicable Second-Priority Document or this Agreement.

7.2. No Warranties or Liability. Each Second-Priority Agent, on behalf of itself and each applicable Second-Priority Secured Party, acknowledges and agrees that neither the Intercreditor Agent nor any Senior Lender has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Senior Lender Documents, the ownership of any Common Collateral or the perfection or priority of any Liens thereon. The Senior Lenders will be entitled to manage and supervise their respective loans and extensions of credit under the Senior Lender Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the Senior Lenders may manage their loans and extensions of credit without regard to any rights or interests that any Second-Priority Agent or any of the Second-Priority Secured Parties have in the Common Collateral or otherwise, except as otherwise provided in this Agreement. Neither the Intercreditor Agent nor any Senior Lender shall have any duty to any Second-Priority Agent or any Second-Priority Secured Party to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Company or any Subsidiary thereof (including the Second-Priority Documents), regardless of any knowledge thereof that they may have or be charged with. Except as expressly set forth in this Intercreditor Agreement, the Intercreditor Agent, the Senior Lenders, the Second-Priority Agents and the Second-Priority Secured Parties have not otherwise made to each other, nor do they hereby make to each other, any warranties, express or implied, nor do they assume any liability to each other with respect to (a) the enforceability, validity, value or collectibility of any of the Second-Priority Claims, the Senior Lender Claims or any guarantee or security which may have been granted to any of them in connection therewith, (b) the Company’s or any other Grantor’s title to or right to transfer any of the Common Collateral or (c) any other matter except as expressly set forth in this Intercreditor Agreement.

7.3. Obligations Unconditional. All rights, interests, agreements and obligations of the Intercreditor Agent and the Senior Lenders, and the Second-Priority Agents and the Second-Priority Secured Parties, respectively, hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any Senior Lender Documents or any Second-Priority Documents;

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(b) any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Lender Claims or Second-Priority Claims, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of the Senior Credit Agreement or any other Senior Lender Document or of the terms of the 1-1/2 Lien Notes Indenture or any other Second-Priority Document;

(c) any exchange of any security interest in any Common Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Lender Claims or Second-Priority Claims or any guarantee thereof;

(d) the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any other Grantor; or

(e) any other circumstances that otherwise might constitute a defense available to, or a discharge of, the Company or any other Grantor in respect of the Senior Lender Claims, or of any Second-Priority Agent or any Second-Priority Secured Party in respect of this Agreement.

Section 8. Miscellaneous.

8.1. Conflicts. Subject to Section 8.19:

(a) in the event of any conflict between the terms of this Agreement and the terms of any Senior Lender Document or any Second-Priority Document, the terms of this Agreement shall govern;

(b) in the event of any conflict between the terms of this Agreement and the terms of the Existing Second Lien Intercreditor Agreement relating to the relative priorities, rights or obligations of the parties holding the Senior Lender Claims and the holders of the “Second Priority Claims” (as that term is defined in the Existing Second Lien Intercreditor Agreement), the terms of the Existing Second Lien Intercreditor Agreement shall govern.

8.2. Continuing Nature of this Agreement; Severability. Subject to Section 5.7 and Section 6.4, this Agreement shall continue to be effective until the Discharge of Senior Lender Claims shall have occurred or such later time as all the Obligations in respect of the Second-Priority Claims shall have been paid in full. This is a continuing agreement of lien subordination and the Senior Lenders may continue, at any time and without notice to each Second-Priority Agent or any Second-Priority Secured Party, to extend credit and other financial accommodations and lend monies to or for the benefit of the Company or any other Grantor constituting Senior Lender Claims in reliance hereon. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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8.3. Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement shall be deemed to be made unless the same shall be in writing signed on behalf of each Second-Priority Agent (or its authorized agent) and each Senior-Priority Agent (or its authorized agent) and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. The Company and the other Grantors shall not have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent their rights are affected. Notwithstanding anything in this Section 8.3 to the contrary, this Agreement may be amended from time to time at the request of the Company, at the Company’s expense, and without the consent of any Second-Priority Agent, any Senior-Priority Agent, any Senior Lender or any Second-Priority Secured Party to (i) add other parties holding Future Second Lien Indebtedness (or any agent or trustee therefor) and Future First-Lien Indebtedness (or any agent or trustee therefor) in each case to the extent such Indebtedness is not prohibited by the Senior Credit Agreement, the 1-1/2 Lien Notes Indenture or any other Second-Priority Document governing Future Second Lien Indebtedness, (ii) in the case of Future Second Lien Indebtedness, (a) establish that the Lien on the Common Collateral securing such Future Second Lien Indebtedness shall be junior and subordinate in all respects to all Liens on the Common Collateral securing any Senior Lender Claims and shall share in the benefits of the Common Collateral equally and ratably with all Liens on the Common Collateral securing any Second-Priority Claims, and (b) provide to the holders of such Future Second Lien Indebtedness (or any agent or trustee thereof) the comparable rights and benefits (including any improved rights and benefits that have been consented to by the Intercreditor Agent) as are provided to the holders of Second-Priority Claims under this Agreement, and (iii) in the case of Future First-Lien Indebtedness, (a) establish that the Lien on the Common Collateral securing such Future First-Lien Indebtedness shall be superior in all respects to all Liens on the Common Collateral securing any Second-Priority Claims and any Future SecondLien Indebtedness and shall share in the benefits of the Common Collateral equally and ratably with all Liens on the Common Collateral securing any Senior Lender Claims, and (b) provide to the holders of such Future First-Lien Indebtedness (or any agent or trustee thereof) the comparable rights and benefits as are provided to the holders of Senior Lender Claims under this Agreement, in each case so long as such modifications do not expressly violate the provisions of the Senior Credit Agreement, the 1-1/2 Lien Notes Indenture or any other Second-Priority Document governing Future Second Lien Indebtedness. Any such additional party and each Second-Priority Agent shall be entitled to rely on the determination of officers of the Company that such modifications do not violate the Senior Credit Agreement, the 1-1/2 Lien Notes Indenture or any other Second-Priority Document governing Future Second Lien Indebtedness if such determination is set forth in an Officers’ Certificate delivered to such party, the Intercreditor Agent and each Second-Priority Agent; provided, however, that such determination will not affect whether or not the Company has complied with its undertakings in the Senior Credit Agreement, the Senior Collateral Documents, the 1-1/2 Lien Notes Indenture, any other Second-Priority Document governing Future Second Lien Indebtedness, the Second-Priority Collateral Documents or this Agreement.

8.4. Information Concerning Financial Condition of the Company and the Subsidiaries. The Intercreditor Agent, the Senior Lenders, each Second-Priority Agent and the Second-Priority Secured Parties shall each be responsible for keeping themselves informed of (a) the financial condition of the Company and the Subsidiaries and all endorsers and/or

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guarantors of the Second-Priority Claims or the Senior Lender Claims and (b) all other circumstances bearing upon the risk of nonpayment of the Second-Priority Claims or the Senior Lender Claims. The Intercreditor Agent, the Senior Lenders, each Second-Priority Agent and the Second-Priority Secured Parties shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that the Intercreditor Agent, any Senior Lender, any Second-Priority Agent or any Second-Priority Secured Party, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to any other party, it or they shall be under no obligation (w) to make, and the Intercreditor Agent, the Senior Lenders, the Second-Priority Agents and the Second-Priority Secured Parties shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

8.5. Subrogation. Each Second-Priority Agent, on behalf of itself and each applicable Second-Priority Secured Party, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Senior Lender Claims has occurred.

8.6. Application of Payments. Except as otherwise provided herein, all payments received by the Senior Lenders may be applied, reversed and reapplied, in whole or in part, to such part of the Senior Lender Claims as the Senior Lenders, in their sole discretion, deem appropriate, consistent with the terms of the Senior Lender Documents. Except as otherwise provided herein, each Second-Priority Agent, on behalf of itself and each applicable Second-Priority Secured Party, assents to any such extension or postponement of the time of payment of the Senior Lender Claims or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security that may at any time secure any part of the Senior Lender Claims and to the addition or release of any other Person primarily or secondarily liable therefor.

8.7. Consent to Jurisdiction; Waivers. The parties hereto consent to the jurisdiction of any state or federal court located in New York, New York, and consent that all service of process may be made by registered mail directed to such party as provided in Section 8.8 for such party. Service so made shall be deemed to be completed three days after the same shall be posted as aforesaid. The parties hereto waive any objection to any action instituted hereunder in any such court based on forum non conveniens, and any objection to the venue of any action instituted hereunder in any such court. Each of the parties hereto waives any right it may have to trial by jury in respect of any litigation based on, or arising out of, under or in connection with this Agreement, or any course of conduct, course of dealing, verbal or written statement or action of any party hereto in connection with the subject matter hereof.

8.8. Notices. All notices to the Second-Priority Secured Parties and the Senior Lenders permitted or required under this Agreement may be sent to the Trustee, the Intercreditor Agent or any Second-Priority Agent as provided in the 1-1/2 Lien Notes Indenture, the Credit

23

Agreement, the other relevant Senior Lender Document or the relevant Second-Priority Document, as applicable. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties. The Senior-Priority Agents hereby agree to promptly notify each Second-Priority Agent upon payment in full in cash of all Indebtedness under the applicable Senior Lender Documents (except for contingent indemnities and cost and reimbursement obligations to the extent no claim therefor has been made).

8.9. Further Assurances. Each of the Second-Priority Agents, on behalf of itself and each applicable Second-Priority Secured Party, and the Intercreditor Agent, on behalf of itself and each Senior Lender, agrees that each of them shall take such further action and shall execute and deliver to the Intercreditor Agent and the Senior Lenders such additional documents and instruments (in recordable form, if requested) as the Intercreditor Agent or the Senior Lenders may reasonably request to effectuate the terms of and the lien priorities contemplated by this Agreement.

8.10. Governing Law. This Agreement has been delivered and accepted at and shall be deemed to have been made at New York, New York and shall be interpreted, and the rights and liabilities of the parties bound hereby determined, in accordance with the laws of the State of New York.

8.11. Binding on Successors and Assigns. This Agreement shall be binding upon the Intercreditor Agent, the Senior Lenders, the Second-Priority Agents, the Second-Priority Secured Parties, the Company, the Company’s Subsidiaries party hereto and their respective permitted successors and assigns.

8.12. Specific Performance. The Intercreditor Agent may demand specific performance of this Agreement. Each Second-Priority Agent, on behalf of itself and each applicable Second-Priority Secured Party, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by the Intercreditor Agent.

8.13. Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

8.14. Counterparts. This Agreement may be executed in one or more counterparts, including by means of facsimile, each of which shall be an original and all of which shall together constitute one and the same document.

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8.15. Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement. The Intercreditor Agent represents and warrants that this Agreement is binding upon the Senior Lenders. The Trustee represents and warrants that this Agreement is binding upon the Indenture Secured Parties.

8.16. No Third Party Beneficiaries; Successors and Assigns. This Agreement and the rights and benefits hereof shall inure to the benefit of, and be binding upon, each of the parties hereto and their respective successors and assigns and shall inure to the benefit of each of, and be binding upon, the holders of Senior Lender Claims and Second-Priority Claims. No other Person shall have or be entitled to assert rights or benefits hereunder.

8.17. Effectiveness. This Agreement shall become effective when executed and delivered by the parties hereto. This Agreement shall be effective both before and after the commencement of any Insolvency or Liquidation Proceeding. All references to the Company or any other Grantor shall include the Company or any other Grantor as debtor and debtor-in-possession and any receiver or trustee for the Company or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding.

8.18. Intercreditor Agent and Second-Priority Agents. It is understood and agreed that (a) JPMCB is entering into this Agreement in its capacity as administrative agent under the Credit Agreement and the provisions of Article VIII of the Credit Agreement applicable to JPMCB as administrative agent thereunder shall also apply to JPMCB as Intercreditor Agent hereunder and (b) Wilmington Trust FSB is entering into this Agreement in its capacity as Trustee and as Collateral Agent, and the provisions of Article 7 of the 1-1/2 Lien Notes Indenture applicable to the Trustee thereunder shall also apply to the Trustee hereunder.

8.19. Relative Rights. Notwithstanding anything in this Agreement to the contrary (except to the extent contemplated by Section 5.3(b)), nothing in this Agreement is intended to or will (a) amend, waive or otherwise modify the provisions of the Senior Credit Agreement, the 1-1/2 Lien Notes Indenture or any other Senior Lender Documents or Second-Priority Documents entered into in connection with the Senior Credit Agreement, the 1-1/2 Lien Notes Indenture or any other Senior Lender Document or Second-Priority Document or permit the Company or any Subsidiary to take any action, or fail to take any action, to the extent such action or failure would otherwise constitute a breach of, or default under, the Senior Credit Agreement or any other Senior Lender Documents entered into in connection with the Senior Credit Agreement, the 1-1/2 Lien Notes Indenture or any other Second-Priority Documents, (b) change the relative priorities of the Senior Lender Claims or the Liens granted under the Senior Lender Documents on the Common Collateral (or any other assets) as among the Senior Lenders, (c) otherwise change the relative rights of the Senior Lenders in respect of the Common Collateral as among such Senior Lenders or (d) obligate the Company or any Subsidiary to take any action, or fail to take any action, that would otherwise constitute a breach of, or default under, the Senior Credit Agreement or any other Senior Lender Document entered into in connection with the Senior Credit Agreement, the 1-1/2 Lien Notes Indenture or any other Second-Priority Documents.

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8.20. References. Notwithstanding anything to the contrary in this Agreement, any references contained herein to any Section, clause, paragraph, definition or other provision of the 1-1/2 Lien Notes Indenture (including any definition contained therein) shall be deemed to be a reference to such Section, clause, paragraph, definition or other provision as in effect on the date of this Agreement; provided that any reference to any such Section, clause, paragraph or other provision shall refer to such Section, clause, paragraph or other provision of the 1-1/2 Lien Notes Indenture, as applicable (including any definition contained therein), as amended or modified from time to time if such amendment or modification has been (1) made in accordance with the 1-1/2 Lien Notes Indenture, and (2) approved in writing by, or on behalf of, the requisite Senior Lenders as are needed under the terms of the Senior Credit Agreement to approve such amendment or modification.

8.21. Intercreditor Agreements. Each party hereto agrees that the Senior Lenders (as among themselves) and the Second-Priority Secured Parties (as among themselves) may each enter into intercreditor agreements (or similar arrangements) with the Intercreditor Agent governing the rights, benefits and privileges as among the Senior Lenders or the Second-Priority Secured Parties, as the case may be, in respect of the Common Collateral, this Agreement and the other Senior Collateral Documents or Second-Priority Collateral Documents, as the case may be, including as to application of proceeds of the Common Collateral, voting rights, control of the Common Collateral and waivers with respect to the Common Collateral, in each case so long as (A) the terms thereof do not violate or conflict with the provisions of this Agreement or the other Senior Collateral Documents or Second-Priority Collateral Documents, as the case may be, (B) in the case of any such intercreditor agreement (or similar arrangement) affecting any Senior Lenders, the Senior-Priority Agent acting on behalf of such Senior Lenders agrees in its sole discretion to enter into any such intercreditor agreement (or similar arrangement) and (C) in the case of any such intercreditor agreement (or similar arrangement) affecting the Senior Lenders holding Senior Lender Claims under the Credit Agreement, the Required Lenders authorize the applicable Senior-Priority Agent to enter into any such intercreditor agreement (or similar arrangement). Notwithstanding the preceding clauses (B) and (C), to the extent that the applicable Senior-Priority Agent is not authorized by the Required Lenders to enter into any such intercreditor agreement (or similar arrangement ) or does not agree to enter into such intercreditor agreement (or similar arrangement ), such intercreditor agreement (or similar arrangement ) shall not be binding upon the applicable Senior-Priority Agent but, subject to the immediately succeeding sentence, may still bind the other parties party thereto. In any event, if a respective intercreditor agreement (or similar arrangement) exists, the provisions thereof shall not be (or be construed to be) an amendment, modification or other change to this Agreement or any other Senior Collateral Document or Second-Priority Collateral Document, and the provisions of this Agreement and the other Senior Collateral Documents and Second-Priority Collateral Documents shall remain in full force and effect in accordance with the terms hereof and thereof (as such provisions may be amended, modified or otherwise supplemented from time to time in accordance with the terms thereof, including to give effect to any intercreditor agreement (or similar arrangement)).

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INTERCREDITOR AGENT: JPMORGAN CHASE BANK, N.A., as Intercreditor Agent

By	/s/ Authorized Signatory
Name:
Title:

TRUSTEE AND COLLATERAL AGENT: WILMINGTON TRUST FSB, as Trustee and Collateral Agent,

By	/s/ Authorized Signatory
Name:
Title:

HEXION LLC,

By	/s/ Authorized Signatory
Name:
Title:

HEXION SPECIALTY CHEMICALS, INC.,

By	/s/ Authorized Signatory
Name:
Title:

HEXION U.S. FINANCE CORP.,

By	/s/ Authorized Signatory
Name:
Title:

BORDEN CHEMICAL INVESTMENTS, INC.,

By	/s/ Authorized Signatory
Name:
Title:

BORDEN CHEMICAL FOUNDRY, LLC,

By	/s/ Authorized Signatory
Name:
Title:

HSC CAPITAL CORPORATION,

By	/s/ Authorized Signatory
Name:
Title:

New 1 ½ Lien Intercreditor Agreement

LAWTER INTERNATIONAL INC.,

By	/s/ Authorized Signatory
Name:
Title:

BORDEN CHEMICAL INTERNATIONAL, INC.,

By	/s/ Authorized Signatory
Name:
Title:

OILFIELD TECHNOLOGY GROUP, INC.,

By	/s/ Authorized Signatory
Name:
Title:

HEXION CI HOLDING COMPANY (CHINA) LLC,

By	Lawter International Inc., as sole managing member

By	/s/ Authorized Signatory
Name:
Title:

New 1 ½ Lien Intercreditor Agreement

SCHEDULE I

Subsidiary Parties

Borden Chemical Foundry, LLC

Borden Chemical Investments, Inc.

Hexion U.S. Finance Corp.

HSC Capital Corporation

Lawter International Inc.

Borden Chemical International, Inc.

Oilfield Technology Group, Inc.

Hexion CI Holding Company (China) LLC

Exhibit F-2

to the Third Amended and

Restated Credit Agreement

[FORM OF]

FIRST LIEN INTERCREDITOR AGREEMENT

dated as of

[                        ]

among

[JPMORGAN CHASE BANK, N.A.],

as Collateral Agent,

[JPMORGAN CHASE BANK, N.A.],

as Authorized Representative under the Credit Agreement,

[                        ],

as the Initial Other Authorized Representative,

and

each additional Authorized Representative from time to time party hereto

TABLE OF CONTENTS

		Page
	ARTICLE I

	DEFINITIONS

SECTION 1.01	Construction; Certain Defined Terms	1

	ARTICLE II

	PRIORITIES AND AGREEMENTS WITH RESPECT TO SHARED COLLATERAL

SECTION 2.01	Priority of Claims	7
SECTION 2.02	Actions with Respect to Shared Collateral; Prohibition on Contesting Liens	8
SECTION 2.03	No Interference; Payment Over	9
SECTION 2.04	Automatic Release of Liens; Amendments to First Lien Security Documents	10
SECTION 2.05	Certain Agreements with Respect to Bankruptcy or Insolvency Proceedings	11
SECTION 2.06	Reinstatement	12
SECTION 2.07	Insurance	12
SECTION 2.08	Refinancings	12
SECTION 2.09	Possessory Collateral Agent as Gratuitous Bailee for Perfection	12

	ARTICLE III

	EXISTENCE AND AMOUNTS OF LIENS AND OBLIGATIONS

	ARTICLE IV

	THE COLLATERAL AGENT

SECTION 4.01	Appointment and Authority	13
SECTION 4.02	Rights as a First Lien Secured Party	14
SECTION 4.03	Exculpatory Provisions	15
SECTION 4.04	Reliance by Collateral Agent	16
SECTION 4.05	Delegation of Duties	16
SECTION 4.06	Resignation of Collateral Agent	17
SECTION 4.07	Non-Reliance on Collateral Agent and Other First Lien Secured Parties	17
SECTION 4.08	Collateral and Guaranty Matters	18

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-ii-

FIRST LIEN INTERCREDITOR AGREEMENT (as amended, restated, modified or supplemented from time to time, this “Agreement”) dated as of [            ], among [JPMORGAN CHASE BANK, N.A.], as collateral agent for the First Lien Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “Collateral Agent”), [JPMORGAN CHASE BANK, N.A.], as Authorized Representative for the Credit Agreement Secured Parties (in such capacity and together with its successors in such capacity, the “Administrative Agent”), [            ], as Authorized Representative for the Initial Other First Lien Secured Parties (in such capacity and together with its successors in such capacity, the “Initial Other Authorized Representative”), and each additional Authorized Representative from time to time party hereto for the Other First Lien Secured Parties of the Series with respect to which it is acting in such capacity.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Collateral Agent, the Administrative Agent (for itself and on behalf of the Credit Agreement Secured Parties), the Initial Other Authorized Representative (for itself and on behalf of the Initial Other First Lien Secured Parties) and each additional Authorized Representative (for itself and on behalf of the Other First Lien Secured Parties of the applicable Series) agree as follows:

ARTICLE I

Definitions

SECTION 1.01 Construction; Certain Defined Terms.

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein”, “hereof and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.

(b) It is the intention of the First Lien Secured Parties of each Series that the holders of First Lien Obligations of such Series (and not the First Lien Secured Parties of any other Series) bear the risk of (i) any determination by a court of competent jurisdiction that

(x) any of the First Lien Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of First Lien Obligations), (y) any of the First Lien Obligations of such Series do not have an enforceable security interest in any of the Collateral securing any other Series of First Lien Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another Series of First Lien Obligations) on a basis ranking prior to the security interest of such Series of First Lien Obligations but junior to the security interest of any other Series of First Lien Obligations or (ii) the existence of any Collateral for any other Series of First Lien Obligations that is not Shared Collateral (any such condition referred to in the foregoing clauses (i) or (ii) with respect to any Series of First Lien Obligations, an “Impairment” of such Series). In the event of any Impairment with respect to any Series of First Lien Obligations, the results of such Impairment shall be borne solely by the holders of such Series of First Lien Obligations, and the rights of the holders of such Series of First Lien Obligations (including, without limitation, the right to receive distributions in respect of such Series of First Lien Obligations pursuant to Section 2.01) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series of such First Lien Obligations subject to such Impairment. Additionally, in the event the First Lien Obligations of any Series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the Bankruptcy Code), any reference to such First Lien Obligations or the Secured Credit Documents governing such First Lien Obligations shall refer to such obligations or such documents as so modified.

(c) Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Credit Agreement. As used in this Agreement, the following terms have the meanings specified below:

“Administrative Agent” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Agreement” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Applicable Authorized Representative” means, with respect to any Shared Collateral, (i) until the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Administrative Agent and (ii) from and after the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Major Non-Controlling Authorized Representative.

“Authorized Representative” means (i) in the case of any Credit Agreement Obligations or the Credit Agreement Secured Parties, the Administrative Agent, (ii) in the case of the Initial Other First Lien Obligations or the Initial Other First Lien Secured Parties, the Initial Other Authorized Representative and (iii) in the case of any Series of Other First Lien Obligations or Other First Lien Secured Parties that become subject to this Agreement after the date hereof, the Authorized Representative named for such Series in the applicable Joinder Agreement.

“Bankruptcy Case” shall have the meaning assigned to such term in Section 2.05(b).

“Bankruptcy Code” shall mean Title 11 of the United States Code, as amended.

“Bankruptcy Law” shall mean the Bankruptcy Code and any similar Federal, state or foreign law for the relief of debtors.

“Collateral” means all assets and properties subject to Liens created pursuant to any First Lien Security Document to secure one or more Series of First Lien Obligations.

“Collateral Agent” shall have the meaning assigned to such term in the introductory paragraph hereof.

“Company” means Hexion Specialty Chemicals, Inc., a New Jersey corporation, and its successor and assigns.

“Controlling Secured Parties” means, with respect to any Shared Collateral, the Series of First Lien Secured Parties whose Authorized Representative is the Applicable Authorized Representative for such Shared Collateral.

“Credit Agreement” means that certain Third Amended and Restated Credit Agreement, dated as of January [    ], 2010 (as amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time), among Hexion LLC, Hexion Specialty Chemicals, Inc., Hexion Specialty Chemicals Canada, Inc., Hexion Specialty Chemicals B.V., Hexion Specialty Chemicals UK Limited and Borden Chemical UK Limited, the lending institutions from time to time parties thereto, the Administrative Agent and the other parties thereto.

“Credit Agreement Obligations” means the “Obligations” as defined in the Collateral Agreement other than “Other First Lien Obligations” pursuant to clause (d) of such definition.

“Credit Agreement Secured Parties” means the “Secured Parties” as defined in the Credit Agreement.

“DIP Financing” shall have the meaning assigned to such term in Section 2.05(b).

“DIP Financing Liens” shall have the meaning assigned to such term in Section 2.05(b).

“DIP Lenders” shall have the meaning assigned to such term in Section 2.05(b).

“Discharge” means, with respect to any Shared Collateral and any Series of First Lien Obligations, the date on which such Series of First Lien Obligations is no longer secured by such Shared Collateral. The term “Discharged” shall have a corresponding meaning.

“Discharge of Credit Agreement Obligations” means, with respect to any Shared Collateral, the Discharge of the Credit Agreement Obligations with respect to such Shared Collateral; provided that the Discharge of Credit Agreement Obligations shall not be deemed to have occurred in connection with a Refinancing of such Credit Agreement Obligations with additional First Lien Obligations secured by such Shared Collateral under an Other First Lien Agreement which has been designated in writing by the Administrative Agent (under the Credit Agreement so Refinanced) to the Collateral Agent and each other Authorized Representative as the “Credit Agreement” for purposes of this Agreement.

“Event of Default” shall have the meaning set forth in the Collateral Agreement.

“First Lien Obligations” means, collectively, (i) the Credit Agreement Obligations and (ii) each Series of Other First Lien Obligations.

“First Lien Secured Parties” means (a) the Credit Agreement Secured Parties and (ii) the Other First Lien Secured Parties with respect to each Series of Other First Lien Obligations.

“First Lien Security Documents” means the Collateral Agreement and each other agreement, instrument or document entered into in favor of the Collateral Agent for purposes of securing any Series of First Lien Obligations.

“Grantors” means the Company and each Subsidiary or direct or indirect parent company of the Company which has granted a security interest pursuant to any First Lien Security Document to secure any Series of First Lien Obligations.

“Impairment” shall have the meaning assigned to such term in Section 1.01(b).

“Initial Other Authorized Representative” shall have the meaning assigned to such term in the introductory paragraph to this Agreement.

“Initial Other First Lien Agreement” means that certain [Indenture] dated as of [        ], among [        ], and [        ], as trustee.

“Initial Other First Lien Obligations” means the Other First Lien Obligations pursuant to the Initial Other First Lien Agreement.

“Initial Other First Lien Secured Parties” means the holders of any Initial Other First Lien Obligations and the Initial Other Authorized Representative.

“Insolvency or Liquidation Proceeding” means:

(1) any case commenced by or against the Company or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Company or any other Grantor or any similar case or proceeding relative to the Company or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3) any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intervening Creditor” shall have the meaning assigned to such term in Section 2.01(a).

“Joinder Agreement” means the documents required to be delivered by an Authorized Representative to the Collateral Agent pursuant to Section 7.20 of the Collateral Agreement in order to create an additional Series of Other First Lien Obligations or a Refinancing of any Series of First Lien Obligations.

“Lien” shall mean any mortgage, pledge, security interest, hypothecation, assignment, lien (statutory or other) or similar encumbrance (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

“Major Non-Controlling Authorized Representative” means, with respect to any Shared Collateral, the Authorized Representative of the Series of Other First Lien Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of First Lien Obligations with respect to such Shared Collateral.

“New York UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

“Non-Controlling Authorized Representative” means, at any time with respect to any Shared Collateral, any Authorized Representative that is not the Applicable Authorized Representative at such time with respect to such Shared Collateral.

“Non-Controlling Authorized Representative Enforcement Date” means, with respect to any Non-Controlling Authorized Representative, the date which is 180 days (throughout which 180 day period such Non-Controlling Authorized Representative was the Major Non-Controlling Authorized Representative) after the occurrence of both (i) an Event of Default (under and as defined in the Other First Lien Agreement under which such Non-Controlling Authorized Representative is the Authorized Representative) and (ii) the Collateral Agent’s and each other Authorized Representative’s receipt of written notice from such Non-Controlling Authorized Representative certifying that (x) such Non-Controlling Authorized Representative is the Major Non-Controlling Authorized Representative and that an Event of Default (under and as defined in the Other First Lien Agreement under which such Non-Controlling Authorized Representative is the Authorized Representative) has occurred and is continuing and (y) the First Lien Obligations of the Series with respect to which such Non-Controlling Authorized Representative is the Authorized Representative are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Other First Lien Agreement; provided that the Non-Controlling Authorized Representative Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Shared Collateral (1) at any time the Administrative Agent or the Collateral Agent has commenced and is diligently pursuing any enforcement action with respect to such Shared Collateral or (2) at any time the Grantor that has granted a security interest in such Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

“Non-Controlling Secured Parties” means, with respect to any Shared Collateral, the First Lien Secured Parties which are not Controlling Secured Parties with respect to such Shared Collateral.

“Other First Lien Agreement” shall have the meaning given such term by the Collateral Agreement and shall include the Initial Other First Lien Agreement.

“Other First Lien Obligations” shall have the meaning given such term by the Collateral Agreement and shall include the Initial Other First Lien Obligations.

“Other First Lien Secured Party” means the holders of any Other First Lien Obligations and any Authorized Representative with respect thereto and shall include the Initial Other First Lien Secured Parties.

“Possessory Collateral” means any Shared Collateral in the possession of the Collateral Agent (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction or otherwise. Possessory Collateral includes, without limitation, any Certificated Securities, Promissory Notes, Instruments, and Chattel Paper, in each case, delivered to or in the possession of the Collateral Agent under the terms of the First Lien Security Documents. All capitalized terms used in this definition and not defined elsewhere in this Agreement have the meanings assigned to them in the New York UCC.

“Proceeds” shall have the meaning assigned to such term in Section 2.01(a).

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Secured Credit Document” means (i) the Credit Agreement and the Loan Documents (as defined in the Credit Agreement), (ii) the Initial Other First Lien Agreement and (iii) each Other First Lien Agreement.

“Series” means (a) with respect to the First Lien Secured Parties, each of (i) the Credit Agreement Secured Parties (in their capacities as such), (ii) the Initial Other First Lien Secured Parties (in their capacity as such) and (iii) the Other First Lien Secured Parties that become subject to this Agreement after the date hereof that are represented by a common Authorized Representative (in its capacity as such for such Other First Lien Secured Parties) and (b) with respect to any First Lien Obligations, each of (i) the Credit Agreement Obligations, (ii) the Initial Other First Lien Obligations and (iii) the Other First Lien Obligations incurred pursuant to any Other First Lien Agreement, which pursuant to any Joinder Agreement, are to be represented hereunder by a common Authorized Representative (in its capacity as such for such Other First Lien Obligations).

“Shared Collateral” means, at any time, Collateral in which the holders of two or more Series of First Lien Obligations (or their respective Authorized Representatives or the Collateral Agent on behalf of such holders) hold a valid and perfected security interest or Lien at such time. If more than two Series of First Lien Obligations are outstanding at any time and the holders of less than all Series of First Lien Obligations hold a valid and perfected security interest or Lien in any Collateral at such time, then such Collateral shall constitute Shared Collateral for those Series of First Lien Obligations that hold a valid security interest or Lien in such Collateral at such time and shall not constitute Shared Collateral for any Series which does not have a valid and perfected security interest or Lien in such Collateral at such time.

ARTICLE II

Priorities and Agreements with Respect to Shared Collateral

SECTION 2.01 Priority of Claims.

(a) Anything contained herein or in any of the Secured Credit Documents to the contrary notwithstanding (but subject to Section 1.01(b)), if an Event of Default has occurred and is continuing, and the Collateral Agent or any First Lien Secured Party is taking action to enforce rights in respect of any Shared Collateral, or any distribution is made in respect of any Shared Collateral in any Bankruptcy Case of any Grantor or any First Lien Secured Party receives any payment pursuant to any intercreditor agreement (other than this Agreement) with respect to any Shared Collateral, the proceeds of any sale, collection or other liquidation of any such Collateral by any First Lien Secured Party or received by the Collateral Agent or any First Lien Secured Party pursuant to any such intercreditor agreement with respect to such Shared Collateral and proceeds of any such distribution (subject, in the case of any such distribution, to the sentence immediately following) to which the First Lien Obligations are entitled under any intercreditor agreement (other than this Agreement) (all proceeds of any sale, collection or other liquidation of any Collateral and all proceeds of any such distribution being collectively referred to as “Proceeds”), shall be applied by the Collateral Agent in the order specified in Section 5.02 of the Collateral Agreement. Notwithstanding the foregoing, with respect to any Shared Collateral for which a third party (other than a First Lien Secured Party) has a lien or security interest that is junior in priority to the security interest of any Series of First Lien Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of First Lien Obligations (such third party an “Intervening Creditor”), the value of any Shared Collateral or Proceeds which are allocated to such

Intervening Creditor shall be deducted on a ratable basis solely from the Shared Collateral or Proceeds to be distributed in respect of the Series of First Lien Obligations with respect to which such Impairment exists.

(b) It is acknowledged that the First Lien Obligations of any Series may, subject to the limitations set forth in the then extant Secured Credit Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, Refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in Section 2.01(a) or the provisions of this Agreement defining the relative rights of the First Lien Secured Parties of any Series.

(c) Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Series of First Lien Obligations granted on the Shared Collateral and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, or any other applicable law or the Secured Credit Documents or any defect or deficiencies in the Liens securing the First Lien Obligations of any Series or any other circumstance whatsoever (but, in each case, subject to Section 1.01(b)), each First Lien Secured Party hereby agrees that the Liens securing each Series of First Lien Obligations on any Shared Collateral shall be of equal priority.

SECTION 2.02 Actions with Respect to Shared Collateral; Prohibition on Contesting Liens.

(a) With respect to any Shared Collateral, (i) notwithstanding Section 2.01, only the Collateral Agent shall act or refrain from acting with respect to the Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), and then only on the instructions of the Applicable Authorized Representative, (ii) the Collateral Agent shall not follow any instructions with respect to such Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral) from any Non-Controlling Authorized Representative (or any other First Lien Secured Party other than the Applicable Authorized Representative) and (iii) no Non-Controlling Authorized Representative or other First Lien Secured Party (other than the Applicable Authorized Representative) shall or shall instruct the Collateral Agent to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), whether under any First Lien Security Document, applicable law or otherwise, it being agreed that only the Collateral Agent, acting on the instructions of the Applicable Authorized Representative and in accordance with the applicable First Lien Security Documents, shall be entitled to take any such actions or exercise any such remedies with respect to Shared Collateral. Notwithstanding the equal priority of the Liens, the Collateral Agent (acting on the instructions of the Applicable Authorized Representative) may deal with the Shared Collateral as if such Applicable Authorized Representative had a senior Lien on such Collateral. No Non-Controlling Authorized Representative or Non-Controlling Secured Party will contest, protest or object to any foreclosure proceeding or action brought by the Collateral Agent, the Applicable Authorized

Representative or the Controlling Secured Party or any other exercise by the Collateral Agent, the Applicable Authorized Representative or the Controlling Secured Party of any rights and remedies relating to the Shared Collateral, or to cause the Collateral Agent to do so. The foregoing shall not be construed to limit the rights and priorities of any First Lien Secured Party, Collateral Agent or any Authorized Representative with respect to any Collateral not constituting Shared Collateral.

(b) Each of the Authorized Representatives agrees that it will not accept any Lien on any Collateral for the benefit of any Series of First Lien Obligations (other than funds deposited for the discharge or defeasance of any Other First Lien Agreement) other than pursuant to the First Lien Security Documents, and by executing this Agreement (or a Joinder Agreement), each Authorized Representative and the Series of First Lien Secured Parties for which it is acting hereunder agree to be bound by the provisions of this Agreement and the other First Lien Security Documents applicable to it.

(c) Each of the First Lien Secured Parties agrees that it will not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any of the First Lien Secured Parties in all or any part of the Collateral, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair (i) the rights of any of the Collateral Agent or any Authorized Representative to enforce this Agreement or (ii) the rights of any First Lien Secured Party from contesting or supporting any other Person in contesting the enforceability of any Lien purporting to secure First Lien Obligations constituting unmatured interest pursuant to Section 502(b)(2) of the Bankruptcy Code.

SECTION 2.03 No Interference; Payment Over.

(a) Each First Lien Secured Party agrees that (i) it will not challenge or question in any proceeding the validity or enforceability of any First Lien Obligations of any Series or any First Lien Security Document or the validity, attachment, perfection or priority of any Lien under any First Lien Security Document or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any First Lien Secured Party from challenging or questioning the validity or enforceability of any First Lien Obligations constituting unmatured interest or the validity of any Lien relating thereto pursuant to Section 502(b)(2) of the Bankruptcy Code; (ii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Shared Collateral by the Collateral Agent, (iii) except as provided in Section 2.02, it shall have no right to (A) direct the Collateral Agent or any other First Lien Secured Party to exercise any right, remedy or power with respect to any Shared Collateral (including pursuant to any intercreditor agreement) or (B) consent to the exercise by the Collateral Agent or any other First Lien Secured Party of any right, remedy or power with respect to any Shared Collateral, (iv) it will not institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the Collateral Agent or any other First Lien Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Collateral, and none of the Collateral Agent, any Applicable Authorized Representative or any other First Lien Secured Party shall be liable for any action taken or omitted to be taken by the Collateral Agent, such Applicable Authorized Representative or other First Lien Secured Party with respect to any Shared Collateral in accordance with the provisions of this Agreement, (v) it will not seek, and hereby waives any right, to have any Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral and (vi) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the Collateral Agent or any other First Lien Secured Party to enforce this Agreement.

(b) Each First Lien Secured Party hereby agrees that if it shall obtain possession of any Shared Collateral or shall realize any proceeds or payment in respect of any such Shared Collateral, pursuant to any First Lien Security Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies (including pursuant to any intercreditor agreement), at any time prior to the Discharge of each of the First Lien Obligations, then it shall hold such Shared Collateral, proceeds or payment in trust for the other First Lien Secured Parties and promptly transfer such Shared Collateral, proceeds or payment, as the case may be, to the Collateral Agent, to be distributed by the Collateral Agent in accordance with the provisions of Section 2.01(a) hereof.

SECTION 2.04 Automatic Release of Liens; Amendments to First Lien Security Documents.

(a) If, at any time any Shared Collateral is transferred to a third party or otherwise disposed of, in each case, in connection with any enforcement by the Collateral Agent in accordance with the provisions of this Agreement, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of the Collateral Agent for the benefit of each Series of First Lien Secured Parties upon such Shared Collateral will automatically be released and discharged upon final conclusion of foreclosure proceeding; provided that any proceeds of any Shared Collateral realized therefrom shall be applied pursuant to Section 2.01 hereof.

(b) Each First Lien Secured Party agrees that the Collateral Agent may enter into any amendment (and, upon request by the Collateral Agent, each Authorized Representative shall sign a consent to such amendment) to any First Lien Security Document (including, without limitation, to release Liens securing any Series of First Lien Obligations) so long as such amendment, subject to clause (d) below, is permitted by the terms of each then extant Secured Credit Document. Additionally, each First Lien Secured Party agrees that the Collateral Agent may enter into any amendment (and, upon request by the Collateral Agent, each Authorized Representative shall sign a consent to such amendment) to any First Lien Security Document solely as such First Lien Security Document relates to a particular Series of First Lien Obligations (including, without limitation, to release Liens securing such Series of First Lien Obligations) so long as (x) such amendment is in accordance with the Secured Credit Document pursuant to which such Series of First Lien Obligations was incurred and (y) such amendment does not adversely affect the First Lien Secured Parties of any other Series.

(c) Each Authorized Representative agrees to execute and deliver (at the sole cost and expense of the Grantors) all such authorizations and other instruments as shall reasonably be requested by the Collateral Agent to evidence and confirm any release of Shared Collateral or amendment to any First Lien Security Document provided for in this Section.

(d) In determining whether an amendment to any First Lien Security Document is permitted by this Section 2.04, the Collateral Agent may conclusively rely on a certificate of an officer of the Company stating in good faith that such amendment is permitted by Section 2.04(b) above.

SECTION 2.05 Certain Agreements with Respect to Bankruptcy or Insolvency Proceedings.

(a) This Agreement shall continue in full force and effect notwithstanding the commencement of any proceeding under the Bankruptcy Code or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law by or against the Company or any of its subsidiaries.

(b) If any Grantor shall become subject to a case (a “Bankruptcy Case”) under the Bankruptcy Code and shall, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or the use of cash collateral under Section 363 of the Bankruptcy Code, each First Lien Secured Party (other than any Controlling Secured Party or any Authorized Representative of any Controlling Secured Party) agrees that it will raise no objection to any such financing or to the Liens on the Shared Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral that constitutes Shared Collateral, unless any Controlling Secured Party, or an Authorized Representative of any Controlling Secured Party, shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Shared Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any First Lien Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral granted to secure the First Lien Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Shared Collateral as set forth herein), in each case so long as (A) the First Lien Secured Parties of each Series retain the benefit of their Liens on all such Shared Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-a-vis all the other First Lien Secured Parties (other than any Liens of the First Lien Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the Bankruptcy Case, (B) the First Lien Secured Parties of each Series are granted Liens on any additional collateral pledged to any First Lien Secured Parties as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with the same priority vis-a-vis the First Lien Secured Parties as set forth in this Agreement, (C) if any amount of such DIP Financing or cash collateral is applied to repay any of the First Lien Obligations, such amount is applied pursuant to Section 2.01(a) of this Agreement, and (D) if any First Lien Secured Parties are granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection is applied pursuant to Section 2.01(a) of this Agreement; provided that the First Lien Secured Parties of each Series shall have a right to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the First Lien Secured Parties of such Series or its Authorized Representative that shall not constitute Shared Collateral; and provided, further, that the First Lien Secured Parties receiving adequate protection shall not object to any other First Lien Secured Party receiving adequate protection comparable to any adequate protection granted to such First Lien Secured Parties in connection with a DIP Financing or use of cash collateral.

SECTION 2.06 Reinstatement. In the event that any of the First Lien Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference under Title 11 of the United Stated Code, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article II shall be fully applicable thereto until all such First Lien Obligations shall again have been paid in full in cash.

SECTION 2.07 Insurance. As between the First Lien Secured Parties, the Collateral Agent, acting at the direction of the Applicable Authorized Representative, shall have the right to adjust or settle any insurance policy or claim covering or constituting Shared Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral.

SECTION 2.08 Refinancings. The First Lien Obligations of any Series may be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the refinancing transaction under any Secured Credit Document) of any First Lien Secured Party of any other Series, all without affecting the priorities provided for herein or the other provisions hereof; provided that the Authorized Representative of the holders of any such Refinancing indebtedness shall have executed a Joinder Agreement on behalf of the holders of such Refinancing indebtedness.

SECTION 2.09 Possessory Collateral Agent as Gratuitous Bailee for Perfection.

(a) The Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral that is part of the Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the benefit of each other First Lien Secured Party and any assignee solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable First Lien Security Documents, in each case, subject to the terms and conditions of this Section 2.09. Pending delivery to the Collateral Agent, each other Authorized Representative agrees to hold any Shared Collateral constituting Possessory Collateral, from time to time in its possession, as gratuitous bailee for the benefit of each other First Lien Secured Party and any assignee, solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable First Lien Security Documents, in each case, subject to the terms and conditions of this Section 2.09.

(b) The duties or responsibilities of the Collateral Agent and each other Authorized Representative under this Section 2.09 shall be limited solely to holding any Shared Collateral constituting Possessory Collateral as gratuitous bailee for the benefit of each other First Lien Secured Party for purposes of perfecting the Lien held by such First Lien Secured Parties therein.

ARTICLE III

Existence and Amounts of Liens and Obligations

Whenever the Collateral Agent or any Authorized Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any First Lien Obligations of any Series, or the Shared Collateral subject to any Lien securing the First Lien Obligations of any Series, it may request that such information be furnished to it in writing by each other Authorized Representative and shall be entitled to make such determination on the basis of the information so furnished; provided, however, that if an Authorized Representative shall fail or refuse reasonably promptly to provide the requested information, the requesting Collateral Agent or Authorized Representative shall be entitled to make any such determination or not make any determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Company. The Collateral Agent and each Authorized Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any First Lien Secured Party or any other person as a result of such determination.

ARTICLE IV

The Collateral Agent

SECTION 4.01 Appointment and Authority.

(a) Each of the First Lien Secured Parties hereby irrevocably appoints [JPMorgan Chase Bank, N.A.] to act on its behalf as the Collateral Agent hereunder and under each of the other First Lien Security Documents and authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms hereof or thereof, including for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any Grantor to secure any of the First Lien Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent and any co-agents, sub-agents and attorneys-in-fact appointed by the Collateral Agent pursuant to Section 4.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under any of the First Lien Security Documents, or for exercising any rights and remedies thereunder at the direction of the Applicable Authorized Representative), shall be entitled to the benefits of all provisions of this Article IV and Section 9.05 of the Credit Agreement and the equivalent provision of any Other First Lien Agreement (as though such co-agents, sub-agents and attorneys-in-fact were the “Collateral Agent” under the First Lien Security Documents) as if set forth in full herein with respect thereto.

(b) Each Non-Controlling Secured Party acknowledges and agrees that the Collateral Agent shall be entitled, for the benefit of the First Lien Secured Parties, to sell, transfer or otherwise dispose of or deal with any Shared Collateral as provided herein and in the First Lien Security Documents, without regard to any rights to which the holders of the Non-Controlling Secured Obligations would otherwise be entitled as a result of such Non-Controlling Secured Obligations. Without limiting the foregoing, each Non-Controlling Secured Party agrees that none of the Collateral Agent, the Applicable Authorized Representative or any other First Lien Secured Party shall have any duty or obligation first to marshal or realize upon any type of Shared Collateral (or any other Collateral securing any of the First Lien Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Shared Collateral (or any other Collateral securing any First Lien Obligations), in any manner that would maximize the return to the Non-Controlling Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Non-Controlling Secured Parties from such realization, sale, disposition or liquidation. Each of the First Lien Secured Parties waives any claim it may now or hereafter have against the Collateral Agent or the Authorized Representative of any other Series of First Lien Obligations or any other First Lien Secured Party of any other Series arising out of (i) any actions which the Collateral Agent, any Authorized Representative or any First Lien Secured Party takes or omits to take (including, actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the First Lien Obligations from any account debtor, guarantor or any other party) in accordance with the First Lien Security Documents or any other agreement related thereto or to the collection of the First Lien Obligations or the valuation, use, protection or release of any security for the First Lien Obligations, (ii) any election by any Applicable Authorized Representative or any holders of First Lien Obligations, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code or (iii) subject to Section 2.05, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code by, the Company or any of its subsidiaries, as debtor-in-possession. Notwithstanding any other provision of this Agreement, the Collateral Agent shall not accept any Shared Collateral in full or partial satisfaction of any First Lien Obligations pursuant to Section 9-620 of the Uniform Commercial Code of any jurisdiction, without the consent of each Authorized Representative representing holders of First Lien Obligations for whom such Collateral constitutes Shared Collateral.

SECTION 4.02 Rights as a First Lien Secured Party. The Person serving as the Collateral Agent hereunder shall have the same rights and powers in its capacity as a First Lien Secured Party under any Series of First Lien Obligations that it holds as any other First Lien Secured Party of such Series and may exercise the same as though it were not the Collateral Agent and the term “First Lien Secured Party” or “First Lien Secured Parties” or (as applicable) “Credit Agreement Secured Party”, “Credit Agreement Secured Parties”, “Other First Lien Secured Party” or “Other First Lien Secured Parties” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Collateral Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if such Person were not the Collateral Agent hereunder and without any duty to account therefor to any other First Lien Secured Party.

SECTION 4.03 Exculpatory Provisions.

(a) The Collateral Agent shall not have any duties or obligations except those expressly set forth herein and in the other First Lien Security Documents. Without limiting the generality of the foregoing, the Collateral Agent:

(i) shall not be subject to any fiduciary or other implied duties of any kind or nature to any Person, regardless of whether an Event of Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other First Lien Security Documents that the Collateral Agent is required to exercise as directed in writing by the Applicable Authorized Representative; provided that the Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Collateral Agent to liability or that is contrary to any First Lien Security Document or applicable law;

(iii) shall not, except as expressly set forth herein and in the other First Lien Security Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Affiliates that is communicated to or obtained by the Person serving as the Collateral Agent or any of its Affiliates in any capacity;

(iv) shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Applicable Authorized Representative or (ii) in the absence of its own gross negligence or willful misconduct or (iii) in reliance on a certificate of an authorized officer of the Company stating that such action is permitted by the terms of this Agreement. The Collateral Agent shall be deemed not to have knowledge of any Event of Default under any Series of First Lien Obligations unless and until notice describing such Event Default is given to the Collateral Agent by the Authorized Representative of such First Lien Obligations or the Company;

(v) shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other First Lien Security Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other First Lien Security Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the First Lien Security Documents, (v) the value or the sufficiency of any Collateral for any Series of First Lien Obligations, or (v) the satisfaction of any condition set forth in any Secured Credit Document, other than to confirm receipt of items expressly required to be delivered to the Collateral Agent;

(vi) shall not have any fiduciary duties or contractual obligations of any kind or nature under any Other First Lien Agreement (but shall be entitled to all protections provided to the Collateral Agent therein);

(vii) with respect to the Credit Agreement, any Other First Lien Agreement or any First Lien Security Document, may conclusively assume that the Grantors have complied with all of their obligations thereunder unless advised in writing by the Authorized Representative thereunder to the contrary specifically setting forth the alleged violation; and

(viii) may conclusively rely on any certificate of an officer of the Company provided pursuant to Section 2.04(d).

(b) Each Secured Party acknowledges that, in addition to acting as the initial Collateral Agent, [JPMorgan Chase Bank, N.A.] also serves as Administrative Agent under the Credit Agreement and each First Lien Secured Party hereby agrees not to assert any claim (including as a result of any conflict of interest) against [JPMorgan Chase Bank, N.A.], or any successor, arising from the role of Administrative Agent under the Credit Agreement so long as [JPMorgan Chase Bank, N.A.] or any such successor is either acting in accordance with the express terms of such documents or otherwise has not engaged in gross negligence or willful misconduct.

SECTION 4.04 Reliance by Collateral Agent. The Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. The Collateral Agent may consult with legal counsel (who may include, but shall not be limited to counsel for the Company or counsel for the Administrative Agent), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 4.05 Delegation of Duties. The Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other First Lien Security Document by or through any one or more sub-agents appointed by the Collateral Agent. The Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Affiliates of the Collateral Agent and any such sub-agent.

SECTION 4.06 Resignation of Collateral Agent. The Collateral Agent may at any time give notice of its resignation as Collateral Agent under this Agreement and the other First Lien Security Documents to each Authorized Representative and the Company. Upon receipt of any such notice of resignation, the Applicable Authorized Representative shall have the right (subject, unless an Event of Default relating to a payment default or the commencement of an Insolvency or Liquidation Proceeding has occurred and is continuing, to the consent of the Company (not to be unreasonably withheld or delayed)), to appoint a successor, which shall be a bank or trust company with an office in the United States, or an Affiliate of any such bank or trust company with an office in the United States. If no such successor shall have been so appointed by the Applicable Authorized Representative and shall have accepted such appointment within 10 days after the retiring Collateral Agent gives notice of its resignation, then the retiring Collateral Agent may, on behalf of the First Lien Secured Parties, appoint a successor Collateral Agent meeting the qualifications set forth above; provided that if the Collateral Agent shall notify the Company and each Authorized Representative that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Collateral Agent shall be discharged from its duties and obligations hereunder and under the other First Lien Security Documents (except that in the case of any collateral security held by the Collateral Agent on behalf of the First Lien Secured Parties under any of the First Lien Security Documents, the retiring Collateral Agent shall continue to hold such collateral security solely for purposes of maintaining the perfection of the security interests of the First Lien Secured Parties therein until such time as a successor Collateral Agent is appointed but with no obligation to take any further action at the request of the Applicable Authorized Representative, any other First Lien Secured Parties or any Grantor) and (b) all payments, communications and determinations provided to be made by, to or through the Collateral Agent shall instead be made by or to each Authorized Representative directly, until such time as the Applicable Authorized Representative appoints a successor Collateral Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Collateral Agent hereunder and under the First Lien Security Documents, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Collateral Agent, and the retiring Collateral Agent shall be discharged from all of its duties and obligations hereunder or under the other First Lien Security Documents (if not already discharged therefrom as provided above in this Section). After the retiring Collateral Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article, Sections 8.07 and 9.05 of the Credit Agreement and the equivalent provision of any Other First Lien Agreement shall continue in effect for the benefit of such retiring Collateral Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Collateral Agent was acting as Collateral Agent. Upon any notice of resignation of the Collateral Agent hereunder and under the other First Lien Security Documents, the Company agrees to use commercially reasonable efforts to transfer (and maintain the validity and priority of) the Liens in favor of the retiring Collateral Agent under the First Lien Security Documents to the successor Collateral Agent as promptly as practicable.

SECTION 4.07 Non-Reliance on Collateral Agent and Other First Lien Secured Parties. Each First Lien Secured Party acknowledges that it has, independently and without reliance upon the Collateral Agent, any Authorized Representative or any other First Lien Secured Party or any of their Affiliates and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Secured Credit Documents. Each First Lien Secured Party also acknowledges that it will, independently and without reliance upon the Collateral Agent, any Authorized Representative or any other First Lien Secured Party or any of their Affiliates and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Secured Credit Document or any related agreement or any document furnished hereunder or thereunder.

SECTION 4.08 Collateral and Guaranty Matters. Each of the First Lien Secured Parties irrevocably authorizes the Collateral Agent, at its option and in its discretion,

(a) to release any Lien on any property granted to or held by the Collateral Agent under any First Lien Security Document in accordance with Section 2.04 or upon receipt of a written request from the Company stating that the releases of such Lien is permitted by the terms of each then extant Secured Credit Document;

(b) to release any Grantor from its obligations under the First Lien Security Documents upon receipt of a written request from the Company stating that such release is permitted by the terms of each then extant Secured Credit Document.

ARTICLE V

Miscellaneous

SECTION 5.01 Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a) if to the Collateral Agent or the Administrative Agent, to it at:

[JPMorgan Chase Bank, N.A.]
[	]
[	]
Attention: [	]
Telephone: [	]
Telecopier: [	]
E-mail: [	];

(b) if to the Initial Other Authorized Representative, to it at:

[	]
[	]
Attention: [	]
Telephone: [	]
Telecopier: [	]
E-mail: [	];

(c) if to any additional Other Authorized Representative, to it at the address set forth in the applicable Joinder Agreement.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 5.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 5.01. As agreed to in writing among the Collateral Agent and each Authorized Representative from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

SECTION 5.02 Waivers; Amendment; Joinder Agreements.

(a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified (other than pursuant to any Joinder Agreement) except pursuant to an agreement or agreements in writing entered into by each Authorized Representative and the Collateral Agent.

(c) Notwithstanding the foregoing, without the consent of any First Lien Secured Party, any Authorized Representative may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 7.20 of the Collateral Agreement and upon such execution and delivery, such Authorized Representative and the Other First Lien Secured Parties and Other First Lien Obligations of the Series for which such Authorized Representative is acting shall be subject to the terms hereof and the terms of the other First Lien Security Documents applicable thereto.

SECTION 5.03 Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other First Lien Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.

SECTION 5.04 Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

SECTION 5.05 Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 5.06 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 5.07 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

SECTION 5.08 Submission to Jurisdiction; Waivers. The Collateral Agent and each Authorized Representative, on behalf of itself and the First Lien Secured Parties of the Series for whom it is acting, irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the First Lien Security Documents, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the state and federal courts located in New York County and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Authorized Representative) at the address referred to in 5.01;

(d) agrees that nothing herein shall affect the right of any other party hereto (or any First Lien Secured Party) to effect service of process in any other manner permitted by law; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 5.08 any special, exemplary, punitive or consequential damages.

SECTION 5.09 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.09.

SECTION 5.10 Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 5.11 Conflicts.

(a) In the event of any conflict between the terms of this Agreement and the terms of any of the other Secured Credit Documents or First Lien Security Documents, the terms of this Agreement shall govern.

(b) Notwithstanding Section 5.11(a) above, in the event of any conflict between the terms of this Agreement and the terms of (i) the New 1-1/2 Lien Intercreditor Agreement or (ii) the Existing Second Lien Intercreditor Agreement, the terms of the New 1-1/2 Lien Intercreditor Agreement or the Existing Second Lien Intercreditor Agreement, as applicable, shall govern.

SECTION 5.12 Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First Lien Secured Parties in relation to one another. None of the Company, any other Grantor or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement (provided that nothing in this Agreement (other than Section 2.04, 2.05, 2.08, 2.09 or Article V) is intended to or will amend, waive or otherwise modify the provisions of the Credit Agreement or any Other First Lien Agreements), and none of the Company or any other Grantor may rely on the terms hereof (other than Sections 2.04, 2.05, 2.08, 2.09 and Article V). Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the First Lien Obligations as and when the same shall become due and payable in accordance with their terms.

SECTION 5.13 Integration. This Agreement together with the other Secured Credit Documents and the First Lien Security Documents represents the agreement of each of the Grantors and the First Lien Secured Parties with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by any Grantor, the Collateral Agent, any or any other First Lien Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Secured Credit Documents or the First Lien Security Documents.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

[JPMORGAN CHASE BANK, N.A.,] as Administrative Agent and Collateral Agent

By:
Name: Title:

[ ], as Initial Other Authorized Representative

By:
Name: Title:

[First Lien Intercreditor Agreement]

CONSENT OF GRANTORS

Dated: [                        ]

Reference is made to the First Lien Intercreditor Agreement dated as of the date hereof between JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, and [                        ], as Initial Other Authorized Representative, as the same may be amended, restated, supplemented, waived, or otherwise modified from time to time (the “Intercreditor Agreement”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

The Company has read the foregoing Intercreditor Agreement and consents thereto. The Company agrees that it will not, and will cause each of the other Grantors to not, take any action that would be contrary to the express provisions of the foregoing Intercreditor Agreement, agrees to abide by the requirements expressly applicable to it under the foregoing Intercreditor Agreement and agrees that, except as otherwise provided therein, no First Lien Secured Party shall have any liability to any Grantor for acting in accordance with the provisions of the foregoing Intercreditor Agreement. The Company confirms on behalf of each Grantor that the foregoing Intercreditor Agreement is for the sole benefit of the First Lien Secured Parties and their respective successors and assigns, and that no Grantor is an intended beneficiary or third party beneficiary thereof except to the extent otherwise expressly provided therein.

Notwithstanding anything to the contrary in the Intercreditor Agreement or provided herein, each party to the Intercreditor Agreement agrees that the Company and the other Grantors shall not have any right to consent to or approve any amendment, modification or waiver of any provision of the Intercreditor Agreement except to the extent their rights are adversely affected (in which case the Company shall have the right to consent to or approve any such amendment, modification or waiver).

Without limitation to the foregoing, the Company agrees to take, and to cause each other Grantor to take, such further action and to execute and deliver such additional documents and instruments (in recordable form, if requested) as the Collateral Agent may reasonably request to effectuate the terms of and the lien priorities contemplated by the Intercreditor Agreement.

This Consent shall be governed and construed in accordance with the laws of the State of New York. Notices delivered to the Company pursuant to this Consent shall be delivered in accordance with the notice provisions set forth in the Intercreditor Agreement.

IN WITNESS HEREOF, this Consent is hereby executed by each of the Grantors as of the date first written above.

HEXION LLC

By:
Name: Title:

HEXION SPECIALTY CHEMICALS, INC.

By:
Name: Title:

[GRANTORS]

By:
Name: Title:

EXHIBIT B

THIRD AMENDED AND RESTATED

COLLATERAL AGREEMENT

dated and effective as of

January 29, 2010,

among

HEXION LLC,

HEXION SPECIALTY CHEMICALS, INC.,

each Subsidiary of the U.S. Borrower identified herein,

and

JPMORGAN CHASE BANK, N.A.,

as

Applicable First Lien Representative

TABLE OF CONTENTS

		Page
ARTICLE I.

Definitions

2

SECTION 1.01.	Credit Agreement	2

SECTION 1.02.	Other Defined Terms	2

ARTICLE II.

[Intentionally Omitted]

7

ARTICLE III.

Pledge of Securities

7

SECTION 3.01.	Pledge	7

SECTION 3.02.	Delivery of the Pledged Collateral	9

SECTION 3.03.	Representations, Warranties and Covenants	9

SECTION 3.04.	Certification of Limited Liability Company and Limited Partnership Interests	11

SECTION 3.05.	Registration in Nominee Name; Denominations	11

SECTION 3.06.	Voting Rights; Dividends and Interest, etc	12

ARTICLE IV.

Security Interests in Personal Property

14

SECTION 4.01.	Security Interest	14

SECTION 4.02.	Representations and Warranties	16

SECTION 4.03.	Covenants	18

-ii-

SECTION 4.04.	Other Actions	20

SECTION 4.05.	Covenants Regarding Patent, Trademark and Copyright Collateral	22

ARTICLE V.

Remedies

23

SECTION 5.01.	Remedies Upon Default	23

SECTION 5.02.	Application of Proceeds	25

SECTION 5.03.	Grant of License to Use Intellectual Property	26

SECTION 5.04.	Securities Act, etc	26

SECTION 5.05.	Registration, etc	27

ARTICLE VI.

[Intentionally Omitted]

27

ARTICLE VII.

Miscellaneous

27

SECTION 7.01.	Notices	27

SECTION 7.02.	Security Interest Absolute	28

SECTION 7.03.	Limitation By Law	28

SECTION 7.04.	Binding Effect; Several Agreement	28

SECTION 7.05.	Successors and Assigns	29

SECTION 7.06.	Applicable First Lien Representative’s Fees and Expenses; Indemnification	29

SECTION 7.07.	Applicable First Lien Representative Appointed Attorney-in-Fact	30

SECTION 7.08.	Authority of Applicable First Lien Representative	30

SECTION 7.09.	GOVERNING LAW	31

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Schedules

Schedule I	Subsidiary Parties
Schedule II	Commercial Tort Claims
Schedule III	Pledged Stock; Debt Securities
Schedule IV	Intellectual Property

Exhibits

Exhibit I	Form of Supplement to the Collateral Agreement
Exhibit II	Form of Perfection Certificate
Exhibit III	Form of Other First Lien Secured Party Consent

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THIRD AMENDED AND RESTATED COLLATERAL AGREEMENT dated and effective as of January 29, 2010 (this “Agreement”), among HEXION LLC, a Delaware limited liability company (“Holdings”), HEXION SPECIALTY CHEMICALS, INC., a New Jersey corporation (the “U.S. Borrower”), each Subsidiary of the U.S. Borrower listed on Schedule I hereto and each Subsidiary of the U.S. Borrower that becomes a party hereto (each, a “Subsidiary Party”) and JPMORGAN CHASE BANK, N.A., as Applicable First Lien Representative (in such capacity, the “Applicable First Lien Representative”) for the Secured Parties (as defined below).

This Agreement is an amendment and restatement of the Second Amended and Restated Collateral Agreement dated as of November 3, 2006, among Holdings, the U.S. Borrower, each subsidiary of the U.S. Borrower party thereto and the JPMorgan Chase Bank, N.A., as Administrative Agent.

Reference is made to the Third Amended and Restated Credit Agreement dated as of January 29, 2010 (as further amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among Holdings, the U.S. Borrower, Hexion Specialty Chemicals Canada, Inc., a Canadian corporation (the “Canadian Borrower”), Hexion Specialty Chemicals B.V., a company organized under the laws of The Netherlands (the “Dutch Borrower”), Hexion Specialty Chemicals UK Limited, a corporation organized under the laws of England and Wales, and Borden Chemical UK Limited, a corporation organized under the laws of England and Wales (together, the “U.K. Borrowers” and, together with the U.S. Borrower, the Canadian Borrower and the Dutch Borrower, the “Borrowers”), the Lenders party thereto from time to time, and J.P. Morgan Securities, Inc., Credit Suisse Securities (USA) LLC and Citigroup Inc., as joint lead arrangers and joint bookrunners.

The Lenders have agreed to extend credit to the Borrowers subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. The Subsidiary Parties are subsidiaries of the U.S. Borrower, will derive substantial benefits from the extension of credit to the Borrowers pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit and as consideration for Loans previously made and Letters of Credit previously issued and to induce the holders of any Other First Lien Obligations to make their respective extensions of credit thereunder. Accordingly, the parties hereto agree as follows:

This Third Amended and Restated Collateral Agreement amends and restates the Second Amended and Restated Collateral Agreement dated as of November 3, 2006 (the “Second Amended and Restated Collateral Agreement”). The obligations of the Pledgors under the Second Amended and Restated Collateral Agreement and the grant of security interest in the Collateral by the Pledgors under the Second Amended and Restated Collateral Agreement shall continue under this Third Amended and Restated Collateral Agreement, and shall not in any event be terminated, extinguished or annulled, but shall hereafter be governed by this Third Amended and Restated Collateral Agreement. All references to the “Collateral Agreement” in any Loan Document (other than this Third Amended and Restated Collateral Agreement) or other document or instrument delivered in connection therewith shall be deemed to refer to this Third Amended and Restated Collateral Agreement and the provisions hereof. It is understood

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and agreed that the Second Amended and Restated Collateral Agreement is being amended and restated by entry into this Third Amended and Restated Collateral Agreement on the date hereof.

ARTICLE I.

Definitions

SECTION 1.01. Credit Agreement. (a) Capitalized terms used in this Agreement and not otherwise defined herein have the respective meanings assigned thereto in the Credit Agreement. All terms defined in the New York UCC (as defined herein) and not defined in this Agreement or the Credit Agreement shall have the meanings specified therein. The term “instrument” shall have the meaning specified in Article 9 of the New York UCC.

(b) The rules of construction specified in Section 1.02 of the Credit Agreement also apply to this Agreement.

(c) Where the context requires, references in this Agreement to particular Section(s) of the Credit Agreement shall be deemed to refer to the comparable provision(s), if any, of any Other First Lien Agreement.

SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Account Debtor” means any person who is or who may become obligated to any Pledgor under, with respect to or on account of an Account.

“Applicable First Lien Representative” shall mean the “Applicable Authorized Representative” (as defined in the First Lien Intercreditor Agreement); provided that prior to the Intercreditor Effective Date, the Applicable First Lien Representative shall be deemed to be the Administrative Agent.

“Article 9 Collateral” has the meaning assigned to such term in Section 4.01.

“Authorized Representative” shall mean (a) the Administrative Agent, with respect to the Credit Agreement and any Obligations under clause (b) or (c) of the definition thereof, and (b) any duly authorized representative of any Secured Party under Other First Lien Agreements designated as “Authorized Representative” for any Secured Party in any Other First Lien Agreement, with respect to Other First Lien Obligations.

“Collateral” means Article 9 Collateral and Pledged Collateral.

“Control Agreement” means a securities account control agreement or a commodity account control agreement, as applicable, enabling the Applicable First Lien Representative to obtain “control” (within the meaning of the New York UCC) of any such accounts, in form and substance reasonably satisfactory to the Applicable First Lien Representative.

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“Copyright License” means any written agreement, now or hereafter in effect, granting any right to any Pledgor under any Copyright now or hereafter owned by any third party, and all rights of any Pledgor under any such agreement (including any such rights that such Pledgor has the right to license).

“Copyrights” means all of the following now owned or hereafter acquired by any Pledgor (or, as required in the context of the definition of “Copyright License,” any third party licensor): (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise; and (b) all registrations and applications for registration of any such Copyright in the United States or any other country, including registrations, supplemental registrations and pending applications for registration in the United States Copyright Office, including those listed on Schedule IV.

“Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Credit Agreement Secured Parties” means the Secured Parties other than the Other First Lien Secured Parties.

“Discharge of Credit Agreement Obligations” has the meaning assigned to such term in the First Lien Intercreditor Agreement.

“Event of Default” shall mean an “Event of Default” under and as defined in the Credit Agreement or any Other First Lien Agreement.

“Federal Securities Laws” has the meaning assigned to such term in Section 5.04.

“General Intangibles” means all “General Intangibles” as defined in the New York UCC, including all choses in action and causes of action and all other intangible personal property of any Pledgor of every kind and nature (other than Accounts) now owned or hereafter acquired by any Pledgor, including corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Swap Agreements and other agreements), Intellectual Property, goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to any Pledgor to secure payment by an Account Debtor of any of the Accounts.

“Intellectual Property” means all intellectual and similar property of every kind and nature now owned or hereafter acquired by any Pledgor, including inventions, designs, Patents, Copyrights, Trademarks, Patent Licenses, Copyright Licenses, Trademark Licenses, trade secrets, domain names, confidential or proprietary technical and business information, know-how, show-how or other data or information and all related documentation.

“Intercreditor Effective Date” shall mean the date on which the First Lien Intercreditor Agreement is first executed and delivered by the Administrative Agent and the Authorized Representative of any Other First Lien Secured Parties.

“Loan Document Obligations” means (a) the due and punctual payment by each Borrower of (i) the principal of and interest (including interest accruing during the pendency of

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any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans and B/As, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by each Borrower under the Credit Agreement in respect of any Letter of Credit or B/A, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and (iii) all other monetary obligations of each Borrower to any of the Secured Parties under the Credit Agreement and each of the other Loan Documents, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of each Borrower under or pursuant to the Credit Agreement and each of the other Loan Documents and (c) the due and punctual payment and performance of all the obligations of each other Loan Party under or pursuant to this Agreement and each of the other Loan Documents.

“Loan Party” means each of the U.S. Borrower, the Subsidiary Parties and each other Subsidiary of the U.S. Borrower that is a party to the Credit Agreement or any other Loan Document as a pledgor or a guarantor.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations” means (a) the Loan Document Obligations, (b) the due and punctual payment and performance of all obligations of each Loan Party under each Swap Agreement that (i) is in effect on the Closing Date with a counterparty that is a Lender or an Affiliate of a Lender as of the Closing Date or (ii) is entered into after the Closing Date with any counterparty that is a Lender or an Affiliate of a Lender at the time such Swap Agreement is entered into, (c) the due and punctual payment and performance of all obligations in respect of the Overdraft Line; provided that in no event shall the holders of the obligations referred to in this clause (c) have the right to receive proceeds in respect of a claim in excess of $40.0 million in the aggregate (plus (i) any accrued and unpaid interest in respect of Indebtedness incurred by the U.S. Borrower and the Subsidiaries under the Overdraft Line and (ii) any accrued and unpaid fees and expenses owing by the U.S. Borrower and the Subsidiaries under the Overdraft Line) from the enforcement of any remedies available to the Secured Parties under all of the Loan Documents and (d) the Other First Lien Obligations.

“Other First Lien Agreement” shall mean any indenture, credit agreement (excluding the Credit Agreement) or other agreement, document or instrument pursuant to which any Pledgor has or will incur Other First Lien Obligations; provided that, in each case, the Indebtedness thereunder has been designated as Other First Lien Obligations pursuant to and in accordance with Section 7.20.

“Other First Lien Obligations” means (a) the due and punctual payment by the U.S. Borrower of (i) the unpaid principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of

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whether allowed or allowable in such proceeding) on Indebtedness under any Other First Lien Agreement, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other monetary obligations of the U.S. Borrower to any Secured Party under any Other First Lien Agreement, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the U.S. Borrower under or pursuant to any Other First Lien Agreement and (c) the due and punctual payment and performance of all the obligations of each other Loan Party under or pursuant to any Other First Lien Agreement.

“Other First Lien Secured Parties” means, collectively, the holders of Other First Lien Obligations and any Authorized Representative with respect thereto.

“Other First Lien Secured Party Consent” shall mean a consent in the form of Exhibit III to this Agreement executed by the Authorized Representative of any holders of Other First Lien Obligations pursuant to Section 7.22.

“Patent License” means any written agreement, now or hereafter in effect, granting to any Pledgor any right to make, use or sell any invention covered by a Patent, now or hereafter owned by any third party (including any such rights that such Pledgor has the right to license).

“Patents” means all of the following now owned or hereafter acquired by any Pledgor (or, as required in the context of the definition of “Patent License,” any third party licensor): (a) all letters patent of the United States or the equivalent thereof in any other country, and all applications for letters patent of the United States or the equivalent thereof in any other country, including those listed on Schedule IV, and (b) all reissues, continuations, divisions, continuations-in-part or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Perfection Certificate” means a certificate substantially in the form of Exhibit II, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by an officer of each Pledgor.

“Permitted Liens” means, with respect to any asset, Liens that are (a) permitted to exist on such asset by Section 6.02 of the Credit Agreement and (b) not prohibited by any Other First Lien Agreement.

“Pledged Collateral” has the meaning assigned to such term in Section 3.01.

“Pledged Debt Securities” has the meaning assigned to such term in Section 3.01.

“Pledged Securities” means any promissory notes, stock certificates or other certificated securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

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“Pledged Stock” has the meaning assigned to such term in Section 3.01.

“Pledged ULC Shares” means Pledged Stock which are shares of a ULC.

“Pledgor” shall mean Holdings, the U.S. Borrower and each Subsidiary Party.

“Requirement of Law” means, with respect to any person, the common law and all federal, state, local and foreign laws, rules and regulations, orders, judgments, decrees and other legal requirements or determinations of any Governmental Authority or arbitrator, applicable to or binding upon such person or any of its property or to which such person or any of its property is subject.

“Rule 3-16 Excluded Collateral” has the meaning assigned to such term in Section 3.01.

“Secured Parties” means (a) the Lenders, (b) the Administrative Agent, (c) each Issuing Bank, (d) each counterparty to any Swap Agreement with a Loan Party the obligations under which constitute Obligations (other than Other First Lien Obligations), (e) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document, (f) the providers of the Overdraft Line, the obligations in respect of which constitute Obligations (other than Other First Lien Obligations), (g) the Other First Lien Secured Parties, if any, and (h) the successors and permitted assigns of each of the foregoing.

“Security Documents” means this Agreement and the other First Lien Security Documents as defined in the First Lien Intercreditor Agreement (but with respect to the Obligations of any Series (as defined in the First Lien Intercreditor Agreement), the term Security Documents shall not include any such other First Lien Security Document which by its terms is solely for the benefit of the holders of one or more other Series of Obligations and not such Series of Obligations).

“Security Interest” has the meaning assigned to such term in Section 4.01.

“Specified Excluded Collateral” shall mean (i) the Rule 3-16 Excluded Collateral and (ii) any assets owned directly by Holdings or any Subsidiary of Holdings, other than the U.S. Borrower or any Subsidiary of the U.S. Borrower, included in the Collateral.

“Subsidiary Party” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Trademark License” means any written agreement, now or hereafter in effect, granting to any Pledgor any right to use any Trademark now or hereafter owned by any third party (including any such rights that such Pledgor has the right to license).

“Trademarks” means all of the following now owned or hereafter acquired by any Pledgor (or, as required in the context of the definition of “Trademark License,” any third party licensor): (a) all trademarks, service marks, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all

6

registrations thereof (if any), and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all renewals thereof, including those listed on Schedule IV and (b) all goodwill associated therewith or symbolized thereby.

“ULC” means an unlimited company existing under the laws of the Province of Nova Scotia, Canada.

ARTICLE II.

[Intentionally Omitted]

ARTICLE III.

Pledge of Securities

SECTION 3.01. Pledge. As security for the payment or performance, as the case may be, in full of the Obligations, each Pledgor hereby (except in the case of Pledged ULC Shares) assigns and (in all cases) pledges to the Applicable First Lien Representative, its successors and permitted assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Applicable First Lien Representative, its successors and permitted assigns, for the ratable benefit of the Secured Parties, and confirms its prior grants to the Applicable First Lien Representative for the benefit of the Secured Parties in existence at the time of such grants, a security interest in all of such Pledgor’s right, title and interest in, to and under (a) the Equity Interests directly owned by it (which such Equity Interests constituting Pledged Stock shall be listed on Schedule III) and any other Equity Interests obtained in the future by such Pledgor and any certificates representing all such Equity Interests; provided that the Pledged Stock shall not include (i) to the extent such pledge is made as security for the payment or performance, as the case may be, of the Obligations of any Domestic Loan Party, more than 65% of the issued and outstanding voting Equity Interests of any Foreign Subsidiary, which pledge, except in the case of a pledge of Pledged ULC Shares, shall be duly noted on the share register, if any, of such Foreign Subsidiary, (ii) any Equity Interests with respect to which the Collateral and Guarantee Requirement or the other paragraphs of Section 5.10 of the Credit Agreement need not be satisfied by reason of Section 5.10(g) of the Credit Agreement, (iii) any Equity Interests of a Subsidiary to the extent that, as of the Closing Date, and for so long as, such a pledge of such Equity Interests would violate a contractual obligation binding on or relating to such Equity Interests, (iv) any Equity Interests of any Indenture Restricted Subsidiary owned by the U.S. Borrower or any Indenture Restricted Subsidiary or (v) any Equity Interests of the U.S. Borrower following a Qualified IPO (the Equity Interests pledged pursuant to this clause (a), the “Pledged Stock”); (b)(i) the debt securities currently issued to any Pledgor (which such debt securities constituting Pledged Debt Securities shall be listed on Schedule III), (ii) any debt securities in the future issued to such Pledgor and (iii) the promissory notes and any other instruments, if any, evidencing such debt securities; provided that the Pledged Debt Securities shall not include debt securities (A) issued by any Indenture Restricted Subsidiary to the U.S. Borrower or any Indenture Restricted Subsidiary or (B) issued by any Foreign Subsidiary to the U.S. Borrower or a Domestic Subsidiary, in the case of this clause (B), for so long as the pledge of such

7

Indebtedness would be deemed an incurrence of Indebtedness under any of the Existing Notes Documents or the New 1-1/2 Lien Notes Documents (the debt securities pledged pursuant to this clause (b), the “Pledged Debt Securities”); (c) subject to Section 3.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other proceeds received in respect of, the securities referred to in clauses (a) and (b) above; (d) subject to Section 3.06, all rights and privileges of such Pledgor with respect to the securities and other property referred to in clauses (a), (b) and (c) above; and (e) all proceeds of any of the foregoing (the items referred to in clauses (a) through (e) above being collectively referred to as the “Pledged Collateral”).

Notwithstanding anything else contained in this Agreement, to the extent this paragraph is expressly made applicable with respect to any Other First Lien Obligations pursuant to the terms of any Other First Lien Agreement, in the event that Rule 3-16 of Regulation S-X under the Securities Act of 1933, as amended (“Rule 3-16”), as amended, modified or interpreted by the Securities Exchange Commission (“SEC”), would require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other Governmental Authority) of separate financial statements of any Subsidiary of the Borrowers due to the fact that such Subsidiary’s Equity Interests secure the Other First Lien Obligations affected thereby, then the Equity Interests of such Subsidiary (the “Rule 3-16 Excluded Collateral”) will automatically be deemed not to be part of the Collateral securing the relevant Other First Lien Obligations affected thereby but only to the extent necessary to not be subject to such requirement and only for so long as required to not be subject to such requirement. In such event, this Agreement may be amended or modified, without the consent of any Secured Party, to the extent necessary to release the Lien on the Rule 3-16 Excluded Collateral in favor of the Applicable First Lien Representative with respect to the relevant Other First Lien Obligations only. In the event that Rule 3-16 is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) any Rule 3-16 Excluded Collateral to secure the Other First Lien Obligations in excess of the amount then pledged without the filing with the SEC (or any other Governmental Authority) of separate financial statements of such Subsidiary, then the Equity Interests of such Subsidiary will automatically be deemed to be a part of the Collateral for the relevant Other First Lien Obligations. For the avoidance of doubt and notwithstanding anything to the contrary in this Agreement, nothing in this paragraph shall limit the pledge of such Equity Interests and other securities from securing the Obligations (other than the Other First Lien Obligations) at all relevant times or from securing any Other First Lien Obligations that are not in respect of securities subject to regulation by the SEC. To the extent any proceeds of any collection or sale of Equity Interests deemed by this paragraph to no longer constitute part of the Collateral for the relevant Other First Lien Obligations are to be applied by the Applicable First Lien Representative in accordance with Section 5.02 hereof, such proceeds shall, notwithstanding the terms of Section 5.02 and the First Lien Intercreditor Agreement, not be applied to the payment of such Other First Lien Obligations.

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Applicable First Lien Representative, its successors and permitted assigns, for the ratable benefit of the Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

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SECTION 3.02. Delivery of the Pledged Collateral. (a) Each Pledgor agrees promptly to deliver or cause to be delivered to the Applicable First Lien Representative, for the ratable benefit of the Secured Parties, any and all Pledged Securities to the extent such Pledged Securities, in the case of promissory notes or other instruments evidencing Indebtedness, are required to be delivered pursuant to paragraph (b) of this Section 3.02.

(b) Each Pledgor will cause any Pledged Debt Security or other Indebtedness for borrowed money (i) having an aggregate principal amount in excess of $15,000,000 or (ii) payable by the U.S. Borrower or any Subsidiary (other than, in the case of this clause (ii), any such Indebtedness referred to in clause (A) or (B) of the proviso to Section 3.01(b) and intercompany Indebtedness incurred in the ordinary course of business in connection with the cash management operations and intercompany sales of the U.S. Borrower and each Subsidiary) owed to such Pledgor by any person to be evidenced by a duly executed promissory note that is pledged and delivered to the Applicable First Lien Representative, for the ratable benefit of the Secured Parties, pursuant to the terms hereof. To the extent any such promissory note is a demand note, each Pledgor party thereto agrees, if requested by the Applicable First Lien Representative, to immediately demand payment thereunder upon an Event of Default specified under Section 7.01(b), (c), (f), (h) or (i) of the Credit Agreement or any equivalent provision under any Other First Lien Agreement.

(c) Upon delivery to the Applicable First Lien Representative, (i) any Pledged Securities required to be delivered pursuant to the foregoing paragraphs (a) and (b) of this Section 3.02 shall be accompanied by stock powers or note powers, as applicable, duly executed in blank or other instruments of transfer reasonably satisfactory to the Applicable First Lien Representative and by such other instruments and documents as the Applicable First Lien Representative may reasonably request and (ii) all other property composing part of the Pledged Collateral delivered pursuant to the terms of this Agreement shall be accompanied to the extent necessary to perfect the security interest in or allow realization on the Pledged Collateral by proper instruments of assignment duly executed by the applicable Pledgor and such other instruments or documents (including issuer acknowledgments in respect of uncertificated securities) as the Applicable First Lien Representative may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities, which schedule shall be attached hereto as Schedule III and made a part hereof; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.

SECTION 3.03. Representations, Warranties and Covenants. The Pledgors, jointly and severally, represent, warrant and covenant to and with the Applicable First Lien Representative, for the ratable benefit of the Secured Parties, that:

(a) Schedule III correctly sets forth the percentage of the issued and outstanding shares of each class of the Equity Interests of the issuer thereof represented by such Pledged Stock and includes all Equity Interests, debt securities and promissory

9

notes or instruments evidencing Indebtedness required to be (i) pledged in order to satisfy the Collateral and Guarantee Requirement or (ii) delivered pursuant to Section 3.02(b);

(b) the Pledged Stock, to the best of each Pledgor’s knowledge, has been duly and validly authorized and issued by the issuers thereof and is fully paid and nonassessable, subject to the assessability of the Pledged ULC Shares under the Companies Act (Nova Scotia);

(c) except for the security interests granted hereunder (or otherwise permitted under the Credit Agreement and the other Loan Documents and not prohibited by any Other First Lien Agreement), each Pledgor (i) is and, subject to any transfers made in compliance with the Credit Agreement and any Other First Lien Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule III as owned by such Pledgor, (ii) holds the same free and clear of all Liens, other than Permitted Liens and Liens not prohibited by any Other First Lien Agreement, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than pursuant to a transaction permitted by the Credit Agreement and any Other First Lien Agreement and other than Permitted Liens and, after Discharge of Credit Agreement Obligations, Liens not prohibited by any Other First Lien Agreement, and (iv) subject to the rights of such Pledgor under the Loan Documents to dispose of Pledged Collateral, will use commercially reasonable efforts to defend its title or interest thereto or therein against any and all Liens (other than Permitted Liens and Liens not prohibited by any Other First Lien Agreement), however arising, of all persons;

(d) other than as set forth in the Credit Agreement or the schedules thereto, or, after the Discharge of Credit Agreement Obligations, as set forth in any Other First Lien Agreement, and except for restrictions and limitations imposed by the Loan Documents, any Other First Lien Agreement, the Existing Notes Documents or the New 1-1/2 Lien Notes Documents or securities laws generally, or otherwise permitted to exist pursuant to the Credit Agreement, any Other First Lien Agreement, and the New 1-1/2 Lien Notes Documents, the Pledged Collateral is and will continue to be freely transferable and assignable, and none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter, by-law, memorandum of association or articles of association provisions or contractual restriction of any nature, other than restrictions on transfer in the articles of association of a ULC, that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Applicable First Lien Representative of rights and remedies hereunder;

(e) each Pledgor has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;

(f) other than as set forth in the Credit Agreement, the schedules thereto, or, after the Discharge of Credit Agreement Obligations, as set forth in any Other First Lien Agreement, no consent or approval of any Governmental Authority, any securities

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exchange or any other person was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect);

(g) by virtue of the execution and delivery by the Pledgors of this Agreement and the Foreign Pledge Agreements, when any Pledged Securities (excluding any foreign stock not covered by a Foreign Pledge Agreement) are delivered to the Applicable First Lien Representative, for the ratable benefit of the Secured Parties, in accordance with this Agreement, the Applicable First Lien Representative will obtain, for the ratable benefit of the Secured Parties, a legal, valid and perfected lien upon and security interest in such Pledged Securities, subject only to Permitted Liens (or, after Discharge of Credit Agreement Obligations, Liens not prohibited by any Other First Lien Agreement) or Liens arising by operation of law, as security for the payment and performance of the Obligations;

(h) the U.S. Borrower will notify the Applicable First Lien Representative if it shall, at any time after the Intercreditor Effective Date, become aware that the SEC (or any other Governmental Authority) shall have ruled that any securities held by any Pledgor constitute Rule 3-16 Excluded Collateral; and

(i) the pledge effected hereby is effective to vest in the Applicable First Lien Representative, for the ratable benefit of the Secured Parties, the rights of the Applicable First Lien Representative in the Pledged Collateral as set forth herein.

SECTION 3.04. Certification of Limited Liability Company and Limited Partnership Interests. (a) Each interest in any limited liability company or limited partnership Controlled by any Pledgor, pledged hereunder and represented by a certificate, shall be a “security” within the meaning of Article 8 of the New York UCC and shall be governed by Article 8 of the New York UCC, and each such interest shall at all times hereafter be represented by a certificate.

(b) Each interest in any limited liability company or limited partnership Controlled by a Pledgor, pledged hereunder and not represented by a certificate shall not be a “security” within the meaning of Article 8 of the New York UCC and shall not be governed by Article 8 of the New York UCC, and the Pledgors shall at no time elect to treat any such interest as a “security” within the meaning of Article 8 of the New York UCC or issue any certificate representing such interest, unless the applicable Pledgor provides prior written notification to the Applicable First Lien Representative of such election and immediately delivers any such certificate to the Applicable First Lien Representative pursuant to the terms hereof.

SECTION 3.05. Registration in Nominee Name; Denominations. The Applicable First Lien Representative, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in the name of the applicable Pledgor, endorsed or assigned in blank or, except in the case of the Pledged ULC Shares, in favor of the Applicable First Lien Representative or, except in the case of Pledged ULC Shares, if an Event of Default shall have occurred and be continuing, in its own name as pledgee or the name of its nominee (as pledgee or as sub-agent). Upon the occurrence of an Event of Default, each Pledgor will promptly give to the Applicable First Lien Representative copies of any notices or

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other communications received by it with respect to Pledged Securities registered in the name of such Pledgor. If an Event of Default shall have occurred and be continuing, the Applicable First Lien Representative shall have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement. Each Pledgor shall use its commercially reasonable efforts to cause any Subsidiary that is not a party to this Agreement to comply with a request by the Applicable First Lien Representative, pursuant to this Section 3.05, to exchange certificates representing Pledged Securities of such Subsidiary for certificates of smaller or larger denominations.

SECTION 3.06. Voting Rights; Dividends and Interest, etc. (a) Unless and until an Event of Default shall have occurred and be continuing and the Applicable First Lien Representative shall have given notice to the relevant Pledgors of the Applicable First Lien Representative’s intention to exercise its rights hereunder:

(i) Each Pledgor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Collateral or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement, the other Loan Documents and any Other First Lien Agreement; provided that, except as permitted under the Credit Agreement or, after the Discharge of Credit Agreement Obligations, any Other First Lien Agreement, such rights and powers shall not be exercised in any manner that could materially and adversely affect the rights and remedies of any of the Applicable First Lien Representative or the other Secured Parties under this Agreement, the Credit Agreement, any other Loan Document or any Other First Lien Agreement or the ability of the Secured Parties to exercise the same.

(ii) The Applicable First Lien Representative shall promptly execute and deliver to each Pledgor, or cause to be executed and delivered to such Pledgor, all such proxies, powers of attorney and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.

(iii) Each Pledgor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents or any Other First Lien Agreement and applicable laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Pledgor, shall not be commingled by such Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Applicable First Lien Representative, for the ratable benefit of the Secured Parties, and shall be forthwith delivered to the Applicable First Lien

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Representative, for the ratable benefit of the Secured Parties, in the same form as so received (endorsed in a manner reasonably satisfactory to the Applicable First Lien Representative).

(b) Except in the case of Pledged ULC Shares (in which case the Pledgors shall maintain all membership rights described herein until they cease to be registered as members of the applicable ULC), upon the occurrence and during the continuance of an Event of Default and after notice by the Applicable First Lien Representative to the relevant Pledgors of the Applicable First Lien Representative’s intention to exercise its rights hereunder, all rights of any Pledgor to dividends, interest, principal or other distributions that such Pledgor is authorized to receive pursuant to paragraph (a)(iii) of this Section 3.06 shall cease, and all such rights shall thereupon become vested, for the ratable benefit of the Secured Parties, in the Applicable First Lien Representative, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Pledgor contrary to the provisions of this Section 3.06 shall not be commingled by such Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Applicable First Lien Representative, for the ratable benefit of the Secured Parties, and shall be forthwith delivered to the Applicable First Lien Representative, for the ratable benefit of the Secured Parties, in the same form as so received (endorsed in a manner reasonably satisfactory to the Applicable First Lien Representative). Any and all money and other property paid over to or received by the Applicable First Lien Representative pursuant to the provisions of this paragraph (b) shall be retained by the Applicable First Lien Representative in an account to be established by the Applicable First Lien Representative upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 5.02. After all Events of Default have been cured or waived and the U.S. Borrower has delivered to the Applicable First Lien Representative a certificate to that effect, the Applicable First Lien Representative shall promptly repay to each Pledgor (without interest) all dividends, interest, principal or other distributions that such Pledgor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 3.06 and that remain in such account.

(c) Except in the case of Pledged ULC Shares (in which case the Pledgors shall maintain all membership rights described herein until they cease to be registered as members of the applicable ULC), upon the occurrence and during the continuance of an Event of Default and after notice by the Applicable First Lien Representative to the relevant Pledgors of the Applicable First Lien Representative’s intention to exercise its rights hereunder, all rights of any Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 3.06, and the obligations of the Applicable First Lien Representative under paragraph (a)(ii) of this Section 3.06, shall cease, and all such rights shall thereupon become vested in the Applicable First Lien Representative, for the ratable benefit of the Secured Parties, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Required Lenders, the Applicable First Lien Representative shall have the right from time to time following and during the continuance of an Event of Default to permit the Pledgors to exercise such rights.

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(d) Any notice given by the Applicable First Lien Representative to the Pledgors suspending their rights under paragraph (a) of this Section 3.06 (i) may be given by telephone if promptly confirmed in writing, (ii) may be given to one or more of the Pledgors at the same or different times and (iii) may suspend the rights of the Pledgors under paragraph (a)(i) or paragraph (a)(iii) in part without suspending all such rights (as specified by the Applicable First Lien Representative in its sole and absolute discretion) and without waiving or otherwise affecting the Applicable First Lien Representative’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

ARTICLE IV.

Security Interests in Personal Property

SECTION 4.01. Security Interest. (a) As security for the payment or performance, as the case may be, in full of the Obligations, each Pledgor hereby assigns and pledges to the Applicable First Lien Representative, its successors and assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Applicable First Lien Representative, its successors and assigns, for the ratable benefit of the Secured Parties, and confirms its prior grants to the Applicable First Lien Representative for the benefit of the Secured Parties in existence at the time of such grants, a security interest (the “Security Interest”) in all right, title and interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Pledgor or in which such Pledgor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(i) all Accounts;

(ii) all Chattel Paper;

(iii) all cash and Deposit Accounts;

(iv) all Documents;

(v) all Equipment;

(vi) all General Intangibles;

(vii) all Instruments;

(viii) all Intellectual Property;

(ix) all Inventory;

(x) all Investment Property;

(xi) all Letter of Credit Rights;

(xii) all Commercial Tort Claims as described on Schedule II hereto;

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(xiii) all books and records pertaining to the Article 9 Collateral; and

(xiv) to the extent not otherwise included, all proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any person with respect to any of the foregoing.

Notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute a grant of a security interest in (and the Article 9 Collateral shall not include) (a) any vehicle covered by a certificate of title or ownership, (b) any assets with respect to which the Collateral and Guarantee Requirement or the other paragraphs of Section 5.10 of the Credit Agreement need not be satisfied by reason of Section 5.10(g) of the Credit Agreement, (c) any Letter of Credit Rights to the extent any Pledgor is required by applicable law to apply the proceeds of a drawing of such Letter of Credit for a specified purpose, (d) any Equity Interests or debt securities excluded from the pledge made pursuant to Section 3.01 hereof (e) any Rule 3-16 Excluded Collateral solely to the extent and with respect to the obligations described in the last paragraph of Section 3.01, (f) any Pledgor’s right, title or interest in any license, contract or agreement to which such Pledgor is a party or any of its right, title or interest thereunder to the extent, but only to the extent, that such a grant would, under the terms of such license, contract or agreement, result in a breach of the terms of, or constitute a default under, any license, contract or agreement to which such Pledgor is a party (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406, 9-408 or 9-409 of the New York UCC or any other applicable law (including Title 11 of the United States Code) or principles of equity); provided, that immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and such Pledgor shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect or (g) any Equipment or other asset owned by any Pledgor that is subject to a purchase money lien or a Capitalized Lease Obligation, in each case, as permitted under the Credit Agreement, if the contract or other agreement in which such Lien is granted (or the documentation providing for such Capitalized Lease Obligation) prohibits or requires the consent of any person other than the Pledgors as a condition to the creation of any other security interest on such Equipment and, in each case, such prohibition or requirement is permitted under the Credit Agreement.

(b) Each Pledgor hereby irrevocably authorizes the Applicable First Lien Representative at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) with respect to the Article 9 Collateral or any part thereof and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including (i) whether such Pledgor is an organization, the type of organization and any organizational identification number issued to such Pledgor, (ii) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Article 9 Collateral relates and (iii) a description of collateral that describes such property in any other manner as the Applicable First Lien Representative may reasonably determine is necessary or advisable to ensure the perfection of the security interest in the Article 9 Collateral granted under this Agreement, including describing such property as “all assets” or “all property”. Each Pledgor agrees to provide such information to the Applicable First Lien Representative promptly upon request.

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The Applicable First Lien Representative is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Pledgor, without the signature of any Pledgor, and naming any Pledgor or the Pledgors as debtors and the Applicable First Lien Representative as secured party.

(c) The Security Interest is granted as security only and shall not subject the Applicable First Lien Representative or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Pledgor with respect to or arising out of the Article 9 Collateral.

SECTION 4.02. Representations and Warranties. The Pledgors jointly and severally represent and warrant to the Applicable First Lien Representative and the Secured Parties that:

(a) Each Pledgor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Applicable First Lien Representative the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person other than any consent or approval that has been obtained and is in full force and effect or has otherwise been disclosed herein or in the Credit Agreement and the Schedules thereto or, after the Discharge of Credit Agreement Obligations, in any Other First Lien Agreement or any offering circular related thereto.

(b) The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein, including the exact legal name of each Pledgor, is correct and complete, in all material respects, as of the date hereof. Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations containing a description of the Article 9 Collateral have been prepared by the Applicable First Lien Representative based upon the information provided to the Applicable First Lien Representative in the Perfection Certificate for filing in each governmental, municipal or other office specified in Schedule 7 to the Perfection Certificate (or specified by notice from the U.S. Borrower to the Applicable First Lien Representative after the date hereof in the case of filings, recordings or registrations required by Section 5.10 of the Credit Agreement, or, after the Discharge of Credit Agreement Obligations, any equivalent provision of any Other First Lien Agreement), and constitute all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in Article 9 Collateral consisting of United States Patents, United States registered Trademarks and United States registered Copyrights) that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Applicable First Lien Representative (for the ratable benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in

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any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements or amendments. Each Pledgor represents and warrants that a fully executed agreement in the form hereof (or a short form hereof which form shall be reasonably acceptable to the Applicable First Lien Representative) containing a description of all Article 9 Collateral consisting of Intellectual Property with respect to Patents (and Patents for which registration applications are pending), registered Trademarks (and Trademarks for which registration applications are pending) and registered Copyrights (and Copyrights for which registration applications are pending) has been delivered to the Applicable First Lien Representative for recording with, in the case of United States Patents, Trademarks, Copyrights and applications, the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, or, in the case of non-United States Patents, Trademarks, Copyrights and applications, the appropriate non-U.S. office, and otherwise as may be reasonably requested by the Applicable First Lien Representative, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Applicable First Lien Representative, for the ratable benefit of the Secured Parties, in respect of all Article 9 Collateral consisting of such Intellectual Property in which a security interest may be perfected by recording with the United States Patent and Trademark Office and the United States Copyright Office, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than such actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of Patents, Trademarks and Copyrights (or registration or application for registration thereof) acquired or developed after the date hereof).

(c) The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Obligations, (ii) subject to the filings described in Section 4.02(b), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions and (iii) subject to Section 4.02(b), a security interest that shall be perfected in all Article 9 Collateral in which a security interest may be perfected upon the receipt and recording of this Agreement (or a short form hereof) with the United States Patent and Trademark Office and the United States Copyright Office, as applicable. The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral other than Permitted Liens (excluding Second-Priority Liens) or Liens arising by operation of law.

(d) The Article 9 Collateral is owned by the Pledgors free and clear of any Lien, other than Permitted Liens and, after Discharge of Credit Agreement Obligations, Liens not prohibited by any Other First Lien Agreement or Liens arising by operation of law. None of the Pledgors has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Article 9 Collateral, (ii) any assignment in which any Pledgor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (iii) any assignment in which any Pledgor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or

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similar instrument is still in effect, except, in each case, for Permitted Liens and, after Discharge of Credit Agreement Obligations, Liens not prohibited by any Other First Lien Agreement.

(e) None of the Pledgors holds any Commercial Tort Claim individually in excess of $5,000,000 as of the date hereof except as indicated on the Perfection Certificate.

(f) Except as set forth in the Perfection Certificate, as of the date hereof, all Accounts owned by the Pledgors have been originated by the Pledgors and all Inventory owned by the Pledgors has been acquired by the Pledgors in the ordinary course of business.

SECTION 4.03. Covenants. (a) Each Pledgor agrees to promptly notify the Applicable First Lien Representative in writing of any change (i) in its corporate name, (ii) in its identity or type of organization or corporate structure, (iii) in its Federal Taxpayer Identification Number or organizational identification number or (iv) in its jurisdiction of organization. Each Pledgor agrees promptly to provide the Applicable First Lien Representative with certified organizational documents reflecting any of the changes described in the immediately preceding sentence. Each Pledgor agrees not to effect or permit any change referred to in the first sentence of this paragraph (a) unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Applicable First Lien Representative to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Article 9 Collateral, for the ratable benefit of the Secured Parties. Each Pledgor agrees to promptly notify the Applicable First Lien Representative if any material portion of the Article 9 Collateral owned or held by such Pledgor is damaged or destroyed.

(b) Subject to the rights of such Pledgor under the Loan Documents to dispose of Collateral, each Pledgor shall, at its own expense, use commercially reasonable efforts to defend title to the Article 9 Collateral against all persons and to defend the Security Interest of the Applicable First Lien Representative, for the ratable benefit of the Secured Parties, in the Article 9 Collateral and the priority thereof against any Lien that is not a Permitted Lien or a Lien prohibited by any Other First Lien Agreement and to defend the priority thereof against any Second-Priority Lien.

(c) Each Pledgor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Applicable First Lien Representative may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement and the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith. If any amount payable under or in connection with any of the Article 9 Collateral that is in excess of $15,000,000 shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be promptly pledged and delivered to the Applicable First Lien Representative, for the ratable benefit of the Secured Parties, duly endorsed in a manner reasonably satisfactory to the Applicable First Lien Representative.

Without limiting the generality of the foregoing, each Pledgor hereby authorizes the Applicable First Lien Representative, with prompt notice thereof to the Pledgors, to

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supplement this Agreement by supplementing Schedule IV or adding additional schedules hereto to specifically identify any asset or item that may constitute Copyrights, Licenses, Patents or Trademarks; provided that any Pledgor shall have the right, exercisable within 90 days after it has been notified by the Applicable First Lien Representative of the specific identification of such Collateral, to advise the Applicable First Lien Representative in writing of any inaccuracy of the representations and warranties made by such Pledgor hereunder with respect to such Collateral. Each Pledgor agrees that it will use its commercially reasonable efforts to take such action as shall be necessary in order that all representations and warranties hereunder shall be true and correct with respect to such Collateral within 90 days after the date it has been notified by the Applicable First Lien Representative of the specific identification of such Collateral.

(d) After the occurrence of an Event of Default and during the continuance thereof, the Applicable First Lien Representative shall have the right to verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Article 9 Collateral, including, in the case of Accounts or Article 9 Collateral in the possession of any third person, by contacting Account Debtors or the third person possessing such Article 9 Collateral for the purpose of making such a verification. The Applicable First Lien Representative shall have the right to share any information it gains from such inspection or verification with any Secured Party.

(e) At its option, the Applicable First Lien Representative may discharge any past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and that is not a Permitted Lien or a Lien not prohibited by any Other First Lien Agreement, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Pledgor fails to do so as required by the Credit Agreement, this Agreement or any Other First Lien Agreement, and each Pledgor jointly and severally agrees to reimburse the Applicable First Lien Representative on demand for any reasonable payment made or any reasonable expense incurred by the Applicable First Lien Representative pursuant to the foregoing authorization; provided, however, that nothing in this Section 4.03(e) shall be interpreted as excusing any Pledgor from the performance of, or imposing any obligation on the Applicable First Lien Representative or any Secured Party to cure or perform, any covenants or other promises of any Pledgor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

(f) Each Pledgor (rather than the Applicable First Lien Representative or any Secured Party) shall remain liable for the observance and performance of all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral and each Pledgor jointly and severally agrees to indemnify and hold harmless the Applicable First Lien Representative and the Secured Parties from and against any and all liability for such performance.

(g) None of the Pledgors shall make or permit to be made an assignment, pledge or hypothecation of the Article 9 Collateral or shall grant any other Lien in respect of the Article 9 Collateral, except as expressly permitted by the Credit Agreement and not prohibited by any Other First Lien Agreement. None of the Pledgors shall make or permit to be made any transfer of the Article 9 Collateral and each Pledgor shall remain at all times in possession of the

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Article 9 Collateral owned by it, except as permitted by the Credit Agreement and not prohibited by any Other First Lien Agreement. Notwithstanding the foregoing, if the Applicable First Lien Representative shall have notified the Pledgors that an Event of Default under clause (b), (c), (h) or (i) of Section 7.01 of the Credit Agreement shall have occurred and be continuing, and during the continuance thereof, the Pledgors shall not sell, convey, lease, assign, transfer or otherwise dispose of any Article 9 Collateral (which notice may be given by telephone if promptly confirmed in writing).

(h) None of the Pledgors will, without the Applicable First Lien Representative’s prior written consent (which consent shall not be unreasonably withheld), grant any extension of the time of payment of any Accounts included in the Article 9 Collateral, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, credits, discounts, compromises or settlements granted or made in the ordinary course of business and consistent with prudent business practices or as otherwise permitted under the Credit Agreement and not prohibited by any Other First Lien Agreement.

(i) Each Pledgor irrevocably makes, constitutes and appoints the Applicable First Lien Representative (and all officers, employees or agents designated by the Applicable First Lien Representative) as such Pledgor’s true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Pledgor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Pledgor at any time or times shall fail to obtain or maintain any of the policies of insurance required by the Credit Agreement, the other Loan Documents or any Other First Lien Agreement or to pay any premium in whole or part relating thereto, the Applicable First Lien Representative may, without waiving or releasing any obligation or liability of the Pledgors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Applicable First Lien Representative reasonably deems advisable. All sums disbursed by the Applicable First Lien Representative in connection with this Section 4.03(i), including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Pledgors to the Applicable First Lien Representative and shall be additional Obligations secured hereby.

SECTION 4.04. Other Actions. In order to further ensure the attachment, perfection and priority of, and the ability of the Applicable First Lien Representative to enforce, for the ratable benefit of the Secured Parties, the Applicable First Lien Representative’s security interest in the Article 9 Collateral, each Pledgor agrees, in each case at such Pledgor’s own expense, to take the following actions with respect to the following Article 9 Collateral:

(a) Instruments and Tangible Chattel Paper. If any Pledgor shall at any time own or acquire any Instruments or Tangible Chattel Paper evidencing an amount in excess of $10,000,000, such Pledgor shall forthwith endorse, assign and deliver the same to the Applicable First Lien Representative, accompanied by such instruments of transfer or assignment duly executed in blank as the Applicable First Lien Representative may from time to time reasonably request.

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(b) Investment Property. Except to the extent otherwise provided in Article III, if any Pledgor shall at any time hold or acquire any Certificated Security, such Pledgor shall forthwith endorse, assign and deliver the same to the Applicable First Lien Representative, accompanied by such instruments of transfer or assignment duly executed in blank as the Applicable First Lien Representative may from time to time reasonably specify. If any security of a domestic issuer now or hereafter acquired by any Pledgor is uncertificated and is issued to such Pledgor or its nominee directly by the issuer thereof, upon the Applicable First Lien Representative’s reasonable request or upon and during the continuance of an Event of Default, such Pledgor shall promptly notify the Applicable First Lien Representative of such uncertificated securities and pursuant to an agreement in form and substance reasonably satisfactory to the Applicable First Lien Representative, either (i) cause the issuer to agree to comply with instructions from the Applicable First Lien Representative as to such security, without further consent of any Pledgor or such nominee, or (ii) cause the issuer to register the Applicable First Lien Representative as the registered owner of such security. If any security or other Investment Property, whether certificated or uncertificated, representing an Equity Interest in a third party and having a fair market value in excess of $10,000,000 now or hereafter acquired by any Pledgor is held by such Pledgor or its nominee through a securities intermediary or commodity intermediary, such Pledgor shall promptly notify the Applicable First Lien Representative thereof and, at the Applicable First Lien Representative’s request and option, pursuant to a Control Agreement in form and substance reasonably satisfactory to the Applicable First Lien Representative, either (A) cause such securities intermediary or commodity intermediary, as applicable, to agree, in the case of a securities intermediary, to comply with entitlement orders or other instructions from the Applicable First Lien Representative to such securities intermediary as to such securities or other Investment Property or, in the case of a commodity intermediary, to apply any value distributed on account of any commodity contract as directed by the Applicable First Lien Representative to such commodity intermediary, in each case without further consent of any Pledgor or such nominee, or (B) in the case of Financial Assets or other Investment Property held through a securities intermediary, arrange for the Applicable First Lien Representative to become the entitlement holder with respect to such Financial Assets or Investment Property, for the ratable benefit of the Secured Parties, with such Pledgor being permitted, only with the consent of the Applicable First Lien Representative, to exercise rights to withdraw or otherwise deal with such Financial Assets or Investment Property. The Applicable First Lien Representative agrees with each of the Pledgors that the Applicable First Lien Representative shall not give any such entitlement orders or instructions or directions to any such issuer, securities intermediary or commodity intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by any Pledgor, unless an Event of Default has occurred and is continuing or, after giving effect to any such withdrawal or dealing rights, would occur. The provisions of this paragraph (b) shall not apply to any Financial Assets credited to a securities account for which the Applicable First Lien Representative is the securities intermediary.

(c) Commercial Tort Claims. If any Pledgor shall at any time hold or acquire a Commercial Tort Claim in an amount reasonably estimated to exceed $5,000,000, such Pledgor shall promptly notify the Applicable First Lien Representative thereof in a writing signed by

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such Pledgor, including a summary description of such claim, and grant to the Applicable First Lien Representative in writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Applicable First Lien Representative.

SECTION 4.05. Covenants Regarding Patent, Trademark and Copyright Collateral. Except as permitted by the Credit Agreement and, after the Discharge of Credit Agreement Obligations, not prohibited by any Other First Lien Agreement:

(a) Each Pledgor agrees that it will not knowingly do any act or omit to do any act (and will exercise commercially reasonable efforts to prevent its licensees from doing any act or omitting to do any act) whereby any Patent material to the normal conduct of such Pledgor’s business may become prematurely invalidated or dedicated to the public, and agrees that it shall take commercially reasonable steps with respect to any material products covered by any such Patent as necessary and sufficient to establish and preserve its rights under applicable patent laws.

(b) Each Pledgor will, and will use its commercially reasonable efforts to cause its licensees or its sublicensees to, for each Trademark material to the normal conduct of such Pledgor’s business, (i) maintain such Trademark in full force free from any adjudication of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of federal or foreign registration or claim of trademark or service mark as required under applicable law and (iv) not knowingly use or knowingly permit its licensees’ use of such Trademark in violation of any third-party rights.

(c) Each Pledgor will, and will use its commercially reasonable efforts to cause its licensees or its sublicensees to, for each work covered by a material Copyright necessary to the normal conduct of such Pledgor’s business that it publishes, displays and distributes, use copyright notice as required under applicable copyright laws.

(d) Each Pledgor shall notify the Applicable First Lien Representative promptly if it knows that any Patent, Trademark or Copyright material to the normal conduct of such Pledgor’s business may imminently become abandoned, lost or dedicated to the public, or of any materially adverse determination or development, excluding office actions and similar determinations or developments, in the United States Patent and Trademark Office, United States Copyright Office, any court or any similar office of any country, regarding such Pledgor’s ownership of any such material Patent, Trademark or Copyright or its right to register or to maintain the same.

(e) Each Pledgor, either itself or through any agent, employee, licensee or designee, shall (i) inform the Applicable First Lien Representative on a quarterly basis of each application by itself, or through any agent, employee, licensee or designee, for any Patent with the United States Patent and Trademark Office and each registration of any Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any comparable office or agency in any other country filed during the preceding three-month period, and (ii) upon the reasonable request of the Applicable First Lien Representative,

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execute and deliver any and all agreements, instruments, documents and papers as the Applicable First Lien Representative may reasonably request to evidence the Applicable First Lien Representative’s security interest in such Patent, Trademark or Copyright.

(f) Each Pledgor shall exercise its reasonable business judgment consistent with the practice in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any comparable office or agency in any other country with respect to maintaining and pursuing each material application relating to any Patent, Trademark and/or Copyright (and obtaining the relevant grant or registration) material to the normal conduct of such Pledgor’s business and to maintain (i) each issued Patent and (ii) the registrations of each Trademark and each Copyright that is material to the normal conduct of such Pledgor’s business, including, when applicable and necessary in such Pledgor’s reasonable business judgment, timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if any Pledgor believes necessary in its reasonable business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

(g) In the event that any Pledgor knows or has reason to know that any Article 9 Collateral consisting of a Patent, Trademark or Copyright material to the normal conduct of its business has been or is about to be materially infringed, misappropriated or diluted by a third party, such Pledgor shall promptly notify the Applicable First Lien Representative and shall, if such Pledgor deems it necessary in its reasonable business judgment, promptly sue and recover any and all damages, and take such other actions as are reasonably appropriate under the circumstances.

(h) Upon and during the continuance of an Event of Default, each Pledgor shall use commercially reasonable efforts to obtain all requisite consents or approvals from the licensor under each Copyright License, Patent License or Trademark License to effect the assignment of all such Pledgor’s right, title and interest thereunder to (in the Applicable First Lien Representative’s sole discretion) the designee of the Applicable First Lien Representative or the Applicable First Lien Representative.

ARTICLE V.

Remedies

SECTION 5.01. Remedies Upon Default. Upon the occurrence and during the continuance of an Event of Default, each Pledgor agrees to deliver each item of Collateral to the Applicable First Lien Representative on demand, and it is agreed that the Applicable First Lien Representative shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the applicable Pledgors to the Applicable First Lien Representative or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or a nonexclusive basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Applicable First Lien Representative shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers thereunder cannot be obtained) and (b) with or without legal process and with or without

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prior notice or demand for performance, to take possession of the Article 9 Collateral and without liability for trespass to the applicable Pledgor to enter any premises where the Article 9 Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and, generally, to exercise any and all rights afforded to a secured party under the applicable Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, each Pledgor agrees that the Applicable First Lien Representative shall have the right, subject to the requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Applicable First Lien Representative shall deem appropriate. The Applicable First Lien Representative shall be authorized in connection with any sale of a security (if it deems it advisable to do so) pursuant to the foregoing to restrict the prospective bidders or purchasers to persons who represent and agree that they are purchasing such security for their own account, for investment, and not with a view to the distribution or sale thereof. Upon consummation of any such sale of Collateral pursuant to this Section 5.01 the Applicable First Lien Representative shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives and releases (to the extent permitted by law) all rights of redemption, stay, valuation and appraisal that such Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Applicable First Lien Representative shall give the applicable Pledgors 10 Business Days’ written notice (which each Pledgor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Applicable First Lien Representative’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Applicable First Lien Representative may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or the portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Applicable First Lien Representative may (in its sole and absolute discretion) determine. The Applicable First Lien Representative shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Applicable First Lien Representative may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In the case of any sale of all or any part of the Collateral made on credit or for future delivery, the Collateral so sold may be retained by the Applicable First Lien Representative until the sale price is paid by the purchaser or purchasers thereof, but the Applicable First Lien Representative shall not incur any liability in the event that any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in the case of any such failure, such Collateral may be sold again upon notice given in accordance with provisions above. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section 5.01, any Secured Party may bid for or purchase for cash, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of

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any Pledgor (all such rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property in accordance with Section 5.02 hereof without further accountability to any Pledgor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Applicable First Lien Representative shall be free to carry out such sale pursuant to such agreement and no Pledgor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Applicable First Lien Representative shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Applicable First Lien Representative may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 5.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

SECTION 5.02. Application of Proceeds. The Applicable First Lien Representative shall promptly apply the proceeds, moneys or balances of any collection or sale of Collateral, as well as any Collateral consisting of cash, as follows:

FIRST, to the payment of all reasonable costs and expenses incurred by the Applicable First Lien Representative in connection with such collection or sale or otherwise in connection with this Agreement, any other Loan Document, any Other First Lien Agreement or any of the Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Applicable First Lien Representative hereunder under any other Loan Document or under any Other First Lien Agreement on behalf of any Pledgor and any other reasonable costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

SECOND, to the payment in full of the Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the respective amounts of the Obligations owed to them on the date of any such distribution); and

THIRD, to the Pledgors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

provided, that in no event shall the proceeds of any collection or sale of any Specified Excluded Collateral (the “Specified Excluded Proceeds”) be applied to the payment of any Other First Lien Obligations. The Applicable First Lien Representative shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Applicable First Lien Representative (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Applicable First Lien Representative or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the

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purchase money paid over to the Applicable First Lien Representative or such officer or be answerable in any way for the misapplication thereof.

SECTION 5.03. Grant of License to Use Intellectual Property. For the purpose of enabling the Applicable First Lien Representative to exercise rights and remedies under this Agreement at such time as the Applicable First Lien Representative shall be lawfully entitled to exercise such rights and remedies, each Pledgor hereby grants to (in the Applicable First Lien Representative’s sole discretion) a designee of the Applicable First Lien Representative or the Applicable First Lien Representative, for the ratable benefit of the Secured Parties, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to any Pledgor) to use, license or sublicense any of the Article 9 Collateral consisting of Intellectual Property now owned or hereafter acquired by such Pledgor, wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof, the right to prosecute and maintain all Intellectual Property and the right to sue for past infringement of the Intellectual Property. The use of such license by the Applicable First Lien Representative may be exercised, at the option of the Applicable First Lien Representative, upon the occurrence and during the continuation of an Event of Default; provided that any license, sublicense or other transaction entered into by the Applicable First Lien Representative in accordance herewith shall be binding upon the Pledgors notwithstanding any subsequent cure of an Event of Default.

SECTION 5.04. Securities Act, etc. In view of the position of the Pledgors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar federal statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. Each Pledgor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Applicable First Lien Representative if the Applicable First Lien Representative were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Applicable First Lien Representative in any attempt to dispose of all or part of the Pledged Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Each Pledgor acknowledges and agrees that in light of such restrictions and limitations, the Applicable First Lien Representative, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws or, to the extent applicable, Blue Sky or other state securities laws and (b) may approach and negotiate with a single potential purchaser to effect such sale. Each Pledgor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Applicable First Lien Representative shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Applicable First Lien Representative, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the

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sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section 5.04 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Applicable First Lien Representative sells.

SECTION 5.05. Registration, etc. Each Pledgor agrees that, upon the occurrence and during the continuance of an Event of Default, if for any reason the Applicable First Lien Representative desires to sell any of the Pledged Collateral at a public sale, it will, at any time and from time to time, upon the written request of the Applicable First Lien Representative, use its commercially reasonable efforts to take or to cause the issuer of such Pledged Collateral to take such action and prepare, distribute and/or file such documents, as are required or advisable in the reasonable opinion of counsel for the Applicable First Lien Representative to permit the public sale of such Pledged Collateral. Each Pledgor further agrees to indemnify, defend and hold harmless the Applicable First Lien Representative, each other Secured Party, any underwriter and their respective officers, directors, affiliates and controlling persons from and against all loss, liability, expenses, costs of counsel (including reasonable fees and expenses to the Applicable First Lien Representative of legal counsel), and claims (including the costs of investigation) that they may incur insofar as such loss, liability, expense or claim arises out of or is based upon any alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) or in any notification or offering circular, or arises out of or is based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements in any thereof not misleading, except insofar as the same may have been caused by any untrue statement or omission based upon information furnished in writing to such Pledgor or the issuer of such Pledged Collateral by the Applicable First Lien Representative or any other Secured Party expressly for use therein. Each Pledgor further agrees, upon such written request referred to above, to use its commercially reasonable efforts to qualify, file or register, or cause the issuer of such Pledged Collateral to qualify, file or register, any of the Pledged Collateral under the Blue Sky or other securities laws of such states as may be reasonably requested by the Applicable First Lien Representative and keep effective, or cause to be kept effective, all such qualifications, filings or registrations. Each Pledgor will bear all costs and expenses of carrying out its obligations under this Section 5.05. Each Pledgor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section 5.05 only and that such failure would not be adequately compensable in damages and, therefore, agrees that its agreements contained in this Section 5.05 may be specifically enforced.

ARTICLE VI.

[Intentionally Omitted]

ARTICLE VII.

Miscellaneous

SECTION 7.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement (whether or not then in effect). All communications and

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notices hereunder to any Subsidiary Party shall be given to it in care of the U.S. Borrower, with such notice to be given as provided in Section 9.01 of the Credit Agreement. All communications and notices to any holders of obligations under any Other First Lien Agreement shall be given to such holders at its address set forth in the Other First Lien Secured Party Consent, as such address may be changed by written notice to the Applicable First Lien Representative.

SECTION 7.02. Security Interest Absolute. All rights of the Applicable First Lien Representative hereunder, the Security Interest, the security interest in the Pledged Collateral and all obligations of each Pledgor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any Other First Lien Agreement, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document, any Other First Lien Agreement or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Pledgor in respect of the Obligations or this Agreement (other than a defense of payment or performance).

SECTION 7.03. Limitation By Law. All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

SECTION 7.04. Binding Effect; Several Agreement. This Agreement shall become effective as to any party to this Agreement when a counterpart hereof executed on behalf of such party shall have been delivered to the Applicable First Lien Representative and a counterpart hereof shall have been executed on behalf of the Applicable First Lien Representative, and thereafter shall be binding upon such party and the Applicable First Lien Representative and their respective permitted successors and assigns, and shall inure to the benefit of such party, the Applicable First Lien Representative and the other Secured Parties and their respective permitted successors and assigns, except that no party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement, the Credit Agreement or, after the Discharge of Credit Agreement Obligations, any Other First Lien Agreement. This Agreement shall be construed as a separate agreement with respect to each party and may be amended, modified, supplemented, waived or released with respect to any party without the approval of any other party and without affecting the obligations of any other party hereunder.

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SECTION 7.05. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Pledgor or the Applicable First Lien Representative that are contained in this Agreement shall bind and inure to the benefit of their respective permitted successors and assigns. Until the Intercreditor Effective Date, the Applicable First Lien Representative hereunder shall at all times be the same person that is the Administrative Agent under the Credit Agreement. Written notice of resignation by the Administrative Agent pursuant to the Credit Agreement shall also constitute notice of resignation as the Applicable First Lien Representative under this Agreement. Upon the acceptance of any appointment as the Administrative Agent under the Credit Agreement by a successor , that successor shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Applicable First Lien Representative pursuant hereto.

SECTION 7.06. Applicable First Lien Representative’s Fees and Expenses; Indemnification. (a) The parties hereto agree that the Applicable First Lien Representative shall be entitled to reimbursement of its expenses incurred hereunder as provided in Section 9.05 of the Credit Agreement and the equivalent provision of any Other First Lien Agreement.

(b) Without limitation of its indemnification obligations under the Loan Documents or any Other First Lien Agreement, each Pledgor jointly and severally agrees to indemnify the Applicable First Lien Representative and the other Indemnitees (as defined in Section 9.05 of the Credit Agreement or as such equivalent term is defined in any Other First Lien Agreement) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of, (i) the execution or delivery of this Agreement, any other Loan Document or any Other First Lien Agreement or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto and thereto of their respective obligations thereunder or the consummation of the Transactions and other transactions contemplated hereby, (ii) the use of proceeds of the Loans or the B/As or the use of any Letter of Credit or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, or to the Collateral, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(c) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 7.06 shall remain operative and in full force and effect regardless of the termination of this Agreement, any other Loan Document or any Other First Lien Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement, any other Loan Document or any Other First Lien Agreement, or any investigation made by or on behalf of the Applicable First Lien Representative or any other Secured Party. All amounts due under this Section 7.06 shall be payable on written demand therefor.

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SECTION 7.07. Applicable First Lien Representative Appointed Attorney-in-Fact. Each Pledgor hereby appoints the Applicable First Lien Representative the attorney-in-fact of such Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Applicable First Lien Representative may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Applicable First Lien Representative shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Applicable First Lien Representative’s name or in the name of such Pledgor, (i) to receive, endorse, assign or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof, (ii) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (iii) to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due under and by virtue of any Collateral; (iv) to sign the name of any Pledgor on any invoice or bill of lading relating to any of the Collateral; (v) to send verifications of Accounts to any Account Debtor; (vi) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (vii) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (vii) to notify, or to require any Pledgor to notify, Account Debtors to make payment directly to the Applicable First Lien Representative; and (ix) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Applicable First Lien Representative were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Applicable First Lien Representative to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Applicable First Lien Representative, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Applicable First Lien Representative and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Pledgor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

SECTION 7.08. Authority of Applicable First Lien Representative. Each Pledgor acknowledges that the rights and responsibilities of the Applicable First Lien Representative under this Agreement with respect to any action taken by the Applicable First Lien Representative or the exercise or non-exercise by the Applicable First Lien Representative of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Applicable First Lien Representative and the Secured Parties, be governed (x) until the Intercreditor Effective Date, by the Credit Agreement and (y) on and after the Intercreditor Effective Date, the First Lien Intercreditor Agreement, and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Applicable First Lien Representative and the Pledgors, the Applicable First Lien Representative shall be conclusively presumed to be acting as agent for the applicable Secured Parties with full and valid authority so to act or refrain from acting, and no Pledgor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

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SECTION 7.09. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 7.10. Waivers; Amendment. (a) No failure or delay by the Applicable First Lien Representative, any Issuing Bank or any other Secured Party in exercising any right, power or remedy hereunder, under any other Loan Document or under any Other First Lien Agreement, as applicable, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy, or any abandonment or discontinuance of steps to enforce such a right, power or remedy, preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies of the Applicable First Lien Representative, any Issuing Bank and the other Secured Parties hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights, powers or remedies that they would otherwise have. No waiver of any provision of this Agreement or any Other First Lien Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 7.10, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan, the acceptance and purchase of a B/A, the issuance of a Letter of Credit or the incurrence of any Other First Lien Obligation shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Applicable First Lien Representative, any Issuing Bank or any other Secured Party may have had notice or knowledge of such Default or Event of Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Applicable First Lien Representative and the Loan Party or Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.08 of the Credit Agreement and, after the Intercreditor Effective Date, by each other Authorized Representative to the extent required by (and in accordance with) the applicable Other First Lien Agreement, or as otherwise provided in the First Lien Intercreditor Agreement.

SECTION 7.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY OTHER LOAN DOCUMENTS OR ANY OTHER FIRST LIEN AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND

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(B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.11.

SECTION 7.12. Severability. In the event any one or more of the provisions contained in this Agreement, in any other Loan Document or in any Other First Lien Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 7.04. Delivery of an executed counterpart to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed original.

SECTION 7.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 7.15. Jurisdiction; Consent to Service of Process. (a) Each party to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, any other Loan Documents or any Other First Lien Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any Other First Lien Agreement shall affect any right that the Applicable First Lien Representative, any Issuing Bank, any Lender or any Secured Party may otherwise have to bring any action or proceeding relating to this Agreement, any other Loan Document or any Other First Lien Agreement against any Pledgor, or its properties, in the courts of any jurisdiction.

(b) Each party to this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, any other Loan Document or any Other First Lien Agreement in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

32

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.01. Nothing in this Agreement, any other Loan Document or any First Lien Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 7.16. Termination or Release. (a) Subject to any applicable terms of the First Lien Intercreditor Agreement on and after the Intercreditor Effective Date, this Agreement, the pledges made herein, the Security Interest and all other security interests granted hereby, and all other Security Documents securing the Obligations (including without limitation foreign security documents), shall automatically terminate as of the date when all the Loan Document Obligations and Other First Lien Obligations (in each case other than contingent or unliquidated obligations or liabilities) have been paid in full in cash or immediately available funds and the Lenders have no further commitment to lend under the Credit Agreement, each of the Revolving L/C Exposure and the Tranche C-3 L/C Exposure has been reduced to zero and each Issuing Bank has no further obligations to issue Letters of Credit under the Credit Agreement.

(b) Subject to any applicable terms of the First Lien Intercreditor Agreement on and after the Intercreditor Effective Date, a Subsidiary Party shall automatically be released from its obligations hereunder and the security interests in the Collateral of such Subsidiary Party shall be automatically released upon the consummation of any transaction permitted by the Credit Agreement and not prohibited by any Other First Lien Agreement as a result of which such Subsidiary Party ceases to be a Subsidiary or otherwise ceases to be a Pledgor; provided that the Required Lenders shall have consented to such transaction (to the extent such consent is required by the Credit Agreement) and the terms of such consent did not provide otherwise.

(c) Subject to any applicable terms of the First Lien Intercreditor Agreement on and after the Intercreditor Effective Date, the Security Interest in any Collateral shall automatically be released (i) upon any sale or other transfer by any Pledgor of any Collateral that is permitted under the Credit Agreement and not prohibited under any Other First Lien Agreement to any person that is not a Pledgor (including in connection with an Event of Loss), (ii) upon the effectiveness of any written consent to the release of the security interest granted hereby in such Collateral pursuant to Section 9.08 of the Credit Agreement and, after the Discharge of Credit Agreement Obligations, any equivalent provision of any Other First Lien Agreement (in each case, to the extent required) and (iii) as otherwise may be provided in the First Lien Intercreditor Agreement.

(d) Solely with respect to any Other First Lien Obligations, a Pledgor shall automatically be released from its obligations hereunder and/or the security interests in any Collateral shall in each case be automatically released upon the occurrence of any of the circumstances set forth in the section governing release of collateral in the applicable Other First Lien Agreement without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to any applicable Pledgor.

(e) If any Collateral shall become subject to the release provisions set forth in Section 2.04 of the First Lien Intercreditor Agreement, the Lien created hereunder on such Collateral shall be automatically released to the extent (and only to the extent) provided therein.

33

(f) In connection with any termination or release pursuant to paragraph (a), (b) or (c) of this Section 7.16, the Applicable First Lien Representative shall execute and deliver to any Pledgor, at such Pledgor’s expense, all documents that such Pledgor shall reasonably request to evidence such termination or release (including UCC termination statements), and will duly assign and transfer to such Pledgor, such of the Pledged Collateral that may be in the possession of the Applicable First Lien Representative and has not theretofore been sold or otherwise applied or released pursuant to this Agreement. Any execution and delivery of documents pursuant to this Section 7.16 shall be without recourse to or warranty by the Applicable First Lien Representative.

(g) Holdings shall automatically be released from its obligations hereunder and the security interests in the Collateral owned by Holdings shall be automatically released upon a Qualified IPO.

SECTION 7.17. Additional Subsidiaries. Upon execution and delivery by the Applicable First Lien Representative and any Subsidiary that is required to become a party hereto by Section 5.10 of the Credit Agreement or by any Other First Lien Agreement, of an instrument in the form of Exhibit I hereto, such subsidiary shall become a Subsidiary Party hereunder with the same force and effect as if originally named as a Subsidiary Party herein. The execution and delivery of any such instrument shall not require the consent of any other party to this Agreement. The rights and obligations of each party to this Agreement shall remain in full force and effect notwithstanding the addition of any new party to this Agreement.

SECTION 7.18. Right of Set-off. If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Bank and each other Secured Party is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender, Issuing Bank or other Secured Party to or for the credit or the account of any party to this Agreement against any of and all the obligations of such party now or hereafter existing under this Agreement owed to such Lender, Issuing Bank or other Secured Party, irrespective of whether or not such Lender, Issuing Bank or other Secured Party shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender Issuing Bank or other Secured Party under this Section 7.18 are in addition to other rights and remedies (including other rights of set-off) that such Lender, Issuing Bank or other Secured Party may have.

SECTION 7.19. Subject to Intercreditor Agreements. Notwithstanding anything herein to the contrary (i) the liens and security interests granted to the Applicable First Lien Representative pursuant to this Agreement are expressly subject to the Existing Second Lien Intercreditor Agreement, the New 1-1/2 Lien Intercreditor Agreement and the First Lien Intercreditor Agreement and (ii) the exercise of any right or remedy by the Applicable First Lien Representative hereunder is subject to the limitations and provisions of the Existing Second Lien Intercreditor Agreement, the New 1-1/2 Lien Intercreditor Agreement and the First Lien Intercreditor Agreement. In the event of any conflict between the terms of, on the one hand, any of the Existing Second Lien Intercreditor Agreement, the New 1-1/2 Lien Intercreditor Agreement and the First Lien Intercreditor Agreement and, on the other hand, the terms of this Agreement, then the terms of the Existing Second Lien Intercreditor Agreement, the New 1-1/2

34

Lien Intercreditor Agreement or the First Lien Intercreditor Agreement, as applicable, shall govern. In the event of any conflict between the terms of any of the Existing Second Lien Intercreditor Agreement, the New 1-1/2 Lien Intercreditor Agreement and the First Lien Intercreditor Agreement, such conflict shall be resolved pursuant to the terms of such agreements. Nothing herein is intended, or shall be construed, to give any Loan Party any additional right, remedy or claim under, to or in respect of this Agreement or any Collateral.

SECTION 7.20. Other First Lien Obligations. On or after the date hereof and so long as permitted by the Credit Agreement and not prohibited by any Other First Lien Agreement then outstanding, the Borrowers may from time to time designate Indebtedness at the time of incurrence to be secured on a pari passu basis with the Obligations as Other First Lien Obligations hereunder by delivering to the Applicable First Lien Representative and each Authorized Representative (a) a certificate signed by an Authorized Officer of the Borrowers (i) identifying the obligations so designated and the initial aggregate principal amount or face amount thereof, (ii) stating that such obligations are designated as Other First Lien Obligations for purposes hereof, (iii) representing that such designation of such obligations as Other First Lien Obligations complies with the terms of this Agreement, the Credit Agreement and any Other First Lien Agreement then outstanding and (iv) specifying the name and address of the Authorized Representative for such obligations, (b) a fully executed Other First Lien Secured Party Consent (in the form attached as Exhibit III) and (c) if the Intercreditor Effective Date has not yet occurred, a fully executed First Lien Intercreditor Agreement. Each Authorized Representative agrees that upon the satisfaction of all conditions set forth in the preceding sentence, the Applicable First Lien Representative shall act as administrative and collateral agent under and subject to the terms of the Security Documents for the benefit of all Secured Parties, including without limitation, any Secured Parties that hold any such Other First Lien Obligations, and each Authorized Representative agrees to the appointment, and acceptance of the appointment, of the Applicable First Lien Representative as administrative and collateral agent for the holders of such Other First Lien Obligations as set forth in each Other First Lien Secured Party Consent and agrees, on behalf of itself and each Secured Party it represents, to be bound by this Agreement and the First Lien Intercreditor Agreement.

SECTION 7.21. Applicable First Lien Representative. Immediately upon the occurrence of the Discharge of Credit Agreement Obligations (as defined in the First Lien Intercreditor Agreement), the Applicable Authorized Representative (as defined in the First Lien Intercreditor Agreement) (and, if there shall be more than one Additional Authorized Representative at such time, then the Applicable Authorized Representative in respect of the greatest outstanding amount of Other First Lien Obligations at such time) shall be deemed the Applicable First Lien Representative for all purposes under this Agreement. The Applicable First Lien Representative immediately prior to the Discharge of Credit Agreement Obligations (the “Prior First Lien Representative”) shall be deemed to have assigned all of its rights, powers and duties hereunder to the Applicable Authorized Representative and such Applicable Authorized Representative shall be deemed to have accepted, assumed and succeeded to such rights, powers and duties. The Prior First Lien Representative shall cooperate with the U.S. Borrower and the Applicable Authorized Representative to ensure that all actions are taken that are necessary or reasonably requested by such Applicable Authorized Representative to vest in such Applicable Authorized Representative the right granted to the hereunder with respect to the Collateral including (i) the filing of amended financing statements in the appropriate filing

35

offices, (ii) to the extent that the Prior First Lien Representative holds, or a third party holds on its behalf, physical possession of or “control” (as defined in the Uniform Commercial Code) (or any similar concept under foreign law) over Collateral pursuant to this Agreement or any other Security Document, the delivery, to such Applicable Authorized Representative of the Collateral in its possession or control together with any necessary endorsements to the extent required by this Agreement and (iii) the execution and delivery of any further documents, financing statements or agreements and the taking of all such further action that may be required under any applicable law, or that the Applicable Authorized Representative may reasonably request, all without recourse to, or representation or warranty by, the Applicable First Lien Representative, and at the sole cost and expense of the Loan Parties.

SECTION 7.22. [Reserved].

SECTION 7.23. Dutch Parallel Debt. Section 9.20(a) of the Credit Agreement is incorporated herein by reference.

SECTION 7.24. ULC Shares. Notwithstanding any provisions to the contrary contained in this Agreement or any other document or agreement among all or some of the parties hereto, the applicable Pledgor is the sole registered and beneficial owner of Pledged ULC Shares pledged by such Pledgor and will remain so until such time as such Pledged ULC Shares are effectively transferred into the name of the Applicable First Lien Representative or another person on the books and records of the issuer of such ULC Shares. Accordingly the Pledgor shall be entitled to receive and retain for its own account any dividend on or other distribution, if any, in respect of such Pledged ULC Shares (except insofar as the Pledgor has granted a security interest in such dividend on or other distribution, and any shares that are collateral shall be delivered to the Applicable First Lien Representative to hold as collateral hereunder) and shall have the right to vote such collateral and to control the direction, management and policies of the issuer of such Pledged ULC Shares to the same extent as the Pledgor would if such collateral were not pledged to the Applicable First Lien Representative pursuant hereto. Nothing in this Agreement or any other document or agreement among all or some of the parties hereto is intended to, and nothing in this Agreement or any other document or agreement among all or some of the parties hereto shall, constitute the Applicable First Lien Representative or any person other than the relevant Pledgor, a member of the issuer of such Pledged ULC Shares or any other ULC for the purposes of the Companies Act (Nova Scotia) until such time as notice is given to the Pledgor (and not revoked) as provided herein and further steps are taken thereunder so as to register the Applicable First Lien Representative or other person as holder of such Pledged ULC Shares. To the extent any provision hereof would have the effect of constituting the Applicable First Lien Representative as a member of the issuer of Pledged ULC Shares prior to such time, such provision shall be severed therefrom and ineffective with respect to collateral that are Pledged ULC Shares without otherwise invalidating or rendering unenforceable this Agreement or invalidating or rendering unenforceable such provision insofar as it relates to property that is not Pledged ULC Shares. Except upon the exercise of rights to sell or otherwise dispose of the Pledged ULC Shares following the occurrence of an Event of Default the Pledgor shall not cause or permit, or enable the issuer of Pledged ULC Shares to cause or permit, the Applicable First Lien Representative to: (a) be registered as a shareholder or member of the issuer of Pledged ULC Shares; (b) have any notation entered in its favor in the share register of the issuer of Pledged ULC Shares; (c) be held out as shareholder or member of the issuer of

36

Pledged ULC Shares; (d) receive, directly or indirectly, any dividends, property or other distributions from the issuer of Pledged ULC Shares by reason of the Applicable First Lien Representative holding a security interest in the Pledged ULC Shares; or (e) act as a shareholder or member of the issuer of Pledged ULC Shares, or exercise any rights of a shareholder or member including the right to attend a meeting of the issuer of Pledged ULC Shares or vote the Pledged ULC Shares.

37

Schedule I

to the Collateral Agreement

Subsidiary Parties

Borden Chemical Foundry, LLC

Borden Chemical International, Inc.

Borden Chemical Investments, Inc.

Hexion CI Holding Company (China) LLC

Hexion U.S. Finance Corp.

HSC Capital Corporation

Lawter International Inc.

Oilfield Technology Group, Inc.

Schedule II

to the Collateral Agreement

COMMERCIAL TORT CLAIMS

None.

Schedule III

to the Collateral Agreement

CAPITAL STOCK; DEBT SECURITIES

CAPITAL STOCK

Number of Issuer Certificate	Registered Owner	Number and Class of Equity Interest	Percentage of Equity Interests
Hexion Specialty Chemicals, Inc. No. 3	Hexion LLC	82,556,847 shares of common stock	100%

North America Sugar Industries Incorporated No. B-2000	Hexion Specialty Chemicals, Inc.	100 shares of common stock	100%

Oilfield Technology Group, Inc. C-2	Hexion Specialty Chemicals, Inc.	100 shares of common stock	100%

Hexion 2 Nova Scotia Finance, ULC No. 2	Hexion Specialty Chemicals, Inc.	100 shares of common stock	100%

Hexion Specialty Chemicals Canada, Inc. No. 18 and No. 19	Hexion Specialty Chemicals, Inc.	489,866 common shares	100%

Hexion Nova Scotia Finance, ULC No. 2	Hexion Specialty Chemicals, Inc.	200 shares of common stock	100%

Hexion US Finance Corp. No. C-2	Hexion Specialty Chemicals, Inc.	100 shares of common stock	100%

Hexion 2 US Finance Corp. No. C-1	Hexion Specialty Chemicals, Inc.	100 shares of common stock	100%

Borden Chemical Foundry, LLC No. 1	Hexion Specialty Chemicals, Inc.	1,000 common units	100%

Borden Chemical Investments, Inc. No. C-4	Hexion Specialty Chemicals, Inc.	100 shares of common stock	100%

Borden Chemical International, Inc. No. C-2	Hexion Specialty Chemicals, Inc.	100 shares of common stock	100%

HSC Capital Corporation No. 3	Hexion Specialty Chemicals, Inc.	1000 shares of common stock	100%

Hexion Specialty Chemicals Holding B.V. Uncertificated	Hexion Specialty Chemicals, Inc.	N/A	100%

Lawter International Inc. C-2	Hexion Specialty Chemicals, Inc.	100 shares of common stock	100%

Hexion CI Holding Company (China) LLC No. 1	Lawter International, Inc.	100 units	100%

Number of Issuer Certificate	Registered Owner	Number and Class of Equity Interest	Percentage of Equity Interests
Hexion Funing Holdings Limited			100%
No. 1	Lawter International Inc.	3,500 shares
No. 2	Lawter International Inc.	6,500 shares

Hexion IAR Holdings (HK) Limited			100%

No. 1	Hexion CI Holding Company (China) LLC	3,500 shares
No. 2	Hexion CI Holding Company (China) LLC	6,500 shares
Hexion Nanping Holdings Limited			100%

No. 1	Hexion CI Holding Company (China) LLC	3,500 shares
No. 2	Hexion CI Holding Company (China) LLC	6,500 shares

Hexion Specialty Chemicals Holding Germany GmbH Uncertificated	Hexion Specialty Chemicals, Inc.	N/A	100%

Nimbus Merger Sub, Inc. No. 1	Hexion Specialty Chemicals, Inc.	100 shares	100%

Hexion Quimica S.A.			100%

No. 14	Hexion Specialty Chemicals, Inc.	10,566 shares
No. 17	Hexion Specialty Chemicals, Inc.	307 shares
No. 18	Hexion Specialty Chemicals, Inc.	737 shares

DEBT SECURITIES

Securities	Issuer	Lender	Initial Principal Amount
Pledged Global Intercompany Note	U.S. Borrower and subsidiaries	U.S. Borrower and subsidiaries	Amounts outstanding from time to time

Schedule IV

to the Collateral Agreement

INTELLECTUAL PROPERTY

1.	Copyrights and copyright licenses

None.

2.	Patents and patent licenses

a.	Patents

Please see attached Patent Schedule.

b.	Patent Licenses

Listed below, are written licenses or sublicenses agreements now in effect regarding the U.S. Borrower or its Subsidiaries use of the patent rights:

(1)	Settlement and License Agreement with DSM regarding DSM’s US Patent No. 4,844,604 and foreign counterpart patents relating to the use of a particular adhesion promoter for its optical fiber coatings.

3.	Trademarks and Trademark Licenses

a.	Trademarks

Please see attached Trademark Schedule.

b.	Trademark Licenses

Licensor	Licensee	Licensed Marks	Effective Date	Term
Hexion Specialty Chemicals, Inc.	Southern Foods Group, L.P. (now owned by Dean Foods/ Suiza)	BORDEN ELSIE	9/4/1997	5 years (Initial) Automatic 5 yr. Renewal

Hexion Specialty Chemicals, Inc.	Mid-American Dairymen, Inc. (n.k.a. Dairy Farmers of America “DFA”)	BORDEN ELSIE	12/31/97	5 years (Initial) Automatic Renewal

Hexion Specialty Chemicals, Inc.	Eagle Family Foods, Inc. (now owned by J.M. Smucker Company)	BORDEN ELSIE	1/23/1998	Perpetual

Hexion Specialty Chemicals, Inc.	Lotte Co. Ltd.	BORDEN & LADY BORDEN	4/28/1994	20 years Automatic Renewal

Hexion Specialty Chemicals, Inc.	B. F. Brands International, Inc.	BORDEN ELSIE	1/1/2008	Perpetual 30 years Automatic Renewal

Hexion Specialty Chemicals, Inc.	MBI Inc (Danbury Mint)	Replicas of milk trucks	1/1/03	12/31/08

Borden Chemical Investments, Inc.	Hexion Specialty Chemicals, Inc.	Domestic Chemical Marks	4/3/96	5 years Renewable

Licensor	Licensee	Licensed Marks	Effective Date	Term
Hexion Specialty Chemicals, Inc.	Premium Brands of Puerto Rico	BORDEN ELSIE	5/22/98	10 years Renewable

Borden Chemical Investments, Inc.	Alba Adesivos Industria E Comercio, Ltda.	Cascamite Casco Cascofix CascohobbyCascola Cascolac Cascolar Cascor Cascolor Cascophen Cascopox Cascorez Casco Pad Casotack	3/30/06	Perpetual

Trademark Schedule

US Trademarks owned by Hexion Specialty Chemicals, Inc., as successor in interest to (i) Resolution Performance Products LLC, (ii) Resolution Specialty Materials LLC, (iii) Borden Chemical, Inc. or (iv) BDS Two, Inc.1:

Trademark Name	Application Number	Application/Filing Date	Registration Number	Registration Date	Expiration Date
100-S	72222722	06-Jul-1965	0815679	27-Sep-1966	27-Sep-2016
91	72017152	09-Oct-1956	647962	02-Jul-1957
ABCO	75370988	09-Oct-1997	2518946	18-Dec-2001	18-Dec-2011
ABSIZE	73388035	23-Sep-1982	1258092	22-Nov-1983	03-Sep-2013
ACE	77012374	03-Oct-2006	3328328	06-Nov-2007	06-Nov-2017
ACFRAC (block)	73461465	18-Jan-1984	1309548	18-Dec-1984	18-Dec-2014
ACPACK (STYLIZED LETTERS)	73535527	02-May-1985	1368489	05-Nov-1985	05-Nov-2015
ACRYLAMAC	74585326	13-Oct-1994	1950642	23-Jan-1996	23-Jan-2016
ACTIVATOR	77868379	09-Nov-2009
ALBECOR	77679281	26-Feb-2009
ALBECOR-BIO	77774581	06-Jul-2009
ALBEMAST	77357084	20-Dec-2007
ALBESTER	74556794	03-Aug-1994	1914408	29-Aug-1995	29-Aug-2015
ALCURE	75424133	27-Jan-1998	2369143	18-Jul-2000	18-Jul-2010
ALPHA-REZ	78299503	12-Sep-2003	2897359	26-Oct-2004	26-Oct-2014
AQUAMAC	74610767	13-Oct-1994	1950840	23-Jan-1996	23-Jan-2016
ARCHEMIS	78219628	27-Feb-2003	3056136	31-Jan-2006	31-Jan-2016
ARICEL	74262172	03-Apr-1992	1787723	17-Aug-1993	17-Aug-2013
AXILAT	79036425	18-Jan-2007	3392161	04-Mar-2008	04-Mar-2018
Bakelite (Word)	72187976	04-Mar-1964	788887	04-May-1965	04-May-2015
BENCHMARK	74669735	04-May-1995	1999367	10-Sep-1996	10-Sep-2016
BETACURE	73648696	09-Mar-1987	1472754	19-Jan-1988	19-Jan-2018
BONDSHIELD (Stylized)	78173010	10-Oct-2002	3024295	06-Dec-2005	06-Dec-2015
BORD’N-SEAL (SPECIAL FORM)	78334920	02-Dec-2003	2990484	30-Aug-2005	30-Aug-2015

[1]	With respect to trademarks owned by predecessors of Hexion Specialty Chemicals, Inc., Hexion Specialty Chemicals, Inc. is in the process of recording the owner as Hexion Specialty Chemicals, Inc.

1

Trademark Name	Application Number	Application/Filing Date	Registration Number	Registration Date	Expiration Date
BORPAC (SPECIAL FORM)	78/351292	13-Jan-2004
BUREZ	76384208	15-Mar-2002	2890744	05-Oct-2004	05-Oct-2014
BURNETTS	71014500	11-Nov-1905	53316	29-May-1906
CARBAMAC	74585327	13-Oct-1994	1950643	23-Jan-1996	23-Jan-2016
CARDURA	72144546	14-May-1962	747425	02-Apr-1963	02-Apr-2013
CASCAMITE	71440540	11-Feb-1941	388311	17-Jun-1941	17-Jun-2011
CASCO	71126172	17-Dec-1919	132322	22-Jun-1920	22-Jun-2010
CASCOMEL	72286999	15-Dec-1967	860354	19-Nov-1968	19-Nov-2018
CASCOMELT	72182459	06-Dec-1963	785790	02-Mar-1965	02-Mar-2015
CASCOPHEN	71434774	08-Aug-1940	0384795	04-Feb-1941	04-Feb-2011
CASCO-RESIN	73106972	18-Nov-1976	1070827	09-Aug-1977	09-Aug-2017
CASCOREZ	71519508	25-Mar-1947	435742	06-Jan-1948	06-Jan-2018
CASCOWAX	73380608	18-Aug-1982	1251443	20-Sep-1983	20-Sep-2013
CELLOBOND	73301102	16-Mar-1981	1252582	04-Oct-1993	04-Oct-2013
CERAMAX	78340430	12-Dec-2003	2913251	21-Dec-2004	21-Dec-2014
CHEMACOIL	74585328	13-Oct-1994	1952672	30-Jan-1996	30-Jan-2016
CILC-N-KOTE	73072398	11-Sep-2006	1046209	17-Aug-1976
CINERGI	75106439	20-May-1996	2049160	01-Apr-1997	01-Apr-2017
ConKur	77736258	13-May-2009
DATASHIELD	78009629	24-May-2000	2735553	06-Jul-2003
DATASHIELD (STYLIZED)	78/173186	10-Oct-2002	2913826	21-Dec-2004	21-Dec-2014
DECOTHERM	73025056	24-Jun-1974	1069192	12-Jul-1977	12-Jul-2017
DESIGN	72322773	26-Mar-1969	0889551	21-Apr-1970	26-Aug-2010
DURAMAC	74585329	13-Oct-1994	1950644	23-Jan-1996	23-Jan-2016
DURITE	71163717	11-May-1922	166026	27-Mar-1923	27-Mar-2013
ECOBIND	78895887	30-May-2006	3321677	23-Oct-2007	23-Oct-2017
ECO-REZ	77884699	02-Dec-2009
ELSIE	72231036	22-Oct-1965	810861	05-Jul-1966
ELSIE (DESIGN PLUS OVAL)	71/463642	25-Sep-1943	405706	15-Feb-1944
ELSIE BORDEN DESIGN	76/591578	11-May-2004	2,951,221	11-May-2004
ELSIE BORDEN DESIGN	75/747000	09-Jul-1999	2464457	26-Jun-2001
ELSIE DESIGN (COW HEAD)	576309	30-Mar-1949	529468	22-Aug-1950
ELSIE DESIGN (DAISY)	71440908	24-Feb-1941	397158	25-Aug-1942
ELSIE (DESIGN PLUS OVAL)	463642	25-Sep-1943	405706	15-Feb-1944

2

Trademark Name	Application Number	Application/Filing Date	Registration Number	Registration Date	Expiration Date
ELSIE’S KITCHEN	75/703923	06-May-1999	2458209	05-Jun-2001
EPIKOTE	71629822	16-May-1952	570404	10-Feb-1953	10-Feb-2013
EPIKURE	74444730	06-Oct-1993	2024235	17-Dec-1996	17-Dec-2016
EPI-REZ	71555061	20-Apr-1948	534577	12-Dec-1950	12-Dec-2010
EPI-REZ	72009030	29-May-1956	641951	26-Feb-1957	26-Feb-2017
EPON	71693727	23-Aug-1955	0625682	24-Apr-1956	24-Apr-2016
EPON	73257740	11-Apr-1980	1197554	15-Jun-1982	15-Jun-2012
EPON HPT	73627410	28-Oct-1986	1444691	30-Jun-1987	30-Jun-2017
EPONEX	73232524	24-Sep-1979	1192680	30-Mar-1982	30-Mar-2012
EPONOL	72107216	26-Oct-1960	0720158	22-Aug-1961	22-Aug-2011
FENTAK	78221480	04-Mar-2003	3000626	27-Sep-2005	27-Sep-2015
FIRE PRF2	73830861	12-Oct-1989	1626489	11-Dec-1990	11-Dec-2010
FLASHDRI	71348445	10-Mar-1934	0314647	03-Jul-1934
FLEX-REZ	78155861	20-Aug-2002	2830818	06-Apr-2004	06-Apr-2014
FLUORON	73735967	23-Jun-1988	1520393	17-Jan-1989	17-Jan-2019
FOREMOST ADHESIVES FORMULATOR	75732375	18-Jun-1999	2448500	01-May-2001
FOREMOST FORMULATOR	75731678	18-Jun-1999	2452240	15-May-2001
HALEX	72214881	24-Mar-1965	0815678	27-Sep-1966	27-Sep-2016
HELOXY	78824899	28-Feb-2006	3236573	01-May-2007	01-May-2017
HEXICRETE	77723297	27-Apr-2009	3732729	29-Dec-2009	29-Dec-2019
HEXIJET	78895816	30-May-2006	3218046	13-Mar-2007	13-Mar-2017
HEXION and X Device	78605244	08-Apr-2005	3415668	22-Apr-2008	22-Apr-2018
HEXION (word)	78605207	08-Apr-2005	3432698	20-May-2008	20-May-2018
HEXITHERM	77366449	08-Jan-2008	3588573	10-Mar-2009	10-Mar-2019
HYDREAU	75713544	25-May-1999	2474221	31-Jul-2001	31-Jul-2011
HYDRO KUP	75199075	18-Nov-1996	2161469	02-Jun-1998
HYDRO-REZ	76322557	09-Oct-2001	2571473	21-May-2002	21-May-2012
HYDROSPERSE	73072399	22-Dec-1975	1046210	17-Aug-1976
IRLON11	73270223	14-Jul-1980	1191006	02-Mar-1982	23-May-2012
KLEARSHIELD (STYLIZED)	78173117	10-Oct-2002	3013774	08-Nov-2005	08-Nov-2015
KLEEROX	75455107	23-Mar-1998	2244630	11-May-1999	11-May-2019
L-100	71578817	13-May-1949	0530987	19-Sep-1950	19-Sep-2010
LAWTER	78425281	26-May-2004	3127705	08-Aug-2006	08-Aug-2016
LITHKYD	73274063	14-Aug-1980	1217996	30-Nov-1982	17-Apr-2013
LUBRIL	74401953	15-Jun-1993	1932479	07-Nov-1995	07-Nov-2015

3

Trademark Name	Application Number	Application/Filing Date	Registration Number	Registration Date	Expiration Date
LUCIWAX	73054974	12-Jun-1975	1049894	12-Oct-1976	12-Oct-2016
MACOPOL	74585331	13-Oct-1994	1950646	23-Jan-1996	23-Jan-2016
MINI-THERM	73207834	19-Mar-1976	1146987	17-Feb-1981
MIRREX	73360128	16-Apr-1982	1247475	09-Aug-1983	03-Sep-2013
MIRRITE	73368296	07-Jun-1982	1251391	20-Sep-1983	12-Jun-2013
MONO-LITH	78896039	30-May-2006	3218048	13-Mar-2007	13-Mar-2017
NEW GEN	75783329	24-Aug-1999	2858210	29-Jun-2004
NORPOL	75454036	20-Mar-1998	2246001	18-May-1999	18-May-2019
NYPOL	73084789	22-Apr-1976	1080103	27-Dec-1977	27-Dec-2017
PERMALOID	75453571	20-Mar-1998	2384546	12-Sep-2000	12-Sep-2010
PerviousCrete	77736145	13-May-2009
PETRO-REZ	73108197	01-Dec-1976	1073871	27-Sep-1977	27-Sep-2017
PEXATE	72338781	24-Sep-1969	0903690	08-Dec-1970	12-Apr-2011
PENTALYN	71430398	05-Apr-1940	380452	20-Aug-1940
PHENOMEL	78140736	02-Jul-2002	2849332	01-Jun-2004	01-Jun-2014
PHENOMEL	78173186	10-Oct-2002	2913826	21-Dec-2004
PINEREZ	76389039	01-Apr-2002	2809808	03-Feb-2004	03-Feb-2014
PLASTICRYL	75402835	10-Dec-1997	2260576	13-Jul-1999	13-Jul-2019
POLYMAC	74585333	13-Oct-1994	1950647	23-Jan-1996	23-Jan-2016
POLYMID	72126526	23-Aug-1961	0738065	25-Sep-1962	02-May-2013
POLYSPERSE	73025057	24-Jun-1974	1046604	24-Aug-1976	24-Aug-2016
POLY-SHIELD	75099314	06-May-1996	2052607	15-Apr-1997
PRIME PLUS	77877641	20-Nov-2009
PROGASOL	73595760	28-Apr-1986	1460464	13-Oct-1987	13-Oct-2017
PROPTRAC	77114354	23-Feb-2007	3437184	27-May-2008	27-May-2018
PROTACT	75845056	29-Nov-1999	2511107	20-Nov-2001	20-Nov-2011
QUABOND (stylized)	71682061	21-Feb-1955	0614661	25-Oct-1955	25-Oct-2015
RCCRETE	77735264	12-May-2009
REACTOL	76070741	13-Jun-2000	2477814	14-Aug-2001	14-Aug-2011
REP OF ELSIE IN DAISY DESIGN	72017152	09-Oct-1956	647962	02-Jul-1957
RESOLUTION	76238388	10-Apr-2001	2743497	29-Jul-2003
RESOLUTION	78009629	24-May-2000	2735553	08-Jul-2003
REZIMAC	74585334	13-Oct-1994	1950648	23-Jan-1996	23-Jan-2016
RUTAPHEN	74391999	18-May-1993	1867890	20-Dec-1994	20-Dec-2014
SEACO	73428953	06-Jun-1983	1282904	26-Jun-2004	26-Jun-2014
SETALIN	73489633	13-Jul-1984	1372000	26-Nov-1985	26-Nov-2015
SMART PROPPANT	77672074	17-Feb-2009	3732651	29-Dec-2009	29-Dec-2019

4

Trademark Name	Application Number	Application/Filing Date	Registration Number	Registration Date	Expiration Date
SNOWTACK	78271598	08-Jul-2003	2945132	26-Apr-2005	26-Apr-2015
SPECTRASHIELD (Stylized)	78172855	10-Oct-2002	2935507	22-Mar-2005	22-Mar-2015
STRESS BOND	77877774	20-Nov-2009
STRUCTURFAST	75614963	04-Jan-1999	2402737	07-Nov-2000	07-Nov-2010
STRUCTURSEAL	76162905	10-Nov-2000	2714167	06-May-2003	06-May-2013
SUPRALEV	74225366	21-Nov-1991	1753482	23-Feb-1993	03-May-2013
SYNTHEBOND	78369983	18-Feb-2004	2982204	02-Aug-2005	02-Aug-2015
SYNTHESIZE	73308253	30-Apr-1981	1200788	13-Jul-1982	03-Apr-2012
TEXALON	72185302	24-Jan-1964	0775599	25-Aug-1964	28-Jun-2014
TEXBLEND	76338703	15-Nov-2001	2674496	14-Jan-2003	14-Jan-2013
THERMEX	72121742	09-Jun-1961	0738456	02-Oct-1962	02-May-2013
THERMOGEL	72390126	23-Apr-1971	0935897	20-Jun-1972	09-Sep-2012
THE WORLD OF FIBER OPTICS (& Design)	76239062	10-Apr-2001	2602719	30-Jul-2002
THOR (stylized)	71353319	29-Jun-1934	0318619	30-Oct-1934	30-Oct-2014
TRIONOL	72150175	31-Jul-1962	0758664	22-Oct-1963	13-Jun-2013
ULTRA-REZ	74022948	26-Jan-1990	1621861	13-Nov-1990	25-Jan-2011
VALUBOND	77877708	20-Nov-2009
VARIFLEX	73076931	11-Feb-1976	1047446	07-Sep-1976
VELVETOL	78610793	18-Apr-2005	3109049	27-Jun-2006	27-Jun-2016
VEOVA	74251218	02-Mar-1992	1723117	13-Oct-1992	13-Oct-2012
VERSATIC	77015123	05-Oct-2006	3271227	31-Jul-2007	31-Jul-2017
WEBVAR	74674421	16-May-1995	2014972	12-Nov-1996	12-Nov-2016
WONDER BOND	72274403	21-Jun-1967	0857305	24-Aug-1968	24-Aug-2018
XRT	78163047	11-Sep-2002	2830843	06-Apr-2004	06-Apr-2014

5

Patent Schedule

US Patents owned by Hexion Specialty Chemicals, Inc., as successor in interest to (i) Resolution Performance Products LLC, (ii) Resolution Specialty Materials LLC and (iii) Borden Chemical, Inc.:2

Application Number	Filing Date	Patent Number	Issue Date	Expiration Date
07/471032	26-Jan-90	4965331	23-Oct-90	26-Jan-10
07/524010	16-May-90	5061742	29-Oct-91	16-May-10
07/524350	16-May-90	5075155	24-Dec-91	16-May-10
07/562206	2-Aug-90	5096983	17-Mar-92	2-Aug-10
07/648780	31-Jan-91	5098964	24-Mar-92	31-Jan-11
07/648778	31-Jan-91	5098965	24-Mar-92	31-Jan-11
07/733424	22-Jul-91	5102702	7-Apr-92	22-Jul-11
07/508063	10-Apr-90	5110495	5-May-92	10-Apr-10
07/779667	21-Oct-91	5118889	2-Jun-92	21-Oct-11
07/668826	13-Mar-91	5137987	11-Aug-92	13-Mar-11
07/537398	13-Jun-90	5141974	25-Aug-92	13-Jun-10
07/722983	28-Jun-91	5146006	8-Sep-92	28-Jun-11
07/537316	13-Jun-90	5149730	22-Sep-92	13-Jun-10
07/727457	9-Jul-91	5175250	29-Dec-92	9-Jul-11
07/884247	11-May-92	5185388	9-Feb-93	11-May-12
07/851376	12-Mar-92	5191128	2-Mar-93	12-Mar-12
07/272287	17-Nov-88	5202051	13-Apr-93	13-Apr-10
07/841179	25-Feb-92	5217665	8-Jun-93	25-Feb-12
07/792004	14-Nov-91	5218038	8-Jun-93	14-Nov-11
07/960144	13-Oct-92	5292972	8-Mar-94	13-Oct-12
07/988247	9-Dec-92	5296520	22-Mar-94	9-Dec-12
08/095931	22-Jul-93	5296584	22-Mar-94	20-May-12

[2]	With respect to patents owned by predecessors to Hexion Specialty Chemicals, Inc., Hexion Specialty Chemicals, Inc. is in the process of recording the owner as Hexion Specialty Chemicals, Inc.

1

Application Number	Filing Date	Patent Number	Issue Date	Expiration Date
07/773895	25-Oct-91	5304225	19-Apr-94	25-Oct-11
08/166096	13-Dec-93	5317050	31-May-94	9-Dec-12
08/201361	24-Feb-94	5334675	2-Aug-94	9-Dec-12
08/110574	23-Aug-93	5345001	6-Sep-94	23-Aug-13
07/868933	16-Apr-92	5352712	4-Oct-94	4-Oct-11
07/960008	13-Oct-92	5378793	3-Jan-95	13-Oct-12
08/204782	2-Mar-94	5395913	7-Mar-95	2-Mar-14
08/138350	18-Oct-93	5399606	21-Mar-95	18-Oct-13
07/742531	8-Aug-91	5416531	9-8-91
08/214076	16-Mar-94	5424365	13-Jun-95	16-Mar-14
08/294645	23-Aug-94	5429865	4-Jul-95	23-Aug-14
08/189971	1-Feb-94	5436279	25-Jul-95	1-Feb-14
08/119026	9-Sep-93	5439863	8-Aug-95	9-Sep-13
08/128932	29-Sep-93	5442035	15-Aug-95	29-Sep-13
08/119031	9-Sep-93	5444030	22-Aug-95	9-Sep-13
	30-Jun-94	5446089	29-Aug-95	15-Dec-12
07/263548	27-Oct-88	5458959	17-Oct-95	17-Oct-12
08/274949	14-Jul-94	5480960	2-Jan-96	14-Jul-14
08/212302	14-Mar-94	5489619	6-Feb-96	6-Feb-13
08/487337	7-Jun-95	5498647	12-Mar-96	12-Mar-13
08/424846	19-Apr-95	5500461	19-Mar-96	19-Apr-15
08/474350	7-Jun-95	5500462	19-Mar-96	19-Mar-13
08/313721	27-Sep-94	5525698	11-Jun-96	27-Sep-14
08/341172	16-Nov-94	5527835	18-Jun-96	18-Jun-13
08/426273	21-Apr-95	5536529	16-Jul-96	16-Jul-13
08/454585	31-May-95	5538791	23-Jul-96	23-Jul-13
08/420550	12-Apr-95	5539073	23-Jul-96	12-Apr-15
08/436187	15-Nov-93	5552519	3-Sep-96	15-Nov-13
08/388133	13-Feb-95	5556705	17-Sep-96	13-Feb-15
08/572199	13-Dec-95	5569536	29-Oct-96	13-Dec-15

2

Application Number	Filing Date	Patent Number	Issue Date	Expiration Date
07/811980	23-Dec-91	5578668	26-Nov-96	26-Nov-13
08/587984	17-Jan-96	5587403	24-Dec-96	24-Apr-12
08/625839	1-Apr-96	5597876	28-Jan-97	1-Apr-16
08/391038	21-Feb-95	5621036	15-Apr-97	21-Feb-15
08/585380	1-Jan-96	5623031	22-Apr-97	1-Jan-16
08/469824	6-Jun-95	5635583	3-Jun-97	6-Jun-15
08/555047	8-Nov-95	5637374	10-Jun-97	15-Dec-12
08/700764	12-Aug-96	5637654	10-Jun-97	12-Aug-16
08/411887	28-Mar-95	5639806	17-Jun-97	28-Mar-15
08/430281	28-Apr-95	5639846	17-Jun-97	17-Jun-14
08/225890	11-Apr-94	5648404	15-Jul-97	15-Jul-14
08/495047	26-Jun-95	5650478	22-Jul-97	26-Jun-15
08/487317	7-Jun-95	5684114	4-Nov-97	4-Nov-14
08/416192	4-Apr-95	5686506	11-Nov-97	4-Apr-15
08/422318	13-Apr-95	5700587	23-Dec-97	23-Dec-14
08/647923	30-Nov-94	5711792	27-Jan-98	27-Jan-15
08/504277	19-Jul-95	5723703	3-Mar-98	19-Jul-15
08/566574	28-Nov-95	5739186	14-Apr-98	28-Nov-15
08/582855	4-Jan-96	5739213	14-Apr-98	4-Jan-16
08/896118	17-Jul-97	5741835	21-Apr-98	17-Jul-17
08/740664	31-Oct-96	5744514	28-Apr-98	31-Oct-16
08/958348	27-Oct-97	5811198	22-Sep-98
08/768055	16-Dec-96	5840215	24-Nov-98	16-Dec-16
08/861430	21-May-97	5869590	9-Feb-99	12-Apr-16
08/889605	8-Jul-97	5880246	9-Mar-99	8-Jul-17
08/861408	21-May-97	5880297	9-Mar-99	21-May-17
08/187006	17-Mar-94	5881194	9-Mar-99	9-Mar-16
08/988567	11-Dec-97	5891966	6-Apr-99	11-Dec-17
09/032892	27-Feb-98	5900468	4-May-99	27-Feb-18
08/487552	7-Jun-95	5902442	11-May-99	11-May-16

3

Application Number	Filing Date	Patent Number	Issue Date	Expiration Date
08/575637	20-Dec-95	5908873	1-Jun-99	20-Dec-15
09/053541	1-Apr-98	5910521	8-Jun-99	1-Apr-18
08/810449	4-Mar-97	5916933	29-Jun-99	28-Mar-15
08/704259	28-Aug-96	5916966	29-Jun-99	6-Jun-15
08/963483	3-Nov-97	5952440	14-Sep-99	3-Nov-17
08/861437	21-May-97	5962556	5-Oct-99	21-May-17
08/906660	7-Aug-97	5962584	5-Oct-99	7-Aug-17
08/558357	16-Nov-95	5962629	5-Oct-99	16-Nov-15
08/930637	20-Jan-98	5977214	2-Nov-99	20-Jan-18
09/057834	9-Apr-98	5980597	9-Nov-99	9-Apr-18
09/030111	25-Feb-98	5981796	9-Nov-99	25-Feb-18
08/978073	25-Nov-97	5998508	7-Dec-99	25-Nov-17
09/158584	22-Sep-98	6001950	14-Dec-99	22-Sep-18
09/063750	21-Apr-98	6005060	21-Dec-99	21-Apr-18
09/067373	27-Apr-98	6011186	4-Jan-00	27-Apr-18
08/906659	7-Aug-97	6013725	11-Jan-00	7-Aug-17
08/977977	25-Nov-97	6013757	11-Jan-00	25-Nov-17
09/142102	23-Jan-98	6014488	11-Jan-00	23-Jan-18
08/532807	10-May-94	6015846	18-Jan-00	18-Jan-17
08/883505	26-Jun-97	6015873	18-Jan-00	26-Jun-17
08/965661	6-Nov-97	6024839	15-Feb-00	6-Nov-17
08/806148	25-Feb-97	6046252	2-Apr-00	11-Apr-14
08/989618	12-Dec-97	6048911	11-Apr-00	12-Dec-17
08/932396	17-Sep-97	6050047	18-Apr-00	12-Apr-16
09/223481	30-Dec-98	6060611	9-May-00	30-Dec-18
09/085209	27-May-98	6063876	16-May-00	27-May-18
09/101474	8-Jan-97	6080806	27-Jun-00	8-Jan-17
09/033963	3-Mar-98	6084039	4-Jul-00	3-Mar-18
09/259343	1-Mar-99	6122428	19-Sep-00	19-Sep-17
09/095090	10-Jun-98	6127459	3-Oct-00	10-Jun-18

4

Application Number	Filing Date	Patent Number	Issue Date	Expiration Date
08/859518	2-May-97	6127508	3-Oct-00	2-May-17
09/155256	30-Jan-98	6132549	17-Oct-00	30-Jan-18
09/091301	4-Oct-98	6133403	17-Oct-00	23-Dec-16
09/443871	19-Nov-99	6136894	24-Oct-00	19-Nov-19
09/449870	29-Nov-99	6136944	24-Oct-00	29-Nov-19
08/967634	10-Nov-97	6136991	24-Oct-00	21-May-17
09/404025	23-Sep-99	6140421	31-Oct-00	22-Sep-18
09/116922	17-Jul-98	6143809	7-Nov-00	17-Jul-18
08/192077	4-Feb-94	6150492	21-Nov-00	21-Nov-17
09/301315	29-Apr-99	6159405	12-Dec-00	29-Apr-19
09/123105	27-Jul-98	6174947	16-Jan-01	27-Jul-18
09/040846	18-Mar-98	6187698	13-Feb-01	18-Mar-18
09/421168	19-Oct-99	6187875	13-Feb-01	19-Oct-19
09/421641	20-Oct-99	6201094	13-Mar-01	22-Sep-18
09/421727	20-Oct-99	6211406	3-Apr-01	20-Oct-19
09/213595	17-Dec-98	6214265	10-Apr-01	17-Dec-18
09/116923	17-Jul-98	6221934	24-Apr-01	17-Jul-18
09/635381	9-Aug-00	6232399	15-May-01	23-Sep-19
09/322633	28-May-99	6232411	15-May-01	28-May-19
09/223549	30-Dec-98	6235931	22-May-01	30-Dec-18
09/298153	23-Apr-99	6239248	29-May-01	22-Sep-18
09/133485	12-Aug-98	6242528	5-Jun-01	12-Aug-18
09/156050	18-Sep-98	6248843	19-Jun-01	18-Sep-18
09/360963	27-Jul-99	6255365	3-Jul-01	27-Jul-19
09/156254	18-Sep-98	6255523	3-Jul-01	18-Sep-18
09/490522	25-Jan-00	6274682	14-Aug-01	25-Jan-20
09/095079	10-Jun-98	6277928	21-Aug-01	10-Jun-18
09/242380	16-Sep-99	6284845	4-Sep-01	16-Sep-19
09/464552	16-Dec-99	6291578	18-Sep-01	16-Dec-19
09/388966	2-Sep-99	6291723	18-Sep-01	2-Sep-19

5

Application Number	Filing Date	Patent Number	Issue Date	Expiration Date
09/213955	17-Dec-98	6294117	25-Sep-01	17-Dec-18
09/102983	22-Jun-98	6294691	25-Sep-01	22-Jun-18
09/634240	8-Aug-00	6306241	23-Oct-01	10-Aug-18
08/950427	15-Oct-97	6307095	23-Oct-01	15-Oct-17
09/735813	13-Dec-00	6316583	13-Nov-01	22-Sep-18
09/321610	28-May-99	6333378	25-Dec-01	12-Aug-18
09/566314	8-May-00	6342615	29-Jan-02	21-May-17
09/413380	6-Oct-99	6353081	5-Mar-02	6-Oct-19
09/635909	10-Aug-00	6359037	19-Mar-02	10-Aug-20
09/456363	8-Dec-99	6365646	2-Apr-02	8-Dec-19
09/525138	14-Mar-00	6372295	16-Apr-02	14-Mar-20
09/617166	17-Jul-00	6372878	16-Apr-02	17-Jul-20
09/765819	20-Jan-01	6379800	30-Apr-02	22-Jun-20
09/659726	11-Sep-00	6384116	7-May-02	11-Sep-20
09/365418	2-Aug-99	6387501	14-May-02	2-Aug-19
09/696577	25-Oct-00	6388024	14-May-02	25-Oct-20
09/509762	9-Jul-99	6391952	21-May-02	9-Jul-19
09/212083	15-Dec-98	6395845	28-May-02	15-Dec-18
09/486144	22-May-00	6406789	18-Jun-02	22-Jul-19
09/813179	9-May-01	6410658	25-Jun-02	9-May-21
09/465279	16-Dec-99	6416696	9-Jul-02	16-Dec-19
09/404527	23-Sep-99	6433217	13-Aug-02	23-Sep-19
09/588019	6-Jun-00	6449413	10-Sep-02	10-Sep-19
09/260568	2-Mar-99	6455607	24-Sep-02	20-Dec-15
09/674114	28-Apr-99	6469097	22-Oct-02	28-Apr-19
09/661458	13-Sep-00	6478998	12-Nov-02	13-Sep-20
10/115076	4-Apr-02	6498883	24-Dec-02	4-Apr-22
09/469209	21-Dec-99	6492483	10-Dec-02	21-Dec-19
10/115076	4-Apr-02	6498883	24-Dec-02	4-Apr-22
09/704023	1-Nov-00	6500546	31-Dec-02	1-Nov-20

6

Application Number	Filing Date	Patent Number	Issue Date	Expiration Date
09/660369	12-Sep-00	6500912	31-Dec-02	12-Sep-20
09/807155	17-Aug-01	6501890	31-Dec-02	9-Aug-20
09/784624	15-Feb-01	6515047	4-Feb-03	5-Mar-21
09/694442	23-Oct-00	6515166	4-Feb-03	23-Oct-20
08/641827	2-May-96	6528157	4-Mar-03	2-May-16
10/351903	27-Jan-03	7001938	21-Feb-06	27-Jan-23
10/094136	11-Mar-02	6534598	18-Mar-03	11-Mar-22
09/068510	11-Aug-98	6541576	1-Apr-03	12-Nov-16
09/867269	29-May-01	6541595	1-Apr-03	29-May-21
09/596269	16-Jun-00	6548601	15-Apr-03	16-Jun-20
09/963711	27-Sep-01	6572804	3-Jun-03	27-Sep-21
09/602398	23-Jun-00	6573357	3-Jun-03	18-Jul-19
09/774881	1-Feb-01	6582819	24-Jun-03	22-Jul-19
09/242553	18-Feb-99	6582884	24-Jun-03	9-Jun-18
09/993196	16-Nov-01	6585820	1-Jul-03	21-Nov-21
09/940961	28-Aug-01	6605354	12-Aug-03	28-Aug-21
09/518506	3-Mar-00	6608161	19-Aug-03	3-Mar-20
10/099410	15-Mar-02	6608162	19-Aug-03	15-Mar-22
10/023780	14-Dec-01	6620901	16-Sep-03	14-Dec-21
09/701609	27-Mar-00	6628866	30-Sep-03	27-Mar-20
09/450588	30-Nov-99	6632527	14-Oct-03	22-Jul-19
09/773796	1-Feb-01	6641761	4-Nov-03	17-Dec-18
09/794976	27-Feb-01	6641762	4-Nov-03	17-Dec-18
10/073692	11-Feb-02	6646065	11-Nov-03	11-Feb-22
10/018707	17-Dec-01	6646094	11-Nov-03	15-Oct-20
09/785098	16-Feb-01	6653398	25-Nov-03	14-Jul-21
10/073691	11-Feb-02	6653412	25-Nov-03	11-Feb-22
09/733290	8-Dec-00	6653436	25-Nov-03	10-Jan-21
10/357720	4-Feb-03	6663707	16-Dec-03	16-Nov-21
10/145829	14-May-02	6677426	13-Jan-04	14-May-22

7

Application Number	Filing Date	Patent Number	Issue Date	Expiration Date
10/365873	13-Feb-03	6699958	2-Mar-04	13-Feb-23
10/342799	15-Jan-03	6710101	23-Mar-04	15-Jan-23
10/070623	4-Mar-02	6716729	6-Apr-04	31-Dec-20
10/235326	5-Sep-02	6780511	24-Aug-04	29-Nov-22
10/041913	8-Jan-02	6818707	16-Nov-04	8-Feb-23
10/346350	16-Jan-03	6825278	30-Nov-04	16-Jan-23
10/250612	7-Jul-03	6881799	19-Apr-05	7-Jul-23
10/091086	5-Mar-02	6906425	14-Jun-05	27-Mar-23
10/121927	12-Apr-02	6911493	28-Jun-05	29-Nov-22
10/356286	31-Jan-03	6946509	20-Sep-05	3-Mar-23
10/671224	24-Sep-03	6956086	18-Oct-05	31-Mar-24
10/323067	19-Dec-02	6982044	3-Jan-06	19-Dec-22
10/101038	19-Mar-02	6984675	10-Jan-06	1-Dec-22
10/456429	6-Jun-03	6989413	24-Jan-06	17-Feb-20
10/351903	27-Jan-03	7001938	21-Feb-06	11-Apr-23
10/121396	12-Apr-02	7060745	13-Jun-06	6-Oct-22
10/507301	8-Sep-04	7073586	11-Jul-06	22-Sep-24
10/639414	12-Aug-03	7101924	5-Sep-06	7-Jun-24
10/416745	13-May-03	7129286	31-Oct-06	7-Jan-24
10/484129	16-Jan-04	7151192	19-Dec-06	8-Dec-24
10/445899	28-May-03	7153575	26-Dec-06	8-Nov-23
10/639576	12-Aug-03	7173081	6-Feb-07	21-Apr-24
10/639723	12-Aug-03	7186769	6-Mar-07	1-Oct-23
10/639726	12-Aug-03	7189780	13-Mar-07	7-May-24
10/420910	23-Apr-03	7238386	3-Jul-07	5-Feb-25
10/800841	15-Mar-04	7256226	14-Aug-07	12-Sep-25
10/875877	24-Jun-04	7262237	28-Aug-07	12-Jan-24
10/760326	20-Jan-04	7262238	28-Aug-07	22-Oct-24
10/825087	15-Apr-04	7270879	18-Sep-07	1-Apr-25
10/441171	19-May-03	7276555	2-Oct-07	31-Mar-24

8

Application Number	Filing Date	Patent Number	Issue Date	Expiration Date
10/712512	13-Nov-03	7285590	23-Oct-07	4-Mar-24
11/219276	2-Sep-05	7294189	13-Nov-07	4-Jun-26
10/617104	10-Jul-03	7321020	22-Jan-08	10-Jul-23
11/248105	12-Oct-05	7323534	29-Jan-08	12-Oct-25
10/607514	26-Jun-03	7326739	5-Feb-08	13-Mar-21
10/487318	20-Feb-04	7358312	15-Apr-08	19-Nov-23
11/410738	25-Apr-06	7374610	20-May-08	13-Aug-26
11/242745	4-Oct-05	7424911	16-Sep-08	7-Jul-26
11/520234	13-Sep-06	7450053	11-Nov-08	6-Nov-26
10/525912	25-Feb-05	7473712	6-Jan-09	10-Apr-24
10/525917	25-Feb-05	7473713	6-Jan-09	8-Mar-24
10/537691	6-Jun-05	7488383	10-Feb-09	5-Feb-25
10/541804	7-Jul-05	7563826	21-Jul-09
10/667648	22-Sep-03	7592067	22-Sep-09	22-Sep-23
11/520229	13-Sep-06	7598898	6-Oct-09
11/726573	22-Mar-07	7624802	1-Dec-09	13-May-27
10/528471	21-Mar-05
10/538681	10-Jun-05			12-Dec-23
10/574413	17-Sep-07			8-Oct-24
10/612606	2-Jul-03
11/053682	9-Feb-05
11/192983	29-Jul-05
11/230693	20-Sep-05
11/437018	18-May-06
11/473734	23-Jun-06
11/487622	17-Jul-06
11/501575	9-Aug-06
11/631802	5-Jan-07
11/701217	1-Feb-07
11/915218	15-May-08

9

Application Number	Filing Date	Patent Number	Issue Date	Expiration Date
11/956662	14-Dec-07
11/973787	10-Oct-07
11/996631	20-Jul-06
12/037231	26-Feb-08
12/063609	12-Dec-08
12/088544	12-Sep-07
12/135813	9-Jun-08
12/145667	25-Jun-08
12/145871	25-Jun-08
12/226159	9-Oct-08
12/268856	11-Nov-08
12/335238	15-Dec-08
12/360655	27-Jan-09
12/406579	18-Mar-09
12/406840	18-Mar-09
12/436217	6-May-09
12/437717	8-May-09
12/437747	8-May-09
12/498481	7-Jul-09
12/500967	10-Jul-09
12/508197	23-Jul-09
12/542034	17-Aug-09
12/564479	22-Sep-09
12/571878	1-Oct-09
12/599011	23-Jun-08
12/605990	26-Oct-09
12/639726	16-Dec-09
12/642343	18-Dec-09
12/642420	18-Dec-09
61/149879	4-Feb-09

10

Application Number	Filing Date	Patent Number	Issue Date	Expiration Date
61/156231	27-Feb-09
61/218506	19-Jun-09
61/218508	19-Jun-09
61/239535	3-Sep-09
61/286272	14-Dec-09
11/037094	18-Jan-05	US 7,645,196	12-Jan-10	18-Jan-25
07/466179
07/349544
07/158019
07/149569
07/096812
06/880260
06/86623
10/880746	29-Jun-04
10/869271	16-Jun-04
10/44487	23-May-03
10/349673	23-Jan-03

11

Exhibit I

to Collateral Agreement

SUPPLEMENT NO.              dated as of (this “Supplement”), to the Third Amended and Restated Collateral Agreement dated as of January 29, 2010 (the “Collateral Agreement”), among HEXION LLC, a Delaware limited liability company, HEXION SPECIALTY CHEMICALS, INC., a New Jersey corporation, each Subsidiary Party party thereto and JPMORGAN CHASE BANK, N.A., as Applicable First Lien Representative (in such capacity, the “Applicable First Lien Representative”) for the Secured Parties (as defined therein).

A. Reference is made to the Third Amended and Restated Credit Agreement dated as of January 29, 2010 (as further amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among Hexion LLC, Hexion Specialty Chemicals, Inc., Hexion Specialty Chemicals Canada, Inc., a Canadian corporation, Hexion Specialty Chemicals B.V., a company organized under the laws of The Netherlands, Hexion Specialty Chemicals UK Limited, a corporation organized under the laws of England and Wales, and Borden Chemical UK Limited, a corporation organized under the laws of England and Wales, the Lenders party thereto from time to time, JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders, the other agent banks party thereto and J.P. Morgan Securities Inc., Credit Suisse Securities (USA) LLC and Citigroup Inc., as joint lead arrangers and joint bookrunners.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Collateral Agreement referred to therein.

C. The Pledgors have entered into the Collateral Agreement in order to induce the Lenders to make Loans and accept and purchase B/As and each Issuing Bank to issue Letters of Credit. Section 7.16 of the Collateral Agreement provides that additional Subsidiaries may become Subsidiary Parties under the Collateral Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement and any Other First Lien Agreement to become a Subsidiary Party under the Collateral Agreement and such Other First Lien Agreement in order to induce the Lenders to make additional Loans and accept and purchase additional B/As and each Issuing Bank to issue additional Letters of Credit and as consideration for Loans previously made, B/As previously accepted, Letters of Credit previously issued and to induce the holders of any Other First Lien Obligations to make their respective extensions of credit thereunder.

Accordingly, the Applicable First Lien Representative and the New Subsidiary agree as follows:

SECTION 1. In accordance with Section 7.17 of the Collateral Agreement, the New Subsidiary by its signature below becomes a Subsidiary Party and a Pledgor under the Collateral Agreement with the same force and effect as if originally named therein as a Subsidiary Party and a Pledgor, and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Collateral Agreement applicable to it as a Subsidiary Party and Pledgor thereunder and (b) represents and warrants that the representations and warranties made by it as a

Pledgor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Obligations (as defined in the Collateral Agreement), does hereby create and grant to the Applicable First Lien Representative, its successors and assigns, for the ratable benefit of the Secured Parties, their successors and assigns, a security interest in and Lien on all the New Subsidiary’s right, title and interest in and to the Collateral (as defined in the Collateral Agreement) of the New Subsidiary. Each reference to a “Subsidiary Party” or a “Pledgor” in the Collateral Agreement shall be deemed to include the New Subsidiary. The Collateral Agreement is hereby incorporated herein by reference.

SECTION 2. The New Subsidiary represents and warrants to the Applicable First Lien Representative and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.

SECTION 3. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract. This Supplement shall become effective when (a) the Applicable First Lien Representative shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary and (b) the Applicable First Lien Representative has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. The New Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of the location of any and all Article 9 Collateral of the New Subsidiary, (b) set forth on Schedule II attached hereto is a true and correct schedule of all the Pledged Stock of the New Subsidiary, (c) set forth on Schedule III attached hereto is a true and correct schedule of all Intellectual Property and (d) set forth under its signature hereto, is the true and correct legal name of the New Subsidiary, its jurisdiction of formation, organizational ID number and the location of its chief executive office.

SECTION 5. Except as expressly supplemented hereby, the Collateral Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. In the event any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Collateral Agreement shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 7.01 of the Collateral Agreement and the notice section of the Other First Lien Agreement.

SECTION 9. The New Subsidiary agrees to reimburse the Applicable First Lien Representative for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, disbursements and other charges of counsel for the Applicable First Lien Representative.

IN WITNESS WHEREOF, the New Subsidiary and the Applicable First Lien Representative have duly executed this Supplement to the Collateral Agreement as of the day and year first above written.

[Name of New Subsidiary]

By:
Name:
Title:

Legal Name:

Jurisdiction of Formation:

Location of Chief Executive Office:

JPMORGAN CHASE BANK, N.A., as Applicable First Lien Representative,

By:
Name:
Title:

Schedule I

to Supplement No.      to the

Collateral Agreement

LOCATION OF ARTICLE 9 COLLATERAL

Description	Location

Schedule II

to Supplement No.      to the

Collateral Agreement

Pledged Collateral of the New Subsidiary

EQUITY INTERESTS

Number of Issuer Certificate	Registered Owner	Number and Class of Equity Interest	Percentage of Equity Interests

DEBT SECURITIES

Issuer	Principal Amount	Date of Note	Maturity Date

OTHER PROPERTY

Schedule III

to Supplement No.      to the

Collateral Agreement

Intellectual Property of the New Subsidiary

Exhibit II

to the Collateral Agreement

PERFECTION CERTIFICATE

Reference is made to the Third Amended and Restated Credit Agreement, dated as of January 29, 2010 (the “Amended and Restated Credit Agreement”; terms defined therein being used herein as therein defined), among Hexion LLC, a Delaware limited liability company (“Holdings”), Hexion Specialty Chemicals, Inc., a New Jersey corporation (the “U.S. Borrower”), Hexion Specialty Chemicals Canada, Inc., a Canadian corporation, Hexion Specialty Chemicals B.V., a company organized under the laws of The Netherlands (the “Dutch Borrower”), Hexion Specialty Chemicals UK Limited, a limited liability company organized under the laws of England and Wales, Borden Chemical UK Limited, a limited liability company organized under the laws of England and Wales, the Lenders party thereto, JPMorgan Chase Bank, N.A. as the administrative agent (the “Administrative Agent”), J.P. Morgan Securities Inc., Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc., as joint lead arrangers and joint bookrunners. Capitalized terms used but not defined herein have the meanings assigned in the Credit Agreement or the Collateral Agreement referred to therein, as applicable.

The undersigned, a Financial Officer and a Legal Officer, respectively, of the U.S. Borrower and the Dutch Borrower, hereby certify to the Administrative Agent and each other Secured Party as follows:

1.	Names.

(a).	The exact legal name of each Loan Party and each Guarantor that is not a Loan Party (each, a “Grantor” and collectively, the “Grantors”), as such name appears in its respective certificate of formation, is as set forth on Schedule 1(a);

(b).	Set forth on Schedule 1(b) is each other legal name each Grantor has had in the past five years, together with the date of the relevant change;

(c).	Except as set forth in Schedule 1(c) hereto, no Grantor has changed its identity or corporate structure in any way within the past five years. Changes in identity or corporate structure would include mergers, consolidations and acquisitions, as well as any change in the form, nature or jurisdiction of organization. If any such change has occurred, include in Schedule 1(c) the information required by Sections 1 and 2 of this certificate as to each acquiree or constituent party to a merger or consolidation;

(d).	Set forth on Schedule 1(d) is a list of all other names (including trade names or similar appellations) used by each Grantor or any of its divisions or other business units in connection with the conduct of its business or the ownership of its properties at any time during the past five years;

(e).	Set forth on Schedule 1(e) is the Organizational Identification Number, if any, issued by the jurisdiction of formation of each Grantor that is a registered organization; and

(f).	Set forth below on Schedule 1(f) is the Federal Taxpayer Identification Number of each Grantor.

1

2.	Current Locations.

(a).	The chief executive office of each Grantor is located at the address set forth on Schedule 2(a);

(b).	Set forth on Schedule 2(b) opposite the name of each Grantor are all locations where such Grantor maintains any books or records relating to any Accounts Receivable (with each location at which chattel paper, if any, is kept being indicated by an “*”);

(c).	The jurisdiction of formation of each Grantor that is a registered organization is set forth on Schedule 2(c);

(d).	Set forth on Schedule 2(d) opposite the name of each Grantor are all the locations where such Grantor maintains any Equipment or other Collateral not identified above;

(e).	Set forth on Schedule 2(e) opposite the name of each Grantor are all the places of business of such Grantor not identified in paragraph (a), (b), (c) or (d) above;

(f).	Set forth on Schedule 2(f) is a list of all real property held by each Grantor, whether owned or leased and the name of the Grantor that owns or leases said property; and

(g).	Set forth on Schedule 2(g) opposite the name of each Grantor are the names and addresses of all Persons other than such Grantor that have possession of any of the Collateral of such Grantor.

3.	Unusual Transactions. Except for those set forth in Schedule 3, all Accounts have been originated by the Grantors and all Inventory has been acquired by the Grantors in the ordinary course of business.

4.	Intentionally omitted.

5.	Intentionally omitted.

6.	Intentionally omitted.

7.	Stock Ownership and other Equity Interests. Attached hereto as Schedule 7 is a true and correct list of all the issued and outstanding stock, partnership interests, limited liability company membership interests or other equity interest of the U.S. Borrower and each Subsidiary and the record and beneficial owners of such stock, partnership interests, membership interests or other equity interests. Also set forth on Schedule 7 is each equity investment of Holdings, the U.S. Borrower or any Subsidiary that represents 50% or less of the equity of the entity in which such investment was made.

8.	Debt Instruments. Attached hereto as Schedule 8 is a true and correct list of all promissory notes and other evidence of indebtedness held by Holdings, the U.S. Borrower and each Subsidiary that are required to be pledged under the Collateral Agreement, including all intercompany notes between Holdings and each Subsidiary of Holdings and each Subsidiary of Holdings and each other such Subsidiary.

2

9.	Assignment of Claims Act. Attached hereto as Schedule 9 is a true and correct list of all written contracts entered into with the U.S. federal government or any agency or department thereof (“Government Contracts”) of each Grantor that as of the date hereof constitute material contracts, setting forth the contract number, name and address of contracting officer (or other party to whom a notice of assignment under the Assignment of Claims Act should be sent), contract start date and end date, agency with which the contract was entered into, and a description of the contract type.

10.	Advances. Attached hereto as Schedule 10 is (a) a true and correct list of all advances made by the U.S. Borrower to any Subsidiary of the U.S. Borrower or made by any Subsidiary of the U.S. Borrower to the U.S. Borrower or to any other Subsidiary of the U.S. Borrower (other than those identified on Schedule 8), which advances will be on and after the date hereof evidenced by one or more intercompany notes pledged to the Administrative Agent under the Collateral Agreement and (b) a true and correct list of all unpaid intercompany transfers of goods in excess of $250,000 sold and delivered by the U.S. Borrower or any other Loan Party to the U.S. Borrower or any Subsidiary of the U.S. Borrower (other than intercompany Indebtedness incurred in the ordinary course of business in connection with the cash management operations and intercompany sales of the U.S. Borrower and each Subsidiary).

11.	Intentionally omitted.

12.	Intellectual Property. Attached hereto as Schedule 12(a) in proper form for filing with the United States Patent and Trademark Office is a schedule setting forth all of each Grantor’s: (i) Patents and Patent Applications, including the name of the registered owner, type, registration or application number and the expiration date (if already registered) of each Patent and Patent Application owned by any Grantor; (ii) Trademarks and Trademark Applications, including the name of the registered owner, the registration or application number and the expiration date (if already registered) of each Trademark and Trademark application owned by any Grantor. Attached hereto as Schedule 12(b) in proper form for filing with the United States Copyright Office is a schedule setting forth all of each Grantor’s Copyrights and Copyright Applications, including the name of the registered owner, title, the registration number or application number and the expiration date (if already registered) of each Copyright or Copyright Application owned by any Grantor.

13.	Commercial Tort Claims. Attached hereto as Schedule 13 is a true and correct list of commercial tort claims in excess of $500,000 held by any Grantor, including a brief description thereof.

3

IN WITNESS WHEREOF, the undersigned have duly executed this Perfection Certificate on this 29th day of January, 2010.

Hexion Specialty Chemicals, Inc.

by	/s/ Authorized Signatory
Name:
Title:

Hexion Specialty Chemicals B.V.

by	/s/ Authorized Signatory
Name:
Title:

S-1

SCHEDULE 1(a)

Exact Legal Name of Each Grantor

Hexion LLC
Hexion Specialty Chemicals, Inc.
Hexion Specialty Chemicals Canada, Inc.
Borden Chemical UK Limited
Hexion Specialty Chemicals UK Limited
Borden International Holdings Limited
Borden Chemical Finance Limited
Borden Chemical Foundry, LLC
Borden Chemical Investments, Inc.
Hexion U.S. Finance Corp.
Hexion Nova Scotia Finance, ULC
HSC Capital Corporation
Hexion Specialty Chemicals B.V.
Hexion Specialty Chemicals Holding B.V.
Hexion Specialty Chemicals Wesseling GmbH
Resolution Research Nederland B.V.
Hexion Specialty Chemicals Stanlow Limited[1]
Lawter International Inc.
Borden Chemical International, Inc.
Oilfield Technology Group, Inc.
Combined Composite Technologies Limited
RSM Europe B.V.
Resolution Specialty Materials Rotterdam B.V.
Hexion Specialty Chemicals GmbH[2]
National Borden Chemical Germany GmbH
Hexion Specialty Chemicals Stuttgart GmbH[3]
Bakelite Polymers UK Limited[4]
Hexion CI Holding Company (China) LLC
Hexion Specialty Chemicals Clayton Ltd.

[1]

Hexion Specialty Chemicals Stanlow Limited, Resolution Research Nederland B.V., Hexion Specialty Chemicals Wesseling GmbH, Hexion Specialty Chemicals Holding B.V. and Hexion Specialty Chemicals B.V. are referred to herein collectively as the “RPP Foreign Subsidiaries”.

[2]

Hexion Specialty Chemicals GmbH shall not provide any Guarantee or security for any Obligation (as defined in the Foreign Guarantee Agreement) of any Loan Party (other than as set forth in paragraph 2(b) of the Foreign Guarantee Agreement) until all actions required by Section 5.14 of the Amended and Restated Credit Agreement shall have been completed in accordance with the terms therein.

[3]

Hexion Specialty Chemicals Stuttgart GmbH shall not provide any Guarantee or security for any Obligation (as defined in the Foreign Guarantee Agreement) of any Loan Party (other than as set forth in paragraph 2(b) of the Foreign Guarantee Agreement) until all actions required by Section 5.14 of the Amended and Restated Credit Agreement shall have been completed in accordance with the terms therein.

[4]

Bakelite Polymers UK Limited shall not provide any Guarantee or security for any Obligation (as defined in the Foreign Guarantee Agreement) of any Loan Party (other than as set forth in paragraph 2(b) of the Foreign Guarantee Agreement) until all actions required by Section 5.14 of the Amended and Restated Credit Agreement shall have been taken in accordance with the terms therein.

Hexion Specialty Chemicals Leuna GmbH
Hexion Specialty Chemicals Rotterdam Ink B.V.
Hexion Specialty Chemicals Maastricht B.V.
Hexion Specialty Chemicals Finance B.V.
Hexion Specialty Chemicals Forest Products GmbH
Hexion Specialty Chemicals Holding Germany GmbH
New Nimbus GmbH & Co. KG
Hexion Funing Holdings Limited
Hexion IAR Holdings (HK) Ltd.
Hexion Nanping Holdings Limited
Hexion Fengkai Holdings, Ltd.
Hexion Specialty Chemicals Barbastro S.A. [5]
Hexion Specialty Chemicals Iberica, S.A. [6]

[5]	Hexion Specialty Chemicals Barbastro S.A. is a Guarantor, but not a Loan Party.
[6]

Hexion Specialty Chemicals Iberica, S.A. is a Guarantor, but not a Loan Party. Hexion Specialty Chemicals Iberica, S.A. shall not provide any Guarantee or security for any Obligation (as defined in the Foreign Guarantee Agreement) of any Loan Party (other than as set forth in paragraph 2(b) of the Foreign Guarantee Agreement) until all actions required by Section 5.14 of the Amended and Restated Credit Agreement shall have been taken in accordance with the terms therein.

Schedule 1(a)-2

SCHEDULE 1(b)

Each Other Legal Name Each Grantor Has Had Over Past Five Years

Grantor	Other Legal Name in Past 5 Years
Hexion LLC	Conversion: BHI Acquisition Corp. – 5/27/2005 Survivor of Mergers with: 5/31/2005 Resolution Performance Products, Inc. BHI Merger Sub One Inc. RPP Holdings LLC

Hexion Specialty Chemicals, Inc.

Name Change:

Borden Chemical, Inc. – 5/31/2005

Borden, Inc. – 11/24/2001

Survivor of Mergers with: 5/31/2005

Resolution Performance Products Corp.

Resolution Performance Products LLC

Resolution Specialty Materials Holdings Corp.

Resolution Specialty Materials Inc.

BHI Merger Sub Two Inc.

Resolution Specialty Materials Holdings LLC

Hexion Escrow Corp.

Survivor of Mergers with:

Resolutions’ JV LLC (8/17/2005)

Resolution Specialty Materials LLC (8/17/2005)

Resolution Specialty Materials Capital Corp. (8/15/2005)

Survivor of Mergers with:

BDS Two, Inc. (2/28/2006)

Bakelite North America Holding Company (2/28/2006)

Bakelite Epoxy Polymers Corporation. (2/28/2006)

Hexion Specialty Chemicals Canada, Inc.	Name Change: Borden Chemical Canada, Inc. – 6/13/2005 Current French Name: Produits Chimiques Spécialisés Hexion Canada, Inc.

Borden Chemical UK Limited	None.

Hexion Specialty Chemicals UK Limited	Name Change: Borden Chemical GB Limited – 8/1/2005

Borden International Holdings Limited	None.

Borden Chemical Finance Limited	None.

Schedule 1(b)-1

Grantor	Other Legal Name in Past 5 Years
Borden Chemical Foundry, LLC	Name Change: Borden Chemical Foundry, Inc. – 12/21/2006

Borden Chemical Investments, Inc.	None.

Hexion U.S. Finance Corp.	Survivor of Merger with: 5/31/2005 BCI US Finance Corp. Name Change: Borden U.S. Finance Corp. – 7/8/2005 Name Correction: Hexion US Finance Corp. – 2/2/2006

Hexion Nova Scotia Finance, ULC	Amalgamation: Borden 2 Nova Scotia Finance, ULC and Borden Nova Scotia Finance, ULC – 6/20/2005 Name Change: Borden Nova Scotia Finance, ULC – 7/14/2005

HSC Capital Corporation	Name Change: RPP Capital Corporation – 7/12/2005

Hexion Specialty Chemicals B.V.	Resolution Europe B.V. – 6/30/2005

Hexion Specialty Chemicals Holding B.V.	Name Change: Resolution Holdings B.V. – 12/21/2006

Hexion Specialty Chemicals Wesseling GmbH	Name Change: Resolution Deutschland GmbH – 7/29/2005

Resolution Research Nederland B.V.	None.

Hexion Specialty Chemicals Stanlow Limited	Name Change: Resolution (UK) Performance Products Limited – 8/1/2005

Lawter International Inc.	Lipstick Acquisition Corp. Eastman Resins, Inc. – 8/2/2004

Borden Chemical International, Inc.	BCAP LLC – 1/10/2005

Oilfield Technology Group, Inc.	None.

Combined Composite Technologies Limited	None.

RSM Europe B.V.	None.

Resolution Specialty Materials Rotterdam B.V.	Eastman Chemical the Hague B.V. – 9/1/2004

Hexion Specialty Chemicals GmbH	Name Change and Conversion: Bakelite AG

National Borden Chemical Germany GmbH	None.

Hexion CI Holding Company (China) LLC	None.

Hexion Specialty Chemicals Stuttgart GmbH	Martin G. Scheufler Kunstharzprodukte GmbH Name Change: MGS Kunstharzprodukte GmbH

Bakelite Polymers UK Limited	None.

Hexion Specialty Chemicals Clayton Ltd.	Edger 259 Limited – 12/13/2005

Hexion Specialty Chemicals Leuna GmbH	Aptus 133 GmbH – 12/5/2005

Hexion Specialty Chemicals Rotterdam Ink B.V.	Name Change: Akzo Nobel Information Services International BV – 8/29/2006

Schedule 1(b)-2

Grantor	Other Legal Name in Past 5 Years
Hexion Specialty Chemicals Maastricht B.V.	Name Change: Akzo Nobel Ink and Adhesive Resins B.V. – 06/14/2006

Hexion Specialty Chemicals Finance B.V.	None.

Hexion Specialty Chemicals Forest Products GmbH	BlitzF07–sechzig–zwei GmbH – 6/25/2007

Hexion Specialty Chemicals Holding Germany GmbH	None.

New Nimbus GmbH & Co. KG	None.

Hexion Funing Holdings Limited	None.

Hexion IAR Holdings (HK) Ltd.	None.

Hexion Nanping Holdings Limited	None.

Hexion Fengkai Holdings, Ltd.	None.

Hexion Specialty Chemicals Barbastro S.A.	Name Change: Bakelite Iberica, S.A. 08/30/2005

Hexion Specialty Chemicals Iberica, S.A.	Name Change: Resolution Iberica Performance Products S.A. 09/05/2005

Schedule 1(b)-3

SCHEDULE 1(c)

Changes in Identity or Corporate Structure Within Past Five Years

Grantor	Change in Corporate Structure
Hexion LLC	Conversion: BHI Acquisition Corp. – 5/27/2005 Survivor of Mergers with: 5/31/2005 Resolution Performance Products, Inc. BHI Merger Sub One Inc. RPP Holdings LLC

Hexion Specialty Chemicals, Inc.

Name Change:

Borden Chemical, Inc. – 5/31/2005

Borden, Inc. – 11/24/2001

Survivor of Mergers with: 5/31/2005

Resolution Performance Products Corp.

Resolution Performance Products LLC

Resolution Specialty Materials Holdings Corp.

Resolution Specialty Materials Inc.

BHI Merger Sub Two Inc.

Resolution Specialty Materials Holdings LLC

Hexion Escrow Corp.

Survivor of Mergers with:

Resolutions’ JV LLC (8/17/2005)

Resolution Specialty Materials LLC (8/17/2005)

Resolution Specialty Materials Capital Corp. (8/15/2005)

Survivor of Mergers with:

BDS Two, Inc. (2/28/2006)

Bakelite North America Holding Company (2/28/2006)

Bakelite Epoxy Polymers Corporation. (2/28/2006)

Hexion Specialty Chemicals Canada, Inc.	Name Change: Borden Chemical Canada, Inc. – 6/13/2005 Current French Name: Produits Chimiques Spécialisés Hexion Canada, Inc.

Borden Chemical UK Limited	None.

Hexion Specialty Chemicals UK Limited	Name Change: Borden Chemical GB Limited – 8/1/2005

Borden International Holdings Limited	None.

Borden Chemical Finance Limited	None.

Schedule 1(c)-1

Grantor	Change in Corporate Structure
Borden Chemical Foundry, LLC	Name Change: Borden Chemical Foundry, Inc. – 12/21/2006

Borden Chemical Investments, Inc.	None.

Hexion U.S. Finance Corp.	Survivor of Merger with: 5/31/2005 BCI US Finance Corp. Name Change: Borden U.S. Finance Corp. – 7/8/2005 Name Correction: Hexion US Finance Corp. – 2/2/2006

Hexion Nova Scotia Finance, ULC	Amalgamation: Borden 2 Nova Scotia Finance, ULC and Borden Nova Scotia Finance, ULC – 6/20/2005 Name Change: Borden Nova Scotia Finance, ULC – 7/14/2005

HSC Capital Corporation	Name Change: RPP Capital Corporation – 7/12/2005

Hexion Specialty Chemicals B.V.	Resolution Europe B.V. – 6/30/2005

Hexion Specialty Chemicals Holding B.V.	Name Change: Resolution Holdings B.V. – 12/21/2006

Hexion Specialty Chemicals Wesseling GmbH	Name Change: Resolution Deutschland GmbH – 7/29/2005

Resolution Research Nederland B.V.	None.

Hexion Specialty Chemicals Stanlow Limited	Name Change: Resolution (UK) Performance Products Limited – 8/1/2005

Lawter International Inc.	Lipstick Acquisition Corp. Eastman Resins, Inc. – 8/2/2004

Borden Chemical International, Inc.	BCAP LLC – 1/10/2005

Oilfield Technology Group, Inc.	None.

Combined Composite Technologies Limited	None.

RSM Europe B.V.	None.

Resolution Specialty Materials Rotterdam B.V.	Eastman Chemical the Hague B.V. – 9/1/2004

Hexion Specialty Chemicals GmbH	Name Change and Conversion: Bakelite AG

National Borden Chemical Germany GmbH	None.

Hexion Specialty Chemicals Stuttgart GmbH	Martin G. Scheufler Kunstharzprodukte GmbH Name Change: MGS Kunstharzprodukte GmbH

Bakelite Polymers UK Limited	None.

Hexion CI Holding Company (China) LLC	None.

Hexion Specialty Chemicals Clayton Ltd.	Edger 259 Limited – 12/13/2005

Hexion Specialty Chemicals Leuna GmbH	Aptus 133 GmbH – 12/5/2005

Hexion Specialty Chemicals Rotterdam Ink B.V.	Name Change: Akzo Nobel Information Services International BV – 8/29/2006

Schedule 1(c)-2

Grantor	Change in Corporate Structure
Hexion Specialty Chemicals Maastricht B.V.	Name Change: Akzo Nobel Ink and Adhesive Resins B.V. – 6/14/2006

Hexion Specialty Chemicals Finance B.V.	None.

Hexion Specialty Chemicals Forest Products GmbH	BlitzF07–sechzig–zwei GmbH – 6/25/2007

Hexion Specialty Chemicals Holding Germany GmbH	None.

New Nimbus GmbH & Co. KG	None.

Hexion Funing Holdings Limited	None.

Hexion IAR Holdings (HK) Ltd.	None.

Hexion Nanping Holdings Limited	None.

Hexion Fengkai Holdings, Ltd.	None.

Hexion Specialty Chemicals Barbastro S.A.	Name Change: Bakelite Iberica, S.A. 8/30/2005

Hexion Specialty Chemicals Iberica, S.A.	Name Change: Resolution Iberica Performance Products S.A. 9/05/2005

Schedule 1(c)-3

SCHEDULE 1(d)

Other Names Used by Each Grantor Over Past Five Years

Grantor	Other Name Used
Hexion LLC	BHI Acquisition Corp. Resolution Performance Products Inc. RPP Holdings LLC

Hexion Specialty Chemicals, Inc.

Epoxy & Coating Resins Division

Phenolic & Forest Product Division

Performance Products Division

Borden Chemical Holdings, Inc.

Borden Forest Products Group

Borden UV Coatings

Borden Oilfield Products

Borden Performance Resins Group

Borden Chemical, Inc.

Resolution Performance Products LLC

Resolution Specialty Materials Holdings LLC

Borden

RPP

RSM

Resolution Specialty Materials Capital Corp.

Resolution Specialty Materials LLC

Resolutions’ JV LLC

BDS Two, Inc.

Bakelite North America Holding Company

Bakelite Epoxy Polymers Corporation

Rutgers Epoxy Polymers LLC

Rutgers Epoxy Polymers Corporation

Lawter International Inc.

Eastman Resins, Inc.

Hexion Specialty Chemicals Canada, Inc.	Borden Chimie Canada, Inc. Borden Chemical Borden Consumer Products La Compagnie Borden, Limitee Produits Chimiques Borden Canada, Inc. Borden Chemical Canada, Inc.

Borden Chemical UK Limited	Inhoco 436 Limited

Hexion Specialty Chemicals UK Limited	Blagden Chemicals Limited Blagden Campbell Chemicals Limited Victor Blagden & Co. Limited

Borden International Holdings Limited	Alnery No. 1841 Limited

Borden Chemical Finance Limited	Inhoco 449 Limited

Borden Chemical Foundry, LLC	Borden Chemical Foundry, Inc.

Borden Chemical Investments, Inc.	None.

Hexion U.S. Finance Corp.	Borden U.S. Finance Corp. Hexion US Finance Corp.

Hexion Nova Scotia Finance, ULC	Borden 2 Nova Scotia Finance, ULC Borden Nova Scotia Finance, ULC

Schedule 1(d)-1

Grantor	Other Name Used
HSC Capital Corporation	Resins RPP RPP Capital Corporation Resolution Performance Products of Illinois, Inc.

Hexion Specialty Chemicals B.V.	Resolution Europe B.V.

Hexion Specialty Chemicals Holding B.V.	Resolution Holdings B.V., Hexion

Hexion Specialty Chemicals Wesseling GmbH	Resolution Performance Products Europe RPP Europe Resolution Deutschland GmbH

Resolution Research Nederland B.V.	None.

Hexion Specialty Chemicals Stanlow Limited	Shell Epoxy Resins UK Limited Trushelfco (No. 2497) Limited

Lawter International Inc.	Eastman Resins, Inc.

Borden Chemical International, Inc.	BCAP LLC

Oilfield Technology Group, Inc.	None.

Combined Composite Technologies Limited	Boxdial Limited.

RSM Europe B.V.	None.

Resolution Specialty Materials Rotterdam B.V.	None.

Hexion Specialty Chemicals GmbH	Bakelite

National Borden Chemical Germany GmbH	None.

Hexion Specialty Chemicals Stuttgart GmbH	MGS

Bakelite Polymers UK Limited	None.

Hexion CI Holding Company (China) LLC	None.

Hexion Specialty Chemicals Clayton Ltd.	Edger 259 Limited

Hexion Specialty Chemicals Leuna GmbH	Aptus 133 GmbH

Hexion Specialty Chemicals Rotterdam Ink B.V.	Akzo Nobel Information Services International B.V.

Hexion Specialty Chemicals Maastricht B.V.	Akzo Nobel Ink and Adhesive Resins B.V.

Hexion Specialty Chemicals Finance B.V.	None.

Hexion Specialty Chemicals Forest Products GmbH	BlitzF07-sechzig-zwei GmbH

Hexion Specialty Chemicals Holding Germany GmbH	None.

New Nimbus GmbH & Co. KG	None.

Hexion Funing Holdings Limited	None.

Hexion IAR Holdings (HK) Ltd.	None.

Hexion Nanping Holdings Limited	None.

Hexion Fengkai Holdings, Ltd.	None.

Hexion Specialty Chemicals Barbastro S.A.	Bakelite Iberica, S.A.

Hexion Specialty Chemicals Iberica, S.A.	Resolution Iberica Performance Products S.A.

Schedule 1(d)-2

SCHEDULE 1(e)

Organizational Identification Number of Each Grantor that is a Registered Organization

Grantor	Organizational Identification Number
Hexion LLC	Delaware - 3816159
Hexion Specialty Chemicals, Inc.	New Jersey - 2287-7010-00
Hexion Specialty Chemicals Canada, Inc.	Canada - 2782961
Borden Chemical UK Limited	England and Wales - 03104655
Hexion Specialty Chemicals UK Limited	England and Wales - 00867053
Borden International Holdings Limited	England and Wales - 03745631
Borden Chemical Finance Limited	England and Wales - 03124414
Borden Chemical Foundry, LLC	Delaware - 3376031
Borden Chemical Investments, Inc.	Delaware - 2557404
Hexion U.S. Finance Corp.	Delaware – 3828955
Hexion Nova Scotia Finance, ULC	Nova Scotia – 3102560
HSC Capital Corporation	Delaware – 3298803
Hexion Specialty Chemicals B.V.	Chamber of Commerce Rotterdam, The Netherlands - 24294676
Hexion Specialty Chemicals Holding B.V.	Chamber of Commerce Rotterdam, The Netherlands - 27182096
Hexion Specialty Chemicals Wesseling GmbH	Local court of Cologne, Germany – HRB58353
Resolution Research Nederland B.V.	Chamber of Commerce Rotterdam, The Netherlands - 27182782
Hexion Specialty Chemicals Stanlow Limited	England and Wales - 03731119
Lawter International Inc.	Delaware – 0519520
Borden Chemical International, Inc.	Delaware - 3829355
Oilfield Technology Group, Inc.	Delaware - 800385443
Combined Composite Technologies Limited	England and Wales - 03486020
RSM Europe B.V.	Chamber of Commerce Rotterdam, The Netherlands - 24363954
Resolution Specialty Materials Rotterdam B.V.	Chamber of Commerce Rotterdam, The Netherlands - 27183961
Hexion Specialty Chemicals GmbH	Local Court of Iserlohn, Germany (HRB 5860)
National Borden Chemical Germany GmbH	Local Court of Iserlohn, Germany HRB 5907
Hexion Specialty Chemicals Stuttgart GmbH	Local Court of Stuttgart, Germany (HRB 21470)
Bakelite Polymers UK Limited	England and Wales - 00242272
Hexion CI Holding Company (China) LLC	Delaware - 4038944
Hexion Specialty Chemicals Clayton Ltd.	England and Wales 05570199
Hexion Specialty Chemicals Leuna GmbH	Local Court of Stendal, Germany HRB 215570
Hexion Specialty Chemicals Rotterdam Ink B.V.	Chamber of Commerce Rotterdam, The Netherlands - 09029019
Hexion Specialty Chemicals Maastricht B.V.	Chamber of Commerce Limburg 14618150
Hexion Specialty Chemicals Finance B.V.	Chamber of Commerce Rotterdam, The Netherlands - 24426689
Hexion Specialty Chemicals Forest Products GmbH	Local Court of Stendal, Germany HRB 6848
Hexion Specialty Chemicals Holding Germany GmbH	Local Court of Iserlohn, Germany HRB 6506

Schedule 1(e)-1

Grantor	Organizational Identification Number
New Nimbus GmbH & Co. KG	Local Court of Iserlohn, Germany HRA 4424
Hexion Funing Holdings Limited	Company No. 1186118
Hexion IAR Holdings (HK) Ltd.	Company No. 1183068
Hexion Nanping Holdings Limited	Company No. 1186107
Hexion Fengkai Holdings, Ltd.	Company No. 1183614
Hexion Specialty Chemicals Barbastro S.A.	C.I.F: A22018550
Hexion Specialty Chemicals Iberica, S.A.	CIF A82462938

Schedule 1(e)-2

SCHEDULE 1(f)

Federal Taxpayer Identification Number of Each Grantor

Grantor	Federal Taxpayer Identification Number, if any
Hexion LLC	20-2918090
Hexion Specialty Chemicals, Inc.	13-0511250
Hexion Specialty Chemicals Canada, Inc.	10519-8295
Borden Chemical UK Limited	664-41194-86785
Hexion Specialty Chemicals UK Limited	664-26340-07083
Borden International Holdings Limited	664-31717-15796
Borden Chemical Finance Limited	664-92347-63388
Borden Chemical Foundry, LLC	31-1766429
Borden Chemical Investments, Inc.	51-0370359
Hexion U.S. Finance Corp.	20-1362484
Hexion Nova Scotia Finance, ULC	N/A
HSC Capital Corporation	76-0660306
Hexion Specialty Chemicals B.V.	NL808327586B01
Hexion Specialty Chemicals Holding B.V.	NL808133032B01
Hexion Specialty Chemicals Wesseling GmbH	224/5720/0986
Resolution Research Nederland B.V.	NL808327768B01
Hexion Specialty Chemicals Stanlow Limited	GB762442532
Lawter International Inc.	36-1370818
Borden Chemical International, Inc.	20-2833048
Oilfield Technology Group, Inc.	20-2873694
Combined Composite Technologies Limited	664-26207-16460
RSM Europe B.V.	NL813734150B01
Resolution Specialty Materials Rotterdam B.V.	NL808592968B01
Hexion Specialty Chemicals GmbH	328/5801/0701
National Borden Chemical Germany GmbH	134/6814/4536
Hexion Specialty Chemicals Stuttgart GmbH	112/5709/0418
Bakelite Polymers UK Limited	754/77540 02311
Hexion CI Holding Company (China) LLC	20-3907441
Hexion Specialty Chemicals Clayton Ltd.	GB874259000
Hexion Specialty Chemicals Leuna GmbH	112/107/05521
Hexion Specialty Chemicals Rotterdam Ink B.V.	N/A
Hexion Specialty Chemicals Maastricht B.V.	NL001689332B01
Hexion Specialty Chemicals Finance B.V.	N/A
Hexion Specialty Chemicals Forest Products GmbH	112/107/05742
Hexion Specialty Chemicals Holding Germany GmbH	328/5801/0756
New Nimbus GmbH & Co. KG	328/5701/0444
Hexion Funing Holdings Limited	N/A
Hexion IAR Holdings (HK) Ltd.	N/A
Hexion Nanping Holdings Limited	N/A
Hexion Fengkai Holdings, Ltd.	N/A
Hexion Specialty Chemicals Barbastro S.A.	ESA 82462938
Hexion Specialty Chemicals Iberica, S.A.	N/A

Schedule 1(f)-1

SCHEDULE 2(a)

Chief Executive Office of Each Grantor

Grantor	Mailing Address	County	State/ Country/ Province
Hexion LLC	180 East Broad Street Columbus, Ohio 43215	Franklin	Ohio

Hexion Specialty Chemicals, Inc.	180 East Broad Street Columbus, Ohio 43215	Franklin	Ohio

Hexion Specialty Chemicals Canada, Inc.	12621 156th St N.W. Edmonton, AB T57 1E1	N/A	Alberta

Borden Chemical UK Limited	c/o Hexion Specialty Chemicals UK Limited Sully Moors Road, Penarth South Glamorgan CF64 5YU	N/A	UK

Hexion Specialty Chemicals UK Limited	Sully Moors Road, Penarth South Glamorgan CF64 5YU	N/A	UK

Borden International Holdings Limited	c/o Hexion Specialty Chemicals UK Limited Sully Moors Road, Penarth South Glamorgan CF64 5YU	N/A	UK

Borden Chemical Finance Limited	c/o Hexion Specialty Chemicals UK Limited Sully Moors Road, Penarth South Glamorgan CF64 5YU	N/A	UK

Borden Chemical Foundry, LLC	180 East Broad Street Columbus, Ohio 43215	Franklin	Ohio

Borden Chemical Investments, Inc.	180 East Broad Street Columbus, Ohio 43215	Franklin	Ohio

Hexion U.S. Finance Corp.	180 East Broad Street Columbus, Ohio 43215	Franklin	Ohio

Hexion Nova Scotia Finance, ULC	180 East Broad Street Columbus, Ohio 43215	Franklin	Ohio

HSC Capital Corporation	180 East Broad Street Columbus, Ohio 43215	Franklin	Ohio

Each RPP Foreign Subsidiary	Seattleweg 17 3195 ND Pernis Rotterdam	N/A	The Netherlands

Hexion Specialty Chemicals Stanlow Limited	c/o Hexion Specialty Chemicals UK Limited Sully Moors Road, Penarth South Glamorgan CF64 5YU	N/A	UK

Schedule 2(a)-1

Grantor	Mailing Address	County	State/ Country/ Province
Lawter International Inc.	180 East Broad Street Columbus, Ohio 43215	Franklin	Ohio

Borden Chemical International, Inc.	180 East Broad Street Columbus, Ohio 43215	Franklin	Ohio

Oilfield Technology Group, Inc.	15115 Park Row, Suite 160, Houston, Texas 77984	Harris	Texas

Combined Composite Technologies Limited	5-8 Millbrook Close Chandlers Ford Industrial Estate, Eastleigh, Hampshire SO53 4BZ	N/A	UK

RSM Europe B.V.	Seattleweg 17 3195 ND Pernis Rotterdam	N/A	The Netherlands

Resolution Specialty Materials Rotterdam B.V.	Seattleweg 17 3195 ND Pernis Rotterdam	N/A	The Netherlands

Hexion Specialty Chemicals GmbH	Gennaer Straße 2-4 58642 Iserlohn	Nordrhein-Westfalen	Germany

National Borden Chemical Germany GmbH	Gennaer Straße 2-4 58642 Iserlohn	Iserlohn	Germany

Hexion Specialty Chemicals Stuttgart GmbH	Am Ostkai 21/22 70327 Stuttgart	Baden-Württemberg	Germany

Bakelite Polymers UK Limited	c/o Hexion Specialty Chemicals UK Limited Sully Moors Road, Penarth South Glamorgan CF64 5YU	N/A	UK

Hexion CI Holding Company (China) LLC	180 East Broad Street Columbus, Ohio 43215	Franklin	Ohio

Hexion Specialty Chemicals Clayton Ltd.	Ashton New Road, Clayton, Manchester M11 4AT	N/A	UK

Hexion Specialty Chemicals Leuna GmbH	Am Haupttor, Bau 6101, 06217	Leuna	Germany

Hexion Specialty Chemicals Holding B.V.	Seattleweg 17 3195 ND Pernis Rotterdam	N/A	The Netherlands

Hexion Specialty Chemicals Rotterdam Ink B.V.	Seattleweg 17 3195 ND Pernis Rotterdam	N/A	The Netherlands

Hexion Specialty Chemicals Maastricht B.V.	Ankerkade 81, 6222NL Maastricht	N/A	The Netherlands

Schedule 2(a)-2

Grantor	Mailing Address	County	State/ Country/ Province
Hexion Specialty Chemicals B.V.	Seattleweg 17 3195 ND Pernis Rotterdam	N/A	The Netherlands

Hexion Specialty Chemicals Finance B.V.	Seattleweg 17 3195 ND Pernis Rotterdam	N/A	The Netherlands

Hexion Specialty Chemicals Forest Products GmbH	Am Haupttor Bau 7545 06237	Leuna	Germany

Hexion Specialty Chemicals Holding Germany GmbH	Gennaer Straße 2-4 58642 Iserlohn	Iserlohn	Germany

New Nimbus GmbH & Co. KG	Gennaer Straße 2-4 58642 Iserlohn	Iserlohn	Germany

Hexion Funing Holdings Limited	31/F., The Center 99 Queen’s Road Central Hong Kong	Hong Kong	People’s Republic of China

Hexion IAR Holdings (HK) Ltd.	31/F., The Center 99 Queen’s Road Central Hong Kong	Hong Kong	People’s Republic of China

Hexion Nanping Holdings Limited	31/F., The Center 99 Queen’s Road Central Hong Kong	Hong Kong	People’s Republic of China

Hexion Fengkai Holdings, Ltd.	31/F., The Center 99 Queen’s Road Central Hong Kong	Hong Kong	People’s Republic of China

Hexion Specialty Chemicals Barbastro S.A.	Poligono Industrial (Valle del Cinca) Barbastro, Huesca 22300 Spain	N/A	Spain

Hexion Specialty Chemicals Iberica, S.A.	Ante Pardo 7 - Pol Industrial Lantaron c.p: 1213 Lantaron, Alava E-01213 Spain	N/A	Spain

Schedule 2(a)-3

SCHEDULE 2(b)

Locations at Which Grantors Maintain Books or Records Relating to Accounts Receivable

Grantor	Mailing Address	County	State/ Country/ Province
Hexion LLC	180 East Broad Street Columbus, OH 43215	Franklin	Ohio

Hexion Specialty Chemicals, Inc.	180 East Broad Street Columbus, OH 43215	Franklin	Ohio

Hexion Specialty Chemicals Canada, Inc.	12621 156th Street NW Edmonton, Alberta T5V 1E1	N/A	N/A

Hexion Specialty Chemicals Canada, Inc.	180 East Broad Street Columbus, OH 43215	Franklin	Ohio

Borden Chemical UK Limited	Sully Moors Road, Penarth South Glamorgan CF64 5YU	N/A	United Kingdom

Hexion Specialty Chemicals UK Limited	Sully Moors Road, Penarth South Glamorgan CF64 5YU	N/A	N/A

Borden International Holdings Limited	Sully Moors Road, Penarth South Glamorgan CF64 5YU	N/A	United Kingdom

Borden Chemical Finance Limited	Sully Moors Road, Penarth South Glamorgan CF64 5YU	N/A	N/A

Borden Chemical Foundry, LLC	180 East Broad Street Columbus, OH 43215	Franklin	Ohio

Borden Chemical Investments, Inc.	180 East Broad Street Columbus, OH 43215	Franklin	Ohio

Hexion U.S. Finance Corp.	180 East Broad Street Columbus, OH 43215	Franklin	Ohio

Hexion Nova Scotia Finance, ULC	180 East Broad Street Columbus, OH 43215	Franklin	Ohio

HSC Capital Corporation	180 East Broad Street Columbus, OH 43215	Franklin	Ohio

HSC Capital Corporation	1600 Smith Street #2400 Houston, TX 77002	Harris	Texas

Hexion Specialty Chemicals Wesseling GmbH	Bruhler Street Wesseling D50389	N/A	Germany

Hexion Speciality Chemicals Stanlow Limited	Sully Moors Road, Penarth South Glamorgan CF64 5YU	N/A	United Kingdom

Lawter International Inc.	1600 Smith Street, # 2400 Houston, TX 77002	Harris	Texas

Lawter International Inc.	180 East Broad Street Columbus, OH 43215	Franklin	Ohio

Borden Chemical International, Inc.	180 East Broad Street Columbus, OH 43215	Franklin	Ohio

Schedule 2(b)-1

Grantor	Mailing Address	County	State/ Country/ Province
Oilfield Technology Group, Inc.	180 East Broad Street Columbus, OH 43215	Franklin	Ohio

Combined Composite Technologies Limited	5-8 Millbrook Close Chandlers Ford Industrial Estate, Eastleigh, Hampshire SO53 4BZ	N/A	United Kingdom

RSM Europe B.V.	Seattleweg 17 Pernis - Rotterdam, Zuid-Holland 3195 ND		The Netherlands

Resolution Specialty Materials Rotterdam B.V.	Seattleweg 17 Pernis - Rotterdam, Zuid-Holland 3195 ND		The Netherlands

Hexion Specialty Chemicals GmbH	Gennaer Straße 2-4 58642 Iserlohn	Nordrhein-Westfalen	Germany

National Borden Chemical Germany GmbH	Seattleweg 17 Pernis - Rotterdam, Zuid-Holland 3195 ND		The Netherlands

Hexion Specialty Chemicals Stuttgart GmbH	Am Ostkai 21/22 70327 Stuttgart	Baden-Württemberg	Germany

Bakelite Polymers UK Limited	Sully Moors Road, Penarth South Glamorgan CF64 5YU	N/A	United Kingdom

Hexion Specialty Chemicals Clayton Ltd.	Ashton New Road, Clayton Manchester M11 4AT	N/A	United Kingdom

Hexion Specialty Chemicals Leuna GmbH	Seattleweg 17 Pernis - Rotterdam, Zuid-Holland 3195 ND	N/A	The Netherlands

Hexion Specialty Chemicals Rotterdam Ink B.V.	Seattleweg 17 Pernis - Rotterdam, Zuid-Holland 3195 ND	N/A	The Netherlands

Hexion Specialty Chemicals Maastricht B.V.	Seattleweg 17 Pernis - Rotterdam, Zuid-Holland 3195 ND	N/A	The Netherlands

Hexion Specialty Chemicals Holding B.V.	Seattleweg 17 Pernis - Rotterdam, Zuid-Holland 3195 ND	N/A	The Netherlands

Schedule 2(b)-2

Grantor	Mailing Address	County	State/ Country/ Province
Hexion Specialty Chemicals B.V.	Seattleweg 17 Pernis - Rotterdam, Zuid-Holland 3195 ND	N/A	The Netherlands

Resolution Research Nederland B.V.	Vondelingenweg 601 Pernis (Rotterdam), Zuid-Holland 3196 KK	N/A	The Netherlands

Hexion Specialty Chemicals Finance B.V.	N/A	N/A	N/A

Hexion Specialty Chemicals Forest Products GmbH	Seattleweg 17 Pernis - Rotterdam, Zuid-Holland 3195 ND	N/A	The Netherlands

Hexion Specialty Chemicals Holding Germany GmbH	Seattleweg 17 Pernis - Rotterdam, Zuid-Holland 3195 ND	N/A	The Netherlands

New Nimbus GmbH & Co. KG	Seattleweg 17 Pernis - Rotterdam, Zuid-Holland 3195 ND	N/A	The Netherlands

Hexion Funing Holdings Limited	31/F., The Center 99 Queen’s Road Central Hong Kong	Hong Kong	People’s Republic of China

Hexion IAR Holdings (HK) Ltd.	31/F., The Center 99 Queen’s Road Central Hong Kong	Hong Kong	People’s Republic of China

Hexion Nanping Holdings Limited	31/F., The Center 99 Queen’s Road Central Hong Kong	Hong Kong	People’s Republic of China

Hexion Fengkai Holdings, Ltd.	31/F., The Center 99 Queen’s Road Central Hong Kong	Hong Kong	People’s Republic of China

Hexion Specialty Chemicals Barbastro S.A.	Poligono Industrial “Valle Del Cinca” Apartado 18 Barbastro Huesca 22300	N/A	Spain

Hexion Specialty Chemicals Iberica, S.A.	Ante Pardo 7 - Pol Industrial Lantaron c.p :1213 Lantaron, Alava E-01213	N/A	Spain

Schedule 2(b)-3

SCHEDULE 2(c)

Jurisdiction of Formation of Each Grantor that is a Registered Organization

Grantor	Jurisdiction
Hexion LLC	Delaware
Hexion Specialty Chemicals, Inc.	New Jersey
Hexion Specialty Chemicals Canada, Inc.	Canada
Borden Chemical UK Limited	England and Wales
Hexion Specialty Chemicals UK Limited	England and Wales
Borden International Holdings Limited	England and Wales
Borden Chemical Finance Limited	England and Wales
Borden Chemical Foundry, LLC	Delaware
Borden Chemical Investments, Inc.	Delaware
Hexion U.S. Finance Corp.	Delaware
Hexion Nova Scotia Finance, ULC	Nova Scotia
HSC Capital Corporation	Delaware
Hexion Specialty Chemicals B.V.	The Netherlands
Hexion Specialty Chemicals Holding B.V.	The Netherlands
Hexion Specialty Chemicals Wesseling GmbH	Federal Republic of Germany
Resolution Research Nederland B.V.	Federal Republic of Germany
Hexion Specialty Chemicals Stanlow Limited	England and Wales
Lawter International Inc.	Delaware
Borden Chemical International, Inc.	Delaware
Oilfield Technology Group, Inc.	Delaware
Combined Composite Technologies Limited	England and Wales
RSM Europe B.V.	The Netherlands
Resolution Specialty Materials Rotterdam B.V.	The Netherlands
Hexion Specialty Chemicals GmbH	Federal Republic of Germany
National Borden Chemical Germany GmbH	Federal Republic of Germany
Hexion Specialty Chemicals Stuttgart GmbH	Federal Republic of Germany
Bakelite Polymers UK Limited	England and Wales
Hexion CI Holding Company (China) LLC	Delaware
Hexion Specialty Chemicals Clayton Ltd.	England and Wales
Hexion Specialty Chemicals Leuna GmbH	Federal Republic of Germany
Hexion Specialty Chemicals Rotterdam Ink B.V.	The Netherlands
Hexion Specialty Chemicals Maastricht B.V.	The Netherlands
Hexion Specialty Chemicals Finance B.V.	The Netherlands
Hexion Specialty Chemicals Forest Products GmbH	Federal Republic of Germany
Hexion Specialty Chemicals Holding Germany GmbH	Federal Republic of Germany
New Nimbus GmbH & Co. KG	Federal Republic of Germany
Hexion Funing Holdings Limited	Hong Kong
Hexion IAR Holdings (HK) Ltd.	Hong Kong
Hexion Nanping Holdings Limited	Hong Kong
Hexion Fengkai Holdings, Ltd.	Hong Kong
Hexion Specialty Chemicals Barbastro S.A.	Spain
Hexion Specialty Chemicals Iberica, S.A.	Spain

Schedule 2(c)-1

SCHEDULE 2(d)

Locations at Which Grantors Maintain Equipment or Other Collateral Not Identified on Schedule 2(b)

Grantor	Mailing Address	County	State/Country/ Province
Hexion Specialty Chemicals, Inc.	Lock & Dam Road State Route 135 Demopolis, AL 36732	Marengo	Alabama

	590 East 100th Anchorage, AK 99515	Anchorage Borough	Alaska

	185 N. Industrial Drive Hope, AR 71801	Lafayette	Arkansas

	10300 Arch Street Little Rock, AR 72206	Pulaski	Arkansas

	2088 Wine Dot Rd. Malvern, AR 72104	Hot Springs	Arkansas

	41100 Boyce Road Freemont, CA 94538	Alameda	California

	16010 Phoebe Avenue La Mirada, CA	Orange	California

	2801 Lynwood Road Lynwood, CA 90262	Los Angeles	California

	2525 South Combee Rd. Lakeland, FL 33801	Polk	Florida

	1201 10th Avenue Columbus, GA 31906	Muscogee	Georgia

	71 Barnett Road Forest Park, GA 30297	Clayton	Georgia

	1019 Jericho Road Aurora, IL	Kane	Illinois

	1401 Circle Avenue Forest Park, IL	Cook	Illinois

	1449 Devil’s Backbone Road Oregon, IL	Ogle	Illinois

	8600 West 71st Street (Argo) Bedford Park, IL 60501	Cook	Illinois

	400 East Cottage Avenue Carpentersville, IL 60110	Kane	Illinois

	Meidinger Tower Building 462 South Fourth Ave. Louisville, KY	Jefferson	Kentucky

	6200-6210 Campground Road Louisville, KY 40218	Jefferson	Kentucky

	4211 Bramers Land Louisville, KY 40216	Jefferson	Kentucky

	9288 Highway 75 Geismar, LA 70734	Ascension	Louisiana

Schedule 2(d)-1

Grantor	Mailing Address	County	State/Country/ Province
	Hwy 75 Geismar Barge Terminal Geismar, LA 70734	Ascension	Louisiana

	16122 River Road, West Site Admin Bldg. Norco, LA 70079	St. Charles	Louisiana

	341 Highway East. Baxley, GA 31513	Appling	Georgia

	Highway 30 & 73 Geismar, LA 70734	Ascension	Louisiana

	18167 E. Petroleum Dr. Highland Business Park Baton Rouge, LA 70809	East Baton Rouge	Louisiana

	3901 Sugar House Road Alexandria, LA 71307	Rapides	Louisiana

	111 Grattan Street Chicopee, MA 01103	Hampden	Massachusetts

	1507 Southern Drive Virginia, MN	Saint Louis	Minnesota

	3670 Grant Creek Road Missoula, MT 59801	Missoula	Montana

	64 Forman Road South Glen Falls, NY 12803	Saratoga	New York

	114 Industrial Boulevard Morganton, NC 28655	Burke	North Carolina

	1411 Industrial Drive Fayetteville, NC 28301	Cumberland	North Carolina

	1717 Ward Street High Point, NC 27260	Guilford	North Carolina

	815D Virginia Street Lenoir, NC 2864	Caldwell	North Carolina

	333 Neils Eddy Rd Riegelwood, NC	Columbus	North Carolina

	630 Glendale — Milford Rd. Cincinnati, OH 45215	Hamilton	Ohio

	4243 South Avenue Toledo, Ohio	Lucas	Ohio

	630 Morrison Rd Suite 300 Gahanna, OH 43230	Franklin	Ohio

	1 South 3rd Tuttle, OK 73089	Grady	Oklahoma

	155 W. “A” Street Springfield, OR	Lane	Oregon

	470 South Second Street Springfield, OR 97477	Lane	Oregon

Schedule 2(d)-2

Grantor	Mailing Address	County	State/Country/ Province
	610 South Second St. Springfield, OR 97477	Lane	Oregon

	10915 N Lombard Street Portland, OR 97203	Multnomah	Oregon

	3366 NW Yeon Street Portland, OR 97210	Multnomah	Oregon

	2301 N. Columbia Blvd. Portland, OR 97217	Multnomah	Oregon

	62575 Highway 82 LaGrande, OR 97850	Union	Oregon

	253 Borden Drive Mt. Jewett, PA 16740	McKean	Pennsylvania

	200 Railroad Street Roebuck, SC 29376	Spartanburg	South Carolina

	637 Waldron Road La Vergne, TN 37086	Rutherford	Tennessee

	100 Borden Drive Diboll, TX 75941	Angelina	Texas

	500 Sam Houston Road Mesquite, TX 75149	Dallas	Texas

	8450 West Bay Road Baytown, TX 77522	Harris	Texas

	7707 Wallisville Road Houston, TX 77020	Harris	Texas

	15730 Park Row Houston, TX 77084	Harris	Texas

	100 E. Houston Street George West, TX 78022	Live Oak	Texas

	45 Acfrac Road Brady, TX 734	Mason	Texas

	6001 W. Industrial Midland, TX 79706	Midland	Texas

	3202 Windmill Rd. Cleburne, TX 76033	Johnson	Texas

	5900 Highway 225, Gate 7B Deer Park, TX 77536	Harris	Texas

	201 Cedar Road Ennis, TX 77477	Ellis	Texas

	12650 Directors Dr. Suite 100 Stafford, TX 77477	Fort Bend	Texas

	421 First Avenue North Kent, WA	King	Washington

	520 Building to 520 112th Ave. N.E. Bellevue, WA	King	Washington

	2522 South 24th Street Sheboygan, WI 53081	Sheboygan	Wisconsin

Schedule 2(d)-3

Grantor	Mailing Address	County	State/Country/ Province
	Rail Siding 32239 Bonneville Shoshoni, WY 82649	Fremont	Wyoming

	1145 Elk Street Rock Springs, WY 82902	Sweetwater	Wyoming

	Europakaj 6700 Esbjerg Denmark	N/A	Denmark

	c/o P.S. Ridgeway Ltd. Balgray Place Dundee Scotland DDS811	N/A	United Kingdom

	2759 Battleground Rd, Vopak – Deer Park Houston, TX	Harris	Texas

	8609 City Park Loop East, Exel Warehouse	Harris	Texas

	10 Robert Wilson Road Longview, TX 75062	Gregg	Texas

	630 McFarlind Drive Houston, TX 77011	Harris	Texas

	31st Floor, 3101 Maxdo Centre, 8 xing Yi Rd. Shanghai, China 200336	Shanghai	China

	2199 Athens Hwy Jefferson, GA 30549	Jackson	Georgia

	100 North Eastman Road Kingsport, TN	N/A	Tennessee

Hexion Specialty Chemicals a.s.	Tovarni 2093 Sokolov Czech Republic 35680	N/A	Czech Republic

Hexion Specialty Chemicals	Ankerkade 81 Maastricht Netherlands 6222NL	N/A	The Netherlands

	Pardubice Semtin Czech Republic CZ5334	N/A	Czech Republic

Hexion Specialty Chemicals Canada, Inc.	12621 & 12631-156th Street NW Edmonton, AB TSV 1E1	N/A	Alberta

	Land Location SE 16-54-14 W5 Peers, AB	N/A	Alberta

	12926 97th St. Grand Prairie, AB T8V 6W3	N/A	Alberta

	305 Park Road Fort Saskatchewan, AB T8L 2N9	N/A	Alberta

	8025 Edgar Industrial Place Red Deer, AB T4P 3R3	N/A	Alberta

	888 3rd Street SW, #1000 Calgary, AB T2P 5C5	N/A	Alberta

Schedule 2(d)-4

Grantor	Mailing Address	County	State/Country/ Province
	#400, 633-6th Ave SW Calgary, AB T2P 2Y5	N/A	Alberta

	Scott Road Port of Prince Rupert, BC	N/A	British Columbia

	1550 W. 75th Vancouver, BC V6P 3G3	N/A	British Columbia

	Track AE63 855 River Rd. Prince George, BC V2L 5M5	N/A	British Columbia

	2075 Francis Hugues Avenue Laval, Quebec	N/A	Quebec

	675 Perreault Street Saint-Romuald, Quebec	N/A	Quebec

Hexion Nova Scotia Finance, ULC	N/A

Borden Chemical UK Limited	Northwest Industrial Estate Peterlee Co. Durham, SR8 2HR	N/A	United Kingdom

Hexion Specialty Chemicals UK Limited	Station Road Cowie Stirling FK7 7BQ Scotland	N/A	United Kingdom

Hexion Specialty Chemicals	Chemiestraat 30 Rotterdam, Botlek 3197 Netherlands	N/A	The Netherlands

Hexion Specialty Chemicals Rotterdam Ink B.V.	Montemor-o-Velho Santo Varao 3140	N/A	Portugal

Hexion Specialty Chemicals Leuna GmbH	Am Haupttor, Bau 7545 Leuna	N/A	Germany

Hexion Specialty Chemicals BVBA	Ketenislaan 1C, Haven 1520 Kallo, East Flanders B-9130 Belgium	N/A	Belgium

	Monnet Centre, Avenue Jean Monnet 1 Louvain-la-Neuve, Brabant Wallon 1348 Belgium	N/A	Belgium

Hexion Specialty Chemicals	Teollisuustie 20 B Puhos, 82430 Finland	N/A	Finland

Schedule 2(d)-5

Grantor	Mailing Address	County	State/Country/ Province
	52, rue de la Haie Coq Aubervilliers, 93306 France	N/A	France

	32 Avenue FOCH Bolbec, 76210 France	N/A	France

	704, rue Pierre et Marie Curie Ribecourt, BP 80229 60772 France	N/A	France

Hexion Specialty Chemicals S.A.	3 Impasse Barbet - BP 102 Deville Les Rouen, 76250 France	N/A	France

Hexion Specialty Chemicals, GmbH	Varziner Straße 49 Duisburg, North Rhine- Westphalia D-47138 Germany	N/A	Germany

	Glockenrain 2 Frielendorf, Hessen D - 34621 Germany	N/A	Germany

	Gennaer Str. 2-4 Iserlohn, North Rhine- Westphalia D-58642 Germany	N/A	Germany

Hexion Specialty Chemicals Stuttgart GmbH	Am Ostkai 21/22 Stuttgart, D-70327 Germany	N/A	Germany

Hexion Specialty Chemicals	Camino de Sangroniz, núm. 8 Sondika, Bizkaia 48150 Spain	N/A	Spain

Hexion Specialty Chemicals B.V.	Vondelingenweg 601 Pernis (Rotterdam), Zuid- Holland 3196 KK Netherlands	N/A	The Netherlands

Schedule 2(d)-6

SCHEDULE 2(e)

Place of Business of Any Grantor Not Identified on Schedules 2(a), 2(b), 2(c) or 2(d)

None.

Schedule 2(e)-1

SCHEDULE 2(f)

Real Property Owned and Leased by Each Grantor

Address	Owned / Leased	Entity
180 E. Broad Street Columbus, OH 43215	Leased	Hexion Specialty Chemicals, Inc.

15730 Park Row Houston, TX	Leased	Hexion Specialty Chemicals, Inc.

1 South 3rd Tuttle, OK 73089	Leased	Hexion Specialty Chemicals, Inc.

520 Building, Bellevue, WA	Leased	Hexion Specialty Chemicals, Inc.

Meidinger Tower Building 462 South Fourth Ave. Louisville, KY	Leased	Hexion Specialty Chemicals, Inc.

14700 Firestone Blvd. La Mirada, CA	Leased - Expires 1/31/2010	Hexion Specialty Chemicals, Inc.

155 W. “A” Street Springfield, OR	Leased	Hexion Specialty Chemicals, Inc.

2301 N. Columbia Blvd. Portland, OR 97217	Leased	Hexion Specialty Chemicals, Inc.

8450 West Bay Road Baytown, TX 77522	Leased	Hexion Specialty Chemicals, Inc.

18167 E. Petroleum Drive Highland Business Park Baton Rouge, LA 70809	Leased	Hexion Specialty Chemicals, Inc.

10 Robert Wilson Road Longview, TX	Leased	Hexion Specialty Chemicals, Inc.

2808 Hillcreek Drive, Suite A, Augusta, GA 30909	Leased	Hexion Specialty Chemicals, Inc.

180 E. Broad Street Columbus, OH 43215	Leased	Hexion Specialty Chemicals, Inc.

State Route 1178, Morganton, NC 28655	Owned	Hexion Specialty Chemicals, Inc.

1717 Ward Street , High Point, NC 27260	Owned	Hexion Specialty Chemicals, Inc.

1411 Industrial Drive, Fayetteville, NC 28301	Owned	Hexion Specialty Chemicals, Inc.

3670 Grant Creek Road, Missoula, MT 59801	Owned	Hexion Specialty Chemicals, Inc.

1201 10th Avenue, Columbus, GA 31906	Owned	Hexion Specialty Chemicals, Inc.

1507 Southern Drive, Virginia, MN 55792	Owned	Hexion Specialty Chemicals, Inc.

9288 Highway 75, Geismar, LA 70734	Owned	Hexion Specialty Chemicals, Inc.

Hwy 75, Geismar Barge Terminal, Geismar, LA 70734	Owned	Hexion Specialty Chemicals, Inc.

Schedule 2(f)-1

Address	Owned / Leased	Entity
Highway 30 & 73, Geismar, LA 70734	Owned	Hexion Specialty Chemicals, Inc.

Lock & Dam Road, State Route 135, Demopolis, AL 36732	Owned	Hexion Specialty Chemicals, Inc.

185 N. Industrial Drive, Hope, AR 71801	Owned	Hexion Specialty Chemicals, Inc.

41100 Boyce Road, Fremont, CA 94538	Owned	Hexion Specialty Chemicals, Inc.

3901 Sugar House Road, Alexandria, LA 71307	Owned	Hexion Specialty Chemicals, Inc.

630 Glendale-Milford Rd., Cincinnati, OH 45215	Owned	Hexion Specialty Chemicals, Inc.

62575 Highway 82, LaGrande, OR 97850	Owned	Hexion Specialty Chemicals, Inc.

10915 N Lombard Street, Portland, OR 97203	Owned	Hexion Specialty Chemicals, Inc.

470 South Second Street, Springfield, OR 97477	Owned	Hexion Specialty Chemicals, Inc.

7227 Hutchins Road, Mt. Jewett, PA 16740	Owned	Hexion Specialty Chemicals, Inc.

F.M. Highway 734, Brady, TX 76825	Owned	Hexion Specialty Chemicals, Inc.

100 Borden Drive, Diboll, TX 75941	Owned	Hexion Specialty Chemicals, Inc.

2522 South 24th Street, Sheboygan, WI 53081	Owned	Hexion Specialty Chemicals, Inc.

64 Farnan Road, South Glens Falls, NY 12803	Owned	Hexion Specialty Chemicals, Inc.

200 Railroad Street, Roebuck, SC 29376	Owned	Hexion Specialty Chemicals, Inc.

400 East Cottage Avenue, Carpentersville, IL 60110	Owned	Hexion Specialty Chemicals, Inc.

6906 Dixie Street, Columbus, GA 31907	Owned	Hexion Specialty Chemicals, Inc.

201 Cedar, Ennis, Texas 75119	Owned	Hexion Specialty Chemicals, Inc.

71 Barnett Road, Forest Park, GA 30297	Owned	Hexion Specialty Chemicals, Inc.

2801 Lynwood Road, Lynwood, CA 90262	Owned	Hexion Specialty Chemicals, Inc.

6200 Campground Road, Louisville, KY 40216	Owned	Hexion Specialty Chemicals, Inc.

8601 95th Street, Pleasant Prairie, WI 53158	Owned	Hexion Specialty Chemicals, Inc.

637 Waldron Road, LaVergne, TN 37086	Owned	Hexion Specialty Chemicals, Inc.

305 Park Road, W4 Industrial Park, Fort Saskatchewan AB TBL 2N9	Owned	Hexion Specialty Chemicals Canada, Inc.

Schedule 2(f)-2

Address	Owned / Leased	Entity
1550 W. 75th, Vancouver, BC V6P 3G3	Owned	Hexion Specialty Chemicals Canada, Inc.

Track AE63 855 River Rd. Prince George, BC V2L 5M5	Leased	Hexion Specialty Chemicals Canada, Inc.

Scott Road Port of Prince Rupert, BC	Leased	Hexion Specialty Chemicals Canada, Inc.

12621 & 12631, 156th Street N.W., Edmonton, AB T5V1E1	Owned	Hexion Specialty Chemicals Canada, Inc.

105 Drury Street, North Bay, ON P1A 3Z7	Owned	Hexion Specialty Chemicals Canada, Inc.

2075 Francis Hughes Avenue, Laval, Quebec H7S 1N5	Owned	Hexion Specialty Chemicals Canada, Inc.

675 Perreault Street, Saint- Romuald, Quebec G6W 7Z9	Owned	Hexion Specialty Chemicals Canada, Inc.

888 3rd Street SW, #1000 Calgary, AB T2P 5C5	Leased	Hexion Specialty Chemicals Canada, Inc.

39 Industrial Street Toronto, Ontario M4G 1Z2	Leased	Hexion Specialty Chemicals Canada, Inc.

Northwest Industrial Estate, Peterlee Co., Durham, SR8 2HR	Owned	Borden Chemical UK Limited

Cowie Stirling FK7 7BQ Scotland	Leased	Hexion Specialty Chemicals UK Limited

Chemiestraat 30 Rotterdam, Botlek 3197 Netherlands	Leased	Hexion Specialty Chemicals UK Limited

2525 South Combee Road, Lakeland, FL 33801	Owned	Hexion Specialty Chemicals, Inc.

8600 W. 71st Street Bedford Park, IL 60501	Leased	Hexion Specialty Chemicals, Inc.

15526 River Road Norco, LA 70079	Leased	Hexion Specialty Chemicals, Inc.

5900 Highway 225 Deer Park, TX 77536	Leased	Hexion Specialty Chemicals, Inc.

3333 Highway 6 South Houston, TX 77082	Leased	Hexion Specialty Chemicals, Inc.

1600 Smith Street, 24th Floor Houston, TX 77002	Leased	Hexion Specialty Chemicals, Inc.

3202 Windmill Road Cleburne, TX 76033	Leased	Hexion Specialty Chemicals, Inc.

Chemieweg 25 4782 SJ Moerdijk The Netherlands	Leased	Hexion Specialty Chemicals UK Limited

Ankerkade 81, 6222 NL Maastricht The Netherlands	Owned	Hexion Specialty Chemicals Maastricht B.V.

Am Haupttor, Bau 6101, 06237 Leuna Germany	Owned	Hexion Specialty Chemicals Leuna GmbH

Schedule 2(f)-3

Address	Owned / Leased	Entity
Chemiestraat 30 Haven 4203, 3197 KB Botlek Rotterdam The Netherlands	Leasehold	Hexion Specialty Chemicals UK Limited (Dutch Branch)

Vondelingenweg 601 3196 KK Vondelingenplaat Rotterdam The Netherlands	Leased	Hexion Specialty Chemicals B.V.

‘Port Park’ Seattleweg 17, building 4 3195 ND Pernis - Rotterdam The Netherlands	Leased	Hexion Specialty Chemicals B.V.

Vondelingenweg 601, Pernis, 3019 An, Netherlands	Leased	Hexion Specialty Chemicals B.V.

Sully Moors Road, South Glamorgan (Barry), Cf64 5yu, United Kingdom	Leased	Hexion Specialty Chemicals UK Limited

8600 West 71st St, Argo Bedford Park, IL 60501	Owned	Hexion Specialty Chemicals, Inc.

9288 Highway 75, Geismar, LA 70734,	Owned	Hexion Specialty Chemicals, Inc.

Brühler Str. 60 Wesseling D 50389 Germany	Leased (production facility and warehouse)	Hexion Specialty Chemicals Wesseling GmbH

Cheshire Innovation Park Stanlow Ellesmere Port, South Wirral CH1 3SH United Kingdom	Leased	Hexion Specialty Chemicals Stanlow Ltd.

Leased land pursuant to Commercial Lease dated September 7, 2000, between the Horowitz Family Trust, by Ralph Horowitz as trustee, and McWhorter Technologies, Inc. for any lawful purpose in 1.35 acres property of Horowitz Family Trust as described in the recorder’s office of the County of Los Angeles, State of California, as assessor’s parcels 4 and 10 in Map Book 146	Leased

Warehouse storage lease contract with West Brothers Transfer and Storage dated February 28, 1967, in Raleigh, North Carolina	Leased

Schedule 2(f)-4

Address	Owned / Leased	Entity
Warehouse lease agreement for inventory storage in Kenosha, WI, dated December 6, 1996	Leased	RSM Europe B.V.

31st Floor, 3101 Maxdo Centre, 8 Xing Yi Rd. Shanghai, China 200336	Leased	Borden Chemical International, Inc.

8 Millbrook Close Chandlers Ford Industrial Estate, Eastleigh, Hampshire SO53 4BZ UK	Leased	Combined Composite Technologies Limited

Varziner Straße 49 Emmerricher Stasse 45, Meiderich, 47138 Duisburg, Germany	Owned (some leased)	Hexion Specialty Chemicals GmbH

Gennaer Straße 2-4 Stenglingser Weg, Letmathe, Iserlohn, Germany	Owned	Hexion Specialty Chemicals GmbH

Glockenrain 2, 34621 Frielendorf Germany	Owned	Hexion Specialty Chemicals GmbH

Am Ostkai 21 Stuttgart, D-70327 Germany	Leased (warehouse) until 31st of March 2010	Hexion Specialty Chemicals Stuttgart GmbH

Am Ostkai 22c Stuttgart, D-70327 Germany	Leased (office/production hall) until 31st of December 2010	Hexion Specialty Chemicals Stuttgart GmbH

Fritz-Müller-Straße 116 D-73730 Esslingen Germany	Leased	Hexion Specialty Chemicals Stuttgart GmbH

Am Haupttor, Bau 7545 06237 Leuna Germany		Hexion Specialty Chemicals Forest Products GmbH

Syer House, Stafford Court, Stafford Park 1, Telford, Shropshire, UK	Leased	Bakelite Polymers UK Limited

Poligono Industrial “Valle Del Cinca” Apartado 18 Barbastro Huesca 22300	Owned	Hexion Specialty Chemicals Barbastro S.A.

Ante Pardo 7 - Pol Industrial Lantaron c.p :1213 Lantaron, Alava E-01213	Owned	Hexion Specialty Chemicals Iberica, S.A.

Schedule 2(f)-5

SCHEDULE 2(g)

Persons Other Than a Grantor That Have Possession of Any Collateral of Such Grantor

Grantor	Mailing Address	County	State/ Province/ Country
Hexion LLC	None.

Hexion Specialty Chemicals, Inc.	Southern Precision 400 Powell Avenue Birmingham, AL 35222	Jefferson	Alabama

	Van Waters & Rogers 590 East 100th Anchorage, AK 99515	Anchorage Borough	Alaska

	Procel Corporation 10300 Arch Street Little Rock, AR 72206	Pulaski	Arkansas

	HP Data Center 5555 Windward Pkwy Alpharetta, GA 30004	Fulton	Georgia

	Superior Solvents 400 West Regent Indianapolis, IN 46225	Marion	Indiana

	Superior Solvent 4211 Bramers Land Louisville, KY 40216	Jefferson	Kentucky

	Hercules 111 Grattan Street Chicopee, MA 01013	Hampden	Massachusetts

	Seaco 815D Virginia St. SW Lenoir, NC 28645	Caldwell	North Carolina

	McCorkle Trucking 2132 SE 18 th St Oklahoma City, OK 73179	Oklahoma	Oklahoma

	Tuttle Grain Supply 1 South 3 rd Tuttle, OK 73089	Grady	Oklahoma

	4601 S. MacArthur Oklahoma City, OK 73179	Oklahaoma	Oklahoma

	Hercules 3366 NW Yeon Street Portland, OR 97210	Multnomah	Oregon

	Fentak 2301 N. Columbia Blvd. Section 1 Portland, OR 97217	Multnomah	Oregon

Schedule 2(g)-1

Grantor	Mailing Address	County	State/ Province/ Country
	Frinz Industries 500 Sam Houston Road Mesquite, TX 75149	Dallas	Texas

	Agri-Empresa 6001 W. Industrial Midland, TX 79706	Midland	Texas

	Superior Packaging 7707 Wallisville Road Houston, TX 77020	Harris	Texas

	Border Pacific Railroad 901 East 4th Street Rio Grande City, TX 78582	Starr	Texas

	Badger Mining 100 E. Houston Street George West, TX 78022	Live Oak	Texas

	Delta Petroleum 15021 Sheldon Rd Crosby, TX 77532	Harris	Texas

	Dixie Chemical 10601 Bay Area Blvd Pasadena, TX 77507	Harris	Texas

	Commodities Plus 2702 1/2 NW. Lower River Road Vancouver, WA 98660	Clark	Washington

	Rock Transfer & Storage 7474 Rockway Ct. Milwaukee, WI 53224	Milwaukee	Wisconsin

	BTI Rail Siding 32239 Bonneville Shoshoni, WY 82649	Fremont	Wyoming

	Southwestern Wool 1145 Elk Street P.O. Box 1173 Rock Springs, WY 82901	Sweetwater	Wyoming

	Valspar Sourcing, Inc. 90 Carson Road BIRMINGHAM, AL 35215 (consignment)	Shelby	Alabama

	Valspar Sourcing, Inc. 701 S Shiloh Road GARLAND, TX 75042 (consignment)	Dallas	Texas

	Valspar Sourcing, Inc. 372 Cleveland Street ROCHESTER, PA 15074 (consignment)	Beaver	Pennsylvania

Schedule 2(g)-2

Grantor	Mailing Address	County	State/ Province/ Country
	Valspar Sourcing, Inc. 2841 South Ashland Avenue CHICAGO, IL 60608 (consignment)	Cook	Illinois

	Valspar Sourcing, Inc. 95 Quaker Oats Drive JACKSON, TN 38301 (consignment)	Madison	Tennessee

	Valspar Sourcing, Inc. 1117 Erie NORTH KANSAS CITY, MO 64116	Clay	Missouri

	Valspar Sourcing, Inc. 10300 Claude Freeman Drive CHARLOTTE, NC 28262 (consignment)	Mecklenburg	North Carolina

	Hubbell Power Systems, Inc. 300 N Howard Burton CENTRALIA, MO 65240 (consignment)	Boone	Missouri

	PPG Industries, Inc. Washburn Switch Road SHELBY, NC 28150 (consignment)	Cleveland	North Carolina

	PPG Industries, Inc. 1377 Oakleigh Drive EAST POINT, GA 30344 (consignment)	Fulton	Georgia

	PPG Industries, Inc. 760 Pittsburgh Drive DELAWARE, OH 43015 (consignment)	Delaware	Ohio

	PPG Industries, Inc. 961 Division ADRIAN, MI 49221 (consignment)	Lenawee	MI

	PPG Industries, Inc. 10800 S 13th Street OAK CREEK, WI 53154 (consignment)	Milwaukee	Wisconsin

	PPG Industries, Inc. Route 23 S CIRCLEVILLE, OH 43113 (consignment)	Pickaway	Ohio

	Precision Fabrics Group 323 Virginia Ave. Vinton, VA 24179 (consignment)	Roanoke	Virginia

Schedule 2(g)-3

Grantor	Mailing Address	County	State/ Province/ Country
	Braden Sutphin Ink Co. 3650 93rd Street Cleveland, OH 44105 (consignment)	Cuyahoga	Ohio

	Valspar Canada Ltd. 645 Coronation Drive Westhill, ON M1E 2K4 (consignment)	N/A	Ontario

	Red Devil, Inc. 4175 Webb St. Pryor, OK 74361 (consignment)	Mayes	Oklahoma

	Akzo Nobel Paints LLC Cleveland, OH 44101 (consignment)	Cuyahoga	Ohio

	Kustom Blending 3 Carbon Way Richwood, KY 41094 (consignment)	Boone	Kentucky

	Industrial Polymers 508 Boston Turnpike Shrewsbury, MA 01545 (consignment)	Worcester	Massachusetts

	Burlington Industries, Inc. Old US #1 Cordova, NC 28330 (consignment)	Richmond	North Carolina

	Becker Industrial Coatings Brobyvaegen 2 Arlandastad, 195 60 Sweden (consignment)	N/A	Sweden

	PPG Coatings B.V. (consignment) Papesteeg 95/102 NL-4006 MG TIEL	N/A	The Netherlands

	Nexa Autocolor PPG Industries (UK) Ltd E-Site Bulk Storetries UK Ltd (consignment) Needham Road IP14 2AD STOWMARKET, SUFFOLK/GB	N/A	UK

	The Valspar Uk Corporation Ltd Deeside Packaging Coatings Group (consignment) Parkway, Deeside Indst Park CH5 2NN DEESIDE, FLINTSHIRE / GB	N/A	UK

Schedule 2(g)-4

Grantor	Mailing Address	County	State/ Province/ Country
	PPG INDUSTRIE FRANCE SA USINE DE SAULTAIN (consignment) ROUTE D’ESTREUX 59990 SAULTAIN / FR	N/A	France

	The Valspar (France) Corporation SA Packaging Coatings Group (consignment) 25 Blvd Du Marechal Juin 44100 NANTES CEDEX / FR	N/A	France

	PPG Industries Italia SRL (consignment) SS 87 Km 14+460 80023 CAIVANO NA / IT	N/A	Italy

	PPG Industries Italia SRL (consignment) Via Serra 1 15028 QUATTORDIO AL / IT	N/A	Italy

	PPG Iberica S.A. (consignment) Riu Vinalopo-Zona Industrial 3 46930 QUART DE POBLET –VALENCIA/ ES	N/A	Spain

	DuPont Powder Coatings AB (consignment) Varvsgatan 23 593 25 VAESTERVIK / SE	N/A	Sweden

	International Faerg AB (consignment) Holmedalen 3 424 22 ANGERED / SE	N/A	Sweden

	AKZO NOBEL PACKAGING COATINGS GMBH DUESSELDORFER STRASSE 96-100 HILDEN (consignment)	N/A	Germany

	ATUSA EMPRESARIAL, S.L. POL.IND. AGURAIN S/N SALVATIERRA (consignment)	N/A	Spain

Schedule 2(g)-5

Grantor	Mailing Address	County	State/ Province/ Country
	BOZZETTO GMBH VARZINER STR. 49 DUISBURG (consignment)	N/A	Germany

	BÜRKERT WERKE GMBH & CO. KG CHRISTIAN-BÜRKERT-STR. 13-17 INGELFINGEN (consignment)	N/A	Germany

	BÜRKERT WERKE GMBH & CO. KG LANDAUER STR. 24 GERABRONN (consignment)	N/A	Germany

	DOW CHEMICAL COMPANY LIMITED SEAL SANDS ROAD MIDDLESBROUGH (consignment)	N/A	UK

	EBBECKE VERFAHRENSTECHNIK WINDECKER STR. 2 SCHÖNECK (consignment)	N/A	Germany

	FOSECO ESPANOLA, S.A. IGORREKO INDUSTRIALDEA IGORRE (consignment)	N/A	Spain

	FOSECO ESPANOLA, S.A. BARRIO ELIZALDE, 5 IZURZA (BIZKAIA) (consignment)	N/A	Spain

	GE POWER CONTROLS PG CLOT DEL TUFAU ST. VICENC DE CASTELLET (consignment)	N/A	Spain

	HENKEL AG & CO. KGAA HENKELSTRASSE 67 DÜSSELDORF HOLTHAUSEN (consignment)	N/A	Germany

	HONEYWELL FRICCION ESPAÑA S.L. SECTOR B CALLE B - ZONA FRANCA 14 BARCELONA (consignment)	N/A	Spain

Schedule 2(g)-6

Grantor	Mailing Address	County	State/ Province/ Country
	HONEYWELL BREMSBELAG GMBH GLINDER WEG 1 GLINDE BEI HAMBURG (consignment)	N/A	Germany

	HONEYWELL MATERIAUX DE FRICTION ZONE INDUSTRIELLE EST CONDE S/NOIREAU (consignment)	N/A	France

	HUNTSMAN HOLLAND BV MERSEYWEG 10 BOTLEK (consignment)	N/A	Netherlands

	LACKWERKE PETERS GMBH + CO. KG HOOGHE WEG 13 KEMPEN (consignment)	N/A	Germany

	PPG Industries Europe SARL LSU SCHAEBERLE LOGISTIK & SPED GMBH MOTORSTRASSE 9 STUTTGART-WEILIMDORF (consignment)	N/A	Germany

	NORBORD LIMITED, STATION ROAD COWIE (consignment)	N/A	UK

	NORBORD LIMITED, HILL VILLAGE SOUTH MOLTON SOUTH MOLTON (consignment)	N/A	UK

	NORBORD NV EIKELAARSTRAAT 33 GENK (consignment)	N/A	Belgium

	PPG INDUSTRIES EUROPE SARL CTRA. GRACIA MANRESA KM19.2 RUBI (consignment)	N/A	Spain

Schedule 2(g)-7

Grantor	Mailing Address	County	State/ Province/ Country
	RHODIUS SCHLEIFWERKZEUGE BROHLTALSTR. 2 BURGBROHL (consignment)	N/A	Germany

	SACHSENRÖDER GMBH & CO.KG FRIEDRICH-ENGELS-ALLEE 143 WUPPERTAL (consignment)	N/A	Germany

	SONAE (UK) LIMITED MOSS LANE LIVERPOOL (consignment)	N/A	UK

	THE CARBO GROUP GMBH KAPPELER STR. 105 DÜSSELDORF (consignment)	N/A	Germany

	ZDB GROUP a.s. Bezrucova 300 Bohumín (consignment)	N/A	Czech Republic

	DSB EURO s.r.o. GELLHORNOVA 18 BLANSKO (consignment)	N/A	Czech Republic

Hexion Specialty Chemicals, Inc.	Kinder Morgan- Carteret 78 Lafayette Street Carteret, NJ	N/A	New Jersey

	Vopak - Deer Park 2759 Battleground Road Deer Park, TX	N/A	Texas

	Stolthaven 15635 Jacinto Port Boulevard Houston, TX	N/A	Texas

	Truck Rail Handling 45051 Industrial Drive Fremont, CA	N/A	California

	Ventura Lesbro - Wilmington, C 1302 E Lomita Boulevard Wilmington, CA	N/A	California

	Vopak - Galena Park 1500 Clinton Drive Galena Park, TX	N/A	Texas

Schedule 2(g)-8

Grantor	Mailing Address	County	State/ Province/ Country
	Exel Logistics 8605 City Park Loop Houston, TX 77013	N/A	Texas

	Exel Logistics 11935 Highway 225 La Porte, TX 77571	N/A	Texas

	Gateway Warehouse 1000 State Street Calumet City, IL 60409	N/A	Illinois

	Gateway Warehouse 1334 Field Street Hammond, TX 46320	N/A	Texas

	Weber Truck and Warehouse 13530 Rosecrans Avenue Santa Fe Springs, CA 90670	N/A	California

	Kemira Chemicals 6601 Canal Street Columbus, GA 31907	N/A	Georgia

	Fine Grindings Corporation 241 East Elm St. Conshohocken, PA 19428	N/A	Pennsylvania

	Hickson Danchem Corp. 1975 Richmond Blvd Danville, VA 24543	N/A	Virginia

	Chusel (USA) Quest 2500 Bay Area Blvd Pasadena, TX 77507	N/A	Texas

	Environmental Technology Inc. South Bay Depot Road Fields Landing, CA 95537	N/A	California

Hexion Specialty Chemicals B.V.	Caldic BV Schansdijk 12 Zevenbergen 3197XX	N/A	Netherlands

	Den HartoghHartogh Moerdijk CV Middenweg 30 Moerdijk 47824782 PM	N/A	Netherlands

	Vopak Terminal TTR Torontostraat 19 Rotterdam 3197 XX	N/A	Netherlands

Schedule 2(g)-9

Grantor	Mailing Address	County	State/ Province/ Country
	Danzas - Moerdijk 6 Middenweg Port M397 Moerdijk 4782 PM	N/A	Netherlands

	Tank Masters Moerdijk Middenweg 28 Moerdijk 4780PM	N/A	Netherlands

	De Rijke Botlek Nieuwesluisweg 214-222 Botlek RT 3197KV	N/A	Netherlands

	Katoennatie Ketenislaan 1 Quay 1548 Kallo B-9130	N/A	Belgium

Hexion Specialty Chemicals Canada, Inc.	763042 Alberta Limited d/b/a Sand Source Services 8025 Edgar Industrial Place Red Deer, Alberta T4P 3R3 Canada	N/A	Alberta

	Sand Source 12926 97th St. Grand Prairie, AB T8V 6W3	N/A	Alberta

	Sand Source Land Location SE 16-54-14 W5 Peers, AB	N/A	Alberta

	Scott Road Port of Prince Rupert, BC	N/A	British Columbia

	CNR Yard Track AE63 855 River Rd. Prince George, BC V2L 5M5	N/A	British Columbia

Borden Chemical UK Limited	None.

Hexion Specialty Chemicals UK Limited	None.

Borden International Holdings Limited	None.

Borden Chemical Foundry, LLC	None.

Borden Chemical Investments, Inc.	None.

Hexion U.S. Finance Corp.	None.

Hexion Nova Scotia Finance, ULC	None.

HSC Capital Corporation	None.

Each RPP Foreign Subsidiary	None.

Lawter International Inc.	None.

Borden Chemical International, Inc.	None.

Schedule 2(g)-10

Grantor	Mailing Address	County	State/ Province/ Country

Oilfield Technology Group, Inc.	None.

Combined Composite Technologies Limited	None.

RSM Europe B.V.	None.

Resolution Specialty Materials Rotterdam B.V.	None.

Hexion Specialty Chemicals GmbH	None.

Hexion Specialty Chemicals Stuttgart GmbH	None.

Hexion Specialty Chemicals Clayton Ltd.	None.

Hexion Specialty Chemicals Leuna GmbH	None.

Hexion Specialty Chemicals Finance B.V.	None.

Hexion Specialty Chemicals Forest Products GmbH	None.

New Nimbus GmbH & Co. KG	None.

Hexion Specialty Chemicals Barbastro S.A.	None.

Hexion Specialty Chemicals Iberica, S.A	FOSECO ESPANOLA, S.A. BARRIO ELIZALDE 5 48123 IZURZA	N/A	Spain

Schedule 2(g)-11

SCHEDULE 3

Unusual Transactions

None.

Schedule 3-1

SCHEDULE 7

Stock Ownership and Other Equity Interests

Subsidiary	Jurisdiction of Organization	Owner(s)	Ownership Percentage
Borden Chemical Investments, Inc.	DE	Hexion Specialty Chemicals, Inc.	100%

Borden Chemical Foundry, LLC	DE	Hexion Specialty Chemicals, Inc.	100%

HA-International, LLC	DE	Borden Chemical Foundry, LLC	50%

Borden Chemical International, Inc.	DE	Hexion Specialty Chemicals, Inc.	100%

Hexion U.S. Finance Corp. (f/k/a Borden U.S. Finance Corp.)	DE	Hexion Specialty Chemicals, Inc.	100%

Hexion Nova Scotia Finance, ULC (f/k/a Borden Nova Scotia Finance, ULC)	Nova Scotia	Hexion Specialty Chemicals, Inc.	100%

Hexion Specialty Chemicals S.A. (f/k/a Borden Chimie S.A.)	France	Hexion Specialty Chemicals, Inc. and nominal Hexion shareholders	Hexion Specialty Chemicals, Inc. (98%) and nominal Hexion shareholders (2%)

Oilfield Technology Group, Inc.	DE	Hexion Specialty Chemicals, Inc.	100%

Hexion Specialty Chemicals Canada, Inc. (f/k/a Borden Chemical Canada, Inc.)	Canada	Hexion Specialty Chemicals, Inc.	100%

Hexion Specialty Chemicals Samutsakorn Ltd.	Thailand	Hexion Specialty Chemicals, Inc. and nominal Hexion shareholders	Hexion Specialty Chemicals, Inc. (99.9%) and nominal Hexion shareholders (0.1%)

Hexion Quimica S.A.	Panama	Hexion Specialty Chemicals, Inc.	100%

Borden Chemical Holdings (Panama) S.A.	Panama	Hexion Specialty Chemicals Canada, Inc.	100% (Class A and Class B)

Borden Luxemburg S.a.r.l	Luxemburg	Hexion Specialty Chemicals Canada, Inc.	100%

Hattrick (Barbados) Finco SRL	Barbados	Hexion Specialty Chemicals Canada, Inc.	100%

Schedule 7-1

Subsidiary	Jurisdiction of Organization	Owner(s)	Ownership Percentage
Quimica Borden Argentina S.A.	Argentina	Borden Chemical Holdings (Panama) S.A. and Hexion Specialty Chemicals, Inc	Borden Chemical Holdings (Panama) S.A. (95%) and Hexion Specialty Chemicals, Inc (5%)

Bexley Finance, S.A.	Panama	Borden Chemical Holdings (Panama) S.A.	100% (Class B)

Hexion Specialty Chemicals Uruguay S.A. (f/k/a Olonzac S.A.)	Uruguay	Borden Chemical Holdings (Panama) S.A.	100%

Hexion Quimica Industria E Commercio Ltda. (f/k/a Borden Quimica Industria E Comercio Ltda.)	Brazil	Borden Chemical Holdings (Panama) S.A. and Borden Chemical Resines, Panama, S.R.L.	Borden Chemical Holdings (Panama) S.A. (99.999%) and Borden Chemical Resines, Panama, S.R.L (0.001%)

Hexion Quimica Uruguay S/A	Uruguay	Hexion Quimica Industria E Commercio Ltda.	100%

Borden Chemical Resinas, Panama, S.R.L.	Panama	Borden Chemical Holdings (Panama) S.A.	100%

Hexion Specialty Chemicals Sdn. Bhd. (f/k/a Borden Chemical (M) Sdn. Bhd.)	Malaysia	Borden Chemical Holdings (Panama) S.A. and Hexion Specialty Chemicals, Inc.	Borden Chemical Holdings (Panama) S.A. (66%) and Hexion Specialty Chemicals, Inc (34%)

Hexion Specialty Chemicals Pty. Ltd. (f/k/a Borden Chemical (Australia) Pty. Ltd.)	Australia	Hexion Specialty Chemicals Canada, Inc.	100%

J E Ridnell Pty. Ltd.	Australia	Hexion Specialty Chemicals Pty. Ltd.	100%

Hexion Specialty Chemicals Somersby Pty. Ltd. (f/k/a Fentak Pty Limited)	Australia	Hexion Specialty Chemicals Canada, Inc. and J E Ridnell Pty. Ltd.	50% by Hexion Specialty Chemicals Canada, Inc.; 50% by J E Ridnell Pty. Ltd.

Hexion Specialty Chemicals SG. Petani Sdn. Bhd. (f/k/a Fentak (Malaysia) Sdn. Bhd.)	Malaysia	Hexion Specialty Chemicals Somersby Pty. Ltd.	100%

Borden International Holdings Limited	UK	Hexion Specialty Chemicals Canada, Inc.	100%

Schedule 7-2

Subsidiary	Jurisdiction of Organization	Owner(s)	Ownership Percentage
Hexion Specialty Chemicals UK Limited (f/k/a Borden Chemical GB Limited)	UK	Hexion Specialty Chemicals Canada, Inc. and Borden International Holdings Limited	Hexion Specialty Chemicals Canada, Inc. (49%) and Borden International Holdings Limited (51%)

Borden Chemical UK Limited	UK	Borden International Holdings Limited	100%

Combined Composite Technologies Limited	UK	Borden Chemical UK Limited	100%

Borden Chemical Finance Limited	UK	Borden Chemical UK Limited	100%

North America Sugar Industries Incorporated	New Jersey	Hexion Specialty Chemicals, Inc.	100%

The Cuban American Mercantile Corporation	New Jersey	North America Sugar Industries Incorporated	100%

The West India Company	New Jersey	North America Sugar Industries Incorporated	100%

Vanguard Plastics Limited	UK	Borden Chemical UK Limited	100%

Resinite Limited	UK	Vanguard Plastics Limited	100%

Aegir Limited	UK	Resinite Limited	100%

Fullcliff P.I.P.E.S. Limited	UK	Aegir Limited	100%

Riley’s Commodities Limited	UK	Aegir Limited	100%

Riley’s Supplies Limited	UK	Aegir Limited	100%

Riley Vehicle Services Limited	UK	Aegir Limited	100%

RPC Foods Limited	UK	Aegir Limited	100%

GRQ Developments Ltd.	UK	Aegir Limited	100%

Cherrydene Limited	UK	Aegir Limited	100%

National Borden Chemical Germany GmbH	Germany	Hexion Specialty Chemicals Canada, Inc.	100%

Hexion Specialty Chemicals Pardubice s.r.o. (f/k/a Bakelite s.r.o.)	Czech Republic	National Borden Chemical Germany GmbH and Hexion Specialty Chemicals GmbH	100%

Hexion Specialty Chemicals GmbH (f/k/a Bakelite AG)	Germany	National Borden Chemical Germany GmbH	100%

Bakelite Polymers UK Ltd.	UK	Hexion Specialty Chemicals GmbH	100%

Schedule 7-3

Subsidiary	Jurisdiction of Organization	Owner(s)	Ownership Percentage
Hexion Specialty Chemicals Italia S.p.A. (f/k/a Bakelite Italia S.p.A.)	Italy	Hexion Specialty Chemicals GmbH	100%

Hexion Specialty Chemicals Stuttgart GmbH (f/k/aMGS Kunstharzprodukte GmbH)	Germany	Hexion Specialty Chemicals GmbH	100%

Hexion Specialty Chemicals Oy (f/k/a Bakelite Oy)	Finland	Hexion Specialty Chemicals GmbH	100%

Hexion Specialty Chemicals Iberica, S.A. (f/k/a Bakelite Iberica, S.A.)	Spain	Hexion Specialty Chemicals GmbH	100%

Hexion Specialty Chemicals Korea Company Limited (f/k/a Bakelite Korea Co., Ltd.)	Korea	Hexion Specialty Chemicals GmbH	100%

InfraTec Duisburg GmbH	Germany	Hexion Specialty Chemicals GmbH	70%

Hexion Specialty Chemicals Holdings (China) Limited (f/k/a Borden Chemical Holdings (China) Ltd.)	Hong Kong	Hexion Specialty Chemicals, Inc. and nominee shareholder	100%

Hexion Specialty Chemicals Management (Shanghai) Co., Ltd. f/k/a Borden Industrial Resins Trading (Shanghai) Co., Ltd.	China	Hexion Specialty Chemicals Holdings (China) Limited	100%

Hexion Specialty Chemicals (Caojing) Limited f/k/a Borden Chemical Holdings (Caojing) Limited	Hong Kong	Hexion Specialty Chemicals Holdings (China) Limited and nominee shareholder	100%

Hexion Specialty UV Coatings (Shanghai) Limited f/k/a Borden UV Coating Holdings (Shanghai) Limited	Hong Kong	Hexion Specialty Chemicals Holdings (China) Limited and nominee shareholder	100%

Hexion Specialty Chemicals (Heyuan) Limited f/k/a Borden Chemical Holdings (Heyuan) Limited	Hong Kong	Hexion Specialty Chemicals Holdings (China) Limited and nominee shareholder	100%

HSC Capital Corporation (f/k/a RPP Capital Corporation)	DE	Hexion Specialty Chemicals, Inc.	100%

Hexion Specialty Chemicals Holding B.V. f/k/a Resolution Holdings B.V.	The Netherlands	Hexion Specialty Chemicals, Inc.	100%

Schedule 7-4

Subsidiary	Jurisdiction of Organization	Owner(s)	Ownership Percentage
Hexion Specialty Chemicals Research Belgium S.A. (f/k/a Resolution Research Belgium S.A.)	Belgium	Resolution Holdings B.V. and Resolution Research Nederland B.V.	Resolution Holdings B.V. (95%) and Resolution Research Nederland B.V. (5%)

Resolution Research Nederland B.V.	The Netherlands	Hexion Specialty Chemicals Holding B.V. f/k/a Resolution Holdings B.V.	100%

Hexion Specialty Chemicals Barbastro S.A. (f/k/a Resolution Iberica Performance Products S.A.)	Spain	Hexion Specialty Chemicals Holding B.V. f/k/a Resolution Holdings B.V.	100%

Hexion Specialty Chemicals Singapore Pte. Ltd. (f/k/a Resolution Marketing Pte. Ltd.7)	Singapore	Hexion Specialty Chemicals Holding B.V. f/k/a Resolution Holdings B.V.	100%

Hexion Specialty Chemicals Wesseling GmbH (f/k/a Resolution Deutschland GmbH)	Germany	Hexion Specialty Chemicals Holding B.V. f/k/a Resolution Holdings B.V. and New Nimbus GmbH & Co. KG	Hexion Specialty Chemicals Holding B.V. f/k/a Resolution Holdings B.V. (94.8%) and New Nimbus GmbH & Co. KG (5.2%)

Hexion Specialty Chemicals B.V. (f/k/a Resolution Europe B.V.)	The Netherlands	Hexion Specialty Chemicals Holding B.V. f/k/a Resolution Holdings B.V.	100%

Hexion Specialty Chemicals Stanlow Limited (f/k/a Resolution (UK) Performance Products Limited)	UK	Hexion Specialty Chemicals Holding B.V. f/k/a Resolution Holdings B.V.	100%

Lawter International Inc.	DE	Hexion Specialty Chemicals, Inc.	100%

Jiangsu Funing Hexion Specialty Chemicals Co., Ltd. f/k/a Jiangsu Funing Lawter Chemical Co., Ltd.	China	Lawter International Inc.	90%

Hexion CI Holding Company (China) LLC	Delaware	Lawter International Inc.	100%

[7]	Formerly known as Resolution Performance Products Pte. Ltd.

Schedule 7-5

Subsidiary	Jurisdiction of Organization	Owner(s)	Ownership Percentage
Tianjin Hexion Specialty Chemicals Co., Ltd. (f/k/a Lawter (Tianjin) Chemical Co., Ltd.)	China	Hexion CI Holding Company (China) LLC	100%

Fujian Nanping Hexion Specialty Chemicals Co., Ltd. f/k/a Fujian Nanping International Co., Ltd. (f/k/a Fujian Nanping Lawter International Co., Ltd.)	China	Hexion CI Holding Company (China) LLC and Tianjin Hexion Specialty Chemicals Co., Ltd.	Hexion CI Holding Company (China) LLC (49%) and Tianjin Hexion Specialty Chemicals Co., Ltd. (51%)

RSM Europe B.V.	The Netherlands	Hexion Specialty Chemicals B.V.	100%

Resolution Specialty Materials Rotterdam B.V.	The Netherlands	RSM Europe B.V.	100%

Hexion Specialty Chemicals, a.s. (f/k/a RSM Chemacryl a.s.)	Czech Republic	Resolution Specialty Materials Rotterdam B.V.	100%

Hexion Specialty Chemicals, S.r.l. (f/k/a Resolution Specialty Materials Italy S.r.l.)	Italy	RSM Europe B.V.	100%

Resolution Specialty Materials Mexico S.de R.L.de C.V.[8]	Mexico	RSM Europe B.V.	100%

Hexion Specialty Chemicals BVBA (f/k/a Lawter International BVBA)	Belgium	RSM Europe B.V. and Resolution Specialty Materials Rotterdam B.V.	RSM Europe B.V. (99.9%) and Resolution Specialty Materials Rotterdam B.V. (0.1%)

Resolution Specialty Materials Sweden Holdings AB	Sweden	RSM Europe B.V.	100%

Hexion Specialty Chemicals Sweden AB (f/k/a Resolution Specialty Materials Sweden AB)	Sweden	Resolution Specialty Materials Sweden Holdings AB	100%

Hexion Specialty Chemicals Asua SL	Spain	RSM Europe B.V.	100%

Hexion Specialty Chemicals Clayton Ltd.	UK	RSM Europe B.V.	100%

[8]	Resolution Specialty Materials Mexico S.de R.L.de C.V. is being dissolved.

Schedule 7-6

Subsidiary	Jurisdiction of Organization	Owner(s)	Ownership Percentage
Hexion Specialty Chemicals France SAS	France	RSM Europe B.V.	100%

Hexion Specialty Chemicals Leuna GmbH	Germany	RSM Europe B.V. and New Nimbus GmbH & Co. KG	RSM Europe B.V. (94.8%) and New Nimbus GmbH & Co. KG (5.2%)

Hexion Specialty Chemicals Rotterdam Ink B.V. (f/k/a Akzo Nobel Information Services International B.V.)	The Netherlands	RSM Europe B.V.	100%

Hexion Specialty Chemicals Maastricht B.V.	The Netherlands	RSM Europe B.V.	100%

Hexion Specialty Chemicals Bangkok Ltd.	Thailand	Hexion Specialty Chemicals Inc. and nominal Hexion shareholders	Hexion Specialty Chemicals Inc. (99.9%) and nominal Hexion shareholders (0.1%)

Hexion Quimica Argentina SA (f/k/a Divco SA)	Argentina	Borden Chemical Holdings (Panama) S.A.	Borden Chemical Holdings Panama S.A. (95%) and Hexion Specialty Chemicals, Inc. (5%)

Hexion Specialty Chemicals (N.Z.) Limited	New Zealand	Hexion Specialty Chemicals Pty Ltd.	100%

Hexion Specialty Chemicals Lda.	Portugal	RSM Europe B.V.	RSM Europe B.V. (60%) and Hexion Specialty Chemicals BVBA (40%)

International Pine Products SA (IPP)	Argentina	Hexion Quimica Argentina S.A.	Hexion Quimica Argentina S.A. (95%) and Hexion Specialty Chemicals, Inc. (5%)

Hexion Specialty Chemicals Netherlands I B.V. [9]	Netherlands	Hexion Specialty Chemicals Holding B.V.	100%

Hexion Specialty Chemicals Netherlands II B.V. [10]	Netherlands	Hexion Specialty Chemicals B.V.	100%

[9]	Entities were formed in connection with the Huntsman transaction and currently hold zero assets.

[10]	Entities were formed in connection with the Huntsman transaction and currently hold zero assets.

Schedule 7-7

Subsidiary	Jurisdiction of Organization	Owner(s)	Ownership Percentage
Hexion Specialty Chemicals Netherlands III B.V. [11]	Netherlands	Hexion Specialty Chemicals B.V.	100%

Hexion Specialty Chemicals Netherlands IV B.V. [12]	Netherlands	Hexion Specialty Chemicals B.V.	100%

Hexion Specialty Chemicals Netherlands V B.V. [13]	Netherlands	Hexion Specialty Chemicals Netherlands II B.V.	100%

Asia Dekor Borden (Hong Kong) Chemical Company Limited	Hong Kong	Hexion Specialty Chemicals (Heyuan) Limited	50%

Asia Dekor Borden Chemical (Heyuan) Company Limited	China	Asia Dekor Borden (Hong Kong) Chemical Company Limited	100%

Danlinvest Holdings Ltda.	Brazil	Hexion Quimica Industria e Comercio Ltda.	100%

Fengkai Hexion Specialty Chemicals Co., Ltd.	China	Hexion Fengkai Holdings Limited	70%

Hexion 2 Nova Scotia Finance, ULC	Canada – Nova Scotia	Hexion Specialty Chemicals, Inc.	100%

Hexion 2 U.S. Finance Corp.	Delaware	Hexion Specialty Chemicals, Inc.	100%

Hexion Adhesives Holdings Limited	Hong Kong	Hexion Specialty Chemicals, Inc.	100%

Hexion Funing Holdings Limited	Hong Kong	Lawter International Inc.	100%

Hexion Chengdu Holdings Limited	Hong Kong	Hexion Specialty Chemicals, Inc.	100%

Hexion IAR Holdings (HK) Limited	Hong Kong	Hexion CI Holding Company (China) LLC	100%

Hexion Nanping Holdings Limited	Hong Kong	Hexion CI Holding Company (China) LLC	100%

Hexion Shchekinoazot Holding B.V.	The Netherlands	Hexion Specialty Chemicals Holding B.V.	50%

Hexion Shchekinoazot LLC	Russia	Hexion Shchekinoazot Holding B.V.	100%

[11]	Entities were formed in connection with the Huntsman transaction and currently hold zero assets.

[12]	Entities were formed in connection with the Huntsman transaction and currently hold zero assets.

[13]	Entities were formed in connection with the Huntsman transaction and currently hold zero assets.

Schedule 7-8

Subsidiary	Jurisdiction of Organization	Owner(s)	Ownership Percentage
Hexion Specialty Chemicals (Taiwan) Inc.	Taiwan	Hexion Specialty Chemicals, Inc.	100%

Hexion Specialty Chemicals Finance B.V.	The Netherlands	Hexion Specialty Chemicals B.V.	100%

Hexion Specialty Chemicals Forest Products GmbH	Germany	National Borden Chemical Germany GMBH – 94.8% New Nimbus GmbH & Co Kg 5.2%	100%

Hexion Specialty Chemicals Holding Germany GmbH	Germany	Hexion Specialty Chemicals, Inc.	100%

Hexion Specialty Chemicals Luxembourg s.a.r.l	Luxembourg	Hexion Specialty Chemicals, Inc.	100%

New Nimbus GmbH & Co Kg	Germany	National Borden Chemical Germany GMBH – 25% Hexion Specialty Chemicals Holding Germany GmbH-25% Hexion Specialty Chemicals Holding B.V.-25% RSM Europe B.V.-25%	100%

Hexion Finance Escrow LLC f/k/a New Nimbus LLC	Delaware	Hexion Specialty Chemicals, Inc.	100%

Hexion Escrow Corp.	Delaware	Hexion Finance Escrow LLC	100%

Nimbus Merger Sub Inc.[14]	Delaware	Hexion Specialty Chemicals, Inc.	100%

Servicios Factoria Barbastro, S.A.	Spain	Hexion Specialty Chemicals Barbastro S.A.	50%

Minority Equity Investments

1. The following are held by Hexion Specialty Chemicals, Inc.:

a.	50 shares Showbiz Pizza Time, Inc. (CEC) Entertainment

b.	4 shares Proctor and Gamble

c.	4 shares Spartech

[14]	Formed in connection with Huntsman.

Schedule 7-9

d.	8,000 shares Trinidad Processing Company, Ltd

e.	25,200 shares in ChemConnect , Inc.

f.	500,000 shares in The X-Change Corporation

g.	1 share in Duckwall-Alco Stores, Inc.

2. Hexion Specialty Chemicals a.s. (f/k/a RSM Chemacryl, a.s.) holds a 0.43% equity interest in Chemapol Group a.s.

5. Hexion Specialty UV Coatings (Shanghai) Limited holds 49.99% of the total equity interests in Hexion UV Coatings (Shanghai) Co. Limited

6. Hexion LLC (survivor of the merger with RPP Inc.) holds one (1) share of the stock of Oil Casualty Insurance Ltd.

7. Hexion Specialty Chemicals Iberica S.A. (f/k/a Bakelite Iberica S.A.): minor participation of EUR 2,884.86 in Elkargi S.G.R. (Sociedad de Garantia Reciproca Elkarrekiko Garantia Elkartea), San Sebastian/Spain

8. Hexion Specialty Chemicals Italia SpA (f/k/a Bakelite Italia SpA): minor participation of EUR 5,165 in INDUSTRIA e UNIVERSITA S.p.A. (an Italian university).

9. Intercompany Loans.

Schedule 7-10

SCHEDULE 8

Debt Instruments

Instrument	Holder	Borrower/Issuer	Amount
Pledged Global Intercompany Note	U.S. Borrower and subsidiaries	U.S. Borrower and subsidiaries	Amounts outstanding from time to time

Schedule 8-1

SCHEDULE 9

Assignment of Claims Act and Government Contracts

None.

Schedule 9-1

SCHEDULE 10

Advances

(a) None.

(b) None.

Schedule 10-1

SCHEDULE 12(a)

Patents, Patent Licenses, Trademarks and Trademark Licenses

A. Patents and Trademarks.

Please see attached.

B. Patent License Agreements:

Listed below, are written licenses or sublicenses agreements now in effect regarding the U.S. Borrower or its Subsidiaries use of the patent rights:

(1)	License to Cukurova SpA under Borden foundry resin binder related patents in Turkey, Eastern Europe and the Middle East.

(2)	License to Cavenaghi SpA under Italian Patent No. 0762945 (B26-2306).

(3)	License to Oxiquim in Chile and Venezuela under Borden patents related to urea-formaldehyde and phenol-formaldehyde resin based adhesives for wood products.

(4)	Settlement and License Agreement with DSM regarding DSM’s US Patent No. 4,844,604 and foreign counterpart patents relating to the use of a particular adhesion promoter for its optical fiber coatings.

(5)	License to Hüttenes-Albertus Chemische Werke GmbH, for use of Hexion’s “Cordis” inorganic foundry binder technology under Borden’s foreign patents.

(6)	Technology License with Asia Dekor Borden Chemical (Heyuan) Company Limited for use of technology related to the manufacture of formaldehyde and resins.

(7)	License Agreement with Zeta Resins (Pty) Ltd. formerly Formex Industries for use of technology related to the foundry industry.

(8)	License Agreement with Cray Valley S.A. dated November 2004 with respect to ANR 2986.

(9)	License Agreement with Akzo Nobel Resins B.V. dated 12 October 2004 with respect to ANR 2986.

(10)	License Agreement with EKA Chemicals AB dated 16 November 2005 with respect to “patent family 404.”

(11)	Technology, License and Technical Assistance Agreement with 000 Hexion Shchekinoazot dated November 25, 2008.

Schedule 12(a)

C. Trademark Licenses.

(1)	Trademark License Agreement with OOO Hexion Shchekinoazot dated November 25, 2008.

Licensor	Licensee	Licensed Marks	Effective Date	Term
Hexion Specialty Chemicals, Inc.	Southern Foods Group, L.P. (now owned by Dean Foods/ Suiza)	BORDEN ELSIE	9/4/1997	5 years (Initial) Automatic 5 yr. Renewal

Hexion Specialty Chemicals, Inc.	Mid-American Dairymen, Inc. (n.k.a. Dairy Farmers of America “DFA”)	BORDEN ELSIE	12/31/97	5 years (Initial) Automatic Renewal

Hexion Specialty Chemicals, Inc.	Eagle Family Foods, Inc. (now owned by J.M. Smucker Company)	BORDEN ELSIE	1/23/1998	Perpetual

Hexion Specialty Chemicals, Inc.	Lotte Co. Ltd.	BORDEN & LADY BORDEN	4/28/1994	20 years Automatic Renewal

Hexion Specialty Chemicals, Inc.	B. F. Brands International, Inc.	BORDEN ELSIE	1/1/2008	Perpetual 30 years Automatic Renewal

Hexion Specialty Chemicals, Inc.	MBI Inc (Danbury Mint)	Replicas of milk trucks	1/1/03	12/31/08

Borden Chemical Investments, Inc.	Hexion Specialty Chemicals, Inc.	Domestic Chemical Marks	4/3/96	5 years Renewable

Hexion Specialty Chemicals, Inc.	Premium Brands of Puerto Rico	BORDEN ELSIE	5/22/98	10 years Renewable

Borden Chemical Investments, Inc.	Alba Adesivos Industria E Comercio, Ltda.	Cascamite Casco Cascofix CascohobbyCascola Cascolac Cascolar Cascor Cascolor Cascophen Cascopox Cascorez Casco Pad Casotack	3/30/06	Perpetual

Schedule 12(a)

Trademark Schedule

US Trademarks owned by Hexion Specialty Chemicals, Inc., as successor in interest to (i) Resolution Performance Products LLC, (ii) Resolution Specialty Materials LLC, (iii) Borden Chemical, Inc. or (iv) BDS Two, Inc.1:

Trademark Name	Application Number	Application/Filing Date	Registration Number	Registration Date	Expiration Date
100-S	72222722	06-Jul-1965	0815679	27-Sep-1966	27-Sep-2016
91	72017152	09-Oct-1956	647962	02-Jul-1957
ABCO	75370988	09-Oct-1997	2518946	18-Dec-2001	18-Dec-2011
ABSIZE	73388035	23-Sep-1982	1258092	22-Nov-1983	03-Sep-2013
ACE	77012374	03-Oct-2006	3328328	06-Nov-2007	06-Nov-2017
ACFRAC (block)	73461465	18-Jan-1984	1309548	18-Dec-1984	18-Dec-2014
ACPACK (STYLIZED LETTERS)	73535527	02-May-1985	1368489	05-Nov-1985	05-Nov-2015
ACRYLAMAC	74585326	13-Oct-1994	1950642	23-Jan-1996	23-Jan-2016
ACTIVATOR	77868379	09-Nov-2009
ALBECOR	77679281	26-Feb-2009
ALBECOR-BIO	77774581	06-Jul-2009
ALBEMAST	77357084	20-Dec-2007
ALBESTER	74556794	03-Aug-1994	1914408	29-Aug-1995	29-Aug-2015
ALCURE	75424133	27-Jan-1998	2369143	18-Jul-2000	18-Jul-2010
ALPHA-REZ	78299503	12-Sep-2003	2897359	26-Oct-2004	26-Oct-2014
AQUAMAC	74610767	13-Oct-1994	1950840	23-Jan-1996	23-Jan-2016
ARCHEMIS	78219628	27-Feb-2003	3056136	31-Jan-2006	31-Jan-2016
ARICEL	74262172	03-Apr-1992	1787723	17-Aug-1993	17-Aug-2013
AXILAT	79036425	18-Jan-2007	3392161	04-Mar-2008	04-Mar-2018
Bakelite (Word)	72187976	04-Mar-1964	788887	04-May-1965	04-May-2015
BENCHMARK	74669735	04-May-1995	1999367	10-Sep-1996	10-Sep-2016
BETACURE	73648696	09-Mar-1987	1472754	19-Jan-1988	19-Jan-2018
BONDSHIELD (Stylized)	78173010	10-Oct-2002	3024295	06-Dec-2005	06-Dec-2015
BORD’N-SEAL (SPECIAL FORM)	78334920	02-Dec-2003	2990484	30-Aug-2005	30-Aug-2015

[1]	With respect to trademarks owned by predecessors of Hexion Specialty Chemicals, Inc., Hexion Specialty Chemicals, Inc. is in the process of recording the owner as Hexion Specialty Chemicals, Inc.

1

Trademark Name	Application Number	Application/Filing Date	Registration Number	Registration Date	Expiration Date
BORPAC (SPECIAL FORM)	78/351292	13-Jan-2004
BUREZ	76384208	15-Mar-2002	2890744	05-Oct-2004	05-Oct-2014
BURNETTS	71014500	11-Nov-1905	53316	29-May-1906
CARBAMAC	74585327	13-Oct-1994	1950643	23-Jan-1996	23-Jan-2016
CARDURA	72144546	14-May-1962	747425	02-Apr-1963	02-Apr-2013
CASCAMITE	71440540	11-Feb-1941	388311	17-Jun-1941	17-Jun-2011
CASCO	71126172	17-Dec-1919	132322	22-Jun-1920	22-Jun-2010
CASCOMEL	72286999	15-Dec-1967	860354	19-Nov-1968	19-Nov-2018
CASCOMELT	72182459	06-Dec-1963	785790	02-Mar-1965	02-Mar-2015
CASCOPHEN	71434774	08-Aug-1940	0384795	04-Feb-1941	04-Feb-2011
CASCO-RESIN	73106972	18-Nov-1976	1070827	09-Aug-1977	09-Aug-2017
CASCOREZ	71519508	25-Mar-1947	435742	06-Jan-1948	06-Jan-2018
CASCOWAX	73380608	18-Aug-1982	1251443	20-Sep-1983	20-Sep-2013
CELLOBOND	73301102	16-Mar-1981	1252582	04-Oct-1993	04-Oct-2013
CERAMAX	78340430	12-Dec-2003	2913251	21-Dec-2004	21-Dec-2014
CHEMACOIL	74585328	13-Oct-1994	1952672	30-Jan-1996	30-Jan-2016
CILC-N-KOTE	73072398	11-Sep-2006	1046209	17-Aug-1976
CINERGI	75106439	20-May-1996	2049160	01-Apr-1997	01-Apr-2017
ConKur	77736258	13-May-2009
DATASHIELD	78009629	24-May-2000	2735553	06-Jul-2003
DATASHIELD (STYLIZED)	78/173186	10-Oct-2002	2913826	21-Dec-2004	21-Dec-2014
DECOTHERM	73025056	24-Jun-1974	1069192	12-Jul-1977	12-Jul-2017
DESIGN	72322773	26-Mar-1969	0889551	21-Apr-1970	26-Aug-2010
DURAMAC	74585329	13-Oct-1994	1950644	23-Jan-1996	23-Jan-2016
DURITE	71163717	11-May-1922	166026	27-Mar-1923	27-Mar-2013
ECOBIND	78895887	30-May-2006	3321677	23-Oct-2007	23-Oct-2017
ECO-REZ	77884699	02-Dec-2009
ELSIE	72231036	22-Oct-1965	810861	05-Jul-1966
ELSIE (DESIGN PLUS OVAL)	71/463642	25-Sep-1943	405706	15-Feb-1944
ELSIE BORDEN DESIGN	76/591578	11-May-2004	2,951,221	11-May-2004
ELSIE BORDEN DESIGN	75/747000	09-Jul-1999	2464457	26-Jun-2001
ELSIE DESIGN (COW HEAD)	576309	30-Mar-1949	529468	22-Aug-1950
ELSIE DESIGN (DAISY)	71440908	24-Feb-1941	397158	25-Aug-1942
ELSIE (DESIGN PLUS OVAL)	463642	25-Sep-1943	405706	15-Feb-1944

2

Trademark Name	Application Number	Application/Filing Date	Registration Number	Registration Date	Expiration Date
ELSIE’S KITCHEN	75/703923	06-May-1999	2458209	05-Jun-2001
EPIKOTE	71629822	16-May-1952	570404	10-Feb-1953	10-Feb-2013
EPIKURE	74444730	06-Oct-1993	2024235	17-Dec-1996	17-Dec-2016
EPI-REZ	71555061	20-Apr-1948	534577	12-Dec-1950	12-Dec-2010
EPI-REZ	72009030	29-May-1956	641951	26-Feb-1957	26-Feb-2017
EPON	71693727	23-Aug-1955	0625682	24-Apr-1956	24-Apr-2016
EPON	73257740	11-Apr-1980	1197554	15-Jun-1982	15-Jun-2012
EPON HPT	73627410	28-Oct-1986	1444691	30-Jun-1987	30-Jun-2017
EPONEX	73232524	24-Sep-1979	1192680	30-Mar-1982	30-Mar-2012
EPONOL	72107216	26-Oct-1960	0720158	22-Aug-1961	22-Aug-2011
FENTAK	78221480	04-Mar-2003	3000626	27-Sep-2005	27-Sep-2015
FIRE PRF2	73830861	12-Oct-1989	1626489	11-Dec-1990	11-Dec-2010
FLASHDRI	71348445	10-Mar-1934	0314647	03-Jul-1934
FLEX-REZ	78155861	20-Aug-2002	2830818	06-Apr-2004	06-Apr-2014
FLUORON	73735967	23-Jun-1988	1520393	17-Jan-1989	17-Jan-2019
FOREMOST ADHESIVES FORMULATOR	75732375	18-Jun-1999	2448500	01-May-2001
FOREMOST FORMULATOR	75731678	18-Jun-1999	2452240	15-May-2001
HALEX	72214881	24-Mar-1965	0815678	27-Sep-1966	27-Sep-2016
HELOXY	78824899	28-Feb-2006	3236573	01-May-2007	01-May-2017
HEXICRETE	77723297	27-Apr-2009	3732729	29-Dec-2009	29-Dec-2019
HEXIJET	78895816	30-May-2006	3218046	13-Mar-2007	13-Mar-2017
HEXION and X Device	78605244	08-Apr-2005	3415668	22-Apr-2008	22-Apr-2018
HEXION (word)	78605207	08-Apr-2005	3432698	20-May-2008	20-May-2018
HEXITHERM	77366449	08-Jan-2008	3588573	10-Mar-2009	10-Mar-2019
HYDREAU	75713544	25-May-1999	2474221	31-Jul-2001	31-Jul-2011
HYDRO KUP	75199075	18-Nov-1996	2161469	02-Jun-1998
HYDRO-REZ	76322557	09-Oct-2001	2571473	21-May-2002	21-May-2012
HYDROSPERSE	73072399	22-Dec-1975	1046210	17-Aug-1976
IRLON11	73270223	14-Jul-1980	1191006	02-Mar-1982	23-May-2012
KLEARSHIELD (STYLIZED)	78173117	10-Oct-2002	3013774	08-Nov-2005	08-Nov-2015
KLEEROX	75455107	23-Mar-1998	2244630	11-May-1999	11-May-2019
L-100	71578817	13-May-1949	0530987	19-Sep-1950	19-Sep-2010
LAWTER	78425281	26-May-2004	3127705	08-Aug-2006	08-Aug-2016
LITHKYD	73274063	14-Aug-1980	1217996	30-Nov-1982	17-Apr-2013
LUBRIL	74401953	15-Jun-1993	1932479	07-Nov-1995	07-Nov-2015

3

Trademark Name	Application Number	Application/Filing Date	Registration Number	Registration Date	Expiration Date
LUCIWAX	73054974	12-Jun-1975	1049894	12-Oct-1976	12-Oct-2016
MACOPOL	74585331	13-Oct-1994	1950646	23-Jan-1996	23-Jan-2016
MINI-THERM	73207834	19-Mar-1976	1146987	17-Feb-1981
MIRREX	73360128	16-Apr-1982	1247475	09-Aug-1983	03-Sep-2013
MIRRITE	73368296	07-Jun-1982	1251391	20-Sep-1983	12-Jun-2013
MONO-LITH	78896039	30-May-2006	3218048	13-Mar-2007	13-Mar-2017
NEW GEN	75783329	24-Aug-1999	2858210	29-Jun-2004
NORPOL	75454036	20-Mar-1998	2246001	18-May-1999	18-May-2019
NYPOL	73084789	22-Apr-1976	1080103	27-Dec-1977	27-Dec-2017
PERMALOID	75453571	20-Mar-1998	2384546	12-Sep-2000	12-Sep-2010
PerviousCrete	77736145	13-May-2009
PETRO-REZ	73108197	01-Dec-1976	1073871	27-Sep-1977	27-Sep-2017
PEXATE	72338781	24-Sep-1969	0903690	08-Dec-1970	12-Apr-2011
PENTALYN	71430398	05-Apr-1940	380452	20-Aug-1940
PHENOMEL	78140736	02-Jul-2002	2849332	01-Jun-2004	01-Jun-2014
PHENOMEL	78173186	10-Oct-2002	2913826	21-Dec-2004
PINEREZ	76389039	01-Apr-2002	2809808	03-Feb-2004	03-Feb-2014
PLASTICRYL	75402835	10-Dec-1997	2260576	13-Jul-1999	13-Jul-2019
POLYMAC	74585333	13-Oct-1994	1950647	23-Jan-1996	23-Jan-2016
POLYMID	72126526	23-Aug-1961	0738065	25-Sep-1962	02-May-2013
POLYSPERSE	73025057	24-Jun-1974	1046604	24-Aug-1976	24-Aug-2016
POLY-SHIELD	75099314	06-May-1996	2052607	15-Apr-1997
PRIME PLUS	77877641	20-Nov-2009
PROGASOL	73595760	28-Apr-1986	1460464	13-Oct-1987	13-Oct-2017
PROPTRAC	77114354	23-Feb-2007	3437184	27-May-2008	27-May-2018
PROTACT	75845056	29-Nov-1999	2511107	20-Nov-2001	20-Nov-2011
QUABOND (stylized)	71682061	21-Feb-1955	0614661	25-Oct-1955	25-Oct-2015
RCCRETE	77735264	12-May-2009
REACTOL	76070741	13-Jun-2000	2477814	14-Aug-2001	14-Aug-2011
REP OF ELSIE IN DAISY DESIGN	72017152	09-Oct-1956	647962	02-Jul-1957
RESOLUTION	76238388	10-Apr-2001	2743497	29-Jul-2003
RESOLUTION	78009629	24-May-2000	2735553	08-Jul-2003
REZIMAC	74585334	13-Oct-1994	1950648	23-Jan-1996	23-Jan-2016
RUTAPHEN	74391999	18-May-1993	1867890	20-Dec-1994	20-Dec-2014
SEACO	73428953	06-Jun-1983	1282904	26-Jun-2004	26-Jun-2014
SETALIN	73489633	13-Jul-1984	1372000	26-Nov-1985	26-Nov-2015
SMART PROPPANT	77672074	17-Feb-2009	3732651	29-Dec-2009	29-Dec-2019

4

Trademark Name	Application Number	Application/Filing Date	Registration Number	Registration Date	Expiration Date
SNOWTACK	78271598	08-Jul-2003	2945132	26-Apr-2005	26-Apr-2015
SPECTRASHIELD (Stylized)	78172855	10-Oct-2002	2935507	22-Mar-2005	22-Mar-2015
STRESS BOND	77877774	20-Nov-2009
STRUCTURFAST	75614963	04-Jan-1999	2402737	07-Nov-2000	07-Nov-2010
STRUCTURSEAL	76162905	10-Nov-2000	2714167	06-May-2003	06-May-2013
SUPRALEV	74225366	21-Nov-1991	1753482	23-Feb-1993	03-May-2013
SYNTHEBOND	78369983	18-Feb-2004	2982204	02-Aug-2005	02-Aug-2015
SYNTHESIZE	73308253	30-Apr-1981	1200788	13-Jul-1982	03-Apr-2012
TEXALON	72185302	24-Jan-1964	0775599	25-Aug-1964	28-Jun-2014
TEXBLEND	76338703	15-Nov-2001	2674496	14-Jan-2003	14-Jan-2013
THERMEX	72121742	09-Jun-1961	0738456	02-Oct-1962	02-May-2013
THERMOGEL	72390126	23-Apr-1971	0935897	20-Jun-1972	09-Sep-2012
THE WORLD OF FIBER OPTICS (& Design)	76239062	10-Apr-2001	2602719	30-Jul-2002
THOR (stylized)	71353319	29-Jun-1934	0318619	30-Oct-1934	30-Oct-2014
TRIONOL	72150175	31-Jul-1962	0758664	22-Oct-1963	13-Jun-2013
ULTRA-REZ	74022948	26-Jan-1990	1621861	13-Nov-1990	25-Jan-2011
VALUBOND	77877708	20-Nov-2009
VARIFLEX	73076931	11-Feb-1976	1047446	07-Sep-1976
VELVETOL	78610793	18-Apr-2005	3109049	27-Jun-2006	27-Jun-2016
VEOVA	74251218	02-Mar-1992	1723117	13-Oct-1992	13-Oct-2012
VERSATIC	77015123	05-Oct-2006	3271227	31-Jul-2007	31-Jul-2017
WEBVAR	74674421	16-May-1995	2014972	12-Nov-1996	12-Nov-2016
WONDER BOND	72274403	21-Jun-1967	0857305	24-Aug-1968	24-Aug-2018
XRT	78163047	11-Sep-2002	2830843	06-Apr-2004	06-Apr-2014

5

Patent Schedule

US Patents owned by Hexion Specialty Chemicals, Inc., as successor in interest to (i) Resolution Performance Products LLC, (ii) Resolution Specialty Materials LLC and (iii) Borden Chemical, Inc.:2

Application Number	Filing Date	Patent Number	Issue Date	Expiration Date
07/471032	26-Jan-90	4965331	23-Oct-90	26-Jan-10
07/524010	16-May-90	5061742	29-Oct-91	16-May-10
07/524350	16-May-90	5075155	24-Dec-91	16-May-10
07/562206	2-Aug-90	5096983	17-Mar-92	2-Aug-10
07/648780	31-Jan-91	5098964	24-Mar-92	31-Jan-11
07/648778	31-Jan-91	5098965	24-Mar-92	31-Jan-11
07/733424	22-Jul-91	5102702	7-Apr-92	22-Jul-11
07/508063	10-Apr-90	5110495	5-May-92	10-Apr-10
07/779667	21-Oct-91	5118889	2-Jun-92	21-Oct-11
07/668826	13-Mar-91	5137987	11-Aug-92	13-Mar-11
07/537398	13-Jun-90	5141974	25-Aug-92	13-Jun-10
07/722983	28-Jun-91	5146006	8-Sep-92	28-Jun-11
07/537316	13-Jun-90	5149730	22-Sep-92	13-Jun-10
07/727457	9-Jul-91	5175250	29-Dec-92	9-Jul-11
07/884247	11-May-92	5185388	9-Feb-93	11-May-12
07/851376	12-Mar-92	5191128	2-Mar-93	12-Mar-12
07/272287	17-Nov-88	5202051	13-Apr-93	13-Apr-10
07/841179	25-Feb-92	5217665	8-Jun-93	25-Feb-12
07/792004	14-Nov-91	5218038	8-Jun-93	14-Nov-11
07/960144	13-Oct-92	5292972	8-Mar-94	13-Oct-12
07/988247	9-Dec-92	5296520	22-Mar-94	9-Dec-12
08/095931	22-Jul-93	5296584	22-Mar-94	20-May-12

[2]	With respect to patents owned by predecessors to Hexion Specialty Chemicals, Inc., Hexion Specialty Chemicals, Inc. is in the process of recording the owner as Hexion Specialty Chemicals, Inc.

1

Application Number	Filing Date	Patent Number	Issue Date	Expiration Date
07/773895	25-Oct-91	5304225	19-Apr-94	25-Oct-11
08/166096	13-Dec-93	5317050	31-May-94	9-Dec-12
08/201361	24-Feb-94	5334675	2-Aug-94	9-Dec-12
08/110574	23-Aug-93	5345001	6-Sep-94	23-Aug-13
07/868933	16-Apr-92	5352712	4-Oct-94	4-Oct-11
07/960008	13-Oct-92	5378793	3-Jan-95	13-Oct-12
08/204782	2-Mar-94	5395913	7-Mar-95	2-Mar-14
08/138350	18-Oct-93	5399606	21-Mar-95	18-Oct-13
07/742531	8-Aug-91	5416531	9-8-91
08/214076	16-Mar-94	5424365	13-Jun-95	16-Mar-14
08/294645	23-Aug-94	5429865	4-Jul-95	23-Aug-14
08/189971	1-Feb-94	5436279	25-Jul-95	1-Feb-14
08/119026	9-Sep-93	5439863	8-Aug-95	9-Sep-13
08/128932	29-Sep-93	5442035	15-Aug-95	29-Sep-13
08/119031	9-Sep-93	5444030	22-Aug-95	9-Sep-13
	30-Jun-94	5446089	29-Aug-95	15-Dec-12
07/263548	27-Oct-88	5458959	17-Oct-95	17-Oct-12
08/274949	14-Jul-94	5480960	2-Jan-96	14-Jul-14
08/212302	14-Mar-94	5489619	6-Feb-96	6-Feb-13
08/487337	7-Jun-95	5498647	12-Mar-96	12-Mar-13
08/424846	19-Apr-95	5500461	19-Mar-96	19-Apr-15
08/474350	7-Jun-95	5500462	19-Mar-96	19-Mar-13
08/313721	27-Sep-94	5525698	11-Jun-96	27-Sep-14
08/341172	16-Nov-94	5527835	18-Jun-96	18-Jun-13
08/426273	21-Apr-95	5536529	16-Jul-96	16-Jul-13
08/454585	31-May-95	5538791	23-Jul-96	23-Jul-13
08/420550	12-Apr-95	5539073	23-Jul-96	12-Apr-15
08/436187	15-Nov-93	5552519	3-Sep-96	15-Nov-13
08/388133	13-Feb-95	5556705	17-Sep-96	13-Feb-15
08/572199	13-Dec-95	5569536	29-Oct-96	13-Dec-15

2

Application Number	Filing Date	Patent Number	Issue Date	Expiration Date
07/811980	23-Dec-91	5578668	26-Nov-96	26-Nov-13
08/587984	17-Jan-96	5587403	24-Dec-96	24-Apr-12
08/625839	1-Apr-96	5597876	28-Jan-97	1-Apr-16
08/391038	21-Feb-95	5621036	15-Apr-97	21-Feb-15
08/585380	1-Jan-96	5623031	22-Apr-97	1-Jan-16
08/469824	6-Jun-95	5635583	3-Jun-97	6-Jun-15
08/555047	8-Nov-95	5637374	10-Jun-97	15-Dec-12
08/700764	12-Aug-96	5637654	10-Jun-97	12-Aug-16
08/411887	28-Mar-95	5639806	17-Jun-97	28-Mar-15
08/430281	28-Apr-95	5639846	17-Jun-97	17-Jun-14
08/225890	11-Apr-94	5648404	15-Jul-97	15-Jul-14
08/495047	26-Jun-95	5650478	22-Jul-97	26-Jun-15
08/487317	7-Jun-95	5684114	4-Nov-97	4-Nov-14
08/416192	4-Apr-95	5686506	11-Nov-97	4-Apr-15
08/422318	13-Apr-95	5700587	23-Dec-97	23-Dec-14
08/647923	30-Nov-94	5711792	27-Jan-98	27-Jan-15
08/504277	19-Jul-95	5723703	3-Mar-98	19-Jul-15
08/566574	28-Nov-95	5739186	14-Apr-98	28-Nov-15
08/582855	4-Jan-96	5739213	14-Apr-98	4-Jan-16
08/896118	17-Jul-97	5741835	21-Apr-98	17-Jul-17
08/740664	31-Oct-96	5744514	28-Apr-98	31-Oct-16
08/958348	27-Oct-97	5811198	22-Sep-98
08/768055	16-Dec-96	5840215	24-Nov-98	16-Dec-16
08/861430	21-May-97	5869590	9-Feb-99	12-Apr-16
08/889605	8-Jul-97	5880246	9-Mar-99	8-Jul-17
08/861408	21-May-97	5880297	9-Mar-99	21-May-17
08/187006	17-Mar-94	5881194	9-Mar-99	9-Mar-16
08/988567	11-Dec-97	5891966	6-Apr-99	11-Dec-17
09/032892	27-Feb-98	5900468	4-May-99	27-Feb-18
08/487552	7-Jun-95	5902442	11-May-99	11-May-16

3

Application Number	Filing Date	Patent Number	Issue Date	Expiration Date
08/575637	20-Dec-95	5908873	1-Jun-99	20-Dec-15
09/053541	1-Apr-98	5910521	8-Jun-99	1-Apr-18
08/810449	4-Mar-97	5916933	29-Jun-99	28-Mar-15
08/704259	28-Aug-96	5916966	29-Jun-99	6-Jun-15
08/963483	3-Nov-97	5952440	14-Sep-99	3-Nov-17
08/861437	21-May-97	5962556	5-Oct-99	21-May-17
08/906660	7-Aug-97	5962584	5-Oct-99	7-Aug-17
08/558357	16-Nov-95	5962629	5-Oct-99	16-Nov-15
08/930637	20-Jan-98	5977214	2-Nov-99	20-Jan-18
09/057834	9-Apr-98	5980597	9-Nov-99	9-Apr-18
09/030111	25-Feb-98	5981796	9-Nov-99	25-Feb-18
08/978073	25-Nov-97	5998508	7-Dec-99	25-Nov-17
09/158584	22-Sep-98	6001950	14-Dec-99	22-Sep-18
09/063750	21-Apr-98	6005060	21-Dec-99	21-Apr-18
09/067373	27-Apr-98	6011186	4-Jan-00	27-Apr-18
08/906659	7-Aug-97	6013725	11-Jan-00	7-Aug-17
08/977977	25-Nov-97	6013757	11-Jan-00	25-Nov-17
09/142102	23-Jan-98	6014488	11-Jan-00	23-Jan-18
08/532807	10-May-94	6015846	18-Jan-00	18-Jan-17
08/883505	26-Jun-97	6015873	18-Jan-00	26-Jun-17
08/965661	6-Nov-97	6024839	15-Feb-00	6-Nov-17
08/806148	25-Feb-97	6046252	2-Apr-00	11-Apr-14
08/989618	12-Dec-97	6048911	11-Apr-00	12-Dec-17
08/932396	17-Sep-97	6050047	18-Apr-00	12-Apr-16
09/223481	30-Dec-98	6060611	9-May-00	30-Dec-18
09/085209	27-May-98	6063876	16-May-00	27-May-18
09/101474	8-Jan-97	6080806	27-Jun-00	8-Jan-17
09/033963	3-Mar-98	6084039	4-Jul-00	3-Mar-18
09/259343	1-Mar-99	6122428	19-Sep-00	19-Sep-17
09/095090	10-Jun-98	6127459	3-Oct-00	10-Jun-18

4

Application Number	Filing Date	Patent Number	Issue Date	Expiration Date
08/859518	2-May-97	6127508	3-Oct-00	2-May-17
09/155256	30-Jan-98	6132549	17-Oct-00	30-Jan-18
09/091301	4-Oct-98	6133403	17-Oct-00	23-Dec-16
09/443871	19-Nov-99	6136894	24-Oct-00	19-Nov-19
09/449870	29-Nov-99	6136944	24-Oct-00	29-Nov-19
08/967634	10-Nov-97	6136991	24-Oct-00	21-May-17
09/404025	23-Sep-99	6140421	31-Oct-00	22-Sep-18
09/116922	17-Jul-98	6143809	7-Nov-00	17-Jul-18
08/192077	4-Feb-94	6150492	21-Nov-00	21-Nov-17
09/301315	29-Apr-99	6159405	12-Dec-00	29-Apr-19
09/123105	27-Jul-98	6174947	16-Jan-01	27-Jul-18
09/040846	18-Mar-98	6187698	13-Feb-01	18-Mar-18
09/421168	19-Oct-99	6187875	13-Feb-01	19-Oct-19
09/421641	20-Oct-99	6201094	13-Mar-01	22-Sep-18
09/421727	20-Oct-99	6211406	3-Apr-01	20-Oct-19
09/213595	17-Dec-98	6214265	10-Apr-01	17-Dec-18
09/116923	17-Jul-98	6221934	24-Apr-01	17-Jul-18
09/635381	9-Aug-00	6232399	15-May-01	23-Sep-19
09/322633	28-May-99	6232411	15-May-01	28-May-19
09/223549	30-Dec-98	6235931	22-May-01	30-Dec-18
09/298153	23-Apr-99	6239248	29-May-01	22-Sep-18
09/133485	12-Aug-98	6242528	5-Jun-01	12-Aug-18
09/156050	18-Sep-98	6248843	19-Jun-01	18-Sep-18
09/360963	27-Jul-99	6255365	3-Jul-01	27-Jul-19
09/156254	18-Sep-98	6255523	3-Jul-01	18-Sep-18
09/490522	25-Jan-00	6274682	14-Aug-01	25-Jan-20
09/095079	10-Jun-98	6277928	21-Aug-01	10-Jun-18
09/242380	16-Sep-99	6284845	4-Sep-01	16-Sep-19
09/464552	16-Dec-99	6291578	18-Sep-01	16-Dec-19
09/388966	2-Sep-99	6291723	18-Sep-01	2-Sep-19

5

Application Number	Filing Date	Patent Number	Issue Date	Expiration Date
09/213955	17-Dec-98	6294117	25-Sep-01	17-Dec-18
09/102983	22-Jun-98	6294691	25-Sep-01	22-Jun-18
09/634240	8-Aug-00	6306241	23-Oct-01	10-Aug-18
08/950427	15-Oct-97	6307095	23-Oct-01	15-Oct-17
09/735813	13-Dec-00	6316583	13-Nov-01	22-Sep-18
09/321610	28-May-99	6333378	25-Dec-01	12-Aug-18
09/566314	8-May-00	6342615	29-Jan-02	21-May-17
09/413380	6-Oct-99	6353081	5-Mar-02	6-Oct-19
09/635909	10-Aug-00	6359037	19-Mar-02	10-Aug-20
09/456363	8-Dec-99	6365646	2-Apr-02	8-Dec-19
09/525138	14-Mar-00	6372295	16-Apr-02	14-Mar-20
09/617166	17-Jul-00	6372878	16-Apr-02	17-Jul-20
09/765819	20-Jan-01	6379800	30-Apr-02	22-Jun-20
09/659726	11-Sep-00	6384116	7-May-02	11-Sep-20
09/365418	2-Aug-99	6387501	14-May-02	2-Aug-19
09/696577	25-Oct-00	6388024	14-May-02	25-Oct-20
09/509762	9-Jul-99	6391952	21-May-02	9-Jul-19
09/212083	15-Dec-98	6395845	28-May-02	15-Dec-18
09/486144	22-May-00	6406789	18-Jun-02	22-Jul-19
09/813179	9-May-01	6410658	25-Jun-02	9-May-21
09/465279	16-Dec-99	6416696	9-Jul-02	16-Dec-19
09/404527	23-Sep-99	6433217	13-Aug-02	23-Sep-19
09/588019	6-Jun-00	6449413	10-Sep-02	10-Sep-19
09/260568	2-Mar-99	6455607	24-Sep-02	20-Dec-15
09/674114	28-Apr-99	6469097	22-Oct-02	28-Apr-19
09/661458	13-Sep-00	6478998	12-Nov-02	13-Sep-20
10/115076	4-Apr-02	6498883	24-Dec-02	4-Apr-22
09/469209	21-Dec-99	6492483	10-Dec-02	21-Dec-19
10/115076	4-Apr-02	6498883	24-Dec-02	4-Apr-22
09/704023	1-Nov-00	6500546	31-Dec-02	1-Nov-20

6

Application Number	Filing Date	Patent Number	Issue Date	Expiration Date
09/660369	12-Sep-00	6500912	31-Dec-02	12-Sep-20
09/807155	17-Aug-01	6501890	31-Dec-02	9-Aug-20
09/784624	15-Feb-01	6515047	4-Feb-03	5-Mar-21
09/694442	23-Oct-00	6515166	4-Feb-03	23-Oct-20
08/641827	2-May-96	6528157	4-Mar-03	2-May-16
10/351903	27-Jan-03	7001938	21-Feb-06	27-Jan-23
10/094136	11-Mar-02	6534598	18-Mar-03	11-Mar-22
09/068510	11-Aug-98	6541576	1-Apr-03	12-Nov-16
09/867269	29-May-01	6541595	1-Apr-03	29-May-21
09/596269	16-Jun-00	6548601	15-Apr-03	16-Jun-20
09/963711	27-Sep-01	6572804	3-Jun-03	27-Sep-21
09/602398	23-Jun-00	6573357	3-Jun-03	18-Jul-19
09/774881	1-Feb-01	6582819	24-Jun-03	22-Jul-19
09/242553	18-Feb-99	6582884	24-Jun-03	9-Jun-18
09/993196	16-Nov-01	6585820	1-Jul-03	21-Nov-21
09/940961	28-Aug-01	6605354	12-Aug-03	28-Aug-21
09/518506	3-Mar-00	6608161	19-Aug-03	3-Mar-20
10/099410	15-Mar-02	6608162	19-Aug-03	15-Mar-22
10/023780	14-Dec-01	6620901	16-Sep-03	14-Dec-21
09/701609	27-Mar-00	6628866	30-Sep-03	27-Mar-20
09/450588	30-Nov-99	6632527	14-Oct-03	22-Jul-19
09/773796	1-Feb-01	6641761	4-Nov-03	17-Dec-18
09/794976	27-Feb-01	6641762	4-Nov-03	17-Dec-18
10/073692	11-Feb-02	6646065	11-Nov-03	11-Feb-22
10/018707	17-Dec-01	6646094	11-Nov-03	15-Oct-20
09/785098	16-Feb-01	6653398	25-Nov-03	14-Jul-21
10/073691	11-Feb-02	6653412	25-Nov-03	11-Feb-22
09/733290	8-Dec-00	6653436	25-Nov-03	10-Jan-21
10/357720	4-Feb-03	6663707	16-Dec-03	16-Nov-21
10/145829	14-May-02	6677426	13-Jan-04	14-May-22

7

Application Number	Filing Date	Patent Number	Issue Date	Expiration Date
10/365873	13-Feb-03	6699958	2-Mar-04	13-Feb-23
10/342799	15-Jan-03	6710101	23-Mar-04	15-Jan-23
10/070623	4-Mar-02	6716729	6-Apr-04	31-Dec-20
10/235326	5-Sep-02	6780511	24-Aug-04	29-Nov-22
10/041913	8-Jan-02	6818707	16-Nov-04	8-Feb-23
10/346350	16-Jan-03	6825278	30-Nov-04	16-Jan-23
10/250612	7-Jul-03	6881799	19-Apr-05	7-Jul-23
10/091086	5-Mar-02	6906425	14-Jun-05	27-Mar-23
10/121927	12-Apr-02	6911493	28-Jun-05	29-Nov-22
10/356286	31-Jan-03	6946509	20-Sep-05	3-Mar-23
10/671224	24-Sep-03	6956086	18-Oct-05	31-Mar-24
10/323067	19-Dec-02	6982044	3-Jan-06	19-Dec-22
10/101038	19-Mar-02	6984675	10-Jan-06	1-Dec-22
10/456429	6-Jun-03	6989413	24-Jan-06	17-Feb-20
10/351903	27-Jan-03	7001938	21-Feb-06	11-Apr-23
10/121396	12-Apr-02	7060745	13-Jun-06	6-Oct-22
10/507301	8-Sep-04	7073586	11-Jul-06	22-Sep-24
10/639414	12-Aug-03	7101924	5-Sep-06	7-Jun-24
10/416745	13-May-03	7129286	31-Oct-06	7-Jan-24
10/484129	16-Jan-04	7151192	19-Dec-06	8-Dec-24
10/445899	28-May-03	7153575	26-Dec-06	8-Nov-23
10/639576	12-Aug-03	7173081	6-Feb-07	21-Apr-24
10/639723	12-Aug-03	7186769	6-Mar-07	1-Oct-23
10/639726	12-Aug-03	7189780	13-Mar-07	7-May-24
10/420910	23-Apr-03	7238386	3-Jul-07	5-Feb-25
10/800841	15-Mar-04	7256226	14-Aug-07	12-Sep-25
10/875877	24-Jun-04	7262237	28-Aug-07	12-Jan-24
10/760326	20-Jan-04	7262238	28-Aug-07	22-Oct-24
10/825087	15-Apr-04	7270879	18-Sep-07	1-Apr-25
10/441171	19-May-03	7276555	2-Oct-07	31-Mar-24

8

Application Number	Filing Date	Patent Number	Issue Date	Expiration Date
10/712512	13-Nov-03	7285590	23-Oct-07	4-Mar-24
11/219276	2-Sep-05	7294189	13-Nov-07	4-Jun-26
10/617104	10-Jul-03	7321020	22-Jan-08	10-Jul-23
11/248105	12-Oct-05	7323534	29-Jan-08	12-Oct-25
10/607514	26-Jun-03	7326739	5-Feb-08	13-Mar-21
10/487318	20-Feb-04	7358312	15-Apr-08	19-Nov-23
11/410738	25-Apr-06	7374610	20-May-08	13-Aug-26
11/242745	4-Oct-05	7424911	16-Sep-08	7-Jul-26
11/520234	13-Sep-06	7450053	11-Nov-08	6-Nov-26
10/525912	25-Feb-05	7473712	6-Jan-09	10-Apr-24
10/525917	25-Feb-05	7473713	6-Jan-09	8-Mar-24
10/537691	6-Jun-05	7488383	10-Feb-09	5-Feb-25
10/541804	7-Jul-05	7563826	21-Jul-09
10/667648	22-Sep-03	7592067	22-Sep-09	22-Sep-23
11/520229	13-Sep-06	7598898	6-Oct-09
11/726573	22-Mar-07	7624802	1-Dec-09	13-May-27
10/528471	21-Mar-05
10/538681	10-Jun-05			12-Dec-23
10/574413	17-Sep-07			8-Oct-24
10/612606	2-Jul-03
11/053682	9-Feb-05
11/192983	29-Jul-05
11/230693	20-Sep-05
11/437018	18-May-06
11/473734	23-Jun-06
11/487622	17-Jul-06
11/501575	9-Aug-06
11/631802	5-Jan-07
11/701217	1-Feb-07
11/915218	15-May-08

9

Application Number	Filing Date	Patent Number	Issue Date	Expiration Date
11/956662	14-Dec-07
11/973787	10-Oct-07
11/996631	20-Jul-06
12/037231	26-Feb-08
12/063609	12-Dec-08
12/088544	12-Sep-07
12/135813	9-Jun-08
12/145667	25-Jun-08
12/145871	25-Jun-08
12/226159	9-Oct-08
12/268856	11-Nov-08
12/335238	15-Dec-08
12/360655	27-Jan-09
12/406579	18-Mar-09
12/406840	18-Mar-09
12/436217	6-May-09
12/437717	8-May-09
12/437747	8-May-09
12/498481	7-Jul-09
12/500967	10-Jul-09
12/508197	23-Jul-09
12/542034	17-Aug-09
12/564479	22-Sep-09
12/571878	1-Oct-09
12/599011	23-Jun-08
12/605990	26-Oct-09
12/639726	16-Dec-09
12/642343	18-Dec-09
12/642420	18-Dec-09
61/149879	4-Feb-09

10

Application Number	Filing Date	Patent Number	Issue Date	Expiration Date
61/156231	27-Feb-09
61/218506	19-Jun-09
61/218508	19-Jun-09
61/239535	3-Sep-09
61/286272	14-Dec-09
11/037094	18-Jan-05	US 7,645,196	12-Jan-10	18-Jan-25
07/466179
07/349544
07/158019
07/149569
07/096812
06/880260
06/86623
10/880746	29-Jun-04
10/869271	16-Jun-04
10/44487	23-May-03
10/349673	23-Jan-03

11

SCHEDULE 12(b)

Copyrights and Copyright Licenses

None.

Schedule 12(b)

SCHEDULE 13

Commercial Tort Claims

None.

Schedule 13-1

Exhibit III

to the

Collateral Agreement

[Form of]

ADDITIONAL SECURED PARTY CONSENT

[Name of Secured Party]

[Address of Secured Party]

[Date]

The undersigned is the Authorized Representative for persons wishing to become Secured Parties (the “New Secured Parties”) under the Third Amended and Restated Collateral Agreement dated as of January 29, 2010 (as amended, supplemented or otherwise modified from time to time, the “Collateral Agreement”) among HEXION LLC, a Delaware limited liability company (“Holdings”), HEXION SPECIALTY CHEMICALS, INC., a New Jersey corporation (the “U.S. Borrower”), each Subsidiary Party party thereto and JPMORGAN CHASE BANK, N.A., as Applicable First Lien Representative (in such capacity, the “Applicable First Lien Representative”). Capitalized terms in this Agreement but not otherwise defined herein have the meanings set forth in the Collateral Agreement

In consideration of the foregoing, the undersigned hereby:

(i) represents that the Authorized Representative has been duly authorized by the New Secured Parties to become a party to the Collateral Agreement on behalf of the New Secured Parties under that [DESCRIBE OPERATIVE AGREEMENT] (the “New Secured Obligations”) and to act as the Authorized Representative for the New Secured Parties;

(ii) acknowledges that the New Secured Parties have received a copy of the Collateral Agreement and the First Lien Intercreditor Agreement;

(iii) appoints and authorizes the Applicable First Lien Representative to take such action as agent on its behalf and on behalf of all other Secured Parties and to exercise such powers under the Collateral Agreement and First Lien Intercreditor Agreement as are delegated to the Applicable First Lien Representative by the terms thereof, together with all such powers as are reasonably incidental thereto; and

(iv) accepts and acknowledges the terms of the First Lien Intercreditor Agreement applicable to it and the New Secured Parties and agrees to serve as Authorized Representative for the New Secured Parties with respect to the New Secured Obligations and agrees on its own behalf and on behalf of the New Secured Parties to be bound by the terms thereof applicable to holders of Other First Lien Obligations, with all the rights and obligations of a Secured Party thereunder and bound by all the provisions thereof as fully as if it had been a Secured Party on the Intercreditor Effective Date and agrees that its address for receiving notices pursuant to the Security Documents (as defined in the First Lien Intercreditor Agreement) shall be as follows:

[Address]

The Applicable First Lien Representative, by acknowledging and agreeing to this Other First Lien Secured Party Consent, accepts the appointment set forth in clause (iii) above.

THIS ADDITIONAL SECURED PARTY CONSENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has caused this Additional Secured Party Consent to be duly executed by its authorized officer as of the              day of 20    .

[NAME OF AUTHORIZED REPRESENTATIVE]

By:
Name:
Title:

Acknowledged and Agreed:

JPMORGAN CHASE BANK, N.A., as Applicable First Lien Representative

By:
Name:
Title:

By:
Name:
Title:

HEXION LLC

By:
Name:
Title:

HEXION SPECIALTY CHEMICALS, INC.

By:
Name:
Title:

[The Grantors listed on Schedule I to the Collateral Agreement, each as Grantor]

By:
Name:
Title:

EXHIBIT C

FORM OF REAFFIRMATION AGREEMENT

REAFFIRMATION AGREEMENT (this “Agreement”), dated as of January [    ], 2010, among HEXION LLC, a Delaware limited liability company (“Holdings”), HEXION SPECIALTY CHEMICALS, INC., a New Jersey corporation (the “U.S. Borrower”), HEXION SPECIALTY CHEMICALS CANADA, INC., a Canadian corporation (the “Canadian Borrower”), HEXION SPECIALTY CHEMICALS B.V., a company organized under the laws of The Netherlands (the “Dutch Borrower”), HEXION SPECIALTY CHEMICALS UK LIMITED, a corporation organized under the laws of England and Wales, and BORDEN CHEMICAL UK LIMITED, a corporation organized under the laws of England and Wales (together, the “U.K. Borrowers” and, together with the U.S. Borrower, the Canadian Borrower and the Dutch Borrower, the “Borrowers”), each other subsidiary of Holdings identified on the signature pages hereto (each, a “Subsidiary Party” and the Subsidiary Parties, Holdings and the Borrower, the “Reaffirming Parties”) and JPMORGAN CHASE BANK, N.A. (“JPMCB”), as Administrative Agent and Collateral Agent under the Third Amended and Restated Credit Agreement referred to below.

WHEREAS Holdings, the Borrowers, the Required Amendment Lenders (as defined therein) and JPMCB, as Administrative Agent, have entered into an Amendment Agreement dated as of January 25, 2010 (the “Amendment Agreement”), which (i) amends and restates the Second Amended and Restated Credit Agreement dated as of November 3, 2006 (the “Existing Credit Agreement” and, as amended and restated after giving effect to the Amendment Agreement, the “Amended Credit Agreement”), among Holdings, the Borrowers, the lenders party thereto from time to time and the agents party thereto and (ii) amends and restates the Second Amended and Restated Collateral Agreement dated as of November 3, 2006 (the “Existing Collateral Agreement” and, as amended and restated after giving effect to the Amendment Agreement, the “Amended Collateral Agreement”), among Holdings, the U.S. Borrower, the Subsidiary Parties party thereto and JPMCB, as Administrative Agent;

WHEREAS each of the Reaffirming Parties is party to one or more of the Security Documents (such term and each other capitalized term used but not defined herein having the meaning assigned to such terms in the Amended Credit Agreement);

WHEREAS each Reaffirming Party expects to realize, or has realized, substantial direct and indirect benefits as a result of the Amendment Agreement becoming effective and the consummation of the transactions contemplated thereby; and

WHEREAS the execution and delivery of this Agreement is a condition precedent to the consummation of the transactions contemplated by the Amendment Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1

ARTICLE I.

Reaffirmation/Amendment

SECTION 1.01. Reaffirmation. (a) Each of the Reaffirming Parties (i) hereby consents to the Amendment Agreement and the transactions contemplated thereby, (ii) hereby confirms its guarantees, pledges, grants of security interests and other agreements, as applicable, under each of the Security Documents to which it is party and (iii) agrees that notwithstanding the effectiveness of the Amendment Agreement and the consummation of the transactions contemplated thereby, such guarantees, pledges, grants of security interests and other agreements shall continue to be in full force and effect and shall accrue to the benefit of the Lenders under the Amended Credit Agreement. Each of the Reaffirming Parties further agrees to take any action that may be required or that is reasonably requested by the Administrative Agent to ensure compliance by Holdings and the Borrowers with Section 5.10 of the Amended Credit Agreement and hereby reaffirms its obligations under each similar provision of each Security Document to which it is party.

(b) Each of the Reaffirming Parties party to each of the Security Documents securing the Obligations of the Borrowers hereby confirms and agrees that (i) the outstanding Term Loans (it being understood that the Dutch Tranche Loan Obligations are not secured by any Collateral (as defined in the Collateral Agreement) of Holdings, the U.S. Borrower or any Domestic Subsidiary Loan Party) and Tranche C-3 Credit-Linked Deposits have constituted and continue to constitute Loan Document Obligations (as defined in the Collateral Agreement) and (ii) the Canadian Tranche Revolving Facility Loans, European Tranche Revolving Facility Loans, Swingline Loans and U.S. Tranche Revolving Facility Loans have constituted and continue to constitute Loan Document Obligations (as defined in the Collateral Agreement).

SECTION 1.02. Amendment. On and after the effectiveness of the Amendment Agreement, (i) each reference in each Security Document to the “Credit Agreement”, “thereunder”, “thereof” or words of like import shall mean and be a reference to the Amended Credit Agreement, as such agreement may be amended, modified or supplemented and in effect from time to time, (ii) the definition of any term defined in any Security Document by reference to the terms defined in the “Credit Agreement” shall be amended to be defined by reference to the defined term in the Amended Credit Agreement, as the same may be amended, modified or supplemented and in effect from time to time, (iii) each reference in each Security Document to the “Collateral Agreement”, “thereunder”, “thereof” or words of like import shall mean and be a reference to the Amended Collateral Agreement, as such agreement may be amended, modified or supplemented and in effect from time to time and (iv) the definition of any term defined in any Security Document by reference to the terms defined in the “Collateral Agreement” shall be amended to be defined by reference to the defined term in the Amended Collateral Agreement, as the same may be amended, modified or supplemented and in effect from time to time.

2

SECTION 1.03. Amendment to German Limitation Language. On and after the effectiveness of the Amendment Agreement, Section 6. (d) of the Foreign Guarantee Agreement shall be deleted and the following wording shall be included as Section 6. (d):

“(d)(i) Notwithstanding any other provision in this Agreement, with a view to give due regard to the obligations of the managing directors of each Guarantor incorporated in Germany (a “German Guarantor”) as a company with limited liability (Gesellschaft mit beschränkter Haftung) or as a partnership with limited liability where a company with limited liability is its general partner (the “GmbH Partner”) (GmbH & Co. KG) (each such German Guarantor or, in case of a GmbH & Co. KG, such German Guarantor’s GmbH Partner being a “Relevant GmbH”) and the managing directors of the shareholders of such Relevant GmbH to duly consider the own interests of the Relevant GmbH and the Relevant GmbH’s creditors as well as to preserve the stated share capital of the Relevant GmbH, the Secured Parties and the Administrative Agent agree not to enforce this Guaranty against a German Guarantor to the extent this Guaranty guarantees liabilities of an affiliated company (verbundenes Unternehmen) within the meaning of Section 15 of the German Stock Corporation Act (Aktiengesetz) of such German Guarantor (other than the German Guarantor’s subsidiaries and, in case of a GmbH & Co. KG, other than the GmbH Partner’s subsidiaries) (save for any guarantee granted in respect of borrowings to the extent they are on-lent, or otherwise passed on, to such German Guarantor and/or such German Guarantor’s subsidiaries and/or, in case of a GmbH & Co. KG, its GmbH Partner’s subsidiaries) and to the extent that (i) the enforcement would cause the amount of the Relevant GmbH’s net assets (i.e. assets minus liabilities and liability reserves (Reinvermögen)) to fall below the amount of its stated share capital (Stammkapital) which is protected by Sections 30 and 31 of the German Act on Limited Liability Companies (“GmbHG”), or (ii) following a negative prognosis on the continuation of the Relevant GmbH’s business (negative Fortführungsprognose), taking the enforcement under this Agreement into account, the enforcement under this Agreement would have the effect that the Relevant GmbH’s creditors shown in the balance sheet based on the liquidation values of the Relevant GmbH’s net assets (Liquidationsbilanz) would not be fully satisfied from the net assets shown in such balance sheet, or (iii) in case that the Relevant GmbH’s amount of net assets is already below the amount of its registered share capital, that the enforcement would cause such amount to be further reduced. For the purposes of the calculation of the amount not to be enforced (if any) the following balance sheet items shall be adjusted as follows:

(A)	the amount of any increase of the stated share capital (Stammkapital) of such Relevant GmbH after the date hereof that has been effected without the prior written consent of the Administrative Agent shall be deducted from the stated share capital (Stammkapital);

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(B)	any loans provided to such Relevant GmbH by the Fund or any Fund Affiliate or any of their respective shareholders shall be disregarded to the extent that such loans are outstanding at the moment insolvency proceedings are opened and are subordinated in an insolvency of such Relevant GmbH pursuant to Section 39 I No. 5 or Section 39 II of the German Insolvency Code (Insolvenzordnung) (it being understood that the net assets will be recalculated at the moment insolvency proceedings are opened);

(C)	any loans and other contractual liabilities incurred by such German Guarantor or, in case of a GmbH & Co. KG, its GmbH Partner in violation of the provisions of the Credit Agreement shall be disregarded; and

(D)	any asset that is shown in the balance sheet with a book value (Buchwert) that is significantly lower than the market value of such asset, which is not essentially necessary (betriebsnotwendig) for such German Guarantor’s business (or, in case of a GmbH & Co. KG, its GmbH Partner’s business) and that can be realized (to the extent legally possible) shall be taken into account with its market value.

(ii) The limitations set out in paragraph (d)(i) shall only apply if and to the extent that (i) within ten (10) Business Days following the notification by the Lenders, acting through the Administrative Agent, of their intention to enforce this Agreement against a German Guarantor (the “Enforcement Notice”), the managing director(s) on behalf of such German Guarantor have confirmed in writing to the Administrative Agent (x) to what extent the Guaranty granted hereunder by such German Guarantor guarantees liabilities of an affiliated company (verbundenes Unternehmen) within the meaning of Section 15 of the German Stock Corporation Act (Aktiengesetz) of the German Guarantor (other than the German Guarantor’s subsidiaries and, in case of a GmbH & Co. KG, other than the GmbH Partner’s subsidiaries) and (y) which amount cannot be enforced as it would cause the amount of the net assets of the Relevant GmbH to fall below the amount of its stated share capital in violation of Sections 30 and 31 GmbHG (taking into account the adjustments set out in Section 6(d)(i) above) and such confirmation is supported by evidence reasonably satisfactory to the Administrative Agent (the “Management Determination”); or (ii) if after receipt by the Administrative Agent of the Management Determination and the Administrative Agent’s objection to the Management Determination, such German Guarantor provides within 30 days from the date the Administrative Agent has contested the Management Determination a determination by auditors of international standard and reputation (the “Auditor’s Determination”) appointed by such German Guarantor of the amount that would have been necessary on the date the Enforcement Notice was given to maintain the Relevant GmbH’s stated share capital without violation of Sections 30 and 31 GmbHG (taking into account the adjustments set out in Section 6(d)(i) above).

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(iii) If the Administrative Agent disagrees with the Auditor’s Determination, the Secured Parties, acting through the Administrative Agent, shall be entitled to enforce the relevant Guaranty up to the amount that is undisputed between themselves and such German Guarantor in accordance with the provisions of Section 6(d)(i) above. In relation to the amount that is disputed, the Secured Parties, acting through the Administrative Agent, shall be entitled to further pursue their claims (if any) (other than by way of enforcement of the relevant Guaranty) and such German Guarantor shall be entitled to prove that this amount is necessary for maintaining the Relevant GmbH’s stated share capital without violation of Sections 30 and 31 GmbHG (calculated as of the date that the Enforcement Notice was given (taking into account the adjustments set out in Section 6(d)(i) above)), for the avoidance of doubt.

(iv) If this Agreement was enforced without limitation because the Management Determination and/or the Auditor’s Determination (as the case may be) was not delivered within the relevant time frame, the Secured Parties, acting through the Administrative Agent, shall without undue delay repay to such German Guarantor any amount that is necessary pursuant to Sections 30 and 31 GmbHG to maintain the stated share capital of the Relevant GmbH, calculated as of the date that the Enforcement Notice was given (taking into account the adjustments set out in Section 6(d)(i) above).

(v) The foregoing provisions applying to a guaranty granted by a German Guarantor shall apply accordingly to any obligation of the German Borrower under any Loan Document established solely by virtue of the assumption of joint and several liability (gesamtschuldnerische Haftung) or to payment obligations of the German Borrower that are not its own payment obligations under the European Tranche Revolving Facility Loans and/or European Tranche Letters of Credit.”

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ARTICLE II.

Representations and Warranties

Each Reaffirming Party hereby represents and warrants, which representations and warranties shall survive execution and delivery of this Agreement, as follows:

SECTION 2.01. Organization. Such Reaffirming Party is duly organized and validly existing in good standing under the laws of the jurisdiction of its formation (or, if applicable in a foreign jurisdiction, enjoys the equivalent status under the laws of any jurisdiction outside the United States).

SECTION 2.02. Authority; Enforceability. Such Reaffirming Party has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement. Such Reaffirming Party has duly executed and delivered this Agreement, and this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.

SECTION 2.03. Security Documents. The representations and warranties of such Reaffirming Party contained in each Security Document are true and correct in all material respects on and as of the date hereof with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall have been true and correct as of such earlier date).

ARTICLE III.

Miscellaneous

SECTION 3.01. Notices. All notices and other communications hereunder shall be made at the addresses, in the manner and with the effect provided in Section 9.01 of the Amended Credit Agreement, provided that, for this purpose, the address of each Reaffirming Party shall be the one specified for the U.S. Borrower under the Amended Credit Agreement.

SECTION 3.02. Expenses. The parties hereto acknowledge and agree that JPMCB and the Lenders shall be entitled to reimbursement of expenses as provided in Section 9.05 of the Amended Credit Agreement.

SECTION 3.03. Security Document. This Agreement is a Security Document executed pursuant to the Amended Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

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SECTION 3.04. Section Captions. Section captions used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

SECTION 3.05. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

SECTION 3.06. Amendment. This Agreement may be waived, modified or amended only by a written agreement executed by each of the parties hereto.

SECTION 3.07. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original but all of which shall together constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 3.08. Applicable Law; Waiver of Jury Trial. (A) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

(B) EACH PARTY HERETO HEREBY AGREES AS SET FORTH IN SECTION 9.12 OF THE AMENDED CREDIT AGREEMENT AS IF SUCH SECTION WERE SET FORTH IN FULL HEREIN.

SECTION 3.09. No Novation. Neither this Agreement nor the execution, delivery or effectiveness of the Amendment Agreement shall extinguish the obligations for the payment of money outstanding under the Existing Credit Agreement, the Existing Collateral Agreement or discharge or release the Lien or priority of any Security Document or any other security therefor. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Existing Credit Agreement, the Existing Collateral Agreement or instruments securing the same, which shall remain in full force and effect, except to any extent modified hereby or by instruments executed concurrently herewith. Nothing implied in this Agreement, the Amendment Agreement or in any other document contemplated hereby or thereby shall be construed as a release or other discharge of Holdings, any Borrower or any Subsidiary Party under any Security Document from any of its obligations and liabilities as “Holdings”, a “Borrower”, the “U.S. Borrower”, the “Canadian Borrower”, the “Dutch Borrower”, the “U.K. Borrowers”, a “Subsidiary Loan Party”, a “Pledgor”, a “Guarantor” or a “Grantor” under the Existing Credit Agreement, the Existing Collateral Agreement or the other Security Documents. Each of the Existing Credit Agreement, the Existing Collateral Agreement and the other Security Documents shall remain in full force and effect, until (as applicable) and except to any extent modified hereby or by the Amendment Agreement or in connection herewith and therewith.

SECTION 3.10. Limitation. With respect to any Foreign Security Documents and any Foreign Pledge Agreements, notwithstanding anything herein to the contrary, the terms and provisions of this agreement shall apply only to the extent permitted under the governing law of the applicable Foreign Security Document or Foreign Pledge Agreement. If any provision of

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this Agreement limits, qualifies or conflicts with a provision of any Foreign Security Document or Foreign Pledge Agreement set forth on Schedule I hereto, the applicable provision of such Foreign Security Document or Foreign Pledge Agreement shall govern.

* * * * *

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Schedule I

None.

S-1

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

HEXION LLC,

by

/s/ Authorized Signatory
Name:
Title:

HEXION SPECIALTY CHEMICALS, INC.,

by

/s/ Authorized Signatory
Name:
Title:

HEXION SPECIALTY CHEMICALS CANADA, INC.,

by

/s/ Authorized Signatory
Name:
Title:

HEXION SPECIALTY CHEMICALS B.V.,

by

/s/ Authorized Signatory
Name:
Title:

BORDEN CHEMICAL UK LIMITED,

by

/s/ Authorized Signatory
Name:
Title:

HEXION SPECIALTY CHEMICALS UK LIMITED (f/k/a Borden Chemical GB Limited),

by

/s/ Authorized Signatory
Name:
Title:

BORDEN CHEMICAL FOUNDRY, LLC,

by

/s/ Authorized Signatory
Name:
Title:

BORDEN CHEMICAL INVESTMENTS, INC.,

by

/s/ Authorized Signatory
Name:
Title:

HEXION U.S. FINANCE CORP.,

by

/s/ Authorized Signatory
Name:
Title:

HSC CAPITAL CORPORATION,

by

/s/ Authorized Signatory
Name:
Title:

LAWTER INTERNATIONAL INC.,

by

/s/ Authorized Signatory
Name:
Title:

BORDEN CHEMICAL INTERNATIONAL, INC.,

by

/s/ Authorized Signatory
Name:
Title:

OILFIELD TECHNOLOGY GROUP, INC.,

by

/s/ Authorized Signatory
Name:
Title:

HEXION CI HOLDING COMPANY (CHINA) LLC,

by

/s/ Authorized Signatory
Name:
Title:

BORDEN INTERNATIONAL HOLDINGS LIMITED,

by

/s/ Authorized Signatory
Name:
Title:

BORDEN CHEMICAL FINANCE LIMITED,

by

/s/ Authorized Signatory
Name:
Title:

HEXION NOVA SCOTIA FINANCE, ULC, f/k/a Borden Nova Scotia Finance, ULC,

by

/s/ Authorized Signatory
Name:
Title:

HEXION SPECIALTY CHEMICALS WESSELING GMBH, f/k/a Resolution Deutschland GmbH,

by

/s/ Authorized Signatory
Name:
Title:

RESOLUTION RESEARCH NEDERLAND B.V.,

by

/s/ Authorized Signatory
Name:
Title:

HEXION SPECIALTY CHEMICALS STANLOW LIMITED, f/k/a Resolution (UK) Performance Products Limited,

by

/s/ Authorized Signatory
Name:
Title:

COMBINED COMPOSITE TECHNOLOGIES LIMITED,

by

/s/ Authorized Signatory
Name:
Title:

RSM EUROPE B.V.,

by

/s/ Authorized Signatory
Name:
Title:

RESOLUTION SPECIALTY MATERIALS ROTTERDAM B.V.,

by

/s/ Authorized Signatory
Name:
Title:

NATIONAL BORDEN CHEMICAL GERMANY GMBH,

by

/s/ Authorized Signatory Signatory
Name:
Title:

HEXION SPECIALTY CHEMICALS CLAYTON LTD.,

by

/s/ Authorized Signatory
Name:
Title:

HEXION SPECIALTY CHEMICALS LEUNA GMBH,

by

/s/ Authorized Signatory
Name:
Title:

HEXION SPECIALTY CHEMICALS ROTTERDAM INK B.V.,

by

/s/ Authorized Signatory
Name:
Title:

HEXION SPECIALTY CHEMICALS MAASTRICHT B.V.,

by

/s/ Authorized Signatory
Name:
Title:

HEXION FENGKAI HOLDINGS LIMITED,

by

/s/ Authorized Signatory
Name:
Title:

HEXION FUNING HOLDINGS LIMITED,

by

/s/ Authorized Signatory
Name:
Title:

HEXION IAR HOLDINGS (HK) LIMITED,

by

/s/ Authorized Signatory
Name:
Title:

HEXION NANPING HOLDINGS LIMITED,

by

/s/ Authorized Signatory
Name:
Title:

HEXION SPECIALTY CHEMICALS FINANCE B.V.

by

/s/ Authorized Signatory
Name:
Title:

HEXION SPECIALTY CHEMICALS FOREST PRODUCTS GMBH

by

/s/ Authorized Signatory
Name:
Title:

HEXION SPECIALTY CHEMICALS HOLDING B.V.

by

/s/ Authorized Signatory
Name:
Title:

HEXION SPECIALTY CHEMICALS HOLDING GERMANY GMBH

by

/s/ Authorized Signatory
Name:
Title:

NEW NIMBUS GMBH & CO. KG

by

/s/ Authorized Signatory
Name:
Title:

HEXION SPECIALTY CHEMICALS BARBASTRO S.A.

by

/s/ Authorized Signatory
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent and Collateral Agent,

By

/s/ Authorized Signatory
Name:
Title: